    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 2002
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-11

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                         BERKSHIRE INCOME REALTY, INC.

      (Exact Name of Registrant as Specified in its Governing Instruments)

                               ONE BEACON STREET,
                                   SUITE 1500
                          BOSTON, MASSACHUSETTS 02108
                                 (617) 523-7722
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                            SCOTT D. SPELFOGEL, ESQ.
                                GENERAL COUNSEL
                         BERKSHIRE INCOME REALTY, INC.
                               ONE BEACON STREET,
                                   SUITE 1500
                          BOSTON, MASSACHUSETTS 02108
                                 (617) 523-7722
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                WITH COPIES TO:

                              JAMES M. DUBIN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
          TITLE OF SECURITIES               AMOUNT BEING        OFFERING PRICE          AGGREGATE            AMOUNT OF
           BEING REGISTERED                  REGISTERED            PER UNIT          OFFERING PRICE      REGISTRATION FEE
   % Series A Preferred Stock..........       4,325,000             $25.00            $108,125,000           $9,947.50

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE AS PROVIDED IN SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 PRELIMINARY PROSPECTUS, DATED AUGUST 22, 2002.

                            ------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. BERKSHIRE INCOME REALTY, INC. MAY NOT COMPLETE THE EXCHANGE OFFER OR SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND BERKSHIRE INCOME REALTY, INC. IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE EXCHANGE OFFER OR SALE IS NOT PERMITTED.

                          OFFER TO EXCHANGE SHARES OF
           % SERIES A PREFERRED STOCK OF BERKSHIRE INCOME REALTY, INC.

                                FOR INTERESTS IN

                         KRUPP GOVERNMENT INCOME TRUST
                        KRUPP GOVERNMENT INCOME TRUST II
                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP
                     KRUPP INSURED PLUS LIMITED PARTNERSHIP
                   KRUPP INSURED PLUS II LIMITED PARTNERSHIP
                   KRUPP INSURED PLUS III LIMITED PARTNERSHIP

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON             , 2002, UNLESS EXTENDED. INTERESTS TENDERED IN THIS OFFER
MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION OF THE OFFER.

                            ------------------------

                   OFFER TO SELL   % SERIES A PREFERRED STOCK
                        OF BERKSHIRE INCOME REALTY, INC.
                              FOR $25.00 PER SHARE

                            ------------------------

    We are a newly formed company that has no operating history to date, but we are affiliated with The Berkshire Group, a group of affiliated diversified real estate companies that has extensive experience in acquiring, operating and managing real estate assets. By initiating this offer, we are seeking to create a real estate company whose primary goal will be to acquire, own and operate multi-family residential properties. Our initial assets will consist primarily of interests in five of these types of properties, which we will acquire at the time of the completion of our offer, together with the interests in the mortgage funds tendered to us in the offer. Berkshire Property Advisors, L.L.C., an affiliate of The Berkshire Group, will be responsible for managing our day-to-day activities.

    We are offering to exchange our shares of   % Series A preferred stock,
having a liquidation preference of $25.00 per share (which we refer to as the Preferred Shares), for the following interests (which we refer to as the Interests) that are validly tendered to us and not withdrawn, subject, in each case, to the proration procedures described in this prospectus and the related letter of transmittal:

    - up to 3,913,815 shares of beneficial interest of Krupp Government Income Trust, a Massachusetts trust (which we refer to as GIT),

    - up to 4,776,584 shares of beneficial interest of Krupp Government Income Trust II, a Massachusetts trust (which we refer to as GIT II),

    - up to 3,888,766 units of depositary receipts representing units of limited partner interests of Krupp Insured Mortgage Limited Partnership, a Massachusetts limited partnership (which we refer to as KIM),

    - up to 1,950,025 units of depositary receipts representing units of limited partner interests of Krupp Insured Plus Limited Partnership, a Massachusetts limited partnership (which we refer to as KIP),

    - up to 3,810,433 units of depositary receipts representing units of limited partner interests of Krupp Insured Plus II Limited Partnership, a Massachusetts limited partnership (which we refer to as KIP II), and

    - up to 3,320,267 units of depositary receipts representing units of limited partner interests of Krupp Insured Plus III Limited Partnership, a Massachusetts limited partnership (which we refer to as KIP III).

    For each Interest in the mortgage fund identified below that is validly tendered and not withdrawn in the offer, we will exchange the corresponding number of Preferred Shares shown in the table below:

MORTGAGE FUND                                        PREFERRED SHARE
-------------                                        ---------------
GIT................................................      share
GIT II.............................................      share
KIM................................................      share
KIP................................................      share
KIP II.............................................      share
KIP III............................................      share

    Assuming holders of Interests representing the aggregate number of Interests of GIT, GIT II, KIM, KIP, KIP II and KIP III (which we refer to as the mortgage funds) that we are seeking to exchange for Preferred Shares have validly tendered and not withdrawn their Interests in the offer, we will issue an aggregate of 3,325,000 Preferred Shares to such holders.

    There is no requirement that holders of Interests participate in the offer. If a holder elects to participate, the holder may elect to tender some or all of the holder's Interests in exchange for Preferred Shares. Any holder electing not to participate in the offer will continue to own Interests in the holder's mortgage fund.

    Concurrently with the offer, we are offering to sell Preferred Shares at a cash price of $25.00 per share. The aggregate number of Preferred Shares to be issued for cash will be equal to 4,325,000 minus the aggregate number of Preferred Shares we will issue in exchange for Interests. As described in this prospectus, it is possible that all 4,325,000 Preferred Shares will be issued in exchange for Interests, in which case there will be no Preferred Shares available to be sold for cash. This cash offer is contingent on the completion of our offer to exchange Preferred Shares for Interests and the availability of Preferred Shares after our acceptance of Interests in exchange for Preferred Shares. Although it is our expectation to sell Preferred Shares only to holders of Interests, if we do not believe there will be a sufficient number of interested holders of Interests to enable us to issue all 4,325,000 Preferred Shares to holders of Interests, either in exchange for Interests or for cash, we may decide to sell Preferred Shares to persons who are not holders of Interests.

    The Preferred Shares will entitle holders to receive cumulative preferential
cash distributions at an annual rate of   % of the liquidation preference of
$25.00 per Preferred Share. Cash distributions will accrue from the date of original issuance of the Preferred Shares and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2003. Cash distributions on the Preferred Shares will accumulate without interest. At any time after February 15, 2010, we will have the right to redeem the Preferred Shares for $25.00 per share plus accumulated and unpaid distributions. We will also have the right to redeem the Preferred Shares if certain tax events or Investment Company Act events occur, as described in this prospectus.

    We intend to conduct our business to qualify as a REIT under the Internal Revenue Code of 1986. To ensure that we maintain our qualification as a REIT, ownership of the Preferred Shares by any person will be generally limited to 4.9% of the outstanding Preferred Shares. Additional limitations on ownership and transfer will apply to the Preferred Shares as well. See "Description of the Preferred Shares--Restrictions on Ownership and Transfer of Preferred Shares."

    Our obligation to exchange Preferred Shares for Interests in the offer, and to sell Preferred Shares for cash, requires that several conditions be met first, including the condition that Interests resulting in at least 1,000,000 Preferred Shares to be issued in exchange for Interests be validly tendered and not withdrawn in the offer. See "The Offer to Exchange Preferred Shares for Interests--Conditions to the Offer." Assuming the aggregate number of Interests we wish to exchange for Preferred Shares is tendered in the offer and 1,000,000 Preferred Shares are issued for cash, expenses of the offer are expected to be
approximately $      .

    SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF SOME FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE OFFER.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     The dealer manager for this offer is:
                  GEORGESON SHAREHOLDER SECURITIES CORPORATION
                    The date of this prospectus is   , 2002.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Additional Information......................................        ii
Questions and Answers About the Proposed Transaction........       iii
Prospectus Summary..........................................         1
Risk Factors................................................        13
Cautionary Statement Regarding Forward-Looking Statements...        22
Use of Cash Proceeds........................................        23
Ratios of Earnings and "Adjusted" Earnings to Fixed Charges
  and Combined Fixed Charges and Preferred Share
  Dividends.................................................        24
Capitalization..............................................        25
Selected Financial Data.....................................        26
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of Berkshire Income Realty
  Predecessor Group.........................................        29
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of the Mortgage Funds...........        35
Business and Properties.....................................        60
Policies With Respect to Certain Activities.................        67
The Offer to Exchange Preferred Shares for Interests........        69
The Cash Offer..............................................        77
Formation Transactions......................................        77
Management..................................................        78
Security Ownership of Beneficial Owners and Management......        85
Information Relating to Our Common Stock....................        86
Certain Relationships and Related Transactions..............        86
Compensation Payable to Our Affiliates......................        88
Conflicts of Interest.......................................        88
Comparison of the Rights of Holders of Preferred Shares and
  the Rights of Holders of Interests........................        90
Information With Respect to the Mortgage Funds..............       104
Description of the Preferred Shares.........................       115
Important Provisions of Maryland Law........................       122
Federal Income Tax Considerations...........................       124
Plan of Distribution........................................       140
Experts.....................................................       141
Legal Matters...............................................       141
Where You Can Find More Information About Us and the
  Mortgage Funds............................................       141
Index to Financial Statements and Financial Statement
  Schedules and Supplementary Data..........................       F-1
Index to Unaudited Pro Forma Condensed Consolidated
  Financial Information.....................................       P-1
Appendix A--Fairness Opinion

                             ADDITIONAL INFORMATION

    This prospectus incorporates important business and financial information about us and the mortgage funds from documents filed with the Securities and Exchange Commission that have not been included in or delivered with this prospectus. This information is available at the Internet Web Site that the SEC maintains, http://www.sec.gov, or it may be examined at the offices of the SEC without charge, at the Public Reference Facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. See also "Where You Can Find More Information About Us and the Mortgage Funds."

    You may also request copies of these documents from us, without charge, upon written or oral request to us at One Beacon Street, Suite 1500, Boston, Massachusetts, Attention: Investor Communications, or you can call us or Georgeson Shareholder Communications, Inc., our information agent, toll-free at 1-866-33-KRUPP (1-866-335-7877). To receive timely delivery of the documents,
you must make your requests no later than       , 2002 (five business days
before the initially scheduled expiration date of the offer).

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTION

QUESTIONS RELATING TO THE OFFER TO EXCHANGE PREFERRED SHARES FOR INTERESTS

WHAT IS THE PRIMARY PURPOSE OF THIS OFFER?

    The primary purpose of this offer is to provide holders of interests in the mortgage funds with an opportunity to exchange some or all of their current interests for a preferred security of a newly organized REIT. The new preferred security will provide the holders with an opportunity to receive a higher yield than the yield the holders are expected to receive over the remaining life of their mortgage funds. Also, the new security will be more liquid than the interests in the mortgage funds because it is expected to be listed on the American Stock Exchange. However, there are different and potentially greater risks in an investment in the new security than an investment in the mortgage funds.

    We intend to use distributions from the exchanged mortgage fund interests, and bank borrowings secured by those interests, together with income from our other assets and net cash proceeds from our cash offer, to, among other things, acquire additional multi-family residential properties.

WHAT IS BEING PROPOSED?

    We are offering to exchange shares of our   % Series A preferred stock,
which will be listed on the American Stock Exchange (subject to official notice of issuance) and will have a liquidation preference of $25.00 per share (which we refer to as our Preferred Shares), for interests in the following six mortgage funds:

    - Krupp Government Income Trust (which we refer to as GIT),

    - Krupp Government Income Trust II (which we refer to as GIT II),

    - Krupp Insured Mortgage Limited Partnership (which we refer to as KIM),

    - Krupp Insured Plus Limited Partnership (which we refer to as KIP),

    - Krupp Insured Plus II Limited Partnership (which we refer to as KIP II), and

    - Krupp Insured Plus III Limited Partnership (which we refer to as KIP III).

    We refer to interests in these mortgage funds as the Interests.

    The Preferred Shares will entitle you to receive preferential quarterly cash
distributions at an annual rate of   % of the liquidation preference of $25.00
per share (or $      per share annualized), which is a higher rate than the rate you are currently receiving on your Interests. All quarterly distributions that are then due must be paid before we may make any distributions on our common stock, and before we may pay fees to our advisor.

    There is no requirement that you participate in the offer. If you elect to participate, you may tender some or all of your Interests in exchange for Preferred Shares. If you elect not to participate, you will continue to own Interests in your mortgage fund.

IS THIS A ROLL-UP?

    No, this is an exchange offer to create a new real estate company. You may elect to participate or stay with your current investment. A roll-up generally would require all investors in a mortgage fund to participate if more than 50% elected to do so. If you do not elect to exchange your Interests for Preferred Shares, you will continue to own your Interests in your mortgage fund.

WHO IS MAKING THE OFFER?

    We are Berkshire Income Realty, Inc., a newly formed company that is controlled by Douglas Krupp, Chairman and Chief Executive Officer of The Berkshire Group, and George Krupp, Vice Chairman of The Berkshire Group. The Berkshire Group is an integrated real estate and financial services firm engaged in real estate acquisitions, property management, investment sponsorship and mortgage banking.

WHY IS THIS OFFER BEING MADE?

    Holders of Interests have asked representatives of the mortgage funds for a reinvestment vehicle with an equivalent or higher yield than that currently being paid on the Interests. Because your mortgage fund has experienced significant payoffs of its mortgages, and is not allowed to reinvest the principal received, the mortgage fund must distribute the principal to the holders of Interests. By making this offer, we are providing you with an opportunity to redeploy these amounts into an investment that is expected to provide you with a higher yield than the yield you are currently receiving on your Interests.

WHAT ARE THE SIGNIFICANT DIFFERENCES BETWEEN MY INTERESTS AND THE PREFERRED SHARES I WILL RECEIVE FROM YOU IF I TENDER?

    The Preferred Shares are expected to provide a higher yield than the yield you are expected to receive on your Interests over the remaining life of your mortgage fund. Also, the Preferred Shares will be listed on the American Stock Exchange, which will provide you with greater liquidity. The Interests in the mortgage funds only have limited liquidity because there is no established trading market for the Interests. However, an investment in the Preferred Shares may involve different and potentially greater risks because we will be investing primarily in multi-family real estate instead of government insured or guaranteed mortgage loans (which the mortgage funds primarily invest in).

HOW MANY PREFERRED SHARES WILL I RECEIVE FOR EACH INTEREST THAT I TENDER?

    We are offering to exchange the number of Preferred Shares listed below for each Interest validly tendered and not withdrawn in the offer. The relationship between the number of Preferred Shares that you will receive in exchange for each Interest that you validly tender is referred to as the exchange ratio.

MORTGAGE FUND                                             PREFERRED SHARE
-------------                                             ---------------
GIT.....................................................          share
GIT II..................................................          share
KIM.....................................................          share
KIP.....................................................          share
KIP II..................................................          share
KIP III.................................................          share

HOW WAS THE EXCHANGE RATIO DETERMINED?

    We valued the Interests in each mortgage fund based on their projected cash flows, and then divided that value by $25.00 (the liquidation preference of each Preferred Share). The exchange ratio is intended to provide each tendering holder with Preferred Shares having an aggregate liquidation value that is generally equal to the aggregate value of the Interests being tendered by the holder.

HAS ANYONE DETERMINED THAT WHAT I WILL RECEIVE IN EXCHANGE FOR MY INTERESTS IS FAIR?

    Yes. The investment banking firm, Sutter Securities Incorporated, has delivered its opinion to us that, as of the date of the opinion, the consideration to be received by the holder of an Interest is fair, from a financial point of view, to the holder. This opinion may be found in Appendix A to this prospectus. Sutter Securities makes no recommendation as to whether or not investors should tender their Interests in the offer.

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

    No, you will not have to pay any fees or commissions to tender your Interests in the offer. We will use the cash contributed to us by our common stockholder to pay the costs related to the exchange of the Interests and the issuance of the Preferred Shares.

WILL I SHARE IN ANY APPRECIATION IN THE VALUE OF THE REAL ESTATE INTERESTS HELD OR TO BE ACQUIRED BY YOU?

    No. You will receive Preferred Shares that will entitle you to receive cash
distributions at an annual rate of   %, payable quarterly that will be
preferential in relation to our common stock. Any appreciation in the real estate properties will be for the benefit of the holders of our common stock and common limited partner interests in our operating partnership, all of which will initially be owned by KRF Company, L.L.C., an affiliate of The Berkshire Group. However, this benefit will be available only to the extent the holders of the Preferred Shares first receive all amounts then due on the Preferred Shares. Payment of distributions on the Preferred Shares will also have priority over certain management fees payable to our advisor. Because of the preference feature of the

Preferred Shares, if the real estate properties owned by us lost value, in most cases this loss would be borne by the holders of our common stock and common limited partner interests in our operating partnership before being borne by the holders of the Preferred Shares. This structure is intended to provide you with greater protection in preserving your capital investment and a greater likelihood that you will receive a dependable return.

CAN THE PREFERRED SHARES BE CALLED?

    Yes, but they generally cannot be called before February 15, 2010. After that date, they can be called for a redemption price equal to $25.00 per share plus accumulated and unpaid distributions.

ARE THE PREFERRED SHARES REQUIRED TO BE REDEEMED?

    No. But remember, because the shares will be listed on the American Stock Exchange, you can sell your shares at any time for the then market value of the shares.

WHAT WILL HAPPEN TO MY INTERESTS IF I DO NOT EXCHANGE THEM IN THE OFFER?

    Nothing. You will continue to own the Interests in your mortgage fund. Our offer is not expected to affect the operation of the mortgage funds in any way, including their continued payment of distributions.

IS THIS A GOING PRIVATE TRANSACTION INVOLVING THE MORTGAGE FUNDS?

    No. Because we are not seeking to exchange Preferred Shares for all of the outstanding Interests of the mortgage funds, after completion of the offer each mortgage fund will continue to be required to comply with SEC rules relating to publicly held companies, including being required to file periodic reports and make other filings with the SEC.

WHAT DO THE GENERAL PARTNERS AND THE BOARD OF TRUSTEES OF THE MORTGAGE FUNDS THINK OF THE OFFER?

    Information about the recommendation of the mortgage funds' general partner or board of trustees is described in the Schedule 14D-9 of each of the mortgage funds, which they are required to file with the SEC and to mail to you shortly.

QUESTIONS RELATING TO OUR BUSINESS AND ITS MANAGEMENT

WHAT IS OUR BUSINESS PLAN?

    We intend to acquire, own and operate multi-family residential properties. We will own all of our operating assets through Berkshire Income Realty-OP, L.P., which we refer to as our operating partnership. Upon completion of the offer, we will own interests in five multi-family residential properties as well as the Interests that have been tendered to us in the offer. We intend to acquire additional real estate properties meeting certain objectives described in this prospectus under "Policies With Respect to Certain Activities--Investment Policies."

TELL ME MORE ABOUT THE REAL ESTATE INTERESTS THAT YOU WILL OWN AT THE COMPLETION OF THE OFFER.

    KRF Company, L.L.C., an affiliate of The Berkshire Group and the owner of all of our common stock, will be contributing its interests in five residential properties to us upon completion of the offer in exchange for common limited partner interests in our operating partnership. These properties have been managed by an affiliate of The Berkshire Group for over 15 years.

WHO WILL MANAGE BERKSHIRE INCOME REALTY?

    Berkshire Property Advisors, L.L.C. (which we refer to as Berkshire Advisor), an affiliate of The Berkshire Group, will be responsible for managing our day-to-day activities, subject to the control and supervision of our board of directors. Berkshire Advisor will be authorized to make multi-family residential property investments on our behalf within investment guidelines approved by our board of directors. We will rely on another affiliate of The Berkshire Group, Berkshire Realty Holdings, L.P. and its affiliates, to provide on-site property management services.

ARE THERE ANY SIGNIFICANT RELATIONSHIPS BETWEEN YOU AND THE MORTGAGE FUNDS?

    Yes. The general partners of each of KIM, KIP, KIP II and KIP III are controlled by Douglas and George Krupp, who also control the advisor to GIT and GIT II. Douglas Krupp also is the chairman of the board as well as an officer of both GIT funds. In addition, Douglas and George Krupp control KRF Company, the company that owns all of our common stock and that will be contributing interests in the initial real estate properties in exchange for common limited partner interests in our operating partnership at the completion of the offer. George Krupp is also a member of our board of directors. Douglas and George Krupp also control our advisor and are affiliated with other entities that will be paid fees by us for managing our assets.

HOW WILL YOU DEAL WITH POTENTIAL CONFLICTS OF INTEREST?

    We will be governed by a board of directors, which will have a majority of directors unaffiliated with us or our affiliates (including any affiliates of Douglas and George Krupp). Our board of directors will have established an audit committee, consisting exclusively of independent directors, whose approval will be required with respect to any transactions involving our advisor or any of its affiliates, including affiliates of Douglas and George Krupp. However, we cannot tell you that this structure will be successful in eliminating the influence of any conflicts of interest.

QUESTIONS RELATING TO PROCEDURAL AND OTHER MATTERS RELATING TO THE OFFER TO EXCHANGE PREFERRED SHARES FOR INTERESTS

HOW DO I ACCEPT THE OFFER?

    All you need to do is complete, sign and return the enclosed letter of transmittal. You do not need to surrender a stock certificate representing your Interests.

CAN I PURCHASE THE PREFERRED SHARES FOR CASH?

    Yes. For details about purchasing Preferred Shares for cash, see "The Offer to Purchase Preferred Shares for Cash" below.

WILL I BE RECEIVING A STOCK CERTIFICATE?

    No. Similar to your current mortgage fund Interest, all Preferred Shares will be issued by book-entry only.

HOW CAN I SELL MY PREFERRED SHARES IF I NEED TO?

    The Preferred Shares will be listed on the American Stock Exchange and can
be sold under the symbol "      ." The price for the Preferred Shares will be
the price at which they trade on the American Stock Exchange, and they may trade at a discount from or premium to the $25.00 liquidation preference of the Preferred Shares.

IS THERE A MINIMUM NUMBER OF INTERESTS I AM REQUIRED TO TENDER IN THE OFFER?

    No, there is not a minimum number of Interests you are required to tender. However, we are not required to accept ANY Interests in the offer unless Interests resulting in at least 1,000,000 Preferred Shares to be issued in exchange for them are tendered to us.

DO I HAVE TO TENDER ALL THE INTERESTS THAT I OWN IN THE OFFER?

    No. You do not have to tender all of the Interests that you own in the offer.

WHAT HAPPENS IF THERE IS A CASH DISTRIBUTION ON MY INTERESTS BEFORE THE COMPLETION OF THE OFFER?

    If you decide to tender your Interests, you will be deemed also to direct us to apply any cash distributions on your Interests, in integral multiples of $25.00, to the purchase of additional Preferred Shares at a price of $25.00 per share. However, as described in this prospectus, it is possible that all of the Preferred Shares being offered by us will be issued in exchange for Interests, in which case there will be no additional Preferred Shares available to be sold for cash.

HOW LONG WILL IT TAKE TO COMPLETE THE OFFER?

    We hope to complete the offer by       , 2002, the initial scheduled
expiration date. However, we may decide to extend the offer if any condition of the offer has not been satisfied by then or if the aggregate number of Interests we are seeking to exchange for Preferred Shares has not been validly tendered by the initial scheduled expiration date.

WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER?

    The offer requires that a number of conditions be met before the offer is completed, including the condition that Interests resulting in at least 1,000,000 Preferred Shares to be issued in exchange for Interests have been validly tendered and not properly withdrawn. This condition and other conditions to the offer are discussed in this prospectus under "The Offer to Exchange Preferred Shares for Interests--Conditions to the Offer."

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER MY INTERESTS IN THE OFFER?

    You will have until 12:00 midnight, New York City time, on       , 2002 to
decide whether to tender your Interests in the offer, unless we decide to extend the expiration date as described below.

CAN THE EXPIRATION DATE OF THE OFFER BE EXTENDED, AND UNDER WHAT CIRCUMSTANCES?

    Yes. The expiration date of the offer may be extended at our option if, in our opinion, any of the conditions to the offer have not been satisfied or if the aggregate number of Interests we are seeking to exchange for Preferred Shares has not been validly tendered by the expiration date.

HOW WILL I BE NOTIFIED IF THE EXPIRATION DATE OF THE OFFER IS EXTENDED?

    If we extend the expiration date of the offer, we will issue a press release giving the new expiration date no later than 9:00 a.m., New York City time, on the day after the day on which the offer was previously scheduled to expire.

UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED INTERESTS?

    You may withdraw previously tendered Interests any time before the expiration of the offer, and, unless we have accepted the Interests tendered in the offer, you may also withdraw any tendered Interests at any time after
      , 2002 if the offer is still pending. After we have accepted your Interests tendered in the offer, your tender becomes irrevocable.

HOW DO I WITHDRAW PREVIOUSLY TENDERED INTERESTS?

    You must deliver a written notice of withdrawal with the required information to us while you still have the right to withdraw.

WILL YOU ACCEPT ALL OF THE INTERESTS THAT I TENDER?

    It depends. We are only seeking to exchange Preferred Shares for up to approximately 26% of the outstanding Interests in each of the mortgage funds. If the number of Interests in your mortgage fund that is tendered is equal to or less than the number of Interests in your mortgage fund that we are seeking to exchange for Preferred Shares, then all of the Interests tendered by you will be accepted. If the number of Interests in your mortgage fund that is tendered is greater than the number of Interests in your mortgage fund that we are seeking to exchange for Preferred Shares, our proration procedures may apply, which are described below.

HOW DO THE PRORATION PROCEDURES WORK?

    We are seeking to exchange Preferred Shares for up to approximately 26% of the outstanding Interests in each of the mortgage funds. We refer to this 26% ceiling as the tender ceiling. If the number of Interests of a mortgage fund that is tendered is greater than the tender ceiling applicable to that mortgage fund, our proration procedures may apply. We refer to a mortgage fund in which tenders of Interests have been made in excess of the tender ceiling as an overtendered mortgage fund.

    If the proration procedures apply, we will first accept Interests of each mortgage fund up to the tender ceiling applicable to that mortgage fund. We will then accept Interests generally in the proportion that the total value that the Interests in excess of the tender ceiling of each overtendered mortgage fund bears to the total value of the Interests in excess of the tender ceiling of all overtendered mortgage funds. However, at our option, we may elect to accept more than the tender ceiling applicable to one or more mortgage funds. As described in this prospectus, if Interests representing 50% or more of the outstanding Interests of GIT or GIT II are validly tendered and not withdrawn, it is likely that we will elect to accept more than the tender ceiling applicable to one (but not both) of those mortgage funds. In no event will we elect to accept Interests resulting in more than 4,325,000 Preferred Shares to be issued in exchange for Interests in one or more of the mortgage funds or issued in our offer to sell Preferred Shares for cash.

HOW MANY PREFERRED SHARES WILL BE OUTSTANDING AT THE COMPLETION OF THE OFFER?

    The amount of outstanding shares will be a function of the number of holders that have exchanged their Interests for Preferred Shares or have purchased Preferred Shares for cash. Unless we waive our minimum tender condition, the minimum number of outstanding Preferred Shares will be 1,000,000 shares. The maximum number of outstanding Preferred Shares will be 4,325,000 shares.

WHEN WILL DISTRIBUTIONS BE PAID ON THE PREFERRED SHARES?

    Distributions will be paid on February 15, May 15, August 15 and
November 15 of each year. The first distribution payment will be made on February 15, 2003, and will be prorated from the date of completion of the offer through the February 2003 distribution payment date.

WHAT IS THE TAX TREATMENT OF THE EXCHANGE OF INTERESTS FOR PREFERRED SHARES?

    The receipt by you of Preferred Shares in exchange for your Interests generally will be a taxable event for United States federal income tax purposes and may also be taxable under applicable state, local and foreign tax laws. See "Federal Income Tax Considerations--United States Federal Income Tax Considerations Applicable to the Exchange of Preferred Shares for Interests."

WILL THE DISTRIBUTIONS I WILL RECEIVE ON THE PREFERRED SHARES BE TAXABLE AS ORDINARY INCOME?

    It depends. Generally, distributions that you receive will be taxed as ordinary dividend income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions will not be subject to tax in the year received due to the fact that depreciation expenses with respect to our real properties reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your Preferred Shares and distributions in excess of tax basis will be taxable as an amount realized from the sale of your Preferred Shares. This, in effect, would defer a portion of your tax until your Preferred Shares are disposed of or redeemed, at which time you might be taxed at capital gain rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled "Federal Income Tax Considerations."

WHO WILL BE THE TRANSFER AGENT?

    The Bank of New York.

QUESTIONS RELATING TO THE OFFER TO SELL PREFERRED SHARES FOR CASH

CAN I PURCHASE THE PREFERRED SHARES FOR CASH?

    Yes, subject to any limitations imposed by the Preferred Shares ownership limitations in our charter, you can purchase Preferred Shares for cash by executing the enclosed Additional Investment Form and sending a check for the additional investment. The aggregate number of Preferred Shares we will issue for cash will be equal to 4,325,000 minus the aggregate amount of Preferred Shares we will issue in exchange for Interests. However, as described in this prospectus, it is possible that all 4,325,000 Preferred Shares will be issued in exchange for Interests, in which case there will be no Preferred Shares available to be sold for cash. The price of each Preferred Share we are selling for cash is $25.00.

ARE THERE OTHER LIMITATIONS TO THE NUMBER OF PREFERRED SHARES I MAY PURCHASE FOR CASH?

    Yes. If we elect to accept Interests for exchange resulting in more Preferred Shares to be issued in exchange for Interests than the number of Preferred Shares that investors wish to purchase for cash, or if investors subscribe for more than the number of Preferred Shares we are otherwise offering to sell for cash, the number of Preferred Shares you elect to purchase for cash may be reduced.

IS THERE A MINIMUM INVESTMENT?

    The minimum number of Preferred Shares that can be purchased for cash is 20 shares. However, if you are also exchanging your Interests, the minimum number of Preferred Shares that can be purchased for cash will be 20 shares minus the number of Preferred Shares you will be issued in exchange for your Interests being tendered.

WILL MY RIGHTS AS A PURCHASER OF PREFERRED SHARES FOR CASH BE DIFFERENT FROM MY RIGHTS IF I HAD EXCHANGED INTERESTS FOR PREFERRED SHARES?

    No. All holders of Preferred Shares, whether purchased for cash or in exchange for Interests, will have the same rights, including the right to receive preferential quarterly cash distributions. Also, all Preferred Shares will be listed on the American Stock Exchange.

IF YOU DECIDE NOT TO COMPLETE THE EXCHANGE OFFER, CAN I STILL PURCHASE PREFERRED SHARES FOR CASH?

    No. Our offer to sell Preferred Shares for cash depends on the completion of our offer to exchange Preferred Shares for Interests. Our offer to sell Preferred Shares for cash will expire on the same date as the offer to exchange Preferred Shares for Interests expires (including any extensions).

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS FOR A CASH PURCHASE OF PREFERRED SHARES?

    No, you will not have to pay any fees or commissions to purchase Preferred Shares for cash.

WILL I BE RECEIVING A STOCK CERTIFICATE?

    No. All Preferred Shares will be issued by book-entry only, whether issued for cash or in exchange for Interests.

CAN I WITHDRAW MY DECISION TO PURCHASE PREFERRED SHARES FOR CASH?

    No. Once you send us a duly executed Additional Investment Form with a check for the additional investment, you may not withdraw your decision to purchase Preferred Shares for cash.

MUST I BE A HOLDER OF INTERESTS TO PURCHASE PREFERRED SHARES FOR CASH?

    We are offering holders of Interests the opportunity to acquire Preferred Shares, whether in exchange for Interests or for cash. However, if we do not believe there will be a sufficient number of interested holders of Interests to enable us to issue all 4,325,000 Preferred Shares to holders of Interests, we may decide to sell Preferred Shares to persons who are not holders of Interests, for $25.00 per share.

                                *      *      *

WHO CAN I CALL WITH QUESTIONS ABOUT THE OFFER TO EXCHANGE PREFERRED SHARES FOR
  INTERESTS OR TO ISSUE PREFERRED SHARES FOR CASH?

    You can call our information agent, Georgeson Shareholder, at 1-866-33-KRUPP (1-866-335-7877) and they will be glad to answer any questions.

                               PROSPECTUS SUMMARY

    This summary highlights information more fully described elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider in connection with our offer. You should read this entire prospectus carefully, including "Risk Factors," before deciding to accept our offer.

                         BERKSHIRE INCOME REALTY, INC.

    Berkshire Income Realty, Inc. is a Maryland corporation formed on July 19, 2002. We have had no operating history to date, but we are an affiliate of The Berkshire Group, a group of affiliated companies engaged in real estate acquisitions, property management, investment sponsorship and mortgage banking. The Berkshire Group is controlled by Douglas and George Krupp, who also control the general partners of and advisor to the mortgage funds. See "Management--Berkshire Advisor" and "--Executive Officers and Directors."

    By initiating this offer, we are seeking to create a real estate company whose primary goal will be to acquire, own and operate multi-family residential properties. Our initial assets will consist primarily of interests in five of such properties, which will be transferred to us by our affiliate, KRF Company, L.L.C., at the time we complete the offer. See "Formation Transactions." We will also own the Interests that have been tendered to us in the offer, which will represent our indirect interests in the insured or guaranteed mortgage loans, mortgage-backed securities, other loans and related assets that are currently held by the mortgage funds. We intend to own all of our operating assets through Berkshire Income Realty-OP, L.P., our operating partnership, and to qualify as a REIT for federal income tax purposes. Our address is One Beacon Street, Suite 1500, Boston, Massachusetts 02108 and our telephone number is (617) 523-7722.

                              PURPOSE OF THE OFFER

    We are seeking to provide holders of Interests with an opportunity to exchange some or all of their Interests for Preferred Shares, which is a preferred security that provides the holders with an opportunity to receive a higher yield than the yield the holders are expected to receive over the remaining life of their mortgage funds. Also, the Preferred Shares will be more liquid than the Interests because they will be listed on the American Stock Exchange. However, there are different and potentially greater risks associated with the Preferred Shares than the Interests. See "Risk Factors."

    We are also offering to sell the Preferred Shares at a cash price of $25.00 per share. This offer to sell our Preferred Shares for cash is sometimes referred to as the cash offer. The aggregate number of Preferred Shares to be issued for cash will be equal to 4,325,000 minus the aggregate number of Preferred Shares we will issue in exchange for Interests. As described under "The Offer to Exchange Preferred Shares for Interests--Proration Procedures," it is possible that all 4,325,000 Preferred Shares will be issued in exchange for Interests, in which case there will be no Preferred Shares available to be sold for cash.

    We intend to utilize distributions from the Interests, as well as bank borrowings secured by the Interests, together with income from our real properties and net cash proceeds from our cash offer, to, among other things, acquire additional multi-family residential properties.

  ANTICIPATED BENEFITS OF THE OFFER TO EXCHANGE PREFERRED SHARES FOR INTERESTS

    LIQUIDITY.  Unlike the Interests, the Preferred Shares will be listed on the
American Stock Exchange, under the symbol "      ." As a result, the Preferred
Shares will have a public trading market and will have a readily determinable market value.

    INCREASED DISTRIBUTIONS.  Holders of the Preferred Shares will be entitled
to receive cash distributions at an annual rate of   %, payable quarterly in the
amount of $      per Preferred Share ($  annualized). This dividend yield is higher than the yield currently being paid, and expected to be paid, by the mortgage funds on the Interests. See "--Comparison of Projected Yields" below. See also "Dividend Policy" with respect to each of the mortgage funds described under "Information with Respect to the Mortgage Funds" for information as to the level of dividends paid on the Interests over the last two years.

    PREFERRED RETURN.  The Preferred Shares will entitle the holder to receive
regular quarterly cash distributions in the amount of $      per share ($
annualized), representing an annual yield of   %, before any
distributions may be made to the holders of our common stock and common limited partner interests in our operating partnership. In addition, if we were liquidated, after payment of our debts and other obligations, holders of the Preferred Shares would be entitled to receive a return of their capital investment, together with all accrued but unpaid distributions, before any of our assets would be available for distribution to the holders of our common stock or common limited partner interests in our operating partnership.

    LOWER ASSET MANAGEMENT FEES. The asset management fees to be paid to our advisor, Berkshire Property Advisors L.L.C., which are based on total assets under management, will be at a lower rate than the asset management fees that are payable to the GIT and GIT II advisor and to the general partners of KIM, KIP, KIP II and KIP III. In addition, unlike the asset management fees payable to these general partners, the asset management fee payable to Berkshire Advisor may not be paid unless all quarterly distributions then payable on the Preferred Shares have been paid in full. This effectively means that the holders of our common stock and common limited partner interests in our operating partnership will bear the cost of these asset management fees.

    SIMPLIFIED TAX RETURN PREPARATION. Holders of the Preferred Shares will not be required to use complex Schedule K-1s currently being provided to holders of Interests in the KIM, KIP, KIP II and KIP III mortgage funds to prepare their tax returns.

                         COMPARISON OF PROJECTED YIELDS

    The terms of the Preferred Shares provide for a higher yield than the yield you are expected to receive on your current Interest in the mortgage funds. By "yield" we mean the cash return on your investment, excluding any return of your original investment.

    As described below under "--Number of Preferred Shares to be Exchanged," holders of Interests must tender more than one Interest to receive one Preferred Share. The following table shows the projected yield to be received on that number of Interests of each mortgage fund that must be tendered to receive one Preferred Share, as compared to the effective yield to be received on one Preferred Share:

                                                              EFFECTIVE YIELD ON
                                         PROJECTED YIELD ON       PREFERRED
                                            INTERESTS(1)          SHARES(2)
                                         ------------------   ------------------
GIT....................................
GIT II.................................
KIM....................................
KIP....................................
KIP II.................................
KIP III................................

------------------------

(1) The projected yield on the Interests of each mortgage fund was calculated by taking the projected cash distributions payable on those Interests plus return of principal, assuming the mortgage fund liquidated its assets at the end of ten years (and made a liquidating distribution to holders of its Interests at that time), and comparing that cash return to the net asset value estimate of the mortgage fund, as determined by that mortgage fund, as of June 30, 2002. In calculating the projected yield on the Interests of each mortgage fund, we have taken into account what we refer to as the shared appreciation amount. The shared appreciation amount is an amount representing our estimate of the present value of distributions that may be payable to each mortgage fund in the future from its rights to participate in the appreciation in the value of real properties underlying the mortgages held by the mortgage fund. For the reasons described under "The Offer to Exchange Preferred Shares for Interests--Exchange Ratio," the net asset value estimates determined by the mortgage funds do not include any value that may be attributable to this shared appreciation. However, in order to provide a meaningful comparison in the above table, in calculating the projected yield on the Interests, we have taken into account this shared appreciation amount.

(2) The effective yield on the Preferred Shares was calculated by taking the
    distributions payable to holders of the Preferred Shares based on the   %
    annual distribution rate of the Preferred Shares plus return of principal at par (I.E., the $25.00 per share liquidation preference) at the end of ten years, and comparing that cash return to the net asset value estimate of each mortgage fund, as determined by that mortgage fund, as of June 30, 2002. In calculating the effective yield on the Preferred Shares, we have taken into account the shared appreciation amount for the reasons described in footnote 1 above.

    The following table shows the average annual cash distributions, excluding any return of capital, projected to be paid on that number of Interests that must be tendered in order to receive one Preferred Share, as compared to the annual cash distributions payable on one Preferred Share:

                                          PROJECTED AVERAGE
                                             ANNUAL CASH       ANNUAL CASH
                                          DISTRIBUTIONS ON    DISTRIBUTIONS
                                          EQUIVALENT NUMBER   PER PREFERRED
                                            OF INTERESTS          SHARE
                                          -----------------   -------------
GIT.....................................
GIT II..................................
KIM.....................................
KIP.....................................
KIP II..................................
KIP III.................................

    The projected average annual cash distribution amounts were calculated by projecting the cash distributions payable on the mortgage loans held by each of the mortgage funds, based on the stated interest rates of those loans, and taking into account the known expenses of the mortgage funds. Because all cash received by each mortgage fund, minus expenses, will ultimately be distributed to the holders of Interests in the mortgage fund, the projected distribution amounts assume that all cash will be distributed by the mortgage fund at the time it is received. The projected cash distribution amounts also reflect the steady decline of the outstanding principal balances of the mortgage loans. Accordingly, actual cash distributions payable on the Interests will be somewhat higher in the early years but will be lower in later years. The projected cash distribution amounts represent an average of all projected distributable cash payable on the Interests.

    The above table compares projected average annual cash distributions payable on an equivalent number of Interests to annual cash distributions payable on one Preferred Share. The amounts shown in both of the columns in the table reflect projected future payments. Although one could also show comparisons to the average historical cash distributions payable on the Interests or to the current cash distributions payable on the Interests, we believe the more appropriate comparison is to the projected average annual cash distributions on an equivalent number of Interests shown above for the reasons described below.

    Average historical cash distributions payable on the Interests, being a historical calculation, would necessarily reflect a period of time when each of the mortgage funds was substantially larger than they are today and thus would not reflect the same period of time when the Preferred Shares would be outstanding. Average historical cash distributions also would not reflect the fact that most of the original mortgage loans held by the mortgage funds, which are the source of distributable cash flow, have been paid off, many in the last twelve months. Current cash distributions payable on the Interests also may not be an appropriate comparison. This is because the mortgage funds have not historically distributed all of the cash that would otherwise be available for distribution. As a result, the current distributions reflect cash that is currently being received by the mortgage funds together with cash that the mortgage funds have received in the past but did not distribute. Thus, the current cash distributions payable on the Interests do not accurately reflect amounts that the mortgage funds may be expected to distribute in the future. Neither average historical cash contributions payable on the Interests nor current cash distributions payable on the Interests reflect the recent reduction in the outstanding principal balances of the mortgage loans nor the anticipated future reduction of those mortgage loans as they continue to amortize and pay off. Accordingly, we believe that the comparison shown above is the most appropriate comparison.

    The following table compares various yields for the five-year period ended
        , 2002, and the projected annual yield on the Preferred Shares, in each case assuming the same level of investment:

INVESTMENT                                                     YIELD
----------                                                    --------
NAREIT Multi-family Equity Index............................         %
10 year treasuries..........................................         %
Our Preferred Shares (Projected)............................         %

   ANTICIPATED ADVERSE EFFECTS OF THE OFFER TO EXCHANGE PREFERRED SHARES FOR
                                   INTERESTS

    In addition to the benefits described above, there may be some adverse effects to holders of Interests that participate in the offer. These include the following:

    LEVEL AND SOURCE OF CASH DISTRIBUTIONS.  We intend to pay preferential
quarterly cash distributions at the annual rate of $      per Preferred Share.
These distributions will be from   % to   % higher than the distributions that
were paid by the mortgage funds in 2001. We intend to use our available cash (including distributions from the mortgage funds on the Interests that will have been tendered to us in the offer) to pay the distributions on the Preferred Shares. To the extent distributions received from the Interests decrease over time and our operating income and/or realization of appreciation in value from the initial properties or other properties that we acquire are not realized in amounts consistent with our business plan, our ability to pay the quarterly cash distributions on the Preferred Shares may be adversely affected. This in turn will affect the value of the Preferred Shares. However, any unpaid distributions will still accrue and be payable before any payments may be made to the holders of our common stock and common limited partner interests in our operating partnership.

    INCREASED RISK. Unlike the mortgage funds, which invest primarily in government insured or guaranteed mortgage loans, the majority of our assets will consist of investments in real estate. Various operating and other risks affect real estate investments, which make them generally more risky investments than the types of investments held by the mortgage funds. See "Risk Factors--Risk Factors Relating to our Business" for a description of risks inherent in real estate investments. In addition, our business plan anticipates the use of debt to fund expansion of our asset base and generally meet our cash commitments, including, if necessary, the funding of cash distributions on the Preferred Shares. Such debt will increase our financial risk as compared to that of the mortgage funds, each of which currently has no indebtedness outstanding.

    UNCERTAIN MARKET PRICE OF PREFERRED SHARES. Unlike some of the mortgage funds, in which Interests represent a direct participation in the earnings and dispositions of assets of the mortgage fund, the value of the Preferred Shares will equal the price at which they trade on the American Stock Exchange. We cannot assure you that the Preferred Shares will not trade at a discount to its liquidation preference of $25.00 per share, or that the discount will not be significant.

    FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF INTERESTS. The receipt of Preferred Shares in exchange for Interests tendered in the offer generally will be a taxable event for United States federal income tax purposes that could result in a gain to holders of Interests. See "Risk Factors--Certain Federal Income Tax Risks" and "Federal Income Tax Considerations."

                                 BUSINESS PLAN

    We intend to acquire, own and operate multi-family residential properties. As of the completion of the offer, we will own interests in five of such properties, which we refer to as the initial properties. Four of the five initial properties are located in the Baltimore/Washington D.C. metropolitan areas, which we believe comprise one of the strongest rental markets in the country. Each of the initial properties has been managed by affiliates of The Berkshire Group for more than 15 years.

    We intend to acquire additional multi-family residential properties in the future to provide portfolio diversification and an investment presence in other strong metropolitan markets. Specifically, our plan is to acquire, and in some cases renovate, middle income apartment complexes in selected targeted markets, primarily in the Mid-Atlantic, Southeast and Southwest areas of the United States.

    Our primary business objective is to deliver strong, consistent returns to our stockholders, while enhancing the long-term growth in value of our real estate portfolio. We believe we are well positioned to meet this objective, given the strengths of the economic regions in which the initial properties are located, the quality of the initial properties, and the opportunities for new investments within our selected targeted markets. Through adherence to specific operating and renovation-related strategies, we will seek to achieve stability and growth through maximization of cash flow from our interests in the initial properties and investment in other multi-family residential properties. See "Business and Properties--Business Strategy."

    Interests in the initial properties will be contributed to us by our affiliate, KRF Company, in exchange for common limited partner interests in our operating partnership. See "Formation Transactions." The initial properties are described below:

    CENTURY II APARTMENTS. Century II Apartments is located at 307 Fox Fire Place, Cockeysville, Maryland. This garden style apartment community consists of 468 units within 16 buildings. The units consist of one, two and three-bedroom apartments. The property is located on approximately 29 acres of land. Other improvements include a swimming pool, fitness center, tennis courts, an exercise facility and a clubhouse.

    Upon KRF Company's contribution to us at the completion of the offer, we will indirectly own a 75.82% interest in Century II Apartments. The remaining 24.18% interest will be held by affiliates of Equity Resources Group, Inc., an unaffiliated third party. Our arrangements with the Equity Resources affiliates relating to the management and control of the property are currently being negotiated, but are expected to be comparable to those described below with respect to the Dorsey's Forge and Hannibal Grove properties.

    DORSEY'S FORGE APARTMENTS. Dorsey's Forge Apartments is located at 9650 White Acre Road, Columbia, Maryland. This garden style apartment community consists of 251 units within 13 buildings. The units consist of one, two and three-bedroom apartments. The property is located on approximately 17 acres of land.

    Upon KRF Company's contribution to us at the completion of the offer, we will indirectly own a 91.382% beneficial interest as tenant-in-common in Dorsey's Forge Apartments. The remaining 8.618% interest will be held by ERG/DFHG, LLC, an affiliate of Equity Resources Group, Inc. Under our tenancy-in-common agreement, we will have control over the management, operation and disposition of the property, except that the tenancy-in-common agreement will give ERG/DFHG, LLC the option to require us to use our good faith efforts to sell the property during a 180-day period beginning on April 27, 2005. We believe that if ERG/DFHG, LLC exercises this option, it would be willing to allow us to retain the property and instead accept a cash payment from us equal to what it would have received in an arm's-length sale, if we decided to make that proposal to ERG/ DFHG, LLC.

    HANNIBAL GROVE APARTMENTS. Hannibal Grove Apartments is located at 5361 Brookway, Columbia, Maryland. This garden style apartment community consists of 316 units within 23 buildings. The units consist of one, two and three-bedroom apartments and three, four and five-bedroom townhouses. The property is located on approximately 23 acres of land.

    Upon KRF Company's contribution to us at the completion of the offer, we will indirectly own a 91.382% beneficial interest as tenant-in-common in Hannibal Grove Apartments. The remaining 8.618% interest will be held by ERG/DFHG, LLC. Under our tenancy-in-common agreement, we will have control over the management, operation and disposition of the property, except that the tenancy-in-common agreement will give ERG/DFHG, LLC the option to require us to use our good faith efforts to sell the property during a 180-day period beginning on April 27, 2005. We believe that if ERG/DFHG, LLC exercises this option, it would be willing to allow us to retain the property and instead accept a cash payment from us equal to what it would have received in an arm's-length sale, if we decided to make that proposal to ERG/DFHG, LLC.

    SEASONS APARTMENTS. Seasons Apartments is located at 9220 Old Lantern Way, Laurel, Maryland. This garden style apartment community consists of 1,088 units within 70 buildings. The units consist of one and two-bedroom apartments and one and three-bedroom townhouses. The property is located on approximately 68.5 acres of land. Other improvements include two swimming pools, six playgrounds, two tennis courts, two clubrooms and approximately 1,700 parking spaces.

    Upon KRF Company's contribution to us at the completion of the offer, we will indirectly own 100% of this property.

    WALDEN POND APARTMENTS. Walden Pond Apartments is located at 12850 Whittington, Houston, Texas. This garden style community contains 416 one and two-bedroom apartment units and is located on approximately 12 acres of land.

    Upon KRF Company's contribution to us at the completion of the offer, we will indirectly own 100% of this property.

    For further information regarding the initial properties, see "Business and Properties--Initial Properties."

                                   MANAGEMENT

    We will be governed by a board of directors, which will be responsible for the management and control of our operations. Our board will retain Berkshire Advisor to manage our day-to-day affairs. Our board will control and supervise Berkshire Advisor. Berkshire Advisor is part of The Berkshire Group, which together with its affiliates collectively have over $1.1 billion of real estate assets under management. Berkshire Advisor will be authorized to follow investment guidelines adopted by our board of directors from time to time in determining the types of assets it decides to recommend to our board of directors as proper investments for us. In addition, Berkshire Advisor may make investments in multi-family residential properties on our behalf within the board approved guidelines without the approval of our board of directors. Affiliates of The Berkshire Group (including Berkshire Advisor) will be paid fees and other compensation in connection with managing our assets. See "Management" and "Compensation Payable to our Affiliates."

    Our board of directors will have established an audit committee, consisting exclusively of independent directors, whose approval will be required with respect to all transactions involving us, on the one hand, and Berkshire Advisor and its affiliates, on the other hand, such as the acquisition of additional properties from The Berkshire Group or any of its affiliates. Unless modified by our board, we will follow the policies on investments and borrowings described under "Policies With Respect to Certain Activities."

                             FORMATION TRANSACTIONS

    Our corporate structure is as follows. We are a Maryland corporation. All of our common stock is owned by KRF Company. Until we issue the Preferred Shares at the completion of the offer, we will have no other outstanding securities. We intend to own all of our operating assets through our operating partnership, Berkshire Income Realty-OP, L.P., a Delaware limited partnership. Our wholly owned subsidiary, BIR GP, L.L.C., is the general partner of our operating partnership, and we are the special limited partner of our operating partnership. Through our ownership of the general partner and our special rights under the partnership agreement as special limited partner, we effectively control the operating partnership and its assets.

    At the completion of the offer, the following will occur:

    - we will issue Preferred Shares to holders who have validly tendered and not withdrawn their Interests to us in the offer and to holders who have purchased Preferred Shares for cash,

    - we will transfer those Interests and cash to our operating partnership in exchange for preferred limited partner interests in the operating partnership, having the same economic terms as the Preferred Shares (which we refer to as the preferred OP units). The preferred OP units will have the same relative ranking with respect to common limited partner interests as the Preferred Shares will have with respect to our common stock. The preferred OP units to be issued to us in exchange for Interests will equal the number of Preferred Shares being transferred to our operating partnership. The preferred OP units to be issued to us in exchange for cash will be valued at $25.00 per preferred OP unit,

    - KRF Company will contribute its interests in the initial properties to our operating partnership in exchange for common limited partner interests in the operating partnership, having the same economic terms as our common stock (which we refer to as the common OP units). The common OP units will have the same relative ranking with respect to the preferred OP units as our common stock will have with respect to the Preferred Shares, and

    - KRF Company will make a capital contribution to us, in exchange for our common stock, in an amount equal to 1% of the fair value of the total net assets of our operating partnership, taking into account any cash contributed to us by KRF Company prior to the completion of the offer. We will contribute this amount to BIR GP, which in turn will contribute this amount to our operating partnership in exchange for general partner interests in our operating partnership (which we refer to as general partner OP units).

                              SUMMARY OF THE OFFER

    We are offering, upon the terms and subject to the conditions described in this prospectus and the related letter of transmittal, to exchange our Preferred Shares for Interests that are validly tendered on or before the expiration date and not properly withdrawn.

    Concurrently with the offer, we are also offering to sell our Preferred Shares at a cash price of $25.00 per share under our cash offer. You may accept our cash offer at any time before the expiration date. Our cash offer is contingent on the completion of our offer to exchange Preferred Shares for Interests and the availability of Preferred Shares after our acceptance of Interests in exchange for Preferred Shares. Although it is our expectation to issue our Preferred Shares only to holders of Interests, we may decide to sell Preferred Shares to other persons under our cash offer. This will only be the case if we believe there will not be a sufficient number of holders of Interests that desire to exchange Interests for Preferred Shares or purchase Preferred Shares in the cash offer so as to enable us to issue all 4,325,000 Preferred Shares to holders of Interests.

    The term "expiration date" means 12:00 midnight, New York City time, on
            ,             , 2002, unless we extend the period of time during
which this offer is open, in which case the term "expiration date" means the latest time and date on which the offer, as so extended, expires.

CONDITIONS TO THE OFFER

    Our obligation to exchange our Preferred Shares for Interests, and our cash offer, requires that several conditions be met first, including the condition that there be validly tendered in the offer and not properly withdrawn Interests resulting in at least 1,000,000 Preferred Shares being issued in exchange for Interests. We refer to this as the minimum tender condition. See "The Offer to Exchange Preferred Shares for Interests--Conditions to the Offer."

NUMBER OF PREFERRED SHARES TO BE EXCHANGED

    The following table shows, with respect to each mortgage fund, the number of Preferred Shares to be issued in exchange for an Interest in a mortgage fund:

                                                         PREFERRED SHARES
                                                         TO BE EXCHANGED
                                                           PER INTEREST
                                                         ----------------
GIT....................................................           share
GIT II.................................................           share
KIM....................................................           share
KIP....................................................           share
KIP II.................................................           share
KIP III................................................           share

    See "The Offer to Exchange Preferred Shares for Interests--Exchange Ratio."

FAIRNESS OPINION

    Our financial advisor, Sutter Securities Incorporated, has delivered its
opinion to us, dated         , 2002, that, as of such date, the consideration to
be received by the holder of an Interest is fair, from a financial point of view, to such holder. A copy of this opinion is attached to this prospectus as Appendix A. See "The Offer to Exchange Preferred Shares for Interests--Fairness Opinion." Sutter Securities makes no recommendation as to whether or not investors should tender their Interests in the offer.

TIMING OF THE OFFER

    Our offer is currently scheduled to expire at 12:00 midnight, New York City
time, on       ,       , 2002. However, we may decide to extend our offer from
time to time if any conditions to the offer have not been satisfied or waived before this time or if the aggregate number of Interests we are seeking to exchange for Preferred Shares has not been validly tendered before this time. See "The Offer to Exchange Preferred Shares for Interests--Extension, Termination and Amendment."

EXTENSION, TERMINATION AND AMENDMENT

    We reserve the right to extend the period of time during which our offer remains open if any condition to the offer has not been satisfied or if the aggregate amount of Interests we are seeking to exchange for Preferred Shares have not been validly tendered to us by the expiration date.

    We also reserve the right to waive any of the conditions to the offer and to make any change in the terms of or conditions to the offer, if allowed under the SEC's applicable rules and regulations.

    We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. Any announcement of an extension will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(d), 14d-6(c) and 14e-1 under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, which require that any material change in the information published, sent or given to the holders of Interests in connection with the offer be promptly sent to the holders in a manner reasonably designed to inform them of such change, and, without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service or the PR Newswire Association, Inc. During any such extension of the offer, all Interests previously tendered and not properly withdrawn will remain subject to the offer, unless properly withdrawn by you. See "The Offer to Exchange Preferred Shares for Interests--Extension, Termination and Amendment."

EXCHANGE OF INTERESTS

    Upon the terms and conditions of our offer, including, if the offer is extended or amended, the terms and conditions of any extension or amendment, we will accept for exchange, and will exchange, up to the specified number of Interests described under "The Offer to Exchange Preferred Shares for Interests--Exchange of Interests" that are validly tendered and not properly withdrawn as promptly as practicable after the expiration date. However, our proration procedures may apply, in which case we may not accept for exchange all of your Interests that have been validly tendered. Our proration procedures are described under "The Offer to Exchange Preferred Shares for Interests--Proration Procedures."

CASH INSTEAD OF FRACTIONAL SHARES

    We will not issue fractional Preferred Shares. Instead, each tendering holder who would otherwise be entitled to receive fractional Preferred Shares in exchange for Interests will receive cash in an amount equal to that fraction multiplied by $25.00.

EFFECT OF CASH DISTRIBUTIONS ON INTERESTS

    One or more of the mortgage funds are expected to make one or more cash distributions before the completion of the offer. If you decide to tender your Interests, you will be deemed to also direct us to apply, in integral multiples of $25.00, any cash distributions payable in respect of your Interest to purchase additional Preferred Shares, at a price of $25.00 per share. Any remaining portion of your cash distributions will be paid to you in cash. See "The Offer to Exchange Preferred Shares for Interests--Distributions on Interests." However, as described under "The Offer to Exchange Preferred Shares for Interests--Proration Procedures," it is possible that all of the Preferred Shares being offered by us will be issued in exchange for Interests, in which case there will be no additional Preferred Shares available to be sold for cash.

WITHDRAWAL RIGHTS

    Interests tendered in the offer may be withdrawn at any time before the expiration date of the offer, and, unless we have previously accepted and issued Preferred Shares in exchange for them in the offer, may also be withdrawn at any
time after       , 2002. Once we have accepted Interests for exchange in the offer, all tenders not previously withdrawn become irrevocable. See "The Offer to Exchange Preferred Shares for Interests--Withdrawal Rights." Investors who elect to purchase Preferred Shares for cash may not withdraw their election.

PROCEDURE FOR TENDERING INTERESTS

    For you to validly tender Interests in the offer, you must, before the expiration of the offer, deliver to us a properly completed and duly executed letter of transmittal, or a manually signed facsimile of that document, and any other required documents. See "The Offer to Exchange Preferred Shares for Interests--Procedure for Tendering."

PRORATION PROCEDURES

    We are seeking to exchange Preferred Shares for up to the specified number of Interests described under "The Offer to Exchange Preferred Shares for Interests--Exchange of Interests," which represents approximately 26% of the Interests of each of the mortgage funds. We refer to this 26% ceiling as the tender ceiling. If the number of Interests of a mortgage fund that is tendered is greater than the tender ceiling applicable to that mortgage fund, our proration procedures may apply. We refer to a mortgage fund in which tenders of Interests have been made in excess of the tender ceiling as an overtendered mortgage fund.

    If the proration procedures apply, we will first accept Interests of each mortgage fund up to the tender ceiling applicable to that mortgage fund. We will then accept Interests in the proportion (as nearly as practicable, disregarding fractions) that the total value that the Interests in excess of the tender ceiling of each overtendered mortgage fund bears to the total value of the Interests in excess of the tender ceiling of all overtendered mortgage funds. For purposes of our proration procedures, the value of Interests will be determined as described under "The Offer to Exchange Preferred Shares for Interests--Exchange Ratio."

    The following table illustrates how the proration procedures would work, assuming 100% of the Interests of each mortgage fund was tendered in the offer:

                                                           PROPORTION OF
                                               AGGREGATE     AGGREGATE
                                               VALUE OF    VALUE OF ALL                NUMBER OF
                                               INTERESTS     INTERESTS                 INTERESTS
                                               TENDERED      TENDERED      PRORATION   ACCEPTED
                                               ---------   -------------   ---------   ---------
GIT..........................................
GIT II.......................................
KIM..........................................
KIP..........................................
KIP II.......................................
KIP III......................................

    At our option, we may elect to accept more than the tender ceiling applicable to a mortgage fund. We currently intend to elect to accept more than the tender ceiling applicable to one or more mortgage funds, up to an amount such that the total number of Preferred Shares to be issued by us (whether in exchange for Interests in our cash offer) will not exceed 4,325,000 shares (which we refer to as the maximum amount to be accepted).

    The number of Interests we can exchange for Preferred Shares is limited by, among other things, the percentage (in terms of value) of a specified category of assets we must own so that we will not be deemed to be an "investment company" under the Investment Company Act of 1940, and the number of Interests of GIT and GIT II that we are permitted to own under the ownership limit waiver granted by the board of trustees of GIT and GIT II. See "Certain Relationships and Related Transactions--GIT Funds Ownership Limit Waiver."

    If Interests representing 50% or more of the outstanding Interests of GIT or GIT II are validly tendered and not withdrawn, and we are permitted to own some or all of those Interests without being deemed to be an investment company and without violating the terms of the ownership limit waiver granted by the board of trustees of GIT or GIT II, it is likely that we will elect to accept up to 55% of outstanding Interests of GIT or GIT II (but not both). We would not be able to accept up to 55% of Interests of both GIT and GIT II plus the Interests of the other mortgage funds that we are seeking because of, among other things, rules relating to investment company status.

    If we do elect to accept up to 55% of the outstanding Interests of GIT or GIT II, we will first accept Interests of each mortgage fund up to the tender ceiling applicable to that mortgage fund. We will then accept Interests representing 50% of the outstanding Interests of GIT or GIT II, and then we will accept Interests in any other overtendered mortgage fund (including Interests in the GIT or GIT II mortgage fund where we have first determined to accept 50% of the Interests tendered) in proportion (as nearly as practicable, disregarding fractions) to the total value that the Interests in excess of the tender ceiling of each other overtendered mortgage fund bears to the total value of the Interests in excess of the tender ceiling of all other overtendered mortgage funds, up to the maximum amount to be accepted. In no event will we elect to accept more than 55% of the outstanding Interests of GIT or GIT II.

    The following table illustrates how the proration procedures would work, assuming that 55% of the Interests of each mortgage fund was tendered in the offer, and that we elected to accept 55% of the Interests of GIT II:

                                                           PROPORTION OF
                                               AGGREGATE     AGGREGATE
                                               VALUE OF    VALUE OF ALL                NUMBER OF
                                               INTERESTS     INTERESTS                 INTERESTS
                                               TENDERED      TENDERED      PRORATION   ACCEPTED
                                               ---------   -------------   ---------   ---------
GIT..........................................
GIT II.......................................
KIM..........................................
KIP..........................................
KIP II.......................................
KIP III......................................

    In all events, Interests with respect to each mortgage fund tendered by holders of Interests in that mortgage fund will be accepted for exchange on a pro rata basis (as nearly as practicable, disregarding fractions) according to the number of Interests of that mortgage fund tendered by a holder.

    In the event we elect to accept the highest number of Interests that we are permitted to own without being deemed to be an investment company and without violating the terms of the ownership limit waiver granted by the board of trustees of GIT and GIT II, it is possible that we will issue all 4,325,000 Preferred Shares in exchange for Interests, in which case there will be no Preferred Shares available to be sold for cash.

                           TERMS OF PREFERRED SHARES

    The following is a summary of the principal terms of the Preferred Shares. For a more complete description, see "Description of the Preferred Shares."

ISSUER.........................  Berkshire Income Realty, Inc., a Maryland corporation.

SECURITIES OFFERED.............  % Series A Preferred Stock.

USE OF PROCEEDS................  After payment of our estimated offering expenses, cash proceeds from the cash offer will be used by us or our
                                 operating partnership for general corporate purposes.
                                 Interests tendered to us in the offer will be contributed by us to our operating partnership in exchange for preferred OP units in the operating partnership having the same economic terms as the Preferred Shares. Our assets will consist
                                 primarily of the preferred OP units.

DISTRIBUTIONS..................  Distributions on the Preferred Shares will accrue from their date of issuance and will be payable at an annual rate of
                                    % of the liquidation preference of $25.00 per share.
                                 Distributions will be payable quarterly in arrears on
                                 February 15, May 15, August 15 and November 15 of each
                                 year, beginning on February 15, 2003. See "Description of
                                 the Preferred Shares--Distributions."

LIQUIDATION PREFERENCE.........  Upon our dissolution, liquidation, winding-up or termination, holders of Preferred Shares will be entitled to receive, after payment or provision for payment of our debts and other liabilities and subject to the rights of holders
                                 (if any) of other series of preferred stock ranking senior to or on a parity with the Preferred Shares, $25.00 per
                                 share plus accumulated and unpaid distributions on the
                                 Preferred Shares. See "Description of the Preferred
                                 Shares--Liquidation."

OPTIONAL REDEMPTION............  Except as described below, the Preferred Shares are not redeemable before February 15, 2010. On or after
                                 February 15, 2010, the Preferred Shares may be redeemed at our option, in whole or from time to time in part, at a
                                 redemption price of $25.00 per share plus accumulated and
                                 unpaid distributions, if any, to the redemption date. The
                                 Preferred Shares may also be redeemed in whole but not in
                                 part at any time upon the occurrence and continuance of a
                                 "tax event" or "Investment Company Act event." See
                                 "Description of the Preferred Shares--Redemption."

NO CONVERSION RIGHTS;
NO SINKING FUND................  The Preferred Shares will not be subject to any sinking fund and, except as described under "Description of the Preferred
                                 Shares--Restrictions on Ownership and Transfer of Preferred
                                 Shares," the Preferred Shares will not be convertible into any of our securities.

VOTING RIGHTS..................  Holders of Preferred Shares will have limited voting rights.
                                 See "Description of the Preferred Shares--Voting Rights."

RANKING........................  The Preferred Shares will, with respect to distributions and rights upon our liquidation, dissolution, winding-up or
                                 termination, rank (1) senior to our common stock, (2) on a parity with all other series of our preferred stock, if any, unless the terms of such other series specifically provide that such other series ranks junior or senior to the
                                 Preferred Shares and (3) junior to any series of preferred stock whose terms specifically provide that such series
                                 ranks senior to the Preferred Shares. See "Description of
                                 the Preferred Shares--Ranking."

PROPOSED AMERICAN STOCK
EXCHANGE SYMBOL................  "     "

                                  RISK FACTORS

    Exchanging your Interests for, or otherwise purchasing, Preferred Shares involves some risks. In deciding whether to tender your Interests or purchase Preferred Shares in the offer, you should read carefully this prospectus, including "Risk Factors" beginning on page 13, and the other documents to which we refer you.

         SIGNIFICANT DIFFERENCES BETWEEN PREFERRED SHARES AND INTERESTS

    There are significant differences between the terms of the Preferred Shares and the terms of the Interests with respect to distributions, liquidity, maturity, voting rights and rights upon liquidation. See "Comparison of the Rights of Holders of Preferred Shares and the Rights of Holders of Interests."

                              OUR REIT TAX STATUS

    We will elect to be taxed as a REIT under the Internal Revenue Code of 1986 (which we refer to as the Code), beginning with our first taxable year ending December 31, 2002, and we intend to operate so as to qualify as a REIT. If we qualify for taxation as a REIT, then under current federal income tax laws we generally will not be subject to federal corporate income tax on our net income that is currently distributed to holders of our stock. REITs are subject to numerous organizational and operational requirements under the Code, including a requirement that they distribute at least 90% of their taxable income to their stockholders. If we fail to qualify for taxation as a REIT for any year, our income will be taxed at regular corporate rates, we will not be allowed a deduction for distributions to our stockholders in computing our taxable income and we may be prevented from qualifying as a REIT for the four-year period following the year of our failure to qualify. Even if we qualify for federal income taxation as a REIT, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income. See "Federal Income Tax Considerations."

                             CONFLICTS OF INTEREST

    Due to various relationships among us, Berkshire Advisor and the other members of The Berkshire Group that will provide management services to us, the operation of our business will involve conflicts of interest. See "Conflicts of Interest."

                         COMPENSATION TO OUR AFFILIATES

    Berkshire Advisor and other affiliates of The Berkshire Group will receive fees and compensation from us in connection with the acquisition and management of our assets. See "Compensation Payable to our Affiliates." However, we are not permitted to pay some of those fees until the quarterly cash distributions have been paid on the Preferred Shares.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The receipt of Preferred Shares and any cash instead of fractional Preferred Shares in exchange for Interests generally will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. Consequently, if you tender your Interests in the offer, you may be required to pay income tax on any gain you realize on the exchange. See "Federal Income Tax Considerations--United States Federal Income Tax Considerations Applicable to the Exchange of Preferred Shares for Interests."

    Distributions that you receive on the Preferred Shares generally will be taxable to you as ordinary dividend income to the extent they are from current or accumulated earnings and profits. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your Preferred Shares. Amounts distributed to you in excess of tax basis will be taxable as an amount realized from the sale of your Preferred Shares. See "Federal Income Tax Considerations."

    The federal income tax consequences described above may not apply to all holders of Interests or Preferred Shares. Your tax consequences, including any state, local and non-United States tax consequences, will depend on your own situation. You should consult your tax advisor to determine the particular tax consequences of the offer to you.

                                  RISK FACTORS

    You should carefully consider the following information, together with the other information contained in this prospectus, before accepting our offer. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

RISK FACTORS RELATING TO OUR COMPANY

WE ARE A NEWLY FORMED COMPANY WITH NO OPERATING HISTORY.

    Although key personnel of Berkshire Advisor have had extensive experience making real estate investments, we and Berkshire Advisor are newly formed entities with no operating history upon which to evaluate our likely performance. We cannot assure you that we will be able to implement our business plan successfully or that we will be able to sustain our positive cash flow or profitability.

OUR BUSINESS PLAN DIFFERS SIGNIFICANTLY FROM THE BUSINESS PLANS OF THE MORTGAGE FUNDS.

    Our business plan is different from that of the mortgage funds. An investment in the Preferred Shares may entail different and potentially greater risks than an investment in the mortgage funds. Specifically, we intend to invest primarily in multi-family residential properties. See "Policies With Respect to Certain Activities--Investment Policies." In contrast, the mortgage funds were formed to invest primarily in guaranteed or insured mortgage loans or mortgage-backed securities. As the portfolio of mortgage loans and mortgage-backed securities represented by the Interests held by us is reduced and proceeds from the Interests are invested in real property, the risks associated with ownership of real estate, as described below, will increase proportionately.

MAINTENANCE OF OUR INVESTMENT COMPANY ACT EXEMPTION IMPOSES LIMITS ON OUR OPERATIONS.

    We intend to conduct our operations so as not to be required to register as an investment company under the Investment Company Act of 1940. We believe that there are exemptions under the Investment Company Act that may be applicable to us. The assets that we may acquire are limited by the provisions of the Investment Company Act and the exemption on which we rely. In addition, we could, among other things, be required either to change the manner in which we conduct our operations to avoid being required to register as an investment company, or to register as an investment company. Either of these could have an adverse effect on us and the market price for the Preferred Shares.

WE ARE DEPENDENT ON CASH DISTRIBUTIONS FROM OUR OPERATING PARTNERSHIP FOR OUR ABILITY TO MAKE DISTRIBUTIONS ON THE PREFERRED SHARES.

    We will own all of our operating assets through our operating partnership. At the completion of the offer, the Interests tendered to us in the offer will be contributed by us to our operating partnership in exchange for preferred OP units in the operating partnership having the same economic terms as the Preferred Shares. Our assets will consist primarily of the preferred OP units. Accordingly, our ability to make distributions and other payments on the Preferred Shares is dependent upon the operating partnership making distributions and other payments on the preferred OP units. If the operating partnership does not make distributions or other payments on the preferred OP units for any reason, we will likely be unable to make payments on the Preferred Shares. Because we control our operating partnership, it is highly unlikely that the operating partnership will not make distributions or other payments on the preferred OP units if it has the means to do so.

CERTAIN FEDERAL INCOME TAX RISKS

OUR FAILURE TO QUALIFY AS A REIT WOULD RESULT IN HIGHER TAXES AND REDUCED CASH AVAILABLE FOR DISTRIBUTION TO OUR STOCKHOLDERS.

    We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. Although we believe that we will be organized and will operate in this manner, no assurance can be given that we will be able to operate so as to qualify as a REIT under the Code or to remain so qualified. Qualification as a REIT involves the application of highly technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. The complexity of these provisions and of the applicable income tax regulations under the Code is greater in the case of a REIT that holds its assets through a partnership, such as we will. Moreover, our qualification as a REIT will depend upon the qualification of each of GIT and GIT II as REITs. In addition, we cannot assure you that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of this qualification. However, we are not aware of any proposal currently being considered by Congress to amend the tax laws in a manner that would materially and adversely affect our ability to operate as a REIT. See "Federal Income Tax Considerations--United States Federal Income Tax Considerations Applicable to Our Status as a REIT."

    If for any taxable year we fail to qualify as a REIT, we would not be allowed a deduction for distributions to our stockholders in computing our taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. In addition, we would normally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. This would likely result in significant increased costs to us. Any corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders and for investment, which in turn could have an adverse impact on the value of, and trading prices for, the Preferred Shares. Our taxation as a corporation if we fail to qualify as a REIT would generally permit us to redeem the Preferred Shares. See "Description of the Preferred Shares--Redemption."

    Although we intend to operate in a manner designed to qualify as a REIT, future economic, market, legal, tax or other considerations may cause our board of directors and the holders of our common stock to determine that it is in our best interest to revoke our REIT election.

    We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. If the Internal Revenue Service were successfully to determine that our operating partnership were properly treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the operating partnership and distributions to partners would constitute dividends that would not be deductible in computing the operating partnership's taxable income. In addition, we would fail to qualify as a REIT, with the resulting consequences described above. See "Federal Income Tax Considerations--United States Federal Income Tax Considerations Applicable to our Status as a REIT--Federal Income Tax Aspects of Our Operating Partnership and the Subsidiary Entities--Classification as Partnerships."

TO QUALIFY AS A REIT, WE MUST MEET ANNUAL DISTRIBUTION REQUIREMENTS.

    To obtain the favorable tax treatment for REITs qualifying under the Code, we generally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gains. We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us with respect to any calendar year are less than the sum of:

    - 85% of our ordinary income for the calendar year;

    - 95% of our capital gain net income for the calendar year, unless we elect to retain and pay income tax on those gains; and

    - 100% of our undistributed amounts from prior years.

Failure to comply with these requirements would result in our income being subject to tax at regular corporate rates.

    We intend to pay out our income to our stockholders in a manner intended to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money or sell assets to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a given year.

LEGISLATIVE OR REGULATORY ACTION COULD ADVERSELY AFFECT HOLDERS OF PREFERRED SHARES.

    In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely

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to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on your ownership of Preferred Shares. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on your ownership of Preferred Shares.

RISK FACTORS RELATING TO OWNERSHIP OF THE PREFERRED SHARES

THE MARKET VALUE OF THE PREFERRED SHARES IS UNCERTAIN AND COULD DECREASE BASED ON OUR PERFORMANCE AND MARKET PERCEPTIONS AND CONDITIONS.

    The Preferred Shares are a new issue of securities for which there is currently no active trading market. Although the Preferred Shares have been approved for listing on the American Stock Exchange, subject to official notice of issuance, we cannot assure you as to the development of any market, or the liquidity of any market that may develop, for the Preferred Shares. Trading of the Preferred Shares on the American Stock Exchange is expected to begin within
a   -day period after the completion of the offer. The Preferred Shares may trade at a discount, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects.

    In addition, because the Interests have been an illiquid investment since their initial offerings, we believe that a large number of Preferred Shares may be offered for sale after the offer is completed, which could create an initial imbalance in the market for the Preferred Shares. Sales of substantial amounts of Preferred Shares in the public market after the completion of this offer, or the perception that these sales could occur, could adversely affect the market price of the Preferred Shares. We cannot predict what effect, if any, market sales of Preferred Shares will have on the market price of the Preferred Shares. At the time trading commences, it is possible that the Preferred Shares will trade below their liquidation preference of $25.00 per share, and that discount could be significant.

    Although as a general matter, preferred stock is not as volatile as common stock, the stock market in general has recently experienced extreme price fluctuations. Fluctuations in the trading price of the Preferred Shares may not be correlated in a predictable way to our performance or operating results. The trading price of the Preferred Shares will change as interest rates change and from factors that are beyond our control.

HOLDERS OF PREFERRED SHARES WILL HAVE NO VOTING RIGHTS EXCEPT IN LIMITED CIRCUMSTANCES.

    Holders of Preferred Shares will have limited voting rights and will not be able to elect or remove directors except in some extraordinary circumstances, as these rights are vested exclusively in the holders of our common stock. See "Description of the Preferred Shares--Voting Rights" and "Security Ownership of Beneficial Owners and Management."

THE TERRORIST ATTACKS ON THE UNITED STATES HAVE NEGATIVELY IMPACTED THE U.S. ECONOMY AND OTHER ATTACKS, THREATS OF TERRORISM AND THE ONGOING WAR AGAINST TERRORISM MAY ADVERSELY AFFECT THE MARKETS ON WHICH THE PREFERRED SHARES WILL TRADE, OUR OPERATIONS AND OUR PROFITABILITY.

    The terrorist attacks of September 11, 2001 have disrupted the U.S. financial markets and have negatively impacted the U.S. economy in general. Any future terrorist attacks and the anticipation of any such attacks, or the consequences of the military or other response by the U.S. and its allies, may have a further adverse impact on the U.S. financial markets and economy. It is not possible to predict the severity of the effect that any of these future events would have on the U.S. financial markets and economy.

    It is possible that the economic impact of the terrorist attacks may have an adverse effect on the ability of real estate tenants of the initial properties to pay rent. In addition, insurance on our real estate may be more costly and coverage may be more limited because of these events. The instability of the U.S. economy may also reduce the number of suitable investment opportunities available to us and the pace at which those investments are made. In addition, armed hostilities and further acts of terrorism may directly impact our real estate and real estate collateral. These developments may subject us to increased risks and, depending on their magnitude, could have a material adverse effect on our business and your investment.

    On May 6, 2002, the Federal Bureau of Investigation issued an alert regarding potential terrorist threats involving apartment buildings. Specifically, the FBI announced that there are indications that discussions were held about the possibility of renting apartment units in various areas of the United States and rigging them with explosives. The FBI advised that it has no information indicating these plans had advanced beyond the discussion stage. The information has been characterized as a non-specific, general threat to the industry, with no details regarding location, timing or suspects. Threats of future terrorist attacks, such as the one announced by the FBI on May 6, 2002, could have a negative impact on rent and occupancy levels at our properties. The impact that future terrorist activities or threats of these activities could have on our business cannot presently be determined. If we incur a loss at a property because of an act of terrorism, we could lose all or a portion of the capital we have invested in the property, as well as the anticipated future revenue from the property.

RISK FACTORS RELATING TO OUR BUSINESS

OPERATING RISKS AND LACK OF LIQUIDITY MAY AFFECT OUR INVESTMENTS IN REAL
PROPERTY.

    Varying degrees of risk affect real property investments. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred. If the initial properties (together with distributions payable on the Interests tendered to us in the offer) do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, our income and ability to service our debt and other obligations and to pay distributions on the Preferred Shares will be adversely affected. Some significant expenditures associated with an investment in real estate, such as mortgage and other debt payments, real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in revenue from the investment. In addition, income from properties and real estate values are also affected by a variety of other factors, such as interest rate levels, governmental regulations and applicable laws and the availability of financing.

    Equity real estate investments, such as the investments in the initial properties and any additional properties that may be acquired by us, are relatively illiquid. This illiquidity limits our ability to vary our portfolio in response to changes in economic or other conditions. We cannot assure you that we will recognize full value for any property that we are required to sell for liquidity reasons. Our inability to respond rapidly to changes in the performance of our investments could adversely affect our financial condition and results of operations.

    The initial properties are subject to all operating risks common to apartment ownership in general. These risks include:

    - our ability to rent units at the initial properties;

    - competition from other apartment communities;

    - excessive building of comparable properties that might adversely affect apartment occupancy or rental rates;

    - increases in operating costs due to inflation and other factors, which increases may not necessarily be offset by increased rents;

    - increased affordable housing requirements that might adversely affect rental rates;

    - inability or unwillingness of residents to pay rent increases; and

    - future enactment of rent control laws or other laws regulating apartment housing, including present and possible future laws relating to access by disabled persons or the right to convert a property to other uses, such as condominiums or cooperatives.

If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. If any of the above occurred, our ability to meet our debt service and other obligations and to pay distributions on the Preferred Shares could be adversely affected.

WE MAY RENOVATE APARTMENT COMMUNITIES, WHICH WOULD INVOLVE ADDITIONAL OPERATING RISKS.

    We expect to be working on the renovation of apartment communities that may be acquired in the future from third parties. We may also acquire completed communities. The renovation of real estate involves risks in addition to those involved in the ownership and operation of established apartment communities, including the risks that specific project approvals may take longer to obtain than expected, that construction may not be completed on schedule or budget and that the properties may not achieve anticipated rent or occupancy levels.

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WE MAY NOT BE ABLE TO PAY THE COSTS OF NECESSARY CAPITAL IMPROVEMENTS.

    We anticipate funding any required capital improvements using cash flow from operations, cash reserves or additional financing if necessary. However, the anticipated sources of funding may not be sufficient to make the necessary improvements. If our cash flow from operations and cash reserves prove to be insufficient, we might have to fund the capital improvements by borrowing money. If we are unable to borrow money on favorable terms, or at all, we may not be able to make necessary capital improvements, which could harm our financial condition.

OUR TENANTS-IN-COMMON OR FUTURE JOINT VENTURE PARTNERS MAY HAVE INTERESTS OR GOALS THAT CONFLICT WITH OURS.

    One or more of our properties that we acquire may be owned through tenancies-in-common or by joint venture partnerships between us and the seller of the property, an independent third party or another investment entity sponsored by Berkshire Advisor or its affiliates. See "Business and Properties--Initial Properties" and "Conflicts of Interest--Competition for Investments." Our investment through tenancies-in-common or in joint venture partnerships that own properties may, under certain circumstances, involve risks that would not otherwise be present. For example, our tenant-in-common or joint venture partner may experience financial difficulties and may at any time have economic or business interests or goals that are inconsistent with our economic or business interests or our policies or goals. In addition, actions by, or litigation involving, any tenant-in-common or joint venture partner might subject the property owned through a tenancy-in-common or by the joint venture to liabilities in excess of those contemplated by the terms of the tenant-in-common or joint venture agreement. Also, there is a risk of impasse between the parties since generally either party may disagree with a proposed transaction involving the property owned through a tenancy-in-common or joint venture and impede any proposed action, including the sale or other disposition of the property.

    Under agreements relating to some of the initial properties, our tenant-in-common has the option to require us to use our good faith efforts to sell the property during a 180-day period beginning on April 27, 2005. See "Business and Properties--Initial Properties." However, we believe that if our tenant-in-common exercised this option, it would be willing to allow us to retain the property and instead accept a cash payment from us equal to what it would have received in an arm's-length sale, if we decided to make that proposal to our tenant-in-common.

    Our inability to dispose of a property we may acquire in the future without the consent of a tenant-in-common or joint venture partner would increase the risk that we would be unable to dispose of the property, or dispose of it promptly, in response to economic or other conditions. The inability to respond promptly to changes in performance of the property could adversely affect our financial condition and results of operations.

    To reduce the potential risks to us that may arise from any future investment through tenancies-in-common or joint venture interests, Berkshire Advisor will seek to negotiate agreements that contain provisions designed to minimize these risks. However, there is no assurance that these provisions, if included in a particular agreement, will in fact be sufficient to protect us against the risks described above, particularly if a tenant-in-common or joint venture partner fails to comply with its contractual obligations to us.

MORTGAGE LOAN INVESTMENTS, INCLUDING EQUITY PARTICIPATIONS, RELY ON THE VALUE OF THE UNDERLYING REAL PROPERTY FOR REPAYMENT OR RETURN AND ARE SUBJECT TO RISKS INHERENT IN INVESTMENTS IN REAL ESTATE.

    In addition to owning real estate, leveraged or unleveraged, we may acquire mortgage loans. All mortgage loans, including mortgage investments to be acquired by us, are subject to some degree of risk, including the risk of default by a borrower and our need to foreclose on the underlying property or restructure the mortgage loan to protect our investment. In general, mortgage loan investments will not be recourse obligations of borrowers, and we will be relying solely on the value of the collateral property for our security. The borrower's ability to make payments due under mortgage loans and the amount we may realize upon default, including bankruptcy of the borrower, will depend on the risks generally associated with real estate investments described above, many of which are beyond our control. Under our current investment policies, our direct mortgage loan and debt/equity hybrid investments will not exceed 25% of the value of our total assets.

    The amount of interest that we may charge on our mortgage loan investments is limited by state usury laws. While we do not intend to make mortgage loan investments at usurious interest rates, there are uncertainties in determining the legality of interest rates, especially with regard to debt/equity participations. In addition, in the event of bankruptcy or similar proceedings involving a borrower, a court might conclude that the participation would not be treated as debt of the borrower.

    With respect to debt/equity hybrid investments consisting of a mortgage loan with an equity participation, these loans typically provide for basic interest as well as a share in the increase in gross revenues from the underlying real property and/or in the appreciation of the underlying real property. In seeking these participations, we may, in some cases, accept lower basic interest than that available in non-participating loans. The value of any participations that we may be able to obtain will depend upon future increases in either revenues from, or the value of, the underlying property and on the factors inherent in any real estate investment. Accordingly, we cannot assure you that any amounts will be realized from our participations. It is possible that due to our interest in the gross rents and proceeds from sale, financing or refinancing of the property, a court may treat us as a partner or joint venturer with the borrower. This finding could create a risk of liability to third parties, cause us to lose the priority that our security interest would otherwise have given us in these situations and/or possibly cause some income from our investment not to constitute qualifying income for REIT purposes. We believe on advice of counsel that we will be able to structure our participation to reduce this risk.

WE WILL FACE SIGNIFICANT COMPETITION AND WE MAY NOT COMPETE SUCCESSFULLY.

    We will face significant competition in seeking investments. We will be competing with several other companies, including other REITs, insurance companies and other investors, such as investment funds and entities formed with investment objectives similar to ours, including companies that may be affiliated with Berkshire Advisor. Some of our competitors will have greater financial and other resources than we will have and may have better relationships with lenders and sellers, and we may not be able to compete successfully for investments.

WE PLAN TO BORROW, WHICH MAY ADVERSELY AFFECT OUR RETURN ON OUR INVESTMENTS AND MAY REDUCE INCOME AVAILABLE FOR DISTRIBUTION.

    Where possible, we will seek to borrow funds to increase the rate of return on our investments and to allow us to make more investments than we otherwise could. Borrowing by us presents an element of risk if the cash flow from our properties and other investments is insufficient to meet our debt service and other obligations or to pay distributions with respect to the Preferred Shares. A property encumbered by debt increases the risk that the property will operate at a loss and may ultimately be forfeited upon foreclosure by the lender. Loans that do not fully amortize during the term, such as "bullet" or "balloon-payment" loans, present refinancing risks. Variable rate loans increase the risk that the property may become unprofitable in adverse economic conditions. Loans that require guaranties, including full principal and interest guaranties, master leases, debt service guaranties and indemnities for liabilities such as hazardous waste, may result in significant liabilities for us.

    Our return on our investment and cash available to pay distributions on the Preferred Shares may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets acquired. In addition, any debt service payments we are obligated to make would reduce the net income available to pay distributions on the Preferred Shares. All of our debt and other liabilities would rank senior to the Preferred Shares, with a prior claim on our assets.

OUR INSURANCE ON OUR REAL ESTATE MAY NOT COVER ALL LOSSES.

    We carry comprehensive liability, fire, extended coverage and rental loss insurance covering all of the initial properties, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Some types of losses, such as from terrorism, are uninsurable or not economically insurable. In addition, many insurance carriers are excluding asbestos-related claims and most mold-related claims from standard policies, pricing asbestos and mold endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our inability to obtain specialized coverage at rates that correspond to the perceived level of risk, we have not obtained insurance for acts of terrorism or asbestos-related claims or all mold-related risks. We continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism, asbestos or mold, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs, we could lose our capital invested in the initial property, as well as the anticipated future revenues from the initial property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the initial property. Any loss of this nature would adversely affect us. We believe that the initial properties are adequately insured. No assurance can be given that this will be the case in the future.

ENVIRONMENTAL COMPLIANCE COSTS AND LIABILITIES WITH RESPECT TO OUR REAL ESTATE MAY AFFECT OUR RESULTS OF OPERATIONS.

    Our operating costs may be affected by our obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation with respect to the assets, or loans secured by assets, with environmental problems that materially impair the value of the assets. Under various federal, state and local environmental laws, ordinances and regulations, an owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances located on or in the property. These laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of the hazardous or toxic substances. The costs of any required remediation or removal of these substances may be substantial. In addition, the owner's liability as to any property is generally not limited under these laws, ordinances and regulations and could exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances, or the failure to remediate properly, may also adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. Under these laws, ordinances and regulations, an owner or any entity who arranges for the disposal of hazardous or toxic substances, such as asbestos, at a disposal facility may also be liable for the costs of any required remediation or removal of the hazardous or toxic substances at the facility, whether or not the facility is owned or operated by the owner or entity. In connection with the ownership of the initial properties or the disposal of hazardous or toxic substances, we may be liable for any of these costs.

    Other federal, state and local laws may impose liability for the release of hazardous materials, including asbestos-containing materials, into the environment, or require the removal of damaged asbestos containing materials in the event of remodeling or renovation, and third parties may seek recovery from owners of real property for personal injury associated with exposure to released asbestos-containing materials or other hazardous materials. We do not currently have insurance for asbestos-related claims. Recently there has been an increasing number of lawsuits against owners and managers of multi-family properties alleging personal injury and property damage caused by the presence of mold in residential real estate. Some of these lawsuits have resulted in substantial monetary judgments or settlements. We do not currently have insurance for all mold-related risks. Environmental laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require additional expenditures. In connection with the ownership of properties, we may be potentially liable for any of these costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect our results of operations and financial condition.

    Each of the initial properties has been financed or refinanced within the past 18 months. In connection with this financing or refinancing, an updated environmental report was prepared. These reports noted the presence of asbestos in certain structural elements in each of the initial properties, which is being addressed in accordance with various management plans. Other than that, no material environmental issues were reported.

    We have not been notified by any governmental authority of any material noncompliance, liability or other claim in connection with any of the initial properties. We are not aware of any environmental liability relating to the initial properties that we believe would have a material adverse effect on our business, assets or results of operations. Nevertheless, it is possible that there are material environmental liabilities of which we are unaware with respect to the initial properties. Moreover, no assurance can be given that future laws, ordinances or regulations will not impose material environmental liabilities or that the current environmental condition of the initial properties will not be affected by residents and occupants of the initial properties or by the uses or condition of properties in the vicinity of the initial properties, such as leaking underground storage tanks, or by third parties unrelated to us.

VARIOUS REGULATIONS AFFECT THE INITIAL PROPERTIES.

    Various laws, ordinances, and regulations affect multi-family residential properties, including regulations relating to recreational facilities, such as activity centers and other common areas. We believe that each initial property will have all material permits and approvals to operate its business. Rent control laws currently are not

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applicable to any of the initial properties. However, we cannot assure you that rent control requirements will not be initiated in the future.

    The initial properties and any newly acquired or developed multi-family residential properties must comply with Title II of the Americans with Disabilities Act (the ADA) to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requires removal of structural barriers to handicapped access in certain public areas of the initial properties where such removal is "readily achievable." The ADA does not, however, consider residential properties, such as the initial properties, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as a leasing office, are open to the public. We believe that the initial properties will comply in all material respects with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants.

    The Fair Housing Act (the FHA) requires, as part of the Fair Housing Amendments Act of 1988, apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. We believe that the initial properties that are subject to the FHA are in compliance with such law.

WE FACE RISKS ASSOCIATED WITH PROPERTY ACQUISITIONS.

    We intend to acquire additional properties in the future, either directly or by acquiring entities that own properties. These acquisition activities are subject to many risks. We may acquire properties or entities that are subject to liabilities or that have problems relating to environmental condition, state of title, physical condition or compliance with zoning laws, building codes, or other legal requirements. In each case, our acquisition may be without any recourse, or with only limited recourse, with respect to unknown liabilities or conditions. As a result, if any liability were asserted against us relating to those properties or entities, or if any adverse condition existed with respect to the properties or entities, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results. However, some of these liabilities may be covered by insurance. In addition, we intend to perform customary due diligence regarding each property or entity we acquire. We also intend to obtain appropriate representations and indemnities from the sellers of the properties or entities we acquire, although it is possible that the sellers may not have the resources to satisfy their indemnification obligations if a liability arises. Unknown liabilities to third parties with respect to properties or entities acquired might include:

    - liabilities for clean-up of undisclosed environmental contamination;

    - claims by tenants, vendors or other persons dealing with the former owners of the properties;

    - liabilities incurred in the ordinary course of business; and

    - claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

RISK FACTORS RELATING TO OUR MANAGEMENT

WE ARE DEPENDENT ON BERKSHIRE ADVISOR AND MAY NOT FIND A SUITABLE REPLACEMENT AT THE SAME COST IF BERKSHIRE ADVISOR TERMINATES THE ADVISORY SERVICES AGREEMENT.

    We have entered into a contract with Berkshire Advisor (which we refer to as the advisory services agreement) under which Berkshire Advisor is obligated to manage our portfolio and investment opportunities and our investment policies and objectives, as our board of directors may adopt from time to time. Although our board has continuing exclusive authority over our management, the conduct of our affairs, and the management and disposition of our assets, our board initially has delegated to Berkshire Advisor, subject to the supervision and review of our board, the power and duty to make decisions relating to the day-to-day management and operation of our business. See "Management--Summary of Advisory Services Agreement." We will generally utilize officers of Berkshire Advisor to provide our services and will employ only a few individuals as our officers, none of whom will be compensated by us for their services to us as our officers. We believe that our success depends to a significant extent upon the experience of Berkshire Advisor's officers, whose continued service is not guaranteed. We have no separate facilities and are completely reliant on Berkshire Advisor, which has significant discretion as to the implementation of our operating policies and strategies. We face the risk that Berkshire Advisor will terminate the advisory services agreement and we may not find a suitable replacement at the same cost with similar experience and ability. However, we believe that so long as KRF Company, which is an affiliate of Berkshire Advisor, continues to own a significant amount of our common stock, it is unlikely that Berkshire Advisor will terminate the advisory services agreement. Although KRF Company currently owns all of our common stock, we cannot assure you that KRF Company will continue to do so.

THERE ARE CONFLICTS OF INTEREST IN OUR RELATIONSHIP WITH BERKSHIRE ADVISOR.

    Berkshire Advisor is an affiliate of KRF Company, which owns all of our common stock and the common OP units in our operating partnership. Some of our directors are officers of Berkshire Advisor. As a result, the advisory services agreement was not negotiated at arm's-length and its terms, including the fees payable to Berkshire Advisor, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Asset management fees and acquisition fees for new investments are payable to Berkshire Advisor under the advisory services agreement regardless of the performance of our portfolio and may create conflicts of interest. See "Compensation Payable to Our Affiliates." For example, conflicts of interest may arise because the retention of a particular property, at a particular time, may be advantageous to Berkshire Advisor, because it would continue to earn asset management fees attributable to that property, but may not be in the best interests of the holders of the Preferred Shares. However, the asset management fees are not payable unless and until the holders of the Preferred Shares have first received all quarterly distributions then due on their Preferred Shares.

    Berkshire Realty Holdings, L.P. (which we refer to as BRH), an affiliate of Berkshire Advisor, in most cases will provide on-site management services for our properties. Our directors that are officers of Berkshire Advisor might be subject to conflicts of interest in their dealings with BRH.

    Berkshire Advisor and its affiliates may engage in other businesses and business ventures, including business activities relating to real estate or other investments, whether similar or dissimilar to those made by us, or may act as advisor to any other person or entity (including other REITs). The ability of Berkshire Advisor and its officers and employees to engage in these other business activities will reduce the time Berkshire Advisor spends managing us. Berkshire Advisor and its affiliates will have conflicts of interest in the allocation of management and staff time, services and functions among us and its other investment entities presently in existence or subsequently formed. Our advisory services agreement with Berkshire Advisor provides that neither Berkshire Advisor nor any of its affiliates will be obligated to present to us investment opportunities that come to their attention, even if any of those opportunities might be suitable for investment by us. It will be within the sole discretion of Berkshire Advisor to allocate investment opportunities to us as it deems advisable. However, it is expected that, to the extent possible, the resolution of conflicting investment opportunities between us and others will be based upon differences in investment objectives and policies, the makeup of investment portfolios, the amount of cash and financing available for investment and the length of time the funds have been available, the estimated income tax effects of the investment, policies relating to leverage and cash flow, the effect of the investment on diversification of investment portfolios and any regulatory restrictions on investment policies.

    We have adopted policies to ensure that Berkshire Advisor does not enter into investments on our behalf involving its affiliates that could be less favorable to us than investments involving unaffiliated third parties. For example, any transaction between us and the operating partnership, on the one hand, and Berkshire Advisor or any of its affiliates, on the other hand, will require the prior approval of the audit committee of our board of directors. Members of the audit committee are required under our bylaws to be unaffiliated with Berkshire Advisors and its affiliates. See "Management--Board of Directors Committees--Audit Committee" for a description of the qualifications of the members of the audit committee. We cannot assure you that these policies will be successful in eliminating the influence of any conflicts and, if they are not successful, decisions could be made that might fail to reflect fully the interests of the holders of the Preferred Shares.

KRF COMPANY WILL HAVE A SIGNIFICANT OPPORTUNITY TO INFLUENCE OR CONTROL US, AND ITS INTERESTS MIGHT NOT BE CONSISTENT WITH THE INTERESTS OF HOLDERS OF PREFERRED SHARES.

    KRF Company owns all of our common stock and, as a result, will have the right to elect our directors and to vote on any matter submitted to a vote of common stockholders. Accordingly, KRF Company will have substantial influence over our affairs, which influence might not be consistent with the interests of holders of the Preferred Shares. To mitigate conflicts that may arise from this influence, our bylaws require that a majority of the members of our board be unaffiliated with Berkshire Advisor and its affiliates (including KRF Company and other members of The Berkshire Group).

    We have adopted policies with respect to Berkshire Advisor, an affiliate of KRF Company, designed to eliminate or minimize potential conflicts of interest. See "Conflicts of Interest" and "Management--Board of Directors Committees--Audit Committee." However, we cannot assure you that these policies will be successful in eliminating the influence of any conflicts and, if they are not successful, decisions could be made that might fail to reflect fully the interests of the holders of Preferred Shares.

OUR BOARD OF DIRECTORS HAS APPROVED INVESTMENT GUIDELINES FOR BERKSHIRE ADVISOR, BUT WILL NOT APPROVE EACH MULTI-FAMILY RESIDENTIAL PROPERTY INVESTMENT DECISION MADE BY BERKSHIRE ADVISOR WITHIN THOSE GUIDELINES.

    Berkshire Advisor is authorized to follow investment guidelines adopted from time to time by our board of directors in determining the types of assets it may decide to recommend to our board of directors as proper investments for us. Our board of directors will periodically review our investment guidelines and our investment portfolio. However, Berkshire Advisor may make investments in multi-family residential property on our behalf within the board approved guidelines without the approval of our board of directors. In addition, in conducting periodic reviews, the board of directors will rely primarily on information provided by Berkshire Advisor.

WE MAY CHANGE OUR INVESTMENT STRATEGY WITHOUT STOCKHOLDER CONSENT.

    The descriptions in this prospectus of the various types of investments to be made by us reflect only the current plans of our board of directors and Berkshire Advisor. We may change our investment strategy at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. In addition, the methods of implementing our investment policies may vary as new investment techniques are developed. A change in our investment strategy may increase our exposure to interest rate and real estate market fluctuations.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements. We based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The following factors could cause our actual results to differ from those implied by the forward-looking statements in this prospectus:

    - changes in economic conditions generally and the real estate and bond markets specifically,

    - legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts),

    - availability of capital, interest rates and interest rate spreads, and

    - changes in generally accepted accounting principles and policies and guidelines applicable to REITs.

    Other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the "Risk Factors" section and elsewhere in this prospectus.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                              USE OF CASH PROCEEDS

    Concurrently with this offer, we are offering to sell Preferred Shares at a price of $25.00 per share (including to tendering Interestholders who will be deemed to have applied their cash distributions to the purchase of Preferred Shares as described under "The Offer to Exchange Preferred Shares for Interests"). The aggregate number of Preferred Shares to be issued for cash will be equal to 4,325,000 minus the aggregate number of Preferred Shares we will issue in exchange for Interests. As described under "The Offer to Exchange Preferred Shares for Interests--Proration Procedures," it is possible that all 4,325,000 Preferred Shares will be issued in exchange for Interests, in which case there will be no Preferred Shares available to be sold for cash.

    Assuming we will issue 3,325,000 Preferred Shares in exchange for Interests and all of the remaining 1,000,000 Preferred Shares being offered are sold in the cash offer, cash proceeds from the sale will be $25,000,000. After paying the estimated expenses associated with the offer, assuming the cash proceeds from the sale of Preferred Shares are $25,000,000, the net cash proceeds are
estimated to be $      million. Such net proceeds will be contributed to our
operating partnership in exchange for preferred OP units and used for general corporate purposes.

          RATIOS OF EARNINGS AND "ADJUSTED" EARNINGS TO FIXED CHARGES
            AND COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

    The following table shows the ratio of earnings and "adjusted earnings" to fixed charges and combined fixed charges and preferred share dividends of Berkshire Income Realty, Inc. (the Company), as adjusted assuming the offer was completed on June 30, 2002, and of Berkshire Income Realty Predecessor Group. See "Managment's Discussion and Analysis of Financial Condition and Results of Operations of Berkshire Income Realty Predecessor Group" for a discussion of the entities that comprise Berkshire Income Realty Predecessor Group, which is deemed to be our predecessor for accounting purposes. You should read this financial data in conjunction with the unaudited pro forma condensed consolidated financial statements of the Company and the financial statements of Berkshire Income Realty Predecessor Group.

                       THE COMPANY   THE COMPANY    THE PREDECESSOR GROUP     THE COMPANY     THE COMPANY
                       -----------   -----------   -----------------------   -------------   -------------
                        PRO FORMA     PRO FORMA          HISTORICAL
                       SIX MONTHS    SIX MONTHS       SIX MONTHS ENDED         PRO FORMA       PRO FORMA
                          ENDED         ENDED             JUNE 30,            YEAR ENDED      YEAR ENDED
                        JUNE 30,      JUNE 30,     -----------------------   DECEMBER 31,    DECEMBER 31,
                        2002 (1)      2002 (2)        2002         2001        2001 (1)        2001 (2)
                       -----------   -----------   ----------   ----------   -------------   -------------
Ratio of earnings to
  fixed charges
  (3)................      1.98          2.93         2.86           --(4)        1.99            3.25
Ratio of earnings to
  combined fixed
  charges and
  preferred share
  dividends (5)......      1.40          1.45           --(6)        --(6)        1.42            1.62

Ratio of "adjusted"
  earnings to fixed
  charges (7) (8)....      2.49          3.45         3.50           --(9)        2.86            4.12
Ratio of "adjusted"
  earnings to
  combined fixed
  charges and
  preferred stock
  dividends (7)
  (10)...............      1.77          1.71           --(11)       --(11)       2.04            2.06

                                      THE PREDECESSOR GROUP
                       ----------------------------------------------------

                                            HISTORICAL
                                     YEARS ENDED DECEMBER 31,
                       ----------------------------------------------------
                         2001       2000       1999       1998       1997
                       --------   --------   --------   --------   --------
Ratio of earnings to
  fixed charges
  (3)................      --(4)      --(4)      --(4)      --(4)      --(4)
Ratio of earnings to
  combined fixed
  charges and
  preferred share
  dividends (5)......      --(6)      --(6)      --(6)      --(6)      --(6)
Ratio of "adjusted"
  earnings to fixed
  charges (7) (8)....    1.07       1.14       1.43       1.62       1.15
Ratio of "adjusted"
  earnings to
  combined fixed
  charges and
  preferred stock
  dividends (7)
  (10)...............      --(11)     --(11)     --(11)     --(11)     --(11)

(1) Assuming 10% of the Interests in the mortgage funds are tendered for Preferred Shares and certain other transactions occurred as of the beginning of the fiscal periods presented and carried forward through the year or interim period presented. This financial data should be read in conjunction with unaudited pro forma consolidated condensed financial statements of the Company.

(2) Assuming 25% of the Interests in the mortgage funds are tendered for Preferred Shares and certain other transactions occurred as of the beginning of the fiscal periods presented and carried forward through the year or interim period presented. This financial data should be read in conjunction with the unaudited pro forma consolidated condensed financial statements of the Company.

(3) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. We define "earnings" as income before minority interest and extraordinary items plus fixed charges. We define "fixed charges" as interest expense including amortization of deferred financing costs.

(4) The ratio is less than "1" due to charges for participating note interest on the former Seasons of Laurel subordinate note payable which was paid off in July of 2001.

(5) The ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by combined fixed charges and preferred share dividends. We define "earnings" and "fixed charges" as described in Note (3) above. We define "preferred share dividends" as the amount of income that would be required to cover preferred share dividends.

(6) Historical ratios of earnings to combined fixed charges and preferred shares dividends have not been presented since the historical presentation does not reflect payments for preferred share dividends.

(7) We are presenting the ratios of "adjusted" earnings to fixed charges and "adjusted" earnings to combined fixed charges and preferred share dividends, for additional information. We do not consider these ratios more important than the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends. We believe that the "adjusted" earnings ratios provide an appropriate measure of cash that will be available for payment of fixed charges and preferred share dividends.

(8) The ratio of "adjusted" earnings to fixed charges was computed by dividing "adjusted" earnings by fixed charges. We defined "adjusted" earnings as income before minority interest and extraordinary items plus fixed charges, depreciation and subordinate asset management fees less capital expenditures, and "fixed charges" as interest expense including amortization of deferred financing costs.

(9) The ratio is less than "1" due to charges for participating note interest on the former Seasons of Laurel subordinate note payable which was paid off in July of 2001.

(10) The ratio of "adjusted" earnings to combined fixed charges and preferred share dividends was computed by dividing "adjusted" earnings by combined fixed charges and preferred share dividends. We define "adjusted earnings" and "fixed charges" as described in Note (8) above. We define "preferred share dividends" as the amount of income that would be required to cover preferred share dividends.

(11) Historical ratios of "adjusted" earnings to combined fixed charges and preferred share dividends have not been presented since the historical presentation does not reflect payments for preferred share dividends.

                                 CAPITALIZATION

    The following table shows the capitalization of Berkshire Income
Realty, Inc. (the Company), as adjusted to give effect to the issuance of our common stock and Preferred Shares assuming the offer and certain other transactions were completed on June 30, 2002, and of Berkshire Income Realty Predecessor Group. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Berkshire Income Realty Predecessor Group" for a discussion of the entities that comprise the Berkshire Income Realty Predecessor Group, which is deemed to be our predecessor for accounting purposes. You should read this financial data in conjunction with the unaudited pro forma condensed consolidated financial statements of the Company and the financial statements of Berkshire Income Realty Predecessor Group.

                                                                                                 THE PREDECESSOR
                                                         THE COMPANY         THE COMPANY              GROUP
                                                         -----------         -----------         ---------------
                                                          PRO FORMA           PRO FORMA            HISTORICAL
                                                          JUNE 30,            JUNE 30,              JUNE 30,
                                                          2002 (3)            2002 (4)                2002
                                                         -----------         -----------         ---------------
                                                         (UNAUDITED)         (UNAUDITED)           (UNAUDITED)
                                                                         (DOLLARS IN THOUSANDS)
Mortgage notes payable.................................   $106,335            $106,335               $90,167

Minority common interest in Operating Partnership......   $    257(1)(2)      $    670(1)(2)              --

Owners' equity.........................................         --                  --               $ 4,919
Stockholder's equity:
  Preferred stock, $.01 par value liquidation
    preference $25.00 per share, 5,000,000 shares
    authorized, 1,131,301 (1) and 2,828,252 (2) shares
    issued and outstanding, repectively................   $    283(1)(2)      $    707(1)(2)              --
  Class A common stock, $.01 par value, 5,000,000
    shares authorized, 0 shares issued and
    outstanding........................................         --                  --                    --
  Class B common stock, $.01 par value, 5,000,000
    shares authorized,   (1) and   (2) shares issued
    and outstanding, repectively.......................         --                  --                    --
  Additional paid in capital...........................     28,008(1)(2)        70,018(1)(2)              --
                                                          --------            --------               -------
Total Equity...........................................     28,291              70,725                 4,919

Total Capitalization...................................   $134,883            $177,730               $95,086
                                                          ========            ========               =======

------------------------

(1) The pro forma balance sheet has been prepared on a historical cost basis and does not reflect the fair value of the real estate contributed by KRF Company, which, based upon independent appraisals, is $62,860 in excess of its net historical cost, less minority interest.

(2) The preferred stock is senior to the common stock and minority common interest in the Operating Partnership.

(3) Assuming 10% of the Interests in the mortgage funds are tendered for Preferred Shares.

(4) Assuming 25% of the Interests in the mortgage funds are tendered for Preferred Shares.

                            SELECTED FINANCIAL DATA

    The following tables show selected financial data regarding the financial position and operating results of Berkshire Income Realty, Inc. (the Company), as adjusted assuming the offer and certain other transactions were completed on June 30, 2002, or at the beginning of the periods presented and of Berkshire Income Realty Predecessor Group. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Berkshire Income Realty Predecessor Group" for a discussion of the entities that comprise Berkshire Income Realty Predecessor Group, which is deemed to be our predecessor for accounting purposes. You should read the following financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Berkshire Income Realty Predecessor Group," "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Mortgage Funds" and the unaudited pro forma condensed consolidated financial statements of the Company and the financial statements of Berkshire Income Realty Predecessor Group and of each of the mortgage funds (including the related notes) included in this prospectus.

         THE COMPANY AND THE BERKSHIRE INCOME REALTY PREDECESSOR GROUP
                             (DOLLARS IN THOUSANDS)

                               THE           THE                                       THE            THE
                             COMPANY       COMPANY       THE PREDECESSOR GROUP       COMPANY        COMPANY
                           -----------   -----------   -------------------------   ------------   ------------
                            PRO FORMA     PRO FORMA           HISTORICAL
                           SIX MONTHS    SIX MONTHS        SIX MONTHS ENDED         PRO FORMA      PRO FORMA
                              ENDED         ENDED              JUNE 30,             YEAR ENDED     YEAR ENDED
                            JUNE 30,      JUNE 30,     -------------------------   DECEMBER 31,   DECEMBER 31,
                            2002 (2)      2002 (3)        2002          2001         2001 (2)       2001 (3)
                           -----------   -----------   -----------   -----------   ------------   ------------
                           (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
OPERATING DATA:
Revenue..................     14,385        17,359        12,403        11,976        29,882         37,849
Depreciation.............      2,215         2,215         2,215         2,826         5,603          5,603
Income (loss) before
  minority interest and
  extraordinary items....      3,048         6,022         2,943        (2,970)        6,286         14,253
Net income (loss)........      1,283         3,222           624        (2,856)        2,658          6,596
Net income (loss)
  available for common...         10            40            --            --           113            232

BALANCE SHEET DATA, AT
  PERIOD END:
Real estate, before
  accumulated
  depreciation...........    171,557       171,557       171,557       107,123            --             --
Real estate, after
  accumulated
  depreciation...........     86,623        86,623        86,623        55,324            --             --
Cash and cash
  equivalents............     18,192        15,928         6,678         3,867            --             --
Total assets.............    137,067       179,914        97,270        72,514            --             --
Total mortgage notes
  payable................    106,335       106,335        90,167        72,201            --             --
Stockholders' or owners'
  equity (deficit).......     28,291(1)     70,725(1)      4,919        (2,066)           --             --


                                          THE PREDECESSOR GROUP
                           ----------------------------------------------------

                                                HISTORICAL
                                         YEARS ENDED DECEMBER 31,
                           ----------------------------------------------------
                             2001       2000       1999       1998       1997
                           --------   --------   --------   --------   --------

OPERATING DATA:
Revenue..................   24,571     23,148     21,760     20,910     20,177
Depreciation.............    4,751      5,011      5,700      6,017      6,197
Income (loss) before
  minority interest and
  extraordinary items....   (3,179)      (905)      (595)       (46)    (2,422)
Net income (loss)........   (3,664)      (864)      (595)       (46)    (2,422)
Net income (loss)
  available for common...       --         --         --         --         --
BALANCE SHEET DATA, AT
  PERIOD END:
Real estate, before
  accumulated
  depreciation...........  170,367    135,072    110,581    108,391    105,899
Real estate, after
  accumulated
  depreciation...........   87,648     57,104     37,624     41,134     44,547
Cash and cash
  equivalents............    3,990      7,899      1,780      1,260      1,507
Total assets.............   96,613     70,361     44,482     46,829     52,623
Total mortgage notes
  payable................   76,799     72,568     57,618     58,554     59,801
Stockholders' or owners'
  equity (deficit).......   17,352    (11,505)   (19,250)   (13,512)    (9,772)

------------------------------

(1) The pro forma balance sheet has been prepared on a historical cost basis and does not reflect the fair value of the real estate contributed by KRF Company, which, based upon independent appraisals, is $62,860 in excess of its net historical cost, less minority interest.

(2) Assuming 10% of the Interests in the mortgage funds are tendered for Preferred Shares.

(3) Assuming 25% of the Interests in the mortgage funds are tendered for Preferred Shares.

                         KRUPP GOVERNMENT INCOME TRUST
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNT)

                                           SIX MONTHS ENDED
                                               JUNE 30,                          YEARS ENDED DECEMBER 31,
                                       -------------------------   ----------------------------------------------------
                                          2002          2001         2001       2000       1999       1998       1997
                                       -----------   -----------   --------   --------   --------   --------   --------
                                       (UNAUDITED)   (UNAUDITED)
Total revenues.......................    $ 5,579      $  5,527     $ 18,532   $ 11,076   $ 15,632   $ 21,922   $ 17,618

Net income...........................    $ 4,415      $  4,186     $ 15,972   $  8,429   $ 12,317   $ 14,836   $ 12,899

Net income per Share.................    $  0.29      $   0.28     $   1.06   $   0.56   $   0.82   $   0.99   $   0.86

Weighted average Shares
  outstanding........................     15,053        15,053       15,053     15,053     15,053     15,053     15,053

Total assets.........................    $85,130      $139,109     $130,786   $140,131   $142,096   $171,422   $221,779

Average dividends per Share..........    $  3.31      $   0.34     $   1.61   $   0.68   $   2.60   $   4.16   $   2.22

                        KRUPP GOVERNMENT INCOME TRUST II
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNT)

                                           SIX MONTHS ENDED
                                               JUNE 30,                          YEARS ENDED DECEMBER 31,
                                       -------------------------   ----------------------------------------------------
                                          2002          2001         2001       2000       1999       1998       1997
                                       -----------   -----------   --------   --------   --------   --------   --------
                                       (UNAUDITED)   (UNAUDITED)
Total revenues.......................   $  9,327      $  9,837     $ 25,330   $ 16,978   $ 19,613   $ 21,630   $ 21,291

Net income...........................   $  7,475      $  7,442     $ 22,141   $ 13,625   $ 14,974   $ 13,183   $ 16,263

Net income per Share.................   $   0.41      $   0.41     $   1.21   $   0.74   $   0.82   $   0.72   $   0.89

Weighted average Shares
  outstanding........................     18,371        18,371       18,371     18,371     18,371     18,371     18,371

Total assets.........................   $131,373      $198,272     $167,764   $215,521   $231,209   $267,410   $293,158

Average dividends per Share..........   $   2.33      $   1.31     $   3.74   $   1.62   $   2.73   $   2.12   $   1.25

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNT)

                                              SIX MONTHS ENDED
                                                  JUNE 30,                          YEARS ENDED DECEMBER 31,
                                          -------------------------   ----------------------------------------------------
                                             2002          2001         2001       2000       1999       1998       1997
                                          -----------   -----------   --------   --------   --------   --------   --------
                                          (UNAUDITED)   (UNAUDITED)
Total revenues..........................    $ 1,404       $ 1,598     $ 3,121    $ 4,691    $ 9,806    $ 11,954   $ 16,679

Net income..............................      1,087         1,299       2,511      3,879      7,502       9,100     12,188

Net income allocated to Partners:
  Limited Partners......................      1,054         1,260       2,436      3,763      7,277       8,827     11,822
  Average per Unit......................       0.07          0.08        0.16       0.25       0.49        0.59       0.79
  General Partners......................         33            39          75        116        225         273        366

Total assets............................     39,535        42,477      41,946     42,791     98,726     135,213    161,358

Distributions to Partners:
  Quarterly distributions:
    Limited Partners....................      1,795         1,795       3,590      5,833     12,564      13,910     17,948
    Average per Unit....................       0.12          0.12        0.24       0.39       0.84        0.93       1.20
    General Partners....................         38            41          79        142        261         310        386

  Special Distributions:
    Limited Partners....................      1,496            --          --     53,994     30,512      20,790     28,717
    Average per Unit....................       0.10            --          --       3.61       2.04        1.39       1.92

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNT)

                                                SIX MONTHS ENDED
                                                    JUNE 30,                          YEARS ENDED DECEMBER 31,
                                            -------------------------   ----------------------------------------------------
                                               2002          2001         2001       2000       1999       1998       1997
                                            -----------   -----------   --------   --------   --------   --------   --------
                                            (UNAUDITED)   (UNAUDITED)
Total revenues............................    $ 1,420       $ 1,554     $ 3,022    $ 3,588    $ 4,216    $ 4,824    $ 6,079

Net income................................      1,211         1,308       2,541      3,038      3,610      4,171      4,744

Net income allocated to Partners:
  Limited Partners........................      1,174         1,269       2,464      2,947      3,502      4,046      4,601
  Average per Unit........................       0.16          0.17        0.33       0.39       0.47       0.54       0.61
  General Partners........................         36            39          76         91        108        125        142

Total assets..............................     23,646        39,497      29,901     39,651     56,565     57,368     67,795

Distributions to Partners:
  Limited Partners........................      1,500         1,500       3,000      5,700      5,700      5,700        570
  Average per Unit........................       0.20          0.20        0.40       0.76       0.76       0.76       0.76
  Special to Limited Partners.............      6,000            --       9,375     12,225         --      8,400      4,575
  Average per Unit........................       0.80            --        1.25       1.63         --       1.12       0.61

  General Partners........................         31            44          78         97        113        138        173

                   KRUPP INSURED PLUS II LIMITED PARTNERSHIP
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNT)

                                              SIX MONTHS ENDED
                                                  JUNE 30,                          YEARS ENDED DECEMBER 31,
                                          -------------------------   ----------------------------------------------------
                                             2002          2001         2001       2000       1999       1998       1997
                                          -----------   -----------   --------   --------   --------   --------   --------
                                          (UNAUDITED)   (UNAUDITED)
Total revenues..........................    $ 1,251       $ 1,489     $ 2,791    $ 3,520    $ 7,823    $ 15,336   $ 16,673

Net income..............................        990         1,186       2,172      2,770      6,147      12,018     12,973

Net income allocated to Partners:
  Limited Partners ("LP")...............        960         1,151       2,106      2,687      5,962      11,657     12,583
  Average per LP Interest...............       0.07          0.08        0.14       0.18       0.41        0.80       0.86
  General Partners......................         30            36          65         83        184         361        389

Total assets............................     30,284        40,870      34,467     42,256     60,162     117,627    180,127

Distributions to:
  Quarterly to LPs......................      1,466         2,931       5,862      5,862     11,138      16,414     16,414
  Average per LP interest...............       0.10          0.20        0.40       0.40      76.00        1.12       1.12
  Special to LPs........................      3,224            --       4,543     14,802     51,587      56,717     24,768
  Average per LP interest...............       0.22            --        0.31       1.01       3.52        3.87       1.69
  General Partners......................         32            37          69         97        218         385        437

                   KRUPP INSURED PLUS III LIMITED PARTNERSHIP
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNT)

                                               SIX MONTHS ENDED
                                                   JUNE 30,                          YEARS ENDED DECEMBER 31,
                                           -------------------------   ----------------------------------------------------
                                              2002          2001         2001       2000       1999       1998       1997
                                           -----------   -----------   --------   --------   --------   --------   --------
                                           (UNAUDITED)   (UNAUDITED)
Total revenues...........................    $ 2,414       $ 1,913     $ 3,531    $ 3,998    $ 6,770    $10,782    $ 18,896

Net income...............................      2,137         1,510       2,764      2,994      4,931      7,713      14,894

Net income allocated to:
  Limited Partners.......................      2,073         1,465       2,681      2,904      4,783      7,482      14,447
  Average per unit.......................       0.16          0.11        0.21       0.23       0.37       0.59        1.13
  General Partners.......................         64            45          83         90        148        231         447

Total assets.............................     26,697        49,011      41,417     49,585     68,427     95,301     173,645

Distributions to:
  Limited Partners.......................      2,043         2,043       4,087      6,896      9,705     11,110      15,324
  Average per unit.......................       0.16          0.16        0.32       0.54       0.76       0.87        1.20
  Special to LPs.........................     15,835            --       6,768     14,941     21,454     73,812      11,238
  Average per unit.......................       1.24            --        0.53       1.17       1.68       5.78        0.88
  General Partners.......................         46            52          95        108        177        311         373

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                   RESULTS OF OPERATIONS OF BERKSHIRE INCOME
                            REALTY PREDECESSOR GROUP

    You should read the following discussion in conjunction with the Berkshire Income Realty Predecessor Group combined financial statements and their related notes and other financial information included elsewhere in this prospectus.

    The entities comprising Berkshire Income Realty Predecessor Group are deemed to be our predecessors for accounting purposes. Because we do not yet have any operations, the following discussion relates to Berkshire Income Realty Predecessor Group. Please also see the accompanying Berkshire Income Realty Predecessor Group combined financial statements and related notes for a more detailed discussion of the accounting methods used in preparing the financial information for Berkshire Income Realty Predecessor Group. This discussion contains forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements."

OVERVIEW

    At June 30, 2002 and December 31, 2001, KRF Company, an affiliate of Berkshire Income Realty, Inc., through its subsidiaries, KRF 3 Acquisition Company, L.L.C. and KR5 Acquisition, L.L.C., which we collectively refer to as KRF, held controlling interests in five multi-family apartment communities consisting of 2,359 units, which we refer to as the initial properties. KRF Company is an affiliate of The Berkshire Group and is controlled by Douglas and George Krupp. KRF acquired the initial properties during 2000 and 2001 through the acquisition of limited partner units from affiliates of The Berkshire Group also controlled by George and Douglas Krupp, namely, Krupp Realty Limited Partnership--V (Century), Krupp Realty Fund, Ltd.--III (Dorsey's Forge and Hannibal Grove), Maryland Associates Limited Partnership (Seasons of Laurel) and Krupp Realty Fund, Ltd.--IV (Walden Pond), which we refer to collectively as the Affiliates.

    The activities of the initial properties held by KRF and the Affiliates, the owners of the initial properties, are collectively referred to as Berkshire Income Realty Predecessor Group or the Predecessor.

    The Predecessor has been engaged in the business of acquiring, owning and operating multi-family residential real estate, including the initial properties. Four of the five initial properties are located in the Baltimore/ Washington D.C. metropolitan areas, which we believe comprise one of the strongest rental markets in the country. Each of the initial properties has been managed by affiliates of the Predecessor for over 15 years. The initial properties include Century II Apartments, Dorsey's Forge Apartments, Hannibal Grove Apartments, Seasons Apartments and Walden Pond Apartments.

CRITICAL ACCOUNTING POLICIES

    The discussion below describes what we believe are the critical accounting policies that affect the Predecessor's more significant judgments and the estimates used in the preparation of its combined financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates include the allowance for depreciation and the fair value of the accrued participation note interest. We believe that the following critical accounting policies affect significant judgments and estimates used in the preparation of the Predecessor's combined financial statements:

    PRINCIPLES OF COMBINATION

    The combined financial statements include the accounts of the initial properties extracted from the books and records of the Affiliates. Overhead costs of the Affiliates have been reflected in the Predecessor financial statements for the periods presented. To the extent parties not affiliated with The Berkshire Group have an equity interest in the initial properties, this interest is accounted for as minority interest in the accompanying financial statements. Allocations of income, losses and distributions are made to each minority shareholder based upon its share of the allocations. Losses in excess of each minority shareholder's investment basis are allocated to the Predecessor. Distributions to each minority shareholder in excess of its investment basis are recorded in the Predecessor's combined statement of operations as minority interest.

    REAL ESTATE

    Real estate is stated at depreciated cost. The Predecessor periodically reviews its properties to determine if their carrying amounts will be recovered from future operating cash flows. If we determine that an impairment has occurred, those assets shall be reduced to fair value. No impairment losses of this kind have been recognized to date.

    REVENUE RECOGNITION

    Leases require the payment of rent monthly in advance. Rental revenue is recorded on the accrual basis.

    INCOME TAXES

    No provision for income taxes is necessary in the financial statements of the Predecessor since the Predecessor's financial statements combine the operations and balances of partnerships, and limited liability companies that have elected to be treated as partnerships for Federal income tax purposes, none of which may be directly taxed on its income. The tax effect of the activities of these partnerships or limited liability companies accrues to the individual partners or members of the respective entity.

RESULTS OF OPERATIONS

    COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 2002 TO THE SIX MONTHS ENDED
     JUNE 30, 2001.

    Rental income increased $339, or 2.99%, to $11,672. The increase was a result of an increase of 6.62% in weighted average rental rates offset by a reduction in overall occupancy from 97.46% to 95.91%.

    Interest income decreased $108, or 60.67%, to $70. The decrease was a result of decreases in the average cash on hand during the six months ended June 30, 2002 as compared to the same period in 2001 as well as decreases in the overall interest rates earned by invested cash.

    Other income increased $196, or 42.15%, to $661. The increase was primarily a result of reimbursements from tenants for water and sewer charges. Reimbursement for water and sewer charges increased $266, or 760%, as a result of the implementation of a reimbursable utilities billing system for water and sewer charges. The reimbursable utilities billing system program was introduced in mid-2001 and stabilized around November of 2001.

    Operating expenses decreased $207, or 7.17%, to $2,680. The decrease was the result of the elimination of reimbursement of specified management company costs and utilities partially offset by increases in payroll related expenses. The reimbursement of specified management company costs component of the property management agreement was eliminated during the renegotiation of management agreements effective January 1, 2002. The resulting savings during the first six months of 2002 was $189. Utilities expense decreased $189, or 16.12%, as a result a decline in gas expense, which resulted from the signing of contracts with local gas utilities to stabilize the seasonal fluctuation of fuel prices. 2002 was also a mild winter in the Mid-Atlantic region, which required less gas usage. Payroll expense increased $152, or 16.39%, as a result of increases in overall pay rates for employees as well as increases in bonuses paid to employees.

    Real estate taxes increased $57, or 6.94%, to $878. Real estate taxes increased primarily as a result of increases in the tax rates and revaluations of the properties by local taxing authorities. Management fees increased $229, or 35.34%, to $877.

    Management fees increased as a result of the implementation of asset management fees payable to an affiliate of The Berkshire Group on Seasons and Walden Pond Apartments. These fees will result in an annual increase in asset management fees of $200.

    Interest expense decreased $1,434, or 47.48%, to $1,586. Interest expense decreased primarily as a result of the refinancing of Seasons Apartments in July of 2001, from an average interest rate of 10%, exclusive of participating note interest, to a variable rate of approximately 3% as well as decreases in the overall interest rate market. During the first quarter of 2002, the majority of the Predecessor's mortgages were under variable interest rates. From January of 2001 through June of 2002, the overall interest rate market maintained a steady decline in rates. On April 1, 2002, the Predecessor took advantage of the lower interest rate market and locked the interest rates on three of its five mortgages. On July 31, 2002, the Predecessor locked the interest rate on an additional mortgage. These refinancing transactions resulted in the fixing of interest rates on a substantial amount of the

Predecessor's debt at near historical low levels. We believe that the decision to fix interest rates in the current market will mitigate the risk of fluctuations in the interest rate market, which might otherwise negatively impact net income.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED
     DECEMBER 31, 2000.

    Rental income increased $1,187, or 5.43%, to $23,056. The increase was a result of an increase of 5.28% in the weighted average rental rates, plus the effect of an increase in overall occupancy from 96.93% to 97.35%.

    Interest income decreased $68, or 11.31%, to $533. The decrease was a result of lower average cash on hand during 2001 as compared to 2000.

    Other income, which consists primarily of reimbursements for water and sewer charges, income from operation of laundry facilities, late charges, administrative fees, net profits from corporate apartments, cable revenue, pet charges and miscellaneous charges to residents increased $304, or 44.84%, to $982. The increase was attributable to an increase in the assessments charged to an unrelated property that borders the Century property for use of Century's pool and clubhouse facilities, an increase in the reimbursements for water and sewer charges from tenants and an increase in month-to-month premiums charged to tenants who have not signed a lease at Seasons.

    Operating expenses, which consist primarily of property payroll, advertising, leasing expenses, utilities and property insurance decreased $207, or 3.86%, to $5,158. Operating expenses decreased as a result of decreases in payroll and utilities expenses, which were partially offset by increases in advertising and property insurance expense. Payroll expense decreased $142, or 7.02%, primarily as a result of decreases in group insurance costs. In 2001, the Predecessor consolidated insurance providers, which resulted in significant savings. Utilities decreased $74, or 3.41%, primarily as a result of decreases in gas prices. Advertising expense increased $21, or 9.56%, as a result of increases in advertisements in real estate publications. Property insurance expense increased $59, or 31.59%, as a result of increases in insurance premiums. We expect insurance costs to continue to increase as a result of changes in the insurance industry that resulted from the terrorist attacks of September 11, 2001. The Predecessor is reviewing options that may lower the cost of insurance but cannot make any assurances that these options will be implemented or will result in noticeable changes to insurance expense.

    Maintenance expense increased $147, or 8.18%, to $1,944. The increase in maintenance expense was primarily the result of increases in non-recurring repairs and maintenance. Non-recurring repairs and maintenance increased $158, or 38.91%, as a result of increases in expenditures for drywall and plumbing repairs. The expenditures were not considered to be capital expenditures.

    Interest expense decreased $1,522, or 21.13%, to $5,682. Interest expense decreased primarily as a result of the refinancing of Seasons and Walden Pond Apartments. The refinancing resulted in a decrease in the interest rate on Seasons from 10% to a variable interest rate of approximately 3%. The refinancing of Walden Pond resulted in a significant reduction in the principal balance outstanding as compared to the previous mortgage.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED
     DECEMBER 31, 1999.

    Rental income increased $957, or 4.58%, to $21,869. The increase was a result of an increase of 3.69% in weighted average rental rates, plus the effect of an increase in overall occupancy from 96.79% to 96.93%.

    Interest income increased $369, or 159.05%, to $601. The increase was a result of higher average cash on hand during 2000 as compared to 1999.

    Other income, which consists primarily of income from operation of laundry facilities, late charges, administrative fees, net profits from corporate apartments, cable revenue, pet charges and miscellaneous charges to residents increased $61, or 9.90%, to $677. The increase was attributable to increases in revenue from cable television contracts, damage charges and month-to-month income. Cable television contract revenue increased $26, or 273%, as a result of a new contract being signed with local cable television providers. Damage charges increased $12, or 14.93%, as a result of increases in damage done by tenants which was subsequently recovered through billings. Month-to-month income, which results from premiums being charged to tenants who do not sign leases, increased $21, or 36.92%, as a result of an increase in the number of tenants who chose the flexibility of a month-to-month arrangement. The Predecessor has generally limited month-to-month occupants and has made significant efforts to convert these tenants to longer-term arrangements.

    Operating expenses, which primarily consist of property payroll, advertising, leasing expenses, utilities and property insurance, increased $402, or 8.10%, to $5,364. Operating expenses increased primarily as a result of increases in utilities and property insurance expenses. Utilities expense increased $305, or 15.03%, primarily as a result of increases in gas expense. In 2001, the Predecessor signed contracts with major regional gas suppliers to minimize the impact on seasonal price fluctuations. Property insurance expense increased $49, or 36.17%, as a result of general increases in property insurance premiums.

    Maintenance expense increased $97, or 5.71%, to $1,797. The increase in maintenance expense was primarily the result of increases in non-recurring repairs and maintenance. Non-recurring repairs and maintenance increased $97, or 34.19%, primarily as a result of increases in maintenance contract items. Maintenance contract items generally consist of landscaping, pool maintenance and other maintenance items performed by third parties.

    Management fees increased $283, or 28.53%, to $1,275. The increase in management fees was primarily the result of the implementation of asset management fees payable to an affiliate of The Berkshire Group on Dorsey's Forge, Hannibal Grove and Century Apartments. These asset management fees resulted in an increase of $200 on an annualized basis.

    Interest expense increased $1,002, or 16.16%, to $7,204. Interest expense increased primarily as a result of the refinancing of Dorsey's Forge, Hannibal Grove and Century Apartments in 2000. The refinancing resulted in increases to the outstanding mortgage principal balances, which resulted in higher overall interest expense.

LIQUIDITY AND CAPITAL RESOURCES

    CAPITAL EXPENDITURES, DISTRIBUTIONS, CASH FLOW AND INDEBTEDNESS

    We expect our principal liquidity demands to be capital improvements and repairs and maintenance for the initial properties, acquisition of additional properties, repayment of indebtedness and, after the completion of the offer, distributions to our preferred stockholders.

    We intend to meet our short-term liquidity requirements through net cash flows provided by operating activities and, after the completion of the offer, through distributions of income from the mortgage funds. We consider our ability to generate cash to be adequate to meet all operating requirements and make distributions to our stockholders in accordance with the provisions of the Code applicable to REITs.

    Upon completion of the offer, we intend to establish a line of credit secured, at least in part, by the Interests tendered in the offer. We expect to use this line of credit primarily as a source of capital for the acquisition of new properties.

    To the extent that we do not satisfy our long-term liquidity requirements through net cash flows provided by operating activities and, upon the completion of the offer, through distributions of income from the mortgage funds, we intend to satisfy these requirements through refinancing or establishing secondary financing on our real estate investments and through advances on our proposed line of credit.

    As of June 30, 2002, approximately 45% of the Predecessor's mortgage obligations were under variable interest rates. The weighted average rate of interest on mortgage debt was 2.89%. As described below, the Predecessor has taken advantage of the low interest rate market to fix rates on the vast majority of its mortgage debt. As of July 31, 2002, the weighted average rate of interest on all mortgage debt was 5.75%. Approximately 95% of the mortgage debt was at fixed interest rates. We believe that this limits the exposure to changes in interest rates, minimizing the effect on our financial condition, results of operations and cash flow.

    MORTGAGE DEBT REFINANCING

    On April 1, 2002, the mortgage notes payable on Dorsey's Forge and Hannibal Grove were refinanced with $10,635,000 and $16,145,000 non-recourse mortgage notes payable, which were collateralized by the related properties. The interest rates on the notes were fixed at 5.96%. The notes mature on May 1, 2007, at which time the remaining principal and accrued interest are due. The notes may be prepaid, with a prepayment penalty, at any time with 30 days notice. The Predecessor used the proceeds from the refinancing on Dorsey's Forge and Hannibal Grove to repay the existing mortgage notes and accrued interest of approximately $6,011,000 and $10,444,000, respectively, to pay closing costs of approximately $91,000 and $122,000, respectively, and to fund escrows required by the lender of approximately $15,000 and $54,000, respectively. The Predecessor also recognized an approximate $323,000 extraordinary loss resulting from the prepayment penalty upon the early principal repayment and write-off of unamortized deferred financing costs for Dorsey's Forge and Hannibal Grove. The remaining proceeds were distributed to the members of the Predecessor.

    On April 1, 2002, the mortgage note payable on Century was refinanced with a $22,800,000 non-recourse mortgage notes payable, which was collateralized by the property. The interest rate on the note was fixed at 5.96%. The note matures on May 1, 2007, at which time the remaining principal and accrued interest are due. The note may be prepaid, with a prepayment penalty, at any time with 30 days notice. The Predecessor used the proceeds from the refinancing on Century to repay the existing mortgage note and accrued interest of approximately $19,219,000, to pay closing costs of approximately $162,000 and to fund escrows required by the lender of approximately $29,000. The Predecessor also recognized an approximate $287,000 extraordinary loss resulting from the prepayment penalty upon the early principal repayment and write-off of unamortized deferred financing costs for Century. The remaining proceeds were distributed to the members of the Predecessor.

    On July 31, 2002, the mortgage note payable on Seasons of Laurel was refinanced with a $52,500,000 non-recourse mortgage note payable, which was collateralized by the property. The interest rate on the note was fixed at 5.74%. The mortgage note matures on September 1, 2009, at which time the remaining principal and accrued interest are due. The note may be prepaid, with a prepayment penalty, at any time with 30 days notice. The Predecessor used the proceeds from the refinancing to repay the existing mortgage note and accrued interest on the property of approximately $36,412,000, to pay closing costs of approximately $289,000, to fund escrows required by the lender of approximately $862,000 and to pay a prepayment penalty of approximately $363,000.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    At June 30, 2002, approximately $49,439 of the Predecessor's long-term debt had fixed interest rates. The fair value of these instruments is affected by changes in market interest rates. The following table presents principal cash flows based upon maturity dates of the debt obligations and the related weighted-average interest rates by expected maturity dates for the fixed rate debt. The interest rate on the variable rate debt as of June 30, 2002 ranged from FHLMC Reference Bill plus 0.95% to FHLMC Reference Bill plus 1.74%. FHLMC is the Federal Home Loan Mortgage Corporation. The FHLMC Reference Bills are unsecured general corporate obligations.

                                          MORTGAGE DEBT, INCLUDING CURRENT PORTION
                                                       (IN THOUSANDS)
-----------------------------------------------------------------------------------------------------------------------------
                                         SIX
                                        MONTHS
                                        ENDING                                                                         FAIR
                                      12/31/2002     2003       2004       2005       2006      2007+      TOTAL      VALUE
                                      ----------   --------   --------   --------   --------   --------   --------   --------
Fixed Rate..........................     $ 314      $ 657      $ 698      $ 741      $  786    $46,281    $49,477    $49,477
Average Interest Rate...............      5.96%      5.96%      5.96%      5.96%       5.96%      5.96%
Variable Rate.......................     $ 460      $ 939      $ 966      $ 994      $4,917    $32,582    $40,858    $40,858

    The table above reflects the mortgage notes payable as of June 30, 2002. It does not take into consideration the refinancing of Seasons of Laurel on July 31, 2002 as described above in "Liquidity and Capital Resources--Mortgage Debt Refinancing."

    In connection with the financing of Seasons Apartments in July of 2001, the Predecessor also entered into an interest rate cap agreement in the notional amount of $37,000 with a termination date of July 20, 2003. The agreement provides for a rate cap of 6.65%. The Predecessor holds the derivative for the purposes of hedging against exposure to changes in the future cash flows attributable to increases in the interest rate. However, the instrument does not qualify as an effective hedge for accounting purposes. As a result of the nominal cost and fair value of the interest rate cap, the premium paid for the interest rate cap agreement is being amortized over the term of the agreement.

ENVIRONMENTAL ISSUES

    There are no recorded amounts resulting from environmental liabilities, as there are no known contingencies with respect to environmental liabilities. During the past 18 months, the Predecessor has refinanced each of the initial properties. As part of the refinancing process, the lenders obtained environmental audits of each of the initial properties. The Predecessor was not advised by the lenders as to any material liability for site restoration or other costs that may be incurred with respect to the sale or disposal of any of the initial properties.

RECENT ACCOUNTING PRONOUNCEMENTS

    In August of 2001, the Financial Accounting Standards Board, which we refer to as the FASB, issued Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, which supersedes SFAS No. 121. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of the book value or fair value less cost to sell. SFAS No. 144 retains the requirements of SFAS No. 121 regarding impairment loss recognition and measurement. In addition, it requires that one accounting model be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. SFAS No.144 is effective for fiscal years beginning after December 15, 2001. We do not expect the impact of adopting this statement to have a material effect on our financial condition, results of operations or cash flows.

    In May of 2002, the FASB issued SFAS No. 145, RESCISSION OF FASB STATEMENTS NO. 4, 44 AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS AS OF APRIL 2002, which rescinds SFAS No. 4, REPORTING GAINS AND LOSSES FROM EXTINGUISHMENT OF DEBT, among others. As a result of the rescission of SFAS No. 4, gains or losses from extinguishment of debt are not necessarily considered extraordinary. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The impact of adopting this statement will require the Predecessor to reclassify its extraordinary loss into interest expense in the accompanying statement of operations.

INFLATION AND ECONOMIC CONDITIONS

    Substantially all of the leases at the initial properties are for a term of one year or less, which enables the Predecessor to seek increased rents for new leases or upon renewal of existing leases. These short-term leases minimize the potential adverse effect of inflation on rental income, although residents may leave without penalty at the end of their lease terms and may do so if rents are increased significantly.

    Historically, real estate has been subject to a wide range of cyclical economic conditions, which affect various real estate sectors and geographic regions with differing intensities and at different times. In 2001, many regions of the United States experienced varying degrees of economic recession, and the tragic events of September 11, 2001 accelerated some recessionary trends, such as the cost of obtaining sufficient property and liability insurance coverage, short-term interest rates and a temporary reduction in occupancy. We believe, however, that these tragic events did not have a material effect on the initial properties given our property type, garden style residential apartment communities, and the geographic regions in which we are located. We will continue to review our business strategy and do not anticipate any changes in strategy or material effects on our financial performance.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                  RESULTS OF OPERATIONS OF THE MORTGAGE FUNDS

    You should read the following discussion in conjunction with the financial statements of the mortgage funds and their related notes and other financial information regarding the mortgage funds included elsewhere in this prospectus. This discussion contains forward-looking statements. See "--Forward-Looking Statements" below.

                         KRUPP GOVERNMENT INCOME TRUST

OVERVIEW

    Krupp Government Income Trust, or GIT, was formed on November 1, 1989 as a Massachusetts business trust. GIT raised approximately $300 million through a public offering of shares of beneficial interest and used the net proceeds primarily to acquire participating insured mortgages, or PIMs, participating insured mortgage investments, or PIMIs, and mortgage-backed securities, or MBS. GIT considers itself to be engaged only in the industry segment of investment in mortgages. The trust has elected to be treated as a REIT.

CRITICAL ACCOUNTING POLICIES

    GIT's critical accounting policies relate primarily to revenue recognition related to the participation features of the trust's PIM and PIMI investments as well as the recognition of deferred interest income on its additional loans. The trust's critical accounting policies are as follows:

    Basic interest is recognized based on the stated rate of the Department of Housing and Urban Development, or HUD, insured mortgage loan, less the servicer's fee, or the coupon rate of the MBS of the Government National Mortgage Association, which we refer to as GNMA, or the Federal National Mortgage Association, which we refer to as Fannie Mae. GIT recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to the amount is completed. The trust defers the recognition of additional loan interest payments as income to the extent these interest payments were from escrows established with the proceeds of the additional loan. When the properties underlying the PIMIs generate sufficient cash flow to make the required additional loan interest payments and the additional loan value is deemed collectible, the trust recognizes income as earned and commences amortization of the deferred interest amounts into income over the remaining estimated term of the additional loan. During periods where mortgage loans are impaired GIT suspends amortizing deferred interest.

RESULTS OF OPERATIONS

    COMPARISON OF THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 TO THE THREE AND
     SIX MONTHS ENDED JUNE 30, 2001.

    Net income of GIT increased for the three and six months ended June 30, 2002 as compared to the same periods in 2001 due to increases in participation income and interest income on MBS and a decrease in asset management fees. This was partially offset by decreases in interest income on PIMs and PIMIs, additional loan interest and other interest income. Participation income increased due to the collection of participation income from the Riverview Apartments and Lincoln Green Apartments PIMs during the second quarter of 2002. Interest income on MBS increased due to the accelerated recognition of the Parkwest Apartments MBS purchase discount as income upon the prepayment of the MBS and the receipt of the prepayment premium. Interest income on PIMs and PIMIs decreased due to the prepayments of the Red Run and River View Apartments PIMIs and the Waterford Townhomes PIM in 2002 and the Seasons PIMI in July of 2001. Additional loan interest decreased due to the Red Run and Seasons PIMI payoffs in January of 2002 and July of 2001, respectively. Other interest income decreased due to lower average interest rates earned on cash balances available for short-term investing when compared to the same period in 2001. Asset management fees decreased due to the decline in GIT's asset base as a result of principal collections and prepayments.

    The following discussion relates to the operations of GIT during the years ended December 31, 2001, 2000 and 1999. Dollars are stated in thousands, except for per share amounts.

                                                                      YEARS ENDED DECEMBER 31,
                                                 ------------------------------------------------------------------
                                                         2001                   2000                   1999
                                                 --------------------   --------------------   --------------------
                                                  AMOUNT    PER SHARE    AMOUNT    PER SHARE    AMOUNT    PER SHARE
                                                 --------   ---------   --------   ---------   --------   ---------
Interest income on PIMs and PIMIs:
Basic interest.................................  $ 7,901      $ .52     $ 8,087        .54     $ 8,789      $ .58
Additional loan interest.......................    1,515        .10         744        .05       1,535        .18
Participation interest.........................    7,603        .51         505        .03       2,269        .15
Interest income on MBS.........................    1,251        .08       1,376        .09       1,531        .10
Interest income on cash and cash equivalents...      262        .02         365        .02         508        .03
Trust expenses.................................   (1,671)      (.11)     (1,618)      (.10)     (1,595)      (.11)
Amortization of prepaid fees and expenses......   (1,353)      (.09)     (1,030)      (.07)      (1672)      (.11)
Reduction of (provision for) impaired
  additional loans.............................      464        .03          --         --         (48)        --
                                                 -------      -----     -------      -----     -------      -----
Net income.....................................  $15,972      $1.06     $ 8,429      $ .56     $12,317      $ .82
                                                 =======      =====     =======      =====     =======      =====
Weighted average shares outstanding............       15,053,135             15,053,135             15,053,135
                                                 ====================   ====================   ====================

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED
     DECEMBER 31, 2000.

    GIT's net income increased in 2001 when compared to 2000 primarily due to increases in additional loan and participation interest and a decrease in provision for impaired mortgage loans. This was partially offset by decreases in basic interest on PIMs and PIMIs, interest income on MBS, interest income on cash and cash equivalents and by increases in amortization and general and administrative expenses. Additional loan interest increased primarily due to the recognition of deferred revenue from the Seasons and the Red Run additional loan payoffs. Participation interest increased due to the collection of participation interest from the Seasons and Red Run payoffs. The provision for impaired mortgage loans decreased due to an improvement in the performance of the Lifestyles apartments. Basic interest on PIMs and PIMIs decreased primarily due to the Seasons PIMI payoff in the third quarter of 2001. Interest income on MBS decreased due to principal collections reducing the asset balance. Interest income on cash and cash equivalents decreased due to lower average interest rates earned on cash balances available for short-term investing in 2001 as compared to 2000. Amortization expense increased due to the payoff of the Red Run PIMI. General and administrative expenses increased due to an increase in legal fees associated with the research related to the classification of income for REIT purposes.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED
     DECEMBER 31, 1999.

    GIT's net income decreased by approximately $3.9 million for 2000 when compared to 1999 primarily due to decreases in interest income net of decreases in amortization expense and asset management fees due to an affiliate. Basic interest on PIMs and PIMIs, additional loan interest and participation interest decreased by $4.3 million in 2000 primarily due to the payoff of the Audubon Villas PIMI in the third quarter of 1999. Interest income on MBS will continue to decline as principal collections reduce the MBS investment balance. Interest income on cash and cash equivalents decreased due to lower average cash balances. Amortization expense decreased due to the payoff of the Audubon Villas PIMI. The decrease in asset management fees was due to the trust's asset base declining.

LIQUIDITY AND CAPITAL RESOURCES

    CASH FLOW AND DIVIDENDS

    GIT had cash and cash equivalents of approximately $5.7 million at June 30, 2002 and approximately $13.2 million at December 31, 2001. GIT also had cash inflows provided by PIMs, PIMIs, MBS, cash and cash equivalents. GIT may also receive additional cash flow from the participation features of its PIMs and PIMIs. GIT anticipates that these sources will be adequate to provide the trust with sufficient liquidity to meet its obligations, including providing dividends to its investors.

    The most significant demands on GIT's liquidity are quarterly dividends paid to investors of approximately $2.6 million and special dividends. Funds for dividends come from interest income received on PIMs, PIMIs, MBS and cash and cash equivalents net of operating expenses, and the principal collections received on PIMs, PIMIs and MBS. The portion of dividends funded from principal collections reduces the capital resources of the trust. As the capital resources of the trust decrease, the total cash flows to the trust will also decrease, which may result in periodic adjustments to the dividends paid to the investors.

    The advisor of GIT periodically reviews the dividend rate to determine whether an adjustment is necessary based on projected future cash flows. The current quarterly dividend rate is $0.17 per share. The trustees, based on the advisor's recommendations, generally set a dividend rate that provides for level quarterly dividends. To the extent quarterly dividends do not fully utilize the cash available for distribution and cash balances increase, the trustees may adjust the dividend rate or distribute these funds through a special dividend.

    In addition to providing guaranteed or insured monthly principal and interest payments, GIT's investments in PIMs and PIMIs also may provide additional income through the interest on the additional loan portion of the PIMIs as well as participation interest based on operating cash flow and an increase in the value realized upon the sale or refinancing of the underlying properties. However, these payments are neither guaranteed nor insured and depend upon the successful operations of the underlying properties.

    PAYMENTS RECEIVED FROM INVESTMENTS

    On June 28, 2002, GIT received a prepayment of the Lincoln Green Apartments subordinated promissory note. GIT received $725,000 of shared appreciation interest and $278,785 of shared income interest and minimum additional interest. On July 25, 2002, GIT received $13,676,641 representing the principal proceeds on the first mortgage loan from the Lincoln Green Apartments PIM. The advisor of GIT expects to pay a special dividend of $0.99 per share during the third quarter of 2002 from the proceeds of the Lincoln Green Apartments PIM prepayment.

    On May 15, 2002, GIT received $8,884,123 representing the principal proceeds on the first mortgage loan from the River View Apartments PIM. In addition, GIT received a prepayment premium of $88,841 from the payoff. On June 4, 2002, the trust paid a special dividend of $0.61 per share from the proceeds of the River View Apartments PIM prepayment.

    Also on May 15, 2002, GIT received $2,487,447 representing the principal proceeds on the first mortgage loan from the Parkwest Apartments MBS. In addition, GIT received a prepayment premium of $49,749 from this payoff. On June 19, 2002, the trust paid a special dividend of $0.17 per share from the proceeds of the Parkwest Apartments MBS prepayment.

    On January 3, 2002, GIT received $18,330,825 representing the principal proceeds on the first mortgage loan from the Red Run PIMI. On December 31, 2001, GIT received a prepayment of the Red Run additional loan and subordinated promissory note. The trust received $2,900,000 of additional loan principal, $238,369 of shared appreciation interest, $3,506,952 of preferred interest and $67,667 of base interest on the additional loan. On January 16, 2002, the trust paid a special dividend of $1.68 per share from the proceeds of the Red Run PIMI prepayment.

    On January 2, 2002, GIT received a prepayment of the Waterford Apartments subordinate promissory note. GIT received $379,725 of minimum additional interest and $425,643 of shared appreciation interest. On January 17, 2002, the trust received $6,625,742 representing the principal proceeds on the first mortgage loan. In addition, GIT received a prepayment premium of $66,257 from the payoff. On March 1, 2002, the trust paid a special dividend of $0.51 per share from the proceeds of the Waterford Apartments PIM prepayment.

    The three remaining PIMI investments all operate under workout agreements with the trust. Those agreements have modified the borrowers' obligations to make additional loan interest payments, regardless of whether the property generated sufficient revenues to do so, to an obligation to pay additional loan interest only if the property generates surplus cash, as defined by HUD. For the period ending December 31, 2001, Mountain View did not generate any surplus cash, although both Windward Lakes and Lifestyles did generate some surplus cash. However, due to the need to complete capital projects at both properties, GIT agreed that the surplus cash generated by the two properties will not be used to pay additional loan interest. Consequently, the trust does not expect to receive any additional loan interest during 2002. Beginning in 2002, the trust has amortized and recognized additional loan income previously deferred with respect to Windward Lakes as the property generated surplus cash during 2001.

    Windward Lakes' operating results deteriorated during 1995 and 1996, and in early 1997 the independent trustees approved a workout with the borrower of the Windward Lakes PIMI, an affiliate of the advisor of GIT. In the workout, GIT agreed to reduce the effective basic interest rate on the insured first mortgage by 2% per annum for 1997 and 1% per annum for 1998, 1999 and 2000. The borrower made an equity contribution of $133,036 to the property and agreed to cap the annual management fee paid to an affiliate at 3% of revenues. The trust's participation in current operations is 50% of any surplus cash, and the additional loan interest is payable out of its share of surplus cash. Any unpaid additional loan interest accrues at 7.5% per annum. When the property is sold or refinanced, GIT will receive 50% of any net proceeds remaining after repayment of the insured mortgage, the additional loan, the interest rate relief, accrued and unpaid additional loan interest and the borrower's equity up to the point that the trust has received a cumulative, non-compounded 10% preferred return on its investment in the PIMI. The additional loan was scheduled to mature in July of 2002. However, the advisor of GIT granted a sixty day extension to the borrower to allow the borrower additional time to finalize a more comprehensive proposal regarding a longer-term extension of the maturity date.

    In May 1998, the borrower on the Lifestyles PIMI defaulted on its debt service payment on the insured first mortgage. GIT agreed to a new workout that runs through 2007. Under the terms of the workout, the trust agreed to reduce the effective interest rate on the insured first mortgage by 1.75% retroactively for 1998 to clear the default, by 1.75% for 1999, and by 1.5% each year after that until 2007. An affiliate of the advisor of GIT refunds approximately .25% per annum to the trust related to the interest reduction. The borrower made a $550,000 equity contribution, which was escrowed, for the exclusive purpose of correcting deferred maintenance and making capital improvements to the property. The escrow has been used up for paint, building repairs, parking lot repairs, a new fitness facility, clubhouse remodeling and landscaping. Any surplus cash that is generated by property operations will be split evenly between the trust and the borrower. When the property is sold or refinanced, the first $1,100,000 of any proceeds remaining after the insured mortgage is paid off will be split 50% / 50% between the trust and the borrower; the next $1,690,220 of proceeds will be split 75% to the trust and 25% to the borrower; and any remaining proceeds will be split 50% / 50%. The borrower's new equity and the reduction in the effective interest rate on the insured first mortgage have provided funds for repairs and improvements that have helped reposition Lifestyles. As a result of the performance of the property, GIT had initially established a valuation allowance of $1,130,346 on the additional loan in 1998. During 2001, the trust received a payment of $118,968, which was recorded as a reduction in the principal balance of the additional loan and related impairment provision. Based on improved market conditions and property operations, the trust further reduced the impairment provision by $344,839 to $666,539 in the fourth quarter of 2001.

    Mountain View is similar to Lifestyles with respect to competitive market conditions. In June of 1999, GIT approved a second workout that runs through 2004. Under the terms of the workout, the trust agreed to reduce the effective interest rate on the insured first mortgage by 1.25% retroactively for 1999 and each year after that until 2004, and to change the participation terms. The workout eliminated the preferred return feature, forgave $288,580 of previous accruals of additional loan interest related to the first workout, and changed the trust's participation in surplus cash generated by the property. GIT will receive 75% of the first $130,667 of surplus cash and 50% of any remaining surplus cash on an annual basis to pay additional loan interest. Unpaid additional loan interest related to the second workout will accrue and be payable if there are sufficient proceeds from a sale or refinancing of the property. In addition, the borrower repaid $153,600 of the additional loan and funded approximately $54,000 to a reserve for property improvements. As a result of the factors described above, the advisor of GIT determined that the additional loan collateralized by the Mountain View asset was impaired and currently maintains a valuation allowance of $1,032,272.

    GIT received participation interest based on cash flow generated by property operations from six of its investments during the twelve months ended December 31, 2001. Waterford Townhomes paid $60,502, Red Run paid $72,841, The Seasons paid $50,750, Lifestyles paid $118,968, Rivergreens paid $69,067 and Lincoln Green paid $223,873.

    On July 23, 2001, GIT received a prepayment of the Seasons subordinated promissory note and the Seasons additional loan. GIT received $1,924,649 of additional loan principal, $180,916 of surplus cash, $847,450 of preferred interest, $1,052,455 of contingent interest, $69,129 of base interest on the additional loan and $1,299,562 which represents GIT's portion of the residual split. The trust received $8,567,890 representing the principal proceeds on the first mortgage note on July 26, 2001. In addition, the trust recognized $180,633 of additional loan interest that had been previously received and recorded in deferred income on additional loans. On August 17, 2001, the advisor of GIT paid a special dividend of $0.93 per share from the proceeds of the Seasons PIMI prepayment.

    The payoff of the Seasons PIMI was a result of the sale of the underlying property by the borrower, Maryland Associates Limited Partnership, which is an affiliate of the GIT Adviser, to an affiliate of the borrower's general partner. Because the sale of the underlying property was to an affiliate, the independent trustees of GIT were required to approve the transaction, which they did based upon a number of factors, including an appraisal of the underlying property prepared by an independent third party Member Appraisal Institute appraiser. The purchase price paid by the affiliate for the underlying property was $1.6 million greater than the value indicated by the appraisal.

    During the third quarter of 1999, GIT received a prepayment of the Audubon Villas PIMI when the property was refinanced. GIT received the prepayment of the principal balance of the insured mortgage of $14,861,957, the principal balance of the additional loan of $2,691,000 and participation income of $1,966,901. Also, $1,962,261 was recognized as additional loan interest income that was previously recorded as deferred income. On August 18, 1999, the advisor of GIT declared a special dividend of $1.30 per share that was paid on September 17, 1999 from the payoff of the Audubon Villas PIMI.

    Whether the operating performance at any of the properties mentioned above provides sufficient cash flow from operations to pay either the additional loan interest or participation income will depend on factors that the trust has little or no control over. If the properties are unable to generate sufficient cash flow to pay the additional loan interest, it would reduce the trust's distributable cash flow and could affect the value of the additional loan collateral.

    There are contractual restrictions on the repayment of the PIMs and PIMIs. During the first five years of the investment, borrowers are prohibited from repayment. During the second five years, the PIM borrowers can prepay the insured first mortgage by paying the greater of a prepayment premium or the participation due at the time of the prepayment. Similarly, the PIMI borrowers can prepay the insured first mortgage and the additional loan by satisfying the preferred return obligation. The participation features and additional loans are neither insured nor guaranteed. If the prepayment of the PIM or PIMI results from the foreclosure on the underlying property or an insurance claim, the trust would probably not receive any participation income or any amounts due under the additional loan.

    GIT has the option to call some of the PIMs and all the PIMIs by accelerating their maturity if the loans are not prepaid by the tenth year after permanent funding. The advisor of GIT will determine the merits of exercising the call option for each PIM and PIMI as economic conditions warrant. Factors such as the condition of the asset, local market conditions, the interest rate environment and available financing will have an impact on these decisions.

                        KRUPP GOVERNMENT INCOME TRUST II

OVERVIEW

    Krupp Government Income Trust II, or GIT II, was formed as a Massachusetts business trust on February 8, 1991. GIT II raised approximately $366 million through a public offering of shares of beneficial interest and used the net proceeds primarily to acquire PIMs, PIMIs and MBS. GIT II considers itself to be engaged only in the industry segment of investment in mortgages. The trust has elected to be treated as a REIT.

CRITICAL ACCOUNTING POLICIES

    GIT II's critical accounting policies relate primarily to revenue recognition related to the participation features of the trust's PIM and PIMI investments as well as the recognition of deferred interest income on its additional loans. The trust's policies are as follows:

    Basic interest is recognized based on the stated rate of the HUD insured mortgage loan, less the servicer's fee, or the coupon rate of the Fannie Mae MBS. The trust recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to the amount is completed. The trust defers the recognition of additional loan interest payments as income to the extent these interest payments are from escrows established with the proceeds of the additional loan. When the properties underlying the PIMIs generate sufficient cash flow to make the required additional loan interest payments and the additional loan value is deemed collectible, the trust recognizes income as earned and commences amortizing deferred interest amounts into income over the remaining estimated term of the additional loan. During periods where mortgage loans are impaired the trust suspends amortizing deferred interest.

    The trust also fully reserves the portion of any additional loan interest payment satisfied through the issuance of an operating loan and any associated interest due on the operating loan. The trust will recognize the income related to the operating loan when the borrower repays amounts due under the operating loan.

RESULTS OF OPERATIONS

    COMPARISON OF THE THREE MONTHS ENDED JUNE 30, 2002 TO THE THREE MONTHS ENDED
     JUNE 30, 2001.

    GIT II's net income decreased in the three months ended June 30, 2002 as compared to the same period in 2001 primarily due to decreases in basic interest on PIMs and PIMIs and additional loan interest. This was partially offset by decreases in amortization expense and asset management fees. Basic interest on PIMs and PIMIs decreased due to the Norumbega Pointe and Windmill Lakes payoffs and the payoff of the Seasons PIMI in July of 2001. These prepayments also caused additional loan interest to decrease. Amortization expense was greater during the three months ended June 30, 2001 as compared to June 30, 2002 as a result of the full amortization of the remaining prepaid fees and expenses on the PIMI prepayments in 2001. Asset management fees decreased due to the decrease in the trust's investments as a result of principal collections and payoffs.

    COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 2002 TO THE SIX MONTHS ENDED
     JUNE 30, 2001.

    GIT II's net income increased during the six months ended June 30, 2002 as compared to the same period in 2001 primarily due to an increase in additional loan interest and decreases in asset management fees and the provision for impaired mortgage loan. This was partially offset by an increase in amortization expense and a decrease in basic interest from PIMs and PIMIs. Additional loan interest increased primarily due to the recognition of deferred income from the Norumbega Pointe payoff and base interest recognized from the Windmill Lakes payoff. The decrease in asset management fees was a result of the trust's asset base declining from PIM and PIMI prepayments in 2001 and the six months ended June 30, 2002. These prepayments also caused basic interest on PIMs and PIMIs to decrease. Amortization expense increased primarily due to the full amortization of the remaining prepaid fees and expenses related to the Norumbega Pointe and Windmill Lakes payoffs. The provision for impaired mortgage decreased due to the reversal of the impairment provision for the Windmill Lakes PIMI as a result of the additional loan payoff received on March 28, 2002.

    The following relates to the operations of GIT II during the years ended December 31, 2001, 2000, and 1999.

                                                          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                      YEARS ENDED DECEMBER 31,
                                                 ------------------------------------------------------------------
                                                         2001                   2000                   1999
                                                 --------------------   --------------------   --------------------
                                                  AMOUNT    PER SHARE    AMOUNT    PER SHARE    AMOUNT    PER SHARE
                                                 --------   ---------   --------   ---------   --------   ---------
Interest on PIMs and PIMIs:
Basic interest.................................  $ 9,674      $ .52     $11,260        .61     $11,998      $ .66
Additional loan interest.......................    2,208        .12       1,784        .10       1,712        .09
Participation interest.........................   11,873        .64       1,915        .11       1,592        .08
Interest income on MBS.........................    1,197        .07       1,455        .08       3,251        .18
Interest income on cash and cash equivalents...      378        .02         564        .03       1,060        .06
Trust expenses.................................   (2,081)      (.11)     (2,215)      (.12)     (2,274)      (.12)
Amortization of prepaid fees and expenses......   (2,608)      (.14)     (2,132)      (.12)     (2,365)      (.13)
Reduction of (provision for) impaired
  additional loans.............................    1,500        .09         994        .05          --         --
                                                 -------      -----     -------      -----     -------      -----
Net income.....................................  $22,141      $1.21     $ 8,429      $ .74     $14,974      $ .82
                                                 =======      =====     =======      =====     =======      =====
Weighted average shares outstanding............       18,371,477             18,371,477             18,371,477
                                                 ====================   ====================   ====================

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED
     DECEMBER 31, 2000.

    GIT II's net income increased in 2001 when compared to 2000 primarily due to increases in additional loan and participation interest on PIMs and PIMIs and decreases in asset management fees and the provision for impaired mortgage loan. This was partially offset by a decrease in basic interest from PIMs and PIMIs and increases in amortization expense and general and administrative expenses. Additional loan and participation interest increased primarily due to the Seasons payoff in July 2001 and the Falls at Hunters Pointe payoff in March 2001. Asset management fees decreased due to the decrease in the trust's investments as a result of the payoffs mentioned above. The provision for impaired mortgage decreased due to the reduction of the impairment provision for the Windmill Lakes additional loan. The payoffs also caused basic interest from PIMs and PIMIs to decrease and amortization expense to increase as the prepaid fees and expenses associated with these PIMIs were fully amortized. General and administrative expenses increased due to an increase in legal fees associated with the research related to the classification of income for REIT purposes.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED
     DECEMBER 31, 1999.

    GIT II's net income decreased $1.3 million for 2000 when compared to 1999 primarily due to lower interest income. Basic interest on PIMs and PIMIs decreased due to the payoff of the Windsor Lake PIMI in January of 2000. MBS interest decreased due to the payoff of the Estates MBS in 1999 and the receipt of a $1.0 million prepayment premium at payoff. Amortization expense in 2000 decreased because the trust fully amortized the remaining prepaid acquisition costs and participating servicing fees related to the Windsor Lake PIMI payoff. The trust reversed its provision for impaired mortgage loans, associated with the Oasis additional loan, by $994,000 as a result of improved property operations.

LIQUIDITY AND CAPITAL RESOURCES

    CASH FLOW AND DIVIDENDS

    GIT II had cash and cash equivalents of approximately $4.9 million at June 30, 2001 and approximately $6.5 million at December 31, 2001. GIT II also had cash inflows provided by PIMs, PIMIs, MBS, cash and cash equivalents. GIT II may also receive additional cash flow from the participation features of its PIMs and PIMIs. The trust anticipates that these sources will be adequate to provide the trust with sufficient liquidity to meet its obligations, including providing dividends to its investors.

    The most significant demands on GIT II's liquidity are quarterly dividends paid to investors of approximately $2.6 million and special dividends. Funds for dividends come from interest income received on PIMs, PIMIs, MBS and cash and cash equivalents net of operating expenses, and the principal collections received on PIMs, PIMIs and MBS. The portion of dividends funded from principal collections reduces the capital resources of the trust. As the capital resources of the trust decrease, the total cash flows to the trust will also decrease which may result in periodic adjustments to the dividends paid to the investors.

    The advisor of GIT II periodically reviews the dividend rate to determine whether an adjustment is necessary based on projected future cash flows. The trustees, based on the advisor's recommendations, generally set a dividend rate that provides for level quarterly distributions. To the extent quarterly dividends do not fully utilize the cash available for distribution and cash balances increase, the trustees may adjust the dividend rate or distribute these funds through a special dividend. On May 16, 2002, the trustees declared a quarterly dividend rate of $0.14 per share, reduced from $0.24 per share, effective with the dividend payable on August 14, 2002.

    In addition to providing guaranteed or insured monthly principal and interest payments, GIT II's investments in the PIMs and PIMIs also may provide additional income through the interest on the additional loan portion of the PIMIs as well as participation interest based on operating cash flow and increase in the value realized upon the sale or refinance of the underlying properties. However, these payments are neither guaranteed nor insured and depend on the successful operations of the underlying properties.

    PAYMENTS RECEIVED FROM INVESTMENTS

    GIT II received the first installment of additional loan interest due in 2002 from all five of its PIMI investments during the six months ended June 30, 2002.

    During the first quarter of 2002, the trust received $90,334 of participation interest from the operations of Mequon Trails. In addition, the trust received and recognized participation interest related to the Norumbega Pointe payoff, as discussed below.

    On March 28, 2002, GIT II received a prepayment of the Windmill Lakes subordinated promissory note and the Windmill Lakes additional loan. The trust received $2,000,000 of additional loan principal and $162,500 of additional loan interest. The trust recognized $562,500 of the additional loan principal as additional loan interest. Due to the payoff, the remaining impairment provision of $500,000 was reversed. On April 25, 2002, the trust received $10,727,382 representing the principal proceeds on the first mortgage note from Windmill Lakes. The trust paid a special dividend of $0.71 per share from the proceeds of the Windmill Lakes prepayment on May 1, 2002.

    On February 13, 2002, GIT II received a prepayment of the Norumbega Pointe subordinated promissory note and the Norumbega Pointe additional loan. The trust received $3,063,000 of additional loan principal, $302,877 of shared appreciation interest and $2,280,362 of preferred interest. On February 25, 2002, the trust received $15,123,167 representing the principal proceeds on the first mortgage note. In addition, the trust recognized $1,242,282 of additional loan interest that had been previously received and recorded as deferred income on the additional loan. The trust paid a special dividend of $1.14 per share from the proceeds of the Norumbega Pointe prepayment on March 12, 2002.

    GIT II received participation interest based on cash flow generated by property operations from four of its investments during the twelve months ended December 31, 2001. Sunset Summit paid $113,253, Martin's Landing paid $217,585, the Lakes paid $380,431 and the Seasons paid $129,872. In addition, GIT II received and recognized participation interest related to the payoffs of the Seasons and Hunters Pointe PIMIs. During 2000, property operations at Oasis improved enough that the trust was able to reverse its allowance for loan loss of $994,000 on this property.

    Windmill Lakes is a twelve-year old, basic apartment community that has not been able to compete against the influx of new apartment communities that have extensive amenity packages. Builders use deep marketing concessions to fill the new properties, lowering the cost of renting a new apartment and making it more difficult for older properties like Windmill Lakes to attract residents. During the fourth quarter of 2000, occupancy was in the 70% range. The property's curb appeal, a critical element in a competitive market, has suffered as well because there has not been enough cash flow for adequate maintenance. The borrower on the Windmill Lakes PIMI has been unable to secure a purchaser for the property at a price high enough to cover all of the ownership entity's outstanding liabilities and has decided to sell the apartments off as condominiums. Converting a multifamily property to condominium ownership is often a long process that requires resources and expertise in marketing, financing, legal matters and construction. Local and state agencies regulate the conversion of existing housing into condominium ownership, and there are various compliance regulations governing the process as well. On July 25, 2001, the borrower finalized an agreement with GIT II which will allow for the release of the participation features on the PIMI in the event that the first mortgage, the additional loan and any accrued but unpaid base interest on the additional loan are paid in full by September 1, 2002. In addition, the trust required the owner to pay current and outstanding additional loan base interest as of March 1, 2001 of $512,500. In the event that the required payments are not received, the participation features will remain in force. As a result of the performance of the property, the trust had initially established a valuation allowance of $2,000,000 on the additional loan in 1998. The trust reflected the $512,500 received plus $50,000 previously received as a reduction in the principal balance of the additional loan and related impairment provision. Additionally, based upon improved market conditions and property operations, the trust further reduced the impairment provision by $937,500 to $500,000 in the fourth quarter of 2001.

    On July 23, 2001, GIT II received a prepayment of the Seasons subordinated promissory note and the Seasons additional loan. GIT II received $4,925,351 of the additional loan principal, $462,983 of surplus cash, $2,168,701 of preferred interest, $2,693,326 of contingent interest, $176,908 of unpaid base interest on the additional loan and $3,325,696 which represents the trust's portion of the residual split. GIT II received $21,926,006 representing the principal proceeds on the first mortgage note on July 26, 2001. In addition, the trust recognized $624,023 of additional loan interest that had been previously received and recorded in deferred income on additional loans. The advisor of GIT II paid a special dividend of $1.95 per share on August 17, 2001 from the proceeds of the Seasons PIMI prepayment.

    The payoff of the Seasons PIMI was a result of the sale of the underlying property by the borrower, Maryland Associates Limited Partnership, which is an affiliate of the adviser of GIT II, to an affiliate of the borrower's general partner. Because the sale of the underlying property was to an affiliate, the independent trustees of GIT II were required to approve the transaction, which they did based upon a number of factors, including an appraisal of the underlying property prepared by an independent third party Member Appraisal Institute appraiser. The purchase price paid by the affiliate for the underlying property was $1.6 million greater than the value indicated by the appraisal.

    In November 1999, GIT II notified the borrower on the Falls at Hunters Pointe PIMI that it was in default for non-payment of participating interest due to the trust based on 1997 and 1998 operating results. The borrower failed to cure the default. Consequently, GIT II elected to use a portion of the borrower's funds held in escrow to cure the 1997 portion of the default. The borrower remained in default for 1998 and 1999 operating results. The trust filed a complaint against the partners of the borrowing entity to collect the delinquent participation interest related to 1998 and 1999 operations along with late payment penalties and legal fees. In response to this action, the borrower on the PIMI put the property up for sale. During the first quarter of 2001, GIT II received a payoff of the Falls at Hunters Pointe PIMI as a result of the sale of the property. The trust received the outstanding balance on the insured mortgage of $12,347,267, the outstanding balance on the additional loan of $650,000, participating income interest on the additional loan of $496,207 (including all of the delinquent amounts), preferred interest on the additional loan of $492,543, participating appreciation interest under the subordinate loan agreement of $1,070,304 and late fees on the delinquent participating income interest of $11,021. In addition, GIT II recognized $196,710 of additional loan interest and $311,132 of participating income interest that had been previously received and recorded in deferred income on additional loans. On March 20, 2001, the trust paid a special dividend of $0.83 per share from the proceeds of the Falls at Hunters Pointe PIMI payoff.

    In addition to the amounts received from the payoffs of the Seasons and Hunters Pointe PIMIs, GIT II received both installments of additional loan interest due in 2001 from five of its PIMI investments. During 1999, the advisor of GIT II determined that the borrower on the Norumbega PIMI had paid additional loan interest from funds other than surplus cash, which resulted in overpayments during the previous three years. The overpayment was credited to the borrower when the loan was prepaid.

    On December 16, 1999, GIT II received $2,832,907 from Windsor Lake consisting of $2,000,000 from the payoff of the additional loan, $40,000 of additional loan interest and $792,907 of participation interest. The payoff of the balance on the insured mortgage, $9,172,642, was received on January 26, 2000. The trust paid a special dividend of $0.66 per share from the prepayment proceeds.

    On October 18, 1999, GIT II received a payoff of $12,399,164 from the Estates MBS consisting of an insured mortgage of $11,375,380 and a prepayment premium of $1,023,784. During October 1999, the trust paid a special dividend of $0.68 per share from the proceeds received from the Estates MBS payoff.

    There are contractual restrictions on the prepayment of the PIMs and PIMIs. During the first five years of the investment, borrowers are generally prohibited from repayment. During the second five years, the PIM borrowers can prepay the insured mortgage by paying the greater of a prepayment premium or the participation interest due at the time of the prepayment. Similarly, the PIMI borrowers can prepay the insured mortgage and the additional loan by satisfying the preferred return obligation. The participation features and the additional loans are neither insured nor guaranteed. If the prepayment of the PIM or PIMI results from the foreclosure on the underlying property or an insurance claim, the trust generally would not receive any participation interest or any amounts due under the additional loan.

    The trust has the option to call some of the PIMs and all the PIMIs by accelerating their maturity if the loans are not prepaid by the tenth year after permanent funding. The advisor of GIT II will determine the merits of exercising the call option for each PIM and PIMI as economic conditions warrant. Factors such as the condition of the asset, local market conditions, the interest rate environment and available financing will have an impact on these decisions.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

OVERVIEW

    Krupp Insured Mortgage Limited Partnership, or KIM, was formed on March 21, 1988 as a Massachusetts limited partnership. KIM raised approximately $299 million through a public offering of limited partner interests evidenced by units of depositary receipts. The partnership used the net proceeds of the public offering primarily to acquire PIMs and MBS. KIM considers itself to be engaged only in the industry segment of investment in mortgages.

CRITICAL ACCOUNTING POLICIES

    KIM's critical accounting policies relate primarily to revenue recognition related to the participation feature of the partnership's PIM investments. The partnership's policies are as follows:

    Basic interest on PIMs is recognized based on the stated rate of the FHA-insured mortgage loan, less the servicer's fee, or the stated coupon rate of the GNMA MBS. The partnership recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to the amount is completed.

RESULTS OF OPERATIONS

    COMPARISON OF THE THREE MONTHS ENDED JUNE 30, 2002 TO THE THREE MONTHS ENDED
     JUNE 30, 2001.

    Net income decreased in the three months ended June 30, 2002 as compared to the same period in 2001 primarily due to lower basic interest on PIMs, MBS interest income and other interest income. This decrease was also due to an increase in general and administrative expenses and was partially offset by a decrease in asset management fees. Basic interest on PIMs decreased primarily due to the reclassification of the Richmond Park PIM to a MBS in May of 2001. MBS interest income decreased primarily due to the prepayment of the single family MBS at speeds greater than previously anticipated. Other interest income decreased due to significantly lower average cash balances available for short-term investing and the interest rates earned on those balances in the three-month period versus the same period last year. General and administrative expenses were higher in 2002 when compared to 2001 due to the overpayment of 2000 processing costs that were refunded in 2001. Asset management fees decreased due to the decrease in the partnership's investments as a result of principal collections from MBS and PIMs.

    COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 2002 TO THE SIX MONTHS ENDED
     JUNE 30, 2001.

    Net income decreased in the six months ended June 30, 2002 as compared to the same period in 2001 primarily due to lower basic interest on PIMs and other interest income and an increase in general and administrative expenses. This decrease was partially offset by an increase in MBS interest income and a decrease in asset management fees. Basic interest on PIMs decreased primarily due to the reclassification of the Richmond Park PIM to a MBS in May of 2001. Other interest income decreased due to significantly lower average cash balances available for short-term investing and the interest rates earned on those balances in the six-month period versus the same period last year. General and administrative expenses were higher in 2002 when compared to 2001 due to the overpayment of 2000 processing costs that were refunded in 2001. MBS interest income increased due to the Richmond Park reclassification. Asset management fees decreased due to the decrease in the partnership's investments as a result of principal collections from MBS and PIMs.

    The following discussion relates to the operations of KIM during the years ended December 31, 2001, 2000 and 1999.

                                                                  (AMOUNTS IN THOUSANDS)
                                                                2001       2000       1999
                                                              --------   --------   --------
Interest income on PIMs:
    Basic interest..........................................   $2,069     $2,773    $ 6,325
    Participation interest..................................       19        941      1,666
Interest income on MBS......................................      902        550      1,206
Other interest income.......................................      130        427        609
Partnership expenses........................................     (536)      (674)    (1,006)
Amortization of prepaid fees and expenses...................      (73)      (138)    (1,298)
                                                               ------     ------    -------
  Net income................................................   $2,511     $3,879    $ 7,502
                                                               ======     ======    =======

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED
     DECEMBER 31, 2000.

    Net income decreased in 2001 when compared to 2000 primarily due to lower basic interest and participation interest on PIMs and other interest income. This was partially offset by an increase in MBS interest income and decreases in general and administrative expenses, asset management fees and amortization expense. Basic interest on PIMs decreased primarily due to the payoffs of the Enclave, Bell Station and Brookside PIMs in 2000 and the reclassification of the Richmond Park PIM to a MBS in May 2001. Participation interest was higher during 2000 due to amounts collected in connection with the PIM payoffs received. Other interest income decreased due to significantly lower average interest rates earned on cash balances available for short-term investing in 2001 versus 2000. MBS interest income increased due to the Richmond Park reclassification. General and administrative expenses were greater during 2000 due to higher processing costs. The decrease in asset management fees was a result of the partnership's asset base declining from the PIM prepayments. Amortization expense was greater during 2000 as compared to 2001 as a result of the full amortization of the remaining prepaid fees and expenses on the PIM prepayments in 2000.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED
     DECEMBER 31, 1999.

    Net income decreased in 2000 as compared to 1999 primarily due to lower interest income on PIMs and MBS. Basic interest on PIMs decreased due to the payoffs of the Enclave, Bell Station and Brookside PIMs in 2000 and the Salishan, Saratoga, Marina Shores and Valley Shores PIMs in 1999. Participation interest decreased due to the PIM payoffs mentioned above. MBS interest income decreased primarily due to the payoff of the Patrician MBS in 1999. Expenses decreased in 2000 compared with 1999 primarily due to lower asset management fees and amortization expenses. The decrease in asset management fees was a result of the partnership's asset base declining. Amortization expense was greater in 1999 as compared to 2000 as a result of the full amortization of the remaining prepaid fees and expenses on the 1999 PIM prepayments being greater than the 2000 PIM prepayments.

LIQUIDITY AND CAPITAL RESOURCES

    CASH FLOW AND DIVIDENDS

    KIM had cash and cash equivalents of approximately $11.4 million at June 30, 2002 and approximately $3.6 million at December 31, 2001. KIM also had cash flow provided by its investments in PIMs and MBS. KIM anticipates that these sources will be adequate to provide the partnership with sufficient liquidity to meet its obligation as well as to provide distributions to its investors.

    The most significant demand on the partnership's liquidity is the quarterly distribution paid to investors of approximately $900,000. Funds for the quarterly distributions come from monthly principal and interest payments received on the PIMs and MBS, the principal prepayments of the MBS and interest earned on the partnership's cash and cash equivalents. The portion of distributions attributable to the principal collections and cash reserves reduces the capital resources of the partnership. As the capital resources decrease, the total cash flows to the partnership will also decrease and over time will result in periodic adjustments to the distributions paid to investors. The general partners of KIM periodically review the distribution rate to determine whether an adjustment is necessary based on projected future cash flows. In general, the general partners try to set a distribution rate that provides for level quarterly distributions. To the extent that quarterly distributions do not fully utilize the cash available for distributions and cash balances increase, the general partners may adjust the distribution rate and distribute these funds through a special distribution. Based on current projections, the general partners have determined that the partnership will continue to pay a distribution of $0.06 per limited partner interest per quarter for the near future.

    PAYMENTS RECEIVED FROM INVESTMENTS

    KIM received a payoff of the Richmond Park Apartments MBS on June 17, 2002 for $8,796,086. KIM intends to pay a special distribution of $0.59 per limited partner interest from the proceeds of the Richmond Park prepayment in the third quarter of 2002.

    On March 1, 2002, the partnership paid a special distribution of $0.10 per limited partner interest due to prepayment of the single family MBS at speeds greater than previously anticipated.

    In addition to providing insured or guaranteed monthly principal and basic interest payments, the partnership's PIM investments also may provide additional income through its participation interest in the underlying properties. The partnership may receive a share in any operating cash flow that exceeds debt service obligations and capital needs or a share in any appreciation in value when the properties are sold or refinanced. However, this participation is neither guaranteed nor insured, and it is dependent upon whether property operations or its terminal value meet specified criteria.

    KIM agreed in December of 2000 to provide debt service relief for the Wildflower PIM due to the property's poor operating performance in the competitive Las Vegas market. Occupancy had fallen as low as 80%, and the property had been unable to generate sufficient revenues to adequately maintain the property. Consequently, a loan modification agreement between KIM, the borrower entity under the PIM, the principals of the borrower entity and the affiliated property management agent will provide operating funds for property repairs. Under the modification, the principals of the borrower entity converted $105,000 of cash advances to a long-term non-interest-bearing loan. In addition, an escrow account to be used exclusively for property repairs was established and is under the control of KIM. The management agent made an initial deposit into the escrow equal to 30% of the management fees it received during 2000 and will continue to deposit a similar amount until December of 2002. KIM made an initial deposit into the escrow account to match the $105,000 principals' loan and the management agent's initial deposit and will continue to match additional deposits until December of 2002. KIM's contributions to the escrow account will be considered an interest rebate. The principals' loan and the escrow deposits made by the management agent and the partnership can be repaid exclusively out of any surplus cash that the property may generate in future years. Any repayments will be made on a pro rata basis among the parties.

    KIM's other remaining PIM investment is backed by the underlying first mortgage loan on Creekside. Located in the Portland, Oregon area, the property has maintained occupancy in the mid- to high-90% range over the past several years. However, with flat rental rates and increasing expenses, it does not generate any cash flow that can be distributed as participation interest, nor has the value of the property increased sufficiently for the partnership to share in any participation interest based on value. Furthermore, Clackamas County is undertaking an extensive road improvement project adjacent to Creekside. The borrower has learned that the design of the new road interchange will require a significant portion of the property be taken by eminent domain, possibly including some of the apartment buildings. The borrower is contesting the condemnation action on the basis that the compensation award will not fully compensate ownership for the adverse effects the road widening will have on the remaining portion of the property. The borrower expects that the legal proceedings will be complicated and lengthy, particularly since the property is security for a participating mortgage insured by the Federal Housing Administration, which we refer to as the FHA. Consequently, during the second quarter of 2002 the borrower gave notice to the partnership that it will pay off the first mortgage loan by utilizing the ownership entity's short-term credit lines. The partnership does not expect to receive any participation interest as a result of this payoff transaction.

    During May of 2001, KIM received $19,231 from the borrowers of the Richmond Park PIM as a settlement to release the loan's participation features. The property was not generating sufficient cash flow to pay any participation from property operations nor did it have sufficient appreciation in value to meet the threshold to pay any participation based on value if the property was sold or refinanced. Considering the property's physical condition, there was little likelihood that its status would improve. Rental rate increases and occupancy levels had been difficult to achieve. Consequently, all of the cash flow generated by the property went back into operations. While the borrower had assured that the insured first mortgage debt was serviced, no major capital improvements were undertaken to enhance the property's leasing efforts. Furthermore, routine maintenance and repairs were beginning to be prioritized according to need and available cash. The condition of the property and its inability to generate sufficient cash flow seriously impaired the ability of the borrower to either sell the property or refinance it without taking a loss. The borrower's business plan was to make a significant investment in the property to correct deferred maintenance and functional obsolescence and to market it for leasing in order to reposition the property for a successful sale or refinance. The borrower was unwilling to make the significant investments necessary while the property was encumbered with the PIM's participation features. As a result, the borrower requested a release of the participation features while keeping the insured first mortgage in place until operations improve and the property can be sold or refinanced. The general partners of KIM agreed to this request in return for the settlement because there was no expectation that the partnership would be entitled to any participation proceeds now or in the future in the property's physical condition. Upon this settlement, the insured first mortgage loan on Richmond Park was reclassified from a PIM to a MBS as the only remaining portion of the investment is a GNMA MBS. The partnership also reclassified this investment to available for sale concurrent with the release of the participation feature.

    On June 2, 2000, the partnership paid a special distribution of $0.93 per limited partner interest from the Bell Station and Enclave PIM payoffs along with the shared appreciation interest proceeds from the Brookside PIM, as discussed below. On March 30, 2000, the partnership received $190,239 of shared appreciation interest and $5,973 of shared income interest from the Bell Station PIM. During April of 2000, the partnership received the principal proceeds of $4,901,863 from the Bell Station PIM. During May of 2000, the partnership received the principal proceeds of $8,508,892 from the Enclave PIM. The underlying first mortgage loan matured on May 1, 2000; however, the borrower was unable to close on its refinancing of the property in time to payoff the loan on its maturity date. Consequently, Fannie Mae paid off the MBS under its guarantee obligation. Subsequent to the payoff of the MBS portion of the PIM, the partnership received $178,854 of shared appreciation interest and $200,398 of shared income interest.

    On March 30, 2000, KIM paid a special distribution of $0.31 per limited partner interest from the principal proceeds in the amount of $4,531,910 received from the Brookside Apartments PIM payoff in February of 2000. The underlying first mortgage loan matured on February 1, 2000; however, the borrower was unable to close on its refinancing of the property in time to payoff the loan on its maturity date. Consequently, Fannie Mae paid off the MBS under its guarantee obligation. Subsequent to the payoff of the MBS portion of the PIM, the partnership received $130,000 of shared appreciation interest and $176,513 of shared income interest.

    In addition to the payoffs mentioned above, the partnership received shared income interest of $24,233 from the Enclave PIM during February of 2000 and $34,793 from the Creekside PIM during June of 2000.

    On January 11, 2000, KIM paid a special distribution of $2.37 per limited partner interest from the prepayment proceeds received during December of 1999 from the Salishan, Saratoga and Marina Shores Apartments PIMs and the Patrician MBS. In addition to the principal proceeds from the Salishan PIM of $14,666,235, the partnership received $146,662 of prepayment premium income and $311,650 of shared income interest and minimum additional interest. The partnership received $6,008,565 of principal proceeds from the Marina Shores PIM along with $176,679 of shared appreciation interest and prepayment premium income. The principal proceeds from the Saratoga PIM and the Patrician MBS prepayments were $6,204,895 and $7,830,263, respectively. The partnership did not receive any participation interest on the Saratoga prepayment.

    In October of 1999, the partnership received a prepayment of the Valley Manor Apartments PIM of $4,425,993. The partnership did not receive any additional interest as a result of this prepayment because the underlying property's appraised value did not exceed the threshold required to realize additional interest. In November of 1999 the partnership paid a special distribution of $0.30 per limited partner interest from the Valley Manor proceeds.

    In February of 1999, KIM received a payoff of the Pope Building PIM in the amount of $3,176,761. In addition, the partnership received $703,860 of shared appreciation and prepayment premium income and $218,578 of shared income and minimum additional interest upon the payoff of the underlying mortgage. During March of 1999, the partnership received a payoff of the Remington PIM in the amount of $12,199,298. The payoff was the result of a default on the underlying loan, which resulted in the partnership receiving all of the outstanding principal balance under the insurance feature of the PIM. However, due to the default the partnership did not receive any participation income from this PIM. During May of 1999, the partnership paid a special distribution of $1.08 per limited partner interest from the principal proceeds received from the Remington and Pope Building PIMs and the shared appreciation and prepayment premium proceeds received from the Pope Building PIM.

    During January of 1999, the partnership paid a special distribution of $0.66 per limited partner interest from the principal proceeds and prepayment premium received from the Cross Creek PIM in 1998. The prepayment of the Cross Creek PIM remaining principal balance amounted to $9,414,586 with additional income (in lieu of a prepayment premium) of approximately $318,000 was received along with shared income of approximately $60,000.

    KIM has the option to call these PIMs by accelerating their maturity if they are not prepaid by the tenth year after permanent funding. The partnership will determine the merits of exercising the call option for each PIM as economic conditions warrant. Factors such as the condition of the asset, local market conditions, the interest rate environment and availability of financing will affect those decisions.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

OVERVIEW

    Krupp Insured Plus Limited Partnership, or KIP, was formed on December 20, 1985 as a Massachusetts limited partnership. KIP raised approximately $149 million through a public offering of limited partner interests evidenced by units of depositary receipts. The partnership used the net proceeds of the public offering primarily to acquire PIMs and MBS. KIP considers itself to be engaged only in the industry segment of investment in mortgages.

CRITICAL ACCOUNTING POLICIES

    KIP's critical accounting policies relate primarily to revenue recognition related to the participation feature of the partnership's PIM investments. The partnership's policies are as follows:

    Basic interest on PIMs is recognized at the stated rate of the FHA-insured mortgage loan, less the servicer's fee, or the stated coupon rate of the Fannie Mae MBS. The partnership recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to the amount is completed.

RESULTS OF OPERATIONS

    COMPARISON OF THE THREE MONTHS ENDED JUNE 30, 2002 TO THE THREE MONTHS ENDED
     JUNE 30, 2001.

    Net income decreased during the three months ended June 30, 2002 when compared to the same period in 2001 primarily due to decreases in basic interest income on PIMs, interest income on MBS, other interest income and an increase in general and administrative expense. This was partially offset by a decrease in asset management fees. Basic interest income on PIMs decreased due to the payoff of the Royal Palm Place PIM during the first quarter of 2002. Interest income on MBS decreased due to the payoff of the Boulders Apartments MBS in July of 2001 and principal collections received on the single family MBS. Other interest income decreased due to lower average cash balances available for short-term investing and lower interest rates earned on those balances in the three-month period when compared to the same period in 2001. Asset management fees decreased due to the prepayments mentioned above. General and administrative expense increased due to higher processing costs in 2002 due to the overpayment of 2000 processing costs that were refunded in 2001.

    COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 2002 TO THE SIX MONTHS ENDED
     JUNE 30, 2001.

    Net income decreased during the six months ended June 30, 2002 when compared to the same period in 2001 primarily due to decreases in basic interest income on PIMs, interest income on MBS, other interest income and a increase in general and administrative expense. This was partially offset by an increase in participation interest and an decrease in asset management fees. Participation interest increased and basic interest income on PIMs decreased due to the payoff of the Royal Palm Place PIM during the first quarter of 2002. Interest income on MBS decreased due to the payoff of the Boulders Apartments MBS in July of 2001 and principal collections received on the single family MBS. Other interest income decreased due to lower average cash balances available for short-term investing and lower interest rates earned on those balances in the six-month period when compared to the same period in 2001. Asset management fees decreased due to the prepayments mentioned above. General and administrative expense increased due to higher processing costs in 2002 due to the overpayment of 2000 processing costs that were refunded in 2001.

    The following discussion relates to the operations of KIP during the years ended December 31, 2001, 2000 and 1999.

                                                                  (AMOUNTS IN THOUSANDS)
                                                                2001       2000       1999
                                                              --------   --------   --------
Interest income on PIMs:
    Basic interest..........................................   $1,446     $1,423     $2,085
    Participation interest..................................      306        214         --
Interest income on MBS......................................    1,171      1,702      1,900
Other interest income.......................................      100        249        231
Partnership expenses........................................     (390)      (449)      (505)
Amortization of prepaid fees and expenses...................      (92)      (101)      (101)
                                                               ------     ------     ------
  Net income................................................   $2,541     $3,038     $3,610
                                                               ======     ======     ======

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED
     DECEMBER 31, 2000.

    Net income decreased for 2001 when compared with 2000 primarily due to decreases in interest income on MBS and other interest income. This was partially offset by an increase in participation interest and a decrease in asset management fees. Interest income on MBS decreased in 2001 when compared to 2000 primarily due to the payoffs of the Boulders Apartments MBS in July of 2001 and the Chateau Bijou MBS in September of 2000. Other interest income decreased due to lower average interest rates earned on cash balances available for short-term investing in 2001 as compared with 2000. Participation interest increased due to the collection of a prepayment premium from the Boulders Apartments MBS payoff in July of 2001. The decrease in asset management fees was due to the partnership's asset base declining.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED
     DECEMBER 31, 1999.

    Net income decreased for 2000 when compared with 1999 primarily due to the decrease in interest income on PIMs and MBS. Basic interest on PIMs decreased in 2000 as compared to 1999 primarily due to the prepayment of the LaCosta PIM in December of 1999. MBS interest income decreased in 2000 as compared to 1999 primarily due to principal collections received on the remaining MBS investments and the Chateau Bijou MBS payoff in September of 2000. Participation interest increased in 2000 compared with 1999 due to the Chateau Bijou MBS prepayment premium and shared appreciation interest from the LaCosta PIM payoff received in 2000. Expenses decreased in 2000 as compared with 1999 primarily due to lower asset management fees caused by a declining asset base.

LIQUIDITY AND CAPITAL RESOURCES

    CASH FLOW AND DIVIDENDS

    KIP had cash and cash equivalents of approximately $1.1 million at June 30, 2002 and approximately $1.4 million at December 31, 2001. KIP also had cash flow provided by its investments in PIMs and MBS. KIP anticipates that these sources will be adequate to provide the partnership with sufficient liquidity to meet its obligations as well as to provide distributions to its investors.

    The most significant demand on KIP's liquidity is the quarterly distributions paid to investors, which are approximately $750,000 per quarter. Funds for the quarterly distributions come from the monthly principal and basic interest payments received on the remaining PIM and MBS, the principal prepayments of the PIM and MBS, interest earned on the partnership's cash and cash equivalents and cash reserves. The portion of distributions attributable to the principal collections and cash reserves reduces the capital resources of the partnership. As the capital resources decrease, the total cash flows to the partnership also will decrease and over time will result in periodic adjustments to the distributions paid to investors. The general partners of KIP periodically review the distribution rate to determine whether an adjustment is necessary based on projected future cash flows. In general, the general partners try to set a distribution rate that provides for level quarterly distributions. To the extent that quarterly distributions do not fully utilize the cash available for distributions and cash balances increase, the general partners may adjust the distribution rate or distribute these funds through a special distribution. Based on current projections, the general partners have determined that KIP can maintain its current distribution rate of $0.10 per limited partner interest per quarter through the November of 2002 distribution.

    PAYMENTS RECEIVED FROM INVESTMENTS

    KIP received a prepayment of the Royal Palm Place PIM. On January 2, 2002, KIP received $378,480 of shared appreciation interest and $126,159 of minimum additional interest. On February 27, 2002, the partnership received $5,563,531 representing the principal proceeds on the first mortgage. On March 19, 2002, the partnership paid a special distribution of $0.80 per limited partner interest from the principal proceeds and shared appreciation interest received.

    In addition to providing insured or guaranteed monthly principal and basic interest payments, KIP's investment in the remaining PIM also may provide additional income through a participation interest in the underlying property. The partnership may receive a share in any operating cash flow that exceeds debt service obligations and capital needs or a share in any appreciation in value when the property is sold or refinanced. However, this payment is neither guaranteed nor insured and is dependent upon whether property operations or its terminal value meet specified criteria.

    KIP's only remaining PIM investment is backed by the first mortgage loan on Vista Montana. Presently, the general partners of KIP do not expect Vista Montana to pay the partnership any participation interest or to be sold or refinanced during 2002. However, if favorable market conditions provide the borrower an opportunity to sell the property, there are no contractual obligations remaining that would prevent a prepayment of the underlying first mortgage. Vista Montana operates under a long-term restructure program. KIP agreed in 1993 to change the original participation terms and to permanently reduce the rate on the first mortgage loan to 7.375% per annum when construction was significantly delayed. The borrower also raised additional equity at the time of the modification by selling investment tax credits. These funds have been held in escrow and are used to fund operating deficits. Although occupancy in the Phoenix sub-market is generally in the low 90% range, the property is currently 80% occupied because of a fire. Repairs to the property are underway and will be covered by the borrower's property insurance.

    KIP has the option to call its remaining PIM by accelerating the maturity date of the loan. The partnership will determine the merits of exercising the call option as economic conditions warrant. Factors such as the condition of the asset, local market conditions, interest rates and available financing will have an impact on this decision.

    KIP received a payoff of the Boulders Apartments MBS on July 9, 2001 for $9,045,042. The partnership also received a prepayment premium of $306,000 from this payoff. On August 17, 2001, the partnership paid a special distribution of $1.25 per limited partner interest from the proceeds received.

    KIP received a payoff from the Chateau Bijou MBS on September 19, 2000 for $2,266,064. During October of 2000 the partnership received a 9% prepayment premium of $203,946 from this payoff. The partnership paid a special distribution in November of 2000 of $0.33 per limited partner interest from the proceeds received.

    In December of 1999, KIP received a prepayment in the amount of $9,746,923 representing the outstanding principal balance due on the La Costa PIM. The borrower defaulted on the first mortgage loan underlying the PIM in June of 1999. The partnership continued to receive its full principal and interest payments until the default was resolved as GNMA guaranteed those payments to the partnership. KIP did not receive any participation interest as a result of this default. However, the partnership received $10,000 from the borrower to release the subordinated promissory note. This payment was classified as shared appreciation interest. On January 11, 2000, the partnership paid a special distribution to the investors of $1.30 per limited partner interest.

                   KRUPP INSURED PLUS II LIMITED PARTNERSHIP

OVERVIEW

    Krupp Insured Plus II Limited Partnership, or KIP II, was formed on October 29, 1986 as a Massachusetts limited partnership. KIP II raised approximately $292 million through a public offering of limited partner interests evidenced by units of depositary receipts. The partnership used the net proceeds of the public offering primarily to acquire PIMs and MBS. KIP II considers itself to be engaged only in the industry segment of investment in mortgages.

CRITICAL ACCOUNTING POLICIES

    KIP II's critical accounting policies relate primarily to revenue recognition related to the participation feature of the partnership's PIM investment. The partnership's policies are as follows:

    Basic interest on the PIM is recognized based on the stated coupon rate of the GNMA MBS. The partnership recognizes interest related to the participation feature when the amount becomes fixed and the transaction that gives rise to the amount is completed.

RESULTS OF OPERATIONS

    COMPARISON OF THE THREE MONTHS ENDED JUNE 30, 2002 TO THE THREE MONTHS ENDED
     JUNE 30, 2001.

    Net income decreased in the three months ended June 30, 2002 as compared to the same period in 2001 primarily due to lower basic and participation interest on PIMs, MBS interest income and other interest income. This decrease was also due to an increase in general and administrative expenses and was partially offset by decreases in asset management fees and amortization expense. The reduction in basic interest on PIMs was primarily due to the reclassification of the Richmond Park PIM to a MBS in May of 2001. Basic interest on PIMs also decreased due to the payoff of the Denrich Apartments PIM in May of 2002. MBS interest decreased due to the payoff of the Orchard Landing MBS in May of 2001, but this decrease was partially offset by the Richmond Park reclassification. Participation interest was greater in 2001 due to the settlement to release the Richmond Park PIM's participation features. Other interest income decreased due to significantly lower average interest rates earned on cash balances available for short-term investing in the three-month period ended June 30, 2002 versus the same period last year. General and administrative expense was higher in 2002 when compared to 2001 due to the overpayment of 2000 processing costs refunded in 2001. Asset management fees decreased due to the decrease in the partnership's investments as a result of principal collections and payoffs. Amortization expense was greater during the three months ended June 30, 2001 as compared to the same period in 2002 as a result of the remaining prepaid fees and expenses on the PIM prepayments being fully amortized as of September of 2001.

    COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 2002 TO THE SIX MONTHS ENDED
     JUNE 30, 2001.

    Net income decreased in the six months ended June 30, 2002 as compared to the same period in 2001 primarily due to lower basic interest on PIMs and other interest income, and an increase in general and administrative expenses. This decrease was partially offset by an increase in MBS interest income and decreases in asset management fees and amortization expense. The reduction in basic interest on PIMs was primarily due to the reclassification of the Richmond Park PIM to a MBS in May of 2001. Basic interest on PIMs also decreased due to the payoff of the Denrich Apartments PIM in May of 2002. MBS interest increased due to the Richmond Park reclassification, but this increase was partially offset by the payoff of the Orchard Landing MBS in May of 2001. General and administrative expense was higher in 2002 when compared to 2001 due to the overpayment of 2000 processing costs refunded in 2001. Other interest income decreased due to significantly lower average cash balances available for short-term investing and the interest rates earned on those balances in the six-month period ended June 30, 2002 versus the same period last year. Asset management fees decreased due to the decrease in the partnership's investments as a result of principal collections and payoffs. Amortization expense was greater during the six months ended June 30, 2001 as compared to the same period in 2002 as a result of the remaining prepaid fees and expenses on the PIM prepayments being fully amortized as of September of 2001.

    The following discussion relates to the operations of KIP II during the years ended December 31, 2001, 2000 and 1999.

                                                                  (AMOUNTS IN THOUSANDS)
                                                                2001       2000       1999
                                                              --------   --------   --------
Interest income on PIMs:
    Basic interest..........................................   $  613     $1,360     $3,682
    Participation interest..................................       31         --      1,635
Interest income on MBS......................................    2,022      1,685      1,826
Other interest income.......................................      125        475        680
Partnership expenses........................................     (553)      (628)      (778)
Amortization of prepaid fees and expenses...................      (66)      (122)      (898)
                                                               ------     ------     ------
  Net income................................................   $2,172     $2,770     $6,147
                                                               ======     ======     ======

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED
     DECEMBER 31, 2000.

    Net income decreased during 2001 as compared to 2000 primarily due to lower basic interest on PIMs and other interest income. This decrease was partially offset by an increase in interest income on MBS and decreases in general and administrative expenses, asset management fees and amortization expense. The reduction in basic interest on PIMs was primarily due to the reclassification of the Richmond Park PIM to an MBS in May of 2001. Interest income on MBS increased due to the reclassification, but was partially offset by the payoff of the Orchard Landing MBS in May of 2001. Other interest income decreased due to significantly lower average interest rates earned on cash balances available for short-term investing in 2001 versus 2000. General and administrative expenses were greater during 2000 due to higher processing costs. Asset management fees decreased due to the decrease in the partnership's investments as a result of principal collections and payoffs. Amortization expense was greater during 2000 as compared to 2001 as a result of the full amortization of the remaining prepaid fees and expenses on the PIM prepayments in 2000.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED
     DECEMBER 31, 1999.

    Net income decreased during 2000 as compared to 1999 primarily due to lower basic and participation interest on PIMs. This was partially offset by a decrease in amortization. The reduction in basic interest on PIMs was due to the payoff of the Greenhouse PIM in 2000 and the payoffs of the Saratoga, Le Coeur du Monde, Country Meadows, Stanford Court, Hillside Court, Carlyle Court and Waterford Court PIMs in 1999. Participation interest was higher in 1999 than 2000 as the loans that paid off in 1999 generated higher shared appreciation interest and prepayment premiums than the Greenhouse PIM that paid off in 2000. The decrease in amortization was also related to the payoff activity in 1999, which resulted in the write-off of the remaining deferred expenses attributed to those loans.

    As the partnership distributes principal collections on MBS and PIMs through quarterly or special distributions, the invested assets of the partnership will decline, which should result in a continuing decline in net income.

LIQUIDITY AND CAPITAL RESOURCES

    CASH FLOW AND DIVIDENDS

    KIP II had cash and cash equivalents of approximately $15.9 million at June 30, 2002 and approximately $933 at December 31, 2001. KIP II also had cash flow provided by its investment in PIMs and MBS. KIP II anticipates that these sources will be adequate to provide the partnership with sufficient liquidity to meet its obligations as well as to provide distributions to its investors.

    The most significant demand on KIP II's liquidity is the quarterly distribution paid to investors of approximately $733,000. Funds for the quarterly distributions come from the monthly principal and interest payments received on the MBS, the principal prepayments of the MBS and interest earned on the partnership's cash and cash equivalents. The portion of distributions attributable to the principal collections reduces the capital resources of the partnership. As the capital resources decrease, the total cash flows to the partnership also will decrease and over time will result in periodic adjustments to the distributions paid to investors. The general partners of KIP II periodically review the distribution rate to determine whether an adjustment is necessary based on projected future cash flows. In general, the general partners try to set a distribution rate that provides for level quarterly distributions. To the extent that quarterly distributions do not fully utilize the cash available for distribution and cash balances increase, the general partners may adjust the distribution rate or distribute these funds through a special distribution. The partnership will pay its current distribution rate of $0.05 per limited partner interest per quarter in August and November of 2002. With the payoff of the Denrich PIM, the partnership will determine the market value of the remaining assets in the partnership and anticipates that a final liquidating distribution will be made prior to year end.

    PAYMENTS RECEIVED FROM INVESTMENTS

    KIP II received a payoff of the Richmond Park Apartments MBS on June 17, 2002 for $14,073,943. The partnership intends to pay a special distribution of $0.97 per limited partner interest from the proceeds of the Richmond Park prepayment in the third quarter of 2002.

    On May 15, 2002, the partnership received $3,084,121 representing the principal proceeds on the first mortgage loan from the Denrich Apartments PIM. In addition, the partnership received $100,625 from an affiliate to compensate the fund for the inability to collect the accumulated but unpaid interest that resulted from the interest rate reduction agreement entered into in June of 1995. On June 19, 2002, the partnership paid a special distribution of $0.22 per limited partner interest from the principal proceeds received.

    During May of 2001, KIP II received a payoff of the Orchard Landing MBS in the amount of $4,440,315. On July 18, 2001 the partnership paid a special distribution of $0.31 per limited partner interest from the principal proceeds.

    Also during May of 2001, KIP II received $30,769 from the borrowers of the Richmond Park PIM as a settlement to release the loan's participation features. The property was not generating sufficient cash flow to pay any participation from property operations nor did it have sufficient appreciation in value to meet the threshold to pay any participation based on value if the property was sold or refinanced. Considering the property's physical condition, there was little likelihood that its status would improve. Rental rate increase and occupancy levels had been difficult to achieve. Consequently, all of the cash flow generated by the property went back into operations. While the borrower had assured that the insured first mortgage debt was serviced, no major capital improvements were undertaken to enhance the property's leasing efforts. Furthermore, routine maintenance and repairs were beginning to be prioritized according to need and available cash. The condition of the property and its inability to generate sufficient cash flow seriously impaired the ability of the borrower to either sell the property or refinance it without taking a loss. The borrower's business plan was to make a significant investment in the property to correct deferred maintenance and functional obsolescence and to market it for leasing in order to reposition the property for a successful sale or refinance. The borrower was unwilling to make the significant investments necessary while the property was encumbered with the PIM's participation features. As a result, the borrowers requested a release of the participation features while keeping the insured first mortgage in place until the property turns around. The general partners of KIP II agreed to this request in return for the settlement because there was no expectation that the partnership would be entitled to any participation proceeds now or in the future in the property's physical condition. Upon this settlement, the insured first mortgage loan on Richmond Park was reclassified from a PIM to a MBS as the only remaining portion of the investment is a GNMA MBS. The partnership also reclassified this investment to available for sale concurrent with the release of the participation feature.

    On March 30, 2000, the partnership paid a special distribution of $0.58 per limited partner interest from the prepayment proceeds received during February of 2000 on the Greenhouse Apartments PIM in the amount of $8,428,984. The underlying property was foreclosed on by the first mortgage lender during January of 1999. The partnership continued to receive its full principal and basic interest payments due on the PIM while the underlying mortgage was in default because those payments were guaranteed by GNMA. The partnership did not receive any participation interest from this transaction.

    On January 11, 2000, KIP II paid a special distribution of $0.43 per limited partner interest from the Saratoga Apartments PIM prepayment proceeds received in December of 1999 in the amount of $6,204,960. The underlying property value had not increased sufficiently to meet the criteria for the partnership to earn any participation interest.

    On November 22, 1999, the partnership paid a special distribution of $0.72 per limited partner interest from the Le Coeur du Monde Apartments PIM prepayment proceeds received in October of 1999 in the amount of $9,422,001. The partnership also received $472,587 of accrued and unpaid participation interest attributable to property operations from its Le Coeur du Monde PIM investment and $1,102,701 of participation interest attributable to the partnership's share in the increase in the property's value.

    On June 18, 1999, KIP II paid a special distribution of $0.83 per limited partner interest from the Country Meadows Apartments PIM prepayment proceeds received in May of 1999 in the amount of $12,015,224. The underlying property value had not increased sufficiently to meet the criteria for the partnership to earn any participation interest. The partnership did receive a $60,076 prepayment premium for the early payoff of the Country Meadows PIM.

    On February 26, 1999, the partnership paid a special distribution of $1.97 per limited partner interest from the prepayments of the Stanford Court, Hillside Court, Carlyle Court and Waterford Court Apartments PIMs. On
January 25, 1999, the partnership received prepayments of the Stanford Court, Hillside Court, Carlyle Court and Waterford Court Apartments PIMs in the amounts of $6,609,242, $4,266,759, $7,696,897 and $9,394,386, respectively. In addition to the prepayments, the partnership received $860,052 of shared appreciation interest and prepayment penalties and $432,877 of minimum additional interest and shared income interest during December of 1998.

                   KRUPP INSURED PLUS III LIMITED PARTNERSHIP

OVERVIEW

    Krupp Insured Plus III Limited Partnership, or KIP III, was formed on March 21, 1988 as a Massachusetts limited partnership. KIP III raised approximately $255 million through a public offering of limited partner interests evidenced by units of depositary receipts. The partnership used the net proceeds of the public offering primarily to acquire PIMs and MBS. KIP III considers itself to be engaged only in the industry segment of investment in mortgages.

CRITICAL ACCOUNTING POLICIES

    KIP III's critical accounting policies relate primarily to revenue recognition related to the participation feature of the partnership's PIM investments. The partnership's policies are as follows:

    Basic interest on PIMs is recognized based on the stated coupon rate of the GNMA MBS. The partnership recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to the amount is completed.

RESULTS OF OPERATIONS

    COMPARISON OF THE THREE MONTHS ENDED JUNE 30, 2002 TO THE THREE MONTHS ENDED
     JUNE 30, 2001.

    Net income decreased for the three months ending June 30, 2002 as compared to the same period in 2001. This decrease was primarily due to decreases in basic interest income on PIMs, interest income on MBS, other interest income and participation income and an increase in general and administrative expenses net of decreases in asset management fees and amortization expense. Basic interest income on PIMs decreased due to the payoff of the Royal Palm Place PIM in the first quarter of 2002 and the payoff of the Casa Marina PIM in June of 2001. Interest income on MBS decreased due to lower principal balances. Other interest income decreased due to lower average cash balances available for short-term investing and lower interest rates earned on those balances in the three-month period when compared to the same period in 2001. Participation income was greater in 2001 due to the payoff of the Casa Marina PIM mentioned above. Asset management fees decreased due to the decline in the partnership's asset base as a result of principal collections and prepayments. Amortization expense decreased due to the full recognition of prepaid fees and expenses associated with the Royal Palm Place PIM in April of 2001. General and administrative expense was higher in 2002 when compared to 2001 due to the overpayment of 2000 processing costs that were refunded in 2001.

    COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 2002 TO THE SIX MONTHS ENDED
     JUNE 30, 2001.

    Net income increased for the six months ended June 30, 2002 as compared to the same period in 2001 primarily due to an increase in participation income and decreases in asset management fees and amortization expense. This was partially offset by a decrease in basic interest income on PIMs and an increase in general and administrative expense. Participation income increased due to the payoff of the Royal Palm Place PIM in the first quarter of 2002. Asset management fees decreased due to the decline in the partnership's asset base as a result of principal collections and prepayments. Amortization expense decreased due to the full recognition of prepaid fees and expenses associated with the Royal Palm Place PIM in April of 2001. Basic interest income on PIMs decreased due to the payoff of the Royal Palm Place PIM mentioned above and the Casa Marina PIM in July of 2001. General and administrative expense was higher in 2002 when compared to 2001 due to the overpayment of 2000 processing costs that were refunded in 2001

    The following discussion relates to the operations of KIP III during the years ended December 31, 2001, 2000 and 1999.

                                                                  (AMOUNTS IN THOUSANDS)
                                                                2001       2000       1999
                                                              --------   --------   --------
Interest income on PIMs:
    Basic interest..........................................   $2,511     $2,755    $ 4,210
    Participation interest..................................       25         --      1,001
Interest income on MBS......................................      894        965      1,071
Other interest income.......................................      101        278        488
Partnership expenses........................................     (553)      (624)      (732)
Amortization of prepaid fees and expenses...................     (214)      (380)    (1,107)
                                                               ------     ------    -------
  Net income................................................   $2,764     $2,994    $ 4,931
                                                               ======     ======    =======

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2001 TO THE YEAR ENDED
     DECEMBER 31, 2000.

    Net income decreased during 2001 as compared to 2000 primarily due to decreases in basic interest on PIMs, interest income on MBS and other interest income net of decreases in asset management fees, amortization expense and general and administrative expenses. Basic interest on PIMs decreased primarily due to the payoff of the Casa Marina PIM in the second quarter of 2001. The decrease was partially offset by an increase in the interest rate for the Royal Palm Place PIM as specified in the workout agreement. Interest income on MBS decreased due to principal collections reducing the MBS investment portfolio. Other interest income decreased due to lower average interest rates earned on cash balances available for short-term investing during 2001, when compared to 2000. Asset management fees decreased due to the decline in the asset base. Amortization expense decreased due to the full recognition of prepaid expenses relating to the Casa Marina and Royal Palm Place PIMs during the second quarter of 2001. General and administrative expenses decreased due to lower processing costs during 2001 when compared to 2000.

    COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 TO THE YEAR ENDED
     DECEMBER 31, 1999.

    Net income decreased during 2000 as compared to 1999 primarily due to lower basic and participation interest on PIMs and lower MBS and other interest income net of lower amortization expense. Basic interest on PIMs decreased due to the payoffs of the Windsor Court, Mill Ponds Apartments and Marina Shores PIMs in 1999. Participation income decreased in 2000 as a result of the PIM prepayments mentioned above. MBS income decreased due to the principal collections made on MBS investments. The decrease in other interest income was primarily due to the partnership having lower average short-term investment balances during the year ended December 31, 2000 when compared to the same period in 1999. Amortization expense decreased due to the partnership's fully amortizing the costs associated with the PIMs that were prepaid in 1999.

LIQUIDITY AND CAPITAL RESOURCES

    CASH FLOW AND DIVIDENDS

    KIP III had cash and cash equivalents of approximately $1.7 million at June 30, 2002 and approximately $1.9 million at December 31, 2001. KIP III also had cash flow provided by its investments in PIMs and MBS. KIP III anticipates that these sources will be adequate to provide the partnership with sufficient liquidity to meet its obligations as well as to provide distributions to its investors.

    The most significant demand on KIP III's liquidity is the quarterly distributions paid to investors, which are approximately $1.0 million. Funds for the quarterly distributions come from the monthly principal and basic interest payments received on the remaining PIM and MBS, the principal prepayments of MBS and interest earned on the partnership's cash and cash equivalents. The portion of distributions attributable to the principal collections and cash reserves reduces the capital resources of the partnership. As the capital resources decrease, the total cash flows to the partnership also will decrease and over time will result in periodic adjustments to the distributions paid to investors. The general partners of KIP III periodically review the distribution rate to determine whether an adjustment is necessary based on projected future cash flows. In general, the general partners try to set a distribution rate that provides for level quarterly distributions. To the extent that quarterly distributions do not fully utilize the cash available for distributions and cash balances increase, the general partners may adjust the distribution rate or distribute these funds through a special distribution. Based on current projections, the general partners have determined that the partnership can maintain its current distribution rate of $0.08 per limited partner interest per quarter through the November of 2002 distribution.

    PAYMENTS RECEIVED FROM INVESTMENTS

    KIP III received a prepayment of the Royal Palm Place PIM. On January 2, 2002, the partnership received $1,004,379 of shared appreciation interest and $334,793 of minimum additional interest. On February 25, 2002, the partnership received $14,764,062 representing the principal proceeds on the first mortgage. On March 19, 2002, the partnership paid a special distribution of $1.24 per limited partner interest from the principal proceeds and shared appreciation interest received.

    During June of 2001, KIP III received a payoff of the Casa Marina PIM in the amount of $6,727,016. In addition, the partnership received $15,000 of shared appreciation interest and $10,000 of minimum additional interest upon the payoff of the underlying mortgage. On July 18, 2001, the partnership paid a special distribution of $0.53 per limited partner interest from the principal proceeds and shared appreciation received from Casa Marina.

    During January of 2000, the partnership paid a special distribution of $1.17 per limited partner interest consisting of principal proceeds and shared appreciation interest in the amounts of $14,491,746 and $426,321, respectively from the Marina Shores Apartments PIM payoff in December of 1999.

    The partnership made two special distributions during 1999 as a result of the following PIM prepayments: In February of 1999, an $0.88 per limited partner interest special distribution consisting of the prepayment proceeds in the amount of $10,876,051 and shared appreciation interest and prepayment premium of $243,620 from the Windsor Court PIM that were received in January of 1999. In September of 1999, an $0.80 per limited partner interest special distribution was made consisting of the prepayment proceeds in the amount of $9,751,550 and shared appreciation interest of $402,508 from the Mill Ponds PIM that were received during the third quarter of 1999.

    The partnership's only remaining PIM investment is backed by the first mortgage loan on Harbor Club. Presently, the general partners of KIP III do not expect Harbor Club to pay the partnership any participation interest or to be sold or refinanced during 2002. However, if favorable market conditions provide the borrower an opportunity to sell the property, there are no contractual obligations remaining that would prevent a prepayment of the underlying first mortgage. Harbor Club operates successfully in Ann Arbor, Michigan, which is a very competitive market with many newer apartment properties. Although Harbor Club has maintained occupancy rates in the mid-90% range for the past two years, most cash flow generated by the property is used for capital replacements and improvements that help it maintain its strong market position.

    In addition to providing insured or guaranteed monthly principal and basic interest payments, the partnership's remaining PIM investment also may provide additional income through a participation interest in the underlying property. The partnership may receive a share in any operating cash flow that exceeds debt service obligations and capital needs or a share in any appreciation in value when the property is sold or refinanced. However, this participation is neither guaranteed nor insured, and it is dependent upon whether property operations or its terminal value meet specified criteria.

    The partnership has the option to call its remaining PIM by accelerating the maturity of the loan. The partnership will determine the merits of exercising the call option as economic conditions warrant. Factors such as the condition of the asset, local market conditions, the interest rate environment and availability of financing will affect this decision.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK WITH RESPECT TO THE
                                 MORTGAGE FUNDS

ASSESSMENT OF CREDIT RISK

    Each mortgage fund's investments in insured mortgages and MBS are guaranteed or insured by Fannie Mae, FHLMC, GNMA or HUD. Therefore, the certainty of their cash flows and the risk of material loss of the amounts invested depend on the creditworthiness of these entities.

    Fannie Mae is a federally chartered private corporation that guarantees obligations originated under its programs. However, obligations of Fannie Mae are not backed by the U.S. government. Fannie Mae is one of the largest corporations in the United States and the Secretary of the Treasury of the United States has discretionary authority to lend up to $2.25 billion to Fannie Mae at any time. FHLMC is a federally chartered corporation that guarantees obligations originated under its programs and is wholly owned by the twelve Federal Home Loan Banks. These obligations are not guaranteed by the U.S. government or the Federal Home Loan Bank Board. GNMA guarantees the full and timely payment of principal and basic interest on the securities it issues, which represents interest in pooled mortgages insured by HUD. Obligations insured by HUD, an agency of the U.S. government, are backed by the full faith and credit of the U.S. government.

    Additional loans have similar risks as those associated with higher risk debt instruments, including reliance on the owner's operating skills and ability to maintain occupancy levels, control operating expenses, maintain the properties and obtain adequate insurance coverage. Operations also may be effected by adverse changes in general economic conditions, adverse local conditions and changes in governmental regulations, real estate zoning laws or tax laws, and other circumstances over which a mortgage fund may have little or no control.

U.S. GOVERNMENT AGENCY PAPER AND COMMERCIAL PAPER

    GIT had cash and cash equivalents of approximately $4.4 million at June 30, 2002 and approximately $6.2 million at December 31, 2002, of U.S. government agency paper, which is issued by U.S. government-sponsored enterprises with a credit rating equal to the top rating category of a nationally recognized statistical rating organization.

    GIT II had cash and cash equivalents of approximately $4.6 million at June 30, 2002 and approximately $6.2 million at December 31, 2002, of U.S. government agency paper.

    KIM had cash and cash equivalents of approximately $11 million at June 30, 2002 and approximately $3.4 million at December 31, 2001, of commercial paper, which is issued by entities with a credit rating equal to one of the top two rating categories of a nationally recognized statistical rating organization.

    KIP had cash and cash equivalents of approximately $900,000 at June 30, 2002, and approximately $1.1 million at December 31, 2001, of commercial paper.

    KIP II had cash and cash equivalents of approximately $15.6 million at June 30, 2002 and approximately $699,000 at December 31, 2001, of commercial paper.

    KIP III had cash and cash equivalents of approximately $1.4 million at June 30, 2002 and approximately $1.6 million at December 31, 2001, of commercial paper.

INTEREST RATE RISK

    Each mortgage fund's primary market risk exposure is to interest rate risk, which can be defined as the exposure of the mortgage fund's net income, comprehensive income or financial condition to adverse movements in interest rates. PIMs, PIMIs and MBS comprise the majority of the assets of GIT and GIT II, and PIMs and MBS comprise the majority of the assets of KIM, KIP, KIP II and KIP III. Decreases in interest rates may accelerate the prepayment of the mortgage fund's investments. None of the mortgage funds utilize any derivatives or other instruments to manage this risk as each plans to hold all of its investments to expected maturity.

    Each mortgage fund monitors prepayments and considers prepayment trends, as well as distribution requirements of the mortgage fund, when setting regular dividend policy. For MBS, each mortgage fund forecasts prepayments based on trends in similar securities as reported by statistical reporting entities such as Bloomberg. For PIMs and PIMIs, each mortgage fund incorporates prepayment assumptions into planning as individual properties notify the mortgage fund of the intent to prepay or as they mature.

INTEREST RATE SENSITIVITY OF FINANCIAL INSTRUMENTS

    The following tables provide information about each mortgage fund's financial instruments that are sensitive to changes in interest rates. For mortgage investments, the tables present principal cash flows and related weighted average interest rates, or WAIR, by expected maturity dates. The expected maturity date is contractual maturity adjusted for expectations of prepayments.

                         KRUPP GOVERNMENT INCOME TRUST

                                                         EXPECTED MATURITY DATES ($ IN THOUSANDS)
                                                                                                   TOTAL FACE
                                   2002       2003       2004       2005       2006      2007+       VALUE      FAIR VALUE
                                 --------   --------   --------   --------   --------   --------   ----------   ----------
Interest-sensitive assets:
MBS............................  $   900     $  744     $  621     $  524     $  448    $ 11,354    $ 14,591     $ 15,299
WAIR...........................     8.17%      8.17%      8.17%      8.17%      8.17%       8.17%       8.17%
PIMs...........................   29,467        133        144        157        170      16,345      46,416       47,803
WAIR...........................     8.07%      8.07%      8.07%      8.07%      8.07%       8.07%       7.67%
PIMIs..........................   18,556        245        266        290        315      31,140      50,812       51,828
WAIR...........................     7.59%      7.59%      7.59%      7.94%      7.94%       7.94%       7.69%
Additional loans...............       --         --         --         --         --       5,689       5,689        3,871
WAIR...........................     4.98%      4.98%      4.98%      4.98%      4.98%       4.98%       4.98%
                                 -------     ------     ------     ------     ------    --------    --------     --------
Total interest-sensitive
  assets.......................  $48,923     $1,122     $1,031     $  971     $  933    $ 64,528    $117,508     $118,801
                                 =======     ======     ======     ======     ======    ========    ========     ========

                        KRUPP GOVERNMENT INCOME TRUST II

                                                         EXPECTED MATURITY DATES ($ IN THOUSANDS)
                                                                                                   TOTAL FACE
                                   2002       2003       2004       2005       2006      2007+       VALUE      FAIR VALUE
                                 --------   --------   --------   --------   --------   --------   ----------   ----------
Interest-sensitive assets:
MBS............................  $ 1,821     $1,557     $1,334     $1,146     $  989    $  8,254    $ 15,101     $ 15,601
WAIR...........................     7.60%      7.60%      7.60%      7.60%      7.60%       7.60%       7.60%
PIMs...........................      422        455        491        529        570      34,823      37,290       37,978
WAIR...........................     7.05%      7.05%      7.05%      7.06%      7.06%       7.06%       7.06%
PIMIs
Insured mortgages..............   16,301      1,257      1,361      1,472      1,593      63,641      85,625       86,664
WAIR...........................     6.71%      6.71%      6.71%      6.71%      6.71%       6.71%       6.83%
Additional loans...............    6,963      4,864      2,290      4,600         --          --      18,717       17,655
WAIR...........................     7.00%      7.00%      7.00%      7.00%      0.00%       0.00%       7.04%
                                 -------     ------     ------     ------     ------    --------    --------     --------
Total interest-sensitive
  assets.......................  $25,507     $8,133     $5,476     $7,747     $3,152    $106,718    $156,733     $157,898
                                 =======     ======     ======     ======     ======    ========    ========     ========

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                                                         EXPECTED MATURITY DATES ($ IN THOUSANDS)
                                                                                                   TOTAL FACE
                                   2002       2003       2004       2005       2006      2007+       VALUE      FAIR VALUE
                                 --------   --------   --------   --------   --------   --------   ----------   ----------
Interest-sensitive assets:
MBS............................  $   917     $  817     $  734     $  666     $  611    $ 10,111    $ 13,856     $ 14,308
WAIR...........................     7.63%      7.63%      7.63%      7.63%      7.63%       7.63%       7.63%
PIMs...........................      309        335        363        393        426      21,898      23,724       24,767
WAIR...........................     7.94%      7.94%      7.94%      7.94%      7.94%       7.94%       7.94%
                                 -------     ------     ------     ------     ------    --------    --------     --------
Total interest-sensitive
  assets.......................  $ 1,226     $1,152     $1,097     $1,059     $1,037    $ 32,009    $ 37,580     $ 39,075
                                 =======     ======     ======     ======     ======    ========    ========     ========

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                                                         EXPECTED MATURITY DATES ($ IN THOUSANDS)
                                                                                                   TOTAL FACE
                                   2002       2003       2004       2005       2006      2007+       VALUE      FAIR VALUE
                                 --------   --------   --------   --------   --------   --------   ----------   ----------
Interest-sensitive assets:
MBS............................  $   256     $  231     $  211     $  194     $  181    $  7,844    $  8,917     $  9,411
WAIR...........................     8.41%      8.41%      8.41%      8.41%      8.41%       8.41%       8.41%
PIMs...........................    5,667        111        120        129        139      12,613      18,779       19,649
WAIR...........................     7.38%      7.38%      7.38%      7.38%      7.38%       7.38%       7.67%
                                 -------     ------     ------     ------     ------    --------    --------     --------
Total interest-sensitive
  assets.......................  $ 5,923     $  342     $  331     $  323     $  320    $ 20,457    $ 27,696     $ 29,060
                                 =======     ======     ======     ======     ======    ========    ========     ========

                   KRUPP INSURED PLUS II LIMITED PARTNERSHIP

                                                         EXPECTED MATURITY DATES ($ IN THOUSANDS)
                                                                                                   TOTAL FACE
                                   2002       2003       2004       2005       2006      2007+       VALUE      FAIR VALUE
                                 --------   --------   --------   --------   --------   --------   ----------   ----------
Interest-sensitive assets:
MBS............................  $ 1,059     $  984     $  929     $  891     $  868    $ 24,876    $ 29,607     $ 30,575
WAIR...........................     7.56%      7.56%      7.56%      7.56%      7.56%       7.56%       7.56%
PIM............................    3,101         --         --         --         --          --       3,101        3,247
WAIR...........................     8.00%      0.00%      0.00%      0.00%      0.00%       0.00%       8.00%
                                 -------     ------     ------     ------     ------    --------    --------     --------
Total interest-sensitive
  assets.......................  $ 4,160     $  984     $  929     $  891     $  868    $ 24,876    $ 32,708     $ 33,822
                                 =======     ======     ======     ======     ======    ========    ========     ========

                   KRUPP INSURED PLUS III LIMITED PARTNERSHIP

                                                         EXPECTED MATURITY DATES ($ IN THOUSANDS)
                                                                                                   TOTAL FACE
                                   2002       2003       2004       2005       2006      2007+       VALUE      FAIR VALUE
                                 --------   --------   --------   --------   --------   --------   ----------   ----------
Interest-sensitive assets:
MBS............................  $   595     $  515     $  449     $  394     $  349    $  8,992    $ 11,294     $ 11,629
WAIR...........................     7.51%      7.51%      7.51%      7.51%      7.51%       7.51%       7.51%
PIMs...........................   14,869        114        124        134        146      12,376      27,763       28,376
WAIR...........................     8.00%      8.00%      8.00%      8.00%      8.00%       8.00%        8.2%
                                 -------     ------     ------     ------     ------    --------    --------     --------
Total interest-sensitive
  assets.......................  $15,464     $  629     $  573     $  528     $  495    $ 21,368    $ 39,057     $ 40,005
                                 =======     ======     ======     ======     ======    ========    ========     ========

         FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE MORTGAGE FUNDS

    Some of the statements in this Management's Discussion and Analysis of Financial Condition and Results of Operations of the Mortgage Funds constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the mortgage funds to be different from any future results expressed or implied by these forward-looking statements. These factors include, among other things:

    - federal, state or local regulations,

    - adverse changes in general economic or local conditions,

    - the inability of borrowers to meet financial obligations on additional loans,

    - the prepayments of mortgages,

    - the failure of borrowers to pay participation interests due to poor operating results at properties underlying the mortgages,

    - uninsured losses, and

    - potential conflicts of interests between a mortgage fund and its affiliates, including the trustees or general partners of the mortgage fund.

    Other factors that could cause actual results to differ from those expressed or implied in this discussion are more fully described in "Cautionary Statement Regarding Forward-Looking Statements" and elsewhere in this prospectus.

                            BUSINESS AND PROPERTIES

GENERAL

    We intend to engage in the business of acquiring, owning and operating multi-family residential real estate. We intend to grow by acquiring and renovating middle income apartment communities in selected targeted markets, primarily in the Mid-Atlantic, Southeast and Southwest areas of the United States. As of the completion of this offer, we will own interests in five multi-family residential real properties, which we refer to as the initial properties. Four of the five initial properties are located in the Baltimore/Washington D.C. metropolitan areas, which we believe comprise one of the strongest rental markets in the country. Each of the initial properties has been managed by our affiliates for over 15 years. We intend to acquire additional properties in the future to provide portfolio diversification and an investment presence in other strong metropolitan markets.

    Our day-to-day operations will be conducted by Berkshire Advisor. See "Management--Berkshire Advisor" and "--Summary of Advisory Services Agreement." Berkshire Advisor is an affiliate of The Berkshire Group, a diversified real estate and financial services firm that has over 33 years of real estate experience. Since 1969, The Berkshire Group, together with its affiliates, have acquired over 30,000 apartment units and provided over $15 billion of apartment financings. An investment committee of Berkshire Advisor will be required to approve all acquisitions, financings and dispositions made on our behalf. The investment committee members collectively have over 120 years of professional real estate experience and judgment. See "Management--Berkshire Advisor."

    Our on-site property management and other real estate operating service needs will be provided by Berkshire Realty Holdings, L.P. and its affiliates (which we refer to as BRH and which is an affiliate of The Berkshire Group) with respect to the initial properties and, subject to the approval by our audit committee, BRH will provide these services with respect to acquisitions of other properties that do not otherwise have a property manager. See "Management--The Property Manager." We believe that the strength of BRH's management team of apartment community specialists will provide a significant competitive advantage towards achieving our business goals. BRH's management team has strong capabilities in apartment community management, acquisition, renovation, leasing and disposition. We believe that these capabilities will put us in a strong position to allow value to be created in all phases of the real estate cycle. BRH currently manages an approximately $1.1 billion portfolio, which includes over 21,000 apartment units, from its regional offices in the Baltimore, Carolinas, Mid-Atlantic, Southeast and Texas markets. BRH strives to provide institutional quality property management services, and is owned principally by affiliates of The Berkshire Group in joint venture with Whitehall Street Real Estate XI Limited Partnership and affiliates (an affiliate of Goldman Sachs) and affiliates of Blackstone Real Estate Advisors. See "Management--The Property Manager."

BUSINESS STRATEGY

    Our primary business objective is to deliver strong, consistent returns to our stockholders, while enhancing the long-term growth in value of our real estate portfolio. We believe we are well positioned to meet this objective, given the strength of the economic regions in which the initial properties are located, the quality of the initial properties and the opportunities for new investments within our selected targeted markets. By following specific operating and renovation-related strategies, we will seek to achieve stability and growth through maximization of cash flow from our initial properties and investment in multi-family properties to be acquired in the future. New acquisitions are intended to be made within a well-defined strategy of acquiring middle income properties exhibiting upside potential, in carefully selected metropolitan markets that we are familiar with.

    Through Berkshire Advisor, we will employ an asset management group to assume overall responsibility for each asset in our real estate portfolio. The goal of the asset management group will be to develop an annual business plan for each property, including revenue enhancement strategies, line item expense control, capital improvement plans, financing strategies, future disposition/exit strategies, and to insure that the business plan is executed.

    Through Berkshire Advisor and BRH, we will employ the following operating strategies:

    PROPERTY MANAGEMENT AND LEASING. We believe that much of the opportunity to create value for stockholders exists in the day-to-day property management and leasing operations. We intend to maximize current and future cash flows through BRH's in-depth knowledge of its markets, its emphasis on customer satisfaction, and the economies of scale we expect to achieve from BRH's large property management portfolio.

    Through utilization of industry research and its local market knowledge, BRH determines the rent growth potential in its markets by analyzing a variety of factors, including employment growth, vacancy rates and competition from existing and future apartment communities. This analysis enables BRH, in each of its markets, to formulate and implement strategies for rent and occupancy growth. BRH currently employs a leasing methodology which focuses on future availability of apartment units in addition to analysis of current vacancies, thereby allowing a more scientific method for increasing rents while maintaining high occupancy levels. The leasing strategy also captures additional rent growth by quickly adjusting rents depending on the supply and demand for certain specific unit types.

    In addition, BRH's property management teams focus on providing superior service to residents of the apartments under management in an effort to ensure customer satisfaction. These efforts have historically resulted in low turnover rates with existing tenants and a good reputation in the local markets for attracting new tenants.

    We believe that well-maintained properties will provide attractive and dependable yields over time. Thus, our strategy is to make continual capital investments in our apartment communities, in order to ensure resident satisfaction, remain competitive, and enhance each property's living environment.

    RENOVATION. Our affiliates have historically grown the value of their apartment portfolios using a value-added approach. They have found that properties over time can benefit by renovation plans that make the properties more competitive with newly built properties, and allow the properties to better satisfy renters' changing expectations and needs. Our strategy is to incorporate general physical improvement plans in each year's property business plan, and then over longer periods of time, when needed, to implement a major renovation plan where rental rate increases can justify a desirable return on investment.

ACQUISITION STRATEGY

    We will seek opportunities to purchase well-located, moderate income apartment communities which we believe are underperforming, but could benefit from improved property management operations, minor capital improvement plans or major renovation plans. We will seek properties that can be upgraded to an institutional quality level with improvements. We intend to acquire properties in selective targeted metropolitan markets that exhibit the proper desired trends in projected supply/demand of apartments, job growth, population growth and economic growth. We believe that the strategy of acquiring and renovating middle income apartment communities is a safer strategy than buying or developing higher income rental communities whose affordability appeals to a much smaller rental market. Our affiliates have had success throughout most market cycles with this strategy, and it allows them better control of events because they control the decision on the timing of capital programs.

    We believe we will have a competitive advantage when making acquisitions due to:

    - BRH's knowledge of multiple local markets gained from years of operating in those markets,

    - the opportunity to choose among many of BRH's existing markets to invest in, and

    - the knowledge of macro-economic and supply/demand trends that we have access to from Berkshire Mortgage Finance (BMF), whose chairman will be an initial member of Berkshire Advisor's investment committee. See "Berkshire Advisor." BMF, an affiliate of the Berkshire Group, financed approximately $3.5 billion in 2001 of apartment loans and has experience in most major market areas.

FINANCING STRATEGIES

    We intend to pay particular attention to the financing strategy for each of our properties to insure that:

    - the financing term is compatible with the property's exit strategy,

    - the financing structure is compatible with the property's capital improvement plan,

    - the financing takes advantage of locking in low interest rates at the appropriate point of the economic cycle, and

    - the amount of leverage is conservatively measured against each property's operating cash flow prospects.

    We may seek to acquire additional properties in joint ventures with institutional investors. The advantage of this strategy is to increase the return on our investment by earning additional income from managing the assets held by the joint venture, and also to gain additional diversification of our capital by investing in a larger number of properties, although through a smaller investment in each property. We believe the quality control and due diligence required for entering into joint ventures with institutional capital is consistent with the historical operating standards of our affiliates.

DISPOSITION STRATEGY

    We intend to hold each of our properties for long-term investment. However, our strategy for determining any particular property's holding period and exit strategy is based upon the future expectations for that property at any time. We intend to review, on an annual basis, the expectations of a particular property during the annual property business plan process. The future expectations for each property will be based upon a thorough review of many factors including:

    - projected economic and job growth prospects in the market area,

    - projected apartment supply/demand trends,

    - the market competitiveness of our property, and

    - the future projected return of the property (referred to as a rebuy analysis) compared to alternative investment opportunities.

    If we decide that a particular property should be disposed of, we believe we will have a competitive advantage in disposing of that property due to market knowledge and broker contacts.

INITIAL PROPERTIES

    As of the completion of this offer, we will own interests in the following five multi-family residential real properties:

CENTURY II APARTMENTS

    Century II Apartments is located at 307 Fox Fire Place, Cockeysville, Maryland. This garden style apartment community consists of 468 units within 16 buildings. The units consist of one, two and three-bedroom apartments. The property is located on approximately 29 acres of land. Other improvements include a swimming pool, fitness center, tennis courts, an exercise facility and a clubhouse.

    Upon KRF Company's contribution to us at the completion of the offer, we will indirectly own a 75.82% interest in Century II Apartments. The remaining 24.18% interest will be held by Equity Resources Group, Inc. or an entity affiliated with Equity Resources Group, Inc. Our arrangements with Equity Resources Group, Inc. or its affiliate relating to the management and control of the property are currently being negotiated, but are expected to be comparable to those described below with respect to the Dorsey's Forge and Hannibal Grove properties.

    As of December 31, 2001, the adjusted federal income tax basis of all of the property of Century II Apartments was approximately $19,913,770. Of this amount, approximately $16,983,827 is the basis of depreciable property, of which $15,512,898 is allocated to the building and building improvements, approximately $801,915 is allocated to the land improvements and approximately $669,014 is allocated to all other depreciable assets.

DORSEY'S FORGE APARTMENTS

    Dorsey's Forge Apartments is located at 9650 White Acre Road, Columbia, Maryland. This garden style apartment community consists of 251 units within 13 buildings. The units consist of one, two and three-bedroom apartments. The property is located on approximately 17 acres of land.

    Upon KRF Company's contribution to us at the completion of the offer, we will indirectly own a 91.382% beneficial interest as tenant-in-common in Dorsey's Forge Apartments. The remaining 8.618% interest will be held by ERG/DFHG, LLC, an affiliate of Equity Resources Group, Inc. Under our tenancy-in-common agreement with ERG/DFHG, LLC, we will have control over the management, operation and disposition of the property, although ERG/DFHG, LLC has the option to require us to use our good faith efforts to sell the property during the 180-day period beginning on April 27, 2005. We believe that if ERG/DFHG, LLC exercises this option, it would be willing to allow us to retain the property and instead accept a cash payment from us equal to what it would have received in an arm's-length sale, if we decided to make that proposal to ERG/DFHG, LLC. The tenancy-in-common agreement also will give us the right to determine whether additional capital is needed for capital improvements to or renovation of the property. If such a determination is made, each of the two co-owners may contribute its proportionate share of the necessary additional capital contribution. If a co-owner declines to make the additional capital contribution, then the other co-owner may elect to contribute the unfunded amount and the tenancy-in-common interests will be adjusted to reflect the changes in each co-owner's capital contribution.

    As of December 31, 2001, the adjusted federal income tax basis of all of the property of Dorsey's Forge Apartments was approximately $6,100,470. Of this amount, approximately $5,261,964 is the basis of depreciable property, of which approximately $4,560,451 is allocated to the building, building improvements and site improvements, approximately $115,460 is allocated to the land improvements and approximately $586,053 is allocated to all other depreciable assets.

HANNIBAL GROVE APARTMENTS

    Hannibal Grove Apartments is located at 5361 Brookway, Columbia, Maryland. This garden style apartment community consists of 316 units within 23 buildings. The units consist of one, two and three-bedroom apartments and three, four and five-bedroom townhouses. The property is located on approximately 23 acres of land.

    Upon KRF Company's contribution to us at the completion of the offer, we will indirectly own a 91.382% beneficial interest as tenant-in-common in Hannibal Grove Apartments. The remaining 8.618% interest will be held by ERG/DFHG, LLC. Under our tenancy-in-common agreement with ERG/DFHG, LLC, we will have control over the management, operation and disposition of the property, although ERG/DFHG, LLC has the option to require us to use our good faith efforts to sell the property during the 180-day period beginning on April 27, 2005. We believe that if ERG/DFHG, LLC exercises this option, it would be willing to allow us to retain the property and instead accept a cash payment from us equal to what it would have received in an arm's-length sale, if we decided to make that proposal to ERG/DFHG, LLC. The tenancy-in-common agreement also will give us the right to determine whether additional capital is needed for capital improvements or renovation of the property. If such a determination is made, each of the two co-owners may contribute its proportionate share of the necessary additional capital contribution. If a co-owner declines to make the additional capital contribution, then the other co-owner may elect to contribute the unfunded amount and the tenancy-in-common interests will be adjusted to reflect the changes in each co-owner's capital contribution.

    We are currently evaluating the costs and anticipated benefits of doing renovations at Hannibal Grove Apartments in a small sample of test units. If after this evaluation we believe that there is a sufficient return on the investment in the renovations, we may proceed with the preparation of a formal plan for renovations on a broader scale after our acquisition of the property.

    As of December 31, 2001, the adjusted federal income tax basis of the all of the property of Hannibal Grove Apartments was approximately $9,194,914. Of this amount, approximately $7,919,252 is the basis of depreciable property, of which approximately $6,997,725 is allocated to the building, building improvements and site improvements, approximately $197,831 is allocated to the land improvements and approximately $723,696 is allocated to all other depreciable assets.

SEASONS APARTMENTS

    Seasons Apartments is located at 9220 Old Lantern Way, Laurel, Maryland. This garden style apartment community consists of 1,088 units within 70 buildings. The units consist of one and two-bedroom apartments and one and three-bedroom townhouses. The property is located on approximately 68.5 acres of land. Other improvements include two swimming pools, six playgrounds, two tennis courts, two clubrooms and approximately 1,700 parking spaces.

    Upon KRF Company's contribution to us at the completion of the offer, we will indirectly own 100% of this property.

    We are currently evaluating the results of renovations made at Seasons Apartments in an initial group of 31 test units to determine the feasibility and benefits of a broader renovation plan. The renovations made on the test units include replacement of kitchen cabinets, counters and bathroom vanities and the modification of kitchens to provide for breakfast bars and to provide a more open environment between the kitchen and the main living area. The average cost of the renovations for each test unit was approximately $4,500 and the average annual rental increase on a renovated unit was approximately $1,200. It is anticipated that any future renovations would initially be financed out of funds generated by operations.

    As of December 31, 2001, the adjusted federal income tax basis of all of the property of Seasons Apartments was approximately $34,511,172. Of this amount, approximately $29,749,639 is the basis of depreciable property, of which approximately $29,456,506 is allocated to the building and building improvements, approximately $17,323 is allocated to land improvements and approximately $275,810 is allocated to all other depreciable assets.

WALDEN POND APARTMENTS

    Walden Pond Apartments is located at 12850 Whittington, Houston, Texas. This garden style community contains 416 one and two-bedroom apartment units and is located on approximately 12 acres of land.

    Upon KRF Company's contribution to us at the completion of the offer, we will indirectly own 100% of this property.

    As of December 31, 2001, the adjusted federal income tax basis of the all of the property of Walden Pond Apartments was approximately $7,007,307. Of this amount, approximately $6,031,362 is the basis of depreciable property, of which approximately $6,027,826 is allocated to the building and approximately $3,536 is allocated to all other depreciable assets.

OWNERSHIP INTEREST

    The following is a tabular description of our proposed ownership interests in, and the appraised value of, the initial properties:

                                                                                   GROSS        PROPORTIONATE SHARE
PROPERTY                                                OWNERSHIP INTERESTS   APPRAISED VALUE   OF APPRAISED VALUE
--------                                                -------------------   ---------------   -------------------
Century II Apartments.................................  Fee Simple(1)           $31,010,000         $ 23,511,782
Dorsey's Forge Apartments.............................  Fee Simple(2)           $14,600,000         $ 13,341,772
Hannibal Grove Apartments.............................  Fee Simple(3)           $22,360,000         $ 20,433,015
Seasons Apartments....................................  Fee Simple              $71,000,000         $ 71,000,000
Walden Pond Apartments................................  Fee Simple              $13,500,000         $ 13,500,000
                                                                                                    ------------
                                                                                                    $141,786,569

------------------------

(1) We will indirectly own a 75.82% interest in a limited liability company which will own a fee simple interest in the property. Based on this ownership interest, our proportionate share of the appraised value of this property is $23,511,782.

(2) We will indirectly own a 91.382% beneficial tenancy-in-common interest in the property. Based on this ownership interest, our proportionate share of the appraised value of this property is $13,341,772.

(3) We will indirectly own a 91.382% beneficial tenancy-in-common interest in the property. Based on this ownership interest, our proportionate share of the appraised value of this property is $20,433,015.

MORTGAGES

    The following is a tabular description of the mortgages on the initial properties. Except as noted, all information is as of June 30, 2002.

                                                                 MORTGAGES
               CURRENT                                                          PREPAYMENT
              PRINCIPAL    INTEREST                                          RESTRICTION AND          MATURITY   BALANCE DUE AT
               AMOUNT        RATE              AMORTIZATION                      PREMIUM                DATE        MATURITY
Century II   $27,734,833     5.96%    360 months amortization         No restrictions; yield          3/31/07     $21,651,501
Apartments                            schedule over 5-year term       maintenance until 3/31/05, 1%
                                                                      prepayment fee thereafter
Dorsey's     $10,604,603     5.96%    360 months amortization         No restrictions; yield          3/31/07     $10,099,286
Forge                                 schedule over 5-year term       maintenance until 3/31/05, 1%
Apartments                                                            prepayment fee thereafter
Hannibal     $16,098,854     5.96%    360 months amortization         No restrictions; yield          3/31/07     $15,331,732
Grove                                 schedule over 5-year term       maintenance until 3/31/05, 1%
Apartments                                                            prepayment fee thereafter
Seasons      $52,500,000     5.74%    360 months amortization         No restrictions; yield          7/01/09     $46,805,910
Apartments(1)                         schedule over 7-year term       maintenance until 3/01/09--1%
                                                                      prepayment fee
Walden Pond  $ 4,450,954     3.50%    360 months amortization         No restrictions; 1% prepayment  11/26/06    $ 3,835,124
Apartments(2)                         schedule over 5-year term       fee

(1) Seasons Apartments' mortgage was refinanced on July 31, 2002, and the information shown is as of that date.

(2) Walden Pond Apartments' mortgage provides for a variable interest rate. The interest rate shown is the rate effective as of June 30, 2002. The balance due at maturity is an estimated amount.

OCCUPANCY RATES

    The following is a tabular description of the physical occupancy rates at the initial properties:

                                                                            PHYSICAL OCCUPANCY RATES
                                                                2001       2000       1999       1998       1997
Century II Apartments                                            98%        97%        96%       100%       100%
Dorsey's Forge Apartments                                        98%        97%        97%       100%        99%
Hannibal Grove Apartments                                        97%        97%        97%       100%       100%
Seasons Apartments                                               98%        98%        97%        96%        96%
Walden Pond Apartments                                           98%        89%        94%        97%        98%

AVERAGE ANNUAL RENTAL INCOME

    The following is a tabular description of the average annual rental income per unit for the initial properties, which was determined by dividing the annual effective gross rental income by the number of apartment units:

                                                                     AVERAGE ANNUAL RENTAL INCOME PER UNIT
                                                                2001       2000       1999       1998       1997
Century II Apartments                                         $ 9,212     $8,772     $8,280     $7,973     $7,718
Dorsey's Forge Apartments                                     $ 8,880     $8,227     $7,814     $7,767     $7,451
Hannibal Grove Apartments                                     $10,060     $9,336     $8,885     $8,636     $8,377
Seasons Apartments                                            $10,015     $9,517     $9,087     $8,693     $8,382
Walden Pond Apartments                                        $ 5,865     $5,756     $5,725     $5,612     $5,464

REAL ESTATE TAX RATES

    The following is a tabular description of the real estate tax rates pertaining to the initial properties:

                                                                REAL ESTATE TAX
                                                                   RATE/$100
Century II Apartments                                              1.908227
Dorsey's Forge Apartments                                          1.253500
Hannibal Grove Apartments                                          1.253500
Seasons Apartments                                                 1.253500
Walden Pond Apartments                                             2.962603

TAX DEPRECIATION

    For each of the initial properties, the building, building improvements and site improvements are depreciated using the straight-line method of depreciation with an applicable recovery period or life of 27.5 years. All land improvements are depreciated using a 150 percent declining balance method of depreciation with an applicable recovery period or life of 15 years. All other depreciable assets are depreciated using a 200 percent declining balance method of depreciation with an applicable recovery period or life of either 5 or 7 years.

COMPETITION

    The initial properties are located in developed areas. There are numerous other rental apartment properties within and around the market area of each initial property. The number of competitive rental properties in the area could have a material adverse effect on our ability to attract and retain residents and to increase rental rates. Virtually all of the leases for units in the initial properties are short-term leases (generally one year or less).

    Our business, and the residential housing industry in general, are cyclical. Our operations and markets are affected by local and regional factors such as local economies, demographic demand for housing, population growth, property taxes, energy costs, and by national factors such as short and long-term interest rates, federal mortgage financing programs, federal income tax provisions and general economic trends. Occupancy varies only slightly on a seasonal basis, with the lowest occupancy typically occurring in the summer months.

LEGAL PROCEEDINGS

    We may be subject to various claims and legal actions in the ordinary course of our business. We are not aware of any pending or threatened litigation that we believe is reasonably likely to have a material adverse effect on us.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

GENERAL

    The following is a discussion of our investment policies, financing policies, disposition policies and policies with respect to other activities. The policies with respect to these activities have been determined by our board of directors, and may be amended or revised from time to time at the discretion of our board of directors.

INVESTMENT POLICIES

    INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. Our business will focus on the acquisition, ownership and operation of multi-family residential real properties. Our investment objective is to acquire well located properties that have been neglected, and to increase the profitability of those properties through various improvement strategies. We intend to pursue these objectives by providing superior on-site property management, improving the physical appearance and living environment of the properties, and implementing renovation strategies in those instances where rental rate increases justify the costs. We may expand, improve or renovate the initial properties or sell such properties in whole or in part at such time as we believe market conditions so warrant. See "Business and Properties--Business Strategy."

    Initially our primary focus will be in markets our affiliates currently operate in, within the Mid-Atlantic, Southeast and Southwest markets of the United States. Over time we will consider investments in other cities, primarily east of the Mississippi, where favorable economic growth factors are indicated.

    It is our policy to acquire assets primarily for growing our operating income and cash flow. Over time, those properties that have been renovated or otherwise improved will be considered for sale once future growth prospects are not as strong as other investment alternatives. Our objective in some instances will include attempting to structure tax-free exchanges for the acquisition of new properties.

    We expect to pursue our investment objectives through the direct ownership of interests in the initial properties and the acquisition of additional multi-family residential properties. Future investment activities will not be limited to any specified percentage of our assets. However, investments in any one property we acquire in the future may not exceed 25% of the value of our total assets at the time of its acquisition.

    INVESTMENTS IN REAL ESTATE MORTGAGES. While we will emphasize equity real estate investments, we may, in our discretion and subject to any considerations applicable in respect of our REIT qualification, invest in mortgage loans, including those with participating investment features. We do not currently intend to invest to a significant extent in these types of investments, and in any event our direct investments in mortgage loans will not exceed 25% of the value of our total assets.

    INVESTMENTS IN OTHERS. We may also invest in other equity real estate interests, including securities of other REITs. While we do not intend to invest a significant amount in these securities, we may invest in common or preferred stock of selected REITs that we believe offer good value. We may also participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investment may be subject to existing mortgage financing and other indebtedness which have priority over the equity of the operating partnership. We will also invest in the Interests, which are securities of REITs (in the case of GIT and GIT II) and limited partnerships (in the case of KIM, KIP, KIP II and KIP III).

    OTHER INVESTMENT POLICIES. In all events we intend to make investments in such a way that we will not be treated as an "investment company" under the Investment Company Act of 1940.

FINANCING POLICIES

    We intend to maintain a ratio of debt to the fair market value of our total assets of not greater than 75%. We, however, may from time to time reevaluate borrowing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors.

    We will establish a debt policy relative to the fair market value of our assets, rather than to the book value of our assets, because we believe that the book value of our assets (which to a large extent is the depreciated value of our properties) does not accurately reflect our ability to borrow and to meet debt service requirements. This ratio is commonly employed by REITs. Although we will consider factors other than fair market value in making decisions regarding the incurrence of debt (such as the estimated market value of such properties upon refinancing, and the ability of particular properties and us as a whole to generate cash flow to cover expected debt services), we cannot assure you that we will maintain the ratio of debt to fair market value of our assets (or to any other measure of asset value) described above.

    To the extent that our board of directors determines to seek additional capital to finance acquisitions or otherwise, we may raise such capital through additional equity offerings, including the issuance of additional series of preferred stock, common stock, limited partnership units in our operating partnership, or debt securities, or by the retention of cash flow (after consideration of provisions of the Code requiring that a REIT distribute 90% of its taxable income each year to remain qualified as a REIT and taking into account taxes that would be imposed on undistributed taxable income), or through a combination of these sources. We currently anticipate that any additional borrowings will be made through the operating partnership. Borrowings may be unsecured or may be secured by any or all of our assets or any existing or new property and may have full or limited recourse to all or any portion of all of our assets or any existing or new property.

    We have not established any limit on the number or amount of mortgages that may be placed on any single property or on our portfolio as a whole.

    Although we have not entered into agreements or received commitments from any lenders, we plan to enter into a credit facility that will be collateralized by the Interests tendered to us in the offer. We plan to seek to obtain a credit facility that will provide funds in an amount initially equal to 50% of the value of the Interests tendered and that will be available to fund property acquisitions and for general corporate purposes.

    Either we or the operating partnership can raise additional equity capital if we decide we need to. Our board of directors has the authority, with the approval of our common stockholders, to issue additional shares of common stock or other stock in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property; however, without the consent of the holders of Preferred Shares representing 66 2/3% in liquidation preference of the outstanding Preferred Shares, we may not authorize, create or issue an additional series of preferred stock that would be senior to the Preferred Shares as to distributions or upon liquidation, dissolution, winding-up or termination.

DISPOSITION POLICY

    We intend to hold each of our properties for long-term investment. We have no current intention to dispose of any of the initial properties, although we reserve the right to do so.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

    We may offer shares of our stock or other securities and repurchase or otherwise reacquire such stock or any other securities. We have no outstanding loans to other entities or persons, including any of our officers and directors. We may in the future make loans to joint ventures in which we are a partner to meet working capital needs. We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, and we have not invested in the securities of other issuers (other than of our operating partnership) for the purpose of exercising control, and we do not intend to do so.

    At all times, we intend to make and hold investments in such a manner as to be consistent with the requirements of the Code for us to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury regulations promulgated under the Code), our board determines that it is no longer in our best interests to qualify as a REIT.

              THE OFFER TO EXCHANGE PREFERRED SHARES FOR INTERESTS

BASIC TERMS

    EXCHANGE OF THE INTERESTS. We are offering to exchange Preferred Shares for up to the specified number of Interests described under "--Exchange of Interests" below that are validly tendered on or before the expiration date and not withdrawn in the offer, subject in each case to the proration procedures described in this prospectus and the related letter of transmittal.

    EXPIRATION DATE.  The offer is scheduled to expire at 12:00 midnight, New
York City time, on       ,             , 2002, unless we extend the period
during which the offer is open, in which case the term "expiration date" means the latest time and date at which the offer, as so extended, expires.

    TRANSFER CHARGES. All transfer taxes and fees on the exchange of Interests under our offer will be paid by us.

    CONDITIONS TO THE OFFER. Our obligation to exchange Preferred Shares for Interests under the offer is subject to several conditions referred to below under "Conditions to the Offer," including the minimum tender condition.

PURPOSE OF THE OFFER

    We are making the offer to provide holders of Interests with an ability to exchange some or all of their Interests for an interest in a preferred security that provides the holders with an opportunity to receive a higher yield than the yield the holders are expected to receive over the remaining life of their mortgage funds. Also, the Preferred Shares will be more liquid than the Interests because they will be listed on the American Stock Exchange. However, the Preferred Shares will be subject to different and potentially greater risks than the Interests. See "Risk Factors."

    We intend to utilize distributions from the Interests, as well as bank borrowings secured by the Interests, together with income from our real properties and net cash proceeds from the cash offer, to, among other things, acquire additional multi-family residential properties.

    As of the date of this prospectus, neither we nor, to our knowledge, our directors and executive officers own any Interests. Our affiliate, Berkshire Mortgage Advisors Limited Partnership, is the advisor to GIT and GIT II (the GIT Advisor). The GIT Advisor owns 10,000 Interests in GIT and 10,000 Interests in GIT II. The GIT Advisor has advised us that it intends to tender all of those Interests in the offer.

EXCHANGE RATIO

    The relationship between the number of Preferred Shares to be issued in exchange for an Interest tendered in the offer is referred to as the exchange ratio.

    We determined the exchange ratio as follows. First, to determine the value of an Interest in each mortgage fund, we valued each mortgage fund, based on the methodology described below, and divided that value by the number of Interests of that mortgage fund that were outstanding as of June 30, 2002. We then divided the value of each Interest by $25.00 (the liquidation preference of each Preferred Share) to determine the number of Preferred Shares to be issued in exchange for each Interest tendered in the offer. The exchange ratio is intended to provide each tendering holder with an amount of Preferred Shares having an aggregate liquidation value that is generally equal to the aggregate value of the Interests being tendered by the holder.

    The following table sets forth information relating to our determination of the exchange ratio, including the number of Preferred Shares to be issued in exchange for an Interest in each mortgage fund. Fractional shares will not be issued. See "--Cash Instead of Fractional Shares" below.

                                                                                                 PREFERRED SHARES
                                                 MORTGAGE    INTERESTS OUTSTANDING   VALUE PER   TO BE EXCHANGED
                                                FUND VALUE       AS OF , 2002        INTEREST      PER INTEREST
                                                ----------   ---------------------   ---------   ----------------
GIT...........................................
GIT II........................................
KIM...........................................
KIP...........................................
KIP II........................................
KIP III.......................................

    The mortgage fund values were determined using the discounted cash flow method, which applies a discount rate to projected future distributable cash flows over the estimated life of an investment to arrive at an estimate of the present value of the investment. Our determination of the mortgage fund values was based on various assumptions that we believe to be reasonable, however, we cannot tell you that the amounts realized from a liquidation of the assets held by the mortgage funds, if they were liquidated today, would not differ from our estimates, and these differences could be material.

    In addition, our mortgage fund values are different from, and lower than, the mortgage fund net asset value estimates as of June 30, 2002, as determined by the mortgage funds and published on their websites. The net asset value estimates as determined by the mortgage funds represent the theoretical liquidation value of all of the assets held by the mortgage fund that could reasonably be expected to be realized at a particular point in time. We use the term "theoretical" because the mortgage funds cannot, by virtue of the structure and terms of the underlying mortgages, cause their mortgage assets to be liquidated into cash other than over an extended period of time and, in any event, the liquidation would not necessarily result in the realization of the mortgage fund net asset value estimates. In addition, unlike our mortgage fund values, in determining their net asset value estimates, the mortgage funds do not factor in any shared appreciation in the real properties underlying their mortgage loan investments, because the appreciated value of these properties cannot be ascertained until the mortgages are refinanced by the borrower or the properties are sold, or unless the mortgage loan is called.

    The mortgage fund values we used to determine the exchange ratio was based on a methodology that views the Interests as representing an interest in the future distributions from the mortgage funds over a period of time, rather than an interest in the underlying assets of the mortgage funds as of a particular point in time. Our mortgage fund values represent the value of the projected future cash flows from the Interests, including any cash flows that may be derived from the shared appreciation in the real properties underlying the mortgages held by the mortgage funds, given various assumptions that we believe to be reasonable. We also took into consideration the expenses of operating the mortgage funds, as well as how we believe the mortgage funds will apply their cash available for distribution. Our mortgage fund values do not make any assumptions about the ability of the mortgage funds to liquidate their assets into cash at any particular point in time, but rather make assumptions about what would happen if the mortgage funds were left to wind down their operations under their normal course of operations.

    Although we believe that net asset value as reported by the mortgage funds may be an appropriate measure to value their underlying assets, we do not believe it is an appropriate measure to value the Interests for purposes of determining the exchange ratio. By way of example, if two mortgage funds each owned only one asset consisting of a mortgage loan having the same principal, prepayment and other terms, but one mortgage loan had an annual interest rate of 4% while the other had an annual interest rate of 6%, the net asset values of each of the mortgage funds--that is, the liquidation value realizable by those mortgage funds if the loans were repaid on a particular day--would be identical. However, from the perspective of someone who owned an interest in both mortgage funds, the fund owning the mortgage loan bearing the 6% interest rate would distribute more cash on an annual basis to that interest holder. Thus, based on the projected cash flow methodology, an interest in that fund would have more value. This is the methodology we used to determine the exchange ratio. We believe that the methodology we used to determine our mortgage fund values is a more appropriate methodology for purposes of determining the exchange ratio than are the net asset value estimates determined by the mortgage funds.

FAIRNESS OPINION

    Our financial advisor, Sutter Securities Incorporated, has rendered an opinion to us, based upon and subject to the matters referenced in the opinion, that the consideration to be received by the holder of an Interest in each of the mortgage funds, as of the date of the opinion, is fair, from a financial point of view, to such holder. A copy of this "Fairness Opinion" is attached as Appendix A to this prospectus. Sutter Securities makes no recommendation as to whether or not investors should tender their Interests in the offer.

    For providing financial advisory services and rendering its fairness opinion, Sutter Securities has been paid a fee of $185,000, and will be reimbursed for all reasonable out-of-pocket expenses, including legal fees. In addition, we have agreed to indemnify Sutter Securities against specified liabilities and expenses in connection with its engagement, including specified liabilities and expenses under the United States federal securities laws.

EXTENSION, TERMINATION AND AMENDMENT

    We reserve the right to extend the offer in the following circumstances for one or more periods:

    - for any period required by any rule, regulation, interpretation or position of the SEC or the SEC's staff applicable to the offer or any period required by applicable law,

    - if any condition to the offer has not been satisfied, or

    - if the aggregate number of Interests we are seeking to exchange for Preferred Shares has not been validly tendered by the expiration date.

    If we decide, or are required, to extend our offer as described above, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    During any such extension, all Interests previously tendered and not properly withdrawn will remain subject to the offer, unless properly withdrawn by you. See "Withdrawal Rights" below for more details.

    We reserve the right to waive any of the conditions to the offer and to make any change in the terms of or conditions to the offer, if allowed under the SEC's applicable rules and regulations.

    We will make a public announcement of any extension, termination, amendment or delay of the offer as promptly as practicable. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(c), 14d-6(c) and 14e-1 under the Exchange Act, which require that any material change in the information published, sent or given to the holders of Interests in connection with the offer be promptly sent to the holders in a manner reasonably designed to inform them of such change, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service or the PR Newswire Association, Inc.

    If we make a material change in the terms of our offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rule 14e-1 under the Exchange Act. If, before the expiration date, we change the number of Interests being sought or the consideration we are offering, that change will apply to all of the holders of Interests whose Interests are accepted for exchange in our offer. If, at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, we will extend the offer until the expiration of that ten business day period.

    For purposes of our offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

PROCEDURE FOR TENDERING

    VALID TENDER. For you to validly tender the Interests in our offer, you must, before the expiration of the offer, deliver to us at One Beacon Street, Suite 1500, Boston, Massachusetts 02108, Attention: Krupp Funds Group, a properly completed and duly executed letter of transmittal, or a manually signed facsimile of that document, and any other required documents.

TO PREVENT UNITED STATES FEDERAL INCOME TAX BACKUP WITHHOLDING WITH RESPECT TO THE PREFERRED SHARES, YOU MUST PROVIDE US WITH YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING OF UNITED STATES FEDERAL INCOME TAX BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. SOME OF THE HOLDERS OF INTERESTS (INCLUDING CORPORATIONS AND SOME FOREIGN INDIVIDUALS) MAY BE EXEMPT FROM THESE BACKUP WITHHOLDING REQUIREMENTS. IN ORDER FOR A FOREIGN INDIVIDUAL STOCKHOLDER TO QUALIFY AS AN EXEMPT RECIPIENT, THE STOCKHOLDER MUST SUBMIT AN APPLICABLE INTERNAL REVENUE SERVICE FORM W-8, SIGNED UNDER PENALTIES OF PERJURY, ATTESTING TO THAT INDIVIDUAL'S EXEMPT STATUS.

    APPOINTMENT OF ATTORNEYS-IN-FACT AND PROXIES. By executing a letter of transmittal as described above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Interests tendered and accepted for exchange by us and with respect to any and all other Interests and other securities issued or issuable, and any and all cash distributions payable or
distributable, in respect of the Interests on or after       , 2002. That
appointment is effective, and voting rights will be affected, when and only to the extent that we accept for exchange the Interests that you have tendered to us. All such proxies will be considered coupled with an interest in the tendered Interests and therefore will not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Our designees will, with respect to the Interests for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of the holders of Interests or otherwise.

    DETERMINATION OF VALIDITY. We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Interests, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all tenders of Interests that we determine are not in proper form or the acceptance or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect or irregularity in the tender of Interests, whether or not similar defects or irregularities are waived in the case of other holders of Interests. Subject to the SEC's applicable rules and regulations, we also reserve the right to waive any of the conditions to the offer and to make any change in the terms of or conditions to the offer. We will give oral or written notice of any such delay, termination or amendment by making a public announcement. No tender of Interests will be deemed to have been validly made until all defects and irregularities in the tender of any Interests have been cured or waived. Neither we nor Georgeson, in its capacity as information agent or dealer manager, nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Interests or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of our offer (including the letter of transmittal and instructions thereto) will be final and binding.

    BINDING AGREEMENT. The tender of Interests under any of the procedures described above will constitute a binding agreement between us and you upon the terms and conditions of the offer.

WITHDRAWAL RIGHTS

    Interests tendered in the offer may be withdrawn at any time before the expiration date, and, unless we have previously accepted them in the offer, may
also be withdrawn at any time after             , 2002. Once we accept Interests
in the offer, your tender is irrevocable.

    For your withdrawal to be effective, we must receive from you a written or facsimile transmission notice of withdrawal at One Beacon Street, Suite 1500, Boston, Massachusetts 02108, Attention: Krupp Funds Group, and your notice must include your name, address, social security number, and the number of Interests to be withdrawn, as well as the name of the registered holder, if it is different from that of the person who tendered those Interests.

    WE WILL DECIDE ALL QUESTIONS AS TO THE FORM AND VALIDITY (INCLUDING TIME OF RECEIPT) OF ANY NOTICE OF WITHDRAWAL, IN OUR SOLE DISCRETION, AND OUR DECISION SHALL BE FINAL AND BINDING. NEITHER WE, THE INFORMATION AGENT, THE DEALER MANAGER NOR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL OR WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY NOTIFICATION.

    Any Interests properly withdrawn will be deemed not to have been validly tendered for purposes of our offer. However, you may re-tender withdrawn Interests by following one of the procedures discussed under the caption entitled "Procedure for Tendering" at any time prior to the expiration date.

EXCHANGE OF INTERESTS

    Upon the terms and conditions of our offer (including, if the offer is extended or amended, the terms and conditions of the extension or amendment), and subject to the proration procedures described below under "--Proration Procedures," we will accept for exchange:

    - up to 3,913,815 Interests in GIT,

    - up to 4,776,584 Interests in GIT II,

    - up to 3,988,766 Interests in KIM,

    - up to 1,950,025 Interests in KIP,

    - up to 3,810,433 Interests in KIP II, and

    - up to 3,320,267 Interests in KIP III

that are validly tendered, and not properly withdrawn, before the expiration date, as promptly as practicable after the expiration date. Notwithstanding the immediately preceding sentence, subject to applicable rules of the SEC, we may, among other things, increase the number of Interests we will accept for exchange or delay acceptance for exchange, or the exchange of, Interests to comply with any applicable law or obtain any government or regulatory approvals.

    In all cases, exchange of Interests tendered and accepted for exchange in the offer will be made only after timely receipt by us of a properly completed and duly executed letter of transmittal, or a manually signed facsimile of that document, and any other required documents.

PRORATION PROCEDURES

    We are seeking to exchange Preferred Shares for up to the specified number of Interests described above under "--Exchange of Interests," which represents approximately 26% of the Interests of each of the mortgage funds. If the number of Interests of a mortgage fund that is tendered is greater than the tender ceiling applicable to that mortgage fund, our proration procedures may apply. If they apply, we will first accept Interests of each mortgage fund up to the tender ceiling applicable to that mortgage fund. We will then accept Interests in the proportion (as nearly as practicable, disregarding fractions) that the total value that the Interests in excess of the tender ceiling of each overtendered mortgage fund bears to the total value of the Interests in excess of the tender ceiling of all overtendered mortgage funds. For purposes of our proration procedures, the value of Interests will be determined as described above under "--Exchange Ratio."

    The following table illustrates how the proration procedures would work, assuming 100% of the Interests of each mortgage fund was tendered in the offer:

                                                       AGGREGATE        PROPORTION OF
                                                        VALUE OF      AGGREGATE VALUE OF               NUMBER OF
                                                       INTERESTS        ALL INTERESTS                  INTERESTS
                                                        TENDERED           TENDERED        PRORATION   ACCEPTED
                                                     --------------   ------------------   ---------   ---------
GIT................................................
GIT II.............................................
KIM................................................
KIP................................................
KIP II.............................................
KIP III............................................

    At our option, we may elect to accept more than the tender ceiling applicable to a mortgage fund. We currently intend to elect to accept more than the tender ceiling applicable to one or more mortgage funds, up to an amount such that the total number of Preferred Shares to be issued by us (whether in exchange for Interests or in our cash offer) will not exceed 4,325,000 shares (which we refer to as the maximum amount to be accepted).

    The number of Interests we can exchange for Preferred Shares is limited by, among other things, the percentage (in terms of value) of a specified category of assets we must own so that we will not be deemed an "investment company" under the Investment Company Act of 1940, and the number of Interests of GIT and GIT II that we are permitted to own under the ownership limit waiver granted by the board of trustees of GIT and GIT II. See "Relationships and Related Transactions--GIT Funds Ownership Limit Waiver."

    If Interests representing 50% or more of the outstanding Interests of GIT or GIT II are validly tendered and not withdrawn, and we are permitted to own some or all of those Interests without affecting our status as an investment company or the terms of the ownership limit waiver granted by the board of trustees of GIT or GIT II, it is likely that we will elect to accept up to 55% of outstanding Interests of GIT or GIT II (but not both). We would not be able to accept up to 55% of Interests in both GIT and GIT II plus the Interests of the other mortgage funds that we are seeking because of, among other things, rules relating to investment company status.

    If we do elect to accept up to 55% of the outstanding Interests of GIT or GIT II, we will first accept Interests of each mortgage fund up to the tender ceiling applicable to that mortgage fund. We will then accept Interests representing 50% of the outstanding Interests of GIT or GIT II, and then we will accept Interests in any other overtendered mortgage fund (including Interests in the GIT or GIT II mortgage fund where we have first determined to accept 50% of the Interests that have been tendered) in proportion (as nearly as practicable, disregarding fractions) to the total value that the Interests in excess of the tender ceiling of each other overtendered mortgage fund bears to the total value of the Interests in excess of the tender ceiling of all other overtendered mortgage funds, up to the maximum amount to be accepted. In no event will we elect to accept more than 55% of the outstanding Interests of GIT or GIT II.

    The following table illustrates how the proration procedures would work, assuming 55% of the Interests of each mortgage fund was tendered in the offer, and that we elected to accept 55% of the Interests of GIT II:

                                                       AGGREGATE        PROPORTION OF
                                                        VALUE OF      AGGREGATE VALUE OF               NUMBER OF
                                                       INTERESTS        ALL INTERESTS                  INTERESTS
                                                        TENDERED           TENDERED        PRORATION   ACCEPTED
                                                     --------------   ------------------   ---------   ---------
GIT................................................
GIT II.............................................
KIM................................................
KIP................................................
KIP II.............................................
KIP III............................................

    In all events, Interests with respect to each mortgage fund tendered by holders will be accepted for exchange on a pro rata basis (as nearly as practicable, disregarding fractions) according to the number of Interests of that mortgage fund tendered by a holder.

    In the event we elect to accept the highest number of Interests that we are permitted to own without being deemed to be an investment company and without violating the terms of the ownership limit waiver granted by the board of trustees of GIT and GIT II, it is possible that we will issue all 4,325,000 Preferred Shares in exchange for Interests, in which case there will be no Preferred Shares available to be sold for cash.

CASH INSTEAD OF FRACTIONAL SHARES

    We will not issue certificates representing fractional Preferred Shares. Instead, each tendering holder who would otherwise be entitled to fractional Preferred Shares will receive cash in an amount equal to that fraction multiplied by $25.00.

DISTRIBUTIONS ON INTERESTS

    In the event there are cash distributions made on any of the Interests tendered to us, you will be deemed to have directed us to apply such distributions, in integral multiples of $25.00, to purchase additional Preferred Shares at a price of $25.00 per share. Any remaining portion of your cash distributions will be paid to you in cash. However, as described under "--Proration Procedures" above, it is possible that all of the Preferred Shares being offered by us will be issued in exchange for Interests, in which case there will be no additional Preferred Shares available to be sold for cash.

CONDITIONS TO THE OFFER

    The offer is subject to a number of conditions. These conditions are described below:

    MINIMUM TENDER CONDITION. There must be validly tendered and not properly withdrawn before the expiration of the offer the number of Interests resulting in at least 1,000,000 Preferred Shares to be issued in exchange for them.

    FAIRNESS OPINION CONDITION. The fairness opinion described under "The Offer to Exchange Preferred Shares for Interests--Fairness Opinion" shall not have been withdrawn.

    TAX OPINION CONDITION. The tax opinion referred to under "Federal Income Tax Considerations" shall not have been withdrawn.

    WAIVER BY TRUSTEES OF GIT AND GIT II. The waiver referred to under "Certain Relationships and Related Transactions--GIT Funds Ownership Limit Waiver" shall not have been withdrawn.

    OTHER CONDITIONS TO THE OFFER. The offer is also subject to the condition that, at the time of acceptance for exchange of Interests in the offer, there will not be existing and continuing any of the following events or circumstances:

    1. there shall have been instituted or threatened, or shall be pending, any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, which challenges the making of the offer, the acceptance for exchange or ownership by us of the Interests in the offer, the acquisition by us of the interests in the initial properties, or otherwise directly or indirectly relates to the offer.

    2. there shall have been any action threatened or taken, or approval withheld, or any statute, rule or regulation proposed, enacted, promulgated, amended or deemed to be applicable to the offer, any of the mortgage funds, the initial properties or us, by any governmental, regulatory or administrative authority or agency or tribunal, which, in our reasonable judgment, would or might directly or indirectly:

          - delay or restrict our ability, or render us unable, to accept for exchange some or all of the Interests or acquire the interests in the initial properties, or

          - materially affect the business, condition (financial or otherwise), operations or prospects of any of the mortgage funds, the initial properties or us or otherwise materially impair in any way the contemplated future conduct of our business.

    3.  there shall have occurred:

          - the declaration of any banking moratorium or suspension of payments in respect of banks in the United States,

          - any general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market,

          - the commencement of war, armed hostilities or any other national or international calamity directly or indirectly involving the United States which is material to the offer,

          - any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority that materially and adversely affects the extension of credit by banks or other lending institutions,

          - any significant change, in our reasonable judgment, in the general level of market prices of equity securities in the United States or abroad, or any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on our business, condition (financial or otherwise), operations or prospects, or

          - in the case of the foregoing existing at the time of the commencement of the offer, in our reasonable judgment, a material acceleration or worsening thereof.

    4. any change shall occur or be threatened in the business, condition (financial or otherwise), operations or prospects of any of the mortgage funds or the initial properties that, in our reasonable judgment, is or may be material to our business, condition (financial or otherwise), operations or prospects.

    5. any material casualty or condemnation affecting any of the initial properties shall occur.

    6. there is a reasonable likelihood that completion of the offer would result in termination of KIM, KIP, KIP II or KIP III as a partnership under Section 708 of the Code (this condition would only apply to the Interests of the relevant mortgage fund).

    7. there is a reasonable likelihood that completion of the offer would result in termination of the status of KIM, KIP, KIP II or KIP III as a partnership for federal income tax purposes under Section 7704 of the Code (this condition would only apply to the Interests of the relevant mortgage fund).

    8. there would be fewer than 300 holders of record, within the meaning of Rule 13e-3 under the Exchange Act, of a mortgage fund because of the offer (this condition would only apply to the Interests of the relevant mortgage fund because of the offer).

    The conditions to the offer described above are solely for our benefit and we may assert them regardless of the circumstances giving rise to any such conditions. We may, in our sole discretion, waive these conditions in whole or in part.

REGULATORY APPROVALS

    We are not aware of any non-routine approvals or other consents by or from any governmental authority or administrative or regulatory agency that would be required to complete the offer. Should any such approval or other action be required, we expect to seek such approval or take such action.

FEES AND EXPENSES

    We have retained Sutter Securities Incorporated to provide financial advisory services to us in connection with the offer. Sutter will receive a fee for these services and will be reimbursed for out-of-pocket expenses. In addition, we have agreed to indemnify Sutter Securities against specified liabilities and expenses in connection with its services as financial advisor, including specified liabilities and expenses under the United States federal securities laws.

    We have retained Georgeson Shareholder Communications Inc. and Georgeson Shareholder Securities Corporation (together, Georgeson) as information agent and dealer manager in connection with the offer. Georgeson may contact holders of Interests by mail, telephone, facsimile and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offer to beneficial owners of Interests. We will pay Georgeson reasonable and customary compensation for these services in addition to reimbursing Georgeson for its reasonable out-of-pocket expenses. We have also agreed to pay Georgeson an additional $25,000 per mortgage fund in the event Interests representing 25% or more of the outstanding Interests of that mortgage fund is validly tendered and not withdrawn in the offer. We also have agreed to indemnify Georgeson against specified liabilities and expenses in connection with the offer, including specified liabilities under the United States federal securities laws.

    Except as described above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Interests in the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

STOCK EXCHANGE LISTING

    Application has been made to list the Preferred Shares on the American Stock
Exchange under the symbol "      ."

                                 THE CASH OFFER

    Concurrently with our offer to exchange Preferred Shares for Interests, we are also offering to sell Preferred Shares at a cash price of $25.00 per share. The aggregate number of Preferred Shares to be issued for cash will be equal to 4,325,000 minus the aggregate amount of Preferred Shares we will issue in exchange for Interests. As described under "The Offer to Exchange Preferred Shares for Interests--Proration Procedures," it is possible that all 4,325,000 Preferred Shares will be issued in exchange for Interests, in which case there will be no Preferred Shares available to be sold for cash. Our cash offer is contingent on the completion of our offer to exchange Preferred Shares for Interests and the availability of Preferred Shares after our acceptance of Interests in exchange for Preferred Shares. The cash offer will expire on the expiration date of our offer. Investors who elect to purchase Preferred Shares for cash may not withdraw their election. See "The Offer to Exchange Preferred Shares for Interests--Basic Terms--Conditions to the Offer," "--Expiration Date" and "--Extension, Termination and Amendment."

    Although it is our expectation that we will issue our Preferred Shares only to holders of Interests, we may decide to sell Preferred Shares to other persons under our cash offer. This will only be the case if we believe there will not be a sufficient number of holders of Interests that desire to exchange Interests for Preferred Shares or purchase Preferred Shares for cash in the cash offer so as to enable us to issue all 4,325,000 Preferred Shares to holders of Interests.

                             FORMATION TRANSACTIONS

    Our corporate structure is as follows. We are a Maryland corporation. All of our common stock is owned by KRF Company. Until we issue Preferred Shares at the completion of the offer, we will have no other outstanding securities. We intend to own all of our operating assets through our operating partnership, Berkshire Income Realty-OP, L.P., a Delaware limited partnership. Our wholly owned subsidiary, BIR GP, L.L.C., is the general partner of our operating partnership, and we are the special limited partner of our operating partnership. Through our ownership of the general partner and our special rights under the partnership agreement as special limited partner, we effectively control the operating partnership and its assets.

    At the completion of the offer, the following will occur:

    - we will issue Preferred Shares to holders who have validly tendered and not withdrawn their Interests to us in the offer and to holders who have purchased Preferred Shares for cash,

    - we will transfer those Interests and cash to our operating partnership in exchange for preferred OP units having the same economic terms as the Preferred Shares, and having the same relative ranking with respect to common limited partner interests as the Preferred Shares have with respect to our common stock. The preferred OP units to be issued to us in exchange for Interests will equal the number of Preferred Shares being transferred to our operating partnership. The preferred OP units to be issued to us in exchange for cash will be valued at $25.00 per preferred OP unit,

    - KRF Company will contribute its interests in the initial properties to our operating partnership in exchange for common OP units, having the same economic terms as our common stock, and having the same relative ranking with respect to the preferred OP units as our common stock will have with respect to the Preferred Shares, and

    - KRF Company will make a capital contribution to us, in exchange for our common stock, in an amount equal to 1% of the fair value of the total net assets of our operating partnership, taking into account any cash contributed to us by KRF Company before the completion of the offer. We will contribute this amount to BIR GP which in turn will contribute this amount to our operating partnership in exchange for general partner OP units.

                                   MANAGEMENT

GENERAL

    As provided in our charter and bylaws, the responsibility for the management and control of our operations will be vested in our board of directors. Our board will retain Berkshire Advisor to manage our day-to-day affairs, subject to the control and supervision of our board of directors. Our board will initially be composed of five directors, three of whom will be unaffiliated with Berkshire Advisor and its affiliates and will qualify as independent directors under our bylaws. We refer to these persons as independent directors. See "--Board of Directors Committees--Audit Committee" below for a description of how our bylaws define the qualifications of an independent director. We will generally utilize officers of Berkshire Advisor to provide our services and will employ only a few individuals as our officers, none of whom will be compensated by us for their services to us as our officers.

    Berkshire Advisor will be responsible for locating and presenting investment opportunities to us. Berkshire Advisor is authorized to follow investment guidelines adopted from time to time by our board of directors in determining the types of assets it decides to recommend to our board of directors as proper investments for us. Our board of directors will periodically review our investment guidelines and our investment portfolio. However, the board of directors will not be required to approve particular investment decisions made by Berkshire Advisor in multi-family residential properties within our investment guidelines. An investment committee of Berkshire Advisor will be required to approve all acquisitions, financings and dispositions made on our behalf. The investment committee members of Berkshire Advisor initially will be Frank Apeseche, Peter Donovan, George Krupp and David Quade. See "--Berkshire Advisor" below. Any investments made with an affiliate of Berkshire Advisor will require the prior approval of the audit committee of our board.

    As with most corporate boards of directors, our directors will be employed by various entities on other full-time activities and will not be required to devote substantial portions of their time to the discharge of their duties as our directors. The directors will only be required to devote so much of their time to us as their duties require.

    Our directors will be responsible for reviewing our investment policies, which review will occur not less frequently than annually. The audit committee of our board also will be responsible for reviewing the performance of Berkshire Advisor and determining that the provisions of the advisory services agreement described under "--Summary of Advisory Services Agreement" are being fulfilled. Members of our audit committee will be entitled to receive compensation from us for serving as directors in the amount of $30,000 per year. This amount may be increased in future years with the prior approval of our board. Our other directors will not be paid compensation for their services to us as directors.

    The directors are not precluded from engaging in activities similar to ours, but are required to disclose any interest held directly or indirectly by them, or by any of their affiliates, in an investment presented to us.

EXECUTIVE OFFICERS AND DIRECTORS

    Our executive officers and directors as of the date of this prospectus are as follows:

NAME                                      AGE             POSITION OR OFFICES HELD
----                                    --------   --------------------------------------
George D. Krupp.......................     58      Chairman of the Board of Directors

David C. Quade........................     59      President, Chief Financial Officer and
                                                   Director

Randolph G. Hawthorne.................     52      Director

Richard B. Peiser.....................     54      Director

Frank Apeseche........................     45      Vice President, Treasurer

Wayne H. Zarozny......................     44      Vice President, Controller

Christopher M. Nichols................     38      Vice President

Scott D. Spelfogel....................     41      Vice President, Secretary

    The following is a biographical summary of the experience of our executive officers and directors:

    GEORGE D. KRUPP--Director of Berkshire Income Realty since July 19, 2002. Mr. Krupp is also the co-founder and Vice-Chairman of our affiliate, The Berkshire Group, an integrated real estate and financial services firm engaged in real estate acquisitions, property management, investment sponsorship, mortgage banking, financial management and ownership of three operating companies through private equity investments. Mr. Krupp has held the position of Vice-Chairman and previously, Co-Chairman, since The Berkshire Group was established as The Krupp Companies in 1969. Mr. Krupp has been an instructor of history at the New Jewish High School in Waltham, Massachusetts since September of 1997. Mr. Krupp attended the University of Pennsylvania and Harvard University Extension School and holds a Master's degree in History from Brown University. Mr. Krupp also serves on the Board of Directors of Boston Symphony and Combined Jewish Philanthropies.

    DAVID C. QUADE--Director, President and Chief Financial Officer of Berkshire Income Realty since July 19, 2002. Since December of 1998, Mr. Quade has been Executive Vice President and Chief Financial Officer of The Berkshire Group, an affiliate of Berkshire Income Realty. During that period, he led the efforts to acquire, finance and asset manage the initial properties being contributed by KRF Company in connection with the offer. Previously, Mr. Quade was a Principal and Executive Vice President and Chief Financial Officer of Leggat McCall Properties from 1981-1998, where he was responsible for strategic planning, corporate and property financing and asset management. Before that, Mr. Quade worked in senior financial capacities for two New York Stock Exchange listed real estate investment trusts, North American Mortgage Investors and Equitable Life Mortgage and Realty Investors. He also worked at Coopers & Lybrand. He has a Professional Accounting Program degree from Northwestern University Graduate School of Business. Mr. Quade also holds a Bachelor of Science degree and a Master of Business Administration degree from Central Michigan University.
Mr. Quade also serves as Chairman of the Board of Directors of the Marblehead/Swampscott YMCA and Director of the North Shore YMCA.

    RANDOLPH G. HAWTHORNE--Mr. Hawthorne will become a Director of Berkshire Income Realty as of August 30, 2002. Mr. Hawthorne is currently the Principal of a private investment and consulting firm known as RGH Ventures and has served as such since January of 2001. Mr. Hawthorne is also the Development Vice Chair of the Multi-Family Council Gold Flight and the National Multi Housing Council which he led as the Chairman from 1996-1997. He also presently serves on the Board of Directors of the National Housing Conference and The Boston Home and currently serves as an independent member of the Advisory Board of Berkshire Mortgage Finance, an affiliate of Berkshire Income Realty. Mr. Hawthorne has previously served as President of the National Housing and Rehabilitation Association and served on the Editorial Board of the Tax Credit Advisor and Multi-Housing News. From 1973-2001, Mr. Hawthorne was a Principal and Owner of Boston Financial, a full service real estate firm which was acquired in 1999 by Lend Lease, a major global real estate firm which continues to be the largest U.S. manager of tax-exempt real estate assets. During his 28 years with Boston Financial and then Lend Lease, Mr. Hawthorne served in a variety of senior leadership roles including on the Boston Financial Board of Directors.
Mr. Hawthorne holds a Master of Business Administration degree from Harvard University and a Bachelor of Science degree from the Massachusetts Institute of Technology. In addition, Mr. Hawthorne was a Trustee of The Berkshire Theatre Festival and the Austen Riggs Foundation.

    RICHARD B. PEISER--Mr. Peiser will become a Director of Berkshire Income Realty as of August 30, 2002. Mr. Peiser is currently the Michael D. Spear Professor of Real Estate Development at Harvard University and has worked in that position since 1998. Mr. Peiser is also a member of the Department of Urban Planning and Design in the Harvard University Graduate School of Design and has served as such since 1998. Before joining the faculty of Harvard University in 1998, Mr. Peiser served as Director of the Lusk Center for Real Estate Development from 1987-1998 as well as Founder and Academic Director of the Master of Real Estate Development Program at the University of Southern California from 1986-1998. Mr. Peiser has also worked as a real estate developer and consultant since 1978. In addition, Mr. Peiser has published numerous articles relating to various aspects of the real estate industry. Mr. Peiser taught at Southern Methodist University from 1978-1984, the University of Southern California from 1985-1998 and at Stanford University in the fall of 1981. Mr. Peiser has been a trustee of the Urban Land Institute since 1997, a Faculty Associate of the Eliot House since 1998 and a Director of the firm American Realty Advisors since 1998. Additionally, Mr. Peiser served as a faculty representative on the Harvard University Board of Overseer's Committee on Social Responsibility from 1999-2002 and has been a co-editor of the Journal of Real Estate Portfolio Management during 2002. Mr. Peiser holds a Bachelor of Arts

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
degree from Yale University, a Master of Business Administration degree from Harvard University and a Ph.D. in land economics from Cambridge University.

    FRANK APESECHE--Vice President and Treasurer of Berkshire Income Realty since July 19, 2002. He is also President and Managing Partner of The Berkshire Group, an affiliate of Berkshire Income Realty. Mr. Apeseche was President and Chief Executive Officer of our affiliate, BG Affiliates, from 1995-2000.
Mr. Apeseche was Chief Financial Officer of The Berkshire Group from 1993-1995 and Vice President and Treasurer of Berkshire Realty Income, Inc. from 1993-1994. Mr. Apeseche was the Chief Planning Officer of the Berkshire Group from 1986-1993. Before joining The Berkshire Group in 1986, Mr. Apeseche was a manager with ACCENTURE (formerly Anderson Consulting) where he specialized in providing technology solutions to Fortune 500 clients. He received a Bachelor of Arts degree with distinction from Cornell University and a Master of Business Administration degree with Honors from the University of Michigan.

    WAYNE H. ZAROZNY--Vice President and Corporate Controller of Berkshire Income Realty since July 19, 2002. He currently serves and has served as the Vice President and Corporate Controller of The Berkshire Group, an affiliate of Berkshire Income Realty, since 1997. Mr. Zarozny has held several positions within The Berkshire Group since joining the company in 1986 and is currently responsible for accounting, financial reporting and treasury activities. Before joining The Berkshire Group, he was an audit supervisor for Pannell Kerr Forster International and on the audit staff of Deloitte, Haskins and Sells in Boston. He received a Bachelor of Science degree from Bryant College, a Master of Business Administration degree from Clark University and is a Certified Public Accountant.

    CHRISTOPHER M. NICHOLS--Vice President of Berkshire Income Realty since
July 19, 2002. He currently holds the position of Senior Financial Analyst and Asset Manager for The Berkshire Group, an affiliate of Berkshire Income Realty. Mr. Nichols joined The Berkshire Group in 1999 as the Assistant Corporate Controller. Before joining the company, Mr. Nichols served as the Accounting Manager and then as the Corporate Controller for Mac-Gray Corporation from 1997-1999, a New York Stock Exchange listed company. At Mac-Gray, Mr. Nichols had primary oversight of the accounting and financial reporting systems.
Mr. Nichols worked as a Senior Staff Auditor for Mullen & Company from 1994-1997. He has Associate Degrees in Computer Information Systems and in Electrical Engineering, a Bachelor of Science degree in Accountancy from Bentley College and is a Certified Public Accountant.

    SCOTT D. SPELFOGEL--Vice President and Secretary of Berkshire Income Realty since July 19, 2002. He currently serves and has served as Senior Vice President and General Counsel to The Berkshire Group, an affilitate of Berkshire Income Realty, since 1996. Before that, he served as Vice President and Assistant General Counsel. Before joining The Berkshire Group in November of 1988, he was in private practice in Boston. He received a Bachelor of Science degree in Business Administration from Boston University, a Juris Doctor degree from Syracuse University's College of Law and a Master of Laws degree in Taxation from Boston University Law School. He is admitted to the bar in Massachusetts and New York.

BOARD OF DIRECTORS COMMITTEES

    Our board of directors will have the following standing committee as of the date we complete the offer:

    AUDIT COMMITTEE. The audit committee is responsible for making recommendations concerning the engagement of independent public accountants, for reviewing with the independent public accountants the plans and results of the audit engagement, for approving professional services provided by the independent public accountants, for reviewing the independence of the independent public accountants, for considering the range of audit and non-audit fees, for engaging independent counsel and other advisors, for resolving disagreements between management and the independent public accountants regarding financial reporting, for reviewing the adequacy of our accounting controls, for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for establishing procedures for the confidential, anonymous submissions by employees of concerns regarding questionable accounting and auditing matters. The audit committee also is responsible for approving all transactions between us and the operating partnership, on the one hand, and Berkshire Advisor or its affiliates, on the other hand.

    As required by our bylaws, the audit committee will consist of three directors, each of whom must qualify as an "independent" director and at least one of whom must be a financial expert, as defined under the applicable rules promulgated by the SEC.

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    Our bylaws provide that in order to be considered an independent director, the director may not:

    - be or have been employed by us or our affiliates for the current year or any of the past three years,

    - receive compensation from us or our affiliates in excess of $60,000 during the previous fiscal year,

    - receive any consulting, advisory or compensatory fee from us other than in his or her capacity as a member of our board or any board committee,

    - be a partner, controlling shareholder or an executive officer of a company to which we made or received payments for the greater of 5% of our consolidated gross revenues for that year or $200,000 in any of the past three years, or

    - be employed as an executive officer of another entity if any of our executives serve on the compensation committee of that entity.

    In addition, members of the director's immediate family may not have been employed by us or our affiliates as an executive officer in any of the past three years.

    The initial members of the audit committee will be Messrs. Hawthorne and Peiser. It is expected that the third member will be selected prior to August 30, 2002.

    The Company does not have a nominating committee.

    The Company does not pay compensation to its officers for their services to us and, accordingly, the Company does not have a compensation committee.

BERKSHIRE ADVISOR

    Berkshire Advisor will manage our day-to-day activities, subject to the control and supervision of our board. Berkshire Advisor was formed on July 22, 2002, as a Delaware limited liability company. Berkshire Advisor is an affiliate of The Berkshire Group, a diversified real estate and financial services firm that has over 33 years of real estate experience. Since 1969, The Berkshire Group, together with its affiliates, has acquired over 30,000 apartment units and provided over $15 billion of apartment financings. The address of Berkshire Advisor is One Beacon Street, Suite 1500, Boston, Massachusetts 02108.

    Berkshire Advisor will be paid fees and other compensation from us under an advisory services agreement. See "--Summary of Advisory Services Agreement" below and "Compensation Payable to Our Affiliates." Some of the principal officers and directors of Berkshire Advisor also serve as our directors and officers. None of the employees of Berkshire Advisor will receive remuneration from us.

    An investment committee of Berkshire Advisor will be required to approve all of our acquisitions, financings and dispositions. The investment committee members initially will be Frank Apeseche, Peter Donovan, George Krupp, and David Quade, who collectively have over 120 years of professional real estate experience and judgment. The following is a biographical summary of the experience of these initial members of the Berkshire Advisor investment committee:

    PETER F. DONOVAN--(Age 49) Member of the investment committee of Berkshire Advisor since its formation on July 22, 2002. Mr. Donovan is Chief Executive Officer of our affiliate, Berkshire Mortgage Finance, which position he has held since January of 1998, and in this capacity he oversees the strategic growth plans of this mortgage banking firm. Berkshire Mortgage Finance is the 10th largest mortgage banking firm in the United States based on servicing and asset management of a $14.1 billion loan portfolio. Previously Mr. Donovan served as President of Berkshire Mortgage Finance from January of 1993 to January of 1998 and in that capacity he directed the production, underwriting, servicing and asset management activities of the firm. Prior to that, he was Senior Vice President of Berkshire Mortgage Finance and was responsible for all participating mortgage originations. Before joining the firm in 1984, Mr. Donovan was Second Vice President, Real Estate Finance for Continental Illinois National Bank & Trust, where he managed a $300 million construction loan portfolio of commercial properties. Mr. Donovan received a B.A. from Trinity College and an M.B.A. degree from Northwestern University. He is also currently a member of the Advisory Council for Fannie Mae.

    Messrs. Apeseche, Krupp and Quade have been members of the investment committee of Berkshire Advisor since its formation on July 22, 2002. See "--Executive Officers and Directors" above for information relating to Messrs. Apeseche, Krupp and Quade.

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THE PROPERTY MANAGER

    Berkshire Realty Holdings, L.P. and its affiliates (BRH) currently provide day-to-day on-site management services with respect to the initial properties and, upon the completion of the offer, will continue to do so under existing property management agreements with BRH. See "--Summary of Property Management Agreements" below. Under the terms of an agreement to which our affiliates are subject, these affiliates have agreed to cause us to offer BRH the opportunity to act as property manager for each multi-family property owned by us that is not being managed by a property manager unaffiliated with these affiliates, for a management fee that is market at the time. Subject to approval by our audit committee, we intend to enter into agreements with BRH to manage any additional multi-family residential properties that we may acquire in the future. Our property management services needs also may be provided for one or more of our properties by an unaffiliated property management firm selected by Berkshire Advisor or designated by a joint venture agreement under which we acquire an interest in a property.

    BRH and its predecessors have been providing property management services since 1969 and have had considerable experience in managing multi-family residential properties, retail, office and other types of properties. BRH currently manages over 21,000 apartment units in seven states, valued at over $1.1 billion in the aggregate, from its regional offices in the Baltimore, Carolinas, Mid-Atlantic, Southeast and Texas markets. BRH has expertise in all phases of property management, including on-site property operation and maintenance, negotiation and review of leases, and preparation of market surveys, budgets, cash flow projections, monthly operating statements and related reports. BRH will be paid fees and other compensation under property management agreements. See "--Summary of Property Management Agreements" below and "Compensation Payable to Our Affiliates." The address of BRH is One Beacon Street, Suite 1500, Boston, Massachusetts 02108.

SUMMARY OF ADVISORY SERVICES AGREEMENT

    We have entered into a contract with Berkshire Advisor (which we refer to as the advisory services agreement) under which Berkshire Advisor is obligated to manage our portfolio and investment opportunities consistent with our investment policies and objectives, as our board may adopt from time to time. Although our board has continuing exclusive authority over our management, the conduct of our affairs, and the management and disposition of our assets, the directors initially have delegated to Berkshire Advisor the power and duty to:

    - obtain or provide such services as may be required to administer our daily operations;

    - identify investment opportunities for us which are consistent with our investment objectives and policies;

    - serve as our investment and financial advisor and provide reports with respect to our portfolio of investments, including, but not limited to, the making of investments in real property and other real estate investments consistent with our investment policies;

    - on our behalf, investigate, select, retain and conduct relationships with such persons as Berkshire Advisor deems necessary to the proper performance of its obligations, including, but not limited to, consultants, investors, builders, developers, borrowers, lenders, mortgagors, brokers, accountants, attorneys, appraisers and others, including our or the Advisor's affiliates;

    - provide advice and recommendations concerning the making of investments consistent with our investment policies and objectives;

    - structure and negotiate the terms of investments in properties and other assets and obtain our board's approval of investments, where required, consistent with our investment policies and objectives as they may be adopted from time to time by our board;

    - obtain from its affiliates or from third parties, property management services for our investments in real property;

    - obtain for or provide to us such services as may be required in acquiring, managing and disposing of investments, including, but not limited to, the negotiation of purchase contracts and services related to the acquisition of real properties by us, disbursing and collecting our funds, paying our debts and fulfilling our obligations, and handling, prosecuting and settling any of our claims, and such other services as we may require;

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    - do all things necessary to assure its ability to fulfill its obligations to us, including providing the office space, furnishings and personnel necessary for the performance of the foregoing services;

    - from time to time, or at any time reasonably requested by our board, make reports to our board of its performance of the foregoing services;

    - within 30 days after the end of each of our fiscal quarters, submit to our board a statement of our sources of income during such fiscal quarter and make recommendations concerning changes, if any, in our investments to permit us to satisfy the requirements of Sections 856(c)(2), 856(c)(3) and 856(c)(4) of the Code (such statement of income may be based upon information supplied by independent contractors of ours, to the extent applicable); and

    - consult with our board and, at the request of our board, furnish advice and recommendations with respect to other aspects of our business and affairs.

    Berkshire Advisor is also authorized to make investments in multi-family residential properties on our behalf that are consistent with the investment and other policies adopted by our board from time to time without obtaining the approval of our board.

    Notwithstanding the foregoing, Berkshire Advisor must act in accordance with our charter and bylaws. Our board will supervise and review all actions of Berkshire Advisor.

    The initial term of the advisory services agreement is two years. The advisory services agreement automatically extends for a one-year period at the end of the initial term and at the end of each subsequent one-year period unless notice of termination or non-renewal is provided by either party upon 60 days' prior written notice.

    The initial two-year term of the advisory services agreement will commence upon the completion of the offer. Following the initial term, the audit committee of our board will evaluate the performance of Berkshire Advisor to determine if subsequent renewals are in order.

    Berkshire Advisor may engage in other business activities relating to real estate or other investments, whether similar or dissimilar to those made by us, or act as advisor to any other person or entity (including other REITs).

    Berkshire Advisor will receive the following compensation for its services under the advisory services agreement. See also "Compensation Payable to Our Affiliates."

    ACQUISITION FEES. Berkshire Advisor will receive an acquisition fee equal to (a) 1.0% of the "purchase price" (which is defined as the capitalized basis of an asset under GAAP including renovation or new construction costs, costs of acquisition, or other items paid or received which would be considered an adjustment to basis; but acquisition fees and capital expenditures of a recurring nature are excluded from this definition) of any new property, or the purchase price of any participating mortgage investment, acquired directly or indirectly by us and (b) 0.5% of the original principal amount of any other mortgage loan investment made by us. In addition, Berkshire Advisor and its affiliates will be entitled to reimbursement from us for acquisition expenses incurred by them. However, no acquisition fee will be paid in connection with our acquisition of KRF Company's interests in the initial properties or the Interests acquired by us in the offer. The acquisition fee will not be payable unless and until the holders of the Preferred Shares have first received all quarterly distributions then due on their outstanding Preferred Shares.

    ASSET MANAGEMENT FEES. For its services to us, Berkshire Advisor will receive an annual asset management fee equal to 0.40% of the purchase price (as defined under "Acquisition Fees" above) of real estate properties, as adjusted from time to time to reflect the then current fair market value of the property. Any adjustment to this fee will be proposed by Berkshire Advisor but will be subject to the approval of the audit committee. There will be an asset management fee payable on the initial properties, however, there will be no asset management fee payable on the Interests acquired by us in the offer. The asset management fee will not be payable unless and until the holders of the Preferred Shares have first received all quarterly distributions on their outstanding Preferred Shares then due.

SUMMARY OF PROPERTY MANAGEMENT AGREEMENTS

    BRH currently acts as property manager with respect to the initial properties and, upon the completion of the offer, will continue to do so under its existing property management agreements.

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    Under the existing property management agreements, BRH is obligated to process the applications of prospective tenants; prepare, negotiate and enforce the leases; perform periodic market surveys of the market area in which the property is located; and maintain the property in good repair and in compliance with local codes by doing the following:

    - performing periodic physical inspections;

    - collecting the rental income and pay the operating expenses associated with the property;

    - hiring, managing and compensating, at our expense, on-site management and maintenance personnel;

    - making arrangements for all necessary utilities for the property;

    - establishing a comprehensive system of books and records; and

    - preparing and reviewing budgets and cash flow projections and furnishing monthly statements of cash flow to us with respect to the performance of the property.

The property management agreements may be terminated at any time by either party, without penalty, upon notice ranging from 30 to 60 days.

    BRH will receive a management fee of up to 5% of the gross rental receipts for its services under the property management agreements. See also "Compensation Payable to our Affiliates."

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             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of our equity securities as of August 15, 2002 by (1) each person who is known by us to beneficially own five percent or more of any class of our equity securities, (2) each of our directors and executive officers and (3) all of our directors and executive officers as a group. The address for each of the persons named in the table is One Beacon Street, Suite 1500, Boston, Massachusetts 02108.

                                                     SHARES OF CLASS B           PERCENTAGE AND CLASS OF
NAME OF BENEFICIAL OWNER                            COMMON STOCK OWNED            COMMON STOCK OWNED(1)
------------------------                            -------------------   -------------------------------------
George Krupp......................................          100(2)        100% of Class B common stock
Douglas Krupp.....................................          100(3)        100% of Class B common stock
The Douglas Krupp 1980 Family Trust...............          100(4)        100% of Class B common stock
The George Krupp 1980 Family Trust................          100(5)        100% of Class B common stock
Krupp Family Limited Partnership--94..............          100(6)        100% of Class B common stock
KRF Company, L.L.C................................          100           100% of Class B common stock
All directors and officers as a group.............          100(7)        100% of Class B common stock

------------------------------

(1) No shares of our Class A common stock or any other class of our equity securities were issued and outstanding as of August 15, 2002.

(2) Includes 100 shares owned by KRF Company, L.L.C. The Krupp Family Limited Partnership--94 owns 100% of the limited liability company interests in KRF
    Company, L.L.C. The general partners of Krupp Family Limited Partnership--94 are George Krupp and Douglas Krupp, who each own 50% of the general partnership interests in Krupp Family Limited Partnership--94. By virtue of their interests in The Krupp Family Limited Partnership--94, George Krupp and Douglas Krupp may each be deemed to beneficially own the 100 shares of Class B common stock owned by KRF Company. George Krupp is also a director of Berkshire Income Realty, Inc.

(3) Includes 100 shares owned by KRF Company, L.L.C. that may be deemed to be beneficially owned by Douglas Krupp, as described in footnote (2).

(4) Includes 100 shares owned by KRF Company, L.L.C. The Krupp Family Limited Partnership--94 owns 100% of the limited liability company interests in KRF
    Company. The Douglas Krupp 1980 Family Trust owns 50% of the limited partnership interests in Krupp Family Limited Partnership--94. By virtue of its interest in The Krupp Family Limited Partnership--94, The Douglas Krupp 1980 Family Trust may be deemed to beneficially own the 100 shares of Class B common stock owned by KRF Company, L.L.C. The trustees of the Douglas Krupp 1980 Family Trust are Paul Krupp, Lawrence Silverstein and Vincent O'Reilly. The trustees share control over the power to dispose of the assets of the trust and thus each may be deemed to beneficially own the 100 shares of Class B common stock owned by KRF Company, L.L.C.; however, each of the trustees disclaims beneficial ownership of all of those shares that are or may be deemed to be beneficially owned by Douglas Krupp or George Krupp.

(5) Includes 100 shares owned by KRF Company, L.L.C. The Krupp Family Limited Partnership--94 owns 100% of the limited liability company interests in KRF
    Company. The George Krupp 1980 Family Trust owns 50% of the limited partnership interests in Krupp Family Limited Partnership--94. By virtue of its interest in The Krupp Family Limited Partnership--94, The George Krupp 1980 Family Trust may be deemed to beneficially own the 100 shares of Class B common stock owned by KRF Company, L.L.C. The trustees of the George Krupp 1980 Family Trust are Paul Krupp and Lawrence Silverstein. The trustees share control over the power to dispose of the assets of the trust and thus each may be deemed to beneficially own the 100 shares of Class B common stock owned by KRF Company, L.L.C.; however, each of the trustees disclaims beneficial ownership of all of those shares that are or may be deemed to be beneficially owned by Douglas Krupp or George Krupp.

(6) Includes 100 shares owned by KRF Company, L.L.C. Krupp Family Limited Partnership--94 owns 100% of the limited liability company interests in KRF
    Company, L.L.C. By virtue of its interest in KRF Company, L.L.C., Krupp Family Limited Partnership--94 is deemed to beneficially own the 100 shares of Class B common stock owned by KRF Company, L.L.C.

(7) Includes 100 shares owned by KRF Company, L.L.C. that may be deemed to be beneficially owned by George Krupp, as described in footnote (2).

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
                    INFORMATION RELATING TO OUR COMMON STOCK

    Under our charter, we are authorized to issue 10,000,000 shares of our common stock, of which 5,000,000 shares have been classified as Class A Common Stock and 5,000,000 shares have been classified as Class B Common Stock. As of August 15, 2002, we had 100 shares of our Class B common stock outstanding, all of which were owned by KRF Company, and no outstanding shares of Class A Common Stock. At or before the completion of the offer, we intend to issue additional shares of our Class B common stock to KRF Company, at a price of $1.00 per share. See "Formation Transactions." There is no established public trading market for our common stock.

    Each share of Class B Common Stock entitles the holder to ten votes per share, and each share of Class A Common Stock entitles the holder to one vote per share, on all matters to be submitted to the stockholders for vote. Each share of Class B Common Stock is convertible, at the option of the holder at any time, into one share of Class A Common Stock. The exclusive voting power for all purposes (including amendments to the charter) is vested in the holders of our common stock, unless our charter or any series of preferred stock is hereafter established that provides otherwise. We may not issue shares of our Class A Common Stock unless the issuance has been approved by the affirmative vote of the holders of a majority of our Class B Common Stock.

    The holders of our common stock are entitled to receive ratably such distributions as may be authorized from time to time on our common stock by our board of directors in its discretion from funds legally available for such distribution, unless our charter or any series of preferred stock is hereafter established that provides otherwise. In the event of our liquidation, dissolution, winding-up or termination, after payment of all debt and other liabilities and any liquidation preference with respect to outstanding series of preferred stock, each holder of our common stock is entitled to receive, ratably with each other holder of our common stock, all our remaining assets available for distribution to the holders of our common stock. Holders of our common stock have no subscription, redemption, appraisal or preemptive rights.

    Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast on the matter.

    The holders of our common stock have the exclusive right (except as otherwise provided in our charter) to elect or remove directors, except that holders of the Preferred Shares (and any other series of preferred securities having a similar right which is then exercisable) have the right to elect two directors upon the occurrence of certain distribution payment defaults, and to remove these directors, as described under "Description of the Preferred Shares--Voting Rights." The outstanding shares of our common stock are fully paid and nonassessable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    We have entered into agreements with some of our affiliates, which are described below.

CONTRIBUTION AGREEMENT

    KRF Company has entered into a contribution and sale agreement with our operating partnership and a subsidiary of our operating partnership under which our operating partnership will acquire all of KRF Company's interests in the initial properties in exchange for common OP units. For this purpose, KRF Company's interests in the initial properties were valued based on third party appraisals and after deducting all indebtedness on the properties. The obligations of the parties under the contribution and sale agreement are conditioned upon the completion of the offer.

KRF COMPANY CONTRIBUTIONS

    On August 15, 2002, we issued an aggregate of 100 shares of our Class B common stock to KRF Company at a price of $1.00 per share. At the completion of the offer, we intend to issue additional shares of our Class B common stock to KRF Company, at the same per share price, in an amount representing 1% of the fair value of the total net assets of our operating partnership as of the completion of the offer, taking into account any cash

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contributed to us before the completion of the offer. This cash amount will be contributed by us to the general partner of our operating partnership, which in turn will contribute the cash to our operating partnership to acquire general partner OP units.

ADVISORY FEES

    As described under "Management--Summary of Advisory Services Agreement," we have entered into the advisory services agreement with Berkshire Advisor. George Krupp, one of our directors, together with his brother Douglas Krupp, indirectly owns all of the membership interests in Berkshire Advisor. As described under "Compensation Payable to Our Affiliates," Berkshire Advisor will be paid fees and be entitled to reimbursed expenses under the advisory services agreement.

PROPERTY MANAGEMENT FEES

    As described under "Management--Summary of Property Management Agreements," Berkshire Realty Holdings, L.P. and its affiliates (BRH) currently acts as property manager with respect to the initial properties and, upon the completion of the offer, will continue to do so under its existing property management agreements. BRH currently provides on-site property management services to some of our affiliates under property management agreements similar to those relating to the initial properties. George Krupp, one of our directors, together with his brother Douglas Krupp, indirectly owns general and limited partner interests in BRH. The total amount of property management fees paid to BRH under the property management agreements relating to the initial properties was $1,041,730 for 2000, $1,102,047 for 2001 and $1,253,306 (projected) for 2002.

GIT FUNDS OWNERSHIP LIMIT WAIVER

    In order for GIT and GIT II to qualify as REITs under the Code, they must each comply with technical requirements of the Code, including a requirement that not more than 50% in value of each of those mortgage funds' outstanding shares be owned, directly or indirectly through the application of applicable attribution rules under the Code, by five or fewer individuals (as defined in the Code to include specified entities) during the last half of any calendar year. To ensure compliance with this requirement, the governing instruments of each of GIT and GIT II prohibit any person from owning, directly or indirectly, more than 9.8% of the outstanding Interests of that mortgage fund.

    In February 2002, representatives of The Berkshire Group met with the board of trustees of each of GIT and GIT II to advise them that The Berkshire Group was considering proposing a transaction to the holders of Interests in GIT and GIT II that would be designed to provide the holders with an attractive investment opportunity which would be available to them on a voluntary basis. These representatives further informed the GIT and GIT II board of trustees that no determination had yet been made as to whether or not to propose such a transaction, but that the 9.8% ownership limit contained in the governing instruments of GIT and GIT II (which we refer to as the GIT ownership limit) would prevent The Berkshire Group from doing so. The representatives requested that the GIT and GIT II boards consider amending the governing instruments of those mortgage funds to provide their boards with the flexibility to consider, on a case-by-case basis, whether to grant waivers from the GIT ownership limit to permit a person to acquire Interests in situations that would not jeopardize the REIT status of those mortgage funds. The boards were not asked at that time to consider granting a waiver in connection with a possible transaction.

    On March 29, 2002, the GIT and GIT II board of trustees proposed to their shareholders, and recommended approval of, an amendment to the governing instruments of those mortgage funds that would permit the GIT and GIT II board of trustees, in their sole discretion, to exempt a person from the GIT ownership limit if the mortgage fund received a ruling from the Internal Revenue Service or an opinion of counsel, in each case in form and substance satisfactory to the trustees in their sole discretion, to the effect that the exemption will not cause the mortgage fund to lose its status as a REIT. On May 16, 2002, the GIT and GIT II shareholders approved these amendments, which became effective on that date.

    On June 13, 2002, representatives of The Berkshire Group advised members of the GIT and GIT II board of trustees of their intention to request a waiver from the GIT ownership limit. Each board of trustees subsequently formed a special committee of independent trustees to consider the waiver request, and the special committees then retained separate legal counsel to provide advice in connection with the waiver request.

    On June 28, 2002, The Berkshire Group representatives formally made a request to the GIT and GIT II special committees that the GIT and GIT II board of trustees waive the GIT ownership limit with respect to this offer to permit us to own Interests of GIT and GIT II in excess of the GIT ownership limit.

    On August 15, 2002, the GIT and GIT II board of trustees agreed to waive the ownership limit waiver to permit us to own up to 55% of the Interests of each of GIT and GIT II that have been tendered in the offer, and we delivered an opinion of counsel to the effect that the waiver will not cause those mortgage funds to lose their status as a REIT. In connection with this waiver, we agreed that we would not take any action to cause GIT or GIT II to cease to be a reporting company under the Exchange Act or to cause a majority of the GIT or GIT II board of trustees to no longer be comprised of independent trustees. We also agreed we would not take specified actions that might result in an increase of our ownership of GIT or GIT II Interests without the approval of a majority of the GIT or GIT II board of trustees.

OTHER RELATIONSHIPS

    Berkshire Mortgage Advisors Limited Partnership, the GIT Advisor and an affiliate of The Berkshire Group, is the advisor to GIT and GIT II. The GIT Advisor owns 10,000 Interests in GIT and 10,000 Interests in GIT II. The GIT Advisor has advised us that it intends to tender all of those Interests in the offer.

                     COMPENSATION PAYABLE TO OUR AFFILIATES

    Berkshire Advisor and its affiliates will receive the following fees and compensation from us.

    ADVISORY SERVICES FEES. Berkshire Advisor will receive the compensation described under "Management--Summary of the Advisory Services Agreement" for its services under that agreement.

    PROPERTY MANAGEMENT FEES. BRH will receive the compensation described under "Management--Summary of the Property Management Agreements" for its services under those property management agreements.

    REIMBURSEMENT OF EXPENSES. Berkshire Advisor and its affiliates (including BRH as the property manager) will be entitled to receive reimbursement for the actual cost to them of goods, materials and services that are used in connection with the management of us and our properties. Berkshire Advisor will also be entitled to receive reimbursement for the administrative services rendered by Berkshire Advisor or its affiliates that are necessary for our prudent operation. These services may include legal, accounting, data processing, transfer agent and other necessary services.

    DISTRIBUTIONS. KRF Company, by reason of its ownership of our common stock, will be entitled to receive distributions on our common stock, although the holders of the Preferred Shares will have preferential rights to these distributions. KRF Company, by reason of its ownership of common OP units of our operating partnership, will be entitled to receive distributions on those units, although we will have preferential rights to receive distributions on our preferred OP units.

    INDEMNIFICATION. Under the advisory services agreement, Berkshire Advisor and its officers, directors, members and employees will be indemnified against expenses and liabilities to the fullest extent permitted by Maryland law. Under the property management agreements with BRH, BRH is indemnified against liabilities and expenses if it has not acted with gross negligence or willful misfeasance.

                             CONFLICTS OF INTEREST

    Due to the relationships among us, Berkshire Advisor and the other members of The Berkshire Group that will provide management and other services to us, the operation of our business will involve various conflicts of interest. The Berkshire Group and its affiliates, some of our directors and executive officers, and some directors and executive officers of Berkshire Advisor and other affiliates of The Berkshire Group are engaged in a wide range of real estate activities, including activities with investment objectives and policies which are, in some respects, similar to ours.

    We have adopted policies and entered into agreements with Berkshire Advisor designed to eliminate or minimize potential conflicts of interest. For example, our bylaws require that a majority of the members of our board be unaffiliated with Berkshire Advisor and its affiliates. In addition, our board of directors has adopted a policy and has provided in our bylaws that no transaction between us or our operating partnership, on the one hand, and Berkshire Advisor or its affiliates, on the other hand, may be entered into without the approval of the audit committee of our board of directors, which will consist exclusively of independent directors. See "Management--Board of Directors Committees--Audit Committee" for a description of the qualifications of an independent director.

    The conflicts of interest that may arise include, but are not limited to, the following:

COMPETITION FOR INVESTMENTS

    Affiliates of Berkshire Advisor are engaged, and may in the future engage, in business activities that may compete with us. Such affiliates currently act or have acted, and in the future may act, as general partner of, or advisor to, other public and private partnership and other entities organized to acquire real estate investments. It is possible that these other entities might sell or refinance a property under circumstances that would permit the reinvestment of proceeds of that transaction in one or more additional properties that might satisfy our investment objectives.

    Accordingly, our board and Berkshire Advisor might be subject to conflicts of interest between us and such other entities in connection with the acquisition of properties. Our advisory services agreement with Berkshire Advisor provides that neither Berkshire Advisor nor any of its affiliates will be obligated to present to us all investment opportunities that come to their attention, even if such opportunities might be suitable for investment by us. It will be within the sole discretion of Berkshire Advisor to allocate investment opportunities to us as it deems advisable. However, it is expected that, to the extent possible, the resolution of conflicting investment opportunities between us and others will be based upon:

    - differences in investment objectives and policies;

    - the makeup of investment portfolios;

    - the amount of cash and financing available for investment and the length of time such funds have been available;

    - the estimated income tax effects of the investment;

    - policies relating to leverage;

    - cash flow;

    - the effect of the investment on diversification of investment portfolios; and

    - any regulatory restrictions on investment policies.

COMPETITION FOR MANAGEMENT SERVICES

    We will depend primarily on Berkshire Advisor for our daily operation. Berkshire Advisor's officers and directors currently act, have acted and may in the future act as officers and directors of the general partners of, or advisor to, other entities. Also, some of our officers and directors are officers and directors of Berkshire Advisor. In addition, BRH, our property manager, currently performs property management services for other entities affiliated with Berkshire Advisor. Berkshire Advisor and its affiliates will have conflicts of interest in the allocation of management and staff time, services and functions among us and the other investment entities in existence and which may be organized in the future.

    Our board and Berkshire Advisor and its affiliates will devote only so much of their time to our business as in their judgment is reasonably required to perform their duties to us. In allocating their time among us and any future partnerships or other ventures which may be managed by Berkshire Advisor or its affiliates, Berkshire Advisor and its affiliates will make such allocations based on their good faith evaluation of our relative needs and those of such other entities for management services.

MANAGEMENT COMPENSATION

    No agreements or arrangements between us and Berkshire Advisor or any of its affiliates, including those relating to compensation, were the result of arm's-length negotiations between us and such persons. Management of our investments and our transactions involving the acquisition of our assets may result in the immediate realization by Berkshire Advisor and its affiliates of fees and may create conflicts of interest. See "Compensation

Payable to Our Affiliates." For example, conflicts of interest may arise because the retention of a particular property, at a particular time, may be advantageous to Berkshire Advisor because it would continue to earn asset management fees attributable to that property, but may not be in our best interests or those of the holders of the Preferred Shares. Berkshire Advisor has the authority to make decisions relating to the day-to-day management and operation of our business.

CONTROL BY KRF COMPANY

    KRF Company owns all of our common stock and, as a result, will have the right to elect our directors and to vote on any matter submitted to a vote of common stockholders. Accordingly, KRF Company will have substantial influence over our affairs, which influence might not be consistent with the interests of the holders of the Preferred Shares. To mitigate conflicts that may arise from this influence, our bylaws require that a majority of the members of our board be unaffiliated with Berkshire Advisor and its affiliates (including KRF Company and other members of The Berkshire Group). In addition, any transaction between us or our operating partnership, on the one hand, and Berkshire Advisor or its affiliates, on the other hand, may not be entered into without the approval of the audit committee of our board of directors.

            COMPARISON OF THE RIGHTS OF HOLDERS OF PREFERRED SHARES
                     AND THE RIGHTS OF HOLDERS OF INTERESTS

    We are a Maryland corporation. GIT and GIT II are Massachusetts business trusts and KIM, KIP, KIP II and KIP III are Massachusetts limited partnerships. If holders of Interests in GIT and GIT II, whose rights are currently governed by Massachusetts law and the declaration of trust for the applicable trust, and holders of Interests in KIM, KIP, KIP II and KIP III, whose rights are currently governed by Massachusetts law and the partnership agreement for the applicable limited partnership, tender their Interests in the offer, these holders will, when the offer is completed, become our stockholders, and their rights as such will be governed by Maryland law and our charter and bylaws. The material differences between the rights of holders of Preferred Shares and the rights of holders of Interests in the mortgage funds, resulting from the differences in their governing documents, are summarized below.

    The following summary does not purport to be a complete statement of the rights of holders of Preferred Shares under the applicable provisions of Maryland law and our charter and bylaws or the rights of holders of Interests in the mortgage funds under the applicable provisions of Massachusetts law and their applicable governing documents, or a complete description of the specific provisions referred to in this section. In addition, the identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. However, the following summary includes a description of those differences that we consider to be material. You should read the laws of Maryland and Massachusetts and our governing documents and the governing documents of the mortgage funds before making an investment decision. Copies of these governing documents are available, without charge, to any person by following the instructions listed under "Where You Can Find More Information About Us and the Mortgage Funds."

SUMMARY OF MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF PREFERRED SHARES AND THE RIGHTS OF HOLDERS OF INTERESTS IN THE MORTGAGE FUNDS.

                                             RIGHTS OF HOLDERS OF INTERESTS IN         RIGHTS OF HOLDERS OF INTERESTS IN
 RIGHTS OF HOLDERS OF PREFERRED SHARES                 GIT AND GIT II                     KIM, KIP, KIP II AND KIP III
                                                           ISSUER
We are a Maryland corporation.            Krupp Government Income Trust and Krupp   Krupp Insured Mortgage Limited
                                          Government Income Trust II are each       Partnership, Krupp Insured Plus Limited
                                          organized as a Massachusetts business     Partnership, Krupp Insured Plus II
                                          trust.                                    Limited Partnership and Krupp Insured
                                                                                    Plus III Limited Partnership are each
                                                                                    organized as a Massachusetts limited
                                                                                    partnership.
                                                      AUTHORIZED STOCK
We have authorized for issuance:          GIT has authorized for issuance           KIM has authorized for issuance
-- 10,000,000 shares of common stock,     17,510,000 shares of beneficial           15,000,000 units of depositary receipts,
par value $0.01 per share, of which       interest, no par value, of which          representing economic rights
5,000,000 shares have been classified as  15,053,135 shares were outstanding as of  attributable to the limited partner
Class A Common Stock, none of which were  June 30, 2002.                            interests of the corporate limited
outstanding as of August 15, 2002, and    GIT II has authorized for issuance        partner of KIM, of which 14,956,796
5,000,000 shares have been classified as  25,000,000 shares of beneficial           units were outstanding as of June 30,
Class B Common Stock, 100 shares of       interest, no par value, of which          2002.
which were outstanding as of August 15,   18,371,477 shares were outstanding as of  KIP has authorized for issuance to unit
2002;                                     June 30, 2002.                            holders 7,500,000 units of depositary
-- 5,000,000 shares of preferred stock,                                             receipts, representing economic rights
par value $0.01 per share, of which                                                 attributable to the limited partner
5,000,000 shares have been classified as                                            interests of the corporate limited
Series A Preferred Stock, none of which                                             partner of KIP, of which 7,499,999 units
was outstanding as of August 15, 2002;                                              were outstanding as of June 30, 2002 and
and                                                                                 100 units held by the corporate limited
-- 15,000,000 shares of excess stock,                                               partner were outstanding as of June 30,
par value $0.01 per share, of which                                                 2002.
5,000,000 shares have been classified as                                            KIP II has authorized for issuance
Excess Class A Common Stock, 5,000,000                                              15,000,000 units of depositary receipts,
shares have been classified as Excess                                               representing economic rights
Class B Common Stock and 5,000,000                                                  attributable to the limited partner
shares have been classified as Excess                                               interests of the corporate limited
Series A Preferred Stock, none of which                                             partner of KIP II, of which 14,655,512
was outstanding as of August 15, 2002.                                              units were outstanding as of June 30,
                                                                                    2002.
                                                                                    KIP III has authorized for issuance
                                                                                    20,000,000 units of depositary receipts,
                                                                                    representing economic rights
                                                                                    attributable to the limited partner
                                                                                    interests of the corporate limited
                                                                                    partner of KIP III, of which 12,770,261
                                                                                    units were outstanding as of June 30,
                                                                                    2002.

                                             RIGHTS OF HOLDERS OF INTERESTS IN         RIGHTS OF HOLDERS OF INTERESTS IN
 RIGHTS OF HOLDERS OF PREFERRED SHARES                 GIT AND GIT II                     KIM, KIP, KIP II AND KIP III
                                                         DIVIDENDS

Holders of Preferred Shares will be       The trustees of GIT declare quarterly     The partnership makes distributions of
entitled to receive a cumulative          dividends out of funds legally available  distributable cash flow, if any, on a
dividend equal to    % of the stated      for distribution, and the trustees of     quarterly basis, which are distributed
liquidation preference of $25 per share,  GIT II declare dividends out of funds     97% to the limited partners and holders
on an annual, non-compounded basis, paid  legally available for distribution at     of units and 3% to the general partners.
quarterly, out of funds legally           least quarterly, and may declare          The partnership makes distributions of
available for distribution.               dividends as often as daily. The          the proceeds of capital transactions
                                          trustees may, in their discretion, set    from time to time, which are distributed
                                          aside funds in the amount that they deem  in the priority described in
                                          proper for working capital, reserves,     "--Liquidation Rights."
                                          equalizing dividends or any other
                                          purpose they deem to be in the interests
                                          of the trust.
                                          Distributions of cash from the
                                          disposition of mortgages are made in the
                                          following order of priority:
                                          -- to the shareholders until they
                                          receive a dividend equal to their
                                          invested capital per share of $20.00;
                                          -- to the shareholders until they
                                          receive a cumulative return equal to
                                          11.5%, in the case of GIT, and 11%, in
                                          the case of GIT II, of their invested
                                          capital, which was initially deemed
                                          $20.00 but decreases over time based on
                                          return of capital, calculated an annual,
                                          non-compounded basis;
                                          -- to the advisor or its affiliate until
                                          it receives an amount equal to 4% of all
                                          cash from the disposition of mortgages,
                                          subject to a cap; and
                                          -- 4% to the advisor or its affiliate,
                                          subject to a cap, and 96% to the
                                          shareholders.
                                          Upon termination of the trust, the
                                          advisor of GIT is obligated to pay the
                                          excess, if any, of (1) $20.00 over (2)
                                          the total amount of dividends paid with
                                          respect to each original share, which is
                                          a share that was acquired from the trust
                                          directly or through the trust's dividend
                                          reinvestment plan during the initial
                                          public offering of the trust, to the
                                          holder of each original share.
                                                          RANKING
The Preferred Shares will, with respect   Each of GIT and GIT II has one class of   Each of KIM, KIP, KIP II and KIP III has
to distributions and rights upon our      shares with equal rights, obligations     three classes of interest:
liquidation, dissolution, winding up or   and preferences.                          -- limited partner interests held by the
termination, rank:                                                                  corporate limited partner and, under
-- senior to our common stock;                                                      some circumstances, by holders of units
-- on a parity with all other series of                                             who become investor limited partners,
our preferred stock, unless the terms of                                            whose rights with respect to
another series of preferred stock                                                   distributions upon liquidation or
specifically provide that the other                                                 dissolution rank in the priority
series ranks junior or senior to the                                                described in "--Liquidation Rights;"
Preferred Shares; and                                                               -- holders of units, who have
-- junior to any other series of                                                    effectively the same rights, obligations
preferred stock whose terms specifically                                            and preferences as limited partners; and
provide that the other series ranks                                                 -- general partners, whose rights with
senior to the Preferred Shares.                                                     respect to distributions upon
                                                                                    liquidation or dissolution rank in the
                                                                                    priority described in "--Liquidation
                                                                                    Rights."

                                             RIGHTS OF HOLDERS OF INTERESTS IN         RIGHTS OF HOLDERS OF INTERESTS IN
 RIGHTS OF HOLDERS OF PREFERRED SHARES                 GIT AND GIT II                     KIM, KIP, KIP II AND KIP III
                                                        LIQUIDATION

Upon our dissolution, liquidation,        All shares will participate equally in    Upon the liquidation and dissolution,
winding-up or termination, holders of     the assets available for distribution,    the limited partners, holders of units
Preferred Shares will be entitled to      after the payment of all liabilities of   and general partners will participate in
receive, after payment or provision for   the trust and the distribution of all     the assets available for distribution,
payment of our debts and other            cash from the disposition of mortgages    after the payment of all liabilities of
liabilities and subject to the rights of  in the manner described in                the limited partnership, in the
holders of any other series of preferred  "--Dividends," upon dissolution and       following priority:
stock ranking senior to or on a parity    liquidation of the trust.                 -- return of any negative balances in
with the Preferred Shares upon our                                                  capital accounts to each class of
dissolution, liquidation, winding-up or                                             partners;
termination, $25.00 per share plus any                                              -- return of invested capital of $20.00
accumulated and unpaid distributions to                                             per share to the limited partners and
the date of payment and no more.                                                    holders of units;
                                                                                    -- return of invested capital of $20.00
                                                                                    per share to the general partners;
                                                                                    -- 99% to the limited partners and
                                                                                    holders of units and 1% to the general
                                                                                    partners, until the limited partners and
                                                                                    holders of units have received their
                                                                                    cumulative return on their invested
                                                                                    capital, which was initially deemed
                                                                                    $20.00 but decreases over time based on
                                                                                    return of capital, calculated on an
                                                                                    annual, non-compounded basis;
                                                                                    -- to the general partners, until they
                                                                                    receive an amount equal to 4% of the net
                                                                                    proceeds of all capital transactions of
                                                                                    the partnership; and
                                                                                    -- all remaining amounts will be
                                                                                    distributed 96% to the limited partners
                                                                                    and holders of units and 4% to the
                                                                                    general partners.
                                                                                    The cumulative return on invested
                                                                                    capital for the limited partners and
                                                                                    holders of units for each partnership is
                                                                                    as follows: KIM is 11%, KIP is 10%,
                                                                                    KIP II is 11% and KIP III is 11%.

                                             RIGHTS OF HOLDERS OF INTERESTS IN         RIGHTS OF HOLDERS OF INTERESTS IN
 RIGHTS OF HOLDERS OF PREFERRED SHARES                 GIT AND GIT II                     KIM, KIP, KIP II AND KIP III
                                                      MATURITY OR TERM

The Preferred Shares do not have a        GIT's amended declaration of trust was    The dates of the partnership agreement
stated maturity.                          entered into as of April 12, 1990 and     and stated dissolution of KIM, KIP,
                                          the trust will dissolve no later than     KIP II and KIP III are as follows:
                                          December 31, 2029, unless earlier         KIM: partnership agreement dated as of
                                          dissolved by a majority in interest of    July 19, 1988; dissolution date December
                                          the shareholders.                         31, 2028.
                                          GIT II's amended declaration of trust     KIP: amended partnership agreement dated
                                          was entered into as of September 25,      as of June 27, 1986; dissolution date
                                          1991 and the trust will dissolve no       December 31, 2025.
                                          later than December 31, 2030, unless      KIP II: amended partnership agreement
                                          earlier dissolved:                        dated as of May 29, 1987; dissolution
                                          -- by the trustees with the consent of a  date December 31, 2026.
                                          majority in interest of the               KIP III: partnership agreement dated as
                                          shareholders; or                          of June 22, 1988; dissolution date
                                          -- upon final payment of the proceeds of  December 31, 2028.
                                          the disposition of the trust's last       Each of KIM, KIP, KIP II and KIP III may
                                          remaining mortgage investment.            be dissolved earlier than its stated
                                                                                    dissolution date:
                                                                                    -- by the withdrawal of a general
                                                                                    partner, unless the remaining general
                                                                                    partner, or substitute general partner
                                                                                    approved by a majority in interest of
                                                                                    investors, agrees to continue the
                                                                                    business of the partnership;
                                                                                    -- at the election of the general
                                                                                    partners, with the consent of a majority
                                                                                    in interest of the limited partners and
                                                                                    unit holders;
                                                                                    -- by the vote of a majority in interest
                                                                                    of the limited partners and unit
                                                                                    holders, excluding any interests held by
                                                                                    the general partners or their
                                                                                    affiliates;
                                                                                    -- upon the sale of all or substantially
                                                                                    all the assets of the partnership,
                                                                                    unless the general partners elect to
                                                                                    continue the business of the partnership
                                                                                    in order to collect the consideration to
                                                                                    be received for the sale; or
                                                                                    -- any other event that causes
                                                                                    dissolution under Massachusetts law.

                                             RIGHTS OF HOLDERS OF INTERESTS IN         RIGHTS OF HOLDERS OF INTERESTS IN
 RIGHTS OF HOLDERS OF PREFERRED SHARES                 GIT AND GIT II                     KIM, KIP, KIP II AND KIP III
                                           RESTRICTIONS ON OWNERSHIP AND TRANSFER
Because we intend to operate as a REIT,   Because each of GIT and GIT II operates   Transfers of units are subject to
our charter prohibits any holder of       as a REIT, the declaration of trust of    certain restrictions, including:
Preferred Shares from owning, directly    each trust prohibits any shareholder      -- the transferee must satisfy
or indirectly, more than 4.9% of the      from owning, directly or indirectly,      applicable federal or state securities
outstanding Preferred Shares. Our board   more than 9.8% of the outstanding         law suitability standards;
may waive the ownership limit with        shares. Any shares that are issued or     -- no transfers are permitted to foreign
respect to a holder in some               transferred to any person that would      persons, except in the discretion of the
circumstances unless the holder's         cause the person to own more than 9.8%    general partners;
ownership would cause us to fail to       but less than 80% of the outstanding      -- any transfer that would cause
qualify as a REIT or cause GIT or GIT II  shares will constitute excess shares, as  partnership assets to be "plan assets"
to violate the requirement under the      described in "--Conversion Rights." The   or that would violate ERISA is not
Code that not more than 50% in value of   trustees may refuse to permit any         permitted; and
their shares may be owned by five or      transfer of shares, or redeem any         -- transfers of fewer than 100 units are
fewer individuals during the last half    shares, that would constitute excess      not permitted, except in some
of any year.                              shares or otherwise jeopardize the        circumstances, and this restriction may
Any transfer of Preferred Shares that     status of the trust as a REIT.            be waived by the general partners in
would violate the ownership limit or      Shareholders of GIT II may not transfer   their discretion.
would cause us to be beneficially owned   shares to foreign persons as defined in   In addition, any transfers that would
by fewer than 100 persons or violate our  the Code.                                 cause the partnership to terminate under
other REIT-related ownership                                                        the Code, including any transfers of 50%
restrictions will be null and void and                                              or more of the units in any 12-month
the intended transferee will acquire no                                             period and any transfers that would
rights in the Preferred Shares. The                                                 change the partnership's tax status or
Preferred Shares that, if transferred,                                              status as a partnership are also not
would result in a violation of the 4.9%                                             permitted.
ownership limit or the 100 person
requirement or other ownership
restrictions will automatically be
exchanged for Excess Preferred Shares,
as described in "--Conversion Rights."

                                             RIGHTS OF HOLDERS OF INTERESTS IN         RIGHTS OF HOLDERS OF INTERESTS IN
 RIGHTS OF HOLDERS OF PREFERRED SHARES                 GIT AND GIT II                     KIM, KIP, KIP II AND KIP III
                                                 REDEMPTION AND REPURCHASE

On or after February 15, 2010, we will    The trustees may redeem any shares held   KIM, KIP, KIP II and KIP III do not have
have the right to redeem the Preferred    in excess of the 9.8% ownership limit or  any redemption or repurchase provisions.
Shares, in whole or in part, at a         any shares that would otherwise
redemption price of $25.00 per share,     jeopardize the trust's status as a REIT
plus all accumulated and unpaid           at the fair market value of the shares,
distributions to the date of payment.     as determined by the trustees in good
If we exercise our redemption right, we   faith.
must redeem the Preferred Shares in
whole, and not in part, unless all
accrued and unpaid distributions have
been paid on all Preferred Shares for
all quarterly distribution periods
terminating on or prior to the date of
redemption.
We may redeem the Preferred Shares, in
whole but not in part, if we receive an
opinion of counsel that there is more
than an insubstantial risk that:
-- we do not qualify, or within 90 days
of the date of the opinion would no
longer qualify, as a REIT; or
-- we are or will be considered an
investment company that is required to
be registered under the Investment
Company Act.
If a partial redemption of the Preferred
Shares would result in the delisting of
the Preferred Shares by any national
securities exchange or interdealer
quotation system on which the Preferred
Shares are then listed, we will only
redeem the Preferred Shares in whole.
In addition, we or our designee will
have the right, for a period of 20 days
after the later of notice to us that the
Preferred Shares have been exchanged for
Excess Preferred Shares and the date we
determine that our Preferred Shares were
purportedly transferred, to redeem the
Excess Preferred Shares from the holder
at a price per share equal to the lesser
of (1) the price per share in the
transaction that created the Excess
Preferred Shares, or, if no value was
given, the closing market price at the
time of the devise or gift, and (2) the
closing market price for the Preferred
Shares on the date we or our designee
exercises our option to purchase.
                                                         CONVERSION
Holders of Preferred Shares do not have   Shareholders of GIT and GIT II do not     Holders of units in each of KIM, KIP,
any conversion rights.                    have any conversion rights.               KIP II and KIP III have the right to
                                                                                    exchange their units for an equal number
                                                                                    of limited partner interests, which have
                                                                                    effectively the same rights, obligations
                                                                                    and preferences as the units. Holders of
                                                                                    limited partner interests are not able
                                                                                    to re-exchange those limited partner
                                                                                    interests for units.

                                             RIGHTS OF HOLDERS OF INTERESTS IN         RIGHTS OF HOLDERS OF INTERESTS IN
 RIGHTS OF HOLDERS OF PREFERRED SHARES                 GIT AND GIT II                     KIM, KIP, KIP II AND KIP III
                                                  EXCESS SHARES PROVISIONS
Preferred Shares that, if transferred,    Any shares owned, directly or             KIM, KIP, KIP II and KIP III do not have
would violate the ownership restrictions  indirectly, by any person in excess of    any excess shares provisions.
described in "--Restrictions on           the 9.8% ownership limit described in
Ownership and Transfer" will              "--Restrictions on Ownership and
automatically be exchanged for Excess     Transfer" will constitute excess shares
Preferred Shares that will be             that will be deemed to have been
transferred to a trust for the exclusive  transferred to the trust and held in
benefit of one or more charitable         escrow until the excess shares are
organizations designated by our board.    transferred to a permitted transferee or
While Excess Preferred Shares are held    redeemed by the trust, as described in
in trust, the trustee of the trust will   "--Redemption and Repurchase."
have all distribution and voting rights   While the excess shares are held in
pertaining to the transferred shares and  escrow, the excess shares will have no will hold distributions in trust for the  right to vote or receive dividends, and
benefit of the charitable beneficiary.    any other distributions in respect of
                                          the shares will be held in escrow for
                                          the benefit of the permitted transferee
                                          to whom the shares are transferred or,
                                          in the case of redemption of the shares,
                                          the trust.
                                                           VOTING
Except for the right to elect directors   The shareholders of each of GIT and GIT   Except for the right to appoint
under some circumstances, as described    II are entitled to one vote per share on  directors, as described in "--Election
in "--Election of Directors, Trustees or  all matters to be brought before          of Directors, Trustees or General
General Partners," to remove directors    shareholders as provided under            Partners," to remove directors under
under some circumstances, as described    applicable law.                           certain circumstances, as described in
in "--Removal of Directors, Trustees or                                             "--Removal of Directors, Trustees or
General Partners," or to approve some                                               General Partners," to approve certain
amendments to our charter, as described                                             amendments to the partnership agreement,
in "--Amendments to Organizational                                                  as described in "--Amendments to
Documents" or as may be otherwise                                                   Organizational Documents," to approve
required by our charter, the holders of                                             the sale of all or substantially all of
Preferred Shares will have no voting                                                the assets of the partnership, as
rights.                                                                             described in "--Approval of Fundamental
When entitled to vote, the holders of                                               Corporate Transactions" or as may be
Preferred Shares are entitled to one                                                otherwise required by law, holders of
vote per share, except that when any                                                units have no voting rights.
other series of preferred stock has the                                             When entitled to vote, each unit of
right to vote with the Preferred Shares                                             interest in each of KIM, KIP, KIP II and
as a single class on any matter, the                                                KIP III is entitled to one vote, which
holders of Preferred Shares and holders                                             vote may be made on behalf of and at the
of the other series of preferred stock                                              direction of the holder of a unit by the
will have one vote per $25 of stated                                                corporate limited partner.
liquidation preference.

                                             RIGHTS OF HOLDERS OF INTERESTS IN         RIGHTS OF HOLDERS OF INTERESTS IN
 RIGHTS OF HOLDERS OF PREFERRED SHARES                 GIT AND GIT II                     KIM, KIP, KIP II AND KIP III
                                    ELECTION OF DIRECTORS, TRUSTEES OR GENERAL PARTNERS
In general, holders of Preferred Shares   The trustees are elected each year at     The holders of a majority in interest of
have no right to elect directors. This    the annual meeting of shareholders by     the limited partner interests and units
right is held exclusively by the holders  plurality vote of the shareholders.       must approve any replacement general
of our common stock. Vacancies,           Vacancies in the board of trustees        partner upon the removal or withdrawal
including any vacancy created by an       occurring other than because of removal   of any general partner. In the case of
increase in the number of directors,      by the shareholders will be filled by     the removal of a general partner, any
will be filled by a majority of the       the vote of a majority of the trustees    interests held by the general partners
directors then in office. Any individual  then in office. Vacancies occurring       or their affiliates will be excluded
so elected as director will serve until   because of removal by the shareholders    from the requisite vote to approve the
the next annual meeting of stockholders   will be filled by the shareholders. Any   replacement general partner. In the case
and until his or her successor is         individual so elected as trustee will     of the voluntary withdrawal of a general
elected and qualifies.                    serve until the next annual meeting of    partner, the remaining general partner
However, if we fail to make               shareholders and until his or her         must also approve the replacement
distributions in full on the Preferred    successor is elected and qualified.       general partner.
Shares for six consecutive quarterly
distribution periods, which we refer to
as an appointment event, the holders of
the Preferred Shares, voting separately
as a class with all other series of
preferred stock upon which like voting
rights have been conferred and are then
exercisable, will be entitled, by the
vote of holders of Preferred Shares
representing a majority in aggregate
liquidation preference of the
outstanding preferred stock, to elect
two special directors. Each special
director will have the same rights,
powers and privileges under our charter
as a regular director.
                                     REMOVAL OF DIRECTORS, TRUSTEES OR GENERAL PARTNERS

In general, holders of Preferred Shares   A majority in interest of the             A majority in interest of the holders of
have no right to remove directors. This   shareholders may remove one or more of    units and limited partner interests, not
right is held exclusively by the holders  the trustees, with or without cause. A    including interests held by the general
of our common stock.                      majority of the trustees may remove any   partners and their affiliates, may
However, any special director elected by  trustee for cause.                        remove any general partner and select a
the holders of Preferred Shares, as                                                 replacement general partner.
described in "--Election of Directors,
Trustees or General Partners," may be
removed without cause at any time by the
affirmative vote of the holders of
shares representing a majority in
liquidation preference of each series of
preferred stock upon which like voting
rights have been conferred and are then
exercisable, voting as a single class.
If and when all accumulated dividends
and dividends for the current period
have been fully paid or declared and a
sufficient amount set aside for payment,
the holders of Preferred Shares will no
longer have the right to elect the
special directors, the term of the
special directors will terminate and the
number of directors will be reduced by
two.

                                             RIGHTS OF HOLDERS OF INTERESTS IN         RIGHTS OF HOLDERS OF INTERESTS IN
 RIGHTS OF HOLDERS OF PREFERRED SHARES                 GIT AND GIT II                     KIM, KIP, KIP II AND KIP III
                                           AMENDMENTS TO ORGANIZATIONAL DOCUMENTS

The holders of Preferred Shares           The declaration of trust of GIT provides  The vote of a majority in interest of
generally have no voting rights with      that the vote of a majority in interest   the holders of limited partner interests
respect to any amendment to our charter.  of the shareholders is required to amend  and units, excluding any interests held
However, 66 2/3% in interest of the       the declaration of trust. However, the    by the general partners or their
holders of Preferred Shares must          declaration of trust of GIT provides      affiliates, is required to amend the
approve:                                  that any amendment that would reduce the  partnership agreement. However, the
-- any amendment to our charter that      amounts payable to the shareholders upon  amendment cannot allow the limited
would have a material adverse effect on   liquidation or diminish or eliminate any  partners or holders of units to take
the preferences, rights, voting powers,   voting rights of the shareholders         part in the control of the partnership
restrictions, limitations as to           requires the vote of 66 2/3% in interest  and may not increase the liability of
distributions, qualifications and terms   of the shareholders.                      any partner or unit holder or adversely
and conditions of redemption of the       The declaration of trust of GIT II        affect its share of distributions or
Preferred Shares; or                      provides that the vote of a majority in   allocations of profit or loss without
-- the authorization or creation of, or   interest of the shareholders is required  the approval of each affected partner or
any increase in the authorized amount     to amend the declaration of trust.        unit holder.
of, any series of stock that would rank   However, the declaration of trust of GIT  The general partners may amend the
senior to the Preferred Shares.           II provides that any amendment that       partnership agreement without the
                                          would reduce the amounts payable to the   consent of the limited partners or unit
                                          shareholders upon liquidation requires    holders for specified purposes,
                                          the vote of 66 2/3% in interest of the    including clarifying an ambiguity or
                                          shareholders, and that no amendment may   correcting an inconsistency, to preserve
                                          be made to provisions regarding business  the partnership's tax status or to
                                          combinations and other material           conform with applicable laws,
                                          transactions without offering the         regulations or administrative rulings.
                                          shareholders the options described in
                                          "--Approval of Fundamental Corporate
                                          Transactions."
                                          The trustees may amend the declaration
                                          of trust without shareholder consent to
                                          conform the declaration of trust to
                                          applicable laws, regulations or
                                          administrative rulings or to clarify an
                                          ambiguity or correct an inconsistency.

                                             RIGHTS OF HOLDERS OF INTERESTS IN         RIGHTS OF HOLDERS OF INTERESTS IN
 RIGHTS OF HOLDERS OF PREFERRED SHARES                 GIT AND GIT II                     KIM, KIP, KIP II AND KIP III
                                   BUSINESS COMBINATIONS WITH INTERESTED SECURITY HOLDERS

Under Maryland law, business              The declaration of trust of GIT           KIM, KIP, KIP II and KIP III do not have
combinations between a Maryland           prohibits any business combination with   any provisions specifically restricting
corporation and an interested             an interested shareholder for three       business combinations with interested
stockholder or an affiliate of an         years following the date the shareholder  partners or unit holders.
interested stockholder are prohibited     became an interested shareholder. The
for five years after the most recent      exceptions to this rule are:
date on which the interested stockholder  -- if, before that date, the trustees
becomes an interested stockholder.        unanimously approved either the business
An interested stockholder is defined as:  combination or the transaction that
-- any person who beneficially owns 10%   resulted in the shareholder becoming an
or more of the voting power of the        interested shareholder;
corporation's shares; or                  -- if, upon completion of the
-- an affiliate or associate of the       transaction that resulted in the
corporation who, at any time within the   shareholder becoming an interested
two-year period before the date in        shareholder, the shareholder owned at
question, was the beneficial owner of     least 90% of the outstanding shares,
10% or more of the voting power of the    excluding shares held by the trustees
then outstanding voting stock of the      and officers of the trust and certain
corporation.                              shares held in employee stock plans; or
A person is not an interested             -- if on or after that date, the
stockholder under the statute if the      business combination is approved by the
board of directors approved in advance    trustees and a majority in interest of
the transaction by which that person      the outstanding shares, excluding shares
otherwise would have become an            held by the interested shareholder.
interested stockholder. However, in       An interested shareholder generally
approving a transaction, the board of     means any person owning 5% or more of
directors may provide that its approval   the outstanding shares.
is subject to compliance, at or after     The declaration of trust of GIT II does
the time of approval, with any terms and  not have any provisions specifically
conditions determined by the board.       restricting business combinations with
After the five-year prohibition, any      interested shareholders.
business combination between the
Maryland corporation and an interested
stockholder generally must be
recommended by the board of directors
and approved by at least:
-- 80% in interest of the holders of
outstanding shares of voting stock; and
-- 66 2/3% in interest of the holders of
outstanding shares of voting stock,
excluding shares held by the interested
stockholder with whom or with whose
affiliate the business combination is to
be effected or held by an affiliate or
associate of the interested stockholder.
These super-majority voting requirements
do not apply if the corporation's common
stockholders receive a minimum price, as
defined under Maryland law, for their
shares in the form of cash or other
consideration in the same form as
previously paid by the interested
stockholder for its shares. The statute
permits various exemptions from its
provisions, including business
combinations that are exempted by the
board of directors before the time that
the interested stockholder becomes an
interested stockholder.

                                             RIGHTS OF HOLDERS OF INTERESTS IN         RIGHTS OF HOLDERS OF INTERESTS IN
 RIGHTS OF HOLDERS OF PREFERRED SHARES                 GIT AND GIT II                     KIM, KIP, KIP II AND KIP III
                                       APPROVAL OF FUNDAMENTAL CORPORATE TRANSACTIONS

We may, upon the approval of our board    The declaration of trust of GIT provides  A majority in interest of the limited
of directors and the holders of our       that all matters submitted to the         partner interests and units,
common stock, and without the approval    shareholders will be decided by the vote  representing the rights of the holders
of the holders of Preferred Shares,       of a majority in interest of the shares   of interests not affiliated with the
merge with or into another entity or      entitled to vote at the shareholders      general partners, must approve the sale
consolidate with one or more other        meeting, and does not provide for any     of all or substantially all the assets
entities into a new entity, so long as    special voting requirements other than    of the partnership.
the merger or consolidation does not      with respect to:
materially adversely affect the           -- the election of trustees, as
preferences, rights, voting powers,       described in "--Election of Directors,
restrictions, limitations as to           Trustees or General Partners;"
dividends, qualifications and terms and   -- specified business combinations, as
conditions of redemption of the           described in "--Business Combinations
Preferred Shares, including any           with Interested Security Holders;" and
successor securities.                     -- any amendment to the declaration of
The approval of the holders of Preferred  trust that would reduce the amounts
Shares is not required to approve:        payable to the shareholders upon
-- any merger or consolidation in which   liquidation or diminish or eliminate any
we are the surviving entity; or           voting rights of the shareholders, as
-- any merger or consolidation in which   described in "--Super- Majority Voting
we are not the surviving entity, so long  Provisions."
as the holders of Preferred Shares        The declaration of trust of GIT provides
receive either cash or securities with    that the trust may change its legal
preferences, rights and privileges        status as a Massachusetts business trust
substantially similar to those of the     to a different type of legal entity by
Preferred Shares in exchange for their    the vote of a majority in interest of
Preferred Shares in the merger or         the shareholders if the trust maintains
consolidation.                            separate existence as a single entity
                                          and the shareholders' participation in
                                          the resulting entity is on the same
                                          terms and conditions as their investment
                                          in the trust.
                                          The declaration of trust of GIT II
                                          provides that the trust may not take any
                                          of the following actions unless
                                          shareholders who do not consent to the
                                          action are given the option of receiving
                                          either a security having the same terms
                                          and conditions as the shares or the
                                          liquidating value of their interests in
                                          the trust, as established by an
                                          independent appraisal:
                                          -- participate in any roll-up, merger or
                                          other business combination;
                                          -- make a material change to the
                                          compensation of the trust's advisor and
                                          its affiliates;
                                          -- amend the voting rights of
                                          shareholders;
                                          -- listing the shares on a national
                                          securities exchange;
                                          -- make a change in the fundamental
                                          investment objectives of the trust; or
                                          -- make a material alteration to the
                                          duration of the trust.
                                          The declaration of trust of GIT II
                                          provides that the trust may change its
                                          legal status as a Massachusetts business
                                          trust to a different type of legal
                                          entity without offering the shareholders
                                          the options described above if the trust
                                          maintains separate existence as a single
                                          entity and the shareholders'
                                          participation in the resulting entity is
                                          on the same terms and conditions as
                                          their investment in the trust.

                                             RIGHTS OF HOLDERS OF INTERESTS IN         RIGHTS OF HOLDERS OF INTERESTS IN
 RIGHTS OF HOLDERS OF PREFERRED SHARES                 GIT AND GIT II                     KIM, KIP, KIP II AND KIP III
                                              SUPER-MAJORITY VOTING PROVISIONS
The vote of 66 2/3% in interest of the    The declaration of trust of each of GIT   KIM, KIP, KIP II and KIP III have no
holders of Preferred Shares is required   and GIT II provides that the vote of      super- majority voting provisions.
to approve any action that would          66 2/3% in interest of the shareholders
materially and adversely affect the       is required to reduce any amounts
preferences, rights, voting powers,       payable to the shareholders upon
restrictions, limitations as to           liquidation.
dividends, qualifications and terms and
conditions of redemption of the
Preferred Shares, whether by way of
amendment to the charter or otherwise.
                                                   PUBLIC TRADING MARKET
The Preferred Shares will be listed on    No public trading market exists for the   No public trading market exists for the
the American Stock Exchange, subject to   Interests in GIT and GIT II.              Interests in KIM, KIP, KIP II and
notice of issuance.                                                                 KIP III.
                            INDEMNIFICATION OF DIRECTORS, OFFICERS, TRUSTEES OR GENERAL PARTNERS

Our charter authorizes us, and our        The declaration of trust of each of GIT   The partnership agreement for each of
bylaws obligate us, to indemnify, to the  and GIT II provides that the trust will   KIM, KIP, KIP II and KIP III provides
maximum extent permitted by Maryland      indemnify and hold harmless the           that the general partners and their
law, any person against whom a claim is   trustees, the advisor or any affiliate    affiliates performing services within
made by reason of the fact that the       of theirs who performs services on        the scope of the general partners'
person is or was our director or officer  behalf of the trust against any expense   duties are entitled to be indemnified by
or is or was serving, at our request, in  or liability in any action arising out    the partnership for any loss or
a similar capacity for any other entity,  of that person's activities on behalf of  liability arising out of any act or
against any claim or liability.           the trust as long as:                     omission performed or omitted by the
Maryland law requires us to indemnify a   -- the trustees or the advisor            general partners:
director or officer who has been          determines in good faith that the course  -- in good faith on behalf of the
successful in the defense of any          of conduct that caused the loss or        partnership; and
proceeding to which he is made a party    liability was in the best interests of    -- in a manner reasonably believed by
by reason of his service in that          the trust;                                the general partners to be within the
capacity.                                 -- the loss or liability was not the      scope of their authority and in the best
Maryland law permits us to indemnify our  result of negligence or misconduct; and   interests of the partnership.
present and former directors and          -- the indemnification or agreement to    They are not entitled to be indemnified
officers, among others, against           hold harmless is recoverable only out of  for any loss or liability that was the judgments, penalties, fines, settlements  the assets of the trust and not from the  result of negligence, misconduct or
and reasonable expenses actually          shareholders.                             breach of fiduciary duty.
incurred by any of them in connection                                               Any indemnification must be paid out of
with any proceeding unless it is                                                    the assets of the partnership and not by
established that:                                                                   the partners.
-- the act or omission was material to
the matter giving rise to the proceeding
and was committed in bad faith or was
the result of active and deliberate
dishonesty;
-- the director or officer actually
received an improper personal benefit in
money, property or services; or
-- in the case of any criminal
proceeding, the director or officer had
reasonable cause to believe that the act
or omission was unlawful.

                                             RIGHTS OF HOLDERS OF INTERESTS IN         RIGHTS OF HOLDERS OF INTERESTS IN
 RIGHTS OF HOLDERS OF PREFERRED SHARES                 GIT AND GIT II                     KIM, KIP, KIP II AND KIP III
                                  LIMITATION OF PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                                                TRUSTEES OR GENERAL PARTNERS

Our charter contains a provision that     The declaration of trust of each of GIT   The partnership agreement for each of
eliminates directors' and officers'       and GIT II provides that the trustees     KIM, KIP, KIP II and KIP III provides
liability to the maximum extent           and their affiliates will not be liable   that the general partners and their
permitted by Maryland law.                for any debt, claim, demand, judgment,    affiliates performing services within
Maryland law permits us to limit the      decree, liability or obligation of any    the scope of the general partners'
liability of our officers and directors   kind of, against or with respect to the   duties will not be liable, responsible
to us and our stockholders for money      trust arising out of any action taken or  or accountable in damages to any of the
damages, except for liability resulting   omitted for or on behalf of the trust.    partners, unit holders or the
from:                                                                               partnership for any act or omission
-- actual receipt of an improper benefit                                            performed or omitted by the general
or profit in money, property or                                                     partners:
services; or                                                                        -- in good faith on behalf of the
-- active and deliberate dishonesty                                                 partnership; and
established by a final judgment that is                                             -- within the scope of their authority
material to the cause of action.                                                    and in the best interests of the
                                                                                    partnership.
                                                                                    The general partners and their
                                                                                    affiliates will not be released from
                                                                                    liability for acts or omissions
                                                                                    constituting negligence, misconduct or
                                                                                    breach of fiduciary duty.

                          INFORMATION WITH RESPECT TO
                               THE MORTGAGE FUNDS

KRUPP GOVERNMENT INCOME TRUST

    The following is information regarding Krupp Government Income Trust, which we refer to as GIT.

    GENERAL. GIT was formed on November 1, 1989. GIT, whose address is One Beacon Street, Boston, Massachusetts 02108, telephone number 617-523-0066, had 15,053,135 shares of beneficial interest outstanding as of June 30, 2002. There is no established trading market for these shares.

    The following is a discussion of GIT's investment policies, borrowing policies, disposition policies, reporting policies and policies with respect to some other activities, which was derived from the public filings of the trust. The policies with respect to these activities are described in the declaration of trust or have been determined by the trustees. These policies are reviewed at least annually by the trustees and may be altered by the trustees without approval of the shareholders, if the trustees determine that the change is in the best interests of the trust and the shareholders, except as otherwise expressly provided in the declaration of trust.

    INVESTMENT POLICIES. GIT invests primarily to acquire participating insured mortgages (PIMs), participating insured mortgage investments (PIMIs) and mortgage-backed securities (MBS). GIT does not invest in real estate or interests in real estate or securities of or interests in persons primarily engaged in real estate activities. GIT does not invest in other securities of any issuer, other than reserves or temporary investments for uninvested assets in United States government securities, certificates of deposit, money market funds and similar investments permitted in the declaration of trust. Under the terms of its declaration of trust, GIT is not permitted to make any new investments through the end of the term of the trust.

    A PIM is a mortgage loan created expressly in reference to a particular multi-family residential property. GIT's investments in PIMs consist of (1) an insured mortgage, which consists of either a MBS or an insured mortgage loan, guaranteed or insured as to principal and basic interest, and (2) a participating mortgage. The insured mortgages were issued or originated under or in connection with the housing programs of the Federal National Mortgage Association, which we refer to as Fannie Mae, the Government National Mortgage Association, which we refer to as GNMA, or the Federal Housing Administration, which we refer to as FHA, under the authority of the Department of Housing and Urban Development, which we refer to as HUD. PIMs provide GIT with monthly payments of principal and basic interest and may also provide for GIT's participation in the current revenue stream and in residual value, if any, from a sale or other realization of the underlying property. The borrower conveys the participation rights to GIT through a subordinated promissory note and mortgage. The participation features are neither insured nor guaranteed.

    GIT's investments in PIMIs on multi-family residential properties consist of
(1) an insured mortgage issued by GNMA or originated under the lending program of the FHA, (2) an additional loan to owners of the borrower in excess of mortgage amounts insured or guaranteed under GNMA or FHA programs that increases GIT's total financing with respect to that property and (3) a participating mortgage. Additional loans associated with insured mortgages issued or originated in connection with HUD insured programs cannot, under government regulations, be collateralized by a mortgage on the underlying property. These additional loans are typically collateralized by a security interest satisfactory to the GIT advisor and are neither insured nor guaranteed. In addition, the participation features related to the participating mortgage are neither insured nor guaranteed. Additional loans provide GIT with semi-annual interest payments and may provide additional interest in the future while the participating mortgage provides for GIT's participation in the surplus cash from and residual value, if any, of the underlying property.

    The trust is permitted to invest in PIMs and PIMIs for which the borrower of the underlying mortgage loan is an affiliated borrower. In no event, however, is the trust permitted to acquire any PIM or PIMI involving an affiliated borrower unless a majority of the trustees, including a majority of the independent trustees, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to the trust than a loan to an unaffiliated borrower under the same circumstances. The trust is not permitted to invest more than 10% of its total assets in unimproved real property or mortgage loans on unimproved real property, and is not permitted to invest more than 10% of its assets in junior mortgages, with exceptions, and the declaration of trust prohibits some other types of investments.

    MBS are created when a financial institution buys one or more multi-family or single-family mortgages, forms them into a separate and distinct pool consisting of one or more mortgages, and then sells the instruments that represent an interest in the individual mortgage or the pool of mortgages. The interest and principal paid by the property owner are passed through by the issuer to the holder of the mortgage. GIT has investments in MBS collateralized by single-family and multi-family mortgage loans issued or originated by GNMA, FHA, Fannie Mae and the Federal Home Loan Mortgage Corporation, which we refer to as FHLMC. Fannie Mae and FHLMC guarantee the principal and basic interest of its MBS. GNMA guarantees the timely payment of principal and interest on its MBS, and HUD insures the pooled mortgage loans underlying the GNMA MBS and FHA mortgage loans. Neither the single-family MBS nor the multi-family MBS provide a participation feature.

    BORROWING POLICIES. GIT anticipates that there will be sufficient cash flow from the mortgages to meet cash requirements. To the extent that the trust's cash flow should be insufficient to meet the trust's operating expenses and liabilities, it will be necessary for the trust to obtain additional funds by liquidating its investment in one or more mortgages or by borrowing. The trust may pledge mortgages as security for any permitted borrowing.

    The trust may not borrow funds in connection with the acquisition or origination of mortgages. However, it may borrow funds to meet working capital requirements of the trust. In this event the trust may borrow funds from third parties on a short-term basis. The declaration of trust limits the amount that may be borrowed by the trust. Borrowing agreements between the trust and a lender may also restrict the amount of indebtedness that the trust may incur. The declaration of trust prohibits the trust from issuing debt securities to institutional lenders and banks, and the trust may not issue debt securities to the public except in some circumstances. The trust, under some circumstances, may borrow funds from the advisor, a trustee or an affiliate of the trust or any trustee. However, a majority of the independent trustees, not otherwise interested in such transaction, must approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the trust than loans between unaffiliated lenders and borrowers under the same circumstances. The trust has not borrowed any funds during the past three years and does not intend to do so in the future.

    DISPOSITION POLICIES.  The FHA coinsurance loan programs under
Section 221(d)(4) of the National Housing Act provides for loans with 40 year terms and Section 223(f) provides for loans with 35 year terms. Both have a call option at any time after ten years, upon one year's notice. The Fannie Mae Delegated Underwriting and Servicing program provides for loans with seven, ten or 15 year terms and an amortization period of 35 years. The subordinated promissory notes and subordinated mortgages that secure the participation feature of the insured mortgages and PIMs and the notes that evidence the additional loans provide for acceleration of maturity at the earlier of the sale of the underlying property or the call date.

    From time to time, the trust expects that it may sell a portion of its mortgages or otherwise realize the principal and participation in residual value, if any, of its mortgages before maturity, taking into consideration factors such as the amount of appreciation in value, if any, to be realized, the possible risks of continued ownership and the anticipated advantages to be obtained for the investors, as compared to continuing to hold particular mortgages. It is expected that the mortgages will be repaid or sold after a period of ownership of approximately five to ten years from the dates of the closings of the permanent loans. Sales or other realization of value of mortgages may, however, be made at an earlier or later date. During the past three years, the trust has received prepayments with respect to four of the trust's investments.

    REPORTING POLICIES. GIT furnishes its annual report to shareholders within 120 days after the end of each fiscal year of the trust. The annual report includes: (1) the trust's audited balance sheet, accompanied by the report of the trust's independent certified public accountants, (2) audited statements of income or loss and shareholders' equity and cash flow, (3) a statement of dividends and (4) an estimate by the advisor of the value of the shares and the appraised value of each property subject to a PIM or PIMI.

    GIT furnishes its quarterly report to shareholders within 60 days after the end of the first three fiscal quarters of each fiscal year of the trust. The quarterly report includes: (1) the trust's unaudited balance sheet,
(2) unaudited statements of operations and cash flows and (3) a statement of dividends. Each annual and quarterly report also includes a narrative description of the trust's mortgages and operations, the amount of fees and other compensation paid to the advisor and its affiliates by the trust and a description of any new agreements entered into with the advisor or any of its affiliates during the fiscal period covered by the report.

    The trust provides annual tax information on Form 1099-DIV by January 31 of each year.

    OTHER POLICIES. The trust will not underwrite securities of other issuers, offer securities in exchange for property or invest in securities of other issuers for the purpose of exercising control and has not engaged in any of these activities during the past three years. The declaration of trust does not permit GIT to issue senior securities.

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The trust has not repurchased or reacquired any of its shares from shareholders in the past three years and does not intend to do so in the future, except as described in "Comparison of the Rights of Holders of Preferred Shares and the Rights of Holders of Interests--Redemption and Repurchase." The trust may not make loans to the advisor, any trustee, any affiliate of the advisor or any trustee or any other person, other than mortgage investments of the type described above. The trust has not made any loans other than mortgage investments during the past three years.

    RELEVANT AFFILIATIONS. The Berkshire Group is controlled by Douglas and George Krupp, who also control the GIT Advisor, KRF Company and Berkshire Advisor. Douglas Krupp is also a director of GIT.

KRUPP GOVERNMENT INCOME TRUST II

    The following is information regarding Krupp Government Income Trust II, which we refer to as GIT II.

    GENERAL. GIT II was formed on February 8, 1991. GIT II, whose address is One Beacon Street, Boston, Massachusetts 02108, telephone number 617-523-0066, had 18,371,477 shares of beneficial interest outstanding as of June 30, 2002. There is no established trading market for these shares.

    The following is a discussion of GIT II's investment policies, borrowing policies, disposition policies, reporting policies and policies with respect to some other activities, which was derived from the public filings of the trust. The policies with respect to these activities are described in the declaration of trust or have been determined by the trustees. The policies are reviewed at least annually by the trustees and may be altered by the trustees without approval of the shareholders, if the trustees determine that the change is in the best interests of the trust and the shareholders, except as otherwise expressly provided in the declaration of trust. However, if the trustees make any fundamental change in the trust's investment objectives, as described in the declaration of trust, the trust is required to give to shareholders not approving the change the option of receiving either a security having the same terms and conditions as the shares of the trust or the liquidating value of their interests in the trust.

    INVESTMENT POLICIES. GIT II invests primarily to acquire PIMs, PIMIs and MBS. GIT II considers itself to be engaged in only one industry segment, investment in real estate mortgages. GIT II does not invest in real estate or interests in real estate or securities of or interests in persons primarily engaged in real estate activities. GIT II does not invest in other securities of any issuer, other than (1) reserves or temporary investments for uninvested assets in United States government securities, certificates of deposit, money market funds and similar investments permitted in the declaration of trust or
(2) temporary investments in nominees, trusts or qualified REIT subsidiaries to facilitate the acquisition of mortgages by the trust. Under the terms of its declaration of trust, GIT II is not permitted to make any new investments through the end of the term of the trust.

    GIT II's investments in PIMs consist of (1) an insured mortgage, which consists of either a MBS or an insured mortgage loan, guaranteed or insured as to principal and basic interest, and (2) a participating mortgage. The insured mortgages were issued or originated under or in connection with the housing programs of Fannie Mae or the FHA under the authority of HUD. PIMs provide GIT II with monthly payments of principal and basic interest and may also provide for trust participation in the current revenue stream and in residual value, if any, from a sale or other realization of the underlying property. The borrower conveys the participation rights to GIT II through a subordinated promissory note and mortgage. The participation features are neither insured nor guaranteed.

    GIT II's investments in PIMIs on multi-family residential properties consist of (1) an insured mortgage, issued by Fannie Mae or originated under the lending program of the FHA, (2) an additional loan to the borrower or owners of the borrower in excess of mortgage amounts insured or guaranteed under Fannie Mae or FHA programs that increases GIT II's total financing with respect to that property and (3) a participating mortgage. Additional loans associated with insured mortgages issued or originated in connection with HUD insured programs cannot, under government regulations, be collateralized by a mortgage on the underlying property. These additional loans are typically collateralized by a security interest satisfactory to the GIT II advisor and are neither insured nor guaranteed. Additional loans associated with Fannie Mae insured mortgages are collateralized by a subordinated mortgage on the underlying property but are neither insured nor guaranteed. In addition, the participation features related to the participating mortgage are neither insured nor guaranteed. Additional loans provide GIT II with semi-annual interest payments and may provide additional interest in the future while the participating mortgage provides for GIT II's participation in the surplus cash from and residual value, if any, of the underlying property.

    The trust is permitted to invest in PIMIs and PIMs for which the borrower of the underlying mortgage loan is an affiliated borrower. In no event, however, is the trust permitted to acquire any PIMI or PIM involving an affiliated borrower unless a majority of the trustees, including a majority of the independent trustees not otherwise interested in the transaction, approves the transaction as being fair, competitive and commercially reasonable and no less favorable to the trust than a loan to an unaffiliated borrower under the same circumstances. The trust is not permitted to invest more than 10% of its total assets in unimproved real property or mortgage loans on unimproved real property, and the declaration of trust prohibits some other types of investments.

    GIT II has investments in MBS collateralized by single-family and multi-family mortgage loans issued or originated by Fannie Mae, GNMA or FHLMC. Fannie Mae, GNMA and FHLMC guarantee the principal and basic interest of its MBS. Neither the single-family MBS nor the multi-family MBS provide a participation feature.

    BORROWING POLICIES. GIT II anticipates that there will be sufficient cash flow from the mortgages to meet cash requirements. To the extent that the trust's cash flow should be insufficient to meet the trust's operating expenses and liabilities, it will be necessary for the trust to obtain additional funds by liquidating its investment in one or more mortgages or by borrowing. The trust may pledge mortgages as security for any permitted borrowing.

    The trust may not borrow funds in connection with the acquisition or origination of mortgages. However, it may borrow funds in order to meet working capital requirements of the trust. In this event the trust may borrow funds from third parties on a short-term basis. The declaration of trust limits the amount that may be borrowed by the trust. Borrowing agreements between the trust and a lender may also restrict the amount of indebtedness that the trust may incur. The declaration of trust prohibits the trust from issuing debt securities to institutional lenders and banks, and the trust may not issue debt securities to the public except in some circumstances. The trust, under some circumstances, may borrow funds from the advisor, a trustee or an affiliate of the trust or any trustee. However, a majority of the independent trustees, not otherwise interested in such transaction, must approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the trust than loans between unaffiliated lenders and borrowers under the same circumstances. The trust has not borrowed any funds during the past three years and does not intend to do so in the future.

    DISPOSITION POLICIES.  The FHA coinsurance loan programs under
Section 221(d)(4) of the National Housing Act provides for loans with 40 year terms and Section 223(f) provides for loans with 35 year terms. Both have a call option at any time after ten years, upon one year's notice. The Fannie Mae Delegated Underwriting and Servicing program provides for loans with seven, ten or 15 year terms and an amortization period of 35 years. The subordinated promissory notes and subordinated mortgages that secure the participation feature of the insured mortgages and PIMs and the notes that evidence the additional loans provide for acceleration of maturity at the earlier of the sale of the underlying property or the call date.

    From time to time, the trust expects that it may sell a portion of its mortgages or otherwise realize the principal and participation in residual value, if any, of its mortgages before maturity, taking into consideration factors such as the amount of appreciation in value, if any, to be realized, the possible risks of continued ownership and the anticipated advantages to be obtained for the investors, as compared to continuing to hold particular mortgages. It is expected that the mortgages will be repaid or sold after a period of ownership of approximately five to ten years from the dates of the closings of the permanent loans. Sales or other realization of value of mortgages may, however, be made at an earlier or later date. During the past three years, the trust has received prepayments with respect to three of the trust's investments and payoffs with respect to three investments of the trust.

    REPORTING POLICIES. GIT II furnishes its annual report to shareholders within 120 days after the end of each fiscal year of the trust. The annual report includes: (1) the trust's audited balance sheet, accompanied by the report of the trust's independent certified public accountants, (2) audited statements of income or loss and shareholders' equity and cash flow, (3) a statement of dividends and (4) an estimate by the advisor of the value of the shares and the appraised value of each property subject to a PIM or PIMI.

    GIT II furnishes its quarterly report to shareholders within 60 days after the end of the first three fiscal quarters of each fiscal year of the trust. The quarterly report includes: (1) the trust's unaudited balance sheet,
(2) unaudited statements of operations and cash flows and (3) a statement of dividends. Each annual and quarterly report also includes a narrative description of the trust's mortgages and operations, the amount of fees and other compensation paid to the advisor and its affiliates by the trust and a description of any new agreements entered into with the advisor or any of its affiliates during the fiscal period covered by the report.

    The trust provides annual tax information on Form 1099-DIV by January 31 of each year.

    OTHER POLICIES. The trust will not underwrite securities of other issuers, offer securities in exchange for property or invest in securities of other issuers for the purpose of exercising control and has not engaged in any of these activities during the past three years. The declaration of trust does not permit GIT II to issue senior securities. The trust has not repurchased or reacquired any of its shares from shareholders in the past three years and does not intend to do so in the future, except as described in "Comparison of the Rights of Holders of Preferred Shares and the Rights of Holders of Interests--Redemption and Repurchase." The trust may not make loans to the advisor, any trustee, any affiliate of the advisor or any trustee or any other person, other than mortgage investments of the type described above. The trust has not made any loans other than mortgage investments during the past three years.

    RELEVANT AFFILIATIONS. The Berkshire Group is controlled by Douglas and George Krupp, who also control the GIT Advisor, KRF Company and Berkshire Advisor. Douglas Krupp is also a director of GIT II.

KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

    The following is information regarding Krupp Insured Mortgage Limited Partnership, which we refer to as KIM.

    GENERAL. KIM was formed on March 21, 1988. KIM, whose address is One Beacon Street, Boston, Massachusetts 02108, telephone number 617-523-0066, had 14,956,796 units of depositary receipts representing units of limited partner interests outstanding as of June 30, 2002. There is no established trading market for these shares.

    The following is a discussion of KIM's investment policies, borrowing policies, disposition policies, reporting policies and policies with respect to some other activities, which was derived from the public filings of the trust. Under the partnership agreement of KIM, the general partners may not make any changes in the policies described below, to the extent that these policies are incorporated into the partnership agreement, without first obtaining the approval of a majority in interest of the limited partners and unit holders.

    INVESTMENT POLICIES. KIM invests primarily to acquire PIMs and MBS. KIM considers itself to be engaged in only one industry segment, investment in real estate mortgages. KIM does not invest in real estate or interests in real estate or securities of or interests in persons primarily engaged in real estate activities. KIM does not invest in other securities of any issuer, other than
(1) reserves or temporary investments for uninvested assets in United States government securities, certificates of deposit, money market funds and similar investments permitted in the partnership agreement or (2) investments made through nominees, trusts or other agents of the partnership to facilitate the acquisition of mortgages by the partnership. Under the terms of its partnership agreement, KIM is not permitted to make any new investments through the end of the term of the partnership.

    KIM's investments in PIMs consist of (1) an insured mortgage guaranteed as to principal and basic interest and (2) a participating mortgage. The insured mortgages were issued or originated under or in connection with the housing program of GNMA or HUD. PIMs provide KIM with monthly payments of principal and basic interest and may also provide for KIM's participation in the current revenue stream and in residual value, if any, from a sale or other realization of the underlying property. The borrower conveys the participation rights to KIM through a subordinated promissory note and mortgage. The participation feature is neither insured nor guaranteed.

    The partnership is permitted to invest in a PIM for which the borrower of the underlying mortgage loan is an affiliate of the general partners only if the general partners obtain a written opinion from an independent and qualified advisor that the transaction is fair and no less favorable to the partnership than a loan to an unaffiliated borrower under the same circumstances.

    KIM also has investments in MBS and insured mortgages collateralized by single-family or multi-family mortgage loans issued or originated by Fannie Mae, GNMA or FHLMC. Fannie Mae, GNMA and FHLMC guarantee the principal and basic interest of its MBS. Neither the single-family MBS nor the multi-family MBS provide a participation feature.

    BORROWING POLICIES. KIM anticipates that there will be sufficient cash flow from the mortgages to meet cash requirements. To the extent that the partnership's cash flow should be insufficient to meet the partnership's operating expenses and liabilities, it will be necessary for the partnership to obtain additional funds by liquidating its investment in one or more mortgages or by borrowing. The partnership may borrow money on an unsecured or secured basis to further the purposes of the partnership. The partnership may pledge mortgages as security for any permitted borrowing. The partnership, under some circumstances, may borrow funds from any general partner or an affiliate of any general partner. However, the transaction must include interest rates and other finance charges and fees not in excess of the amounts that are charged by unaffiliated lenders for comparable loans and must satisfy other conditions specified in the partnership agreement. The partnership has not borrowed any funds during the past three years and does not intend to do so in the future.

    DISPOSITION POLICIES.  The FHA coinsurance loan programs under
Section 221(d)(4) of the National Housing Act provides for loans with 40 year terms and Section 223(f) provides for loans with 35 year terms. Both have a call option at any time after ten years, upon one year's notice. The Fannie Mae Delegated Underwriting and Servicing program provides for loans with seven, ten or 15 year terms and an amortization period of 35 years. The subordinated promissory notes and subordinated mortgages that secure the participation feature of the PIMs provide for acceleration of maturity at the earlier of the sale of the underlying property or the call date, typically expected to be a date ten years after the date of final endorsement for mortgage insurance.

    From time to time, the partnership expects that it may sell a portion of its mortgages or otherwise realize the principal and participation in residual value, if any, of its mortgages before maturity, taking into consideration factors such as the amount of appreciation in value, if any, to be realized, the possible risks of continued ownership and the anticipated advantages to be obtained for the investors, as compared to continuing to hold particular mortgages. It is expected that the mortgages will be repaid or sold after a period of ownership of approximately five to ten years from the dates of the closings of the permanent loans. Sales or other realization of value of mortgages may, however, be made at an earlier or later date. During the past three years, KIM has received prepayments with respect to five of the partnership's investments and payoffs with respect to three investments of the partnership.

    REPORTING POLICIES. The general partners furnish copies of KIM's annual report to the limited partners and unit holders within 120 days after the end of each fiscal year of the partnership. The annual report includes: (1) the partnership's audited balance sheet, accompanied by the report of the partnership "s independent certified public accountants, (2) audited statements of operations, partners' and unit holders' equity and changes in financial position of the partnership, (3) a statement of cash flow and distributable cash flow and (4) an estimate by the general partners of the value of the units.

    The general partners furnish copies of KIM's quarterly report to the limited partners and unit holders within 60 days after the end of the first three fiscal quarters of each fiscal year of the partnership. The quarterly report includes:
(1) the partnership's unaudited balance sheet, (2) unaudited statements of operations and changes in financial position of the partnership, (3) a statement of cash flow and distributable cash flow, (4) any information required to be included on the partnership's Form 10-Q and (5) the most recent appraised value of the mortgages. Each annual and quarterly report also includes a narrative description of the partnership's investments and the amount of fees and other compensation paid to any general partner and any affiliates of any general partner by the partnership for that fiscal period.

    The partnership provides to the limited partners and unit holders all tax information necessary to prepare their federal income tax returns within 75 days after the end of each calendar year.

    OTHER POLICIES. The partnership will not underwrite securities of other issuers, offer securities in exchange for property, invest in securities of other issuers for the purpose of exercising control or issue senior securities, and the partnership has not engaged in any of these activities during the past three years. The partnership has not repurchased or reacquired any of the partner interests from partners or units from unit holders in the past three years and does not intend to do so in the future. The partnership may not make loans to any general partner or any affiliate of any general partner and will not make loans to any other persons, other than mortgage investments of the type described above. The partnership has not made any loans other than mortgage investments during the past three years.

    RELEVANT AFFILIATIONS. The Berkshire Group is controlled by Douglas and George Krupp, who also control the general partner of KIM, KRF Company and Berkshire Advisor.

KRUPP INSURED PLUS LIMITED PARTNERSHIP

    The following is information regarding Krupp Insured Plus Limited Partnership, which we refer to as KIP.

    GENERAL. KIP was formed on December 20, 1985. KIP, whose address is One Beacon Street, Boston, Massachusetts 02108, telephone number 617-523-0066, had 7,500,099 units of depositary receipts representing units of limited partner interests outstanding as of June 30, 2002. There is no established trading market for these units.

    The following is a discussion of KIP's investment policies, borrowing policies, disposition policies, reporting policies and policies with respect to some other activities, which was derived from the public filings of the partnership. Under the partnership agreement of KIP, the general partners may not make any changes in the policies described below, to the extent that these policies are incorporated into the partnership agreement, without first obtaining the approval of a majority in interest of the limited partners and unit holders.

    INVESTMENT POLICIES. KIP invests primarily to acquire PIMs and MBS. KIP considers itself to be engaged in only one industry segment, investment in real estate mortgages. KIP does not invest in real estate or interests in real estate or securities of or interests in persons primarily engaged in real estate activities. KIP does not invest in other securities of any issuer, other than
(1) reserves or temporary investments for uninvested assets in United States government securities, certificates of deposit, money market funds and similar investments permitted in the partnership agreement or (2) investments made through nominees, trusts or other agents of the partnership in order to facilitate the acquisition of mortgages by the partnership. Under the terms of its partnership agreement, KIP is not permitted to make any new investments through the end of the term of the partnership.

    KIP's investments in PIMs consist of (1) an insured mortgage guaranteed as to principal and basic interest and (2) a participating mortgage. The insured mortgages were issued or originated under or in connection with the housing program of Fannie Mae or HUD. PIMs provide KIP with monthly payments of principal and basic interest and may also provide for KIP's participation in the current revenue stream and in residual value, if any, from a sale or other realization of the underlying property. The borrower conveys the participation rights to KIP through either a subordinated promissory note and mortgage or a shared income and appreciation agreement and mortgage. The participation feature is neither insured nor guaranteed.

    The partnership is permitted to invest in a PIM for which the borrower of the underlying mortgage loan is an affiliate of the general partners only if the general partners obtain a written opinion from an independent and qualified advisor that the transaction is fair and no less favorable to the partnership than a loan to an unaffiliated borrower under the same circumstances.

    KIP also has investments in MBS and insured mortgages collateralized by single-family or multi-family mortgage loans issued or originated by Fannie Mae, GNMA or FHLMC. Fannie Mae and FHLMC guarantee the principal and basic interest of its MBS. GNMA guarantees the timely payment of principal and interest on its MBS, and HUD insures the pooled mortgage loans underlying the GNMA MBS. Neither the single-family MBS nor the multi-family MBS provide a participation feature.

    BORROWING POLICIES. KIP anticipates that there will be sufficient cash flow from the mortgages to meet cash requirements. To the extent that the partnership's cash flow is insufficient to meet the partnership's operating expenses and liabilities, it will be necessary for the partnership to obtain additional funds by liquidating its investment in one or more mortgages or by borrowing. The partnership may borrow money on an unsecured or secured basis to further the purposes of the partnership. The partnership may pledge mortgages as security for any permitted borrowing. The partnership, under some circumstances, may borrow funds from any general partner or an affiliate of any general partner. However, the transaction must include interest rates and other finance charges and fees not in excess of the amounts that are charged by unaffiliated lenders for comparable loans and must satisfy other conditions specified in the partnership agreement. The partnership has not borrowed any funds during the past three years and does not intend to do so in the future.

    DISPOSITION POLICIES.  The FHA coinsurance loan programs under
Section 221(d)(4) of the National Housing Act provides for loans with 40 year terms and Section 223(f) provides for loans with 35 year terms. Both have a call option at any time after ten years, upon one year's notice. The Fannie Mae Delegated Underwriting and Servicing program provides for loans with seven, ten or 15 year terms and an amortization period of 35 years. The subordinated promissory notes and subordinated mortgages that will secure the participation feature of the PIMs provide for acceleration of maturity at the earlier of the sale of the underlying property or the call date, typically expected to be a date ten years after the date of final endorsement for mortgage insurance.

    From time to time, the partnership expects that it may sell a portion of its mortgages or otherwise realize the principal and participation in residual value, if any, of its mortgages before maturity, taking into consideration factors such as the amount of appreciation in value, if any, to be realized, the possible risks of continued ownership and the anticipated advantages to be obtained for the investors, as compared to continuing to hold particular mortgages. It is expected that the mortgages will be repaid or sold after a period of ownership of approximately five to ten years from the dates of the closings of the permanent loans. Sales or other realization of value of mortgages may, however, be made at an earlier or later date. During the past three years, KIP has received prepayments with respect to two of the partnership's investments and payoffs with respect to two investments of the partnership.

    REPORTING POLICIES. The general partners furnish copies of KIP's annual report to the limited partners and unit holders within 120 days after the end of each fiscal year of the partnership. The annual report includes: (1) the partnership's audited balance sheet, accompanied by the report of the partnership's independent certified public accountants, (2) audited statements of operations, partners' and unit holders' equity and changes in financial position of the partnership, (3) a statement of cash flow and distributable cash flow and (4) an estimate by the general partners of the value of the units.

    The general partners furnish copies of KIP's quarterly report to the limited partners and unit holders within 60 days after the end of the first three fiscal quarters of each fiscal year of the partnership. The quarterly report includes:
(1) the partnership's unaudited balance sheet, (2) unaudited statements of operations and changes in financial position of the partnership, (3) a statement of cash flow and distributable cash flow, (4) any information required to be included on the partnership's Form 10-Q and (5) the most recent appraised value of the mortgages. Each annual and quarterly report also includes a narrative description of the partnership's investments and the amount of fees and other compensation paid to any general partner and any affiliates of any general partner by the partnership for that fiscal period.

    The partnership provides to the limited partners and unit holders all tax information necessary to prepare their federal income tax returns within 75 days after the end of each calendar year.

    OTHER POLICIES. The partnership will not underwrite securities of other issuers, offer securities in exchange for property, invest in securities of other issuers for the purpose of exercising control or issue senior securities, and the partnership has not engaged in any of these activities during the past three years. The partnership has not repurchased or reacquired any of the partner interests from partners or units from unit holders in the past three years and does not intend to do so in the future. The partnership may not make loans to any general partner or any affiliate of any general partner and will not make loans to any other persons, other than mortgage investments of the type described above. The partnership has not made any loans other than mortgage investments during the past three years.

    RELEVANT AFFILIATIONS. The Berkshire Group is controlled by Douglas and George Krupp, who also control the general partner of KIP, KRF Company and Berkshire Advisor.

KRUPP INSURED PLUS II LIMITED PARTNERSHIP

    The following is information regarding Krupp Insured Plus II Limited Partnership, which we refer to as KIP II.

    GENERAL. KIP II was formed on October 29, 1986. KIP II, whose address is One Beacon Street, Boston, Massachusetts 02108, telephone number
(617) 523-0066, had 14,655,512 units of depositary receipts representing units of limited partner interests outstanding as of June 30, 2002. There is no established trading market for these units.

    The following is a discussion of KIP II's investment policies, borrowing policies, disposition policies, reporting policies and policies with respect to some other activities, which was derived from the public filings of the partnership. Under the partnership agreement of KIP II, the general partners may not make any changes in the policies described below, to the extent that these policies are incorporated into the partnership agreement, without first obtaining the approval of a majority in interest of the limited partners and unit holders.

    INVESTMENT POLICIES. KIP II invests primarily to acquire PIMs and MBS. KIP II considers itself to be engaged in only one industry segment, investment in real estate mortgages. KIP II does not invest in real estate or interests in real estate or securities of or interests in persons primarily engaged in real estate activities. KIP II does not invest in other securities of any issuer, other than (1) reserves or temporary investments for uninvested assets in United States government securities, certificates of deposit, money market funds and similar investments permitted in the partnership agreement or (2) investments made through nominees, trusts or other agents of the partnership

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in order to facilitate the acquisition of mortgages by the partnership. Under the terms of its partnership agreement, KIP II is not permitted to make any new investments through the end of the term of the partnership.

    KIP II's remaining PIM investment is a multi-family residential property consisting of a MBS guaranteed as to principal and basic interest. This MBS was issued or originated under or in connection with the housing program of GNMA. This PIM provides KIP II with monthly payments of principal and basic interest and also provides for KIP II's participation in the current revenue stream and in residual value, if any, from a sale or other realization of the underlying property. The borrower conveys the participation rights to KIP II through a subordinated promissory note and mortgage. The participation feature is neither insured nor guaranteed.

    The partnership is not permitted to invest in any PIM for which the borrower of the underlying mortgage loan is an affiliate of the general partners.

    KIP II also has investments in MBS and insured mortgages collateralized by single-family or multi-family mortgage loans issued or originated by Fannie Mae, FHLMC, GNMA or HUD. Fannie Mae and FHLMC guarantee the principal and basic interest of its MBS. GNMA guarantees the timely payment of principal and basic interest on its MBS, and HUD insures the pooled mortgage loans underlying the GNMA MBS and its own direct mortgage loans. Neither the single-family MBS nor the multi-family MBS provide a participation feature.

    BORROWING POLICIES. KIP II anticipates that there will be sufficient cash flow from the mortgages to meet cash requirements. To the extent that the partnership's cash flow should be insufficient to meet the partnership's operating expenses and liabilities, it will be necessary for the partnership to obtain additional funds by liquidating its investment in one or more mortgages or by borrowing. The partnership may borrow money on an unsecured or secured basis to further the purposes of the partnership. The partnership may pledge mortgages as security for any permitted borrowing. The partnership, under some circumstances, may borrow funds from any general partner or an affiliate of any general partner. However, the transaction must include interest rates and other finance charges and fees not in excess of the amounts that are charged by unaffiliated lenders for comparable loans and must satisfy other conditions specified in the partnership agreement. The partnership has not borrowed any funds during the past three years and does not intend to do so in the future.

    DISPOSITION POLICIES.  The FHA coinsurance loan programs under
Section 221(d)(4) of the National Housing Act provides for loans with 40 year terms and conditions and Section 223(f) provides for loans with 35 year terms. Both have a call option at any time after ten years, upon one year's notice. The Fannie Mae Delegated Underwriting and Servicing program provides for loans with seven, ten or 15 year terms and an amortization period of 35 years. The subordinated promissory notes and subordinated mortgages that will secure the participation feature of the PIMs provide for acceleration of maturity at the earlier of the sale of the underlying property or the call date, typically expected to be a date ten years after the date of final endorsement for mortgage insurance.

    From time to time, the partnership expects that it may sell a portion of its mortgages or otherwise realize the principal and participation in residual value, if any, of its mortgages before maturity, taking into consideration factors such as the amount of appreciation in value, if any, to be realized, the possible risks of continued ownership and the anticipated advantages to be obtained for the investors, as compared to continuing to hold particular mortgages. It is expected that the mortgages will be repaid or sold after a period of ownership of approximately five to ten years from the dates of the closings of the permanent loans. Sales or other realization of value of mortgages may, however, be made at an earlier or later date. During the past three years, KIP II has received prepayments with respect to three of the partnership's investments and a payoff with respect to one investment of the partnership.

    REPORTING POLICIES. The general partners of KIP II furnish KIP II's annual report to the limited partners and unit holders within 120 days after the end of each fiscal year of the partnership. The annual report includes: (1) the partnership's audited balance sheet, accompanied by the report of the partnership's independent certified public accountants, (2) audited statements of operations, partners' and unit holders' equity and changes in financial position of the partnership, (3) a statement of cash flow and distributable cash flow and (4) an estimate by the general partners of the value of the units.

    The general partners of KIP II furnish KIP II's quarterly report to the limited partners and unit holders within 60 days after the end of the first three fiscal quarters of each fiscal year of the partnership. The quarterly report includes: (1) the partnership's unaudited balance sheet, (2) unaudited statements of operations and changes in financial position of the partnership,
(3) a statement of cash flow and distributable cash flow, (4) any

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information required to be included on the partnership's Form 10-Q and (5) the most recent appraised value of the mortgages. Each annual and quarterly report also includes a narrative description of the partnership's investments and the amount of fees and other compensation paid to any general partner and any affiliates of any general partner by the partnership for that fiscal period.

    The partnership provides to the limited partners and unit holders all tax information necessary to prepare their federal income tax returns within 75 days after the end of each calendar year.

    OTHER POLICIES. The partnership will not underwrite securities of other issuers, offer securities in exchange for property, invest in securities of other issuers for the purpose of exercising control or issue senior securities and has not engaged in any of these activities during the past three years. The partnership has not repurchased or reacquired any of the partner interests from partners or units from unit holders in the past three years and does not intend to do so in the future. The partnership may not make loans to any general partner or any affiliate of any general partner and will not make loans to any other persons, other than mortgage investments of the type described above. The partnership has not made any loans other than mortgage investments during the past three years.

    RELEVANT AFFILIATIONS. The Berkshire Group is controlled by Douglas and George Krupp, who also control the general partner of KIP II, KRF Company and Berkshire Advisor.

KRUPP INSURED PLUS III LIMITED PARTNERSHIP

    The following is information regarding Krupp Insured Plus limited partnership, which we refer to as KIP III.

    GENERAL. KIP III was formed on March 21, 1988. KIP III, whose address is One Beacon Street, Boston, Massachusetts 02108, telephone number 617-523-0066, had 12,770,261 units of depositary receipts representing units of limited partner interests outstanding as of June 30, 2002. There is no established trading market for these shares.

    The following is a discussion of KIP III's investment policies, borrowing policies, disposition policies, reporting policies and policies with respect to some other activities, which was derived from the public flings of the partnership. Under the partnership agreement of KIP III, the general partners may not make any changes in the policies described below, to the extent that these policies are incorporated into the partnership agreement, without first obtaining the approval of a majority in interest of the limited partners and unit holders.

    INVESTMENT POLICIES. KIP III invests primarily to acquire PIMs and MBS. KIP III considers itself to be engaged in only one industry segment, investment in real estate mortgages. KIP III does not invest in real estate or interests in real estate or securities of or interests in persons primarily engaged in real estate activities. KIP III does not invest in other securities of any issuer, other than (i) reserves or temporary investments for uninvested assets in United States government securities, certificates of deposit, money market funds and similar investments permitted in the partnership agreement or (ii) investments made through nominees, trusts or other agents of the partnership in order to facilitate the acquisition of mortgages by the partnership. Under the terms of its partnership agreement, KIP III is not permitted to make any new investments through the end of the term of the partnership.

    KIP III's investments in PIMs on multi-family residential properties consist of (1) an insured mortgage, which consists of a MBS, guaranteed as to principal and basic interest and (2) a participating mortgage. The insured mortgages were issued or originated under or in connection with the housing programs of GNMA or Fannie Mae. PIMs provide KIP III with monthly payments of principal and basic interest and may also provide for KIP III's participation in the current revenue stream and in residual value, if any, from a sale or other realization of the underlying property. The borrower conveys the participation rights to KIP III through a subordinated promissory note and mortgage. The participation feature is neither insured nor guaranteed.

    The partnership is not permitted to invest in any PIM for which the borrower of the underlying mortgage loan is an affiliate of the general partners.

    KIP III also has investments in MBS and insured mortgages collateralized by single-family or multi-family mortgage loans issued or originated by Fannie Mae, FHLMC or the FHA. Fannie Mae and FHLMC guarantee the principal and basic interest of the Fannie Mae and FHLMC MBS, respectively. HUD insures the FHA mortgage loans. Neither the single-family MBS nor the multi-family MBS provide a participation feature.

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    BORROWING POLICIES.  KIP III anticipates that there will be sufficient cash flow from the mortgages to meet cash requirements. To the extent that the partnership's cash flow should be insufficient to meet the partnership's operating expenses and liabilities, it will be necessary for the partnership to obtain additional funds by liquidating its investment in one or more mortgages or by borrowing. The partnership may borrow money on an unsecured or secured basis to further the purposes of the partnership. The partnership may pledge mortgages as security for any permitted borrowing. The partnership, under some circumstances, may borrow funds from any general partner or an affiliate of any general partner. However, the transaction must include interest rates and other finance charges and fees not in excess of the amounts that are charged by unaffiliated lenders for comparable loans and must satisfy other conditions specified in the partnership agreement. The partnership has not borrowed any funds during the past three years and does not intend to do so in the future.

    DISPOSITION POLICIES.  The FHA coinsurance loan programs under
Section 221(d)(4) of the National Housing Act provides for loans with 40 year terms and Section 223(f) provides for loans with 35 year terms. Both have a call option at any time after ten years, upon one year's notice. The Fannie Mae Delegated Underwriting and Servicing program provides for loans with seven, ten or 15 year terms and an amortization period of 35 years. The subordinated promissory notes and subordinated mortgages that secure the participation feature of the PIMs provide for acceleration of maturity at the earlier of the sale of the underlying property or the call date, typically expected to be a date ten years after the date of final endorsement for mortgage insurance.

    From time to time, the partnership expects that it may sell a portion of its mortgages or otherwise realize the principal and participation in residual value, if any, of its mortgages before maturity, taking into consideration factors such as the amount of appreciation in value, if any, to be realized, the possible risks of continued ownership and the anticipated advantages to be obtained for the investors, as compared to continuing to hold particular mortgages. It is expected that the mortgages will be repaid or sold after a period of ownership of approximately five to ten years from the dates of the closings of the permanent loans. Sales or other realization of value of mortgages may, however, be made at an earlier or later date. During the past three years, KIP III has received prepayments with respect to two of the partnership's investments and payoffs with respect to two investments of the partnership.

    REPORTING POLICIES. The general partners of KIP III provide copies of KIP III's annual report to the limited partners and unit holders within 120 days after the end of each fiscal year of the partnership. The annual report includes: (1) the partnership's audited balance sheet, accompanied by the report of the partnership's independent certified public accountants, (2) audited statements of operations, partners' and unit holders' equity and changes in financial position of the partnership, (3) a statement of cash flow and distributable cash flow and (4) an estimate by the general partners of the value of the units.

    The general partners of KIP III provide copies of KIP III's quarterly report to the limited partners and unit holders within 60 days after the end of the first three fiscal quarters of each fiscal year of the partnership. The quarterly report includes: (1) the partnership's unaudited balance sheet,
(2) unaudited statements of operations and changes in financial position of the partnership, (3) a statement of cash flow and distributable cash flow, (4) any information required to be included on the partnership's Form 10-Q and (5) the most recent appraised value of the mortgages. Each annual and quarterly report also includes a narrative description of the partnership's investments and the amount of fees and other compensation paid to any general partner and any affiliates of any general partner by the partnership for that fiscal period.

    The partnership provides to the limited partners and unit holders all tax information necessary to prepare their federal income tax returns within 75 days after the end of each calendar year.

    OTHER POLICIES. The partnership will not underwrite securities of other issuers, offer securities in exchange for property, invest in securities of other issuers for the purpose of exercising control or issue senior securities and has not engaged in any of these activities during the past three years. The partnership has not repurchased or reacquired any of the partner interests from partners or units from unit holders in the past three years and does not intend to do so in the future. The partnership may not make loans to any general partner or any affiliate of any general partner and will not make loans to any other persons, other than mortgage investments of the type described above. The partnership has not made any loans other than mortgage investments during the past three years.

    RELEVANT AFFILIATIONS. The Berkshire Group is controlled by Douglas and George Krupp, who also control the general partner of KIP III, KRF Company and Berkshire Advisor.

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                      DESCRIPTION OF THE PREFERRED SHARES

    The Preferred Shares will be issued under the terms of our charter. The following summarizes the material terms and provisions of the Preferred Shares. You should also read the Maryland General Corporation Law and the charter, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

    The charter authorizes us to issue up to 5,000,000 shares of preferred stock, of which 5,000,000 shares have been designated as Series A Preferred Stock. Our directors have the authority to establish the terms of any series of preferred stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption, if any, by filing articles supplementary to the charter. The filing of the articles supplementary does not require any vote or action of the holders of the Preferred Shares except as otherwise described in the charter or as required by law or the rules of any stock exchange or automated quotation system on which the Preferred Shares are listed.

    The Preferred Shares have been approved for listing on the American Stock
Exchange, subject to official notice of issuance, under the symbol "      ."
Trading of the Preferred Shares on the American Stock Exchange is expected to
begin within   days after the date of completion of the offer.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF PREFERRED SHARES

    The charter contains restrictions on the number of Preferred Shares that holders may own. For us to qualify as a REIT under the Code, beginning in 2003 not more than 50% in value of our outstanding shares may be owned, directly or indirectly through the application of attribution rules under the Code, by five or fewer individuals (as defined in the Code to include specified entities) during the last half of any taxable year (which we refer to as the closely held requirement). Our outstanding shares must also be beneficially owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ending December 31, 2002. GIT and GIT II are subject to these same restrictions on ownership of their outstanding shares, except that the restrictions also apply to them for 2002. Because we expect to own Interests in GIT and GIT II, the restrictions on ownership of outstanding shares of GIT and GIT II are relevant to us.

    In order to qualify as a REIT, we must also meet requirements regarding the nature of our gross income. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership directly or indirectly from any tenant will not qualify as rents from real property if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. Because we will elect to be a REIT and expect to qualify as a REIT, and it is our understanding that GIT and GIT II intend to continue to qualify as REITs, the charter contains restrictions on the ownership and transfer of our shares, including our Preferred Shares, intended to assist in complying with these REIT requirements.

    From the date on which the offer is completed, no holder may own or acquire, or be deemed to own or acquire by virtue of the attribution provisions of the Code, more than 4.9% (which we refer to as the ownership limit) of the issued and outstanding Preferred Shares, and the beneficial ownership of our shares may not be held by fewer than 100 persons. Our board may, based upon evidence satisfactory to it, waive the ownership limit with respect to a holder if such holder's ownership will not cause us to fail to qualify as a REIT or cause GIT or GIT II to violate the closely held requirement applicable to them.

    Our charter provides that unless our board has granted a waiver with respect to the ownership limit, any transfer of Preferred Shares that would violate the ownership limit or the 100 person requirement described above is null and void and the intended transferee will acquire no rights in such Preferred Shares. In addition, our charter prohibits any transfer of or other event with respect to our shares that would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or that would otherwise cause us to fail to qualify as a REIT. The Preferred Shares that, if transferred, would result in a violation of the ownership limit or the 100 person requirement or other ownership restrictions, notwithstanding the two preceding sentences, will automatically be exchanged for a series of a separate class of our preferred shares (which we refer

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to as the Excess Preferred Shares) that will be transferred to a trust effective on the day before the purported transfer of those Preferred Shares and held for the exclusive benefit of one or more charitable organizations designated by our board. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. While Excess Preferred Shares are held in trust, the trustee of the trust will have all distribution and voting rights pertaining to the transferred shares and will hold the distributions in trust for the benefit of the charitable beneficiary. Upon our liquidation, dissolution or winding-up, the intended original transferee-holder's ratable share of our assets would be limited to the price paid by the original transferee-holder for the Preferred Shares in the purported transfer that resulted in the Excess Preferred Shares or, if no value was given, the price per share equal to the closing market price on the date of the purported transfer that resulted in the Excess Preferred Shares. The trustee will distribute any remaining amounts to the charitable beneficiary.

    The trustee will transfer the Excess Preferred Shares to a person whose ownership of the Preferred Shares will not violate the ownership limit or the 100 person requirement or other ownership restrictions. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares have been transferred to the trust or the date we determine that a purported transfer of our Preferred Shares has occurred. During this 20-day period, we will have the option of redeeming the Excess Preferred Shares. Upon any transfer or redemption, the purported transferee-holder will receive a price per share equal to the lesser of the price per share in the transaction that created the Excess Preferred Shares or if no value was given, the price per share equal to the closing market price on the date of the transaction, and the market price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commissions and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. Immediately upon transfer to such permitted transferee, the Excess Preferred Shares will automatically be exchanged for Preferred Shares.

    Any person who acquires or attempts to acquire our shares in violation of the foregoing restrictions or who owns shares that were transferred to a trust based on the foregoing will be required to give immediate written notice to us of such event and any person who purports to transfer or acquire shares subject to the restrictions will be required to give us 15 days written notice prior to such purported transaction.

    The ownership limit will not be automatically removed from our charter even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Any change in the ownership limit would require an amendment to the charter. Such an amendment to the charter would require the approval by our board of directors and our common stockholders. No vote of holders of Preferred Shares will be required in connection with any such act.

    Any certificate representing Preferred Shares will bear a legend referring to the restrictions described above.

    Each person who owns 5% or more (or such lower percentage applicable under Treasury regulations) of our outstanding shares will be asked annually to deliver a statement containing information regarding their ownership of our shares. In addition, each holder of Preferred Shares will upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of our shares as our board deems necessary to comply with the provisions of the Code applicable to REITs or to comply with the requirements of any taxing authority or governmental agency.

    If we authorize the issuance of any other series of preferred stock in the future, our board will at the time of authorization establish similar ownership limits applicable to that series to ensure compliance with the REIT qualification provisions of the Code.

RANKING

    The Preferred Shares will, with respect to distributions and rights upon our liquidation, dissolution, winding-up or termination, rank

    - senior to our common stock,

    - on a parity with all other series of preferred stock that may be issued by us unless the terms of such other series specifically provide that such other series ranks junior or senior to the Preferred Shares, and

    - junior to any series of preferred stock whose terms specifically provide that such series ranks senior to the Preferred Shares.

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DISTRIBUTIONS

    Subject to the rights of holders of other series of preferred stock ranking on a parity with the Preferred Shares as to the payment of distributions which may from time to time be issued by us, holders of Preferred Shares will be entitled to receive, when, as and if authorized by our board of directors out of funds legally available therefor, cumulative preferential cash distributions at
the rate per annum of   % of the stated liquidation preference of $25.00 per
share. Distributions on the Preferred Shares will be cumulative, will accrue from the original date of issuance and will be payable quarterly in arrears, on February 15, May 15, August 15 and November 15 (each referred to as a distribution payment date) of each year, commencing on February 15, 2003. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any distribution payment date is not a business day, the payment of the distribution to be made on such distribution payment date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. "Business day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Boston, Massachusetts are authorized or required by any applicable law to close. Distributions on the Preferred Shares described in this paragraph will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized and declared. Accrued distributions will accumulate, to the extent they are not paid, as of the distribution payment date on which they first become payable. Accumulated and unpaid distributions will not bear interest.

    So long as any Preferred Shares are outstanding, no distribution will be paid or declared on or with respect to our common stock or any other series of outstanding preferred stock ranking junior as to the payment of distributions to the Preferred Shares (which we refer to collectively as the junior securities), nor will any sum or sums be set aside for or applied to the purchase or redemption of the Preferred Shares or any other series of outstanding preferred stock or the purchase, redemption or other acquisition for value of any junior securities unless, in each case, full cumulative distributions accumulated on all Preferred Shares and all other series of outstanding preferred stock ranking on a parity with the Preferred Shares as to the payment of distributions have been paid in full. The foregoing provision will not prohibit distributions payable solely in junior securities and the exchange of preferred stock of any series as described under "--Restrictions on Ownership and Transfer of Preferred Shares." When distributions have not been paid in full upon the Preferred Shares on the applicable distribution payment date (or a sum sufficient for such full payment is not set apart therefor), all distributions declared and paid on the Preferred Shares and any other series of outstanding preferred stock ranking on a parity with the Preferred Shares as to the payment of distributions will be declared and paid so that the amount of distributions declared and paid on the Preferred Shares and such other series of preferred stock will in all cases bear to each other the same ratio that the respective distribution rights of the Preferred Shares and such other series of preferred stock (which will not include any accumulation in respect of unpaid distributions for prior distribution periods if such other series of preferred stock does not have cumulative distribution rights) bear to each other. Holders of Preferred Shares will not be entitled to any distributions, whether payable in cash, property or otherwise, in excess of the full cumulative distributions described above.

    Distributions on the Preferred Shares will be made to the holders of the Preferred Shares as they appear on our books and records on the relevant record dates, which, as long as the Preferred Shares remain in book-entry form, will be one business day before the relevant distribution payment date. Subject to any applicable laws and regulations and the provisions of the charter, each such payment to the holders of Preferred Shares will be made as described under "--Registrar, Transfer Agent and Paying Agent" below. If the Preferred Shares do not continue to remain in book-entry only form, our board has the right to select relevant record dates, which will be more than one business day before the relevant distribution payment dates.

POSSIBLE REDEMPTION

    Except in the case of a "tax event" or an "Investment Company Act event" described below, the Preferred Shares cannot be redeemed before February 15, 2010. On or after such date, we have the right to redeem the Preferred Shares, in whole or in part, from time to time, upon not less than 30 nor more than 60 days' notice, at a

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redemption price (which we refer to as the redemption price) equal to $25 per share, plus all accumulated and unpaid distributions to the date of payment.

    If, at any time, a "tax event" or "Investment Company Act event" shall occur and be continuing, we have the right to redeem the Preferred Shares in whole but not in part, as described below. However, if at such time there is available to us the opportunity to eliminate, within a 90-day period, the event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which in our sole judgment, has or will cause no adverse effect on us or the holders of the Preferred Shares and will involve no material cost, we will pursue such measure instead of such redemption, and we will have no right to redeem the Preferred Shares while we are pursuing any such ministerial action. We will have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Preferred Shares in whole for cash as provided in the preceding paragraph within 90 days following the occurrence of such event (subject to extension for the number of days ministerial actions are pursued).

    "Investment Company Act event" means that we have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, that because of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that we are or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, which change in law becomes effective on or after the date of this prospectus.

    "Tax event" means that we have received an opinion of nationally recognized independent tax counsel experienced in such matters that there is more than an insubstantial risk that we do not qualify, or within 90 days of the date of such opinion would no longer qualify, as a REIT under the Code for any reason whatsoever, but a tax event will not include the voluntary election by our board to terminate our status as a REIT for federal income tax purposes.

    In the event fewer than all outstanding Preferred Shares are to be redeemed, Preferred Shares will be redeemed as described under "--Registrar, Transfer Agent and Paying Agent" below.

    If a partial redemption of the Preferred Shares would result in the delisting of the Preferred Shares by any national securities exchange or interdealer quotation system on which the Preferred Shares are then listed, we will only redeem the Preferred Shares in whole.

REDEMPTION PROCEDURES

    We may not redeem fewer than all the outstanding Preferred Shares unless all accrued and unpaid distributions have been paid on all Preferred Shares for all quarterly distribution periods terminating on or before the date of redemption.

    If we give a notice of redemption in respect of Preferred Shares (which notice will be irrevocable) then by 12:00 noon, New York City time, on the redemption date we will deposit irrevocably with our paying agent funds sufficient to pay the redemption price and will give irrevocable instructions and authority to pay the redemption price to the holders of the Preferred Shares entitled to such redemption price. If notice of redemption shall have been given as provided above and funds deposited as required, then, on the date of such deposit, distributions will cease to accrue on the Preferred Shares called for redemption. Also, such Preferred Shares will no longer be deemed to be outstanding and all rights of holders of such Preferred Shares so called for redemption will cease, except the right of the holders of such Preferred Shares to receive the redemption price but without interest. We shall not be required to register or cause to be registered the transfer of any Preferred Shares which have been so called for redemption. If any date fixed for redemption of Preferred Shares is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of Preferred Shares is improperly withheld or refused and not paid, distributions on such Preferred Shares will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be used for purposes of calculating the portion of the redemption price consisting of accumulated and unpaid distributions.

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    We will provide notice of any redemption of the Preferred Shares to the holders of record of the Preferred Shares not less than 30 nor more than 60 days before the date of redemption. Such notice shall be provided by mailing notice of such redemption, first class postage prepaid, to each holder of Preferred Shares to be redeemed, at such holder's address as it appears on our transfer records. Each notice shall state the following: (1) the redemption date; (2) the redemption price; (3) the place or places where certificates for the Preferred Shares (if certificated) may be surrendered for payment; (4) the number of Preferred Shares to be redeemed from each holder; (5) that payment of the redemption price will be made upon presentation and surrender of such Preferred Shares; and (6) that on or after the redemption date distributions on the Preferred Shares to be redeemed will cease to accrue. No failure to give or defect in a notice of redemption shall affect the validity of the proceedings for redemption except as to the holder to which notice was defective or not given.

    Subject to the foregoing and applicable law (including, without limitation, federal securities laws), we or our subsidiaries may at any time and from time to time purchase outstanding Preferred Shares by tender, in the open market or by private agreement unless at such time we would be prohibited from purchasing or redeeming them by the terms of the Preferred Shares.

LIQUIDATION

    Subject to the rights of holders of any other series of preferred stock which we may issue in the future which rank senior to or on a parity with the Preferred Shares, upon our voluntary or involuntary dissolution, liquidation, winding-up or termination, the holders of the Preferred Shares will be entitled to receive upon any such dissolution, liquidation, winding-up or termination, out of our assets legally available for distribution, after payment or provision for payment of our debts and other liabilities (to the extent not satisfied by the operating partnership as provided in the charter), an amount per Preferred Share equal to $25.00 plus accumulated and unpaid distributions to the date of payment.

    If, upon our liquidation, dissolution, winding-up or termination, there are insufficient assets to permit full payment to holders of Preferred Shares and any other series of outstanding preferred stock ranking on a parity with the Preferred Shares, the holders of Preferred Shares and such other series of preferred stock will be paid ratably in proportion to the full distributable amounts to which holders of Preferred Shares and such other series of preferred stock are respectively entitled upon liquidation, dissolution, winding-up or termination. The full preferential amount payable to holders of Preferred Shares and such other series of outstanding preferred stock upon any such liquidation, dissolution, winding-up or termination will be paid in full before any distribution or payment is made to holders of our common stock or preferred stock of any series ranking junior to the Preferred Shares upon our liquidation, dissolution, winding up or termination. Neither our consolidation or merger with or into any corporation, partnership, limited liability company or other entity (or of any corporation, partnership, limited liability company or other entity with or into us) nor the sale, lease or conveyance of all or substantially all of our property in conformity with the terms of the charter shall be deemed to constitute a liquidation, dissolution, winding-up or termination of us.

    In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of our shares of stock or otherwise is permitted under the Maryland General Corporation Law, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Preferred Shares.

MERGER OR CONSOLIDATION

    So long as the Preferred Shares are outstanding, we may not merge with or into another entity or consolidate with one or more other entities into a new entity, except as described below. We may, upon the approval of our board of directors and the holders of our common stock, and without the approval of the holders of Preferred Shares, merge with or into another entity or consolidate with one or more other entities into a new entity, provided that the merger or consolidation does not materially adversely affect the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Preferred Shares (including any successor securities) as set forth in the charter.

    The approval of the holders of the Preferred Shares is not required to approve:

    - any merger or consolidation in which we are the surviving entity, or

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    - any merger or consolidation in which we are not the surviving entity, so long as the holders of Preferred Shares receive, as a result of the merger or consolidation, either cash or securities with preferences, rights and privileges substantially similar to those of the Preferred Shares in exchange for their Preferred Shares.

VOTING RIGHTS

    Except as provided below, under "--Modification and Amendment of the Charter" and as otherwise required by Maryland General Corporation Law and the charter, the holders of the Preferred Shares will have no voting rights.

    If we fail to make distributions in full on the Preferred Shares for six consecutive quarterly distribution periods (referred to as an appointment event), then the holders of the Preferred Shares (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are then exercisable) will be entitled, by the vote of holders of such Preferred Shares representing a majority in aggregate liquidation preference of such outstanding preferred stock, to elect two special directors (who need not be officers or employees of or otherwise affiliated with us) who shall have the same rights, powers and privileges under the charter as a regular director. The special directors so elected shall, without any further act or vote by the holders of any other series of preferred stock, be deemed to have been elected to act in such capacity for all series of preferred stock upon which like voting rights have been conferred and are, or in the future become, exercisable. Any holder of Preferred Shares (other than us or any of our affiliates) will have the right to nominate any person to be elected as a special director. For purposes of determining whether we have failed to pay distributions in full for six consecutive quarterly distribution periods, distributions will be deemed to remain in arrears, notwithstanding any payments of the distributions, until full cumulative distributions have been or contemporaneously are paid with respect to all quarterly distribution periods terminating on or before the date of payment of such cumulative distributions. Not later than 30 days after such right to elect special directors arises, our board will call a meeting for the purpose of electing special directors. If our board fails to call such meeting within such 30-day period, the holders of Preferred Shares and any other series of preferred stock upon which like voting rights have been conferred and are then exercisable representing 10% in aggregate liquidation preference of such outstanding preferred stock will be entitled to call such meeting. The provisions of the charter relating to calling and conducting the meetings of the holders will apply with respect to any such meeting. If, at any such meeting, holders of less than a majority in aggregate liquidation preference of preferred stock of all series entitled to vote for the election of special directors vote for such election, no special director will be elected. Any special director may be removed without cause at any time by vote of the holders of shares representing a majority in liquidation preference of each series of preferred stock upon which like voting rights have been conferred and are then exercisable voting as a single class. The holders of 10% in liquidation preference of the Preferred Shares will be entitled to call such a meeting. Any special director elected will cease to be a special director if the election event by which the special director was elected and all other election events have been cured and cease to be continuing.

    If any proposed amendment or modification of the charter would materially and adversely affect the preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Preferred Shares, then the holders of outstanding Preferred Shares will be entitled to vote on such amendment or proposal as a class, and such amendment or proposal will not be effective except with the approval of the holders of Preferred Shares representing 66 2/3% in interest of the outstanding Preferred Shares. Any amendment or modification that would:

    - increase the number of authorized shares of any series of stock ranking on a parity with or junior to the Preferred Shares,

    - decrease the number of shares of preferred stock of a series but not below the number of shares of preferred stock of the series then outstanding, or

    - authorize, create or issue any additional series of preferred stock on a parity with or junior to the preferred stock as to distributions or upon our liquidation, dissolution, winding-up or termination will be deemed not to materially and adversely affect such preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption.

    Any required approval or direction of holders of Preferred Shares may be given at a separate meeting of holders of Preferred Shares convened for that purpose, at a meeting of all of the holders of Preferred Shares or

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by written consent. We will provide a notice of any meeting at which holders of
Preferred Shares are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, by mail to each holder of record of Preferred Shares. Each such notice will include a statement setting forth:

    - the date of the meeting or the date by which the action is to be taken,

    - a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought, and

    - instructions for the delivery of proxies or consents.

    No vote or consent of the holders of Preferred Shares will be required for us to redeem and cancel preferred stock of any series.

    Subject to the right of holders of Preferred Shares to elect special directors upon the occurrence of an election event and to remove these directors, holders of the Preferred Shares will have no rights to elect or remove a director. These rights are vested exclusively in the holders of our common stock.

CONVERSION RIGHTS

    The Preferred Shares are not convertible into or exchangeable or exercisable for any other property or securities of ours by the holder of the Preferred Shares. As described under "--Restrictions on Ownership and Transfer of Preferred Shares," under specified circumstances, the Preferred Shares are automatically exchangeable into Excess Preferred Shares.

MODIFICATION AND AMENDMENT OF THE CHARTER

    The charter may be modified and amended by our board with the approval of a majority of the votes entitled to be cast by our outstanding common stock, provided, that, if any proposed modification or amendment provides for any action that would materially and adversely affect the preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of any series of preferred stock, whether by way of amendment to the charter or otherwise, then the holders of each affected series of outstanding preferred stock will be entitled to vote on such amendment or modification and such amendment or modification will not be effective with respect to such an affected series except with the approval of at least 66 2/3% in interest of such series, unless the terms of any such series of preferred stock provides otherwise.

BOOK-ENTRY ONLY ISSUANCE

    The Preferred Shares will be issued by book-entry only and will not be represented by certificates.

    The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Preferred Share.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

    Payment of distributions and payments on redemption of the Preferred Shares will be payable, the transfer of the Preferred Shares will be registrable, and Preferred Shares will be exchangeable for Preferred Shares of other denominations of a like aggregate liquidation preference, at our principal office; provided that payment of distributions may be made at our option by check mailed to the address of the persons entitled to such payment and that the payment on redemption of any Preferred Share will be made only upon surrender of such Preferred Share.

    The Bank of New York will act as registrar and transfer agent for the Preferred Shares. The Bank of New York will also act as paying agent and, with the consent of our board, may designate additional paying agents.

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    In the event of any redemption in part, we will not be required to

    - issue, register the transfer of or exchange any Preferred Shares during a period beginning at the opening of business 15 days before any selection for redemption of Preferred Shares and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Preferred Shares to be redeemed, or

    - register the transfer of or exchange any Preferred Shares so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Shares being redeemed in part. Holders of Preferred Shares to be redeemed must surrender such Preferred Shares at the place designated in the notice of redemption and, following such surrender, will be entitled to the redemption price payable upon such redemption.

    If certificated, upon presentation of any certificate for Preferred Shares redeemed in part only, we shall execute and deliver, at our expense, a new certificate equal to the unredeemed portion of the certificate so presented.

GOVERNING LAW

    The charter and the Preferred Shares will be governed by, and construed in accordance with, the internal laws of the State of Maryland.

MISCELLANEOUS

    Our board is authorized and directed to take such action as it deems reasonable in order that we

    - will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, and

    - will be classified for United States federal income tax purposes as a REIT.

    In this connection, our board is authorized to take any action, not inconsistent with applicable law or our charter, that our board determines in its discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of holders of the Preferred Shares.

                      IMPORTANT PROVISIONS OF MARYLAND LAW

BUSINESS COMBINATIONS

    Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder's affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An "interested stockholder" is defined for this purpose as:

    - any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

    - an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation.

    A person is not an interested stockholder under the business combination statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

    After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

    - 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, and

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    - two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder voting together as a single voting group.

    These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation before the time that the interested stockholder becomes an interested stockholder. Our board of directors has exempted any business combination involving KRF Company or its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them. As a result, KRF Company or its affiliates may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

    The business combination statute may discourage others from trying to acquire control of our company and increase the difficulty of consummating any offer.

CONTROL SHARE ACQUISITIONS

    The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or directors who are employees of the corporation are not entitled to vote on the matter. "Control shares" are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

    - One-tenth or more but less than one-third;

    - One-third or more but less than a majority; or

    - A majority or more of all voting power.

    Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an "acquiring person statement" for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

    If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition.

    The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by its charter or bylaws. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by a person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

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                       FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of material United States federal income tax considerations associated with an investment in our Preferred Shares that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury regulations, as currently in effect, currently published administrative positions of the Internal Revenue Service and judicial decisions, which are all subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinions described in this prospectus. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a holder of Interests and as a prospective holder of our Preferred Shares, in light of your personal circumstances. Nor does it deal with particular types of holders that are treated specially under the federal income tax laws, such as insurance companies, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below.

    Paul, Weiss, Rifkind, Wharton & Garrison has acted as our special tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the United States federal income tax considerations addressed that are likely to be material to U.S. holders (as defined in this prospectus) that exchange their Interests for, and hold for investment, our Preferred Shares. This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Paul, Weiss, Rifkind, Wharton & Garrison is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

    WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE OF PREFERRED SHARES OR EXCHANGE OF YOUR INTERESTS FOR PREFERRED SHARES, THE OWNERSHIP AND SALE OF THE PREFERRED SHARES AND OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, EXCHANGE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

    As used in this summary, the phrase "U.S. holder" means a beneficial owner of shares of beneficial interest of GIT or GIT II, units of depositary receipts representing units of limited partner interests in KIM, KIP, KIP II or KIP III, or our Preferred Shares that for federal income tax purposes is:

    - a citizen or resident of the United States;

    - a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

    - an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

    - a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

    As used in this summary, the phrase "U.S. shareholder" means a U.S. holder of our Preferred Shares.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO THE EXCHANGE OF PREFERRED SHARES FOR INTERESTS

    This section describes certain material United States federal income tax considerations generally applicable to the receipt by taxable U.S. holders of our Preferred Shares in exchange for Interests pursuant to the offer.

    The receipt of our Preferred Shares and any cash instead of fractional Preferred Shares in exchange for Interests will be a taxable transaction for United States federal income tax purposes. Each U.S. holder will recognize gain or loss on the exchange in an amount equal to the difference between

    - the amount realized by the U.S. holder, which is equal to the sum of the fair market value of the Preferred Shares received and the amount of cash received instead of fractional shares by the holder, and

    - the holder's adjusted tax basis in the Interests exchanged at the time of the exchange.

    For this purpose, the fair market value of a Preferred Share should be equal to its liquidation preference of $25.00.

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    In general, the adjusted tax basis of a U.S. holder in its shares of beneficial interest of GIT or GIT II will be equal to the holder's initial tax basis upon acquisition of those shares minus any subsequent distributions made by GIT or GIT II, as applicable, that constituted a tax-free return of capital to that holder. In the case of shares of GIT or GIT II that were purchased by the holder in the first closing of the initial offering of those shares, the aggregate amount of distributions that had been designated as a return of capital with respect to each GIT share as of the end of 2001 was $9.48 and the aggregate amount of distributions that had been designated as a return of capital with respect to each GIT II share as of the end of 2001 was $9.20.

    The adjusted tax basis of a U.S. holder of depositary receipts representing units of limited partner interests of KIM, KIP, KIP II or KIP III (which we refer to as the "Partnership Mortgage Funds" for purposes of this section) generally will be equal to the holder's initial tax basis upon acquisition of those Interests that are exchanged, increased or decreased, as applicable, by the holder's distributive share of the income or loss of the Partnership Mortgage Fund through the date of the exchange as provided in the partnership agreement of the applicable Partnership Mortgage Fund and decreased by distributions made by the Partnership Mortgage Fund to that holder.

    Any gain or loss recognized upon the exchange by a U.S. holder that holds its Interest as a capital asset within the meaning of the Code generally will be long-term capital gain or loss if the Interest has been held at that time for more than 12 months and short-term capital gain or loss if the Interest has been held for 12 months or less. If, however, a U.S. holder of shares of GIT or GIT II has held those shares for 6 months or less at the time of the exchange, any loss realized upon the exchange will be treated as long-term capital loss to the extent of any capital gain dividends included in income with respect to those shares. In the case of a noncorporate U.S. holder, the federal income tax rate applicable to capital gains will depend upon the holder's holding period for its Interests, with a preferential rate available for Interests held for more than one year, and upon the holder's marginal tax rate for ordinary income. The deductibility of capital losses is subject to limitations.

    A U.S. holder's initial tax basis in its Preferred Shares acquired in the exchange will be equal to their fair market value and the holder's holding period for the Preferred Shares will begin on the day after the completion of the exchange.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO OUR STATUS AS A
REIT

    This section describes the material United States federal income tax issues that may be relevant to prospective holders of our Preferred Shares due to our status as a REIT. The Code provisions governing the federal income tax treatment of REITs and their shareholders are highly technical and complex. This summary is qualified by the express language of applicable Code provisions, Treasury regulations and administrative and judicial interpretations thereof.

    REIT QUALIFICATION

    We intend to elect to be taxable as a REIT beginning with our first short taxable year ending December 31, 2002. We believe that we will operate in a manner intended to qualify us as a REIT beginning with our first taxable year. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

    In connection with this offering, Paul, Weiss, Rifkind, Wharton & Garrison has delivered an opinion to us that:

    - beginning with its taxable year ending December 31, 2002, Berkshire Income Realty, Inc. will be organized in conformity with the requirements for qualification as a REIT under the Code and Berkshire Income
      Realty, Inc.'s proposed method of operation will enable it to operate in conformity with the requirements for qualification as a REIT under the Code; and

    - from the date on which each of BIR GP, L.L.C. and KRF Company, L.L.C. made their initial capital contributions to Berkshire Income Realty-OP, L.P. as provided in the partnership agreement of Berkshire Income
      Realty-OP, L.P., the operating partnership has been, and the operating partnership will be, treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation.

    Investors should be aware that an opinion of counsel is not binding upon the Internal Revenue Service or any court. The opinion of Paul, Weiss, Rifkind, Wharton & Garrison described above is based on various assumptions

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and qualifications and conditioned on representations made by us and by the mortgage funds or the managers of the mortgage funds as to factual matters, including representations regarding the intended nature of our properties and the future conduct of our business and the businesses of the mortgage funds. Moreover, our continued qualification and taxation as a REIT depends upon our ability and the ability of each of GIT and GIT II to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws and described below. Paul, Weiss Rifkind, Wharton & Garrison will not review our compliance or the compliance of GIT or GIT II with those tests. Therefore, our actual results of operation for any particular taxable year may not satisfy these requirements. For a discussion of some tax consequences of our failure to meet these qualification requirements, see "Failure to Qualify as a REIT" below.

    TAXATION OF OUR COMPANY

    If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

    - We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

    - Under some circumstances, we may be subject to "alternative minimum tax;"

    - If we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

    - If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

    - If we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on the greater of the amount by which (1) we fail the 75% gross income test, or (2) 90% of our gross income exceeds the sources of our gross income that satisfy the 95% gross income test, multiplied by a fraction calculated to reflect our profitability;

    - If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

    - If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition; and

    - We could be subject to a 100% excise tax if our dealings with any taxable REIT subsidiary are not at arm's length.

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    REQUIREMENTS FOR QUALIFICATION AS A REIT

    In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our shareholders.

    ORGANIZATIONAL REQUIREMENTS. In order to qualify for taxation as a REIT under the Code, we must meet tests regarding our income and assets described below and:

    1. Be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Code;

    2. Elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

    3.  Be managed by one or more trustees or directors;

    4.  Have our beneficial ownership evidenced by transferable shares;

    5. Not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

    6.  Use a calendar year for federal income tax purposes;

    7. Have at least 100 shareholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

    8. Not be closely held as defined for purposes of the REIT provisions of the Code.

    We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding shares is owned, directly or indirectly through the application of attribution rules under the Code, by five or fewer individuals, as defined in the Code to include specified entities. Items 7 and 8 above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury regulations that provide procedures for ascertaining the actual ownership of our shares for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 8 above for a taxable year, we will be treated as having met item 8 for that year.

    We intend to elect to be taxed as a REIT beginning with our first taxable year ending December 31, 2002 and we intend to satisfy the other requirements described in items 1-6 above at all times during each of our taxable years. We believe that we will have sufficient diversity of share ownership upon the completion of the exchange to satisfy items 7 and 8 above. In addition, our charter contains restrictions on the ownership and transfer of shares of our stock, including our Preferred Shares, that are intended to assist us in continuing to satisfy the share ownership requirements in items 7 and 8 above. See "Description of The Preferred Shares--Restrictions on Ownership and Transfer of Preferred Shares."

    For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us. In addition, all assets, liabilities and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under "Operational Requirements--Asset Tests"), all of the capital stock of which is owned by a REIT.

    In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described in this prospectus. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of each other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest (which we refer to as the Subsidiary Entities) will be treated as our assets, liabilities and items of income.

    Upon completion of the exchange, our operating partnership expects to own interests in a number of partnerships, including KIM, KIP, KIP II and KIP III, and an interest in a limited liability company that will indirectly own the initial properties. Our operating partnership will be treated for federal tax purposes as directly

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acquiring its interest in each of the remaining initial properties, which it expects to beneficially own through disregarded partnerships and limited liability companies of which it will be the sole direct or indirect member.

    OPERATIONAL REQUIREMENTS--GROSS INCOME TESTS. To maintain our qualification as a REIT, we must satisfy annually the following two gross income requirements:

    - At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property. Gross income from real property investments includes in part rents from real property, interest on obligations secured by mortgages on real property or on interests in real property, gain from the disposition of real property and distributions on, gain from the disposition of, transferable shares or transferable certificates of beneficial interest in other qualifying REITs and income and gain derived from foreclosure property, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as "prohibited transactions." This is the 75% Income Test; and

    - At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

    After the completion of the exchange, our gross income initially will consist primarily of our share of (1) rents received by our operating partnership and its Subsidiary Entities under apartment leases,
(2) distributions on the shares of beneficial interest our operating partnership will hold in GIT and GIT II, (3) interest on obligations secured by mortgages on real property held by KIM, KIP, KIP II and KIP III and (4) income received by KIM, KIP, KIP II and KIP III with respect to their participation in the residual value, if any, from a sale or other realization of the underlying real property with respect to PIMs. See "Information with Respect to the Mortgage Funds."

    The rents we will receive or be deemed to receive with respect to the real properties to be owned by our operating partnership or its Subsidiary Entities will qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

    - The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

    - In general, neither we nor an owner of 10% or more of our stock may directly or constructively own 10% or more of a tenant (which we refer to as a Related Party Tenant) or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

    - Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

    - We normally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive any income or through a taxable REIT subsidiary of ours. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services provided by us or by any property manager of ours who does not qualify as an independent contractor with respect to a property are impermissible tenant services, the rental income derived from the property will qualify as "rents from real property" if the income from services does not exceed one percent of all amounts received or accrued with respect to that property.

    Our share of the distributions constituting gross income that will be received by our operating partnership on the GIT and GIT II shares will qualify either as dividends or as gain from the disposition of stock for purposes of the 95% Income Test unless, with respect to gain, we were treated as having held such shares primarily for sale to customers in the ordinary course of a trade or business. These distributions also will qualify as distributions on

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transferable shares of beneficial interest in other qualifying REITs for purposes of the 75% Income Test for each taxable period in which GIT or GIT II, as applicable, satisfies all of the requirements necessary to qualify as a REIT. See "REIT Qualification of GIT and GIT II" below.

    The interest we will receive or be deemed to receive with respect to our share of the assets held by KIM, KIP, KIP II and KIP III will qualify as "interest" for purposes of satisfying the 95% Income Test only if the following conditions are met:

    1. The amounts received or accrued must represent compensation for the use or forbearance of money and cannot be a charge for services; and

    2. No portion of the interest received or accrued normally can depend, in whole or in part, on the income or profits of any person.

    However, with respect to item 2, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales and, if a REIT receives any amount that would not qualify as "interest" solely because the borrower receives or accrues any amount that depends, in whole or in part, on the income or profits of any person, only a proportionate part of the amount received or accrued by the REIT will be excluded from being treated as interest. In addition, (1) if the amounts received or accrued are with respect to an obligation secured by a mortgage on real property from a borrower that derives substantially all of its gross income with respect to the property from leasing substantially all of its interests in the property to tenants and (2) the lease income received or accrued by the borrower would have qualified as "rents from real property" under the rules described above had those rents been received by the REIT, the amounts received or accrued by the REIT will qualify as "interest" to the extent the amounts received are attributable to the rents received or accrued by the borrower.

    In addition to the requirements described above, the interest we will receive or be deemed to receive with respect to our share of each PIM and MBS held by KIM, KIP, KIP II and KIP III normally will qualify as interest on obligations secured by mortgages on real property for purposes of satisfying the 75% Income Test only if:

    - with respect to those loans originally extended as construction loans, the fair market value of the land and the reasonably estimated costs of the improvements or developments, other than personal property, that secure the loan and were constructed from the proceeds of the loan, determined as of the date of the commitment to make the applicable construction loan became binding, is at least equal to the highest principal amount of the loan outstanding during the taxable year, or

    - with respect to those loans that were not originally extended as construction loans, the fair market value of the real property, determined as of the date on which the commitment to make the loan became binding, is at least equal to the highest principal amount of the loan outstanding during the taxable year. To the extent that the fair market value of the real property is less than the highest principal amount of the loan outstanding during the taxable year, only a proportionate part of the interest on that loan will be treated as qualifying income for purposes of the 75% Income Test.

    However, in the case of any MBS held by KIM, KIP, KIP II or KIP III that is a regular or residual interest in a REMIC:

    - if at least 95 percent of the assets of the REMIC are real estate assets (as described below under "Operational Requirements--Asset Tests"), all of the interest we will receive or be deemed to receive will be treated as qualifying interest for purposes of satisfying the 75% Income Test, and

    - if less than 95 percent of the assets of the REMIC are real estate assets, the amount of qualifying interest for purposes of satisfying the 75% Income Test will be determined under the rules described above as if we directly held our proportionate share of the assets of the REMIC and directly received our proportionate share of the REMIC's income.

    Our share of the income received by KIM, KIP, KIP II and KIP III with respect to their participation in the residual value, if any, from a sale or other realization of the underlying real property that secures a PIM will be treated as gain recognized on the sale of the real property securing the loan that normally will constitute qualifying income for purposes of both the 75% Income Test and the 95% Income Test if the participation right constitutes a "shared appreciation provision." A shared appreciation provision is any provision in connection with an obligation held or treated as held by us that is secured by an interest in real property and that entitles us to

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receive a specified portion of any gain realized on the sale or exchange of the real property, or gain that would be realized if the real property were sold on a specified date, or appreciation in value of the real property as of any specified date. Our share of this income will not constitute qualifying income for either the 75% Income Test or the 95% Income Test, however, if the real property securing the loan either is held primarily for sale to customers in the ordinary course of a trade or business of the borrower or would be considered to be so held if we had held the real property.

    If KIM, KIP, KIP II or KIP III were to foreclose on any real property that secures a PIM or an MBS, our share of the gross income received from that property usually would be expected to qualify as rents from real property for purposes of both gross income tests under the rules described above. If, however, the real property or any related property acquired pursuant to a foreclosure by one of these mortgage funds did not otherwise constitute qualifying gross income, we would normally elect to treat that property as "foreclosure property." "Foreclosure property" is defined for this purpose as any real property (including interests in real property) and any personal property incident to that real property, acquired by us as the result of us having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was default (or default was imminent) on an indebtedness that such property secured. Although income from foreclosure property is qualifying income under the 75% Income Test and 95% Income Test, we might be subject to tax on that income as described above under "Taxation of Our Company."

    We expect the bulk of our income to qualify under the 75% Income Test and 95% Income Test, in accordance with the requirements described above, as rents from real property, dividends and other distributions on transferable shares of beneficial interest in other qualifying REITs, interest on obligations secured by mortgages on real property and gain from the disposition of real property. In this regard, we anticipate that substantially all of the apartment leases on the five apartment buildings that will be contributed to our operating partnership upon the completion of the exchange will be for fixed rentals with annual CPI or similar adjustments and that none of the rentals under those leases will be based on the income or profits of any person. In addition, none of our tenants are expected to be Related Party Tenants and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. Finally, we anticipate that all or nearly all of the services to be performed with respect to those properties will be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of the property.

    Our share of the distributions constituting gross income that will be received by our operating partnership with respect to the GIT and GIT II Interests will qualify as dividends in part and otherwise should qualify as gain from the disposition of stock for purposes of the 95% Income Test. They will also constitute qualifying distributions for purposes of the 75% Income Test for each taxable period in which GIT and GIT II satisfy all of the requirements necessary to qualify as a REIT. See "REIT Qualification of GIT and GIT II" below. None of the interest we will receive or be deemed to receive in respect of our share of the PIMs and MBS held by KIM, KIP, KIP II and KIP III is expected to represent a charge for services rendered by us. That interest should qualify as "interest" for purposes of the 95% Income Test and the 75% Income Test either because it is computed at a fixed rate on outstanding principal or otherwise does not depend on the income or profits of the debtor, or, if the interest on any PIM that is equal to a percentage of periodic surplus cash of the borrower was treated as interest that does depend on the income or profits of the borrower, is expected to qualify as interest because substantially all of the borrower's gross income from the apartment building securing the payment of such interest is derived from leasing the apartments and those rentals would be expected to qualify as rents from real property if they had been received directly by us. In addition, most of the interest we will receive or be deemed to receive in respect of our share of the PIMs and MBS held by KIM, KIP, KIP II and KIP III is expected to qualify as interest on obligations secured by mortgages on real property for purposes of the 75% Income Test because the fair market value of the real property that secures the PIMs and MBS normally exceeds the outstanding principal balance of those loans.

    Finally, our share of income with respect to participations in residual value under the PIMs held by KIM, KIP, KIP II and KIP III generally is expected to constitute qualifying income under both the 75% Income Test and the 95% Income Test from shared appreciation provisions that will be treated as gain recognized on the sale of the underlying real property under circumstances in which that property was not held primarily for sale to customers in the ordinary course of a trade or business of the borrower and would not have been so treated if held by us. However, although it is our present expectation that the gross income we will receive or be deemed to receive will allow us to satisfy the 75% Income Test and the 95% Income Test, we can give you no assurance that the actual sources of our gross income will allow us to satisfy either or both of those tests.

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    Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

    - Our failure to meet these tests was due to reasonable cause and not due to willful neglect;

    - We attach a schedule of our income sources to our federal income tax return; and

    - Any incorrect information on the schedule is not due to fraud with intent to evade tax.

    It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in "Taxation of our Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

    OPERATIONAL REQUIREMENTS--ASSET TESTS. At the close of each quarter of our taxable year, we also must satisfy four tests, which we refer to as the Asset Tests, relating to the nature and diversification of our assets.

    - First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property such as land, buildings and other inherently permanent structures, mortgages on real property, shares or transferable certificates of beneficial interest in other qualifying REITs, property attributable to the temporary investment of new capital and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours. For this purpose, an obligation that is not fully secured by real property pursuant to the methodology described under "Operational Requirements--Gross Income Tests" with respect to interest, taking into account all senior encumbrances on the real property, will be treated as a real estate asset only to the extent of the fair market value of the real property available to secure the loan.

    - Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

    - Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

    - Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

    The Asset Tests must generally be met for any quarter in which we acquire securities or other property. We expect that upon the completion of the exchange, most of our assets will constitute real estate assets, including the apartment buildings contributed to our operating partnership, qualifying REIT shares of GIT and GIT II and our share of mortgages on real property held by KIM, KIP, KIP II and KIP III. In connection with the completion of the exchange, our operating partnership will acquire all of the stock of a corporation that will make a joint election with us to be treated as a taxable REIT subsidiary of ours. This corporation does not presently have any assets other than a nominal amount of cash and is not expected to acquire any additional assets that would cause us to violate the fourth Asset Test. We do not expect that we will own any securities that would cause us to violate the second or third Asset Tests. Based on the foregoing, we therefore expect to satisfy the Asset Tests. However, if either GIT or GIT II failed to qualify as a REIT for a year during which we were treated as owning more than 10% of the outstanding shares of beneficial interest of that trust or during which the value of the shares of beneficial interest in that trust that we were treated as owning exceeded 5% of the value of our total assets, we would not satisfy the third Asset Test and as a result we would fail to qualify as a REIT. See "REIT Qualification of GIT and GIT II" and "Failure to Qualify as a REIT" below.

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    If we meet the Asset Tests at the close of any quarter, we will not lose our
REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required and available to cure any noncompliance.

    OPERATIONAL REQUIREMENTS--ANNUAL DISTRIBUTION REQUIREMENT. In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain dividends, to our shareholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and (2) they are paid on or before the first regular dividend payment date after the declaration.

    Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to shareholders.

    In addition, if we fail to distribute during each calendar year at least the sum of:

    - 85% of our ordinary income for that year;

    - 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

    - any undistributed taxable income from prior periods;

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over amounts actually distributed during such year.

    We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to avoid income and excise taxes on undistributed income and we presently anticipate that our cash receipts will normally be sufficient to enable us to do so. However, it is possible that we may under some circumstances experience timing differences between (i) the actual receipt of income and payment of deductible expenses, and (ii) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements.

    As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of that election would be as follows:

    - We would be required to pay federal income tax on these gains;

    - Taxable U.S. shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

    - The basis of the shareholder's shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the shareholder's long-term capital gains.

    In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under accelerated methods. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

    Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current

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deductibility of fees paid to our advisor. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, we are determined to have failed to satisfy the distribution requirement for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a "deficiency dividend" to our shareholders in the later year and include that distribution in our deduction for dividends paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in those circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

    OPERATIONAL REQUIREMENTS--RECORDKEEPING. To avoid a monetary penalty we must request, on an annual basis, specified information designed to disclose the ownership of our outstanding shares. We also must maintain required records as described in applicable Treasury regulations. We intend to comply with these requirements.

    REIT QUALIFICATION OF GIT AND GIT II

    As discussed above under "Operational Requirements--Gross Income Tests" and "Operational Requirements--Asset Tests," our ability to satisfy the 75% Income Test and the Asset Tests will be dependent upon the qualification of each of GIT and GIT II as REITs. Each of GIT and GIT II has elected to be a REIT and we expect that representations will be provided in connection with these transactions that each of GIT and GIT II intend to continue to qualify for taxation as a REIT for all taxable years ending after the date of the completion of the exchange. However, we cannot assure you that either GIT or GIT II has qualified as a REIT for prior taxable years or that they will continue to so qualify. If either GIT or GIT II did not qualify as a REIT for any taxable period, it is probable that we would also fail to qualify as a REIT, which would have the effects described below under "Failure to Qualify as a REIT."

    FAILURE TO QUALIFY AS A REIT

    If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

    TAXATION OF TAXABLE U.S. SHAREHOLDERS

    For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. shareholders with respect to our Preferred Shares generally will be taxed as described below.

    DISTRIBUTIONS GENERALLY. Distributions to U.S. shareholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to holders of our Preferred Shares as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. For purposes of determining whether distributions to holders of our Preferred Shares are out of our earnings and profits, our current earnings and profits will be allocated first to our Preferred Shares and then to our common stock. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. shareholder's shares, and the amount of each distribution in excess of a U.S. shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. U.S. shareholders may not include any of our losses on their own federal income tax returns.

    We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency dividend" will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

    CAPITAL GAIN DIVIDENDS. Distributions to U.S. shareholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. shareholder has held his stock. We will generally designate our capital gain dividends as either 20% or 25% rate distributions with respect to

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non-corporate U.S. shareholders, or, to the extent we meet certain holding period requirements, as distributions at a preferential tax rate. A corporate U.S. shareholder, however, might be required to treat up to 20% of some capital gain dividends as ordinary income. See "Operational Requirements--Annual Distribution Requirement" for the treatment by U.S. shareholders of net long-term capital gains that we elect to retain and pay tax on.

    PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS. Our distributions and any gain you realize from a disposition of our Preferred Shares will not be treated as passive activity income, and shareholders may not be able to utilize any of their "passive losses" to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain dividends generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect. In such case those capital gains will be taxed as ordinary income.

    CERTAIN DISPOSITIONS OF OUR PREFERRED SHARES. In general, any gain or loss realized upon a taxable disposition of our Preferred Shares by a U.S. shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. shareholder has included in income any capital gains dividends with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains dividends included in income with respect to the shares, will be treated as long-term capital loss.

    INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR U.S. SHAREHOLDERS. We will report to U.S. shareholders of our Preferred Shares and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. shareholders may be subject to backup withholding on payments made with respect to, or proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the shareholder:

    - Fails to furnish its taxpayer identification number (which, for an individual, would be his or her Social Security number);

    - Furnishes an incorrect taxpayer identification number;

    - Is notified by the Internal Revenue Service that the shareholder has failed properly to report payments of interest or dividends; or

    - Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the Internal Revenue Service that the shareholder is no longer subject to backup withholding for failure to report those payments.

    Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. shareholder will be allowed as a credit against the U.S. shareholder's United States federal income tax liability and may entitle the U.S. shareholder to a refund. If the required information is furnished to the Internal Revenue Service. U.S. shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

    TREATMENT OF TAX-EXEMPT U.S. SHAREHOLDERS

    Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any "unrelated business taxable income," which we refer to as UBTI, as defined in the Code. The Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by our operating partnership or its Subsidiary Entities in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as dividends to a tax-exempt U.S.

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shareholder of our Preferred Shares. A tax-exempt entity that incurs indebtedness to finance a purchase of our Preferred Shares offered for cash pursuant to the offer, however, will be subject to UBTI under the debt-financed income rules. In addition, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally will require them to treat dividend distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

    In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10 percent by value of our shares may be required to treat a specified percentage of our dividends as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely held restriction (see "Requirements for Qualification as a REIT--Organizational Requirements") and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts.

    SPECIAL TAX CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS

    The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders that hold our Preferred Shares, which we refer to collectively as Non-U.S. shareholders, are complex. The following discussion is intended only as a summary of these rules. Non-U.S. shareholders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our Preferred Shares, including any reporting requirements. They should also consider the tax treatment of the investment under the tax laws of their home country.

    INCOME EFFECTIVELY CONNECTED WITH A UNITED STATES TRADE OR BUSINESS. In general, Non-U.S. shareholders will be subject to regular United States federal income taxation with respect to their investment in our Preferred Shares if the income derived from such investment is treated as effectively connected with the Non-U.S. shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to a branch profits tax under the Code, which is payable in addition to the regular United States federal corporate income tax.

    The following discussion will apply to Non-U.S. shareholders whose income derived from ownership of our Preferred Shares is deemed to be not effectively connected with a United States trade or business.

    DISTRIBUTIONS NOT ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST. A distribution to a Non-U.S. shareholder that is not attributable to gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a United States federal income withholding tax equal to 30% of the gross amount of the distribution unless this tax is reduced or eliminated by the provisions of an applicable tax treaty. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a Non-U.S. shareholder's basis in our Preferred Shares, but not below zero, and then as gain from the disposition of those shares. This tax treatment is described under the rules discussed below with respect to sales of shares.

    We normally intend to withhold United States income tax on these ordinary dividends at the rate of 30% on the gross amount of any distribution paid to a Non-U.S. shareholder, unless the shareholder provides us with an Internal Revenue Service Form W-8BEN evidencing eligibility for a reduced treaty rate or an Internal Revenue Service Form W-8ECI claiming that such distribution constitutes effectively connected income.

    DISTRIBUTIONS ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST. Distributions to a Non-U.S. shareholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. shareholder under Code provisions enacted by the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA. Under FIRPTA, these distributions are taxed to a Non-U.S. shareholder as if the distributions were gains effectively connected with a United States trade or business. Accordingly, a Non-U.S. shareholder will be taxed at the normal capital gain rates applicable to

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a U.S. shareholder, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty reduction or exemption.

    WITHHOLDING OBLIGATIONS WITH RESPECT TO DISTRIBUTIONS TO NON-U.S. SHAREHOLDERS. Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to Non-U.S. shareholders, and remit to the Internal Revenue
Service:

    - 35% of designated capital gain dividends or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends; and

    - 30% of ordinary dividends paid out of our earnings and profits.

    In addition, if we designate prior distributions as capital gain dividends, later distributions, up to the amount of the prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a Non-U.S. shareholder exceeds the shareholder's United States tax liability with respect to that distribution, the Non-U.S. shareholder may file a claim with the Internal Revenue Service for a refund of the excess.

    SALE OF OUR PREFERRED SHARES BY A NON-U.S. SHAREHOLDER. A sale of our Preferred Shares by a Non-U.S. shareholder normally will not be subject to United States federal income taxation unless our Preferred Shares constitute a "United States real property interest" within the meaning of FIRPTA or the gain from the sale is effectively connected with the conduct of a United States trade or business of the Non-U.S. shareholder. Our Preferred Shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by foreign persons, as defined for purposes of the Code. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our Preferred Shares should not be subject to taxation under FIRPTA. However, we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, a Non-U.S. shareholder's sale of our Preferred Shares would not be subject to tax under FIRPTA as a sale of a United States real property interest if:

    - Our Preferred Shares were "regularly traded" on an established securities market within the meaning of applicable Treasury regulations; and

    - The Non-U.S. shareholder did not actually, or constructively under specified attribution rules under the Code, own more than 5% of our Preferred Shares at any time during the shorter of the five-year period preceding the disposition or the holder's holding period.

    While our Preferred Shares are listed for trading on the American Stock Exchange, they will be considered to be regularly traded on an established securities market for any calendar quarter during which they are regularly quoted by brokers or dealers that hold themselves out to buy or sell our Preferred Shares at a quoted price. Consequently, a sale of our Preferred Shares normally should not be subject to taxation under FIRPTA in the case of Non-U.S. shareholders owning 5% or less of our Preferred Shares, even if we do not qualify as a domestically controlled REIT.

    If a gain on the sale of our Preferred Shares were subject to taxation under FIRPTA, a Non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of Preferred Shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty exemption. Under FIRPTA, a purchaser of our Preferred Shares from a Non-U.S. shareholder may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

    Even if not subject to FIRPTA, capital gains will be taxable to a Non-U.S. shareholder if the Non-U.S. shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

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    INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR NON-U.S.
SHAREHOLDERS. Non-U.S. shareholders of our Preferred Shares should consult their tax advisors with regard to United States information reporting and backup withholding requirements under the Code.

    STATEMENT OF STOCK OWNERSHIP

    We are required to demand annual written statements from the record holders of designated percentages of our Preferred Shares disclosing the actual owners of the Preferred Shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the Preferred Shares is required to include specified information relating to those shares in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our Preferred Shares and a list of those persons failing or refusing to comply with our demand.

    STATE AND LOCAL TAXATION

    We and any entities in which we own a direct or indirect interest may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of us, our operating partnership and the Subsidiary Entities and the tax treatment of the holders of our Preferred Shares in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our Preferred Shares.

    FEDERAL INCOME TAX ASPECTS OF OUR OPERATING PARTNERSHIP AND THE SUBSIDIARY
     ENTITIES

    The following discussion summarizes some material federal income tax considerations applicable to our investment in our operating partnership and our indirect investment in the Subsidiary Entities. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

    CLASSIFICATION AS PARTNERSHIPS. We will be entitled to include in our income our distributive share of the income and to deduct our distributive share of the losses of our operating partnership, including the operating partnership's distributive share of the income and losses of the Subsidiary Entities, only if the operating partnership and each Subsidiary Entity is classified for federal tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. Under applicable Treasury regulations, an unincorporated domestic entity with at least two members that was formed on or after January 1, 1997 may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it usually will be treated as a partnership for federal tax purposes. An unincorporated domestic entity with at least two members that was formed prior to January 1, 1997 was treated as a partnership for federal tax purposes only if it had no more than two of the four corporate characteristics that Treasury regulations applicable at such time used to distinguish a partnership from a corporation. Unless one of the Subsidiary Entities formed prior to January 1, 1997 elects otherwise, the classification claimed by the entity prior to January 1, 1997 will continue for periods after January 1, 1997, and that classification will be respected for all prior periods if (1) the entity had a reasonable basis for the classification, (2) the organization and all members of the organization recognized the federal tax consequences of any change in the entity's classification within the 60 months prior to January 1, 1997 and (3) neither the entity nor any member was notified in writing on or before May 8, 1996 that the classification of the entity was under examination.

    Our operating partnership intends to be classified as a partnership for federal tax purposes and will not elect to be treated as an association taxable as a corporation. Any Subsidiary Entities with two or more members formed on or after January 1, 1997 are or will be organized as domestic entities. We do not intend that any of those entities either will elect to be treated as associations taxable as corporations or will be treated as corporations under the rules described below. Finally, those Subsidiary Entities interests in which will be acquired by our operating partnership upon consummation of the exchange that were formed prior to January 1, 1997 have claimed partnership classification and it is our understanding that none of those entities either will elect to be treated as associations taxable as corporations or otherwise should be treated as corporations under the rules described below.

    Even though our operating partnership will not elect to be treated as an association for federal tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded

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partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent of a secondary market. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of the partnership's gross income for each taxable year consists of "qualifying income" under section 7704(d) of the Code. With some exceptions, qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test described above under "Requirements for Qualification as a REIT--Operational Requirements--Gross Income Tests." We refer to this as the Passive Income Exception.

    Under applicable Treasury regulations, which we refer to as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Under one of those safe harbors, which we refer to as the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if:

    - all interests in the partnership were issued in transactions that were not required to be registered under the Securities Act of 1933, as amended, and

    - the partnership does not have more than 100 partners at any time during the partnership's taxable year.

    In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Upon the completion of the exchange, our operating partnership will qualify for the Private Placement Exclusion. However, even if our operating partnership were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, our operating partnership should not be treated as a corporation because it should be eligible for the Passive Income Exception described above.

    Our operating partnership or a specified portion of our operating partnership also will be taxed as a corporation if our operating partnership or that portion is deemed to be a "taxable mortgage pool." With some exceptions, a taxable mortgage pool is any entity or portion of an entity:

    1. substantially all of the assets of which consists of debt obligations (or interests therein) and more than 50 percent of those debt obligations (or interests) consist of real estate mortgages (or interests therein);

    2.  that is the obligor under debt obligations with two or more maturities;
       and

    3. with respect to which the payments on the debt obligations in item 2 bear a relationship to payments on the debt obligations (or interests) in item 1.

    For purposes of item 1, the operating partnership would treat its adjusted tax basis in each Subsidiary Entity and in each of GIT and GIT II as having the same relative asset composition as the assets actually owned by those entities and if less than 80 percent of the tax bases of the assets of the operating partnership or any applicable portion of the operating partnership consist of debt obligations, the operating partnership or that portion, as applicable, will not be a taxable mortgage pool. For purposes of item 3, payments made on debt obligations that are liabilities will be treated as bearing a relationship to payments received on debt obligations that are assets if under the terms of the liability or an underlying arrangement the timing and amount of payments on the liability obligations are in large part determined by the timing and amount of the payments or projected payments on the asset obligations. Upon completion of the exchange, we expect the debt obligations of our operating partnership initially to consist primarily of existing nonrecourse indebtedness secured by the real properties to be contributed to our operating partnership. Payments on these debt obligations do not bear a relationship to the payments on our operating partnership's share of the debt obligations that are assets of the mortgage funds. In addition, we presently expect that less than 80 percent of the tax bases of the operating partnership's assets will consist of debt obligations. However, to the extent that the operating partnership obtains additional financing, we intend to structure that indebtedness in a manner so that one or more of the above requirements for treatment as a taxable mortgage pool is not satisfied with respect to an applicable portion of the operating partnership.

    We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that our operating partnership will be classified as a partnership for federal income tax purposes. As described above under "REIT Qualification," Paul, Weiss, Rifkind, Wharton & Garrison has delivered an opinion to us, based on existing

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law and conditioned on factual assumptions and representations and subject to specified limitations and qualifications that our operating partnership has been and will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service or the courts, and we can give you no assurance that the Internal Revenue Service will not challenge the status of our operating partnership as a partnership for federal tax purposes. If a challenge were successful, our operating partnership would be treated as a corporation for federal income tax purposes, as described below.

    If for any reason our operating partnership or a portion of our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See "Requirements for Qualification as a REIT--Operational Requirements--Gross Income Tests" and "Requirements for Qualification as a REIT--Operational Requirements--Asset Tests." In addition, any change in the operating partnership's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership's taxable income.

    PARTNERS, NOT PARTNERSHIP, SUBJECT TO TAX. A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of the operating partnership's income, gains, losses, deductions, and credits for any taxable year of the operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

    PARTNERSHIP ALLOCATIONS. Although a partnership agreement normally determines the allocation of income and losses among partners, those allocations will be disregarded for federal income tax purposes if they do not comply with the provisions of section 704(b) of the Code and the Treasury regulations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to that item. Our operating partnership's allocations of taxable income and loss under its partnership agreement are intended to comply with the requirements of section 704(b) of the Code and the Treasury regulations.

    TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTIES.  Under
section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution. Under applicable Treasury regulations, partnerships are required to use a "reasonable method" for allocating items subject to section 704(c) of the Code and several reasonable allocation methods are described in the Code. Under the operating partnership agreement, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes

    BASIS IN PARTNERSHIP INTEREST. The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to:

    - the amount of cash and the basis of any other property contributed to the operating partnership by us,

    - increased by (1) our allocable share of the operating partnership's income and (2) our allocable share of indebtedness of the operating partnership, and

    - reduced, but not below zero, by (1) our allocable share of the operating partnership's loss and (2) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the operating partnership.

    If the allocation of our distributive share of our operating partnership's loss would reduce the adjusted tax basis of our partnership interest in the operating partnership below zero, the recognition of the loss will be

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deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of the operating partnership's liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of that distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the operating partnership had been held at that time for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

    DEPRECIATION DEDUCTIONS AVAILABLE TO OUR OPERATING PARTNERSHIP. Our operating partnership expects to use a portion of the distributions it receives upon payoff of the loan assets held by the mortgage funds, as well as excess funds from operations and borrowings, to acquire additional interests in real properties. To the extent that our operating partnership acquires properties for cash, the operating partnership's initial basis in those properties for federal income tax purposes generally will be equal to the purchase price paid by the operating partnership. For federal income tax purposes, the operating partnership plans to depreciate the depreciable properties it purchases under accelerated methods of depreciation. To the extent that our operating partnership acquires properties in exchange for operating partnership units, our operating partnership's initial basis in each of those properties for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate those depreciable properties for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

    SALE OF OUR OPERATING PARTNERSHIP'S PROPERTY. Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by the operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of the operating partnership's trade or business will be treated as income from a prohibited transaction that would be subject to a 100% penalty tax. We, however, do not presently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our business or the operating partnership's trade or business.

                              PLAN OF DISTRIBUTION

    Concurrently with our offer to exchange Preferred Shares for Interests, we are offering to sell a maximum of 1,000,000 Preferred Shares at a cash price of $25.00 per share. Our cash offer is contingent on the completion of our offer to exchange Preferred Shares for Interests and the availability of Preferred Shares after our acceptance of Interests in exchange for Preferred Shares. Although it is our expectation to sell our Preferred Shares only to holders of Interests, we may decide to sell Preferred Shares to other persons for cash in our cash offer. This will only be the case if we believe there will not be a sufficient number of holders of Interests who desire to exchange Interests for Preferred Shares or purchase Preferred Shares for cash so as to enable us to issue all 4,325,000 Preferred Shares to holders of Interests.

    We have retained Georgeson Shareholder Communications Inc. and Georgeson Shareholder Securities Corporation (together, Georgeson) as information agent and dealer manager in connection with the offer to exchange Interests for Preferred Shares and the cash offer. For information relating to the compensation and indemnification agreements we have made with Georgeson in connection with its services, see "The Offer to Exchange Preferred Shares for Interests--Fees and Expenses."

    Georgeson Shareholder Securities Corporation will act as an agent on our behalf in soliciting Interests and facilitating the sale of our Preferred Shares. Georgeson has no commitment or obligation to purchase any of the Preferred Shares or otherwise to act as an underwriter in connection with the sale of the Preferred Shares.

                                    EXPERTS

    The financial statement of Berkshire Income Realty, Inc. at August 12, 2002 and the financial statements and financial statement schedules of Berkshire Income Realty Predecessor Group, Krupp Government Income Trust, Krupp Government Income Trust II, Krupp Insured Mortgage Limited Partnership, Krupp Insured Plus Limited Partnership, Krupp Insured Plus II Limited Partnership and Krupp Insured Plus III Limited Partnership, as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in this prospectus and registration statement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of this firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    The legality of the Preferred Shares that we are offering will be passed upon for Berkshire Income Realty, Inc. by Ballard Spahr Andrews & Ingersoll, LLP. The statements relating to federal income tax matters under the caption "Federal Income Tax Considerations" have been reviewed by and the qualification of Berkshire Income Realty, Inc. as a REIT for federal income tax purposes and the partnership status of Berkshire Income Realty-OP, L.P. for federal income tax purposes has been passed upon by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                      WHERE YOU CAN FIND MORE INFORMATION
                        ABOUT US AND THE MORTGAGE FUNDS

    We have filed a registration statement with the SEC (of which this prospectus forms a part) on Form S-11 under the Securities Act of 1933 with respect to the securities offered in this prospectus. This prospectus does not contain all the information provided in the registration statement, including exhibits and schedules related thereto filed with the SEC. For further information regarding us and the Preferred Shares that we are offering, you should review the registration statement and such exhibits and schedules.

    Each of the mortgage funds currently is, and following this offering we will be, subject to the informational requirements of the Securities Exchange Act of 1934 and as such are required to file reports and other information with the SEC. Reports, proxy statements and other information filed by us or the mortgage funds with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, following this offer, reports, proxy statements and other information concerning us can be inspected at the offices of the American Stock Exchange, 86 Trinity Place@Thames, New York, New York 10006-1872. You may also access the above information electronically on the SEC's web site, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is http://www.sec.gov.

      INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES AND
                               SUPPLEMENTARY DATA
                         BERKSHIRE INCOME REALTY, INC.

Report of Independent Accountants...........................                  F-5

Balance Sheet at August 12, 2002............................                  F-6

Notes to Balance Sheet......................................                  F-7

                    BERKSHIRE INCOME REALTY PREDECESSOR GROUP

Report of Independent Accountants...........................                  F-8

Combined Financial Statements:

Combined Balance Sheets at December 31, 2001 and 2000 and
  (unaudited) as of June 30, 2002...........................                  F-9

Combined Statements of Operations for the Years Ended
  December 31, 2001, 2000 and 1999 and (Unaudited) for the
  Six Months Ended June 30, 2002 and June 30, 2001..........                 F-10

Combined Statements of Changes in Owners' Equity for the
  Years Ended December 31, 2001, 2000 and 1999 and
  (Unaudited) for the Six Months Ended June 30, 2002........                 F-11

Combined Statements of Cash Flows for the Years Ended
  December 31, 2001, 2000 and 1999 and (Unaudited) for the
  Six Months Ended June 30, 2002 and June 30, 2001..........                 F-12

Notes to Combined Financial Statements......................            F-13-F-17

Schedule III--Real Estate and Accumulated Depreciation at
  December 31, 2001.........................................                 F-18

                          KRUPP GOVERNMENT INCOME TRUST

Report of Independent Accountants...........................                 F-19

Balance Sheets at December 31, 2001 and 2000................                 F-20

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-21

Statements of Changes in Shareholders' Equity for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-22

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999.......................................                 F-23

Notes to Financial Statements...............................            F-24-F-31

Schedule II--Valuation and Qualifying Accounts..............                 F-32

Supplementary Data--Selected Quarterly Financial Data
  (Unaudited)...............................................                 F-33

Balance Sheets at June 30, 2002 and December 31, 2001
  (Unaudited)...............................................                 F-34

Statements of Income and Comprehensive Income for the Three
  and Six Months Ended June 30, 2002 and 2001 (Unaudited)...                 F-35

Statements of Cash Flows for the Six Months Ended June 30,
  2002 and 2001 (Unaudited).................................                 F-36

Notes to Financial Statements (Unaudited)...................            F-37-F-38

                        KRUPP GOVERNMENT INCOME TRUST II

Report of Independent Accountants...........................                 F-39

Balance Sheets at December 31, 2001 and 2000................                 F-40

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-41

Statements of Changes in Shareholders' Equity for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-42

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999.......................................                 F-43

Notes to Financial Statements...............................            F-44-F-51

Schedule II--Valuation and Qualifying Accounts..............                 F-52

Supplementary Data--Selected Quarterly Financial Data
  (Unaudited)...............................................                 F-53

Balance Sheets at June 30, 2002 and December 31, 2001
  (Unaudited)...............................................                 F-54

Statements of Income and Comprehensive Income for the Three
  and Six Months Ended June 30, 2002 and 2001 (Unaudited)...                 F-55

Statements of Cash Flows for the Six Months Ended June 30,
  2002 and 2001 (Unaudited).................................                 F-56

Notes to Financial Statements (Unaudited)...................                 F-57

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

Report of Independent Accountants...........................                 F-58

Balance Sheets at December 31, 2001 and 2000................                 F-59

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-60

Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-61

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999.......................................                 F-62

Notes to Financial Statements...............................            F-63-F-69

Balance Sheets at June 30, 2002 and December 31, 2001
  (Unaudited)...............................................                 F-70

Statements of Income and Comprehensive Income for the Three
  and Six Months Ended June 30, 2002 and 2001 (Unaudited)...                 F-71

Statements of Cash Flows for the Six Months Ended June 30,
  2002 and 2001 (Unaudited).................................                 F-72

Notes to Financial Statements (Unaudited)...................                 F-73

    All schedules are omitted as they are not applicable or not required, or the information is provided in the financial statements or the related notes.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

Report of Independent Accountants...........................                 F-74

Balance Sheets at December 31, 2001 and 2000................                 F-75

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-76

Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-77

Statements of Cash Flows for the Years Ended December 31,
  2001, and 1999............................................                 F-78

Notes to Financial Statements...............................            F-79-F-84

Balance Sheets at June 30, 2002 and December 31, 2001
  (Unaudited)...............................................                 F-85

Statements of Income and Comprehensive Income for the Three
  and Six Months Ended June 30, 2002 and 2001 (Unaudited)...                 F-86

Statements of Cash Flows for the Six Months Ended June 30,
  2002 and 2001 (Unaudited).................................                 F-87

Notes to Financial Statements (Unaudited)...................                 F-88

    All schedules are omitted as they are not applicable or not required, or the information is provided in the financial statements or the related notes.

                    KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

Report of Independent Accountants...........................                 F-89

Balance Sheets at December 31, 2001 and 2000................                 F-90

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-91

Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999....................                 F-92

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999.......................................                 F-93

Notes to Financial Statements...............................            F-94-F-99

Balance Sheets at June 30, 2002 and December 31, 2001
  (Unaudited)...............................................                F-100

Statements of Income and Comprehensive Income for the Three
  and Six Months Ended June 30, 2002 and 2001 (Unaudited)...                F-101

Statements of Cash Flows for the Six Months Ended June 30,
  2002 and 2001 (Unaudited).................................                F-102

Notes to Financial Statements (Unaudited)...................                F-103

    All schedules are omitted as they are not applicable or not required, or the information is provided in the financial statements or the related notes.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

Report of Independent Accountants...........................                F-104

Balance Sheets at December 31, 2001 and 2000................                F-105

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999....................                F-106

Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999....................                F-107

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999.......................................                F-108

Notes to Financial Statements...............................          F-109-F-114

Balance Sheets at June 30, 2002 and December 31, 2001
  (Unaudited)...............................................                F-115

Statements of Income and Comprehensive Income for the Three
  and Six Months Ended June 30, 2002 and 2001 (Unaudited)...                F-116

Statements of Cash Flows for the Six Months Ended June 30,
  2002 and 2001 (Unaudited).................................                F-117

Notes to Financial Statements (Unaudited)...................                F-118

    All schedules are omitted as they are not applicable or not required, or the information is provided in the financial statements or the related notes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
Berkshire Income Realty, Inc.

    In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Berkshire Income Realty, Inc. (the "Company") at August 12, 2002 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
August 12, 2002

                         BERKSHIRE INCOME REALTY, INC.
                                 BALANCE SHEET
                               AT AUGUST 12, 2002

                                ASSETS

Assets:

  Cash......................................................    $100
                                                                ----

    Total assets............................................    $100
                                                                ====

                 LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:................................................    $ --

Stockholder's Equity:

  Preferred stock, liquidation preference $25.00 per share,
    5,000,000 shares authorized,
    0 shares issued and outstanding.........................      --

  Class A common stock, $.01 par value, 5,000,000 shares
    authorized,
    0 shares issued and outstanding.........................      --

  Class B common stock, $.01 par value, 5,000,000 shares
    authorized,
    100 shares issued and outstanding.......................       1

  Additional paid in capital................................      99
                                                                ----

    Total liabilities and stockholder's equity..............    $100
                                                                ====

       The accompanying notes are an integral part of this balance sheet.

                         BERKSHIRE INCOME REALTY, INC.
                             NOTES TO BALANCE SHEET

1. ORGANIZATION AND FORMATION

    Berkshire Income Realty, Inc. (the "Company"), a Maryland corporation, was organized on July 19, 2002. The Company intends to acquire, own and operate multi-family residential properties. The Company has no operating history to date.

    The Company has filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the offering (the "Offering") to exchange Series A Preferred Shares ("Preferred Shares") of the Company for interests ("Interests") in the following six mortgage funds: Krupp Government Income Trust, Krupp Government Income Trust II, Krupp Insured Mortgage Limited Partnership, Krupp Insured Plus Limited Partnership, Krupp Insured Plus II Limited Partnership, Krupp Insured Plus III Limited Partnership (collectively, the "Mortgage Funds"). For each Interest in the Mortgage Funds that is validly tendered and not withdrawn in the Offering, the Company will exchange its Preferred Shares based on an exchange ratio applicable to each Mortgage Fund. Concurrently with the Offering, the Company is also offering to sell its Preferred Shares for $25 per share.

    Upon completion of the Offering, KRF Company, LLC (the "KRF"), an affiliate of the Company, will contribute its ownership interests in five multi-family residential properties (the "Properties") to Berkshire Income Realty-OP, L.P. (the "Operating Partnership") in exchange for common limited partner interests in the Operating Partnership. Prior to the Offering, KRF contributed $100 in exchange for 100 shares of common stock of the Company. Concurrent with the completion of the Offering, KRF will contribute cash to the Company in exchange for common stock of the Company in an amount equal to 1% of the fair value of the total net assets of the Operating Partnership. The Company's wholly owned subsidiary, BIR GP, L.L.C., will acquire the sole general partnership interest in the Operating Partnership. The Company will contribute the Interests tendered in the Offering to the Operating Partnership in exchange for preferred limited partnership interests in the Operating Partnership.

    The Preferred Shares will entitle holders to receive cumulative cash distributions, accruing from the date of original issuance and payable quarterly in arrears, commencing on February 15, 2003. The cash distributions will be preferential to distributions made to the holders of common stock and common limited partner interests in the Operating Partnership. The Company will have the right to redeem the Preferred Shares for $25 per share, plus accumulated and unpaid distributions, at any time after February 15, 2008.

2. INCOME TAXES

    Upon completion of the Offering, The Company intends to make an election to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code. As a REIT, the Company generally will not be subject to Federal income taxes if it distributes at least 95% of its REIT taxable income to its shareholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to state and local taxes on its income and property and to Federal income and excise taxes on its undistributed income.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners and Members of
Berkshire Income Realty Predecessor Group

    In our opinion, the combined financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Berkshire Income Realty Predecessor Group (the "Predecessor") at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 12, 2002

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP
                            COMBINED BALANCE SHEETS

                                                               JUNE 30,        DECEMBER 31,
                                                              -----------   -------------------
                                                                 2002         2001       2000
                                                              -----------   --------   --------
                                                              (UNAUDITED)
                                                                       (IN THOUSANDS)
                           ASSETS

Multi-family apartment communities, net of accumulated
  depreciation of $84,934, $82,719 and $77,968,
  respectively..............................................    $86,623     $87,648    $57,104

Cash and cash equivalents...................................      6,678       3,990      7,899

Cash restricted for tenant security deposits................        764         811        617

Replacement reserve escrow..................................        101           5      2,220

Prepaid expenses and other assets...........................      2,392       1,834      2,128

Accounts receivable affiliates..............................         63       1,738         --

Deferred expenses, net of accumulated amortization of $73,
  $171 and $105, respectively...............................        649         587        393
                                                                -------     -------    -------

  Total assets..............................................    $97,270     $96,613    $70,361
                                                                =======     =======    =======

          LIABILITIES AND OWNERS' EQUITY (DEFICIT)

Liabilities:

Mortgage notes payable......................................    $90,167     $76,799    $72,568

Accrued participating note interest, net of discount of
  $2,026 at December 31, 2000...............................         --          --      1,650

Accrued expenses and other liabilities......................      1,326       1,041      5,531

Tenant security deposits....................................        858         802        732
                                                                -------     -------    -------

  Total liabilities.........................................     92,351      78,642     80,481

Minority interest...........................................         --         619      1,385

Owners' equity (deficit)....................................      4,919      17,352    (11,505)
                                                                -------     -------    -------

  Total liabilities and owners' equity (deficit)............    $97,270     $96,613    $70,361
                                                                =======     =======    =======

    The accompanying notes are an integral part of these combined financial statements.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP
                       COMBINED STATEMENTS OF OPERATIONS

                                                  SIX MONTHS ENDED JUNE 30,      YEARS ENDED DECEMBER 31,
                                                  -------------------------   ------------------------------
                                                     2002          2001         2001       2000       1999
                                                  -----------   -----------   --------   --------   --------
                                                  (UNAUDITED)   (UNAUDITED)
                                                                        (IN THOUSANDS)
Revenue:
  Rental........................................   $ 11,672      $ 11,333     $ 23,056   $ 21,869   $ 20,912
  Interest......................................         70           178          533        601        232
  Other.........................................        661           465          982        678        616
                                                   --------      --------     --------   --------   --------
    Total revenue...............................     12,403        11,976       24,571     23,148     21,760

Expenses:
  Operating.....................................      2,680         2,887        5,158      5,365      4,962
  Maintenance...................................        900           898        1,944      1,797      1,700
  Real estate taxes.............................        878           821        1,679      1,674      1,545
  General and administrative....................        324           384          657        714        616
  Management fees...............................        877           648        1,288      1,275        992
  Depreciation..................................      2,215         2,826        4,751      5,011      5,700
  Interest......................................      1,586         3,020        5,682      7,204      6,202
  Participating note interest...................         --         3,462        6,591      1,013        638
                                                   --------      --------     --------   --------   --------
    Total expenses..............................      9,460        14,946       27,750     24,053     22,355

Income (loss) before minority interest and
  extraordinary loss from early extinguishment
  of debt.......................................      2,943        (2,970)      (3,179)      (905)      (595)

Minority interest...............................     (1,436)          114          228        517         --
                                                   --------      --------     --------   --------   --------

Income (loss) before extraordinary loss from
  early extinguishment of debt..................      1,507        (2,856)      (2,951)      (388)      (595)

Extraordinary loss from early extinguishment of
  debt..........................................       (883)           --         (713)      (476)        --
                                                   --------      --------     --------   --------   --------
Net income (loss)...............................   $    624      $ (2,856)    $ (3,664)  $   (864)  $   (595)
                                                   ========      ========     ========   ========   ========

    The accompanying notes are an integral part of these combined financial statements.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP
           COMBINED STATEMENTS OF CHANGES IN OWNERS' EQUITY (DEFICIT)

                                                              COMBINED
                                                              --------
Balance at December 31, 1999................................  $(19,250)

Net loss....................................................      (864)
Contributions...............................................     8,609
                                                              --------
Balance at December 31, 2000................................   (11,505)

Net loss....................................................    (3,664)
Distributions...............................................    (5,462)
Contributions...............................................    37,983
                                                              --------
Balance at December 31, 2001................................    17,352

Net income (Unaudited)......................................       624
Distributions (Unaudited)...................................   (13,057)
                                                              --------
Balance at June 30, 2002 (Unaudited)........................  $  4,919
                                                              ========

    The accompanying notes are an integral part of these combined financial statements.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP
                       COMBINED STATEMENTS OF CASH FLOWS

                                                   SIX MONTHS ENDED JUNE 30,      YEARS ENDED DECEMBER 31,
                                                   -------------------------   ------------------------------
                                                      2002          2001         2001       2000       1999
                                                   -----------   -----------   --------   --------   --------
                                                   (UNAUDITED)   (UNAUDITED)
                                                                         (IN THOUSANDS)
Cash flows from operating activities:
Net income (loss)................................    $   624       $(2,856)    $ (3,664)  $   (864)  $  (595)
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating
  activities:
  Amortization of deferred financing costs.......         44            47          126        134        80
  Non-cash portion of extraordinary loss from
    early extinguishment of debt.................        273            --          713        180        --
  Depreciation...................................      2,215         2,826        4,751      5,011     5,700
  Minority interest..............................      1,436          (114)        (228)      (517)       --
  Increase (decrease) in cash attributable to
    changes in assets and liabilities:
    Tenant security deposits, net................         46           (10)        (124)       (17)      (18)
    Prepaid expenses and other assets............      1,180        (2,078)         294        869        81
    Accounts receivable affiliates...............        (63)         (455)      (1,738)        --        --
    Accrued participating note interest..........         --         3,462       (1,650)     1,013       638
    Accrued expenses and other liabilities.......        343          (344)      (4,488)       783       442
                                                     -------       -------     --------   --------   -------
Net cash provided by (used in) operating
  activities.....................................      6,098           478       (6,008)     6,592     6,328
                                                     -------       -------     --------   --------   -------

Cash flows from investing activities:
Capital improvements.............................     (1,190)         (701)        (732)    (2,959)   (2,190)
Acquisition of real estate/limited partnership
  interests......................................         --            --      (34,563)   (19,631)       --
Replacement reserve escrow.......................        (95)        1,467        2,214     (1,442)     (268)
                                                     -------       -------     --------   --------   -------
Net cash provided by (used in) investing
  activities.....................................     (1,285)          766      (33,081)   (24,032)   (2,458)
                                                     -------       -------     --------   --------   -------

Cash flows from financing activities:
Borrowings on mortgage notes payable.............     49,580            --       32,500     36,207        --
Principal payments on mortgage notes payable.....    (36,212)         (367)     (28,269)   (21,257)     (937)
Deferred financing costs.........................       (379)          (89)      (1,034)        --      (519)
Contributions from owners........................         --           644       37,983      8,609        --
Distributions to owners..........................    (13,057)       (5,462)      (5,462)        --    (1,893)
Cash distributions to minority interest..........     (2,057)           --         (538)        --        --
                                                     -------       -------     --------   --------   -------
Net cash provided by (used in) financing
  activities.....................................     (2,125)       (5,274)      35,180     23,559    (3,349)
                                                     -------       -------     --------   --------   -------

Net increase (decrease) in cash and cash
  equivalents....................................      2,688        (4,030)      (3,909)     6,119       521
Cash and cash equivalents at beginning of
  period.........................................      3,990         7,899        7,899      1,780     1,259
                                                     -------       -------     --------   --------   -------
Cash and cash equivalents at end of period.......    $ 6,678       $ 3,869     $  3,990   $  7,899   $ 1,780
                                                     =======       =======     ========   ========   =======

    The accompanying notes are an integral part of these combined financial statements.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)
                         ------------------------------

1.  ORGANIZATION AND BASIS OF PRESENTATION

    KRF Company L.L.C., an affiliate of the Berkshire Group and controlled by Douglas and George Krupp, through its subsidiaries KRF3 Acquisition Company, L.L.C. and KR5 Acquisition, L.L.C. ("KRF"), at June 30, 2002 and December 31, 2001 has controlling interests in five multifamily apartment communities consisting of 2,539 units (the "Properties") as follows:

DESCRIPTION                                              LOCATION           UNITS
-----------                                       ----------------------   --------
Century.........................................  Cockeysville, Maryland      468

Dorsey's Forge..................................  Columbia, Maryland          251

Hannibal Grove..................................  Columbia, Maryland          316

Seasons of Laurel...............................  Laurel, Maryland          1,088

Walden Pond.....................................  Houston, Texas              416

    KRF acquired the Properties during 2000 and 2001 through the acquisition of limited partner units from certain affiliates of the Berkshire Group also controlled by George and Douglas Krupp (See Note 3) namely, Krupp Realty Limited Partnership--V (Century), Krupp Realty Fund, Ltd.--III (Dorsey's Forge and Hannibal Grove), Maryland Associates Limited Partnership (Seasons of Laurel) and Krupp Realty Fund, Ltd.--IV (Walden Pond); (collectively, the "Affiliates").

    The activities of the Properties held by KRF and the Affiliates, the owners of the Properties, are collectively referred to as the Berkshire Income Realty Predecessor Group or the "Predecessor".

    The accompanying financial statements have been presented on a combined basis because KRF and the Affiliates are under common management and control and because KRF and the Properties are expected to be the subject of a business combination with Berkshire Income Realty, Inc. which was formed in 2002 and is expected to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

    Due to the affiliation of the Predecessor, these financial statements have been presented as a reorganization of entities under common control which is similar to the accounting for a pooling of interests. The acquisition or transfer of the various Predecessor interests has been accounted for at historical cost. The acquisition of limited partner interests in the Affiliates has been accounted for using purchase accounting based on the cash paid for the interests, resulting in an incremental increase in the basis of the Predecessor's real estate.

    During 2000, KRF Company L.L.C., the parent of KR5 Acquisition L.L.C. ("KR5"), obtained a $10,000 term loan facility (the "Loan") and utilized the proceeds to make a capital contribution to KR5.

    The Loan had a term of five years and a variable interest rate of either the Prime Rate, as defined, or LIBOR, as defined, plus two percent. The Loan was payable on an interest only basis until the first anniversary of closing; thereafter; quarterly payments of principal were required based upon a five year, straight-line amortization schedule. Certain net distributions made to KRF Company L.L.C. by KR5 related to the sale, refinancing or other disposition of properties by KR5 were to be used to prepay the Loan.

    The Loan was collateralized by a first and only security interest in KRF Company L.L.C.'s equity interest in KR5. An affiliate of KRF Company L.L.C. granted a first and only security interest in certain assets, including its rights and interests in certain advisory agreements. Such advisory agreements provide for fees in excess of $2,000 per year. In addition, the Loan was guarantied by Douglas Krupp, George Krupp and an affiliate of KRF Company L.L.C.

    The Loan was fully repaid on August 2, 2002.

    As a result of the nature of the provisions of the Loan, such debt has not been reflected or "pushed down" in the financial statements of the Predecessor.

    Overhead costs of KRF and the Affiliates have been reflected in the Predecessor financial statements for the periods presented.

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Such estimates include the allowance for depreciation and the fair value of the accrued participating note interest. Actual results could differ from those estimates.

    The combined financial statements as of June 30, 2002 and for the six months ended June 30, 2002 and 2001 are unaudited. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of such combined financial statements have been included. The results, of operations for the six months ended June 30, 2002 are not necessarily indicative of the Predecessor's future results of operations for the full year ending December 31, 2002.

2.  SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF COMBINATION

    The combined financial statements include the accounts of the Properties extracted from the books and records of KRF and the Affiliates. To the extent parties not affiliated with the Berkshire Group have an equity interest in the Properties, such interest is accounted for as

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP

                             (DOLLARS IN THOUSANDS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) minority interest in the accompanying financial statements. Allocations of income, losses and distributions are made to minority shareholders based upon their respective share of such allocations. Losses in excess of the minority shareholder's investment basis are allocated to the Predecessor. Distributions to the minority shareholder in excess of their investment basis are recorded in the Predecessor's combined statement of operations as minority interest.

    REAL ESTATE

    Real estate assets are stated at depreciated cost. Pursuant to Statement of Financial Accounting Standards Opinion No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", impairment losses are recorded on long-lived assets used in operations on a property by property basis, when events and circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows to be generated by those assets are less than the carrying amount of those assets. Upon determination that an impairment has occurred, those assets shall be reduced to fair value. No such impairment losses have been recognized to date.

    The cost of rental property and improvements includes the purchase price of property, legal fees, and acquisition costs.

    Expenditures for ordinary maintenance and repairs are charged to operations as incurred. Significant renovations and betterments which improve or extend the useful life of the assets are capitalized. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets, as follows:

Rental property.............................................  27.5 years
                                                              5 to
Improvements................................................  20 years
Appliances, carpeting, and equipment........................  3 to 8 years

    When property is sold, their costs and related depreciation are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period.

    CASH AND CASH EQUIVALENTS

    The Predecessor invests its cash primarily in deposits and money market funds with commercial banks. All short-term investments with maturities of three months or less from the date of acquisition are included in cash and cash equivalents. The cash investments are recorded at cost, which approximates current market values. The Predecessor has not experienced any losses to date on its invested cash.

    RESTRICTED CASH

    Restricted cash represents security deposits held by the Predecessor under the terms of certain tenant lease agreements.

    ESCROWS

    Certain lenders require escrow accounts for capital improvements. The escrows are funded from operating cash, as needed.

    DEFERRED EXPENSES

    Fees and costs incurred to obtain long-term financing have been deferred and are being amortized over the terms of the related loans, on a method which approximates the effective interest method.

    PARTNERS'/MEMBERS' CAPITAL CONTRIBUTIONS, DISTRIBUTIONS AND PROFITS AND
     LOSSES

    Partners'/Members' capital contributions, distributions and profits and losses are allocated in accordance with the terms of individual partnership and or limited liability company agreements.

    RENTAL REVENUE

    Leases require the payment of rent monthly in advance. Rental revenue is recorded on the accrual basis.

    INCOME TAXES

    No provision for income taxes is necessary in the financial statements of the Predecessor since the Predecessor's statements combine the operations and balances of partnerships and limited liability companies, which have elected to be treated as partnerships for federal income tax purposes, therefore, none of which is directly subject to income tax. The tax effect of its activities accrues to the individual partners and or members of the respective entity.

    DERIVATIVE FINANCIAL INSTRUMENTS

    The Predecessor has entered into an interest rate cap agreement to economically hedge a certain mortgage note payable. The Predecessor has not designated this instrument as an accounting hedge under SFAS No. 133. Derivative financial instruments contain an element of risk

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP

                             (DOLLARS IN THOUSANDS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) that counterparties may be unable to meet the terms of such agreements. The Company minimizes its risk exposure by limiting the counterparties to major banks and investment bankers who meet established credit and capital guidelines.

    RECENT ACCOUNTING PRONOUNCEMENTS

    In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, which supercedes SFAS No. 121. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of the book value or fair value less cost to sell. SFAS No. 144 retains the requirements of SFAS No. 121 regarding impairment loss recognition and measurement. In addition, it requires that one accounting model be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. SFAS No.144 is effective for fiscal years beginning after December 15, 2001. The impact of adopting this statement is not expected to be material to the combined financial statements.

    In May 2002, the FASB issued SFAS No. 145, RESCISSION OF FASB STATEMENTS NO. 4, 44 AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS AS OF APRIL 2002, which rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, among others. As a result of the rescission of SFAS
No. 4, gains or losses from extinguishment of debt are not necessarily considered extraordinary. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The impact of adopting this statement will require the Company to reclassify its extraordinary loss into interest expense in the accompanying statement of operations.

3.  MULTIFAMILY APARTMENT COMMUNITIES

    The following summarizes the carrying value of the Predecessor's multifamily apartment communities:

                                           JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                             2002           2001           2000
                                          -----------   ------------   ------------
                                          (UNAUDITED)
Land....................................   $ 20,071       $ 20,071      $  12,062
Buildings, improvements and personal
  property..............................    151,486        150,296        123,010
                                           --------       --------      ---------
Multi-family apartment communities......    171,557        170,367        135,072
Accumulated depreciation................    (84,934)       (82,719)       (77,968)
                                           --------       --------      ---------
Multi-family apartment communities,
  net...................................   $ 86,623       $ 87,648      $  57,104
                                           ========       ========      =========

    The following is a summary of the incremental increase in the basis of the Predecessor's real estate as a result of the acquisition of limited partner interests between the Affiliates during 2001 and 2000:

                                                     INCREASE IN REAL ESTATE BASIS
                                                     -----------------------------
PROPERTY                                                 2001            2000
--------                                             -------------   -------------
Century............................................          --         $12,214
Dorsey's Forge.....................................          --           3,404
Hannibal Grove.....................................          --           5,914
Seasons of Laurel..................................     $26,241              --
Walden Pond........................................       8,322              --
                                                        -------         -------
    Total..........................................     $34,563         $21,532
                                                        =======         =======

    Included in the 2000 increase in real estate basis is $1,901 of non-cash contributions attributable to the minority interest member.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP

                             (DOLLARS IN THOUSANDS)

4.  MORTGAGE NOTES PAYABLE

    Mortgage notes payable consisted of the following at June 30, 2002 and December 31, 2001 and 2000:

SECURED                     JUNE 30,                                  DECEMBER 31,                                 FINAL MATURITY
PROPERTY                      2002         ANNUAL INTEREST RATE      2001       2000       ANNUAL INTEREST RATE         DATE
--------                  ------------   ------------------------  --------   --------   ------------------------  --------------
                          (UNAUDITED)
Century.................    $22,735      5.96% fixed               $19,188    $19,399    1.74% plus 3 month LIBOR    May 1, 2005

Dorsey's Forge..........     10,605      5.96% fixed                 6,004      6,071    1.59% plus 3 month LIBOR    May 1, 2005

Hannibal Grove..........     16,099      5.96% fixed                10,429     10,548    1.59% plus 3 month LIBOR    May 1, 2005

Seasons of Laurel.......     36,277      Reference Note plus .95%   36,678     30,647    Reference Note plus .95%    Aug 1, 2008

Walden Pond.............      4,451      Reference Note plus         4,500      5,903    Reference Note plus         Dec 1, 2008
                                         1.74%                                           1.74%
                            -------                                -------    -------

Total...................    $90,167                                $76,799    $72,568
                            =======                                =======    =======

SECURED                   MONTHLY
PROPERTY                  PAYMENT
--------                  --------

Century.................    $136
Dorsey's Forge..........    $ 63
Hannibal Grove..........    $ 96
Seasons of Laurel.......    $152
Walden Pond.............    $ 20
Total...................

    Combined aggregate principal maturities of mortgage notes payable at December 31, 2001 are approximately as follows:

2002........................................................  $ 1,210
2003........................................................    1,262
2004........................................................    1,316
2005........................................................   16,708
2006........................................................    1,122
Thereafter..................................................   55,181
                                                              -------
                                                              $76,799
                                                              =======

    Interest rates on variable rate mortgage notes payable aggregating $40,728, $76,799 and $72,568 range from 2.81% to 3.51%, 3.37% to 5.26%, and 8% to 9%
above the London Interbank Offered Rate ("LIBOR") at June 30, 2002,
December 31, 2001 and 2000, respectively.

    On April 27, 2000, the Predecessor completed the refinancing of the Century mortgage note payable with a $19,500 non-recourse mortgage note payable. The Predecessor used the proceeds from the refinancing to repay the existing mortgage note of $10,657, to pay closing costs of $41, and to purchase the outstanding limited partnership units of Krupp Realty Limited Partnership-V. The Predecessor also recognized a $476 extraordinary loss resulting from the prepayment penalty and the write-off of deferred financing costs upon the early principal repayment of the mortgage note payable, which is reflected in the statement of operations for the year ended December 31, 2000.

    On April 27, 2000, the Predecessor completed the refinancing of the Dorsey's Forge and Hannibal Grove mortgage notes payable. Dorsey's Forge and Hannibal Grove were refinanced with $6,103 and $10,604, respectively, non-recourse mortgage notes payable. The Predecessor used the proceeds from the refinancing to repay the existing mortgage notes on Dorsey's Forge and Hannibal Grove of $4,170 and $5,672, respectively, to pay closing costs of $108 and $149, respectively, and to purchase the outstanding limited partnership units from Krupp Realty Fund, Ltd.-III.

    On July 23, 2001, the Predecessor obtained a $37,000 non-recourse mortgage note payable on Seasons of Laurel, which is collateralized by the property. The Predecessor used the proceeds from the note to purchase the outstanding limited partnership units of Maryland. The Predecessor also recognized a $713 extraordinary loss resulting from the write-off of deferred financing costs related to the extinguished debt. In connection with the financing, the Predecessor also entered into an interest rate cap agreement in the notional amount of $37,000 with a termination date of July 20, 2003. The agreement provides for a rate cap of 6.65%. The Predecessor holds the derivative for the purposes of hedging against exposure to changes in the future cash flows attributable to increases in the interest rate; however, the instrument does not qualify as an effective hedge for accounting purposes. As a result of the nominal cost and fair value of the interest rate cap, the premium paid for its interest rate cap agreement is being amortized over the term of the interest rate cap agreement. Such unamortized premium approximating $32 and $35 at June 30, 2002 and December 31, 2001, respectively, was included in deferred expenses in the accompanying balance sheets.

    Prior to July 23, 2001, the Predecessor had outstanding a first and second non-recourse mortgage note payable on Seasons of Laurel, which was collateralized by the property. At December 31, 2000, the principal balance outstanding on these mortgage notes payable were $30,959 and $6,850, respectively. The combined first and second mortgage loans contained a preferred interest rate of 10%, subject to certain cash flow limitations. Additionally, the Predecessor had a subordinate promissory note payable that required participating payments to the holder of the note, subject to cash availability, as defined. The holder of the first and second mortgage notes payable and subordinate promissory note was an affiliate of the Berkshire Group. The Predecessor estimated the fair value of the participation feature in the subordinate promissory note payable to be $3,676 at December 31, 2000, which was recorded as accrued participating note interest in the

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP

                             (DOLLARS IN THOUSANDS)

4.  MORTGAGE NOTES PAYABLE (CONTINUED)
accompanying financial statements. The fair value of the participating interest in the subordinate promissory note payable was deferred and amortized into the accompanying statement of operations over the subordinated promissory note's estimated life using the effective interest rate method. For the years ended December 31, 2000 and 1999, $1,013 and $638 of deferred interest was amortized into the statement of operations, respectively, related to this note. On
July 23, 2001, concurrent with the refinancing of Seasons of Laurel, the subordinate promissory note payable was paid off. As such, the Predecessor recognized an additional $6,589 of interest on the subordinate promissory note.

    On November 14, 2001, the Predecessor obtained a $4,500 non-recourse mortgage note payable, which is collateralized by the property on Walden Pond. The Predecessor used the proceeds from the note to purchase the outstanding limited partnership units of Krupp Realty Fund, Ltd.--IV.

    On April 1, 2002, the mortgage notes payable on Century, Dorsey's Forge, and Hannibal Grove were refinanced with $22,800, $10,635, and $16,145, respectively, non-recourse mortgage notes payable, which are collateralized by the related properties. The interest rates on the notes are fixed at 5.96%. The notes mature on May 1, 2007, at which time the remaining principal and accrued interest are due. The notes may be prepaid, subject to a prepayment penalty, at any time within 30 days notice.

    The Predecessor used the proceeds from the refinancing on Century, Dorsey's Forge, and Hannibal Grove to repay the existing mortgage notes and accrued interest of $19,219, $6,011 and $10,444, respectively, to pay closing costs of $162, $91 and $122, respectively, and to fund escrows required by the lender of $29, $15 and $54, respectively. The remaining cash of $11,357 was distributed to the members. The Predecessor also recognized a $883 extraordinary loss resulting from the prepayment penalty upon the early principal repayment and write-off of unamortized deferred financing costs for Century, Dorsey's Forge and Hannibal mortgage notes payable, which is reflected in the statement of operations for the six months ended June 30, 2002.

    On July 31, 2002, the mortgage note payable on Seasons of Laurel was refinanced with a $52,500 non-recourse mortgage note payable, which is collateralized by the property. The fixed interest rate on the note is 5.74%. The mortgage note matures on September 1, 2009, at which time the remaining principal and accrued interest are due. The note may be prepaid, subject to a prepayment penalty, at any time with 30 days notice. The Predecessor used the proceeds from the refinancing to repay the existing mortgage note and accrued interest of $36,412, to pay closing costs of $280, to fund escrows required by the lender of $862 and to pay an early prepayment penalty of $363. The remaining cash of $14,579 has been reserved for future investments.

    Interest paid on the mortgage notes payable was $8,967, $6,209 and $5,678 for the years ended December 31, 2001, 2000 and 1999, respectively. Additionally, interest paid on the mortgage notes payable was $2,138 and $3,145 for the six months ended June 30, 2002 and 2001, respectively.

5.  RELATED PARTY TRANSACTIONS

    The Predecessor paid property management fees to an affiliate of the Berkshire Group for management services. The fees are payable monthly at an annual rate of 5% of the gross receipts from the properties under management. The Predecessor also reimburses affiliates of the Berkshire Group for certain expenses incurred in connection with the operation of the properties, including administrative expenses.

    The Predecessor paid asset management fees to an affiliate of the Berkshire Group for certain asset management services.

    Amounts accrued or paid to the Berkshire Group's affiliates during the six months ended June 30, 2002 and during the years ended December 31, 2001, 2000 and 1999 were as follows:

                                                                                     DECEMBER 31,
                                                               JUNE 30,     ------------------------------
                                                                 2002         2001       2000       1999
                                                              -----------   --------   --------   --------
                                                              (UNAUDITED)
Property management fee.....................................    $  673       $1,102     $1,042     $  992

Expense reimbursements......................................       254          413        984        946

Asset management fee........................................       204          186        233         --
                                                                ------       ------     ------     ------

Charged to operations.......................................    $1,131       $1,701     $2,259     $1,938
                                                                ======       ======     ======     ======

    Expense reimbursements due to affiliates of $173, $67,and $2 were included in accrued expenses and other liabilities at June 30, 2002, December 31, 2001 and 2000, respectively.

    Expense reimbursements due from affiliates of $36, $1,664 and $421 were included in prepaid expenses and other assets at June 30, 2002, December 31, 2001 and 2000, respectively.

                   BERKSHIRE INCOME REALTY PREDECESSOR GROUP

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 2001

                             (DOLLARS IN THOUSANDS)
                         ------------------------------

                                                                                                     COSTS
                                                                                                  CAPITALIZED
                                                                                                   SUBSEQUENT
                                                                                                 TO ACQUISITION
                                                                     INITIAL COST       --------------------------------
                                                                 --------------------   BUILDING AND         BASIS
DESCRIPTION                                       LOCATION         LAND     BUILDINGS   IMPROVEMENTS   STEP-UP (NOTE 3)
-----------                                   ----------------   --------   ---------   ------------   -----------------
Century.....................................  Cockeysville, MD    $1,050     $13,948      $ 6,992           $12,214
Dorsey's Forge..............................  Columbia, MD           341       4,522        3,522             3,404
Hannibal Grove..............................  Columbia, MD           520       6,884        5,744             5,914
Seasons of Laurel...........................  Laurel, MD           3,676      50,802          265            26,241
Walden Pond.................................  Houston, TX            906      12,040        3,060             8,322
                                                                  ------     -------      -------           -------
  Total.....................................                      $6,493     $88,196      $19,583           $56,095
                                                                  ======     =======      =======           =======

                                                   LAND AND     BUILDING AND              ACCUMULATED      YEAR     DEPRECIABLE
DESCRIPTION                                      IMPROVEMENTS   IMPROVEMENTS    TOTAL     DEPRECIATION   ACQUIRED      LIVES
-----------                                      ------------   ------------   --------   ------------   --------   -----------
Century........................................    $ 4,011        $ 30,193     $ 34,204     $(16,090)      1984          (1)
Dorsey's Forge.................................      1,301          10,488       11,789       (5,936)      1983          (1)
Hannibal Grove.................................      2,167          16,895       19,062       (9,973)      1983          (1)
Seasons of Laurel..............................      9,673          71,311       80,984      (38,524)      1985          (1)
Walden Pond....................................      2,919          21,409       24,328      (12,196)      1983          (1)
                                                   -------        --------     --------     --------
  Total........................................    $20,071        $150,296     $170,367     $(82,719)
                                                   =======        ========     ========     ========

------------------------------

(1) Depreciation of the buildings and improvements are calculated over lives ranging from 3 to 27.5 years.

A summary of activity for real estate and accumulated depreciation is as follows:

                                                                2001       2000       1999
                                                              --------   --------   --------
REAL ESTATE
Balance at beginning of year................................  $135,072   $110,581   $108,391
Acquisition and improvements................................    35,295     24,491      2,190
                                                              --------   --------   --------
Balance at the end of year..................................  $170,367   $135,072   $110,581
                                                              ========   ========   ========

                                                                2001       2000       1999
                                                              --------   --------   --------
ACCUMULATED DEPRECIATION
Balance at beginning of year................................  $ 77,968   $ 72,957   $ 67,257
Depreciation expense........................................     4,751      5,011      5,700
                                                              --------   --------   --------
Balance at the end of year..................................  $ 82,719   $ 77,968   $ 72,957
                                                              ========   ========   ========

    The aggregate cost of the Predecessor's multifamily apartment communities for federal income tax purposes was approximately $90,506 and the aggregate accumulated depreciation was approximately $13,778 as of December 31, 2001.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and the Shareholders of Krupp Government Income Trust:

    In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Krupp Government Income Trust (the "Trust") at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 14, 2002

                         KRUPP GOVERNMENT INCOME TRUST
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                                  2001           2000
                                                              ------------   ------------
                           ASSETS
Participating Insured Mortgage Investments
("PIMIs") (Notes B, C and J):
  Insured Mortgages.........................................  $ 50,811,558   $ 59,752,085
  Additional Loans, net of impairment provision of
    $1,698,811 and $2,162,618, respectively.................     3,871,180      8,350,990
  Participating Insured Mortgages ("PIMs") (Notes B, D and
    J)......................................................    46,416,493     46,892,234
Mortgage-Backed Securities and insured mortgage loan ("MBS")
  (Notes B, E and J)........................................    14,971,348     16,536,498
                                                              ------------   ------------
    Total mortgage investments..............................   116,070,579    131,531,807
Cash and cash equivalents (Notes B and J)...................    13,154,231      5,359,041
Interest receivable and other assets........................       756,832      1,082,412
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $6,249,229 and $6,841,714, respectively
  (Note B)..................................................       541,044      1,491,747
Prepaid participation servicing fees, net of accumulated
  amortization of $1,999,913 and $2,112,209, respectively
  (Note B)..................................................       263,455        665,540
                                                              ------------   ------------
    Total assets............................................  $130,786,141   $140,130,547
                                                              ============   ============

            LIABILITIES AND SHAREHOLDERS' EQUITY
Deferred income on Additional Loans (Note B)................  $  2,336,154   $  3,550,485
Other liabilities...........................................        20,485         20,980
                                                              ------------   ------------
    Total liabilities.......................................     2,356,639      3,571,465
                                                              ------------   ------------
Commitments (Note H)
Shareholders' equity (Notes A, F, H and K):
  Common stock, no par value; 17,510,000 Shares authorized;
    15,053,135 Shares issued and outstanding................   127,850,874    136,114,206
  Accumulated comprehensive income (Note B).................       578,628        444,876
                                                              ------------   ------------
    Total Shareholders' equity..............................   128,429,502    136,559,082
                                                              ------------   ------------
    Total liabilities and Shareholders' equity..............  $130,786,141   $140,130,547
                                                              ============   ============

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST
                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Revenues:
  Interest income--PIMs and PIMIs:
    Basic interest..........................................  $ 7,901,086   $ 8,086,930   $ 8,789,439
    Additional Loan Interest................................    1,515,330       744,080     2,534,790
    Participation interest..................................    7,602,737       504,612     2,268,505
  Interest income--MBS......................................    1,251,710     1,375,643     1,531,351
  Interest income--cash and cash equivalents................      261,513       364,803       508,144
                                                              -----------   -----------   -----------
      Total revenues........................................   18,532,376    11,076,068    15,632,229
                                                              -----------   -----------   -----------
Expenses:
  Asset management fee to an affiliate (Note G).............      950,966     1,007,651     1,104,431
  Expense reimbursements to affiliates (Note G).............      243,109       256,564       220,657
  Amortization of prepaid fees and expenses (Note B)........    1,352,788     1,029,734     1,672,143
  General and administrative (Note G).......................      477,102       353,007       269,345
  (Reduction of) provision for impaired mortgage loans
    (Notes B and C).........................................     (463,807)           --        48,272
                                                              -----------   -----------   -----------
      Total expenses........................................    2,560,158     2,646,956     3,314,848
                                                              -----------   -----------   -----------
Net income (Note I).........................................   15,972,218     8,429,112    12,317,381
Other comprehensive income:
  Net change in unrealized gain on MBS......................      133,752       213,560      (641,460)
                                                              -----------   -----------   -----------
Total comprehensive income..................................  $16,105,970   $ 8,642,672   $11,675,921
                                                              -----------   -----------   -----------
Basic earnings per Share....................................  $      1.06   $       .56   $       .82
                                                              -----------   -----------   -----------
Weighted average Shares outstanding.........................   15,053,135    15,053,135    15,053,135
                                                              ===========   ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                 ACCUMULATED        TOTAL
                                                     COMMON        RETAINED     COMPREHENSIVE   SHAREHOLDERS'
                                                     STOCK         EARNINGS        INCOME          EQUITY
                                                  ------------   ------------   -------------   -------------
Balance at December 31, 1998....................  $164,742,014   $         --   $    872,776    $165,614,790
Dividends.......................................   (26,820,787)   (12,317,381)            --     (39,138,168)
Net income......................................            --     12,317,381             --      12,317,381
Change in unrealized gain on MBS................            --             --       (641,460)       (641,460)
                                                  ------------   ------------   ------------    ------------

Balance at December 31, 1999....................   137,921,227             --        231,316     138,152,543
Dividends.......................................    (1,807,021)    (8,429,112)            --     (10,236,133)
Net income......................................            --      8,429,112             --       8,429,112
Change in unrealized gain on MBS................            --             --        213,560         213,560
                                                  ------------   ------------   ------------    ------------

Balance at December 31, 2000....................   136,114,206             --        444,876     136,559,082
Dividends.......................................    (8,263,332)   (15,972,218)            --     (24,235,550)
Net income......................................            --     15,972,218             --      15,972,218
Change in unrealized gain on MBS................            --             --        133,752         133,752
                                                  ------------   ------------   ------------    ------------
Balance at December 31, 2001....................  $127,850,874   $         --   $    578,628    $128,429,502
                                                  ============   ============   ============    ============

Shares issued and outstanding for each of the three years ended December 31, are 15,053,135

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Operating activities:
  Net income................................................  $15,972,218   $ 8,429,112   $12,317,381
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of (discounts) and premiums................         (110)       (2,202)        3,044
    (Reduction of) provision for impaired mortgage loans....     (463,807)           --        48,272
    Amortization of prepaid fees and expenses...............    1,352,788     1,029,734     1,672,143
    Changes in assets and liabilities:
      Decrease (increase) in interest receivable and other
        assets..............................................      325,580      (108,921)       83,874
      Decrease in deferred income on Additional Loans.......   (1,214,331)     (367,536)   (1,855,648)
      Decrease in other liabilities.........................         (495)       (4,045)       (8,205)
                                                              -----------   -----------   -----------
Net cash provided by operating activities...................   15,971,843     8,976,142    12,260,861
Investing activities:
  Principal collections on PIMs and Insured Mortgages.......    9,416,268       816,846    15,662,878
  Principal collections on MBS..............................    1,699,012     1,174,687     3,992,931
  Additional Loan prepayments...............................    4,943,617            --     2,844,600
                                                              -----------   -----------   -----------
Net cash provided by investing activities...................   16,058,897     1,991,533    22,500,409
                                                              -----------   -----------   -----------
Financing activity:
  Dividends.................................................  (24,235,550)  (10,236,133)  (39,138,168)
                                                              -----------   -----------   -----------
Net increase (decrease) in cash and cash equivalents........    7,795,190       731,542    (4,376,898)
Cash and cash equivalents, beginning of year................    5,359,041     4,627,499     9,004,397
                                                              -----------   -----------   -----------
Cash and cash equivalents, end of year......................  $13,154,231   $ 5,359,041   $ 4,627,499
                                                              -----------   -----------   -----------
Non cash activities:
  Increase (decrease) in Fair Value of MBS..................  $   133,752   $   213,560   $  (641,460)
                                                              ===========   ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST

                         NOTES TO FINANCIAL STATEMENTS

A. ORGANIZATION

    Krupp Government Income Trust (the "Trust") was formed on November 1, 1989 by filing a Declaration of Trust in The Commonwealth of Massachusetts. The Trust is authorized to sell and issue not more than 17,510,000 shares of beneficial interest (the "Shares"). The Trust was organized for the purpose of investing in commercial and multi-family loans and mortgage backed securities. Berkshire Mortgage Advisors Limited Partnership ("BMALP") (the "Advisor"), acquired 10,000 of such Shares for $200,000 and 14,999,999 Shares were sold for $299,480,263 net of purchase volume discounts of $519,717 under a public offering which commenced on April 19, 1990 and ended on July 15, 1991. Under the Dividend Reinvestment Plan ("DRP"), 43,136 Shares were sold for $819,356 during its public offering. The Trust shall terminate on December 31, 2029, unless earlier terminated by the affirmative vote of holders of a majority of the outstanding Shares entitled to vote thereon.

B. SIGNIFICANT ACCOUNTING POLICIES

    The Trust uses the following accounting policies for financial reporting purposes:

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

MBS

    The Trust, in accordance with the Financial Accounting Standards Board's Statement 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), classifies its MBS portfolio as available-for-sale. As such, the Trust carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Shareholders' Equity. The Trust amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

    The Federal Housing Administration ("FHA") insured mortgage is carried at amortized cost. The Trust holds this loan at amortized cost since it is fully insured by FHA.

PIMS AND PIMIS

    The Trust accounts for its MBS portion of a PIM or PIMI in accordance with FAS 115 under the classification of held to maturity. The Trust carries those MBS at amortized cost.

    The insured mortgage portion of the FHA PIM or FHA PIMI is carried at amortized cost. The Trust holds these mortgages at amortized cost since they are fully insured by FHA.

    The Additional Loans are carried at amortized cost unless the Advisor of the Trust believes there is an impairment in value, in which case a valuation allowance is established in accordance with FAS 114 and FAS 118.

    Basic interest is recognized based on the stated rate of the Department of Housing and Urban Development ("HUD") Insured Mortgage loan (less the servicer's fee) or the coupon rate of the Government National Mortgage Association ("GNMA") or Fannie Mae MBS. The Trust recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to such amount is consummated. The Trust defers the recognition of Additional Loan interest payments as income to the extent these interest payments were from escrows established with the proceeds of the Additional Loan. When the properties underlying the PIMI's generate sufficient cash flow to make the required Additional Loan interest payments and the Additional Loan value is deemed collectible, the Trust recognizes income as earned and commences amortization of the deferred interest amounts into income over the remaining estimated term of the Additional Loan. During periods where mortgage loans are impaired the Trust suspends amortizing deferred interest.

    The Trust also fully reserves the portion of any Additional Loan interest payment satisfied through the issuance of an operating loan and any associated interest due on such operating loan. The Trust will recognize the income related to the operating loan when the borrower repays amounts due under the operating loan.

IMPAIRED MORTGAGE LOANS

    Impaired loans are those loans which the Advisor believes that the collection of all amounts due in accordance with the contractual terms of the loan agreement are not likely. Impaired loans are measured based on the fair value of the underlying collateral. Interest received on the impaired loans is applied against the loan principal.

CASH EQUIVALENTS

    The Trust includes all short-term investments with maturities of three months or less from the date of acquisition in cash and cash equivalents. The Trust invests its cash primarily in agency paper and money market funds with a commercial bank and has not experienced any loss to date on its invested cash.

                         KRUPP GOVERNMENT INCOME TRUST

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PREPAID FEES AND EXPENSES

    Prepaid fees and expenses represent prepaid acquisition fees and expenses and prepaid participation servicing fees paid for the acquisition and servicing of PIMs and PIMIs. The Trust amortizes prepaid acquisition fees and expenses using a method that approximates the effective interest method over a period of ten to twelve years, which represents the estimated life of the underlying mortgage.

    The Trust amortizes prepaid participation servicing fees using a method that approximates the effective interest method over a ten year period beginning at final endorsement of the loan if a HUD-insured mortgage loan or a GNMA MBS and at closing if a Fannie Mae MBS.

    Upon the repayment of a PIM or PIMI any unamortized acquisition fees and expenses and unamortized participation servicing fees related to such loan are expensed.

INCOME TAXES

    The Trust has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and believes it will continue to meet all such qualifications. Accordingly, the Trust will not be subject to federal income taxes on amounts distributed to shareholders provided it distributes annually at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Therefore, no provision for federal income taxes has been recorded in the financial statements.

ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the period. Significant estimates include the net carrying value of Additional Loans and the unrealized gain on MBS investments. Actual results could differ from those estimates.

C. PIMIS

    The Trust had investments in four PIMIs on December 31, 2001 and five PIMIs on December 31, 2000 that provide the permanent financing of multi-family housing. One component of a PIMI is either a securitized HUD-insured first mortgage loan issued and guaranteed by GNMA or a sole participation interest in a first mortgage loan originated under the FHA lending program and insured by HUD (collectively the "Insured Mortgages"). The FHA first mortgage or the first mortgage underlying the GNMA security provided the borrower (generally a limited partnership) with a below market interest rate loan in exchange for providing the Trust with participation in a percentage of the cash generated from property operations and in a percentage of any appreciation of the underlying property to a preferred return, then a percentage of any appreciation thereafter. The borrower conveys these rights to the Trust through a subordinated promissory note and mortgage. In addition, the Trust made an Additional Loan to the owners of the borrower to provide additional funds for the construction and permanent financing of the property. The owners generally collateralize the Additional Loan through a pledge and security agreement that pledges their ownership interests in the borrower, and their share of any distributions made from surplus cash generated by the property and the proceeds realized upon the refinancing of the property, sale of the property or sale of the partnership interests. Amounts payable under the Additional Loan are neither guaranteed nor insured.

    The Trust receives level monthly principal and interest ("Basic Interest") payments amortizing over thirty to forty years, on the Insured Mortgage and is entitled to receive participation income under the subordinated promissory note and mortgage, and semi-annual interest payments ("Additional Loan Interest") and preferred interest under the Additional Loan ("Preferred Interest"). The Trust receives principal and interest payments on the Insured Mortgages currently, because these payments are insured or guaranteed; however, there are limitations to the amount and obligation to pay participation income, Additional Loan Interest and Preferred Interest.

    The subordinated promissory note and mortgage entitles the Trust to receive
(i) Participating Income Interest generally equal to 50% of (a) all distributable Surplus Cash (as defined in the regulatory agreement of the HUD-insured first mortgage) generated by the property (b) any unrestricted cash generated from property operations and (c) to the extent available unexpended reserves and escrows, and (ii) Participating Appreciation Interest generally equal to 50% of the net proceeds or value of the property upon the sale, refinancing, maturity or accelerated maturity, or permitted prepayment of all amounts due under the Insured Mortgage and Additional Loan less the Outstanding Indebtedness, as defined. Amounts received by the Trust pursuant to the subordinated promissory note as Participating Income Interest reduce amounts payable as Preferred Interest and may reduce amounts payable as Base Interest under the Additional Loan.

    The Insured Mortgage and subordinated promissory note generally have maturities of 30 to 40 years, however, under the subordinated promissory note the Trust can generally accelerate these maturity dates at any time after the tenth anniversary of final endorsement for coinsurance or insurance, but in certain cases for construction loans after the eleventh or twelfth anniversary of initial endorsement (commencement of construction) for coinsurance or insurance, upon giving twelve months written notice for the payment of all accrued participation interest through the accelerated maturity date. The Trust can accelerate the maturity date for payment of amounts due under the subordinated promissory note and the insured mortgage providing the contract of insurance or coinsurance with the Secretary of HUD on the insured mortgage is canceled prior to the accelerated maturity date.

    Additional Loan Interest is payable from the following sources: (i) any Surplus Cash received pursuant to the subordinated promissory note as Participating Income Interest, (ii) amounts conveyed to the Trust by the owners of the borrowing entity representing distributions of Surplus Cash and
(iii) amounts in reserve accounts established with the Additional Loan proceeds, if available, and any interest earned on these amounts. If these sources are not sufficient to make Additional Loan Interest payments the owners of the borrowing entity must notify

                         KRUPP GOVERNMENT INCOME TRUST

C. PIMIS (CONTINUED)
the Trust of the amount of the shortfall and at its option the Trust could require a capital call from the owners of the borrowing entity. The capital call would be equal to 50% of the Additional Loan Interest shortfall and the Trust in certain situations could convert the remaining 50% into an operating loan.

    In addition to the Additional Loan Interest payments, the Additional Loan requires the payment of Preferred Interest representing a cumulative, non-compounded preferred return from the date of final endorsement to the date of calculation at interest rates ranging from 9.5% to 11% per annum on the outstanding balance of the Insured Mortgage plus the Additional Loan and any other funds advanced by the Trust to the borrowing entity or the owners of the borrowing entity less: (i) interest payments paid to the Trust under the Insured Mortgage, (ii) Participating Income Interest and (iii) Additional Loan Interest payments made under the Additional Loan.

    The Insured Mortgage and subordinated promissory note generally cannot be prepaid for a term of five years from the construction completion date or final endorsement and thereafter may be prepaid in whole without penalty provided all participation interest and amounts under the Insured Mortgage are paid. Any prepayment requires not less than ninety nor more than 180 days prior written notice.

    The Additional Loan generally may not be prepaid before the fifth anniversary of the Agreement or the construction completion date and thereafter may be prepaid in full without penalty provided Preferred Interest and any amounts due under the Insured Mortgage and subordinated promissory note are paid in full.

    On December 31, 2001, the Trust received a prepayment of the Red Run Additional Loan and subordinated promissory note. The Trust received $2,900,000 of Additional Loan principal, $238,369 of Shared Appreciation Interest, $3,506,952 of preferred interest and $67,667 of Base Interest on the Additional Loan. In addition, the Trust recognized $702,259 of Additional Loan interest that had been previously received and recorded in deferred income on additional loans.

    On July 23, 2001, the Trust received a prepayment of the Seasons Subordinated Promissory Note and the Seasons Additional Loan. The Trust received $1,924,649 of Additional Loan principal, $180,916 of surplus cash, $847,450 of preferred interest, $1,052,455 of contingent interest, $69,129 of Base Interest on the Additional Loan and $1,299,562 which represents the Trust's portion of the residual split. The Trust received $8,567,890 representing the principal proceeds on the first mortgage note on July 26, 2001. In addition, the Trust recognized $180,633 of Additional Loan interest that had been previously received and recorded in deferred income on additional loans. On August 17, 2001, the Advisor paid a special dividend of $0.93 per share from the proceeds of the Seasons PIMI prepayment.

    The payoff of the Seasons PIMI was a result of the sale of the underlying property by the borrower, Maryland Associates Limited Partnership ("MALP"), which is an affiliate of the Adviser, to an affiliate of MALP's general partner. Because the sale of the underlying property was to an affiliate, the Independent Trustees of the Trust were required to approve the transaction, which they did based upon a number of factors, including an appraisal of the underlying property prepared by an independent third party MAI appraiser. The purchase price paid by the affiliate for the underlying property was $1.6 million greater than the value indicated by such appraisal.

    During the third quarter of 1999, the Trust received a prepayment of the Audubon Villas PIMI including the Insured Mortgage with a remaining principal balance of $14,861,957, the Additional Loan of $2,691,000 and participation interest of $1,966,901. Also, $1,962,261 was recognized as Additional Loan interest income which was previously recorded as deferred income. On August 18, 1999, the Advisor declared a special dividend of $1.30 per share that was paid on September 17, 1999 from the payoff of the mortgage on the Audubon Villas PIMI.

    In June 1999, the Trust entered into a second modification agreement (the "Agreement") with the borrowers of the Mountain View Apartments PIMI reducing the interest rate on the Insured Mortgage by 1.25% per annum beginning
January 1, 1999 and continuing through December 31, 2004 and changing the participation feature. The Agreement eliminated the Preferred Interest required under the Additional Loan and changed the Trust's participation in the Surplus Cash generated by the property. Under the Agreement, the Trust will receive 75% of the first $130,667 of Surplus Cash and 50% of any remaining Surplus Cash on an annual basis to pay the Additional Loan Interest. Unpaid Additional Loan Interest will accrue and be payable if there are sufficient proceeds from a sale or refinancing of the property except that $288,580 of existing accruals related to the Additional Loan had been forgiven. In addition, the borrower repaid $153,600 of the Additional Loan and funded approximately $54,000 to a reserve for property improvements. As a result of the factors described above, the Advisor determined that the Additional Loan collateralized by the Mountain View asset was impaired and has recorded and maintains a valuation allowance of $1,032,272.

    In May 1998, the borrower on the Lifestyles PIMI defaulted on its debt service payment on the insured first mortgage. The Trust agreed to a new workout that runs through 2007. Under its terms, the Trust agreed to reduce the effective interest rate on the insured first mortgage by 1.75% retroactively for 1998 to clear the default, by 1.75% for 1999, and by 1.5% each year thereafter until the property is sold or refinanced. An affiliate of the Advisor refunds approximately .25% per annum to the Trust related to the interest reduction. The borrower made a $550,000 equity contribution, which was escrowed, for the exclusive purpose of correcting deferred maintenance and making capital improvements to the property. The escrow has been used up for paint, building repairs, parking lot repairs, a new fitness facility, clubhouse remodeling and landscaping. Any Surplus Cash that is generated by property operations will be split evenly between the Trust and the borrower. When the property is sold or refinanced, the first $1,100,000 of any proceeds remaining after the insured mortgage is paid off will be split 50% / 50% between the Trust and the borrower; the next $1,690,220 of proceeds will be split 75% to the Trust and 25% to the borrower; and any remaining proceeds will be split 50% / 50%. The borrower's new equity and the reduction in the effective interest rate on the insured first mortgage have provided funds for repairs and improvements that have helped reposition Lifestyles. As a result of the factors described above, the Trust determined that the Additional Loan collateralized by the Lifestyles asset was impaired, and recorded a valuation allowance of $1,130,346 in the fourth quarter of 1998. During 2001, the Trust received $118,968 of surplus cash generated by property operations. The Trust recognized this receipt as a reduction of principal balance of the Additional Loan and related impairment provision. In addition, the Trust

                         KRUPP GOVERNMENT INCOME TRUST

C. PIMIS (CONTINUED)
further determined that the valuation allowance should be reduced by an additional $344,839 based upon the current estimated fair value of the underlying property.

    At December 31, 2001 and 2000 there are no Insured Mortgage loans within the Trust's portfolio that are delinquent as to principal or interest.

    The Trust's investments in PIMIs consist of the following at December 31, 2001 and 2000:

                                                                                                        BALANCE OUTSTANDING AT
                                               ORIGINAL     APPROXIMATE                                      DECEMBER 31,
                                                 LOAN         MONTHLY     INTEREST       MATURITY    ----------------------------
INSURED MORTGAGE                                AMOUNT       PAYMENTS       RATE           DATE         2001             2000
----------------                              -----------   -----------   --------      ----------   -----------      -----------
Lifestyles (GNMA)..........................   $10,292,394    $ 63,000      7.000%(a)    05/01/2032   $ 9,837,873      $ 9,904,652
Windward (GNMA)............................    14,000,778     103,000      8.500%(b)    06/01/2032    13,434,399       13,518,840
Mountain View (FHA)........................     9,547,700      58,000      6.875%(c)    01/01/2034     9,208,461        9,264,428
Red Run (FHA)..............................    19,019,600     130,000      7.875%       05/01/2034    18,330,825       18,446,243
The Seasons (FHA)..........................     9,075,351          --          --               --            --        8,617,922
                                              -----------    --------                                -----------      -----------
                                              $61,935,823    $354,000                                $50,811,558(d)   $59,752,085
                                              ===========    ========                                ===========      ===========

                                                                  OUTSTANDING BALANCE                      BASE     PREFERRED
                                                              ---------------------------    MATURITY    INTEREST   INTEREST
ADDITIONAL LOAN                                                  2001            2000          DATE        RATE       RATE
---------------                                               ----------      -----------   ----------   --------   ---------
Lifestyles(a):
  Due Contractually.........................................  $1,817,665      $ 1,817,665   05/14/2007       --         --
  Interest applied..........................................    (118,968)              --
                                                              ----------      -----------
  Carrying Value............................................   1,698,697        1,817,665
Windward(b).................................................   2,471,294        2,471,294   07/07/2002      7.5%        10%
Mountain View(c)............................................   1,400,000        1,400,000   09/16/2003      7.0%        --
Red Run.....................................................          --        2,900,000           --       --         --
The Seasons.................................................          --        1,924,649           --       --         --
                                                              ----------      -----------
                                                              $5,569,991(e)   $10,513,608
                                                              ==========      ===========

------------------------------

(a) The Trust entered into an Agreement which reduced the interest rate on the Insured Mortgage by 1.75% per annum effective January 1, 1998 for a period of twenty-four months and by 1.5% per annum for 2000 though 2007. An affiliate of the Advisor refunds approximately .25% per annum to the Trust related to the interest reduction. The Trust will not receive any Additional Loan interest or Preferred Return due to the workout, but will receive a share of any cash generated from property operations and from proceeds of a sale or refinance.

(b) The Trust entered into an agreement which reduced the interest rate on the Insured Mortgage by 2.0% per annum for 1997 and by 1.0% for 1998 through 2000. In addition, the Preferred Interest was reduced by 1% and Additional Loan Interest is payable from surplus cash.

(c) The Trust entered into a second modification agreement which reduced the interest rate on the Insured Mortgage by 1.25% per annum effective January 1, 1999 and continuing through December 31, 2004. The Agreement eliminated the Preferred Interest required under the Additional Loan and changed the Trust's participation in the surplus cash generated by the property. Furthermore, debt service relief provided by the first modification was forgiven.

(d) The aggregate cost for federal income tax purposes is $50,811,558.

(e) The aggregate cost for federal income tax purposes is $5,688,959.

                         KRUPP GOVERNMENT INCOME TRUST

C. PIMIS (CONTINUED)

IMPAIRED ADDITIONAL LOANS

    The Advisor of the Trust has determined that the Lifestyles Additional Loan is impaired. As a result, during 1998, a valuation allowance of $1,130,346 was established to adjust the carrying amount of the loan to the estimated fair market value of the collateral less anticipated costs of sale. During 2001, the Trust received $118,968 of interest on the Additional Loan which was reflected as a reduction of the carrying amount of the loan and the valuation allowance. In addition in the fourth quarter of 2001, the Trust further reduced the valuation allowance by $344,839 to $666,539 based upon the current estimated fair value of the underlying property. The Trust will continue to reflect interest receipts as reductions to the carrying amount of the loan and the valuation allowance until the valuation allowance is zero. The Trust did not receive any interest payments on the Lifestyles Additional Loan during 2000 or 1999 and did not recognize any interest income during 2001, 2000 or 1999.

    The Advisor of the Trust has determined that the Mountain View Additional Loan is impaired. As a result, during 1998, a valuation allowance of $984,000 was established to adjust the carrying amount of the loan to the then estimated fair market value of the collateral less anticipated costs of sale. During 1999, the Trust increased the valuation allowance of Mountain View by $48,272. The Trust will reflect interest receipts as reductions to the carrying amount of the loan and the valuation allowance until the valuation allowance is zero. The Trust did not receive any interest payments or recognize any income on the Mountain View Additional Loan during 2001, 2000 or 1999.

    The activity in the valuation allowance together with the related recorded and carrying value of the mortgage loans is as follows:

                                                               RECORDED    VALUATION     CARRYING
                                                                VALUE      ALLOWANCE      VALUE
                                                              ----------   ----------   ----------
Lifestyles..................................................  $1,698,697   $  666,539   $1,032,158
Mountain View...............................................   1,400,000    1,032,272      367,728
                                                              ----------   ----------   ----------
Balance at December 31, 2001................................  $3,098,697   $1,698,811   $1,399,886
                                                              ==========   ==========   ==========

    The Trust also has deferred income related to Lifestyles and Mountain View of $687,319 and $367,383, respectively.

    A reconciliation of activity for each of the three years in the period ended December 31, is as follows:

INSURED MORTGAGES

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Balance at beginning of period..............................  $59,752,085   $60,129,492   $75,386,460
  Insured Mortgage prepayments..............................   (8,575,180)           --   (14,861,957)
  Principal collections.....................................     (365,347)     (377,407)     (395,011)
                                                              -----------   -----------   -----------
Balance at end of period....................................  $50,811,558   $59,752,085   $60,129,492
                                                              ===========   ===========   ===========
ADDITIONAL LOANS
Balance at beginning of period..............................  $ 8,350,990   $ 8,350,990   $11,243,862
  Interest received and recognized as
  Additional Loan prepayment................................     (118,968)           --            --
  Additional Loan prepayments...............................   (4,824,649)           --    (2,844,600)
  Adjustment to valuation allowance.........................      463,807            --       (48,272)
                                                              -----------   -----------   -----------
  Balance at end of period..................................  $ 3,871,180   $ 8,350,990   $ 8,350,990
                                                              ===========   ===========   ===========

PROPERTY DESCRIPTIONS:

    - Lifestyles Apartments ("Lifestyles") is a 236-unit garden style apartment complex located in Palm Harbor, Florida.

    - Windward Lakes Apartments ("Windward") is a 276-unit garden style apartment complex located in Pompano Beach, Florida.

    - Mountain View Apartments ("Mountain View") is a 256-unit apartment complex located in Madison, Alabama.

    - Red Run Apartments ("Red Run") is a 304-unit apartment complex located in Owings Mills, Maryland.

D. PIMS

    The Trust had investments in five PIMs at December 31, 2001 and 2000. The Trust's PIMs consist of a GNMA or Fannie Mae MBS or a sole participation interest in a HUD-insured first mortgage loan originated under the FHA lending program (collectively the "Insured Mortgages"), and participation interests in the revenue stream and appreciation of the underlying property above specified base levels. The borrower conveys these participation features to the Trust generally through a subordinated promissory note and mortgage (the "Agreement").

    The Trust receives guaranteed level monthly payments of principal and interest, amortized over thirty to forty years. The GNMA and Fannie Mae MBS are guaranteed by GNMA and Fannie Mae and HUD insures the mortgage loan underlying the GNMA MBS and the FHA mortgage loan. The borrower usually cannot prepay the insured mortgage during the first five years but may prepay it thereafter subject to a

                         KRUPP GOVERNMENT INCOME TRUST

D. PIMS (CONTINUED)
9% prepayment penalty in years six through nine, a 1% prepayment penalty in year ten and no prepayment penalty thereafter. The Trust may receive income related to its participation interests in the underlying property, however, these amounts are neither insured nor guaranteed.

    Generally, the participation features consist of the following:
(i) "Minimum Additional Interest" at rates ranging from .5% to .75% per annum calculated on the unpaid principal balance of the Insured Mortgage on the underlying property, (ii) "Shared Income Interest" ranging from 25% to 30% of the monthly gross rental income generated by the underlying property in excess of a specified base, but only to the extent that it exceeds the amount of Minimum Additional Interest received during such month, and (iii) "Shared Appreciation Interest" ranging from 25% to 30% of any increase in value of the underlying property in excess of a specified threshold.

    Payment of participation interest from the operations of the property is limited to 50% of net revenue or Surplus Cash as defined by Fannie Mae or HUD, respectively. Payment of participation interest at the time of the prepayment of the PIM or upon its maturity generally cannot exceed 50% of any increase in value of the underlying property.

    Shared Appreciation Interest is payable when one of the following occurs:
(1) the sale of the underlying property to an unrelated third party on a date which is later than five years from the date of the Agreement, (2) the maturity date or accelerated maturity date of the Agreement, or (3) prepayment of amounts due under the Agreement and the Insured Mortgage.

    Under the Agreement, the Trust, upon giving twelve months written notice, can accelerate the maturity date of the Agreement to a date not earlier than ten years from the date of the Agreement for (a) the payment of all participation interest due under the Agreement as of the accelerated maturity date, or
(b) the payment of all participation interest due under the Agreement plus all amounts due on the first mortgage note on the property.

    At December 31, 2001 and 2000 there are no Insured Mortgage loans within the Trust's portfolio that are delinquent of principal or interest.

    The Trust's PIMs consisted of the following at December 31, 2001 and 2000:

                                                                                                        BALANCE OUTSTANDING AT
                                               ORIGINAL     APPROXIMATE                                      DECEMBER 31,
                                                 LOAN         MONTHLY     INTEREST    MATURITY       ----------------------------
PIM                                             AMOUNT       PAYMENTS       RATE        DATE            2001             2000
---                                           -----------   -----------   --------   ----------      -----------      -----------
River View (GNMA)...........................  $ 9,284,877    $ 64,500      8.000%    01/15/2033      $ 8,905,107      $ 8,964,717
Mill Pond (FHA).............................    7,812,100      55,200      8.150%    01/01/2033        7,484,720        7,534,451
Waterford (FHA).............................    6,935,900      48,800      8.125%    08/01/2032        6,625,742        6,671,434
Rivergreens (FHA)...........................   10,003,000      69,500      8.005%    04/01/2033        9,588,286        9,652,263
Lincoln Green (FNMA)........................   15,565,000     100,000      6.750%    10/01/2002(a)    13,812,638       14,069,369
                                              -----------    --------                                -----------      -----------
  Total.....................................  $49,600,877    $338,000                                $46,416,493(b)   $46,892,234
                                              ===========    ========                                ===========      ===========

------------------------------

(a) Normal monthly benefit is based on a 30-year amortization. All unpaid principal of approximately $13,583,000 and accrued interest is due at the maturity date.

(b) The aggregate cost for federal income tax purposes is $46,416,493.

    A reconciliation of activity for each of the three years in the period ended December 31, is as follows:

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Balance at beginning of period..............................  $46,892,234   $47,331,673   $47,737,583
  Principal collections.....................................     (475,741)     (439,439)     (405,910)
                                                              -----------   -----------   -----------
Balance at end of period....................................  $46,416,493   $46,892,234   $47,331,673
                                                              ===========   ===========   ===========

PROPERTY DESCRIPTIONS:

    - River View Apartments ("River View") is a 220-unit apartment complex located in Columbia, South Carolina.

    - Mill Pond Apartments ("Mill Pond") is a 146-unit apartment complex in Bellbrook, Ohio.

    - Waterford Townhomes Apartments ("Waterford") is a 122-unit apartment complex in Eagen, Minnesota.

    - Rivergreens Apartments ("Rivergreens") is a 208-unit apartment complex in Gladstone, Oregon.

    - Lincoln Green Apartments ("Lincoln Green") is a 616-unit apartment complex in Greensboro, North Carolina.

                         KRUPP GOVERNMENT INCOME TRUST

E. MBS

    At December 31, 2001, the Trust's MBS portfolio had an amortized cost of $9,546,823 and gross unrealized gains of $578,628, respectively. At
December 31, 2001, the Trust had a FHA insured mortgage loan with an amortized cost of $4,845,897 and gross unrealized gains of $327,232. At December 31, 2000, the Trust's MBS portfolio had an amortized cost of $11,224,277 and gross unrealized gains and losses of $445,617 and $741, respectively. At December 31, 2000, the Trust's FHA insured mortgage loan had an amortized cost of $4,867,345 and a gross unrealized gain of $200,271. The Trust's MBS have maturities ranging from 2008 to 2035.

                                                                            UNREALIZED
MATURITY DATE                                                 FAIR VALUE    GAIN/(LOSS)
-------------                                                 -----------   -----------
2002-2006...................................................  $        --    $     --
2007-2011...................................................      102,831       1,915
2012-2035...................................................   15,195,749     903,945
                                                              -----------    --------
    Total...................................................  $15,298,580    $905,860
                                                              ===========    ========

F. SHAREHOLDERS' EQUITY

    Under the Declaration of Trust and commencing with the initial closing of the public offering of shares, the Trust has declared and paid dividends on a quarterly basis. During the period in which the Trust qualifies as a REIT, the Trust has and will pay quarterly dividends aggregating at least 95% of taxable income on an annual basis to be allocated to the shareholders in proportion to their respective number of shares.

    In order for the Trust to maintain its REIT status with respect to the requirements of Share ownership, the Declaration of Trust prohibits any investor from owning, directly or indirectly, more than 9.8% of the outstanding Shares and empowers the Trustees to refuse to permit any transfer of Shares which, in their opinion, would jeopardize the status of the Trust as a REIT.

G. RELATED PARTY TRANSACTIONS

    Under the terms of the Advisory Service Agreement, the Advisor receives an Asset Management Fee equal to .75% per annum of the value of the Trust's actual and committed invested assets payable quarterly.

    The Trust also reimburses affiliates of the Advisor for certain costs incurred in connection with maintaining the books and records of the Trust, the preparation and mailing of financial reports, tax information and other communications to investors and legal fees and expenses. Included in the general and administrative expenses are legal fees and expenses paid by the Trust to an affiliate of $12,033, $3,305 and $1,285, for the years ended December 31, 2001, 2000 and 1999, respectively.

    During the three years ended December 31, 2001, 2000 and 1999, the Trust received interest collections on Additional Loans with affiliates of the Advisor of the Trust of $155,738, $173,544 and $225,156, respectively. In addition, the Trust received $3,431,133 in 2001, $174,505 in 2000 and $153,499 in 1999 related to Participating Interest Income.

    As discussed in Note C, the Trust received a prepayment of the Seasons PIMI as a result of a sale of the property to an affiliate.

H. ORIGINAL SHARES

    Upon termination of the Trust, an affiliate of the Advisor is committed to pay to holders of Original Shares the amount (if any) by which (a) the Shareholders' Original Investments exceed (b) all Dividends (as defined in the prospectus) paid by the Trust with respect to such Original Shares. Original Shares are those Shares purchased during the Trust's initial public offering either through purchase or through the dividend reinvestment program and held until the last mortgage held by the Trust is repaid or disposed of.

I. FEDERAL INCOME TAXES

Net income per statement of income..........................  $15,972,218
Less: Book to tax difference for Additional Loan interest
  income....................................................   (1,297,027)
Less: Reduction of provision for impaired mortgage loans....     (344,839)
Less: Book to tax difference for amortization of prepaid
  fees and expenses.........................................     (648,593)
                                                              -----------
Net income for federal income tax purposes..................  $13,681,759
                                                              ===========

    The Trust paid dividends of $1.61 per share during 2001 which represents approximately $0.91 from ordinary income and $0.70 represents a non-taxable distribution for federal income tax purposes.

    The basis of the Trust's assets for financial reporting purposes is less than its tax basis by approximately $7,021,000 and $8,209,000 at December 31, 2001 and 2000, respectively. The basis of the Trust's liabilities for financial reporting purposes exceeded its tax basis by approximately $2,314,000 and $3,550,000 at December 31, 2001 and 2000, respectively.

                         KRUPP GOVERNMENT INCOME TRUST

J. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

    The Trust uses the following methods and assumptions to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS

    The carrying amount approximates fair value because of the short maturity of those instruments.

MBS

    The Trust estimates the fair value of MBS based on quoted market prices while it estimates the fair value of insured mortgages based on quoted prices of MBS with similar interest rates. Based on the estimated fair value determined using these methods and assumptions the Trust's investments in MBS had gross unrealized gains of approximately $906,000 at December 31, 2001 and gross unrealized gains and losses of approximately $646,000 and $1,000 at December 31, 2000.

PIMS AND PIMIS

    There is no active trading market for these investments. Accordingly, management estimates the fair value of the PIMs and the insured mortgage portion of the PIMIs using quoted market prices of MBS having the same stated coupon rate as the Insured Mortgages. Additional Loans are based on the estimated fair value of the underlying properties as an estimate of the fair value of the loan is not practicable. Management does not include any participation income in the Trust's estimated fair values, as Management does not believe it can predict the time of realization of the feature with any certainty. Based on the estimated fair value determined using these methods and assumptions, the Trust's investments in PIMs and PIMIs had gross unrealized gains of approximately $2,403,000 at December 31, 2001 and gross unrealized gains and losses of approximately $343,000 and $1,738,000, respectively at December 31, 2000.

    At December 31, 2001 and 2000, the Trust estimated the fair value of its financial instruments as follows:

                                                                     2001                  2000
                                                              -------------------   -------------------
                                                                FAIR     CARRYING     FAIR     CARRYING
                                                               VALUE      VALUE      VALUE      VALUE
                                                              --------   --------   --------   --------
                                                                       (AMOUNTS IN THOUSANDS)
Cash and cash equivalents...................................  $ 13,154   $ 13,154   $  5,359   $  5,359
MBS.........................................................    15,299     14,971     16,737     16,536
PIMs and PIMIs:
  PIMs......................................................    47,803     46,416     46,594     46,892
  Insured mortgages.........................................    51,828     50,812     58,655     59,752
  Additional Loans..........................................     3,871      3,871      8,351      8,351
                                                              --------   --------   --------   --------
                                                              $131,955   $129,224   $135,696   $136,890
                                                              ========   ========   ========   ========

K. SUBSEQUENT EVENTS

    On January 3, 2002, the Trust received $18,330,825 representing the principal proceeds on the first mortgage note from the Red Run PIMI. The Advisor declared a special dividend of $1.68 per share from the proceeds of the Red Run PIMI prepayment which was paid on January 16, 2002.

    On January 2, 2002, the Trust received a prepayment of the Waterford Apartments Subordinate Promissory note. The Trust received $379,725 of Minimum Additional Interest and $425,643 of Shared Appreciation Interest. On
January 17, 2002, the Trust received $6,625,742 representing the principal proceeds on the first mortgage. In addition, the Trust received a prepayment premium of $66,257 from the payoff. The Advisor has declared a special dividend of $0.51 per share from the proceeds of the Waterford Apartments PIM prepayment which will be paid in the first quarter of 2002.

                         KRUPP GOVERNMENT INCOME TRUST
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

2001

                                                              BALANCE AT   CHARGED TO                BALANCE AT
                                                              BEGINNING    COSTS AND                   END OF
DESCRIPTION                                                   OF PERIOD     EXPENSES    RECOVERIES     PERIOD
-----------                                                   ----------   ----------   ----------   ----------
Additional Loan
impairment provision........................................  $2,162,618    $    --     $(463,807)   $1,698,811
                                                              ----------    -------     ---------    ----------

2000

                                                              BALANCE AT   CHARGED TO                BALANCE AT
                                                              BEGINNING    COSTS AND                   END OF
DESCRIPTION                                                   OF PERIOD     EXPENSES    RECOVERIES     PERIOD
-----------                                                   ----------   ----------   ----------   ----------
Additional Loan
impairment provision........................................  $2,162,618    $    --     $      --    $2,162,618
                                                              ----------    -------     ---------    ----------

1999

                                                              BALANCE AT   CHARGED TO                BALANCE AT
                                                              BEGINNING    COSTS AND                   END OF
DESCRIPTION                                                   OF PERIOD     EXPENSES    RECOVERIES     PERIOD
-----------                                                   ----------   ----------   ----------   ----------
Additional Loan
impairment provision........................................  $2,114,346    $48,272     $      --    $2,162,618
                                                              ----------    -------     ---------    ----------

                         KRUPP GOVERNMENT INCOME TRUST
                               SUPPLEMENTARY DATA
                       SELECTED QUARTERLY FINANCIAL DATA
                                  (UNAUDITED)

                                                                              FOR THE QUARTER ENDED
                                                              ------------------------------------------------------
                                                              MARCH 31,     JUNE 30,    SEPTEMBER 30,   DECEMBER 31,
                                                                 2001         2001          2001            2001
                                                              ----------   ----------   -------------   ------------
Total revenues..............................................  $2,795,745   $2,731,138     $6,059,462     $6,946,031
                                                              ==========   ==========     ==========     ==========
Net income..................................................  $2,140,379   $2,045,187     $5,360,536     $6,426,116
                                                              ==========   ==========     ==========     ==========
Earnings per Share..........................................  $      .14   $      .14     $      .35     $      .43
                                                              ==========   ==========     ==========     ==========

                                                                              FOR THE QUARTER ENDED
                                                              ------------------------------------------------------
                                                              MARCH 31,     JUNE 30,    SEPTEMBER 30,   DECEMBER 31,
                                                                 2000         2000          2000            2000
                                                              ----------   ----------   -------------   ------------
Total revenues..............................................  $2,657,314   $2,660,457     $2,697,284     $3,061,013
                                                              ==========   ==========     ==========     ==========
Net income..................................................  $2,027,459   $1,964,868     $1,986,007     $2,450,778
                                                              ==========   ==========     ==========     ==========
Earnings per Share..........................................  $      .13   $      .14     $      .13     $      .16
                                                              ==========   ==========     ==========     ==========

                                                                     (UNAUDITED)
                                                              --------------------------
                                                                 YEAR          INCEPTION
                                                                ENDED           THROUGH
                                                               12/31/01        12/31/01
                                                              ----------       ---------
                                                                (AMOUNTS IN THOUSANDS,
                                                              EXCEPT PER SHARE AMOUNTS)
Distributable Cash Flow (a):
Net income..................................................  $   15,974       $149,191
Items not requiring or providing the use of operating funds:
  Provision for impaired mortgage loan, net of non-cash
  reductions................................................        (345)         1,818
  Amortization of prepaid fees and expenses and organization
  costs.....................................................       1,352         17,210
  Additional Loan Interest Deferred.........................      (1,215)         2,336
                                                              ----------       --------
Total Distributable Cash Flow ("DCF").......................      15,766        170,555
                                                              ==========       ========
DCF per Share based on Shares outstanding at December 31,
  2001......................................................  $     1.05       $  11.33(d)
                                                              ==========       ========
Dividends:
Total dividends to Shareholders.............................  $   49,525(b)    $329,255(c)
                                                              ==========       ========
Average dividend per Share based on Shares outstanding at
  December 31, 2001.........................................  $     3.29(b)    $  21.87(c)(d)
                                                              ==========       ========

------------------------------

(a) Distributable Cash Flow consists of income before provision for impaired mortgage loans, amortization of prepaid fees and expenses and organization costs and includes deferred interest on Additional Loans. The Trust believes Distributable Cash Flow is an appropriate supplemental measure of operating performance, however, it should not be considered as a substitute for net income as an indication of operating performance or cash flows as a measure of liquidity.

(b) Represents all dividends paid in 2001 except the February 2001 dividend and includes an estimate of the February 2002 dividend and the $1.68 special dividend for Red Run paid in January 2002.

(c) Includes an estimate of the February 2002 dividend and the $1.68 special dividend for Red Run paid in January 2002.

(d) Shareholders average per Share return of capital on a cash basis as of February 2002 is $10.54 [$21.87--$11.33]. Return of capital represents that portion of the dividends which is not funded from DCF such as principal collections received from MBS and PIMs.

                         KRUPP GOVERNMENT INCOME TRUST

                                 BALANCE SHEETS

                                                               JUNE 30,     DECEMBER 31,
                                                                 2002           2001
                                                              -----------   ------------
                                                                     (UNAUDITED)
                           ASSETS

Participating Insured Mortgage Investments ("PIMIs") (Note
  2)
  Insured Mortgages.........................................  $32,370,341   $ 50,811,558
  Additional Loans, net of impairment provision of
    $1,698,811..............................................    3,871,180      3,871,180
  Participating Insured Mortgages ("PIMs")(Note 2)..........   30,689,220     46,416,493
Mortgage-Backed Securities and insured mortgage loan ("MBS")
  (Note 3)..................................................   11,729,120     14,971,348
                                                              -----------   ------------
    Total mortgage investments..............................   78,659,861    116,070,579
Cash and cash equivalents...................................    5,690,643     13,154,231
Interest receivable and other assets........................      499,770        756,832
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $3,198,380 and $6,249,229, respectively...      176,581        541,044
Prepaid participation servicing fees, net of accumulated
  amortization of $1,021,992 and $1,999,913, respectively...      102,968        263,455
                                                              -----------   ------------
    Total assets............................................  $85,129,823   $130,786,141
                                                              ===========   ============

            LIABILITIES AND SHAREHOLDERS' EQUITY

Deferred income on Additional Loans.........................  $ 2,175,972   $  2,336,154
Other liabilities...........................................      117,278         20,485
                                                              -----------   ------------
    Total liabilities.......................................    2,293,250      2,356,639
                                                              -----------   ------------
Shareholders' equity (Note 4)
  Common stock, no par value; 17,510,000 Shares authorized;
    15,053,135 Shares issued and outstanding................   82,440,175    127,850,874
  Accumulated comprehensive income..........................      396,398        578,628
                                                              -----------   ------------
    Total Shareholders' equity..............................   82,836,573    128,429,502
                                                              -----------   ------------
    Total liabilities and Shareholders' equity..............  $85,129,823   $130,786,141
                                                              ===========   ============

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                               FOR THE THREE MONTHS       FOR THE SIX MONTHS
                                                                  ENDED JUNE 30,            ENDED JUNE 30,
                                                              -----------------------   -----------------------
                                                                 2002         2001         2002         2001
                                                              ----------   ----------   ----------   ----------
                                                                                 (UNAUDITED)
Revenues:
  Interest income--PIMs and PIMIs:
    Basic interest..........................................  $1,248,030   $2,044,820   $2,620,518   $4,119,434
    Additional Loan interest (Note 5).......................      80,091      185,938      160,182      371,877
    Participation interest (Note 5).........................   1,092,626      118,968    1,964,251      251,850
  Interest income--MBS......................................     451,728      317,954      743,714      643,543
  Interest income--cash and cash equivalents................      34,949       63,458       90,569      140,179
                                                              ----------   ----------   ----------   ----------
      Total revenues........................................   2,907,424    2,731,138    5,579,234    5,526,883
                                                              ----------   ----------   ----------   ----------
Expenses:
  Asset management fee to an affiliate......................     157,141      247,593      327,625      493,669
  Expense reimbursements to affiliates......................      55,377       65,531       92,188      112,040
  Amortization of prepaid fees and expenses.................     248,967      257,434      524,950      514,868
  General and administrative................................     117,574      115,393      219,293      220,740
                                                              ----------   ----------   ----------   ----------
      Total expenses........................................     579,059      685,951    1,164,056    1,341,317
                                                              ----------   ----------   ----------   ----------
Net income..................................................   2,328,365    2,045,187    4,415,178    4,185,566
Other comprehensive income:
  Net change in unrealized gain on MBS......................    (199,669)      18,847     (182,230)      70,725
                                                              ----------   ----------   ----------   ----------
Total comprehensive income..................................  $2,128,696   $2,064,034   $4,232,948   $4,256,291
                                                              ==========   ==========   ==========   ==========
Basic earnings per Share....................................  $      .15   $      .14   $      .29   $      .28
                                                              ----------   ----------   ----------   ----------
Weighted average Shares outstanding.........................        15,053,135                15,053,135

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST

                            STATEMENTS OF CASH FLOWS

                                                                  FOR THE SIX MONTHS
                                                                    ENDED JUNE 30,
                                                              --------------------------
                                                                  2002          2001
                                                              ------------   -----------
                                                                     (UNAUDITED)
Operating activities:
  Net income................................................  $  4,415,178   $ 4,185,566
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of (discounts) and premiums................      (150,057)        1,082
    Amortization of prepaid fees and expenses...............       524,950       514,868
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......       257,062       137,624
      Decrease in deferred income on Additional Loans.......      (160,182)     (183,768)
      Increase in other liabilities.........................        96,793        24,307
                                                              ------------   -----------
        Net cash provided by operating activities...........     4,983,744     4,679,679
                                                              ------------   -----------
Investing activities:
  Principal collections on MBS..............................     3,210,055       805,417
  Principal collections on PIMs and Insured Mortgages.......    34,168,490       433,843
                                                              ------------   -----------
        Net cash provided by investing activities...........    37,378,545     1,239,260
                                                              ------------   -----------
Financing activity:
  Dividends.................................................   (49,825,877)   (5,118,066)
                                                              ------------   -----------
Net increase (decrease) in cash and cash equivalents........    (7,463,588)      800,873
Cash and cash equivalents, beginning of period..............    13,154,231     5,359,041
                                                              ------------   -----------
Cash and cash equivalents, end of period....................  $  5,690,643   $ 6,159,914
                                                              ============   ===========
Non Cash Activities:
  Increase (decrease) in Fair Value of MBS..................  $   (182,230)  $    70,725
                                                              ============   ===========

    The accompanying notes are an integral part of the financial statements.

                         KRUPP GOVERNMENT INCOME TRUST

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. ACCOUNTING POLICIES

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this report pursuant to the Rules and Regulations of the Securities and Exchange Commission. However, in the opinion of Berkshire Mortgage Advisors Limited Partnership (the "Advisor"), which is the advisor to Krupp Government Income Trust (the "Trust"), the disclosures contained in this report are adequate to make the information presented not misleading. See Notes to Financial Statements in the Trust's financial statements for the year ended December 31, 2001 for additional information relevant to significant accounting policies followed by the Trust.

    In the opinion of the Advisor of the Trust, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Trust's financial position as of June 30, 2002, results of its operations for the three and six months ended June 30, 2002 and 2001 and its cash flows for the six months ended
June 30, 2002 and 2001.

    The results of operations for the three and six months ended June 30, 2002 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

2. PIMS AND PIMIS

    At June 30, 2002, the Trust's PIMs and PIMIs, including Additional Loans, had a fair value of $69,301,795 and gross unrealized gains of $2,371,054. The PIMs and PIMIs have maturities ranging from 2002 to 2034. At June 30, 2002, there are no insured mortgage loans within the Trust's portfolio, that are delinquent of principal or interest.

    Lifestyle and Mountain View have been adversely affected by their competitive rental housing markets. Based on the Advisor's analysis of market conditions and property operations, the Trust maintains a valuation allowance of $1,032,272 for Mountain View and $666,539 for Lifestyles.

    On June 28, 2002, the Trust received a prepayment of the Lincoln Green Apartments Subordinated Promissory Note. The Trust received $725,000 of Shared Appreciation Interest and $278,785 of Shared Income Interest and Minimum Additional Interest. On July 25, 2002, the Trust received $13,676,641 representing the principal proceeds on the first mortgage note. The Advisor expects to pay a special dividend of $0.99 per share from the proceeds of the Lincoln Green Apartments PIM prepayment.

    On May 15, 2002, the Trust received $8,884,123 representing the principal proceeds on the first mortgage loan from the River View Apartments PIM. In addition, the Trust received a prepayment premium of $88,841 from the payoff. On June 4, 2002, the Trust paid a special dividend of $0.61 per share from the proceeds of the River View Apartments PIM prepayment.

    On January 3, 2002, the Trust received $18,330,825 representing the principal proceeds on the first mortgage loan from the Red Run PIMI. On
December 31, 2001 the Trust received a prepayment of the Red Run Additional Loan and Subordinated Promissory Note. The Trust received $2,900,000 of Additional Loan Principal, $238,369 of Shared Appreciation Interest, $3,506,952 of Preferred Interest and $67,667 of Base Interest on the Additional Loan. On January 16, 2002, the Trust paid a special dividend of $1.68 per share from the proceeds of the Red Run PIMI prepayment.

    On January 2, 2002, the Trust received a prepayment of the Waterford Apartments Subordinate Promissory Note. The Trust received $379,725 of Minimum Additional Interest and $425,643 of Shared Appreciation Interest. On
January 17, 2002, the Trust received $6,625,742 representing the principal proceeds on the first mortgage loan. In addition, the Trust received a prepayment premium of $66,257 from the payoff. On March 1, 2002, the Trust paid a special dividend of $0.51 per share from the proceeds of the Waterford Apartments PIM prepayment.

3. MBS

    At June 30, 2002, the Trust's MBS portfolio, had an amortized cost of $6,498,286 and unrealized gains of $396,398. At June 30, 2002, the Trust's insured mortgage loan had an amortized cost of $4,834,436. The portfolio, has maturities ranging from 2008 to 2035.

    On May 15, 2002, the Trust received $2,487,447 representing the principal proceeds on the first mortgage loan from the Parkwest Apartments MBS. In addition, the Trust received a prepayment premium of $49,749 from this payoff. On June 19, 2002, the Trust paid a special dividend of $0.17 per share from the proceeds of the Parkwest Apartments MBS prepayment.

                         KRUPP GOVERNMENT INCOME TRUST

                                  (UNAUDITED)

4. CHANGES IN SHAREHOLDERS' EQUITY

    A summary of changes in shareholders' equity for six months ended June 30, 2002 is as follows:

                                                                 TOTAL                      ACCUMULATED
                                                                 COMMON       RETAINED     COMPREHENSIVE   SHAREHOLDERS'
                                                                 STOCK        EARNINGS        INCOME          EQUITY
                                                              ------------   -----------   -------------   -------------
Balance at December 31, 2001................................  $127,850,874   $        --     $ 578,628     $128,429,502
Net income..................................................            --     4,415,178            --        4,415,178
Dividends...................................................   (45,410,699)   (4,415,178)           --      (49,825,877)
Change in unrealized gain on MBS............................            --            --      (182,230)        (182,230)
                                                              ------------   -----------     ---------     ------------
Balance at June 30, 2002....................................  $ 82,440,175   $        --     $ 396,398     $ 82,836,573
                                                              ============   ===========     =========     ============

5. RELATED PARTY TRANSACTIONS

    The Trust received $86,609 of Additional Loan Interest during the six months ended June 30, 2001 from an affiliate of the Advisor. The Trust also received participation interest of $50,750 from an affiliate of the Advisor during the six months ended June 30, 2001.

6. SUBSEQUENT EVENT

    On July 1, 2002, the Trust granted a sixty day extension of the maturity date of the Windward Lakes Additional Loan Agreement and Additional Loan Note. The new maturity date is September 5, 2002.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of Krupp Government Income Trust II:

    In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Krupp Government Income Trust II (the "Trust") at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 14, 2002

                        KRUPP GOVERNMENT INCOME TRUST II
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                                  2001           2000
                                                              ------------   ------------
                           ASSETS
Participating Insured Mortgage Investments ("PIMIs")(Notes
  B, C and I)
  Insured mortgages.........................................  $ 85,625,185   $121,208,064
  Additional loans, net of impairment provision of $500,000
    and $2,000,000, respectively............................    17,654,500     22,292,351
Participating Insured Mortgages ("PIMs") (Notes B, D and
  I)........................................................    37,239,922     37,631,330
Mortgage-Backed Securities ("MBS") (Notes B, E and I).......    15,600,964     19,124,031
                                                              ------------   ------------
    Total mortgage investments..............................   156,120,571    200,255,776
                                                              ------------   ------------
Cash and cash equivalents (Notes B and I)...................     6,453,663      7,089,453
Interest receivable and other assets........................     1,174,106      1,552,568
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $7,964,938 and $8,957,065, respectively
  (Note B)..................................................     2,913,250      4,838,771
Prepaid participation servicing fees, net of accumulated
  amortization of $2,420,697 and $2,711,086, respectively
  (Note B)..................................................     1,102,473      1,784,633
                                                              ------------   ------------
    Total assets............................................  $167,764,063   $215,521,201
                                                              ============   ============

            LIABILITIES AND SHAREHOLDERS' EQUITY
Deferred income on Additional Loans (Note B)................  $  1,242,282   $  2,503,604
Other liabilities...........................................        25,985         53,273
                                                              ------------   ------------
    Total liabilities.......................................     1,268,267      2,656,877
                                                              ------------   ------------
Shareholders' equity (Notes A, F and J)
  Common stock, no par value; 25,000,000 Shares authorized;
    18,371,477 Shares issued and outstanding................   166,214,677    212,783,023
  Accumulated comprehensive income (Notes B and E)..........       281,119         81,301
                                                              ------------   ------------
    Total Shareholders' equity..............................   166,495,796    212,864,324
                                                              ------------   ------------
    Total liabilities and Shareholders' equity..............  $167,764,063   $215,521,201
                                                              ============   ============

    The accompanying notes are an integral part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II
                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Revenues:
  Interest income--PIMs and PIMIs:
    Basic interest..........................................  $ 9,673,656   $11,259,617   $11,998,012
    Additional Loan interest................................    2,207,942     1,783,933     1,712,260
    Participation interest..................................   11,873,054     1,915,557     1,591,932
  Interest income--MBS......................................    1,197,120     1,455,367     3,251,078
  Interest income--cash and cash equivalents................      378,045       563,723     1,059,900
                                                              -----------   -----------   -----------
      Total revenues........................................   25,329,817    16,978,197    19,613,182
                                                              -----------   -----------   -----------
Expenses:
  Asset management fee to an affiliate (Note G).............    1,309,430     1,529,418     1,718,942
  Expense reimbursements to affiliates (Note G).............      267,554       300,348       276,901
  Amortization of prepaid fees and expenses (Note B)........    2,607,681     2,131,748     2,365,254
  General and administrative (Note G).......................      504,174       385,879       277,747
  Reduction of provision for impaired additional loan (Notes
    B and C)................................................   (1,500,000)     (994,000)           --
                                                              -----------   -----------   -----------
      Total expenses........................................    3,188,839     3,353,393     4,638,844
                                                              -----------   -----------   -----------
Net income (Notes B and H)..................................   22,140,978    13,624,804    14,974,338

Other comprehensive income:
  Net change in unrealized gain (loss) on MBS...............      199,818       635,251    (1,101,186)
                                                              -----------   -----------   -----------
Total comprehensive income..................................  $22,340,796   $14,260,055   $13,873,152
                                                              ===========   ===========   ===========
Basic earnings per Share....................................  $      1.21   $       .74   $       .82
                                                              ===========   ===========   ===========
Weighted average Shares outstanding.........................   18,371,477    18,371,477    18,371,477
                                                              ===========   ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                 ACCUMULATED        TOTAL
                                                                   RETAINED     COMPREHENSIVE   SHAREHOLDERS'
                                                  COMMON STOCK     EARNINGS     INCOME (LOSS)      EQUITY
                                                  ------------   ------------   -------------   -------------
Balance at December 31, 1998....................  $264,099,856   $         --    $   547,236    $264,647,092
Dividends.......................................   (35,179,844)   (14,974,338)            --     (50,154,182)
Net income......................................            --     14,974,338             --      14,974,338
Change in unrealized loss on MBS................            --             --     (1,101,186)     (1,101,186)
                                                  ------------   ------------    -----------    ------------
Balance at December 31, 1999....................   228,920,012             --       (553,950)    228,366,062
Dividends.......................................   (16,136,989)   (13,624,804)            --     (29,761,793)
Net income......................................            --     13,624,804             --      13,624,804
Change in unrealized gain on MBS................            --             --        635,251         635,251
                                                  ------------   ------------    -----------    ------------
Balance at December 31, 2000....................   212,783,023             --         81,301     212,864,324
Dividends.......................................   (46,568,346)   (22,140,978)            --     (68,709,324)
Net income......................................            --     22,140,978             --      22,140,978
Change in unrealized gain on MBS................            --             --        199,818         199,818
                                                  ------------   ------------    -----------    ------------
Balance at December 31, 2001....................  $166,214,677   $         --    $   281,119    $166,495,796
                                                  ============   ============    ===========    ============

Shares issued and outstanding for each of the three years in the period ended December 31, are 18,371,477.

    The accompanying notes are an integral part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001          2000           1999
                                                              -----------   -----------   ------------
Operating activities:
  Net income................................................  $22,140,978   $13,624,804   $ 14,974,338
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of net premium.............................       75,585        58,017        173,055
    Amortization of prepaid fees and expenses...............    2,607,681     2,131,748      2,365,254
    Reduction of provision for impaired additional loans....   (1,500,000)     (994,000)            --
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......      378,462        76,981         53,333
      Decrease in deferred income on Additional Loans.......   (1,261,322)     (189,372)       (26,367)
      (Decrease) increase in other liabilities..............     (127,288)        3,248        106,462
                                                              -----------   -----------   ------------
  Net cash provided by operating activities.................   22,314,096    14,711,426     17,646,075
                                                              -----------   -----------   ------------
Investing activities:
  Principal collections on MBS..............................    3,647,045     2,580,441     19,432,484
  Principal collections on Additional Loans.................    6,137,851            --      2,000,000
  Principal collections on PIMs and Insured Mortgages.......   35,974,542    10,905,706      1,718,718
                                                              -----------   -----------   ------------
  Net cash provided by investing activities.................   45,759,438    13,486,147     23,151,202
                                                              -----------   -----------   ------------
Financing activity:
  Dividends.................................................  (68,709,324)  (29,761,793)   (50,154,182)
  Net decrease in cash and cash equivalents.................     (635,790)   (1,564,220)    (9,356,905)
  Cash and cash equivalents, beginning of period............    7,089,453     8,653,673     18,010,578
                                                              -----------   -----------   ------------
  Cash and cash equivalents, end of period..................  $ 6,453,663   $ 7,089,453   $  8,653,673
                                                              ===========   ===========   ============
  Non cash activities:
    Increase (decrease) in Fair Value of MBS................  $   199,818   $   635,251   $ (1,101,186)
                                                              ===========   ===========   ============

    The accompanying notes are an integral part of the financial statements.

                        KRUPP GOVERNMENT INCOME TRUST II

                         NOTES TO FINANCIAL STATEMENTS

A. ORGANIZATION

    Krupp Government Income Trust II (the "Trust") was formed on February 8, 1991 by filing a Declaration of Trust in The Commonwealth of Massachusetts. The Trust is authorized to sell and issue not more than 25,000,000 shares of beneficial interest (the "Shares"). The Trust was organized for the purpose of investing in commercial and multi-family loans and mortgage backed securities. Berkshire Mortgage Advisors Limited Partnership (the "Advisor") acquired 10,000 of such Shares for $200,000 and 18,315,158 Shares were sold for $365,686,058 net of purchase volume discounts of $617,102 under a public offering which commenced on September 11, 1991 and was completed on February 12, 1993. Under the Dividend Reinvestment Plan ("DRP"), 46,319 Shares were sold for $880,061. The Trust shall terminate on December 31, 2030, unless earlier terminated by the affirmative vote of holders of a majority of the outstanding Shares entitled to vote thereon.

B. SIGNIFICANT ACCOUNTING POLICIES

    The Trust uses the following accounting policies for financial reporting purposes:

    BASIS OF PRESENTATION

    The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

    MBS

    The Trust, in accordance with the Financial Accounting Standards Board's Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), classifies its MBS portfolio as available-for-sale. The Trust carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Shareholders' Equity. The Trust amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

    PIMS AND PIMIS

    The Trust accounts for its MBS portion of a PIM or PIMI investment in accordance with FAS 115, under the classification of held to maturity. The Trust carries these MBS at amortized cost.

    The insured mortgage portion of the Federal Housing Administration ("FHA") PIM or PIMI is carried at amortized cost. The Trust holds these mortgages at amortized cost since they are fully insured by FHA.

    The Additional Loans are carried at amortized cost unless the Advisor believes there is an impairment in value, in which case a valuation allowance is established in accordance with FAS 114 and FAS 118.

    Basic interest is recognized based on the stated rate of the Department of Housing and Urban Development ("HUD") Insured Mortgage loan (less the servicer's fee) or the coupon rate of the Fannie Mae MBS. The Trust recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to such amount is consummated. The Trust defers the recognition of Additional Loan interest payments as income to the extent these interest payments are from escrows established with the proceeds of the Additional Loan. When the properties underlying the PIMIs generate sufficient cash flow to make the required Additional Loan interest payments and the Additional Loan value is deemed collectible, the Trust recognizes income as earned and commences amortizing deferred interest amounts into income over the remaining estimated term of the Additional Loan. During periods where mortgage loans are impaired the Trust suspends amortizing deferred interest.

    The Trust also fully reserves the portion of any Additional Loan interest payment satisfied through the issuance of an operating loan and any associated interest due on such operating loan. The Trust will recognize the income related to the operating loan when the borrower repays amounts due under the operating loan.

    IMPAIRED MORTGAGE LOANS

    Impaired loans are those loans which the Advisor believes that the collection of all amounts due in accordance with the contractual terms of the loan agreement are not likely. Impaired loans are measured based on the fair value of the underlying collateral. Interest received on impaired loans is generally applied against the loan principal.

    CASH EQUIVALENTS

    The Trust includes all short-term investments with maturities of three months or less from the date of acquisition in cash and cash equivalents. The Trust invests its cash primarily in agency paper, and money market funds with a commercial bank and has not experienced any loss to date on its invested cash.

    PREPAID FEES AND EXPENSES

    Prepaid fees and expenses represent prepaid acquisition fees and expenses and prepaid participation servicing fees paid for the acquisition and servicing of PIMs and PIMIs. The Trust amortizes prepaid acquisition fees and expenses using a method that approximates the effective interest method over a period of ten to twelve years, which represents the estimated life of the underlying mortgage. The prepaid participation servicing fees are amortized using a method that approximates the effective interest method over a ten-year period beginning at final endorsement of the loan if a HUD-insured loan and at closing if a Fannie Mae loan.

                        KRUPP GOVERNMENT INCOME TRUST II

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Upon the repayment of a PIM or PIMI, any unamortized acquisition fees and expenses and unamortized participation servicing fees related to such loan are expensed.

    INCOME TAXES

    The Trust has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and believes it will continue to meet all such qualifications. Accordingly, the Trust will not be subject to federal income taxes on amounts distributed to shareholders provided it distributes annually at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Therefore, no provision for federal income taxes has been recorded in the financial statements.

    ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the period. Significant estimates include the net carrying value of Additional Loans and the unrealized gain on MBS investments. Actual results could differ from those estimates.

C. PIMIS

    The Trust had investments in seven PIMIs at December 31, 2001 and nine at December 31, 2000 that provide the permanent financing for multi-family housing. Each PIMI consists of either a Fannie Mae MBS or a sole participation interest in a HUD-insured first mortgage loan originated under the FHA lending program (collectively, the "insured mortgages") and an "Additional Loan" made to the borrower or the owners of the borrower to provide additional funds for the construction or permanent financing of the property. The FHA first mortgage loan and the first mortgage underlying the Fannie Mae MBS provide the borrower with a below market interest rate loan, and in return, the Trust receives a percentage of the cash generated from the property operations ("Participating Income Interest") and a percentage of any appreciation thereafter ("Participating Appreciation Interest") (collectively the "participation interest").

    The borrower conveys the participation features to the Trust through a subordinated promissory note and mortgage or a subordinate loan agreement (collectively the "Agreements"). The Trust makes the Additional Loan under the Fannie Mae PIMIs directly to the borrower of the first mortgage loan underlying the Fannie Mae MBS, and the borrower collateralizes the Additional Loan with a subordinated mortgage on the property. The owners of the borrower also pledge their ownership interests in the borrower as additional collateral.

    The Trust made the Additional Loans on the FHA PIMIs to the owners of the entity having the FHA first mortgage loan, and the owners collateralize the Additional Loan by pledging their ownership interests in the borrowing entity, their share of any distributions received, and the proceeds realized upon the refinancing of the property, sale of the property or sale of the partnership interests. Unlike the insured mortgages, the Additional Loans are neither guaranteed nor insured.

    The Trust receives level monthly payments of principal and interest payments, amortizing over thirty to forty years on the insured mortgages and is also entitled to receive participation interest and semi-annual interest payments ("Additional Loan interest") and preferred interest under the Additional Loans and Agreements. While principal and interest payments on the insured mortgages are insured or guaranteed, there are limitations to the amount and obligation to pay interest under the Additional Loan and Agreements.

    The Agreements for Fannie Mae PIMIs entitles the Trust to receive
(i) semi-annual interest payments on the Additional Loan, (ii) Participating Income Interest, (iii) Participating Appreciation Interest and (iv) Preferred Interest. Additional Loan interest accrues at the stated interest rate of the Additional Loan and Participating Income Interest represents the Trust's share of the net revenue generated by the property at a stated percentage generally ranging from 25% to 35%. Additional Loan interest and Participating Income Interest are payable only to the extent there is net revenue available to pay these amounts. However, should the borrower be unable to make the full Additional Loan interest payment, the borrower must notify the Trust of the amount of the shortfall.

    The Trust can require the partners of the borrower to make a capital call contribution to the borrower to fund 50% of this shortfall, and the Trust will fund the remainder with an Operating Loan. Also, the Trust is generally limited to receiving no more than 50% of net revenue on any semi-annual payment date. Participating Appreciation Interest provides the Trust with a stated percentage, ranging from 25% to 30%, of the excess value of the property over amounts due under the first mortgage, Additional Loan and any Operating Loans, the repayment of capital call contributions, and a return of original equity to the partners of the borrower.

    Participating Appreciation Interest is due upon the sale, refinancing, maturity or accelerated maturity, or permitted prepayment of all amounts due under the insured mortgage and Additional Loan. Generally, the Trust will not receive more than 50% of the excess of value over the outstanding indebtedness, the payment of Preferred Interest, and the return of equity and capital call contributions to the partners of the borrower.

    Preferred Interest refers to a non-compounded cumulative return from the closing date of the loan to the date of calculation, at a stated interest rate generally on the original outstanding balance of the insured mortgage plus the Additional Loan and any other funds advanced to the borrower (reduced by principal payments received) less: (i) interest payments on the insured mortgage, (ii) Additional Loan interest, (iii) Participating Income Interest, and (iv) Participating Appreciation Interest. Generally, the amount of Preferred Interest owed cannot exceed the excess of value over the outstanding indebtedness. Amounts due under the Additional Loan and Agreements are neither insured nor guaranteed.

                        KRUPP GOVERNMENT INCOME TRUST II

C. PIMIS (CONTINUED)
    The Agreements for FHA PIMIs entitle the Trust to receive (i) Participating Income Interest at a stated percentage usually ranging from 25% to 50% of
(a) all distributable Surplus Cash generated by the property as defined in the regulatory agreement of the HUD-insured first mortgage loan, (b) unrestricted cash generated by property operations, and (c) unexpended reserves and escrows; and (ii) Participating Appreciation Interest at a stated percentage usually ranging from 20% to 50% of the proceeds or value of the property less the outstanding indebtedness upon the sale, refinancing, maturity or accelerated maturity, or permitted prepayment of all amounts due under the insured mortgage and Additional Loan. Amounts received by the Trust pursuant to this Agreement reduce amounts payable as Base Interest and Preferred Interest under the FHA PIMI Additional Loan.

    The FHA PIMI Additional Loan interest is payable from the following sources:
(i) any Surplus Cash received as Participating Income Interest, (ii) amounts conveyed to the Trust by the owners of the borrower representing distributions of Surplus Cash, and (iii) amounts in reserve accounts established with Additional Loan proceeds, if available, and any interest earned on these amounts. As with the Fannie Mae PIMIs, the borrower must notify the Trust of the amount of any Additional Loan interest shortfall. At its option the Trust can require the owners of the borrower to make a capital call for 50% of the shortfall and the Trust in certain situations could convert the remaining 50% into an operating loan or would forego the remainder.

    The FHA PIMIs also require the payment of Preferred Interest at a stated interest rate from the date of final endorsement to the date of calculation on the original outstanding balance of the insured mortgage plus the Additional Loan and any other funds advanced by the Trust to the borrower or owners of the borrowing entity (reduced by principal payments received) less: (i) interest payments paid to the Trust under the insured mortgage, (ii) Participating Income Interest, and (iii) Additional Loan interest payments made under the Additional Loan including amounts foregone by the Trust.

    The insured mortgage and Agreements generally have maturities of 15 to 40 years, however, under the Agreements the Trust can accelerate the maturity dates at any time after the ninth or tenth anniversary of final endorsement for the FHA PIMIs or the closing date of the Fannie Mae PIMIs, upon giving twelve months written notice for the payment.

    If the Trust accelerates the maturity date, the Trust can require payment of all amounts due under the Additional Loan and Agreements through the accelerated maturity date for the payment of amounts due under the Agreement and the HUD-insured first mortgage loan (providing the contract of insurance with the Secretary of HUD is canceled prior to the accelerated maturity date) or prepayment of the first mortgage loan underlying the Fannie Mae MBS.

    FHA PIMIs generally cannot be prepaid for a term of five years from the construction completion date or final endorsement. After the fifth anniversary of construction completion or final endorsement, the FHA PIMI may be prepaid without penalty providing that all amounts due under the Agreements, Additional Loan and FHA insured mortgage are paid. Fannie Mae PIMIs generally cannot be prepaid during the five years following the closing date of the underlying first mortgage loan. Thereafter, the Fannie Mae first mortgage loan may be prepaid subject to a prepayment penalty that declines each year for the next five years with no prepayment penalty after the tenth year. Any prepayment of a Fannie Mae PIMI generally requires prepayment of the first mortgage loan underlying the Fannie Mae MBS and payment of amounts due under the Agreements and Additional Loan. The Fannie Mae first mortgage loan would not need to be prepaid if there is a permitted assumption of the first mortgage loan, however, amounts due under the Agreement and Additional Loan would need to be prepaid. Any prepayment usually requires not less than 90 nor more than 180 days prior written notice.

    On July 25, 2001, the Trust finalized an agreement with the owner of the Windmill Lakes property which will allow for the release of the participation features on the PIMI in the event that the first mortgage, the Additional Loan and any accrued but unpaid base interest on the Additional Loan are repaid by September 1, 2002. In addition, the Trust required the owner to pay current and outstanding Additional Loan base interest as of March 1, 2001 of $512,500. In the event that the required payments are not received by September 1, 2002, the participation features will remain in force. As a result of the performance of the property, the Trust had initially established a valuation allowance of $2,000,000 on the Additional Loan in 1998. The Trust has reflected the $512,500 received plus $50,000 previously received as a reduction in the principal balance of the Additional Loan and related impairment provision. Additionally, based upon improved market conditions and property operations, the Trust has further reduced the impairment provision by $937,500 to $500,000 at December 31, 2001.

    On July 23, 2001, the Trust received a prepayment of the Seasons Subordinated Promissory Note and the Seasons Additional Loan. The Trust received $4,925,351 of the Additional Loan principal, $462,983 of surplus cash, $2,168,701 of Preferred Interest, $2,693,326 of contingent interest, $176,908 of Base Interest on Additional Loan and $3,325,696 which represents the Trust's portion of the residual split. The Trust received $21,926,006 representing the principal proceeds on the first mortgage note on July 26, 2001. In addition, the Trust recognized $624,023 of Additional Loan interest that had been previously received and recorded in deferred income on additional loans. The Advisor paid a special dividend of $1.95 per share on August 17, 2001 from the proceeds of the Seasons PIMI prepayment.

    The payoff of the Seasons PIMI was a result of the sale of the underlying property by the borrower, Maryland Associates Limited Partnership ("MALP"), which is an affiliate of the Adviser, to an affiliate of MALP's general partner. Because the sale of the underlying property was to an affiliate, the Independent Trustees of the Trust were required to approve the transaction, which they did based upon a number of factors, including an appraisal of the underlying property prepared by an independent third party MAI appraiser. The purchase price paid by the affiliate for the underlying property was $1.6 million greater than the value indicated by such appraisal.

    During the first quarter of 2001, the Trust received a payoff of the Hunters Pointe PIMI. The Trust received the outstanding balance on the insured mortgage of $12,347,267, the outstanding balance on the Additional Loan of $650,000, Participating Income Interest of $496,207 (including all of the delinquent amounts), Preferred Interest of $492,543, Participating Appreciation Interest of $1,070,304 and late fees on the delinquent Participating Income Interest of $11,021. In addition, the Trust recognized $196,710 of additional loan interest and $311,132 of

                        KRUPP GOVERNMENT INCOME TRUST II

C. PIMIS (CONTINUED)
Participating Income Interest that had been previously received and recorded in deferred income on additional loans. On March 20, 2001, the Trust paid a special dividend of $.83 per share from the proceeds of the Hunters Pointe PIMI payoff. On December 16, 1999, the Trust received $2,832,907 from Windsor Lake consisting of $2,000,000 from the payoff of the Additional Loan, $40,000 of Additional Loan interest and $792,907 of participation interest. The payoff of the balance on the insured mortgage, $9,172,642 was received on January 26, 2000. The Trust paid a special dividend of $.66 per Share from the prepayment proceeds on February 18, 2000.

    At December 31, 2001 and 2000 there are no insured mortgage loans within the Trust's portfolio that are delinquent as to principal or interest.

    The Trust's investments in PIMIs consists of the following at December 31, 2001 and 2000:

                                                                                                         BALANCE OUTSTANDING AT
                                                                                                              DECEMBER 31,
                                                                   APPROXIMATE                         --------------------------
                                                        LOAN         MONTHLY     INTEREST   MATURITY              DATE
INSURED                                              MORTGAGES       AMOUNT      PAYMENTS     RATE        2001           2000
-------                                             ------------   -----------   --------   --------   -----------   ------------
FHA
The Seasons.......................................  $ 23,224,649    $     --         --           --   $        --   $ 22,054,045
Hunters Pointe....................................    12,789,100          --         --           --            --     12,362,037
Norumbega Point...................................    15,598,500     101,100      7.375%    02/01/36    15,139,275     15,231,817

FNMA (A)
Crossings Village.................................    12,907,334      82,500       6.75%    10/01/08    11,722,936     11,913,997
Martin's Landing..................................    11,200,000      69,600       6.50%    12/01/08    10,153,225     10,322,038
Sunset Summit.....................................    10,192,801      63,400       6.50%    10/01/08     9,246,686      9,400,427
Oasis.............................................    12,401,673      79,100       6.75%    07/01/09    11,432,503     11,603,141
Windmill Lakes....................................    11,600,000      74,600      6.825%    03/01/10    10,767,647     10,920,913
The Lakes.........................................    18,387,653     118,000      6.825%    07/01/10    17,162,913     17,399,649
                                                    ------------    --------                           -----------   ------------
                                                    $128,301,710    $588,300                           $85,625,185   $121,208,064(d)
                                                    ============    ========                           ===========   ============

                                                                                                          BASE     PREFERRED
                                                                                             MATURITY   INTEREST   INTEREST
ADDITIONAL LOANS                                                 2001             2000         DATE       RATE       RATE
----------------                                              -----------      -----------   --------   --------   ---------
The Seasons.................................................  $        --      $ 4,925,351         --      --          --
Hunters Pointe..............................................           --          650,000         --      --          --
Norumbega Pointe............................................    3,063,000        3,063,000   07/02/06       7%         10%
Crossings Village...........................................    2,584,000        2,584,000   10/01/08       7%          9%
Martin's Landing............................................    2,280,000        2,280,000   12/01/08       7%         12%
Sunset Summit...............................................    1,900,000        1,900,000   12/01/08       7%          9%(b)
Oasis.......................................................    2,290,000        2,290,000   09/01/09       7%       9.25%
Windmill Lakes (c):
  Due Contractually.........................................    2,000,000        2,000,000   03/01/10     7.5%        9.5%
  Interest applied..........................................     (562,500)              --
                                                              -----------      -----------   --------     ---        ----
  Carrying Value............................................    1,437,500        2,000,000
The Lakes...................................................    4,600,000        4,600,000   07/01/10       7%          9%
                                                              -----------      -----------
                                                              $18,154,500(e)   $24,292,351
                                                              ===========      ===========

------------------------------

(a) Monthly principal and interest payments are based on a 30-year amortization. The unpaid principal balances due at maturity are as follows:

Crossings Village...........................................  $ 9,917,000
Martin's Landing............................................  $ 8,524,000
Sunset Summit...............................................  $ 7,763,000
Oasis.......................................................  $ 9,550,000
Windmill Lakes..............................................  $ 8,907,000
The Lakes...................................................  $14,118,000

    (b) The Trust will receive its Additional Loan Interest and its GIT Contingent Interest on Investment (as defined in the Subordinate Loan Agreement) from net revenue up to the 9% Preferred Interest Rate and, thereafter is entitled to 25% of net revenue.

    (c) The Trust finalized an agreement on July 25, 2001 with the owner which will allow for the release of the participation features in the event that the first mortgage, the Additional Loan and any accrued but unpaid interest on the Additional Loan are all paid off by September 1, 2002. In the event that the required payments are not received, the participation features will remain in force.

    (d) The aggregate cost for federal income tax purposes is $85,625,185.

    (e) The aggregate cost for federal income tax purposes is $18,717,000.

                        KRUPP GOVERNMENT INCOME TRUST II

C. PIMIS (CONTINUED)

    IMPAIRED ADDITIONAL LOANS

    On December 31, 1998, as a result of continued deterioration in property operations, the Advisor of the Trust determined that the Windmill Lakes Additional Loan was impaired. As a result, a valuation allowance of $2,000,000 was established to adjust the carrying amount of the loan to the estimated fair market value of the collateral less anticipated costs of sale. On July 25, 2001, the Trust received $512,500 in accrued but unpaid base interest. The Trust reflected the $512,500 received plus $50,000 previously received as a reduction in the principal balance of the Additional Loan and related impairment provision. During the fourth quarter of 2001, based on improved market conditions and property operations, the Trust reduced the impairment provision by an additional $937,500 to $500,000. The Trust did not receive interest income on the Windmill Lakes Additional Loan during 2000 or 1999 and has not recognized any interest income during 2001, 2000 or 1999.

    On December 31, 1998, as a result of continued deterioration in property operations, the Advisor of the Trust determined that the Oasis Additional Loan was impaired. As a result, a valuation allowance of $994,000 was established to adjust the carrying amount of the loan to the estimated fair market value of the collateral less anticipated costs of sale. During 2000, property operations improved and, as a result, the Advisor determined that the Oasis Additional Loan was no longer impaired. Therefore, the valuation allowance was reversed.

    The activity in the valuation allowance together with the related recorded and carrying value of the mortgage loans is as follows as of December 31, 2001:

                                                               RECORDED    VALUATION   CARRYING
                                                                VALUE      ALLOWANCE    VALUE
                                                              ----------   ---------   --------
Windmill Lakes..............................................  $1,437,500   $500,000    $937,500
                                                              ==========   ========    ========

    Reconciliations of activity for 2001, 2000 and 1999 are as follows:

INSURED MORTGAGES

                                                                  2001           2000           1999
                                                              ------------   ------------   ------------
Balance at beginning of period..............................  $121,208,064   $131,750,452   $133,132,325
Principal collections.......................................   (35,582,879)   (10,542,388)    (1,381,873)
                                                              ============   ============   ============
Balance at end of period....................................  $ 85,625,185   $121,208,064   $131,750,452
                                                              ============   ============   ============

ADDITIONAL LOANS

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Balance at beginning of period..............................  $22,292,351   $21,298,351   $23,298,351
Interest received and recognized as Additional Loan
  prepayment................................................     (562,500)           --            --
Additional Loan prepayments.................................   (5,575,351)           --    (2,000,000)
Adjustment to valuation allowance...........................    1,500,000       994,000            --
                                                              -----------   -----------   -----------
Balance at end of period....................................  $17,654,500   $22,292,351   $21,298,351
                                                              ===========   ===========   ===========

PROPERTY DESCRIPTIONS:

    - Norumbega Point is a 93-unit assisted living facility in Weston, Massachusetts.

    - Crossings Village Apartments ("Crossings Village") is a 286-unit apartment complex located in Westlake, Ohio.

    - Martin's Landing Apartments ("Martin's Landing") is a 300-unit apartment complex in Roswell, Georgia.

    - Sunset Summit Apartments ("Sunset Summit") is a 261-unit apartment complex located in Portland, Oregon.

    - Oasis at Springtree ("Oasis") is a 276-unit apartment complex located in Sunrise, Florida.

    - Windmill Lakes Apartments ("Windmill Lakes") is a 264-unit garden style apartment complex in Pembroke Pines, Broward County, Florida.

    - The Lakes at Vinings Apartments ("The Lakes") is a 464-unit garden and townhouse style apartment complex in Vinings, Georgia.

D. PIMS

    The Trust has investments in four PIMs. The Trust's PIMs consist of either a Fannie Mae MBS or a sole participation interest in a HUD-insured first mortgage loan originated under the FHA lending program (collectively the "insured mortgages") and participation interests in the revenue stream and appreciation of the property above specified levels. The borrower conveys these participation features to the Trust generally through a subordinated promissory note and mortgage (the "Agreement"). The Trust receives level monthly principal and interest payments, amortized over thirty to forty years. The Fannie Mae MBS is guaranteed by Fannie Mae, and HUD insures payment of principal and interest on the FHA first mortgage loan.

                        KRUPP GOVERNMENT INCOME TRUST II

D. PIMS (CONTINUED)
    The borrower generally cannot prepay the insured mortgage during the first five years but may prepay it thereafter subject to a 9% prepayment premium in years six through nine, a 1% prepayment premium in year ten and no prepayment premium thereafter. The Trust may receive interest related to its participation interests in the underlying property, however, these amounts are neither insured nor guaranteed.

    Generally, the participation features consist of the following:
(i) "Minimum Additional Interest" at rates ranging from .5% to .75% per annum calculated on the unpaid principal balance of the first mortgage on the underlying property, (ii) "Shared Income Interest" ranging from 25% to 30% of the monthly gross rental income generated by the underlying property in excess of a specified base, but only to the extent that it exceeds the amount of Minimum Additional Interest received during such month, (iii) "Shared Appreciation Interest" ranging from 25% to 30% of any increase in value of the underlying property in excess of a specified threshold. Payment of participation interest from the operations of the property is limited to 50% of net revenue or surplus cash as defined by Fannie Mae or HUD, respectively. The total amount of participation interest payable by the borrower generally cannot exceed 50% of any increase in value of the property.

    Shared Appreciation Interest is payable when one of the following occurs:
(1) the sale of the underlying property to an unrelated third party on a date which is later than five years from the date of the Agreement, (2) the maturity date of the Agreement, or (3) prepayment of the Agreement.

    Under the Agreement, the Trust, upon giving twelve months written notice, can accelerate the maturity date of the Agreement and insured mortgage to a date not earlier than ten years from the date of the Agreement for (a) the payment of all participation interest due under the Agreement as of the accelerated maturity date or (b) the payment of all participation interest due under the Agreement plus all amounts due on the first mortgage note on the property.

    At December 31, 2001 and 2000 there are no insured mortgage loans within the Trust's portfolio that are delinquent of principal or interest.

    The Trust's PIMs consisted of the following at December 31, 2001 and 2000:

                                                                                                        BALANCE OUTSTANDING AT
                                                          APPROXIMATE                                        DECEMBER 31,
                                             ORIGINAL       MONTHLY     INTEREST       MATURITY      ----------------------------
PIM                                           AMOUNT       PAYMENTS       RATE           DATE           2001             2000
---                                         -----------   -----------   --------       --------      -----------      -----------
FNMA
Mequon Trails.............................  $14,937,726    $ 93,500       6.50%        01/01/08(a)   $13,276,440      $13,525,695

FHA
Rivergreens II............................    6,137,199      39,800      7.375%        01/01/35        5,917,280        5,956,517
Mill Ponds II.............................    8,245,300      51,900      7.125%        12/01/35        7,982,225        8,034,349
The Fountains.............................   10,336,000      70,800       7.50%(b)     11/01/36       10,063,977       10,114,769
                                            -----------    --------                                  -----------      -----------
  Total...................................  $39,656,225    $256,000                                  $37,239,922(c)   $37,631,330
                                            ===========    ========                                  ===========      ===========

------------------------------

(a) Principal and interest payments are based on a 30-year amortization. Unpaid principal of approximately $11,267,000 is due at maturity.

(b) Construction-phase interest rate was 7.875%. Received Final Endorsement in April 1998.

(c) The aggregate cost for federal income tax purposes is $37,239,922.

    Reconciliations of activity for 2001, 2000 and 1999 are as follows:

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Balance at beginning of period..............................  $37,631,330   $37,994,412   $38,331,257
Discount amortization.......................................          255           236           217
Principal collections.......................................     (391,663)     (363,318)     (337,062)
                                                              -----------   -----------   -----------
Balance at end of period....................................  $37,239,922   $37,631,330   $37,994,412
                                                              ===========   ===========   ===========

PROPERTY DESCRIPTIONS:

    - Mequon Trails Townhomes ("Mequon Trails") is a 246-unit apartment complex located in Mequon, Wisconsin.

    - Rivergreens II Apartments ("Rivergreens II") is a 126-unit apartment complex in Gladstone, Oregon.

    - Mill Ponds II Apartments ("Mill Ponds II") is a 150-unit apartment complex in Bellbrook, Ohio.

    - The Fountains Apartments ("The Fountains") is a 204-unit apartment complex in West Des Moines, Iowa.

                        KRUPP GOVERNMENT INCOME TRUST II

E. MORTGAGE BACKED SECURITIES

    The Trust received a payoff from The Estates MBS consisting of a first mortgage of $11,375,380 on October 18, 1999. In addition, the Trust received a prepayment premium of $1,023,784. The Trust paid a special dividend of $.68 per Unit from the proceeds on October 27, 1999.

    At December 31, 2001 the Trust's MBS portfolio has an amortized cost of $15,319,845 and gross unrealized gains of $281,119. At December 31, 2000, the Trust's MBS portfolio had an amortized cost of $19,042,730 and gross unrealized gains and losses of $134,943 and $53,642, respectively. The MBS have maturities ranging from 2008 to 2031.

MATURITY DATE                                                 FAIR VALUE    UNREALIZED GAIN
-------------                                                 -----------   ---------------
2002-2006...................................................  $        --       $     --
2007-2011...................................................    3,622,586         67,189
2012-2031...................................................   11,978,378        213,930
                                                              -----------       --------
  Total.....................................................  $15,600,964       $281,119
                                                              ===========       ========

F. SHAREHOLDERS' EQUITY

    Under the Declaration of Trust, and commencing with the initial closing of the public offering of Shares, the Trust has declared and paid dividends on a quarterly basis. During the period in which the Trust qualifies as a REIT, the Trust has and will pay quarterly dividends aggregating at least 95% of taxable income on an annual basis to be allocated to the shareholders, in proportion to their respective number of shares.

    In order for the Trust to maintain its REIT status with respect to the requirements of Share ownership, the Declaration of Trust prohibits any investor from owning, directly or indirectly more than 9.80% of the outstanding Shares and empowers the Trustees to refuse to permit any transfer of Shares which, in their opinion, would jeopardize the status of the Trust as a REIT.

G. RELATED PARTY TRANSACTIONS

    Under the terms of the Advisory Service Agreement, the Advisor receives an Asset Management Fee equal to .75% per annum of the value of the Trust's actual and committed invested assets payable quarterly.

    The Trust also reimburses affiliates of the Advisor for certain expenses incurred in connection with maintaining the books and records of the Trust, the preparation and mailing of financial reports, tax information and other communications to investors and legal fees and expenses. Included in general and administration expenses are legal fees and expenses paid by the Trust to an affiliate. During the three years ended December 31, 2001, 2000, and 1999 these fees totaled $6,276, $1,533 and $778 respectively.

    The Trust earned or received $398,549 of base interest from The Seasons in 2001 and $443,282 in 2000 and 1999, respectively (see Note C). In addition, the Trust received $8,780,579 in 2001, $446,574 in 2000 and $392,816 in 1999 related to participating interest income.

H. FEDERAL INCOME TAXES

    The reconciliation of the income reported in the accompanying statement of income with the income reported in the Trust's 2001 federal income tax return follows:

Net income per statement of income..........................  $22,140,978
Less: Book to tax difference for amortization of prepaid
  fees and expenses.........................................   (1,322,819)
Less: Book to tax difference for Additional Loan interest
  income....................................................   (1,037,081)
Less: Reduction of provision for impaired mortgage loans....     (962,500)
                                                              -----------
Net income for federal income tax purposes..................  $18,818,578
                                                              ===========

    The Trust paid dividends of $3.74 per share during 2001 which represents approximately $1.02 from ordinary income and $2.72 represents a non-taxable dividend for federal income tax purposes.

    The basis of the Trust's assets for financial reporting purposes is less than its tax basis by approximately $7,162,000 and $9,423,000 at December 31, 2001 and 2000, respectively. The basis of the Trust's liabilities for financial reporting purposes exceeded its tax basis by approximately $1,242,000 and $2,504,000 at December 31, 2001 and 2000, respectively.

I. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

    The Trust uses the following methods and assumptions to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS

    The carrying amount approximates fair value because of the short maturity of those instruments.

                        KRUPP GOVERNMENT INCOME TRUST II

I. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS (CONTINUED)
MBS

    The Trust estimates the fair value of MBS based on quoted market prices. Based on the estimated fair value determined using these methods and assumptions, the Trust's investments in MBS has gross unrealized gains of approximately $281,000 December 31, 2001 and gross unrealized gains and losses of approximately $135,000 and $54,000 at December 31, 2000.

PIMS AND PIMIS

    There is no established trading market for these investments. Management estimates the fair value of the PIMs and the insured mortgage portion of the PIMIs using quoted market prices of MBS having the same stated coupon rate as the insured mortgages. Additional Loans are based on the estimated fair value of the underlying properties as an estimate of the fair value of the loan is not practicable. Management does not include any participation income in the Trust's estimated fair values, as Management does not believe it can predict the time of realization of the feature with any certainty.

    Based on the estimated fair value determined using these methods and assumptions, the Trust's investments in PIMs and PIMIs had gross unrealized gains of approximately $1,777,000 at December 31, 2001 and gross unrealized gains and losses of approximately $170,000 and $4,052,000, respectively at December 31, 2000.

    At December 31, 2001 and 2000, the estimated fair values of the Trust's financial instruments are as follows:

                                                                     2001                  2000
                                                              -------------------   -------------------
                                                                FAIR     CARRYING     FAIR     CARRYING
                                                               VALUE      VALUE      VALUE      VALUE
                                                              --------   --------   --------   --------
Cash and cash equivalents...................................  $  6,454   $  6,454   $  7,089   $  7,089
MBS.........................................................    15,601     15,601     19,124     19,124
PIMs and PIMIs:
  PIMs......................................................    37,978     37,240     36,568     37,631
  Insured mortgages.........................................    86,664     85,625    118,389    121,208
  Additional loans..........................................    17,655     17,655     22,292     22,292
                                                              --------   --------   --------   --------
                                                              $164,352   $162,575   $203,462   $207,344
                                                              ========   ========   ========   ========

J. SUBSEQUENT EVENT

    On February 13, 2002, the Trust received a prepayment of the Norumbega Subordinated Promissory Note and the Norumbega Pointe Additional Loan note. The Trust received $3,063,000 of Additional Loan principal, $302,877 of Shared Appreciation Interest and $2,280,362 of preferred interest. The Trust received $15,123,167 representing the principal proceeds on the first mortgage note on February 25, 2002. The Trust intends to pay a special dividend of $1.14 per share from the proceeds of the Norumbega Pointe prepayment in the first quarter of 2002.

                        KRUPP GOVERNMENT INCOME TRUST II
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

2001

                                                              BALANCE AT   CHARGED TO                 BALANCE AT
                                                              BEGINNING    COSTS AND                    END OF
DESCRIPTION                                                   OF PERIOD     EXPENSES    RECOVERIES      PERIOD
-----------                                                   ----------   ----------   -----------   ----------
Valuation Allowance.........................................  $2,000,000   $      --    $(1,500,000)  $  500,000
                                                              ==========   =========    ===========   ==========

2000

                                                              BALANCE AT   CHARGED TO                 BALANCE AT
                                                              BEGINNING    COSTS AND                    END OF
DESCRIPTION                                                   OF PERIOD     EXPENSES    RECOVERIES      PERIOD
-----------                                                   ----------   ----------   -----------   ----------
Valuation Allowance.........................................  $2,994,000   $      --    $  (994,000)  $2,000,000
                                                              ==========   =========    ===========   ==========

1999

                                                              BALANCE AT   CHARGED TO                 BALANCE AT
                                                              BEGINNING    COSTS AND                    END OF
DESCRIPTION                                                   OF PERIOD     EXPENSES    RECOVERIES      PERIOD
-----------                                                   ----------   ----------   -----------   ----------
Valuation Allowance.........................................  $2,994,000   $      --    $        --   $2,994,000
                                                              ==========   =========    ===========   ==========

                        KRUPP GOVERNMENT INCOME TRUST II
                               SUPPLEMENTARY DATA
                       SELECTED QUARTERLY FINANCIAL DATA
                                  (UNAUDITED)

                                                                              FOR THE QUARTER ENDED
                                                              ------------------------------------------------------
                                                              MARCH 31,     JUNE 30,    SEPTEMBER 30,   DECEMBER 31,
                                                                 2001         2001          2001            2001
                                                              ----------   ----------   -------------   ------------
Total revenues..............................................  $6,360,137   $3,476,744    $12,808,257     $2,684,679
                                                              ==========   ==========    ===========     ==========
Net income..................................................  $4,926,015   $2,516,304    $11,911,501     $2,787,158
                                                              ==========   ==========    ===========     ==========
Earnings per Share..........................................  $      .27   $      .14    $       .64     $      .16
                                                              ==========   ==========    ===========     ==========

                                                                              FOR THE QUARTER ENDED
                                                              ------------------------------------------------------
                                                              MARCH 31,     JUNE 30,    SEPTEMBER 30,   DECEMBER 31,
                                                                 2001         2001          2001            2001
                                                              ----------   ----------   -------------   ------------
Total revenues..............................................  $4,908,065   $3,954,856     $4,031,680     $4,083,596
                                                              ==========   ==========     ==========     ==========
Net income..................................................  $3,585,243   $2,894,895     $3,003,591     $4,141,075
                                                              ==========   ==========     ==========     ==========
Earnings per Share..........................................  $      .20   $      .15     $      .17     $      .22
                                                              ==========   ==========     ==========     ==========

                                                                  YEAR          INCEPTION
                                                                  ENDED          THROUGH
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2001            2001
                                                              -------------   -------------
                                                                       (UNAUDITED)
                                                                 (AMOUNTS IN THOUSANDS,
                                                                EXCEPT PER SHARE AMOUNTS)
DISTRIBUTABLE CASH FLOW(A):
Net income..................................................      22,141          147,591
Items providing or not requiring (not providing) the use of
  operating funds:
  Additional Loan Base interest collected and reflected as
    Reduction of provision for impaired mortgage loan.......         562              562
  Provision for impaired mortgage loans.....................      (1,500)             500
  Loss on sale of MBS.......................................          --            1,379
  Amortization of prepaid fees and expenses and organization
    costs...................................................       2,608           18,012
  Additional Loan interest received and deferred, net.......      (1,262)           1,242
                                                                 -------         --------
Total Distributable Cash Flow ("DCF").......................     $22,549         $169,286
                                                                 =======         ========
DCF per Share based on Shares outstanding at December 31,
  2001 (18,371,477).........................................     $  1.23         $   9.21(d)
                                                                 =======         ========
Dividends:
  Total dividends to Shareholders...........................     $68,708(b)      $327,591(c)
                                                                 =======         ========
Average dividend per Share based on Shares outstanding at
  December 31, 2001.........................................     $  3.74(b)      $  17.83(c)(d)
                                                                 =======         ========

------------------------------

(a) Distributable Cash Flow consists of income before provision for impaired mortgage loans, amortization of prepaid fees and expenses and organization costs and includes interest collections on Additional Loans which have not been recognized as income for book purposes. The Trust believes Distributable Cash Flow is an appropriate supplemental measure of operating performance, however, it should not be considered as a substitute for net income as an indication of operating performance or cash flows as a measure of liquidity.

(b) Represents all dividends paid in 2001 except the February 2001 quarterly dividend and includes an estimate of the quarterly dividend to be paid in February 2002.

(c) Includes an estimate of the quarterly dividend to be paid in February 2002.

(d) Shareholders average per Share return of capital on a cash basis as of February 2002 is $8.62 [$17.83-$9.21]. Return of capital represents that portion of dividends which is not funded from DCF, such as proceeds from the sale of assets and substantially all of the principal collections received from MBS, PIMs and PIMIs.

                        KRUPP GOVERNMENT INCOME TRUST II

                                 BALANCE SHEETS

                                                                JUNE 30,     DECEMBER 31,
                                                                  2002           2001
                                                              ------------   ------------
                                                                      (UNAUDITED)
                           ASSETS
Participating Insured Mortgage Investments ("PIMIs")(Note 2)
  Insured mortgages.........................................  $ 59,229,805   $ 85,625,185
  Additional Loans, net of impairment provision of $0 and
    $500,000, respectively..................................    13,654,000     17,654,500
Participating Insured Mortgages ("PIMs")(Note 2)............    37,032,913     37,239,922
Mortgage-Backed Securities ("MBS")(Note 3)..................    13,098,425     15,600,964
                                                              ------------   ------------
    Total mortgage investments..............................   123,015,143    156,120,571
Cash and cash equivalents...................................     4,867,553      6,453,663
Interest receivable and other assets........................     1,038,766      1,174,106
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $6,824,434 and $7,964,938, respectively...     1,790,474      2,913,250
Prepaid participation servicing fees, net of accumulated
  amortization of $2,107,459 and $2,420,697, respectively...       661,285      1,102,473
                                                              ------------   ------------
    Total assets............................................  $131,373,221   $167,764,063
                                                              ============   ============

            LIABILITIES AND SHAREHOLDERS' EQUITY
Deferred income on Additional Loans (Note 2)................  $         --   $  1,242,282
Other liabilities...........................................       100,387         25,985
                                                              ------------   ------------
    Total liabilities.......................................       100,387      1,268,267
                                                              ------------   ------------
Shareholders' equity (Note 4)
  Common stock, no par value; 25,000,000 Shares authorized;
    18,371,477 Shares issued and outstanding................   130,884,349    166,214,677
  Accumulated comprehensive income..........................       388,485        281,119
                                                              ------------   ------------
    Total Shareholders' equity..............................   131,272,834    166,495,796
                                                              ------------   ------------
    Total liabilities and Shareholders' equity..............  $131,373,221   $167,764,063
                                                              ============   ============

                        KRUPP GOVERNMENT INCOME TRUST II

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                           FOR THE THREE MONTHS       FOR THE SIX MONTHS
                                                              ENDED JUNE 30,            ENDED JUNE 30,
                                                          -----------------------   -----------------------
                                                             2002         2001         2002         2001
                                                          ----------   ----------   ----------   ----------
                                                                             (UNAUDITED)
Revenues:
  Interest income--PIMs and PIMIs:
    Basic interest......................................  $1,655,328   $2,575,956   $3,629,965   $5,301,009
    Additional Loan interest............................     292,378      394,533    2,498,605    1,061,959
    Participation interest..............................          --      113,253    2,673,573    2,624,332
  Interest income--MBS..................................     223,134      316,868      449,141      648,691
  Interest income--cash and cash equivalents............      29,816       76,134       75,638      200,890
                                                          ----------   ----------   ----------   ----------
      Total revenues....................................   2,200,656    3,476,744    9,326,922    9,836,881
                                                          ----------   ----------   ----------   ----------
Expenses:
  Asset management fee to an affiliate..................     229,713      349,666      493,300      712,598
  Expense reimbursements to affiliates..................      62,406       75,192       94,381      117,175
  Amortization of prepaid fees and expenses.............     278,556      414,521    1,563,964    1,335,809
  General and administrative............................      99,253      121,061      200,063      228,980
  Reduction of provision for impaired additional loan
    (Note 2)............................................          --           --     (500,000)          --
                                                          ----------   ----------   ----------   ----------
      Total expenses....................................     669,928      960,440    1,851,708    2,394,562
                                                          ----------   ----------   ----------   ----------
Net income..............................................   1,530,728    2,516,304    7,475,214    7,442,319
  Other comprehensive income:
    Net change in unrealized gain (loss) on MBS.........     105,937       (7,500)     107,366       49,184
                                                          ----------   ----------   ----------   ----------
  Total comprehensive income............................  $1,636,665   $2,508,804   $7,582,580   $7,491,503
                                                          ==========   ==========   ==========   ==========
  Basic earnings per share..............................  $      .09   $      .14   $      .41   $      .41
                                                          ==========   ==========   ==========   ==========
  Weighted average Shares outstanding...................        18,371,477                18,371,477

                        KRUPP GOVERNMENT INCOME TRUST II

                            STATEMENTS OF CASH FLOWS

                                                                  FOR THE SIX MONTHS
                                                                    ENDED JUNE 30,
                                                              ---------------------------
                                                                  2002           2001
                                                              ------------   ------------
                                                                      (UNAUDITED)
Operating activities:
  Net income................................................  $  7,475,214   $  7,442,319
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of net premium.............................        46,708         28,223
    Amortization of prepaid fees and expenses...............     1,563,964      1,335,809
    Reduction of provision for impaired additional loan.....      (500,000)            --
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......       135,340         64,432
      Decrease in deferred income on Additional Loans.......    (1,242,282)      (572,377)
      Increase (decrease) in other liabilities..............        74,402       (101,995)
                                                              ------------   ------------
Net cash provided by operating activities...................     7,553,346      8,196,411
                                                              ------------   ------------
Investing activities:
  Principal collections on MBS..............................     2,563,062      1,385,347
  Principal collections on Additional Loans.................     4,500,500        650,000
  Principal collections on PIMs and Insured Mortgages.......    26,602,524     13,235,507
                                                              ------------   ------------
Net cash provided by investing activities...................    33,666,086     15,270,854
                                                              ------------   ------------
Financing activity:
  Dividends.................................................   (42,805,542)   (24,066,636)
                                                              ------------   ------------
Net decrease in cash and cash equivalents...................    (1,586,110)      (599,371)
Cash and cash equivalents, beginning of period..............     6,453,663      7,089,453
                                                              ------------   ------------
Cash and cash equivalents, end of period....................  $  4,867,553   $  6,490,082
                                                              ============   ============
Non Cash Activities:
  Increase in Fair Value of MBS.............................  $    107,366   $     49,184
                                                              ============   ============

    The accompanying notes are an integral part of the financial statements.

]

                        KRUPP GOVERNMENT INCOME TRUST II

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. ACCOUNTING POLICIES

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this report pursuant to the Rules and Regulations of the Securities and Exchange Commission. However, in the opinion of Berkshire Mortgage Advisors Limited Partnership (the "Advisor"), which is the advisor to Krupp Government Income Trust II (the "Trust"), the disclosures contained in this report are adequate to make the information presented not misleading. See Notes to Financial Statements in the Trust's financial statements for the year ended December 31, 2001 for additional information relevant to significant accounting policies followed by the Trust.

    In the opinion of the Advisor of the Trust, the accompanying unaudited financial statements reflect all adjustments (consisting primarily of normal recurring accruals) necessary to present fairly the Trust's financial position as of June 30, 2002 and the results of its operations for the three and six months ended June 30, 2002 and 2001 and its cash flows for the six months ended June 30, 2002 and 2001.

    The results of operations for the three and six months ended June 30, 2002 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

2. PIMS AND PIMIS

    At June 30, 2002, the Trust's PIMs and PIMIs, including Additional Loans, had a fair value of $112,673,155 and gross unrealized gains of $2,756,437. The PIMs and PIMIs had maturities ranging from 2008 to 2036. At June 30, 2002 there are no insured mortgage loans within the Trust's portfolio, that were delinquent of principal or interest.

    On March 28, 2002, the Trust received a prepayment of the Windmill Lakes Subordinated Promissory Note and the Windmill Lakes Additional Loan. The Trust received $2,000,000 of Additional Loan principal and $162,500 of Additional Loan interest. The Trust recognized $562,500 of the Additional Loan principal as Additional Loan interest. Due to the payoff, the remaining impairment provision of $500,000 was reversed. On April 25, 2002, the Trust received $10,727,382 representing the principal proceeds on the first mortgage note from Windmill Lakes. The Trust paid a special dividend of $.71 per share from the proceeds of the Windmill Lakes prepayment on May 1, 2002.

    On February 13, 2002, the Trust received a prepayment of the Norumbega Pointe Subordinated Promissory Note and the Norumbega Pointe Additional Loan. The Trust received $3,063,000 of Additional Loan principal, $302,877 of Shared Appreciation Interest and $2,280,362 of Preferred Interest. On February 25, 2002, the Trust received $15,123,167 representing the principal proceeds on the first mortgage note. In addition, the Trust recognized $1,242,282 of Additional Loan interest that had been previously received and recorded as deferred income on the additional loan. The Trust paid a special dividend of $1.14 per share from the proceeds of the Norumbega Pointe prepayment on March 12, 2002.

3. MBS

    At June 30, 2002, the Trust's MBS portfolio, had an amortized cost of approximately $12,709,940 and gross unrealized gains of approximately $388,485. The MBS portfolio, had maturities ranging from 2008 to 2031.

4. CHANGES IN SHAREHOLDERS' EQUITY

    A summary of changes in Shareholders' equity for the six months ended June 30, 2002 is as follows:

                                                                                            ACCUMULATED        TOTAL
                                                                 COMMON       RETAINED     COMPREHENSIVE   SHAREHOLDERS'
                                                                 STOCK        EARNINGS        INCOME          EQUITY
                                                              ------------   -----------   -------------   -------------
Balance at December 31, 2001................................  $166,214,677   $        --     $281,119      $166,495,796
Net income..................................................            --     7,475,214           --         7,475,214
Dividends...................................................   (35,330,328)   (7,475,214)          --       (42,805,542)
Change in unrealized gain on MBS............................            --            --      107,366           107,366
                                                              ------------   -----------     --------      ------------
Balance at June 30, 2002....................................  $130,884,349   $        --     $388,485      $131,272,834
                                                              ============   ===========     ========      ============

5. RELATED PARTY TRANSACTIONS

    The Trust received $221,641 of Additional Loan interest during the six months ended June 30, 2001 from an affiliate of the Advisor. The Trust also received participation interest of $129,872 from an affiliate of the Advisor during the six months ended June 30, 2001.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Krupp Insured Mortgage Limited Partnership:

    In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Krupp Insured Mortgage Limited Partnership (the "Partnership") at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 22, 2002

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                                 2001          2000
                                                              -----------   -----------
                           ASSETS
Participating Insured Mortgages ("PIMs")
(Notes B, C and H)..........................................  $23,723,593   $33,004,074
Mortgage-Backed Securities ("MBS")
(Notes B, D and H)..........................................   14,308,403     6,640,398
                                                              -----------   -----------
    Total mortgage investments..............................   38,031,996    39,644,472
Cash and cash equivalents (Notes B, C and H)................    3,603,846     2,737,740
Interest receivable and other assets........................      267,672       292,370
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $596,986 and $544,434 respectively (Note
  B)........................................................       30,656        83,208
Prepaid participation servicing fees, net of accumulated
  amortization of $195,430 and $174,676, respectively (Note
  B)........................................................       12,106        32,860
                                                              -----------   -----------
    Total assets............................................  $41,946,276   $42,790,650
                                                              ===========   ===========
              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................  $    17,875   $    17,650
                                                              -----------   -----------
Partners' equity (deficit) (Notes A and E):
Limited Partners (14,956,796 Limited Partner interests
  outstanding)..............................................   41,833,148    42,986,643
General Partners............................................     (377,115)     (373,628)
Accumulated Comprehensive Income (Note B)...................      472,368       159,985
                                                              -----------   -----------
    Total Partners' equity..................................   41,928,401    42,773,000
                                                              -----------   -----------
    Total liabilities and Partners' equity..................  $41,946,276   $42,790,650
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP
                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001         2000         1999
                                                              ----------   ----------   ----------
Revenues (Note B):
Interest income--PIMs (Note C):
  Basic interest............................................  $2,068,652   $2,772,996   $6,324,994
  Participation interest....................................      19,231      941,003    1,665,793
Interest income--MBS (Note D)...............................     902,292      549,802    1,205,925
Other interest income.......................................     130,485      427,056      609,360
                                                              ----------   ----------   ----------
    Total revenues..........................................   3,120,660    4,690,857    9,806,072
                                                              ==========   ==========   ==========
Expenses:
Asset management fee to an affiliate (Note F)...............     231,416      318,118      703,699
Expense reimbursements to affiliates(Note F)................     118,398      125,247       92,642
Amortization of prepaid fees and expenses (Note B)..........      73,306      138,050    1,298,012
General and administrative..................................     186,059      230,294      209,402
                                                              ----------   ----------   ----------
    Total expenses..........................................     609,179      811,709    2,303,755
                                                              ==========   ==========   ==========
Net income (Note G).........................................   2,511,481    3,879,148    7,502,317
Other comprehensive income:
Net change in unrealized gain on MBS........................     312,383      156,410     (641,612)
                                                              ----------   ----------   ----------
Total comprehensive income..................................  $2,823,864   $4,035,558   $6,860,705
                                                              ==========   ==========   ==========
Allocation of net income (Note E):
Limited Partners............................................  $2,436,137   $3,762,774   $7,277,247
                                                              ----------   ----------   ----------
Average net income per Limited Partner interest (14,956,796
  Limited Partner interests outstanding)....................  $      .16   $      .25   $      .49
                                                              ----------   ----------   ----------
General Partners............................................  $   75,344   $  116,374   $  225,070
                                                              ==========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP
                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                 ACCUMULATED       TOTAL
                                                       LIMITED       GENERAL    COMPREHENSIVE    PARTNERS'
                                                       PARTNERS     PARTNERS       INCOME          EQUITY
                                                     ------------   ---------   -------------   ------------
Balance at December 31, 1998.......................  $134,849,373   $(312,060)    $ 645,187     $135,182,500
Net income.........................................     7,277,247     225,070            --        7,502,317
Quarterly distributions............................   (12,563,709)   (260,692)           --      (12,824,401)
Special distributions..............................   (30,511,863)         --            --      (30,511,863)
Change in unrealized gain on MBS...................            --          --      (641,612)        (641,612)
                                                     ------------   ---------     ---------     ------------
Balance at December 31, 1999.......................    99,051,048    (347,682)        3,575       98,706,941
Net income.........................................     3,762,774     116,374            --        3,879,148
Quarterly distributions............................    (5,833,146)   (142,320)           --       (5,975,466)
Special distributions..............................   (53,994,033)         --            --      (53,994,033)
Change in unrealized gain on MBS...................            --          --       156,410          156,410
                                                     ------------   ---------     ---------     ------------
Balance at December 31, 2000.......................    42,986,643    (373,628)      159,985       42,773,000
Net income.........................................     2,436,137      75,344            --        2,511,481
Quarterly distributions............................    (3,589,632)    (78,831)           --       (3,668,463)
Change in unrealized gain on MBS...................            --          --       312,383          312,383
                                                     ------------   ---------     ---------     ------------
Balance at December 31, 2001.......................  $ 41,833,148   $(377,115)    $ 472,368     $ 41,928,401
                                                     ============   =========     =========     ============

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001           2000           1999
                                                              -----------   ------------   ------------
Operating activities:
  Net income................................................  $ 2,511,481   $  3,879,148   $  7,502,317
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of prepaid fees and expenses...............       73,306        138,050      1,298,012
    Shared Appreciation Interest and prepayment premium
      income................................................           --       (499,093)    (1,027,201)
    Changes in assets and liabilities:
      Decrease (increase) in interest receivable and other
        assets..............................................       24,698       (105,007)       598,802
      Increase (decrease) in liabilities....................          225         (1,900)       (11,244)
                                                              -----------   ------------   ------------
        Net cash provided by operating activities...........    2,609,710      3,411,198      8,360,686
                                                              -----------   ------------   ------------
Investing activities:
  Principal collections on PIMs including
    Shared Appreciation Interest and prepayment premiums of
      $499,093 in 2000, and $1,027,201 in 1999..............      330,141     18,885,111     48,587,772
  Principal collections on MBS..............................    1,594,718        976,124     10,705,146
                                                              -----------   ------------   ------------
        Net cash provided by investing activities...........    1,924,859     19,861,235     59,292,918
                                                              -----------   ------------   ------------
Financing activities:
  Quarterly distributions...................................   (3,668,463)    (5,975,466)   (12,824,401)
  Special distributions.....................................           --    (53,994,033)   (30,511,863)
                                                              -----------   ------------   ------------
        Net cash used for financing activities..............   (3,668,463)   (59,969,499)   (43,336,264)
                                                              -----------   ------------   ------------
Net increase (decrease) in cash and cash equivalents........      866,106    (36,697,066)    24,317,340
Cash and cash equivalents, beginning of year................    2,737,740     39,434,806     15,117,466
                                                              -----------   ------------   ------------
Cash and cash equivalents, end of year......................  $ 3,603,846   $  2,737,740   $ 39,434,806
                                                              -----------   ------------   ------------
Supplemental disclosure of non-cash investing activities:
    Reclassification of investment in a PIM to a MBS........  $ 8,950,340   $         --   $         --
                                                              -----------   ------------   ------------
Non cash activities:
    Increase (decrease) in fair value of MBS................  $   312,383   $    156,410   $   (641,612)
                                                              ===========   ============   ============

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

A. ORGANIZATION

    Krupp Insured Mortgage Limited Partnership (the "Partnership") was formed on March 21, 1988 by filing a Certificate of Limited Partnership in The Commonwealth of Massachusetts. The Partnership was organized for the purpose of investing in multi-family loans and mortgage backed securities. The Partnership issued all of the General Partner Interests to two General Partners in exchange for capital contributions aggregating $3,000. Krupp Plus Corporation and Mortgage Services Partners Limited Partnership are the General Partners of the Partnership and Krupp Depositary Corporation is the Corporate Limited Partner. Except under certain limited circumstances upon termination of the Partnership, the General Partners are not required to make any additional capital contributions. The Partnership terminates on December 31, 2028, unless terminated earlier upon the occurrence of certain events as set forth in the Partnership Agreement.

    The Partnership commenced the public offering of Limited Partner interests on July 22, 1988 and completed its public offering on May 23, 1990 having sold 14,956,696 Limited Partner interests for $298,678,321 net of purchase volume discounts of $457,599. In addition, Krupp Depositary Corporation owns one hundred Limited Partner interests.

B. SIGNIFICANT ACCOUNTING POLICIES

    The Partnership uses the following accounting policies for financial reporting purposes, which may differ in certain respects from those used for federal income tax purposes (Note G).

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

MBS

    The Partnership, in accordance with Financial Accounting Standards Board's Statement 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), classifies its MBS portfolio as available-for-sale. As such the Partnership carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Partners' Equity. The Partnership amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

PIMS

    The Partnership accounts for its MBS portion of a PIM in accordance with FAS 115 under the classification of held to maturity. The Partnership carries the Government National Mortgage Association (GNMA) MBS at amortized cost.

    The insured mortgage portion of its Federal Housing Administration (FHA) PIM is carried at amortized cost. The Partnership holds this FHA insured mortgage at amortized cost since the loan is fully insured by the FHA.

    Basic interest on PIMs is recognized based on the stated rate of the FHA mortgage loan (less the servicer's fee) or the stated coupon rate of the GNMA MBS. The Partnership recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to such amount is consummated.

CASH AND CASH EQUIVALENTS

    The Partnership includes all short-term investments with maturities of three months or less from the date of acquisition in cash and cash equivalents. The Partnership invests its cash primarily in commercial paper and money market funds with a commercial bank and has not experienced any loss to date on its invested cash.

PREPAID FEES AND EXPENSES

    Prepaid fees and expenses represent prepaid acquisition fees and expenses and prepaid participation servicing fees paid for the acquisition and servicing of PIMs. The Partnership amortizes prepaid acquisition fees and expenses using a method that approximates the effective interest method over a period of ten to twelve years, which represents the estimated life of the underlying mortgage. Acquisition expenses incurred on potential acquisitions which were not consummated were charged to operations.

    The Partnership amortizes prepaid participation servicing fees using a method that approximates the effective interest method over a ten-year period beginning at final endorsement of the loan if a Department of Housing and Urban Development ("HUD") loan or GNMA loan.

    Upon the repayment of a PIM, any unamortized acquisition fees and expenses and unamortized participation servicing fees related to such loan are expensed.

INCOME TAXES

    The Partnership is not liable for federal or state income taxes as Partnership income is allocated to the partners for income tax purposes. In the event that the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and the examination results in a change in Partnership taxable income, such change will be reported to the partners.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

B. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the period. Actual results could differ from those estimates.

C. PIMS

    At December 31, 2001 and 2000, the Partnership had investments in two and three PIMs, respectively. The Partnership's PIMs consist of (a) a GNMA MBS representing the securitized first mortgage loan on the underlying property or a sole participation interest in the mortgage loan originated under HUD's FHA lending program (collectively the "insured mortgages"), and (b) participation interests in the revenue stream and appreciation of the underlying property above specified base levels. The borrower conveys these participation features to the Partnership generally through a subordinated promissory note and mortgage (the "Agreement").

    The Partnership receives guaranteed monthly payments of principal and interest on the GNMA MBS, and HUD insures the FHA mortgage loan. The borrower usually cannot prepay the first mortgage loan during the first five years and may prepay the first mortgage loan thereafter subject to a 9% prepayment premium in years six through nine, a 1% prepayment premium in year ten and no prepayment premium thereafter. The Partnership may receive interest related to its participation interests in the underlying property, however, these amounts are neither insured nor guaranteed.

    Generally, the participation features consist of the following:
(i) "Minimum Additional Interest" which is at the rate of .5% to 1% per annum calculated on the unpaid principal balance of the first mortgage on the underlying property, (ii) "Shared Income Interest" which is 25% to 35% of the monthly gross rental income generated by the underlying property in excess of a specified base, but only to the extent that it exceeds the amount of Minimum Additional Interest earned during such month and (iii) "Shared Appreciation Interest" which is 25% to 35% of any increase in the value of the underlying property in excess of a specified base. Payment of participation interest from the operations of the property is limited in any year to 50% of net revenue or Surplus Cash as defined by Fannie Mae or HUD, respectively. The aggregate amount of Minimum Additional Interest, Shared Income Interest and Shared Appreciation Interest payable by the underlying borrower on the maturity date generally cannot exceed 50% of any increase in value of the property above certain thresholds.

    Shared Appreciation Interest is payable when one of the following occurs:
(1) the sale of the underlying property to an unrelated third party on a date which is later than five years from the date of the Agreement, (2) the maturity date or accelerated maturity date of the Agreement, or (3) prepayment of amounts due under the Agreement and the insured mortgage.

    The Partnership, upon giving twelve months written notice, can accelerate the maturity date of the Agreement to a date not earlier than ten years from the date of the Agreement for (a) the payment of all participation interest due under the Agreement as of the accelerated maturity date, or (b) the payment of all participation interest due under the Agreement plus all amounts due on the first mortgage note on the property.

    During May 2001, the Partnership received $19,231 from the borrowers of the Richmond Park PIM as a settlement to release the loan's participation features. The property never generated sufficient cash flow to pay any participation from property operations nor did it have sufficient value to meet the threshold to pay any participation based on value if the property was sold or refinanced. The borrowers asked for a release of the participation features while keeping the insured first mortgage in place until operations improve and the property can be sold or refinanced. The General Partners agreed to this request in return for the settlement because there was no expectation that the Partnership would be entitled to any participation proceeds now or in the future in the property's current condition. Upon this settlement, the insured first mortgage loan on Richmond Park was reclassified from a PIM to a MBS as the only remaining portion of the investment is a GNMA MBS. The Partnership also reclassified this investment to available for sale concurrent with the release of the participation feature. The Partnership will continue to receive the scheduled principal and interest payments on the first mortgage until the property is refinanced or sold.

    On June 2, 2000, the Partnership paid a special distribution of $.93 per Limited Partner interest from the proceeds of the Bell Station and Enclave insured mortgage payoffs along with the Shared Appreciation Interest proceeds from the Brookside PIM (see below), the Bell Station PIM and the Enclave PIM.

    On March 30, 2000, the Partnership received $190,239 of Shared Appreciation Interest and $5,973 of Shared Income Interest from the Bell Station PIM. During April and May, the Partnership received the principal proceeds of $4,901,863 and $8,508,892 from the Bell Station and the Enclave PIM, respectively. Subsequent to the payoff of the MBS portion of the Enclave PIM, the Partnership received $178,854 of Shared Appreciation Interest and $200,398 of Shared Income Interest.

    On March 30, 2000, the Partnership paid a special distribution of $.31 per Limited Partner interest from the principal proceeds in the amount of $4,531,910, received from the Brookside Apartments PIM payoff in February of 2000. Subsequent to the payoff of the MBS portion of the Brookside PIM, the Partnership received $130,000 of Shared Appreciation Interest and $176,513 of Shared Income Interest.

    On January 11, 2000, the Partnership paid a special distribution of $2.37 per Limited Partner interest from the prepayment proceeds received during December 1999 from the Salishan, Saratoga, and Marina Shores Apartments
PIMs and the Patrician MBS. In addition to the principal proceeds from the Salishan PIM of $14,666,235, the Partnership received $146,662 of prepayment premium income and $311,650 of Shared Income Interest and Minimum Additional Interest. The Partnership also received $6,008,565 of principal proceeds from the Marina Shores PIM along with $176,679 of Shared Appreciation Interest and prepayment premium income. The principal proceeds from the Saratoga PIM and the Patrician MBS prepayments were $6,204,895 and $7,830,263, respectively. The Partnership did not receive any participation interest on the Saratoga prepayment.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

C. PIMS (CONTINUED)
    During November 1999, the Partnership paid a special distribution of $.30 per Limited Partner interest from the principal proceeds received from the Valley Manor PIM of $4,425,993. The Partnership did not receive any participation income from this PIM prepayment.

    During May 1999, the Partnership paid a special distribution of $1.08 per Limited Partner interest from the principal proceeds, Shared Appreciation and prepayment proceeds received from the Remington and Pope Building PIMs (see below).

    During March 1999, the Partnership received a payoff of the Remington PIM in the amount of $12,199,298. The payoff was the result of a default on the underlying loan which resulted in the Partnership receiving all of the outstanding principal balance under the insurance feature of the PIM. However, due to the default the Partnership did not receive any participation income from this PIM.

    During February 1999, the Partnership received a payoff of the Pope Building PIM in the amount of $3,176,761. In addition, the Partnership received $703,860 of Shared Appreciation Interest and prepayment premium income and $218,578 of Shared Income Interest and Minimum Additional Interest upon the payoff of the underlying mortgage.

    During January 1999, the Partnership paid a special distribution of $.66 per Limited Partner interest from the principal proceeds and prepayment premium received from the Cross Creek PIM during 1998. On November 16, 1998, the Partnership received a prepayment of the Cross Creek PIM in the amount of $9,414,586. Additional interest in lieu of a prepayment penalty of approximately $318,000 along with Shared Income Interest of approximately $60,000 was also received during 1998.

    At December 31, 2001 and 2000 there were no loans within the Partnership's portfolio that were delinquent as to principal or interest.

    The Partnership's PIMs consisted of the following at December 31, 2001 and 2000:

                                                                                                         INVESTMENT BASIS AT
                                     ORIGINAL                                       APPROXIMATE              DECEMBER 31,
                                       FACE          INTEREST         MATURITY        MONTHLY        ----------------------------
PIMS                                  AMOUNT         RATE(A)          DATE(F)       PAYMENT(G)          2001             2000
----                                -----------      --------         --------      -----------      -----------      -----------
GNMA
Richmond Park Apts.(h)
  Richmond Heights, OH........      $10,000,000           --               --        $     --        $        --      $ 8,995,263
Wildflower Apts.
  Las Vegas, NV...............       17,600,000        7.75%(b)(e)(i) 1/15/25         121,700         15,774,526       16,002,630
                                    -----------                                                      -----------      -----------
                                     27,600,000                                                       15,774,526       24,997,893
                                    -----------                                                      -----------      -----------
FHA
Creekside Apts.
  Portland, OR................        8,354,500       8.305%(b)(c)(d) 11/1/31          60,000          7,949,067        8,006,181
                                    -----------                                                      -----------      -----------
    Total.....................      $35,954,500                                                      $23,723,593(j)   $33,004,074
                                    ===========                                                      ===========      ===========

------------------------------

(a) Represents the permanent interest rate of the GNMA MBS or the HUD-insured first mortgage less the servicers fee. The Partnership may also receive additional interest which consists of (i) Minimum Additional Interest based on a percentage of the unpaid principal balance of the first mortgage on the property, (ii) Shared Income Interest based on a percentage of monthly gross income generated by the underlying property in excess of a specified base amount (but only to the extent it exceeds the amount of Minimum Additional Interest received during such month), (iii) Shared Appreciation Interest based on a percentage of any increase in the value of the underlying property in excess of a specified base value.

(b) Minimum additional interest is at a rate of .5% per annum calculated on the unpaid principal balance of the first mortgage note.

(c) Shared income interest is based on 25% of monthly gross rental income over a specified base amount.

(d) Shared appreciation interest is based on 25% of any increase in the value of the project over the specified base value.

(e) Shared income interest is based on 35% of monthly gross rental income over a specified base amount and shared appreciation interest is based on 35% of any increase in the value of the project over the specified base value.

(f) The Partnership's GNMA MBS and HUD direct mortgages have call provisions, which allow the Partnership to accelerate their respective maturity dates.

(g) The normal monthly payment consisting of principal and interest is payable monthly at level amounts over the term of the GNMA MBS and the HUD direct mortgage.

(h) During May 2001, the Partnership received $19,231 as a settlement to release the loan's participation features. The insured first mortgage loan was reclassified from a PIM to a MBS.

(i) The coupon rate of interest on the Wildflower Apartments PIM is 7.75% per annum. However, in December 2000 the Partnership agreed to provide debt service relief for the Wildflower PIM due to the property's poor operating performance in the competitive Las Vegas market. Occupancy has fallen as low as 80%, and the property has been unable to generate sufficient revenues to adequately maintain the property. Consequently, a loan modification agreement between the Partnership, the borrower entity under the PIM, the principals of the borrower entity, and the affiliated property management agent will provide operating funds for property repairs. Under the modification, the principals of the borrower entity converted $105,000 of cash advances to a long-term non interest-bearing loan. In addition, an escrow account to be used exclusively for property repairs has been established and is under the control of the Partnership. The management agent made an initial deposit into the escrow equal to 30% of the management fees it received during 2000 and will continue to deposit a similar amount until December 2002. The Partnership made an initial deposit into the escrow to match the $105,000 principals' loan and the management agent's initial deposit and will continue to match additional deposits until December 2002. The Partnership's contributions to the escrow account will be considered to be an interest rebate. The principals' loan and the escrow deposits made by the management agent and the Partnership can be repaid exclusively out of any Surplus Cash, as defined by HUD, that the property may generate in future years. Any repayments will be made on a pro rata basis amongst the parties. The approximate monthly payment is before the rebate which fluctuates month to month.

(j) The aggregate cost of PIMs for federal income tax purposes is $23,723,593.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

C. PIMS (CONTINUED)
    A reconciliation of the carrying value of PIMs for each of the three years in the period ended December 31, 2001 is as follows:

                                                                 2001           2000            1999
                                                              -----------   -------------   ------------
Balance at beginning of period..............................  $33,004,074   $  51,390,092   $ 98,950,663

Deductions during period:
  Prepayments and principal collections.....................     (330,141)    (18,386,018)   (47,560,571)
  Reclass to MBS............................................   (8,950,340)             --             --
                                                              -----------   -------------   ------------
Balance at end of period....................................  $23,723,593   $  33,004,074   $ 51,390,092
                                                              ===========   =============   ============

    The underlying mortgages of the PIMs are collateralized by multi-family apartment complexes located in 2 states. The apartment complexes range in size from 172 to 540 units.

D. MBS

    At December 31, 2001, the Partnership's MBS portfolio had an amortized cost of $13,836,035 and gross unrealized gains of $472,368. At December 31, 2000, the Partnership's MBS portfolio had an amortized cost of $6,480,413 and gross unrealized gains and losses of $160,571 and $586 respectively. The portfolio has maturity dates ranging from 2016 to 2024.

                                                                            UNREALIZED
MATURITY DATE                                                 FAIR VALUE    GAIN/(LOSS)
-------------                                                 -----------   -----------
2002-2006...................................................  $        --    $     --
2007-2011...................................................           --          --
2012-2024...................................................   14,308,403     472,368
                                                              -----------    --------
    Total...................................................  $14,308,403    $472,368
                                                              ===========    ========

E. PARTNERS' EQUITY

    Profits from Partnership operations and Distributable Cash Flow are allocated 97% to the Unitholders and Corporate Limited Partner (the "Limited Partners") and 3% to the General Partners.

    Upon the occurrence of a capital transaction, as defined in the Partnership Agreement, net cash proceeds and profits from the capital transaction will be distributed first, to the Limited Partners until they have received a return of their total invested capital, second, to the General Partners until they have received a return of their total invested capital, third, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners receive an amount equal to any deficiency in the 11% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fourth, to the class of General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and fifth, 96% to the Limited Partners and 4% to the General Partners. Losses from a capital transaction will be allocated 97% to the Limited Partners and 3% to the General Partners.

    Upon the occurrence of a terminating capital transaction, as defined in the Partnership Agreement, the net cash proceeds and winding up of the affairs of the Partnership will be allocated among the Partners first, to each class of Partners in the amount equal to, or if less than, in proportion to, the positive balance in the Partner's capital accounts, second, to the Limited Partners until they have received a return of their total invested capital, third, to the General Partners until they have received a return of their total invested capital, fourth, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received to any deficiency in the 11% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fifth, to the General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and sixth, 96% to the Limited Partners and 4% to the General Partners.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

E. PARTNERS' EQUITY (CONTINUED)

    During 2001, 2000 and 1999 the Partnership made quarterly distributions totaling $.24, $.39 and $.84 per Limited Partner interest, respectively. The Partnership made special distributions of $3.61 and $2.04 per Limited interest in 2000 and 1999, respectively.

    As of December 31, 2001, the following cumulative partner contributions and allocations have been made since inception of the Partnership:

                                                                          CORPORATE                  ACCUMULATED
                                                                           LIMITED      GENERAL     COMPREHENSIVE
                                                          UNITHOLDERS      PARTNER     PARTNERS        INCOME           TOTAL
                                                          -----------     ---------   -----------   -------------   -------------
Capital contributions...................................  $ 298,678,321    $ 2,000    $     3,000    $       --     $ 298,683,321
Syndication costs.......................................    (20,431,915)        --             --            --       (20,431,915)
Quarterly distributions.................................   (224,056,957)    (1,612)    (4,929,066)           --      (228,987,635)
Special distributions...................................   (159,438,377)    (1,066)            --            --      (159,439,443)
Net income..............................................    147,081,731      1,023      4,548,951            --       151,631,705
Unrealized gains on MBS.................................             --         --             --       472,368           472,368
                                                          -------------    -------    -----------    ----------     -------------
Balance, December 31, 2001..............................  $  41,832,803    $   345    $  (377,115)   $  472,368     $  41,928,401
                                                          =============    =======    ===========    ==========     =============

F. RELATED PARTY TRANSACTIONS

    Under the terms of the Partnership Agreement, the General Partners or their affiliates receive an Asset Management Fee equal to .75% per annum of the value of the Partnership's invested assets payable quarterly. The General Partners may also receive an incentive management fee in an amount equal to .3% per annum on the Partnership's Total Invested Assets providing the Unitholders receive a specified non-cumulative annual return on their Invested Capital. Total fees payable to the General Partners as asset management or incentive management fees shall not exceed 9.05% of distributable cash flow over the life of the Partnership.

    Additionally, the Partnership reimburses affiliates of the General Partners for certain expenses incurred in connection with maintaining the books and records of the Partnership, the preparation and mailing of financial reports, tax information, other communications to investors and legal fees and expenses.

G. FEDERAL INCOME TAXES

    The reconciliation of the net income reported in the accompanying statement of income with the income reported in the Partnership's 2001 federal income tax return is as follows:

Net income per statement of income..........................  $2,511,481
Less: Book to tax difference for amortization of prepaid
  fees and expenses.........................................    (180,622)
                                                              ----------
Net income for federal income tax purposes..................  $2,330,859
                                                              ==========

    The allocation of the 2001 net income for federal income tax purposes is as follows:

                                                              PORTFOLIO
                                                                INCOME
                                                              ----------
Unitholders.................................................  $2,260,918
Corporate Limited Partner...................................          15
General Partners............................................      69,926
                                                              ----------
                                                              $2,330,859
                                                              ==========

    For the years ended December 31, 2001, 2000 and 1999 the average per unit net income to the Unitholders for federal income tax purposes was $.15, $.25 and $.36 respectively.

    The basis of the Partnership's assets for financial reporting purposes was less than its tax basis by approximately $1,698,000 and $2,191,000 at December 31, 2001 and 2000, respectively. The basis of the Partnership's liabilities for financial reporting purposes were the same as its tax basis at December 31, 2001 and 2000, respectively.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

H. FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

    The Partnership uses the following methods and assumptions to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS

    The carrying amount approximates fair value due to the short maturity of those instruments.

MBS

    The Partnership estimates the fair value of MBS based on quoted market prices. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in MBS had gross unrealized gains of approximately $472,000 at December 31, 2001, and gross unrealized gains and losses of approximately $161,000 and $1,000 at December 31, 2000.

PIMS

    As there is no active trading market for these investments, Management estimates the fair value of the PIMs using quoted market prices of MBS having the same stated coupon rate. Management does not include any participation income in the Partnership's estimated fair value arising from appreciation of the properties, as Management does not believe it can predict the time of realization of the feature with any certainty. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in PIMs had gross unrealized gains of approximately $1,043,000 at December 31, 2001, and gross unrealized gains and losses of approximately $98,000 and $216,000 at December 31, 2000.

    At December 31, 2001 and 2000, the estimated fair values of the Partnership's financial instruments are as follows (amounts rounded to nearest thousand):

                                                                     2001                  2000
                                                              -------------------   -------------------
                                                                FAIR     CARRYING     FAIR     CARRYING
                                                               VALUE      VALUE      VALUE      VALUE
                                                              --------   --------   --------   --------
Cash and cash equivalents...................................  $ 3,604    $ 3,604    $ 2,738    $ 2,738
MBS.........................................................   14,308     14,308      6,640      6,640
PIMS........................................................   24,767     23,724     32,886     33,004
                                                              -------    -------    -------    -------
                                                              $42,679    $41,636    $42,264    $42,382
                                                              =======    =======    =======    =======

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

      UNAUDITED DISTRIBUTABLE CASH FLOW AND NET CASH PROCEEDS FROM CAPITAL
                                  TRANSACTIONS

    Shown below is the calculation of Distributable Cash Flow and Net Cash Proceeds from Capital Transactions as defined in Section 17 of the Partnership Agreement and the source of cash distributions for the year ended December 31, 2001 and the period from inception through December 31, 2001. The General Partners provide certain of the information below to meet requirements of the Partnership Agreement and because they believe that it is an appropriate supplemental measure of operating performance. However, Distributable Cash Flow and Net Cash Proceeds from Capital Transactions should not be considered by the reader as a substitute to net income as an indicator of the Partnership's operating performance or to cash flows as a measure of liquidity.

                                                                   YEAR ENDED        INCEPTION THROUGH
                                                                  DECEMBER 31,         DECEMBER 31,
                                                                      2001                 2001
                                                                  -------------      -----------------
                                                                   (AMOUNTS IN THOUSANDS, EXCEPT PER
                                                                             UNIT AMOUNTS)
DISTRIBUTABLE CASH FLOW:
Income for tax purposes.....................................          $2,331              $153,805
Items not requiring or (not providing) the use of operating
  funds:
  Shared Appreciation income................................              --                (5,716)
  Amortization of prepaid fees and expenses.................             254                17,094
  Interest rate reduction collectible in the future.........              --                    --
  Acquisition expenses paid from offering proceeds charged
    to operations...........................................              --                   184
  Gain on sale of MBS.......................................              --                  (417)
                                                                      ------              --------
  Total Distributable Cash Flow ("DCF").....................          $2,585              $164,950
                                                                      ------              --------
  Limited Partners Share of DCF.............................          $2,507              $160,001
                                                                      ------              --------
  Limited Partners Share of DCF per Unit (14,956,796).......          $  .17              $  10.70(c)
                                                                      ------              --------
  General Partners Share of DCF.............................          $   78              $  4,949
                                                                      ------              --------
NET PROCEEDS FROM CAPITAL TRANSACTIONS:
  Prepayments and principal collections on PIMs including
    shared appreciation income..............................          $  330              $161,386
  Principal collections on MBS..............................           1,595                80,247
  Principal collections on MBS and PIMs reinvested..........              --               (14,537)
  Gain on sale of MBS.......................................              --                   417
                                                                      ------              --------
  Total Net Proceeds from Capital Transactions..............          $1,925              $227,513
                                                                      ------              --------
CASH AVAILABLE FOR DISTRIBUTION:
  (DCF plus proceeds from Capital Transactions).............          $4,510              $392,463
                                                                      ------              --------
DISTRIBUTIONS:
  Limited Partners..........................................          $3,590(a)           $384,396
                                                                      ------              --------
  Limited Partners Average per Unit.........................          $  .24(a)           $  25.70(b)(c)
                                                                      ------              --------
  General Partners..........................................          $   78(a)           $  4,949(b)
                                                                      ------              --------
  Total Distributions.......................................          $3,668              $389,345
                                                                      ======              ========

------------------------------

(a) Represents all distributions paid in 2001 except the February 2001 quarterly distribution and includes an estimate of the quarterly distribution to be paid in February 2002.

(b) Includes an estimate of the quarterly distribution to be paid in February 2002.

(c) Limited Partners average per Unit return of capital as of February 2002 is $15.00 [$25.70-$10.70]. Return of capital represents that portion of distributions which is not funded from DCF such as proceeds from the sale of assets and substantially all of the principal collections received from MBS and PIMs.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                                                               JUNE 30,     DECEMBER 31,
                                                                 2002           2001
                                                              -----------   ------------
                                                                     (UNAUDITED)
                           ASSETS
Participating Insured Mortgages ("PIMs") (Note 2)...........  $23,572,142   $23,723,593
Mortgage-Backed Securities ("MBS") (Note 3).................    4,325,329    14,308,403
                                                              -----------   -----------
  Total mortgage investments................................   27,897,471    38,031,996
Cash and cash equivalents...................................   11,427,809     3,603,846
Interest receivable and other assets........................      203,115       267,672
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $623,262 and $596,986, respectively.......        4,380        30,656
Prepaid participation servicing fees, net of accumulated
  amortization of $205,806 and $195,430, respectively.......        1,730        12,106
                                                              -----------   -----------
  Total assets..............................................  $39,534,505   $41,946,276
                                                              ===========   ===========

              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................  $   110,478   $    17,875
                                                              -----------   -----------
Partners' equity (deficit)(Note 4):
Limited Partners (14,956,796 Limited Partner interests
  outstanding)..............................................   39,596,626    41,833,148
General Partners............................................     (382,129)     (377,115)
Accumulated Comprehensive Income............................      209,530       472,368
                                                              -----------   -----------
  Total Partners' equity....................................   39,424,027    41,928,401
                                                              -----------   -----------
  Total liabilities and Partners' equity....................  $39,534,505   $41,946,276
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                            FOR THE THREE MONTHS     FOR THE SIX MONTHS
                                                               ENDED JUNE 30,          ENDED JUNE 30,
                                                            --------------------   -----------------------
                                                              2002        2001        2002         2001
                                                            ---------   --------   ----------   ----------
                                                                             (UNAUDITED)
Revenues:
  Interest income--PIMs:
    Basic interest........................................  $ 455,462   $513,578   $  913,108   $1,149,019
    Participation interest................................         --     19,231           --       19,231
  Interest income--MBS....................................    194,697    230,062      453,228      353,322
  Other interest income...................................     19,053     34,000       37,238       76,606
                                                            ---------   --------   ----------   ----------
      Total revenues......................................    669,212    796,871    1,403,574    1,598,178
                                                            ---------   --------   ----------   ----------
Expenses:
  Asset management fee to an affiliate....................     44,821     51,897      101,150      117,685
  Expense reimbursements to affiliates....................     33,633     31,098       57,865       56,206
  Amortization of prepaid fees and expenses...............     18,326     18,328       36,652       36,655
  General and administrative..............................     73,435     40,332      121,337       88,703
                                                            ---------   --------   ----------   ----------
      Total expenses......................................    170,215    141,655      317,004      299,249
                                                            ---------   --------   ----------   ----------
Net income................................................    498,997    655,216    1,086,570    1,298,929
Other comprehensive income:
  Net change in unrealized gain on MBS....................   (287,282)   182,389     (262,838)     204,284
                                                            ---------   --------   ----------   ----------
Total comprehensive income................................  $ 211,715   $837,605   $  823,732   $1,503,213
                                                            =========   ========   ==========   ==========
Allocation of net income (Note 4):
  Limited Partners........................................  $ 484,027   $635,559   $1,053,973   $1,259,961
                                                            =========   ========   ==========   ==========
  Average net income per Limited Partner interest
    (14,956,796 Limited Partner interests outstanding)      $     .03   $    .04   $      .07   $      .08
                                                            =========   ========   ==========   ==========
  General Partners........................................  $  14,970   $ 19,657   $   32,597   $   38,968
                                                            =========   ========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                                                 FOR THE SIX MONTHS
                                                                   ENDED JUNE 30,
                                                              -------------------------
                                                                 2002          2001
                                                              -----------   -----------
                                                                     (UNAUDITED)
Operating activities:
  Net income................................................  $ 1,086,570   $ 1,298,929
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of prepaid fees and expenses...............       36,652        36,655
    Premium amortization....................................           --           899
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......       64,557        24,232
      Increase in liabilities...............................       92,603        18,793
                                                              -----------   -----------
        Net cash provided by operating activities...........    1,280,382     1,379,508
                                                              -----------   -----------
Investing activities:
  Principal collections on PIMs.............................      151,451       184,663
  Principal collections on MBS..............................    9,720,236       679,997
                                                              -----------   -----------
        Net cash provided by investing activities...........    9,871,687       864,660
                                                              -----------   -----------
Financing activities:
  Quarterly distributions...................................   (1,832,427)   (1,835,433)
  Special distribution......................................   (1,495,679)           --
                                                              -----------   -----------
        Net cash used for financing activities..............   (3,328,106)   (1,835,433)
                                                              -----------   -----------
Net increase in cash and cash equivalents...................    7,823,963       408,735
Cash and cash equivalents, beginning of period..............    3,603,846     2,737,740
                                                              -----------   -----------
Cash and cash equivalents, end of period....................  $11,427,809   $ 3,146,475
                                                              ===========   ===========
Supplemental disclosure of non-cash investing activities:
  Reclassification of investment in a PIM to a MBS..........  $        --   $ 8,950,340
                                                              ===========   ===========
Non cash activities:
  Increase (decrease) in Fair Value of MBS..................  $  (262,838)  $   204,284
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. ACCOUNTING POLICIES

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this report pursuant to the Rules and Regulations of the Securities and Exchange Commission. However, in the opinion of the General Partners, Krupp Plus Corporation and Mortgage Services Partners Limited Partnership, (collectively the "General Partners"), of Krupp Insured Mortgage Limited Partnership (the "Partnership"), the disclosures contained in this report are adequate to make the information presented not misleading. See Notes to Financial Statements included in the Partnership's financial statements for the year ended December 31, 2001 for additional information relevant to significant accounting policies followed by the Partnership.

    In the opinion of the General Partners of the Partnership, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Partnership's financial position as of June 30, 2002, its results of operations for the three and six months ended June 30, 2002 and 2001 and its cash flows for the six months ended June 30, 2002 and 2001.

    The results of operations for the three and six months ended June 30, 2002 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

2. PIMS

    At June 30, 2002, the Partnership's PIM portfolio, had a fair market value of $24,920,873 and gross unrealized gains of $1,348,731. The Partnership's PIMs had maturity dates ranging from 2025 to 2031.

3. MBS

    The Partnership received a payoff of the Richmond Park Apartments MBS on June 17, 2002 for $8,796,086. The Partnership intends to pay a special distribution of $.59 per Limited Partner interest from the proceeds of the Richmond Park prepayment in the third quarter of 2002.

    At June 30, 2002, the Partnership's MBS portfolio had an amortized cost of $4,115,799 and gross unrealized gains of $209,530. The MBS portfolio had maturity dates ranging from 2016 to 2024.

4. CHANGES IN PARTNERS' EQUITY

    A summary of changes in Partners' Equity for the six months ended June 30, 2002 is as follows:

                                                                                         ACCUMULATED       TOTAL
                                                                LIMITED      GENERAL    COMPREHENSIVE    PARTNERS'
                                                               PARTNERS     PARTNERS       INCOME         EQUITY
                                                              -----------   ---------   -------------   -----------
Balance at December 31, 2001................................  $41,833,148   $(377,115)    $ 472,368     $41,928,401
Net income..................................................    1,053,973      32,597            --       1,086,570
Quarterly distributions.....................................   (1,794,816)    (37,611)           --      (1,832,427)
Special Distribution........................................   (1,495,679)         --            --      (1,495,679)
Change in unrealized gain on MBS............................           --          --      (262,838)       (262,838)
                                                              -----------   ---------     ---------     -----------
Balance at June 30, 2002....................................  $39,596,626   $(382,129)    $ 209,530     $39,424,027
                                                              ===========   =========     =========     ===========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Krupp Insured Plus Limited Partnership:

    In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Krupp Insured Plus Limited Partnership (the "Partnership") at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 22, 2002

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                                 2001          2000
                                                              -----------   -----------
                           ASSETS
Participating Insured Mortgages ("PIMs") (Notes B, C, H and
  I)........................................................  $18,779,477   $18,875,248
Mortgage-Backed Securities and insured mortgage ("MBS")
  (Notes B, D and H)........................................    9,410,920    18,864,480
                                                              -----------   -----------
  Total mortgage investments................................   28,190,397    37,739,728
Cash and cash equivalents (Notes B and H)...................    1,422,582     1,460,786
Interest receivable and other assets........................      190,282       260,797
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $785,095 and $725,937, respectively (Note
  B)........................................................       59,157       118,315
Prepaid participation servicing fees, net of accumulated
  amortization of $292,428 and $259,323, respectively (Note
  B)........................................................       38,624        71,729
                                                              -----------   -----------
  Total assets..............................................  $29,901,042   $39,651,355
                                                              ===========   ===========

              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................  $    17,877   $    17,650
                                                              -----------   -----------
Partners' equity (deficit) (Notes A, E and I):
  Limited Partners..........................................   29,633,496    39,544,329
    (7,500,099 Limited Partner interests outstanding)
  General Partners..........................................     (249,219)     (247,215)
  Accumulated Comprehensive Income (Note B).................      498,888       336,591
                                                              -----------   -----------
    Total Partners' equity..................................   29,883,165    39,633,705
                                                              -----------   -----------
    Total liabilities and Partners' equity..................  $29,901,042   $39,651,355
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP
                  STATEMENTS OF INCOME & COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001         2000         1999
                                                              ----------   ----------   ----------
Revenues:
  Interest income--PIMs
    Basic interest..........................................  $1,446,220   $1,422,912   $2,085,273
    Participation interest..................................     306,000      213,946           --
  Interest income--MBS......................................   1,170,585    1,701,993    1,899,734
  Other interest income.....................................      99,649      248,982      230,826
                                                              ----------   ----------   ----------
      Total revenues........................................   3,022,454    3,587,833    4,215,833
                                                              ==========   ==========   ==========
Expenses:
  Asset management fee to an affiliate (Note F).............     243,650      295,192      376,755
  Expense reimbursements to affiliates (Note F).............      53,989       56,015       42,279
  Amortization of prepaid fees and expenses (Note B)........      92,263      101,056      101,059
  General and administrative................................      92,005       97,385       85,508
                                                              ----------   ----------   ----------
      Total expenses........................................     481,907      549,648      605,601
                                                              ==========   ==========   ==========
Net income (Note G).........................................   2,540,547    3,038,185    3,610,232
Other Comprehensive Income:
  Net change in unrealized gain on MBS......................     162,297       72,745     (599,917)
                                                              ----------   ----------   ----------
Total Comprehensive Income..................................  $2,702,844   $3,110,930   $3,010,315
Allocation of net income (Notes E and G):
  Limited Partners..........................................  $2,464,331   $2,947,039   $3,501,925
                                                              ----------   ----------   ----------
  Average net income per Limited Partner Interest...........  $      .33   $      .39   $      .47
                                                              ----------   ----------   ----------
  (7,500,099 Limited Partner interests outstanding)
  General Partners..........................................  $   76,216   $   91,146   $  108,307
                                                              ==========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP
                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                 ACCUMULATED       TOTAL
                                                       LIMITED       GENERAL    COMPREHENSIVE    PARTNERS'
                                                       PARTNERS     PARTNERS       INCOME          EQUITY
                                                     ------------   ---------   -------------   ------------
Balance at December 31, 1998.......................  $ 56,720,679   $(237,028)     $863,763     $ 57,347,414
Net income.........................................     3,501,925     108,307            --        3,610,232
Quarterly distributions............................    (5,700,076)   (112,626)           --       (5,812,702)
Change in unrealized gain on MBS...................            --          --      (599,917)        (599,917)
                                                     ------------   ---------      --------     ------------
Balance at December 31, 1999.......................    54,522,528    (241,347)      263,846       54,545,027
Net income.........................................     2,947,039      91,146            --        3,038,185
Quarterly distributions............................    (5,700,076)    (97,014)           --       (5,797,090)
Special distributions..............................   (12,225,162)         --            --      (12,225,162)
Change in unrealized gain on MBS...................            --          --        72,745           72,745
                                                     ------------   ---------      --------     ------------
Balance at December 31, 2000.......................    39,544,329    (247,215)      336,591       39,633,705
Net income.........................................     2,464,331      76,216            --        2,540,547
Quarterly distributions............................    (3,000,040)    (78,220)           --       (3,078,260)
Special distribution...............................    (9,375,124)         --            --       (9,375,124)
Change in unrealized gain on MBS...................            --          --       162,297          162,297
                                                     ------------   ---------      --------     ------------
Balance at December 31, 2001.......................  $ 29,633,496   $(249,219)     $498,888     $ 29,883,165
                                                     ============   =========      ========     ============

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                  2001           2000           1999
                                                              ------------   ------------   ------------
Operating activities:
Net income..................................................  $  2,540,547   $  3,038,185   $  3,610,232
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Amortization of prepaid fees and expenses...............        92,263        101,056        101,059
    Shared Appreciation Interest and prepayment premiums....      (306,000)      (213,946)            --
    Premium amortization....................................            --         52,528          6,630
Changes in assets and liabilities:
    Decrease in interest receivable and other assets........        70,515         59,197         47,786
    Increase (decrease) in liabilities......................           227         (1,900)          (648)
                                                              ------------   ------------   ------------
Net cash provided by operating activities...................     2,397,552      3,035,120      3,765,059
                                                              ------------   ------------   ------------
Investing activities:
  Principal collections and prepayments on PIMs including
    Shared Appreciation Interest of $10,000 in 2000.........        95,771        167,751     10,041,106
  Principal collections on MBS including a prepayment
    premium of $306,000 in 2001 and $203,946 in 2000........     9,921,857      3,278,080      1,355,494
                                                              ------------   ------------   ------------
Net cash provided by investing activities...................    10,017,628      3,445,831     11,396,600
                                                              ------------   ------------   ------------
Financing activities:
  Quarterly distributions...................................    (3,078,260)    (5,797,090)    (5,812,702)
  Special distributions.....................................    (9,375,124)   (12,225,162)            --
                                                              ------------   ------------   ------------
Net cash used for financing activities......................   (12,453,384)   (18,022,252)    (5,812,702)
                                                              ------------   ------------   ------------
Net (decrease) increase in cash and cash equivalents........       (38,204)   (11,541,301)     9,348,957
Cash and cash equivalents, beginning of period..............     1,460,786     13,002,087      3,653,130
                                                              ------------   ------------   ------------
Cash and cash equivalents, end of period....................  $  1,422,582   $  1,460,786   $ 13,002,087
                                                              ============   ============   ============
Non cash activities:
  Increase (decrease) in Fair Value of MBS..................  $    162,297   $     72,745   $   (599,917)
                                                              ============   ============   ============

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

A. ORGANIZATION

    Krupp Insured Plus Limited Partnership (the "Partnership") is a Massachusetts Limited Partnership. The Partnership was organized for the purpose of investing in multi-family loans and mortgage-backed securities. The General Partners of the Partnership are The Krupp Corporation and The Krupp Company Limited Partnership-IV and the Corporate Limited Partner is Krupp Depositary Corporation. The Partnership terminates on December 31, 2025, unless terminated earlier upon the occurrence of certain events as set forth in the Partnership Agreement.

    The Partnership commenced the public offering of Units on July 7, 1986 and completed its public offering having sold 7,499,999 Units for $149,489,830 net of purchase volume discounts of $510,150 as of January 27, 1987. In addition, Krupp Depositary Corporation owns 100 Units.

B. SIGNIFICANT ACCOUNTING POLICIES

    The Partnership uses the following accounting policies for financial reporting purposes which differ in certain respects from those used for federal income tax purposes (Note G):

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

MBS

    The Partnership, in accordance with Financial Accounting Standards Board's Statement 115, "Accounting for Certain Investments in Debt and Equity Securities" (FAS 115), classifies its MBS portfolio as available-for-sale. As such the Partnership carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Partners' equity. The Partnership amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

PIMS

    The Partnership accounts for its MBS portion of a PIM in accordance with FAS 115 under the classification of held to maturity. The Partnership carries the Fannie Mae MBS at amortized cost. The insured mortgage portion of the Federal Housing Administration PIM (FHA PIM) is carried at amortized cost. The Partnership does not establish loan loss reserves as its investments are fully insured by the FHA.

    Basic interest on PIMs is recognized at the stated rate of the Federal Housing Administration insured mortgage (less the servicer's fee) or the stated coupon rate of the Fannie Mae MBS. The Partnership recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to such amount is consummated.

CASH AND CASH EQUIVALENTS

    The Partnership includes all short-term investments with maturities of three months or less from the date of acquisition in cash and cash equivalents. The Partnership invests its cash primarily in commercial paper and money market funds with a commercial bank and has not experienced any loss to date on its invested cash.

PREPAID FEES AND EXPENSES

    Prepaid fees and expenses represent prepaid acquisition fees and expenses and prepaid participation servicing fees paid for the acquisition and servicing of PIMs. The Partnership amortizes the prepaid acquisition fees and expenses using a method that approximates the effective interest method over a period of ten to twelve years, which represents the estimated life of the underlying mortgage.

    The Partnership amortizes the prepaid participation servicing fees using a method that approximates the effective interest method over a ten year period beginning from the acquisition of the Fannie Mae MBS or final endorsement of the FHA loan.

    Upon the repayment of a PIM, any unamortized acquisition fees and expenses and unamortized participation servicing fees related to such loan are expensed.

INCOME TAXES

    The Partnership is not liable for federal or state income taxes because Partnership income is allocated to the partners for income tax purposes. If the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and such an examination results in a change in Partnership taxable income, such change will be reported to the partners.

ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the period. Actual results could differ from those estimates.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

C. PIMS

    At December 31, 2001 and 2000, the Partnership had investments in two
PIMs. The Partnership's PIMs consist of one Fannie Mae MBS representing the securitized first mortgage loan on the underlying property and one participation interest in a first mortgage loan originated under the FHA lending program on the underlying property (collectively the "insured mortgages"). The Partnership also has participation interests in the revenue stream and appreciation of the underlying properties above specified thresholds. The borrower conveys these participation features to the Partnership generally through a subordinated promissory note and mortgage (the "Agreement").

    The Partnership receives monthly payments of principal and basic interest that are guaranteed by Fannie Mae on the MBS and insured by HUD on the FHA mortgage loan. The Partnership may receive income related to its participation interests in the underlying property, however, these amounts are neither insured nor guaranteed.

    Generally, the participation features consist of the following:
(i) "Minimum Additional Interest" which is at the rate of .5% per annum calculated on the unpaid principal balance of the first mortgage on the underlying property, (ii) "Shared Income Interest" which is 30% of the monthly gross rental income generated by the underlying property in excess of a specified base, limited to the extent that it exceeds the amount of Minimum Additional Interest earned during such month or 25% of distributable surplus cash and (iii) "Shared Appreciation Interest" which is 30% of any increase in the value of the underlying property in excess of a specified base or 25% of the net sales proceeds.

    Payment of participation interest from the operations of the property is limited to 50% of net revenue or Surplus Cash as defined by Fannie Mae or HUD, respectively. The aggregate amount of Minimum Additional Interest, Shared Income Interest and Shared Appreciation Interest payable by the underlying borrower on the maturity date generally cannot exceed 50% of any increase in value of the property over certain thresholds.

    Shared Appreciation Interest is payable when one of the following occurs:
(1) the sale of the underlying property to an unrelated third party on a date which is later than five years from the date of the Agreement, (2) the maturity date or accelerated maturity date of the Agreement, or (3) prepayment of amounts due under the Agreement and the insured mortgage.

    The borrower may prepay the first mortgage loan subject to a 9% prepayment premium in years six through nine, a 1% prepayment premium in year ten and no prepayment premium thereafter.

    Under the Agreement, upon giving twelve months written notice, the Partnership can accelerate the maturity date of the Agreement to a date not earlier than ten years from the date of the Agreement for (a) the payment of all participation interest due under the Agreement as of the accelerated maturity date, or (b) the payment of all participation interest due under the Agreement plus all amounts due on the first mortgage note on the property.

    In December 1999, the Partnership received a prepayment in the amount of $9,746,923 representing the outstanding principal balance due on the La Costa PIM. The Borrower defaulted on the first mortgage loan underlying the PIM in June of 1999. The Partnership continued to receive its full principal and interest payments until the GNMA mortgagee exercised its right to prepay the GNMA MBS due to the continuing default of the underlying first mortgage loan. Subsequent to the payoff, the Partnership received $10,000 from the Borrower to release the Subordinated Promissory Note. This payment has been classified as Shared Appreciation Interest. On January 11, 2000, the Partnership paid a special distribution to the investors of $1.30 per Limited Partner interest.

    At December 31, 2001 and 2000 there were no loans within the Partnership's portfolio that were delinquent as to principal or interest.

    The Partnership's PIMs consist of the following at December 31, 2001 and 2000:

                                                                                                         INVESTMENT BASIS AT
                                                                                       APPROXIMATE           DECEMBER 31,
                                          ORIGINAL        INTEREST          MATURITY     MONTHLY     ----------------------------
PIMS                                     FACE AMOUNT      RATES (A)          DATES       PAYMENT        2001             2000
----                                     -----------      ---------         --------   -----------   -----------      -----------
FHA
Vista Montana Apts.
  Val Vista Lakes, Az..................  $13,814,400        7.375%(b)        12/1/33     90,000      $13,215,946      $13,311,717

FANNIE MAE
Royal Palm Place Kendall, Fl...........   6,021,258(c)      8.375%(d)         4/1/06     39,000        5,563,531        5,563,531
                                         -----------       ------           --------     ------      -----------      -----------
                                         $19,835,658                                                 $18,779,477(e)   $18,875,248
                                         ===========                                                 ===========      ===========

------------------------------

(a) Represents only the stated interest rate of the Fannie Mae MBS or the stated interest rate of the FHA mortgage loan less the servicing fee. In addition, the Partnership may receive participation income, consisting of (i) Minimum Additional Interest, (ii) Shared Income Interest and (iii) Shared Appreciation Interest.

(b) On November 30, 1993, the Partnership entered into an agreement with the underlying borrower of the FHA PIM for a permanent interest rate reduction from 8.875% per annum to 7.375% per annum, retroactive to January 1, 1992. In exchange for the interest rate reduction, the Partnership received an increase in Shared Appreciation Interest from 25% in excess of the base amount of $15,410,000 to 25% of the net sales proceeds over the outstanding indebtedness at the time of sale. In the event of a refinancing, Shared Appreciation Interest is 25% of the appraised value over the outstanding indebtedness at the time of refinancing. In addition, Shared Income Interest increased from 25% of rental income in excess of the base amount of $175,000 to 25% of all distributable surplus cash.

(c) The total original face amount of the PIM on the underlying property was $22,000,000 of which 73% or $15,978,742 was acquired by Krupp Insured Plus III Limited Partnership, an affiliate of the Partnership.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

C. PIMS (CONTINUED)
(d) During December 1995, the Partnership agreed to a modification of the Royal Palm PIM. The Partnership received a reissued Fannie Mae MBS and increased its participation percentage in income and appreciation from 25% to 30%. The Partnership will receive interest only payments on the Fannie Mae MBS at interest rates ranging from 8.375% to 8.775% per annum through maturity.

(e) The aggregate cost of PIMs for federal income tax purposes is $18,779,477.

    A reconciliation of the carrying value of Mortgages for each of the three years in the period ended December 31, 2001 is as follows:

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Balance at beginning of period..............................  $18,875,248   $19,032,999   $29,074,105
Deductions during period:
Prepayment and principal collections........................      (95,771)     (157,751)  (10,041,106)
                                                              -----------   -----------   -----------
Balance at end of period....................................  $18,779,477   $18,875,248   $19,032,999
                                                              ===========   ===========   ===========

    The underlying mortgages of the PIMs are collateralized by multi-family apartment complexes located in two states. The apartment complexes range in size from 341 to 377 units.

D. MBS

    The Partnership received a payoff of the Boulders Apartments MBS on July 9, 2001 for $9,045,042. The Partnership also received a prepayment premium of $306,000 from this payoff. On August 17, 2001, the Partnership paid a special distribution of $1.25 per Limited Partner interest from the proceeds received.

    The Partnership received a payoff from the Chateau Bijou MBS on September 19, 2000 for $2,266,064. During October, the Partnership received a 9% prepayment premium of $203,946 from this payoff. The Partnership paid a special distribution in November of $.33 per Limited Partner interest from the proceeds received.

    At December 31, 2001, the Partnership's MBS portfolio had an amortized cost of $8,912,032 and gross unrealized gains of $498,888. At December 31, 2000, the Partnership's MBS portfolio had an amortized cost of $9,458,992 and gross unrealized gains and losses of $338,073 and $1,482, respectively. At
December 31, 2000, the Partnership's insured mortgage had an amortized cost of $9,068,897 and an unrealized gain of $351,420. The portfolio has maturities ranging from 2006 to 2032.

                                                                           UNREALIZED
MATURITY DATE                                                 FAIR VALUE      GAIN
-------------                                                 ----------   ----------
2002-2006...................................................  $   93,563    $  7,082
2007-2011...................................................     317,739      22,746
2012-2032...................................................   8,999,618     469,060
                                                              ----------    --------
  Total.....................................................  $9,410,920    $498,888
                                                              ==========    ========

E. PARTNERS' EQUITY

    Profits and losses from Partnership operations and Distributable Cash Flow are allocated 97% to the Unitholders and Corporate Limited Partner (the "Limited Partners") and 3% to the General Partners.

    Upon the occurrence of a capital transaction, as defined in the Partnership Agreement, net cash proceeds will be distributed first, to the Limited Partners until they have received a return of their total invested capital, second, to the General Partners until they have received a return of their total invested capital, third, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners receive an amount equal to any deficiency in the 10% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fourth, to the class of General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and fifth, 96% to the Limited Partners and 4% to the General Partners.

    Upon the occurrence of a terminating capital transaction, as defined in the Partnership Agreement, the net cash proceeds and winding up of the affairs of the Partnership will be allocated among the Partners first, to each class of Partners in the amount equal to, or if less than, in proportion to, the positive balance in the Partner's capital accounts, second, to the Limited Partners until they have received a return of their total invested capital, third, to the General Partners until they have received a return of their total invested capital, fourth, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received to any deficiency in the 11% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fifth, to the General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and sixth, 96% to the Limited Partners and 4% to the General Partners.

    Profits arising from a capital transaction will be allocated in the same manner as related cash distributions. Losses from a capital transaction will be allocated 97% to the Limited Partners and 3% to the General Partners.

    During 2001, 2000 and 1999, the Partnership made quarterly distributions totaling $.40, $.76 and $.76 per Limited Partner interest annually, respectively. The Partnership made special distributions of $1.25 and $1.63 per Limited Partner interest in 2001 and 2000, respectively.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

E. PARTNERS' EQUITY (CONTINUED)

    As of December 31, 2001, the following cumulative partner contributions and allocations have been made since inception of the Partnership:

                                                                          CORPORATE                  ACCUMULATED
                                                                           LIMITED      GENERAL     COMPREHENSIVE
                                                           UNITHOLDERS     PARTNER     PARTNERS        INCOME           TOTAL
                                                          -------------   ---------   -----------   -------------   -------------
Capital contributions...................................  $ 149,489,830    $ 2,000    $     3,000     $     --      $ 149,494,830
Syndication costs.......................................     (7,906,604)        --             --           --         (7,906,604)
Quarterly distributions.................................   (126,236,046)    (1,727)    (2,927,848)          --       (129,165,621)
Special distributions...................................    (72,224,972)      (963)            --           --        (72,225,935)
Net income..............................................     86,510,815      1,163      2,675,629           --         89,187,607
Unrealized gains on MBS.................................             --         --             --      498,888            498,888
                                                          -------------    -------    -----------     --------      -------------
Balance at December 31, 2001............................  $  29,633,023    $   473    $  (249,219)    $498,888      $  29,883,165
                                                          =============    =======    ===========     ========      =============

F. RELATED PARTY TRANSACTIONS

    Under the terms of the Partnership Agreement, the General Partners receive an Asset Management Fee equal to .75% per annum of the value of the Partnership's total invested assets payable quarterly. The General Partners may also receive an incentive management fee in an amount equal to .3% per annum on the Partnership's Total Invested Assets providing the Unitholders receive a specified non-cumulative annual return on their Invested Capital. Total fees payable to the General Partners for asset management and incentive management fees shall not exceed 10% of distributable cash flow over the life of the Partnership.

    Additionally, the Partnership reimburses affiliates of the General Partners for certain expenses incurred in connection with maintaining the books and records of the Partnership, the preparation and mailing of financial reports, tax information and other communications to investors and legal fees and expenses.

G. FEDERAL INCOME TAXES

    The reconciliation of the net income reported in the accompanying statement of income with the net income reported in the Partnership's 2001 federal income tax return is as follows:

Net income from statement of operations.....................  $2,540,547
Add: Book to tax difference for amortization of prepaid fees
  and expenses..............................................      63,587
                                                              ----------
Net income for federal income tax purposes..................  $2,604,134
                                                              ==========

    The allocation of the 2001 net income for federal income tax purposes is as follows:

                                                              PORTFOLIO
                                                                INCOME
                                                              ----------
Unitholders.................................................  $2,535,156
Corporate Limited Partner...................................          34
General Partners............................................      68,944
                                                              ----------
                                                              $2,604,134
                                                              ==========

    For the years ended December 31, 2001, 2000 and 1999 the average per unit net income to the Unitholders for federal income tax purposes was $.34, $.40 and $.40, respectively.

    The basis of the Partnership's assets for financial reporting purposes was less than its tax basis by approximately $256,000 and $343,000 at December 31, 2001 and 2000, respectively. The basis of the Partnership's liabilities for financial reporting purposes was less than its tax basis by approximately $11,000 at December 31, 2001. At December 31, 2000 the basis of the Partnership's liabilities for financial reporting purposes was the same as its tax basis.

H. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

    The Partnership used the following methods and assumptions to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS

    The carrying amount approximates fair value because of the short maturity of those instruments.

MBS

    The Partnership estimated the fair value of MBS based on quoted market prices while it estimated the fair value of insured mortgages based on quoted prices of MBS with similar interest rates. Based on the estimated fair value determined using these methods and assumptions,

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

H. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS (CONTINUED) the Partnership's investments in MBS had gross unrealized gains of approximately $499,000 at December 31, 2001 and gross unrealized gains and losses of approximately $689,000 and $1,000 at December 31, 2000.

PIMS

    As there is no active trading market for these investments, management estimates the fair value of the PIMs using quoted market prices of MBS having a similar interest rate. Management does not include any estimate of participation interest in the Partnership's estimated fair value for the Vista Montana PIM, as Management does not believe it can predict the time of realization of the feature with any certainty. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in PIMs had gross unrealized gains of approximately $870,000 at December 31, 2001, and gross unrealized gains and losses of approximately $42,000 and $300,000 at December 31, 2000.

    At December 31, 2001 and 2000, the Partnership estimates the fair value of its financial instruments as follows (amounts rounded to the nearest thousand):

                                                                     2001                  2000
                                                              -------------------   -------------------
                                                                FAIR     CARRYING     FAIR     CARRYING
                                                               VALUE      VALUE      VALUE      VALUE
                                                              --------   --------   --------   --------
Cash and cash equivalents...................................  $ 1,423    $ 1,423    $ 1,461    $ 1,461
MBS and insured mortgage....................................    9,411      9,411     19,216     18,864
PIMs........................................................   19,649     18,779     18,617     18,875
                                                              -------    -------    -------    -------
                                                              $30,483    $29,613    $39,294    $39,200
                                                              =======    =======    =======    =======

I. SUBSEQUENT EVENTS

    The Partnership received a prepayment of the Royal Palm Place PIM. On January 2, 2002, the Partnership received $378,480 of Shared Appreciation Interest and $121,490 of Minimum Additional Interest. On February 27, 2002 the Partnership received $5,563,531 representing the principal proceeds on the first mortgage. The Partnership has declared a special distribution of $.80 per Limited Partner interest consisting of Shared Appreciation Interest and prepayment proceeds which will be paid in the first quarter of 2002.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

      UNAUDITED DISTRIBUTABLE CASH FLOW AND NET CASH PROCEEDS FROM CAPITAL
                                  TRANSACTIONS

    Shown below is the calculation of Distributable Cash Flow and Net Cash Proceeds from Capital Transactions, as defined by Section 17 of the Partnership Agreement, and the source of cash distributions for the year ended December 31, 2001 and the period from inception through December 31, 2001. The General Partners provide certain of the information below to meet requirements of the Partnership Agreement and because they believe that it is an appropriate supplemental measure of operating performance. However, Distributable Cash Flow and Net Cash Proceeds from Capital Transactions should not be considered by the reader as a substitute to net income as an indicator of the Partnership's operating performance or to cash flows as a measure of liquidity.

                                                                YEAR        INCEPTION
                                                               ENDED         THROUGH
                                                              12/31/01      12/31/01
                                                              --------      ---------
                                                              (AMOUNTS IN THOUSANDS,
                                                                  EXCEPT PER UNIT
                                                                     AMOUNTS)
DISTRIBUTABLE CASH FLOW:
Income for tax purposes.....................................  $  2,605      $ 89,932
Items not requiring or (not providing) the use of operating
  funds:
Amortization of prepaid fees and expenses...................        28         7,728
Shared Appreciation Interest and prepayment premiums........      (306)       (1,022)
Amortization of MBS premiums................................        --           453
Acquisition expenses paid from offering proceeds charged to
  operations................................................        --         1,098
Gain on sale of MBS.........................................        --          (114)
                                                              --------      --------
Total Distributable Cash Flow ("DCF").......................  $  2,327      $ 98,075
                                                              --------      --------
Limited Partners Share of DCF...............................  $  2,257      $ 95,133
                                                              --------      --------
Limited Partners Share of DCF per Unit......................  $    .30      $  12.68(c)
                                                              --------      --------
General Partners Share of DCF...............................  $     70      $  2,942
                                                              --------      --------
NET PROCEEDS FROM CAPITAL TRANSACTIONS:
Insurance claim proceeds, prepayment proceeds and PIM
  principal collections including Shared Appreciation
  Interest and prepayment premiums..........................  $     96      $ 87,453
Principal collections on MBS including prepayment
  premiums..................................................     9,922        58,189
Insurance claim proceeds and principal collections on PIMs
  and MBS reinvested in PIMs and MBS........................        --       (40,775)
Gain on sale of MBS.........................................        --           114
                                                              --------      --------
Total Net Proceeds from Capital Transactions................  $ 10,018      $104,981
                                                              ========      ========
CASH AVAILABLE FOR DISTRIBUTION
(DCF plus Proceeds from Capital Transactions)...............  $ 12,345      $203,056
                                                              --------      --------
DISTRIBUTIONS:
Limited Partners............................................  $ 12,375(a)   $199,214(b)
                                                              --------      --------
Limited Partners Average per Unit...........................  $   1.65(a)   $  26.56(b)(c)
                                                              --------      --------
General Partners............................................  $     70(a)   $  2,942(b)
                                                              --------      --------
  Total Distributions.......................................  $ 12,445      $202,156
                                                              ========      ========

------------------------------

(a) Represents all distributions paid in 2001 except the February 2001 quarterly distribution and includes an estimate of the quarterly distribution to be paid in February 2002.

(b) Includes an estimate of the quarterly distribution to be paid in February 2002.

(c) Limited Partners average per Unit return of capital as of February 2002 is $13.88 [$26.56--$12.68]. Return of capital represents that portion of distributions which is not funded from DCF such as proceeds from the sale of assets and substantially all of the principal collections received from MBS and PIMs.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                                                               JUNE 30,     DECEMBER 31,
                                                                 2002           2001
                                                              -----------   ------------
                                                                     (UNAUDITED)
                           ASSETS
Participating Insured Mortgages ("PIMs")(Note 2)............  $13,165,307   $18,779,477
Mortgage-Backed Securities and insured mortgage ("MBS")
  (Note 3)..................................................    9,168,243     9,410,920
                                                              -----------   -----------
    Total mortgage investments..............................   22,333,550    28,190,397
Cash and cash equivalents...................................    1,117,553     1,422,582
Interest receivable and other assets........................      146,081       190,282
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $814,674 and $785,095 respectively........       29,578        59,157
Prepaid participation servicing fees, net of accumulated
  amortization of $311,740 and $292,428, respectively.......       19,312        38,624
                                                              -----------   -----------
    Total assets............................................  $23,646,074   $29,901,042
                                                              ===========   ===========

              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................  $    44,010   $    17,877
                                                              -----------   -----------
Partners' equity (deficit)(Note 4):
  Limited Partners (7,500,099 Limited Partner interests
    outstanding)............................................   23,307,795    29,633,496
  General Partners..........................................     (243,494)     (249,219)
  Accumulated comprehensive income..........................      537,763       498,888
                                                              -----------   -----------
    Total Partners' equity..................................   23,602,064    29,883,165
                                                              -----------   -----------
    Total liabilities and Partners' equity..................  $23,646,074   $29,901,042
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                             FOR THE THREE MONTHS      FOR THE SIX MONTHS
                                                                ENDED JUNE 30,           ENDED JUNE 30,
                                                             ---------------------   -----------------------
                                                               2002        2001         2002         2001
                                                             ---------   ---------   ----------   ----------
                                                                               (UNAUDITED)
Revenues:
  Interest income--PIMs
    Basic interest.........................................  $242,893    $361,202    $  525,084   $  725,155
    Participation interest.................................        --          --       504,639           --
  Interest income--MBS.....................................   182,935     391,888       367,738      788,568
  Other interest income....................................     6,344      17,839        22,384       40,618
                                                             --------    --------    ----------   ----------
      Total revenues.......................................   432,172     770,929     1,419,845    1,554,341
                                                             --------    --------    ----------   ----------
Expenses:
  Asset management fee to an affiliate.....................    40,846      69,435        85,049      138,415
  Expense reimbursements to affiliates.....................    15,003      14,163        25,725       25,664
  Amortization of prepaid fees and expenses................    24,446      23,066        48,891       46,132
  General and administrative...............................    34,995      22,796        49,460       36,103
                                                             --------    --------    ----------   ----------
      Total expenses.......................................   115,290     129,460       209,125      246,314
                                                             --------    --------    ----------   ----------
Net income.................................................   316,882     641,469     1,210,720    1,308,027
Other comprehensive income:
  Net change in unrealized gain on MBS.....................    16,235      67,005        38,875       76,942
                                                             --------    --------    ----------   ----------
Total comprehensive income.................................  $333,117    $708,474    $1,249,595   $1,384,969
                                                             ========    ========    ==========   ==========
Allocation of net income (Note 4):
  Limited Partners.........................................  $307,375    $622,225    $1,174,398   $1,268,786
                                                             ========    ========    ==========   ==========
  Average net income per Limited Partner interest
    (7,500,099 Limited Partner interests outstanding)......  $    .04    $    .08    $      .16   $      .17
                                                             ========    ========    ==========   ==========
  General Partners.........................................  $  9,507    $ 19,244    $   36,322   $   39,241
                                                             ========    ========    ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                                                 FOR THE SIX MONTHS
                                                                   ENDED JUNE 30,
                                                              -------------------------
                                                                 2002          2001
                                                              -----------   -----------
                                                                     (UNAUDITED)
Operating activities:
  Net income................................................  $ 1,210,720   $ 1,308,027
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of prepaid fees and expenses...............       48,891        46,132
    Shared Appreciation Interest............................     (378,480)           --
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......       44,201         3,508
      Increase in liabilities...............................       26,133         4,531
                                                              -----------   -----------
Net cash provided by operating activities...................      951,465     1,362,198
                                                              -----------   -----------
Investing activities:
  Principal collections on MBS..............................      281,552       294,274
  Principal collections on PIMs including Shared
    Appreciation Interest of $378,480 in 2002...............    5,992,650        46,991
                                                              -----------   -----------
Net cash provided by investing activities...................    6,274,202       341,265
                                                              -----------   -----------
Financing activities:
  Quarterly distributions...................................   (1,530,617)   (1,543,527)
  Special distribution......................................   (6,000,079)           --
                                                              -----------   -----------
Net cash used for financing activities......................   (7,530,696)   (1,543,527)
                                                              -----------   -----------
Net increase (decrease) in cash and cash equivalents........     (305,029)      159,936
Cash and cash equivalents, beginning of period..............    1,422,582     1,460,786
                                                              -----------   -----------
Cash and cash equivalents, end of period....................  $ 1,117,553   $ 1,620,722
                                                              ===========   ===========
Non cash activities:
  Increase in Fair Value of MBS.............................  $    38,875   $    76,942
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                     KRUPP INSURED PLUS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. ACCOUNTING POLICIES

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this report pursuant to the Rules and Regulations of the Securities and Exchange Commission. However, in the opinion of the general partners, The Krupp Corporation and The Krupp Company Limited Partnership-IV (collectively the "General Partners"), of Krupp Insured Plus Limited Partnership (the "Partnership") the disclosures contained in this report are adequate to make the information presented not misleading. See Notes to Financial Statements included in the Partnership's financial statements for the year ended December 31, 2001 for additional information relevant to significant accounting policies followed by the Partnership.

    In the opinion of the General Partners of the Partnership, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Partnership's financial position as of June 30, 2002, its results of operations for the three and six months ended June 30, 2002 and 2001 and its cash flows for the six months ended June 30, 2002 and 2001.

    The results of operations for the three and six months ended June 30, 2002 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

2. PIMS

    At June 30, 2002, the Partnership's remaining PIM had a fair market value of $13,715,617 and gross unrealized gains of $550,310. The PIM matures in 2033.

    The Partnership received a prepayment of the Royal Palm Place PIM. On January 2, 2002, the Partnership received $378,480 of Shared Appreciation Interest and $126,159 of Minimum Additional Interest. On February 27, 2002, the Partnership received $5,563,531 representing the principal proceeds on the first mortgage. On March 19, 2002, the Partnership paid a special distribution of $0.80 per Limited Partner interest from the principal proceeds and Shared Appreciation Interest received.

3. MBS

    At June 30, 2002, the Partnership's MBS portfolio had an amortized cost of $8,630,480 and gross unrealized gains of $537,763. The portfolio has maturities ranging from 2006 to 2032.

4. CHANGES IN PARTNERS' EQUITY

    A summary of changes in Partners' Equity for the six months ended June 30, 2002 is as follows:

                                                                                         ACCUMULATED       TOTAL
                                                                LIMITED      GENERAL    COMPREHENSIVE    PARTNERS'
                                                               PARTNERS     PARTNERS       INCOME         EQUITY
                                                              -----------   ---------   -------------   -----------
Balance at December 31, 2001................................  $29,633,496   $(249,219)    $498,888      $29,883,165
Net income..................................................    1,174,398      36,322           --        1,210,720
Quarterly distributions.....................................   (1,500,020)    (30,597)          --       (1,530,617)
Special Distribution........................................   (6,000,079)         --           --       (6,000,079)
Change in unrealized gain on MBS............................           --          --       38,875           38,875
                                                              -----------   ---------     --------      -----------
Balance at June 30, 2002....................................  $23,307,795   $(243,494)    $537,763      $23,602,064
                                                              ===========   =========     ========      ===========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Krupp Insured Plus-II Limited Partnership:

    In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Krupp Insured Plus-II Limited Partnership (the "Partnership") at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 22, 2002

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                                 2001          2000
                                                              -----------   -----------
                           ASSETS
Participating Insured Mortgages ("PIMs")
(Notes B, C and H)..........................................  $ 3,101,005   $17,541,596
Mortgage-Backed Securities and insured mortgage ("MBS")
  (Notes B, D and H)........................................   30,211,162    21,247,646
                                                              -----------   -----------
    Total mortgage investments..............................   33,312,167    38,789,242
Cash and cash equivalents (Notes B, C and H)................      933,678     3,125,710
Interest receivable and other assets........................      221,124       275,591
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $0 and $733,572, respectively (Note B)....           --        65,905
                                                              -----------   -----------
    Total assets............................................  $34,466,969   $42,256,448
                                                              ===========   ===========
              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................  $    17,875   $    17,889
                                                              -----------   -----------
Partners' equity (deficit) (Notes A, C and E):
Limited Partners............................................   34,084,355    42,383,344
(14,655,512 Limited Partner interest outstanding)
General Partners............................................     (341,667)     (337,448)
Accumulated comprehensive income (Note B)...................      706,406       192,663
                                                              -----------   -----------
    Total Partners' equity..................................   34,449,094    42,238,559
                                                              -----------   -----------
    Total liabilities and Partners' equity..................  $34,466,969   $42,256,448
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP
                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001         2000         1999
                                                              ----------   ----------   ----------
Revenues:
  Interest income--PIMs:
    Basic interest..........................................  $  613,152   $1,360,247   $3,681,868
    Participation interest..................................      30,769           --    1,634,686
    Interest income--MBS....................................   2,021,867    1,685,246    1,826,026
  Other interest income.....................................     124,846      474,953      680,085
                                                              ----------   ----------   ----------
      Total revenues........................................   2,790,634    3,520,446    7,822,665
                                                              ==========   ==========   ==========
Expenses:
  Asset management fee to an affiliate (Note F).............     261,650      299,983      496,464
  Expense reimbursement to affiliates (Note F)..............     119,166      125,209       94,160
  Amortization of prepaid fees and expenses (Note B)........      65,905      122,275      898,457
  General and administrative................................     172,342      202,601      186,866
                                                              ----------   ----------   ----------
      Total expenses........................................     619,063      750,068    1,675,947
                                                              ==========   ==========   ==========
Net income (Notes E and G)..................................   2,171,571    2,770,378    6,146,718
Other Comprehensive Income:
  Net change in unrealized gain on MBS......................     513,743       87,582     (435,431)
                                                              ----------   ----------   ----------
Total Comprehensive Income..................................  $2,685,314   $2,857,960   $5,711,287
                                                              ==========   ==========   ==========
Allocation of net income (Notes E and G):
  Limited Partners..........................................  $2,106,424   $2,687,267   $5,962,316
  Average net income per Limited Partner
  Interest (14,655,512 Limited Partner interests
    outstanding)............................................  $      .14   $      .18   $      .41
                                                              ----------   ----------   ----------
  General Partners..........................................  $   65,147   $   83,111   $  184,402
                                                              ==========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                 ACCUMULATED       TOTAL
                                                       LIMITED       GENERAL    COMPREHENSIVE    PARTNERS'
                                                       PARTNERS     PARTNERS       INCOME          EQUITY
                                                     ------------   ---------   -------------   ------------
Balance at December 31, 1998.......................  $117,123,621   $(290,140)    $ 540,512     $117,373,993

Net income.........................................     5,962,316     184,402            --        6,146,718
Quarterly distributions............................   (11,138,189)   (217,645)           --      (11,355,834)
Special distributions..............................   (51,587,401)         --            --      (51,587,401)
Change in unrealized gain on MBS...................            --          --      (435,431)        (435,431)
                                                     ------------   ---------     ---------     ------------
Balance at December 31, 1999.......................    60,360,347    (323,383)      105,081       60,142,045

Net income.........................................     2,687,267      83,111            --        2,770,378
Quarterly distributions............................    (5,862,204)    (97,176)           --       (5,959,380)
Special distributions..............................   (14,802,066)         --            --      (14,802,066)
Change in unrealized gain on MBS...................            --          --        87,582           87,582
                                                     ------------   ---------     ---------     ------------
Balance at December 31, 2000.......................    42,383,344    (337,448)      192,663       42,238,559

Net income.........................................     2,106,424      65,147            --        2,171,571
Quarterly distributions............................    (5,862,204)    (69,366)           --       (5,931,570)
Special distributions..............................    (4,543,209)         --            --       (4,543,209)
Change in unrealized gain on MBS...................            --          --       513,743          513,743
                                                     ------------   ---------     ---------     ------------
Balance at December 31, 2001.......................  $ 34,084,355   $(341,667)    $ 706,406     $ 34,449,094
                                                     ============   =========     =========     ============

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                  2001           2000           1999
                                                              ------------   ------------   ------------
Operating activities:
  Net income................................................  $  2,171,571   $  2,770,378   $  6,146,718
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of prepaid fees and expenses...............        65,905        122,275        898,457
    Premium Amortization....................................        22,153             --             --
    Shared Appreciation Interest and prepayment premiums....            --             --     (1,162,777)
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......        54,467        102,695        352,543
      Decrease in liabilities...............................           (14)        (2,059)      (232,821)
                                                              ------------   ------------   ------------
        Net cash provided by operating activities...........     2,314,082      2,993,289      6,002,120
                                                              ------------   ------------   ------------
Investing activities:
  Principal collections on PIMs including Shared
    Appreciation Interest and prepayment premium of
    $1,162,777 in 1999......................................       119,842      8,682,792     57,196,596
  Principal collections on MBS..............................     5,848,823      1,117,892      2,078,965
                                                              ------------   ------------   ------------
        Net cash provided by investing activities...........     5,968,665      9,800,684     59,275,561
                                                              ------------   ------------   ------------
Financing activities:
  Quarterly distributions...................................    (5,931,570)    (5,959,380)   (11,355,834)
  Special distributions.....................................    (4,543,209)   (14,802,066)   (51,587,401)
                                                              ------------   ------------   ------------
        Net cash used for financing activities..............   (10,474,779)   (20,761,446)   (62,943,235)
                                                              ------------   ------------   ------------
Net (decrease) increase in cash and equivalents.............    (2,192,032)    (7,967,473)     2,334,446

Cash and cash equivalents, beginning of year................     3,125,710     11,093,183      8,758,737
                                                              ------------   ------------   ------------
Cash and cash equivalents, end of year......................  $    933,678   $  3,125,710   $ 11,093,183
                                                              ============   ============   ============
Supplemental disclosure of non-cash investing activities:
  Reclassification of investment in a PIM to MBS............  $ 14,320,749   $         --   $         --
                                                              ============   ============   ============
Non cash activities:
  Increase (decrease) in fair value of MBS..................  $    513,743   $     87,582   $   (435,431)
                                                              ============   ============   ============

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

A. ORGANIZATION

    Krupp Insured Plus-II Limited Partnership (the "Partnership") was formed on October 29, 1986 by filing a Certificate of Limited Partnership in The Commonwealth of Massachusetts. The Partnership was organized for the purpose of investing in multi-family loans and mortgage backed securities. The Partnership issued all of the General Partner Interests to Krupp Plus Corporation and Mortgage Services Partners Limited Partnership in exchange for capital contributions aggregating $3,000. The Partnership terminates on December 31, 2026, unless terminated earlier upon the occurrence of certain events as set forth in the Partnership Agreement.

    The Partnership commenced the public offering of Limited Partner interests on May 29, 1987 and completed its public offering having sold 14,655,412 Limited Partner interests for $292,176,381 net of purchase volume discounts of $931,859 as of May 27, 1988. In addition, Krupp Depositary Corporation owns one hundred Limited Partner interests.

B. SIGNIFICANT ACCOUNTING POLICIES

    The Partnership uses the following accounting policies for financial reporting purposes, which may differ in certain respects from those used for federal income tax purposes (Note G).

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

MBS

    The Partnership, in accordance with Financial Accounting Standards Board's Statement 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), classifies its MBS portfolio as available-for-sale. As such the Partnership carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Partners' Equity. The Partnership amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

    The Partnership also holds a Federal Housing Administration ("FHA") insured mortgage which is classified as MBS and is carried at amortized cost. The Partnership holds this loan at amortized cost. The Partnership does not establish loan loss reserves as its investments are fully insured by the FHA.

PIMS

    The Partnership accounts for the MBS portion of its PIM in accordance with FAS 115 under the classification of held to maturity. The Partnership carries the Government National Mortgage Association ("GNMA") MBS at amortized cost.

    Basic interest on the PIM is recognized based on the stated coupon rate of the GNMA MBS. The Partnership's recognizes interest related to the participation feature when the amount becomes fixed and the transaction that gives rise to such amount is consummated.

CASH AND CASH EQUIVALENTS

    The Partnership includes all short-term investments with maturities of three months or less at the date of acquisition in cash and cash equivalents. The Partnership invests its cash primarily in commercial paper and money market funds with a commercial bank and has not experienced any loss to date on its invested cash.

PREPAID FEES AND EXPENSES

    Prepaid fees and expenses consisted of acquisition fees and expenses paid for the acquisition of PIMs. The Partnership amortized prepaid acquisition fees and expenses using a method that approximated the effective interest method over a period of ten to twelve years, which represented the estimated life of the underlying mortgage.

    Upon the repayment of a PIM, any unamortized acquisition fees and expenses related to such loan were expensed.

INCOME TAXES

    The Partnership is not liable for federal or state income taxes because Partnership income is allocated to the partners for income tax purposes. If the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and such an examination results in a change in Partnership taxable income, such change will be reported to the partners.

ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the period. Actual results could differ from those estimates.

C. PIMS

    At December 31, 2001 and 2000, the Partnership had investments in one PIM and two PIMs, respectively. The Partnership's remaining PIM consists of a GNMA MBS representing the securitized first mortgage loan on the underlying property and participation interests in the

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

C. PIMS (CONTINUED)
revenue stream and appreciation of the underlying property above specified base levels. The borrower conveys these participation features to the Partnership generally through a subordinated promissory note and mortgage (the "Agreement").

    The Partnership receives guaranteed monthly payments of principal and basic interest on the GNMA MBS and HUD insures the first mortgage loan underlying the GNMA MBS.

    The Partnership may receive income related to its participation interests in the underlying property, however, these amounts are neither insured nor guaranteed.

    The participation features consist of the following: (i) "Minimum Additional Interest" equal to .5% per annum calculated on the unpaid principal balance of the first mortgage on the underlying property, (ii) "Shared Income Interest" is 25% of the monthly gross rental income generated by the underlying property in excess of a specified base, but only to the extent that it exceeds the amount of Minimum Additional Interest received during such month and (iii) "Shared Appreciation Interest" is 25% of any increase in the value of the underlying property in excess of a specified base. Payment of Minimum Additional Interest and Shared Income Interest from the operations of the property is limited to 50% of net revenue or Surplus Cash as defined by HUD.

    The total amount of Minimum Additional Interest, Shared Income Interest and Shared Appreciation Interest payable on the maturity date by the underlying borrower usually cannot exceed 50% of any increase in value of the property.

    Shared Appreciation Interest is payable when one of the following occurs:
(1) the sale of the underlying property to an unrelated third party on a date which is later than five years from the date of the Agreement, (2) the maturity date or accelerated maturity date of the Agreement, or (3) prepayment of amounts due under the Agreement and the insured mortgage.

    Under the Agreement, the Partnership, upon giving twelve months written notice, can accelerate the maturity date of the Agreement and insured mortgage to a date not earlier than ten years from the date of the Agreement for (a) the payment of all participation interest due under the Agreement as of the accelerated maturity date, or (b) the payment of all participation interest due under the Agreement plus all amounts due on the first mortgage note on the property.

    During May 2001, the Partnership received $30,769 from the borrowers of the Richmond Park PIM as a settlement to release the loan's participation features. The property was not generating sufficient cash flow to pay any participation from property operations nor did it have sufficient value to meet the threshold to pay any participation based on value if the property was sold or refinanced. The borrowers asked for a release of the participation features while keeping the insured first mortgage in place until the property turns around. The General Partners agreed to this request in return for the settlement because there was no expectation that the Partnership would be entitled to any participation proceeds now or in the future in the property's current condition. Upon this settlement, the insured first mortgage loan on Richmond Park was reclassified from a PIM to a MBS as the only remaining portion of the investment is a GNMA MBS. The Partnership also reclassified this investment to available for sale concurrent with the release of the participation feature. The Partnership will continue to receive the scheduled principal and interest payments on the first mortgage until the property is refinanced or sold.

    On March 30, 2000, the Partnership paid a special distribution of $.58 per Limited Partner interest from the prepayment proceeds received during February 2000 on the Greenhouse Apartments PIM in the amount of $8,428,984. The underlying property was foreclosed on by the first mortgage lender during January 1999. The Partnership continued to receive its full principal and basic interest payments due on the PIM while the underlying mortgage was in default because those payments were guaranteed by GNMA. The Partnership did not receive any participation interest from this transaction.

    On January 11, 2000, the Partnership paid a special distribution of $.43 per Limited Partner interest from the Saratoga Apartments PIM prepayment proceeds received in December 1999 in the amount of $6,204,960. The underlying property value had not increased sufficiently enough to meet the criteria for the Partnership to earn any participation interest.

    In September 1999, the Partnership received Shared Appreciation Interest and accrued Minimum Additional and Shared Income Interest of $1,102,701 and $472,587, respectively in connection with the Le Coeur du Monde PIM. The Partnership also received $279,447 relating to repayment of interest rate rebates. The Partnership received the principal proceeds of $9,422,001 in October. The principal proceeds and Shared Appreciation Interest were distributed to the Limited Partners through a special distribution of $.72 per Limited Partner interest on November 22, 1999.

    On June 18, 1999, the Partnership made a special distribution of $.83 per Limited Partner interest with the proceeds of the Country Meadows PIM. The Partnership received principal of $12,015,224 and a prepayment premium of $60,076 from this prepayment.

    On February 26, 1999, the Partnership made a special distribution to the Limited Partners of $1.97 per Limited Partner Interest. This special distribution was the result of the prepayment of the Stanford Court, Hillside Court, Carlyle Court and Waterford Court Apartments PIMs. The Partnership received principal of $27,967,284 during January 1999, Shared Appreciation Interest and prepayment premiums of $860,052 and accrued Minimum Additional and Shared Income Interest of $432,877 during December 1998 from these prepayments.

    At December 31, 2001 and 2000 there were no loans within the Partnership's portfolio that were delinquent as to principal or interest.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

C. PIMS (CONTINUED)
    The Partnership's PIMs consisted of the following at December 31, 2001 and 2000:

                                                                                                          INVESTMENT BASIS AT
                                                                                                             DECEMBER 31,
                                                   ORIGINAL     INTEREST    MATURITY      MONTHLY     ---------------------------
GNMA                                              FACE AMOUNT   RATES(A)    DATES(E)     PAYMENT(F)      2001            2000
----                                              -----------   --------   -----------   ----------   ----------      -----------
Denrich Apartments
Philadelphia, PA................................  $3,500,000          8%      12/15/23    $24,800     $3,101,005      $ 3,148,969
                                                                 (b)(c)
                                                                 (d)(g)
Richmond Park (h)
Richmond Heights, OH............................  16,000,000         --             --         --             --       14,392,627
                                                  -----------                                         ----------      -----------
                                                  $19,500,000                                         $3,101,005(j)   $17,541,596
                                                  ===========                                         ==========      ===========

------------------------------

(a) Represents the permanent interest rate of the GNMA MBS. In addition, the Partnership receives participation interest consisting of (i) Minimum Additional Interest, (ii) Shared Income Interest and (iii) Shared Appreciation Interest.

(b) Minimum Additional Interest is at a rate of .5% per annum calculated on the unpaid principal balance of the first mortgage note.

(c) Shared Income Interest is based on 25% of monthly gross rental income over a specified base amount.

(d) Shared Appreciation Interest is based on 25% of any increase in the value of the project over the specified base value.

(e) The Partnership's GNMA MBS has a call provision, which allows the Partnership to accelerate the maturity date.

(f) The normal monthly payment consisting of principal and basic interest is payable monthly at level amounts over the term of the GNMA MBS.

(g) On June 28, 1995, the Partnership entered into a temporary basic interest rate reduction agreement on the Denrich Apartments PIM. Beginning July 1, 1995, the basic interest rate decreased from 8% per annum to 6.25% per annum for thirty months, then increased to 6.75% per annum for the following thirty-six month period and then increased to the original rate of 8% per annum. The difference between basic interest at the original interest rate and the reduced rates accumulated and will be payable from surplus cash or from the net proceeds of a sale or refinancing. These accumulated amounts will be due and payable prior to any distributions to the borrower or payment of participation interest to the Partnership. Also under the agreement, the Base Value for calculating Shared Appreciation Interest decreased from $4,025,000 to $3,500,000.

(h) During May 2001, the Partnership received $30,769 as a settlement to release the loan's participation features. The insured first mortgage loan was reclassified from a PIM to a MBS.

(i) The aggregate cost of the PIM for federal income tax purposes is $3,101,005.

    A reconciliation of the carrying value of PIMs for each of the three years in the period ended December 31, 2001 is as follows:

                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
Balance at beginning of period..............................  $17,541,596   $26,224,388   $82,258,207
Deductions during period:
  Prepayments and principal collections.....................     (119,842)   (8,682,792)  (56,033,819)
  Reclass to MBS............................................  (14,320,749)           --            --
                                                              -----------   -----------   -----------
Balance at end of period....................................  $ 3,101,005   $17,541,596   $26,224,388
                                                              ===========   ===========   ===========

    The underlying mortgage of the Denrich Apartments PIM is collateralized by a multi-family apartment complex located in Philadelphia, Pennsylvania. The apartment complex has 89 units.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

D. MBS

    During May 2001, the Partnership received a payoff of the Orchard Landing MBS in the amount of $4,440,315. On July 18, 2001 the Partnership paid a special distribution of $.31 per Limited Partner interest from the principal proceeds.

    At December 31, 2001, the Partnership's MBS portfolio had an amortized cost of $17,982,354 and unrealized gains of $706,406. At December 31, 2001, the Partnership's insured mortgage had an amortized cost of $11,522,402 and an unrealized gain of $363,763. At December 31, 2000, the Partnership's MBS portfolio has an amortized cost of $9,407,384 and unrealized gains and losses of $233,123 and $40,460, respectively. At December 31, 2000, the Partnership's insured mortgage had an amortized cost of $11,647,599 and an unrealized gain of $203,833. The portfolio has maturities ranging from 2007 to 2028.

                                                                            UNREALIZED
MATURITY DATE                                                 FAIR VALUE       GAIN
-------------                                                 -----------   ----------
2002-2006...................................................  $        --   $       --
2007-2011...................................................    1,643,717      159,611
2012-2028...................................................   28,931,208      910,558
                                                              -----------   ----------
  Total.....................................................  $30,574,925   $1,070,169
                                                              ===========   ==========

E. PARTNERS' EQUITY

    Profits and losses from Partnership operations and Distributable Cash Flow are allocated 97% to the Unitholders and Corporate Limited Partner (the "Limited Partners") and 3% to the General Partners.

    Upon the occurrence of a capital transaction, as defined in the Partnership Agreement, net cash proceeds will be distributed first, to the Limited Partners until they have received a return of their total invested capital, second, to the General Partners until they have received a return of their total invested capital, third, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners receive an amount equal to any deficiency in the 11% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fourth, to the class of General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and fifth, 96% to the Limited Partners and 4% to the General Partners.

    Upon the occurrence of a terminating capital transaction, as defined in the Partnership Agreement, the net cash proceeds and winding up of the affairs of the Partnership will be allocated among the Partners first, to each class of Partners in the amount equal to, or if less than, in proportion to, the positive balance in the Partner's capital accounts, second, to the Limited Partners until they have received a return of their total invested capital, third, to the General Partners until they have received a return of their total invested capital, fourth, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received to any deficiency in the 11% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fifth, to the General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and sixth, 96% to the Limited Partners and 4% to the General Partners.

    Profits arising from a capital transaction, will be allocated in the same manner as related cash distributions. Losses from a capital transaction will be allocated 97% to the Limited Partners and 3% to the General Partners.

    During 2001, 2000 and 1999 the Partnership made quarterly distributions totaling $.40, $.40 and $.76 per Limited Partner interest, respectively. The Partnership made special distributions of $.31, $1.01 and $3.52 per Limited Partner interest in 2001, 2000 and 1999, respectively.

    As of December 31, 2001, the following cumulative partner contributions and allocations have been made since the inception of the Partnership:

                                                                          CORPORATE                  ACCUMULATED
                                                                           LIMITED      GENERAL     COMPREHENSIVE
                                                           UNITHOLDERS     PARTNER     PARTNERS        INCOME           TOTAL
                                                          -------------   ---------   -----------   -------------   -------------
Capital contributions...................................  $ 292,176,381    $ 2,000    $     3,000     $     --      $ 292,181,381
Syndication costs.......................................    (15,580,734)        --             --           --        (15,580,734)
Quarterly distributions.................................   (249,750,539)    (1,740)    (5,898,928)          --       (255,651,207)
Special distributions...................................   (172,347,642)    (1,176)            --           --       (172,348,818)
Net income..............................................    179,586,552      1,253      5,554,261           --        185,142,066
Unrealized gains on MBS.................................             --         --             --      706,406            706,406
                                                          -------------    -------    -----------     --------      -------------
Total at December 31, 2001..............................  $  34,084,018    $   337    $  (341,667)    $706,406      $  34,449,094
                                                          =============    =======    ===========     ========      =============

F. RELATED PARTY TRANSACTIONS

    Under the terms of the Partnership Agreement, the General Partners or their affiliates are entitled to an asset management fee for the management of the Partnership's business, equal to .75% per annum of the value of the Partnership's actual and committed mortgage assets, payable quarterly. The General Partners may also receive an incentive management fee in an amount equal to .3% per annum on the Partnership's total invested assets provided the Unitholders have received their specified non-cumulative annual return on their Invested

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

F. RELATED PARTY TRANSACTIONS (CONTINUED)
Capital. Total fees payable to the General Partners for management services shall not exceed 10% of Distributable Cash Flow over the life of the Partnership.

    Additionally, the Partnership reimburses affiliates of the General Partners for certain costs incurred in connection with maintaining the books and records of the Partnership the preparation and mailing of financial reports, tax information and other communications to investors and legal fees and expenses.

G. FEDERAL INCOME TAXES

    The reconciliation of the income reported in the accompanying financial statements with the income reported in the Partnership's 2001 federal income tax return is as follows:

Net income per statement of income..........................  $2,171,571
Less: Book to tax difference for amortization of prepaid
  fees and expenses.........................................    (232,139)
                                                              ----------
Net income for federal income tax purposes..................  $1,939,432
                                                              ----------

    The allocation of the 2001 net income for federal income tax purposes is as follows:

                                                              PORTFOLIO
                                                                INCOME
                                                              ----------
Unitholders.................................................  $1,881,236
Corporate Limited Partner...................................          13
General Partners............................................      58,183
                                                              ----------
                                                              $1,939,432
                                                              ==========

    For the years ended December 31, 2001, 2000 and 1999 the average per unit net income to the Unitholders for federal income tax purposes was $.13, $.15 and $.33 respectively.

    The basis of the Partnership's assets for financial reporting purposes was less than its tax basis by approximately $183,000 and $929,000 at December 31, 2001 and 2000, respectively. The basis of the Partnership's liabilities for financial reporting purposes were the same as its tax basis at December 31, 2001 and 2000, respectively.

H. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

    The Partnership uses the following methods and assumptions to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS

    The carrying amount approximates fair value because of the short maturity of those instruments.

MBS

    The Partnership estimates the fair value of MBS based on quoted market prices while it estimates the fair value of insured mortgages based on quoted prices of MBS with similar interest rates. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in MBS had gross unrealized gains of approximately $1,070,000 at December 31, 2001 and gross unrealized gains and losses of $437,000 and $40,000, respectively, at December 31, 2000.

PIMS

    As there is no active trading market for these investments, Management estimates the fair value of the PIMs using quoted market prices of MBS having a similar interest rate. Management does not include any participation interest in the Partnership's estimated fair value arising from the properties as Management does not believe it can predict the time of realization of the feature with any certainty. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in PIMs had gross unrealized gains of approximately $146,000 at December 31, 2001 and gross unrealized gains of approximately $46,000 at December 31, 2000.

    At December 31, 2001 and 2000, the estimated fair values of the Partnership's financial instruments are as follows (amounts rounded to nearest thousand):

                                                                     2001                  2000
                                                              -------------------   -------------------
                                                                FAIR     CARRYING     FAIR     CARRYING
                                                               VALUE      VALUE      VALUE      VALUE
                                                              --------   --------   --------   --------
Cash and cash equivalents...................................  $   934    $   934    $ 3,126    $ 3,126
MBS and insured mortgages...................................   30,575     30,211     21,451     21,248
PIMs........................................................    3,247      3,101     17,588     17,542
                                                              -------    -------    -------    -------
                                                              $34,756    $34,246    $42,165    $41,916
                                                              =======    =======    =======    =======

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

      UNAUDITED DISTRIBUTABLE CASH FLOW AND NET CASH PROCEEDS FROM CAPITAL
                                  TRANSACTIONS

    Shown below is the calculation of Distributable Cash Flow and Net Cash Proceeds from Capital Transactions, as defined by Section 17 of the Partnership Agreement, and the source of cash distributions for the year ended December 31, 2001 and the period from inception through December 31, 2001. The General Partners provide certain of the information below to meet requirements of the Partnership Agreement and because they believe that it is an appropriate supplemental measure of operating performance. However, Distributable Cash Flow and Net Cash Proceeds from Capital Transactions should not be considered by the reader as a substitute to net income as an indicator of the Partnership's operating performance or to cash flows as a measure of liquidity.

                                                                                   INCEPTION THROUGH
                                                                  YEAR ENDED          DECEMBER 31,
                                                              DECEMBER 31, 2001           2001
                                                              ------------------   ------------------
                                                              (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT
                                                                             AMOUNTS)
DISTRIBUTABLE CASH FLOW:
Income for tax purposes.....................................         $1,939              $186,032

Items not requiring (not providing) the use of operating
  funds:
  Amortization of prepaid fees and expenses.................            298                16,932
  Acquisition expenses paid from offering proceeds charged
    to operations...........................................             --                   690
  Shared Appreciation Income/prepayment premiums............             --                (6,157)
  Premium Amortization......................................             22                    22
  Gain on sale of MBS.......................................             --                  (377)
                                                                     ------              --------
Total Distributable Cash Flow ("DCF").......................         $2,259              $197,142
                                                                     ======              ========
Limited Partners Share of DCF...............................         $2,191              $191,228
                                                                     ======              ========
Limited Partners Share of DCF per Unit (14,655,512).........         $  .15              $  13.05
                                                                     ======              ========
General Partners Share of DCF...............................         $   68              $  5,914
                                                                     ======              ========

NET PROCEEDS FROM CAPITAL TRANSACTIONS:
Principal collections on PIMs and PIM sale proceeds
  including Shared Appreciation Income/ prepayment
  premiums..................................................         $  120              $174,380
Principal collections on MBS and MBS sale proceeds..........          5,849                99,376
Reinvestment of MBS and PIM principal collections and sale
  proceeds..................................................             --               (41,966)
Gain on sale of MBS.........................................             --                   377
                                                                     ------              --------
Total Net Proceeds from Capital Transactions................         $5,969              $232,167
                                                                     ======              ========
CASH AVAILABLE FOR DISTRIBUTION
  (DCF plus proceeds from Capital Transactions).............         $8,228              $429,309
                                                                     ======              ========

DISTRIBUTIONS:
  Limited Partners..........................................         $9,673(a)           $422,834(b)
                                                                     ======              ========
  Limited Partners Average per Unit.........................         $  .66(a)           $  28.85(b)(c)
                                                                     ======              ========
  General Partners..........................................         $   68(a)           $  5,914(b)
                                                                     ======              ========
    Total Distributions.....................................         $9,741              $428,748
                                                                     ======              ========

------------------------------

(a) Represents all distributions paid in 2001 except February 2001 quarterly distribution and includes an estimate of the quarterly distribution to be paid in February 2002.

(b) Includes an estimate of the quarterly distribution to be paid in February 2002.

(c) Limited Partners average per Unit return of capital as of February 2002 is $15.80 [$28.85--$13.05] Return of capital represents that portion of distributions which is not funded from DCF such as proceeds from the sale of assets and substantially all of the principal collections received from MBS and PIMs.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                                                               JUNE 30,     DECEMBER 31,
                                                                 2002           2001
                                                              -----------   ------------
                                                                     (UNAUDITED)
                           ASSETS
Participating Insured Mortgages ("PIMs")(Note 2)............  $        --   $ 3,101,005
Mortgage-Backed Securities and insured mortgage ("MBS")
  (Note 3)..................................................   14,313,515    30,211,162
                                                              -----------   -----------
    Total mortgage investments..............................   14,313,515    33,312,167
Cash and cash equivalents...................................   15,858,095       933,678
Interest receivable and other assets........................      112,512       221,124
                                                              -----------   -----------
    Total assets............................................  $30,284,122   $34,466,969
                                                              ===========   ===========

              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................  $    84,855   $    17,875
                                                              -----------   -----------
Partners' equity (deficit) (Note 4):
  Limited Partners (14,655,512 Limited Partner interests
    outstanding)............................................   30,354,914    34,084,355
  General Partners..........................................     (343,653)     (341,667)
  Accumulated comprehensive income..........................      188,006       706,406
                                                              -----------   -----------
    Total Partners' equity..................................   30,199,267    34,449,094
                                                              -----------   -----------
    Total liabilities and Partners' equity..................  $30,284,122   $34,466,969
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                              FOR THE THREE MONTHS     FOR THE SIX MONTHS
                                                                 ENDED JUNE 30,          ENDED JUNE 30,
                                                              --------------------   -----------------------
                                                                2002        2001        2002         2001
                                                              ---------   --------   ----------   ----------
                                                                               (UNAUDITED)
Revenues:
  Interest income--PIMs:
    Basic interest..........................................  $ 121,186   $152,093   $  183,038   $  488,700
    Participation interest..................................         --     30,769           --       30,769
  Interest income--MBS......................................    454,391    466,875    1,037,960      876,742
  Other interest income.....................................     23,925     48,349       29,600       92,806
                                                              ---------   --------   ----------   ----------
      Total revenues........................................    599,502    698,086    1,250,598    1,489,017
                                                              ---------   --------   ----------   ----------
Expenses:
  Asset management fee to an affiliate......................     46,328     65,651      105,917      136,740
  Expense reimbursements to affiliates......................     33,918     31,230       58,395       56,706
  Amortization of prepaid fees and expenses.................         --     25,965           --       47,933
  General and administrative................................     73,783     40,554       96,262       61,493
                                                              ---------   --------   ----------   ----------
      Total expenses........................................    154,029    163,400      260,574      302,872
                                                              ---------   --------   ----------   ----------
Net income..................................................    445,473    534,686      990,024    1,186,145
  Other comprehensive income:
Net change in unrealized gain on MBS........................   (497,260)   246,665     (518,400)     376,385
                                                              ---------   --------   ----------   ----------
  Total comprehensive income................................  $ (51,787)  $781,351   $  471,624   $1,562,530
                                                              =========   ========   ==========   ==========
Allocation of net income (Note 4):
  Limited Partners..........................................  $ 432,109   $518,646   $  960,323   $1,150,561
                                                              =========   ========   ==========   ==========
Average net income per Limited Partner interest (14,655,512
  Limited Partner interests outstanding)....................  $     .03   $    .04   $      .07   $      .08
                                                              =========   ========   ==========   ==========
  General Partners..........................................  $  13,364   $ 16,040   $   29,701   $   35,584
                                                              =========   ========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                                                 FOR THE SIX MONTHS
                                                                   ENDED JUNE 30,
                                                              -------------------------
                                                                 2002          2001
                                                              -----------   -----------
                                                                     (UNAUDITED)
Operating activities:
  Net income................................................  $   990,024   $ 1,186,145
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of prepaid fees and expenses...............           --        47,933
    Premium amortization....................................           --        38,286
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......      108,612        32,752
      Increase in liabilities...............................       66,980        18,848
                                                              -----------   -----------
        Net cash provided by operating activities...........    1,165,616     1,323,964
                                                              -----------   -----------
Investing activities:
  Principal collections on PIMs.............................    3,101,005        95,367
  Principal collections on MBS..............................   15,379,247     5,078,802
                                                              -----------   -----------
        Net cash provided by investing activities...........   18,480,252     5,174,169
                                                              -----------   -----------
Financing activities:
  Quarterly distributions...................................   (1,497,239)   (2,968,234)
  Special distribution......................................   (3,224,212)           --
                                                              -----------   -----------
        Net cash used for financing activities..............   (4,721,451)   (2,968,234)
                                                              -----------   -----------
Net increase in cash and cash equivalents...................   14,924,417     3,529,899
Cash and cash equivalents, beginning of period..............      933,678     3,125,710
                                                              -----------   -----------
Cash and cash equivalents, end of period....................  $15,858,095   $ 6,655,609
                                                              ===========   ===========
Supplemental disclosure of non-cash investing activities:
  Reclassification of investment in a PIM to a MBS..........  $        --   $14,320,749
                                                              ===========   ===========
Non cash activities:
  Increase (decrease) in Fair Value of MBS..................  $  (518,400)  $   376,385
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. ACCOUNTING POLICIES

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this report pursuant to the Rules and Regulations of the Securities and Exchange Commission. However, in the opinion of the general partners, Krupp Plus Corporation and Mortgage Services Partners Limited Partnership (collectively the "General Partners"), of Krupp Insured Plus-II Limited Partnership (the "Partnership"), the disclosures contained in this report are adequate to make the information presented not misleading. See Notes to Financial Statements included in the Partnership's financial statements for the year ended December 31, 2001 for additional information relevant to significant accounting policies followed by the Partnership.

    In the opinion of the General Partners of the Partnership, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Partnership's financial position as of June 30, 2002, the results of operations for the three and six months ended June 30, 2002 and 2001 and its cash flows for the six months ended June 30, 2002 and 2001.

    The results of operations for the three and six months ended June 30, 2002 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

2. PIMS

    On May 15, 2002, the Partnership received $3,084,121 representing the principal proceeds on the first mortgage loan from the Denrich Apartments PIM. In addition, the Partnership received $100,625 from an affiliate to compensate the fund for the inability to collect the accumulated but unpaid interest that resulted from the interest rate reduction agreement entered into in June, 1995. On June 19, 2002, the Partnership paid a special distribution of $.22 per Limited Partner interest from the principal proceeds received.

3. MBS

    The Partnership received a payoff of the Richmond Park Apartments MBS on June 17, 2002 for $14,073,943. The Partnership intends to pay a special distribution of $.97 per Limited Partner interest from the proceeds of the Richmond Park prepayment in the third quarter of 2002.

    At June 30, 2002, the Partnership's MBS portfolio had an amortized cost of $2,669,366 and unrealized gains of $188,006. At June 30, 2002, the Partnership's insured mortgage had an amortized cost of $11,456,143. The portfolio had maturities ranging from 2008 to 2028.

4. CHANGES IN PARTNERS' EQUITY

    A summary of changes in Partners' Equity for the six months ended June 30, 2002 is as follows:

                                                                                         ACCUMULATED       TOTAL
                                                                LIMITED      GENERAL    COMPREHENSIVE    PARTNERS'
                                                               PARTNERS     PARTNERS       INCOME         EQUITY
                                                              -----------   ---------   -------------   -----------
Balance at December 31, 2001................................  $34,084,355   $(341,667)    $ 706,406     $34,449,094
Net income..................................................      960,323      29,701            --         990,024
Quarterly distributions.....................................   (1,465,552)    (31,687)           --      (1,497,239)
Special Distribution........................................   (3,224,212)         --            --      (3,224,212)
Change in unrealized gain on MBS............................           --          --      (518,400)       (518,400)
                                                              -----------   ---------     ---------     -----------
Balance at June 30, 2002....................................  $30,354,914   $(343,653)    $ 188,006     $30,199,267
                                                              ===========   =========     =========     ===========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Krupp Insured Plus-III Limited Partnership:

    In our opinion, the financial statements listed in the accompanying index, present fairly, in all material respects, the financial position of Krupp Insured Plus-III Limited Partnership (the "Partnership") at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 22, 2002

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                                                 2001          2000
                                                              -----------   -----------
                           ASSETS
Participating Insured Mortgages ("PIMs")
  (Notes B, C, H and I).....................................  $27,762,795   $34,608,223
Mortgage-Backed Securities and insured mortgage
  ("MBS")(Notes B, D and H).................................   11,407,452    12,453,025
                                                              -----------   -----------
    Total mortgage investments..............................   39,170,247    47,061,248
Cash and cash equivalents (Notes B, C and H)................    1,900,744     1,910,212
Interest receivable and other assets........................      275,094       328,054
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $955,545 and $2,201,139, respectively
  (Note B)..................................................       36,194       200,938
Prepaid participation servicing fees, net of accumulated
  amortization of $293,743 and $803,998, respectively (Note
  B)........................................................       34,921        84,189
                                                              -----------   -----------
    Total assets............................................  $41,417,200   $49,584,641
                                                              ===========   ===========
              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................  $    17,877   $    17,650
Partners' equity (deficit) (Notes A, C, E and I):
Limited Partners (12,770,261 Limited Partner interests
  outstanding)..............................................   41,486,071    49,660,074
General Partners............................................     (217,863)     (205,525)
Accumulated Comprehensive Income (Note B)...................      131,115       112,442
                                                              -----------   -----------
    Total Partners' equity..................................   41,399,323    49,566,991
                                                              -----------   -----------
    Total liabilities and Partners' equity..................  $41,417,200   $49,584,641
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP
                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                 2001         2000         1999
                                                              ----------   ----------   ----------
Revenues:(Notes B, C and D)
  Interest income -- PIMs:
    Basic interest..........................................  $2,510,661   $2,755,352   $4,209,758
    Participation interest..................................      25,000     [cad228]    1,000,885
  Interest income -- MBS....................................     894,099      964,919    1,071,160
Other interest income.......................................     101,289      278,064      488,332
                                                              ----------   ----------   ----------
      Total revenues........................................   3,531,049    3,998,335    6,770,135
                                                              ----------   ----------   ----------
Expenses:
  Asset management fee to an affiliate (Note F).............     318,136      354,888      508,943
  Expense reimbursements to affiliates (Note F).............      96,318       97,729       74,461
  Amortization of prepaid fees and expenses (Note B)........     214,012      380,069    1,106,566
  General and administrative................................     139,043      171,995      149,589
                                                              ----------   ----------   ----------
      Total expenses........................................     767,509    1,004,681    1,839,559
                                                              ----------   ----------   ----------
Net income (Notes E and G)..................................   2,763,540    2,993,654    4,930,576
Other comprehensive income:
  Net change in unrealized gain on MBS......................      18,673      111,473     (326,520)
                                                              ----------   ----------   ----------
Total comprehensive income..................................  $2,782,213   $3,105,127   $4,604,056
                                                              ==========   ==========   ==========
Allocation of net income (Notes E and G):
  Limited Partners..........................................  $2,680,634   $2,903,844   $4,782,659
                                                              ==========   ==========   ==========
  Average net income per Limited Partner interest
  (12,770,261 Limited Partner interests outstanding)........  $      .21   $      .23   $      .37
                                                              ==========   ==========   ==========
  General Partners..........................................  $   82,906   $   89,810   $  147,917
                                                              ==========   ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                   STATEMENTS OF CHANGES IN PARTNERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                 ACCUMULATED       TOTAL
                                                       LIMITED       GENERAL    COMPREHENSIVE    PARTNERS'
                                                       PARTNERS     PARTNERS       INCOME          EQUITY
                                                     ------------   ---------   -------------   ------------
Balance at December 31, 1998.......................  $ 94,969,742   $(157,989)    $ 327,489     $ 95,139,242
Net income.........................................     4,782,659     147,917            --        4,930,576
Quarterly distributions............................    (9,705,323)   (177,147)           --       (9,882,470)
Special distributions..............................   (21,453,869)         --            --      (21,453,869)
Change in unrealized gain on MBS...................            --          --      (326,520)        (326,520)
                                                     ------------   ---------     ---------     ------------

Balance at December 31, 1999.......................    68,593,209    (187,219)          969       68,406,959
Net income.........................................     2,903,844      89,810            --        2,993,654
Quarterly distributions............................    (6,895,888)   (108,116)           --       (7,004,004)
Special distributions..............................   (14,941,091)         --            --      (14,941,091)
Change in unrealized gain on MBS...................            --          --       111,473          111,473
                                                     ------------   ---------     ---------     ------------

Balance at December 31, 2000.......................    49,660,074    (205,525)      112,442       49,566,991
Net income.........................................     2,680,634      82,906            --        2,763,540
Quarterly distributions............................    (4,086,451)    (95,244)           --       (4,181,695)
Special distributions..............................    (6,768,186)         --            --       (6,768,186)
Change in unrealized gain on MBS...................            --          --        18,673           18,673
                                                     ------------   ---------     ---------     ------------
Balance at December 31, 2001.......................  $ 41,486,071   $(217,863)    $ 131,115     $ 41,399,323
                                                     ============   =========     =========     ============

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                  2001          2000           1999
                                                              ------------   -----------   ------------
Operating activities:
Net income..................................................  $  2,763,540   $ 2,993,654   $  4,930,576

Adjustments to reconcile net income to net cash provided by
  operating activities:
Amortization of prepaid fees and expenses...................       214,012       380,069      1,106,566
Shared Appreciation Interest and prepayment premium.........       (15,000)           --       (828,829)

Changes in assets and liabilities:
Decrease (increase) in interest receivable and other
  assets....................................................        52,960       317,642        (57,677)
Increase (decrease) in liabilities..........................           227        (1,898)      (141,891)
                                                              ------------   -----------   ------------
Net cash provided by operating activities...................     3,015,739     3,689,467      5,008,745
                                                              ------------   -----------   ------------

Investing activities:
Principal collections on PIMs including Shared Appreciation
  Interest and prepayment premium of $15,000 in 2001 and
  $828,829 in 1999, respectively............................     6,860,428       321,166     36,396,881
Principal collections on MBS................................     1,064,246       607,297      2,322,861
                                                              ------------   -----------   ------------
Net cash provided by investing activities...................     7,924,674       928,463     38,719,742
                                                              ------------   -----------   ------------

Financing activities:
Special distributions.......................................    (6,768,186)  (14,941,091)   (21,453,869)
Quarterly distributions.....................................    (4,181,695)   (7,004,004)    (9,882,470)
                                                              ------------   -----------   ------------
Net cash used for financing activities......................   (10,949,881)  (21,945,095)   (31,336,339)
                                                              ------------   -----------   ------------
Net (decrease) increase in cash and cash equivalents........        (9,468)  (17,327,165)    12,392,148
Cash and cash equivalents, beginning of period..............     1,910,212    19,237,377      6,845,229
                                                              ------------   -----------   ------------
Cash and cash equivalents, end of period....................  $  1,900,744   $ 1,910,212   $ 19,237,377
                                                              ============   ===========   ============

Non cash activities:
Increase (decrease) in Fair Value of MBS....................  $     18,673   $   111,473   $   (326,520)
                                                              ============   ===========   ============

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

A. ORGANIZATION

    Krupp Insured Plus-III Limited Partnership (the "Partnership") was formed on March 21, 1988 by filing a Certificate of Limited Partnership in The Commonwealth of Massachusetts. The Partnership was organized for the purpose of investing in multi-family loans and mortgage backed securities. The Partnership issued all of the General Partner Interests to Krupp Plus Corporation and Mortgage Services Partners Limited Partnership in exchange for capital contributions aggregating $3,000. The Partnership terminates on December 31, 2028, unless terminated earlier upon the occurrence of certain events as set forth in the Partnership Agreement.

    The Partnership commenced the public offering of Limited Partner interests on June 24, 1988 and completed its public offering having sold 12,770,161 Limited Partner interests for $254,686,736 net of purchase volume discounts of $716,484 as of June 22, 1990. In addition, Krupp Depositary Corporation owns one hundred Limited Partner interests.

B. SIGNIFICANT ACCOUNTING POLICIES

    The Partnership uses the following accounting policies for financial reporting purposes, which differ in certain respects from those used for federal income tax purposes (Note G):

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

MBS

    The Partnership, in accordance with Financial Accounting Standards Board's Statement 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"), classifies its MBS portfolio as available-for-sale. As such the Partnership carries its MBS at fair market value and reflects any unrealized gains (losses) as a separate component of Partners' Equity. The Partnership amortizes purchase premiums or discounts over the life of the underlying mortgages using the effective interest method.

    The Partnership holds a Federal Housing Administration ("FHA") insured mortgage which is classified as MBS and is carried at amortized cost. The Partnership holds this loan at amortized cost. The Partnership does not establish loan loss reserves as its investments are fully insured by the FHA.

PIMS

    The Partnership accounts for its MBS portion of a PIM in accordance with FAS 115 under the classification of held to maturity. The Partnership carries the Government National Mortgage Association ("GNMA") or Fannie Mae MBS at amortized cost.

    Basic interest on PIMs is recognized based on the stated coupon rate of the GNMA or Fannie Mae MBS. The Partnership recognizes interest related to the participation features when the amount becomes fixed and the transaction that gives rise to such amount is consummated.

CASH AND CASH EQUIVALENTS

    The Partnership includes all short-term investments with maturities of three months or less from the date of acquisition in cash and cash equivalents. The Partnership invests its cash primarily in commercial paper and money market funds with a commercial bank and has not experienced any loss to date on its invested cash.

PREPAID FEES AND EXPENSES

    Prepaid fees and expenses consist of prepaid acquisition fees and expenses and prepaid participation servicing fees paid for the acquisition and servicing of PIMs.

    The Partnership amortizes the prepaid acquisition fees and expenses using a method that approximates the effective interest method over a period of ten to twelve years, which represents the estimated life of the underlying mortgage.

    The Partnership amortizes prepaid participation servicing fees using a method that approximates the effective interest method over a ten year period beginning at final endorsement of the GNMA loan and at closing if a Fannie Mae loan.

    Upon the repayment of a PIM, any unamortized acquisition fees and expenses and unamortized participation servicing fees related to such loan are expensed.

INCOME TAXES

    The Partnership is not liable for federal or state income taxes as Partnership income is allocated to the partners for income tax purposes. If the Partnership's tax returns are examined by the Internal Revenue Service or state taxing authority and such an examination results in a change in Partnership taxable income, such change will be reported to the partners.

ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in accordance GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, contingent assets and liabilities and revenues and expenses during the period. Actual results could differ from those estimates.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

C. PIMS

    At December 31, 2001 and 2000, the Partnership had investments in two
PIMs and three PIMs, respectively. The Partnership's PIMs consist of a GNMA or Fannie Mae MBS representing the securitized first mortgage loan on the underlying property and a participation interest in the revenue stream and appreciation of the underlying property above specified base levels.

    The borrower conveys this participation feature to the Partnership generally through a subordinated multifamily mortgage (the "Agreement"). The Partnership receives guaranteed monthly payments of principal and interest on the GNMA and Fannie Mae MBS and HUD insures the first mortgage loan underlying the GNMA MBS. The borrower usually can not prepay the first mortgage loan during the first five years and may prepay the first mortgage loan thereafter subject to a 9% prepayment premium in years six through nine, a 1% prepayment premium in year ten and no prepayment premium thereafter. The Partnership may receive interest related to its participation interest in the underlying property, however, this amount is neither insured nor guaranteed.

    Generally, the participation features consist of the following:
(i) "Minimum Additional Interest" rates ranging from .5% to .75% per annum calculated on the unpaid principal balance of the first mortgage on the underlying property, (ii) "Shared Income Interest" ranging from 25% to 30% of the monthly gross rental income generated by the underlying property in excess of a specified base, but only to the extent that it exceeds the amount of Minimum Additional Interest received during such month and (iii) "Shared Appreciation Interest" ranging from 30% to 35% of any increase in the value of the underlying property in excess of a specified base. Payment of Minimum Additional Interest and Shared Income Interest from the operations of the property is limited to 50% of net revenue or Surplus Cash as defined by Fannie Mae or HUD, respectively.

    The total amount of Minimum Additional Interest, Shared Income Interest and Shared Appreciation Interest payable on the maturity date by the underlying borrower usually can not exceed 50% of any increase in value of the property. However, generally any net proceeds from a sale or refinancing will be available to satisfy any accrued but unpaid Shared Income or Minimum Additional Interest. Shared Appreciation Interest is payable when one of the following occurs:
(1) the sale of the underlying property to an unrelated third party on a date which is later than five years from the date of the Agreement, (2) the maturity date or accelerated maturity date of the Agreement, or (3) prepayment of amounts due under the Agreement and the insured mortgage.

    Under the Agreement, the Partnership, upon giving twelve months written notice, can accelerate the maturity date of the Agreement and insured mortgage to a date not earlier than ten years from the date of the Agreement for (a) the payment of all participation interest due under the Agreement as of the accelerated maturity date, or (b) the payment of all participation interest due under the Agreement plus all amounts due on the first mortgage note on the property.

    During June 2001, the Partnership received a payoff of the Casa Marina PIM in the amount of $6,727,016. In addition, the Partnership received $15,000 of Shared Appreciation Interest and $10,000 of Minimum Additional Interest upon the payoff of the underlying mortgage. On July 18, 2001, the Partnership paid a special distribution of $.53 per Limited Partner interest from the principal proceeds and Shared Appreciation received from Casa Marina.

    On January 11, 2000, the Partnership paid a special distribution of $1.17 per Limited Partner interest consisting of the principal proceeds and Shared Appreciation Interest in the amounts of $14,491,746 and $426,321, respectively from the Marina Shores Apartments PIM payoff in December of 1999.

    In August 1999, the Partnership received a prepayment of the Mill Ponds Apartments PIM in the amount of $9,751,550 representing the outstanding principal balance. In addition to the prepayment, the Partnership received $402,508 of Shared Appreciation Interest and $172,464 of Minimum Additional Interest and Shared Income Interest in July, 1999. The Partnership distributed the capital transaction proceeds from this prepayment to the Limited Partners through a special distribution on September 9, 1999 in the amount of $.80 per Limited Partner interest.

    In January 1999, the Partnership received a prepayment of the Windsor Court Apartments PIM in the amount of $10,876,051 representing the outstanding principal balance. In addition to the prepayment, the Partnership received $243,620 of Shared Appreciation Interest and prepayment premiums and $196,828 of Minimum Additional Interest and Shared Income Interest during December 1998. The Partnership distributed the capital transaction proceeds from this prepayment to the Limited Partners through a special distribution on February 26, 1999 in the amount of $.88 per Limited Partner interest.

    At December 31, 2001 and 2000 there were no loans within the Partnership's portfolio that were delinquent as to principal or interest.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

C. PIMS (CONTINUED)
    The Partnership's PIMs consist of the following at December 31, 2001 and 2000:

                                                                                          APPROXIMATE      INVESTMENT BASIS AT
                                                 ORIGINAL                                   MONTHLY           DECEMBER 31,
                                                   FACE       INTEREST        MATURITY      PAYMENT     -------------------------
PIMS                                              AMOUNT      RATE (A)        DATES (F)       (G)          2001          2000
----                                            -----------   --------        ---------   -----------   -----------   -----------
GNMA
Casa Marina Apts. Miami, FL...................  $ 7,099,700       --                --     $     --     $        --   $ 6,748,832
Harbor Club Apts. Ann Arbor, MI...............   13,562,000     8.00%(c)(d)(e) 10/15/31      95,000      12,998,733    13,095,330
                                                -----------                                             -----------   -----------
                                                 20,661,700                                              12,998,733    19,844,162
                                                -----------                                             -----------   -----------
FANNIE MAE
  Royal Palm Pl. Apts Kendall, FL.............   15,978,742    8.375%(b)(h)     4/1/06      103,000      14,764,062    14,764,061
                                                -----------                                             -----------   -----------
    Total.....................................  $36,640,442                                             $27,762,795(i) $34,608,223
                                                ===========                                             ===========   ===========

------------------------------

(a) Represents the permanent interest rate of the GNMA or Fannie Mae MBS. The Partnership may also receive additional interest, consisting of (i) Minimum Additional Interest (ii) Shared Income Interest and (iii) Shared Appreciation Interest

(b) Minimum Additional Interest is at a rate of .5% per annum calculated on the unpaid principal balance of the first mortgage note.

(c) Minimum Additional Interest is at a rate of .75% per annum calculated on the unpaid principal balance of the first mortgage note.

(d) Shared Income Interest is based on 25% of monthly gross rental income over a specified base amount.

(e) Shared Appreciation Interest is based on 35% of any increase in the value of the project over the specified base value.

(f) The Partnership's GNMA MBS have call provisions, which allow the Partnership to accelerate their respective maturity date.

(g) The normal monthly payment consisting of principal and interest is payable monthly at level amounts over the term of the GNMA MBS. The normal monthly payment consists of interest only for the Fannie Mae MBS. The GNMA MBS and Fannie Mae MBS may not be prepaid during the first five years and may generally be prepaid subject to a 9% prepayment premium in years six through nine, a 1% prepayment premium in year ten and no prepayment premium after year ten.

(h) During December 1995, the Partnership agreed to a modification of the Royal Palm PIM. The Partnership received a reissued Fannie Mae MBS and increased its participation percentage in income and appreciation from 25% to 30%. The Partnership will receive interest only payments on the Fannie Mae MBS at interest rates ranging from 8.375% to 8.775% per annum through maturity. The original face value of the PIM on the underlying property was $22,000,000 of which 27% or $6,021,258 is held by Krupp Insured Plus Limited Partnership, an affiliate of the Partnership.

(i) The aggregate cost of PIMs for federal income tax purposes is $27,762,795.

    A reconciliation of the carrying value of PIMs for each of the three years in the period ended December 31, 2001 is as follows:

                                                                 2001          2000           1999
                                                              -----------   -----------   ------------
Balance at beginning of period..............................  $34,608,223   $34,929,389   $ 70,497,441
Deductions during period:
  Principal collections.....................................   (6,845,428)     (321,166)   (35,568,052)
                                                              -----------   -----------   ------------
Balance at end of period....................................  $27,762,795   $34,608,223   $ 34,929,389
                                                              ===========   ===========   ============

    The underlying mortgages of the PIMs are collateralized by multi-family apartment complexes located in two states. The apartment complexes range in size from 208 to 377 units.

D. MBS

    At December 31, 2001, the Partnership's MBS portfolio had an amortized cost of $3,343,185 and unrealized gains of $131,115. At December 31, 2001, the Partnership's insured mortgage loan had an amortized cost of $7,933,152 and an unrealized gain of $221,970. At December 31, 2000, the Partnership's MBS portfolio had an amortized cost of $4,356,235 and unrealized gains and losses of $113,260 and $818, respectively. At December 31, 2000, the Partnership's insured mortgage loan had an amortized cost of $7,984,348 and an unrealized gain of $79,844. The portfolio has maturity dates ranging from 2016 to 2035.

                                                                            UNREALIZED
MATURITY DATE                                                 FAIR VALUE       GAIN
-------------                                                 -----------   ----------
2002--2006..................................................  $        --    $     --
2007--2011..................................................           --          --
2012--2035..................................................   11,629,422     353,085
                                                              -----------    --------
  Total.....................................................  $11,629,422    $353,085
                                                              ===========    ========

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

E.  PARTNERS' EQUITY

    Under the terms of the Partnership Agreement, profits from Partnership operations and Distributable Cash Flow are allocated 97% to the Unitholders and Corporate Limited Partner (the "Limited Partners") and 3% to the General Partners.

    Upon the occurrence of a capital transaction, as defined in the Partnership Agreement, net cash proceeds and profits from the capital transaction will be distributed first, to the Limited Partners until they have received a return of their total invested capital, second, to the General Partners until they have received a return of their total invested capital, third, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners receive an amount equal to any deficiency in the 11% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fourth, to the class of General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and fifth, 96% to the Limited Partners and 4% to the General Partners. Losses from a capital transaction will be allocated 97% to the Limited Partners and 3% to the General Partners.

    Upon the occurrence of a terminating capital transaction, as defined in the Partnership Agreement, the net cash proceeds and winding up of the affairs of the Partnership will be allocated among the Partners first, to each class of Partners in the amount equal to, or if less than, in proportion to, the positive balance in the Partner's capital accounts, second, to the Limited Partners until they have received a return of their total invested capital, third, to the General Partners until they have received a return of their total invested capital, fourth, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received to any deficiency in the 11% cumulative return on their invested capital that exists through fiscal years prior to the date of the capital transaction, fifth, to the General Partners until they have received an amount equal to 4% of all amounts of cash distributed under all capital transactions and sixth, 96% to the Limited Partners and 4% to the General Partners.

    During 2001, 2000 and 1999, the Partnership made quarterly distributions totaling $.32, $.54 and $.76 per Limited Partner interest respectively. The Partnership made special distributions of $.53, $1.17 and $1.68 per Limited Partner interest in 2001, 2000, and 1999, respectively.

    As of December 31, 2001, the following cumulative partner contributions and allocations have been made since inception of the Partnership:

                                                                          CORPORATE                  ACCUMULATED        TOTAL
                                                                           LIMITED      GENERAL     COMPREHENSIVE     PARTNERS'
                                                           UNITHOLDERS     PARTNER     PARTNERS        INCOME          EQUITY
                                                          -------------   ---------   -----------   -------------   -------------
Capital contributions...................................  $ 254,686,736    $ 2,000    $     3,000     $     --      $ 254,691,736
Syndication costs.......................................    (15,834,700)        --             --           --        (15,834,700)
Quarterly distributions.................................   (193,374,105)    (1,625)    (4,445,830)          --       (197,821,560)
Special distributions...................................   (140,598,377)    (1,101)            --           --       (140,599,478)
Net income..............................................    136,606,104      1,139      4,224,967           --        140,832,210
Unrealized gains on MBS.................................             --         --             --      131,115            131,115
                                                          -------------    -------    -----------     --------      -------------
Total at December 31, 2001..............................  $  41,485,658    $   413    $  (217,863)    $131,115      $  41,399,323
                                                          =============    =======    ===========     ========      =============

F.  RELATED PARTY TRANSACTIONS

    Under the terms of the Partnership Agreement, the General Partners or their affiliates are paid an Asset Management Fee equal to .75% per annum of the remaining face value of the Partnership's mortgage assets, payable quarterly. The General Partners may also receive an incentive management fee in the amount equal to .3% per annum on the Partnership's total invested assets provided the Unitholders have received their specified non-cumulative return on their Invested Capital. Total Asset Management Fees and Incentive Management Fees payable to the General Partners or their affiliates shall not exceed 10% of Distributable Cash Flow over the life of the Partnership.

    Additionally, the Partnership reimburses affiliates of the General Partners for certain expenses incurred in connection with maintaining the books and records of the Partnership, the preparation and mailing of financial reports, tax information and other communications to the investors and legal fees and expenses.

G.  FEDERAL INCOME TAXES

    The reconciliation of the net income reported in the accompanying statement of income with the net income reported in the Partnership's 2001 federal income tax return is as follows:

Net income per statement of income..........................  $2,763,540
Less:
  Book to tax difference for amortization of prepaid fees
    and expenses............................................    (375,904)
                                                              ----------
  Net income for federal income tax purposes................  $2,387,636
                                                              ==========

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

    The allocation of the net income for federal income tax purposes for 2001 is as follows:

                                                              PORTFOLIO
                                                                INCOME
                                                              ----------
Unitholders.................................................  $2,316,739
Corporate Limited Partner...................................          18
General Partners............................................      70,879
                                                              ----------
                                                              $2,387,636
                                                              ==========

    During the years ended December 31, 2001, 2000 and 1999 the average per unit net income to the Unitholders for federal income tax purposes was $.18, $.24 and $.34, respectively.

    The basis of the Partnership's assets for financial reporting purposes was less than its tax basis by approximately $815,000 and $1,191,000 at December 31, 2001 and 2000, respectively. The basis of the Partnership's liabilities for financial reporting purposes was less than its tax basis by approximately $18,000 at December 31, 2001. At December 31, 2000 the basis of the Partnerships liabilities for financial reporting purposes was the same as its tax basis.

H. FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

    The Partnership uses the following methods and assumptions to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS

    The carrying amount approximates the fair value because of the short maturity of those instruments.

MBS

    The Partnership estimates the fair value of MBS based on quoted market prices while it estimates the fair value of insured mortgages based on quoted prices of MBS with similar interest rates. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in MBS and insured mortgages had gross unrealized gains of approximately $353,000 at December 31, 2001 and unrealized gains and losses of approximately $193,000 and $1,000 at December 31, 2000.

PIMS

    As there is no active trading market for these investments, Management estimates the fair value of the PIMs using quoted market prices of MBS having a similar interest rate. Management does not include any participation interest in the Partnership's estimated fair value arising from the properties, as Management does not believe it can predict the time of realization of the feature with any certainty. Based on the estimated fair value determined using these methods and assumptions, the Partnership's investments in PIMs had gross unrealized gains of approximately $613,000 and $161,000 at December 31, 2001 and December 31, 2000, respectively.

    At December 31, 2001 and 2000, the Partnership estimates the fair values of its financial instruments as follows (amounts rounded to nearest thousand):

                                                                     2001                  2000
                                                              -------------------   -------------------
                                                                FAIR     CARRYING     FAIR     CARRYING
                                                               VALUE      VALUE      VALUE      VALUE
                                                              --------   --------   --------   --------
Cash and cash equivalents...................................  $ 1,901    $ 1,901    $ 1,910    $ 1,910
MBS and insured mortgage....................................   11,629     11,407     12,533     12,453
PIMs........................................................   28,376     27,763     34,769     34,608
                                                              -------    -------    -------    -------
                                                              $41,906    $41,071    $49,212    $48,971
                                                              =======    =======    =======    =======

I.  SUBSEQUENT EVENTS

    The Partnership received a prepayment of the Royal Palm Place Subordinate Promissory note. On January 2, 2002, the Partnership received $1,004,379 of Shared Appreciation Interest and $322,401 of Minimum Additional Interest. On February 25, 2002, the Partnership received $14,764,062 representing the principal proceeds on the first mortgage. The Partnership has declared a special distribution of $1.24 per Limited Partner interest consisting of Shared Appreciation Interest and prepayment proceeds which will be paid in the first quarter of 2002.

UNAUDITED DISTRIBUTABLE CASH FLOW AND NET CASH PROCEEDS FROM CAPITAL
  TRANSACTIONS

    Shown below is the calculation of Distributable Cash Flow and Net Cash Proceeds from Capital Transactions as defined in Section 17 of the Partnership Agreement and the source of cash distributions for the year ended December 31, 2001 and the period from inception through December 31, 2001. The General Partners provide certain of the information below to meet requirements of the Partnership Agreement and because they believe that it is an appropriate supplemental measure of operating performance. However, Distributable Cash Flow and Net

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

Cash Proceeds from Capital Transactions should not be considered by the reader as a substitute to net income as an indicator of the Partnership's operating performance or to cash flows as a measure of liquidity.

                                                                                         INCEPTION
                                                                 YEAR ENDED               THROUGH
                                                              DECEMBER 31, 2001      DECEMBER 31, 2001
                                                              -----------------      -----------------
                                                                       (AMOUNTS IN THOUSANDS,
                                                                      EXCEPT PER UNIT AMOUNTS)
DISTRIBUTABLE CASH FLOW:
Income for tax purposes.....................................       $ 2,388                $141,760
Items not requiring or (not providing) the use of operating
  funds:
Amortization of prepaid expenses, fees and organization
  costs.....................................................           590                  15,469
MBS premium amortization....................................            --                      92
Acquisition expenses paid from offering proceeds charged to
  operations................................................            --                     184
Shared Appreciation Interest/prepayment premiums............           (15)                 (8,378)
Gain on sale of MBS.........................................            --                    (253)
                                                                   -------                --------
Total Distributable Cash Flow ("DCF").......................       $ 2,963                $148,874
                                                                   =======                ========
Limited Partners Share of DCF...............................       $ 2,874                $144,408
                                                                   =======                ========
Limited Partners Share of DCF per Unit......................       $   .23                $  11.31(c)
                                                                   =======                ========
General Partners Share of DCF...............................       $    89                $  4,466
                                                                   =======                ========
NET PROCEEDS FROM CAPITAL TRANSACTIONS:
Principal collections and prepayments (including Shared
  Appreciation Interest and prepayment premiums) on PIMs....       $ 6,860                $149,107
Principal collections and sales proceeds on MBS (including
  prepayment premiums and gain on sale).....................         1,064                  84,608
Reinvestment of MBS and PIM principal collections...........            --                 (41,960)
                                                                   -------                --------
Total Net Proceeds from Capital Transactions................       $ 7,924                $191,755
                                                                   =======                ========
CASH AVAILABLE FOR DISTRIBUTION
  (DCF plus proceeds from Capital Transactions).............       $10,887                $340,629
                                                                   =======                ========
Distributions:
Limited Partners............................................       $10,855(a)             $334,997(b)
                                                                   =======                ========
Limited Partners Average per Unit...........................       $  0.85(a)             $  26.23(b)(c)
                                                                   =======                ========
General Partners............................................       $    89(a)             $  4,466(b)
                                                                   =======                ========
    Total Distributions.....................................       $10,944(a)             $339,463(b)
                                                                   =======                ========

------------------------------

(a) Represents all distributions paid in 2001 except the February 2001 quarterly distribution and includes an estimate of the distribution to be paid in February 2002.

(b) Includes an estimate of the quarterly distribution to be paid in February 2002.

(c) Limited Partners average per Unit return of capital as of February 2002 is $14.92 [$26.23--$11.31]. Return of capital represents that portion of distributions which is not funded from DCF such as proceeds from the sale of assets and substantially all of the principal collections received from MBS and PIMs.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                                                               JUNE 30,     DECEMBER 31,
                                                                 2002           2001
                                                              -----------   ------------
                                                                     (UNAUDITED)
                           ASSETS
Participating Insured Mortgages ("PIMs")(Note 2)............  $12,947,374   $27,762,795
Mortgage-Backed Securities and insured mortgage ("MBS")(Note
  3)........................................................   10,865,520    11,407,452
                                                              -----------   -----------
    Total mortgage investments..............................   23,812,894    39,170,247
Cash and cash equivalents...................................    1,703,750     1,900,744
Interest receivable and other assets........................      163,702       275,094
Prepaid acquisition fees and expenses, net of accumulated
  amortization of $991,739 and $955,545, respectively.......           --        36,194
Prepaid participation servicing fees, net of accumulated
  amortization of $311,204 and $293,743, respectively.......       17,460        34,921
                                                              -----------   -----------
    Total assets............................................  $25,697,806   $41,417,200
                                                              ===========   ===========
              LIABILITIES AND PARTNERS' EQUITY
Liabilities.................................................  $    69,895   $    17,877
                                                              -----------   -----------
Partners' equity (deficit) (Note 4):
Limited Partners (12,770,261 Limited Partner interests
  outstanding)..............................................   25,680,840    41,486,071
General Partners............................................     (199,481)     (217,863)
Accumulated comprehensive income............................      146,552       131,115
                                                              -----------   -----------
    Total Partners' equity..................................   25,627,911    41,399,323
                                                              -----------   -----------
    Total liabilities and Partners' equity..................  $25,697,806   $41,417,200
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                              FOR THE THREE MONTHS      FOR THE SIX MONTHS
                                                                 ENDED JUNE 30,           ENDED JUNE 30,
                                                              ---------------------   -----------------------
                                                                2002        2001         2002         2001
                                                              ---------   ---------   ----------   ----------
                                                                                (UNAUDITED)
Revenues:
  Interest income--PIMs:
    Basic interest..........................................  $259,121    $659,966    $  621,798   $1,371,638
    Participation Interest..................................        --      25,000     1,339,172       25,000
  Interest income--MBS......................................   203,107     225,173       411,342      457,859
  Other interest income.....................................     9,665      30,340        41,972       58,898
                                                              --------    --------    ----------   ----------
      Total revenues........................................   471,893     940,479     2,414,284    1,913,395
                                                              --------    --------    ----------   ----------
Expenses:
  Asset management fee to an affiliate......................    44,406      82,829        98,284      169,471
  Expense reimbursements to affiliates......................    26,817      24,987        46,081       46,345
  Amortization of prepaid fees and expenses.................    23,208      52,072        53,655      135,635
  General and administrative................................    59,592      33,935        79,157       51,734
                                                              --------    --------    ----------   ----------
      Total expenses........................................   154,023     193,823       277,177      403,185
                                                              --------    --------    ----------   ----------
Net income..................................................   317,870     746,656     2,137,107    1,510,210
Other comprehensive income:
  Net change in unrealized gain (loss) on MBS...............    17,550      (8,061)       15,437       (2,445)
                                                              --------    --------    ----------   ----------
Total comprehensive income..................................  $335,420    $738,595    $2,152,544   $1,507,765
                                                              ========    ========    ==========   ==========
Allocation of net income (Note 4):
  Limited Partners..........................................  $308,334    $724,257    $2,072,994   $1,464,904
                                                              ========    ========    ==========   ==========
  Average net income per Limited Partner interest
    (12,770,261 Limited Partner interests outstanding)......  $    .02    $    .05    $      .16   $      .11
                                                              ========    ========    ==========   ==========
  General Partners..........................................  $  9,536    $ 22,399    $   64,113   $   45,306
                                                              ========    ========    ==========   ==========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                                                  FOR THE SIX MONTHS
                                                                    ENDED JUNE 30,
                                                              --------------------------
                                                                  2002          2001
                                                              ------------   -----------
                                                                     (UNAUDITED)
Operating activities:
  Net income................................................  $  2,137,107   $ 1,510,210
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Amortization of prepaid fees and expenses...............        53,655       135,635
    Shared Appreciation Interest............................    (1,004,379)      (15,000)
    Changes in assets and liabilities:
      Decrease in interest receivable and other assets......       111,392        41,448
      Increase in liabilities...............................        52,018        13,495
                                                              ------------   -----------
      Net cash provided by operating activities.............     1,349,793     1,685,788
                                                              ------------   -----------
Investing activities:
  Principal collections on PIMs including Shared
    Appreciation Interest of $1,004,379 in 2002 and $15,000
    in 2001.................................................    15,819,800     6,811,137
  Principal collections on MBS..............................       557,369       530,310
                                                              ------------   -----------
      Net cash provided by investing activities.............    16,377,169     7,341,447
                                                              ------------   -----------
Financing activities:
  Quarterly distributions...................................    (2,088,956)   (2,095,378)
  Special distribution......................................   (15,835,000)           --
                                                              ------------   -----------
      Net cash used for financing activities................   (17,923,956)   (2,095,378)
                                                              ------------   -----------
Net increase (decrease) in cash and cash equivalents........      (196,994)    6,931,857
Cash and cash equivalents, beginning of period..............     1,900,744     1,910,212
                                                              ------------   -----------
Cash and cash equivalents, end of period....................  $  1,703,750   $ 8,842,069
                                                              ============   ===========
Non cash activities:
  Increase (decrease) in Fair Value of MBS..................  $     15,437   $    (2,445)
                                                              ============   ===========

    The accompanying notes are an integral part of the financial statements.

                   KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. ACCOUNTING POLICIES

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this report pursuant to the Rules and Regulations of the Securities and Exchange Commission. However, in the opinion of the general partners, Krupp Plus Corporation and Mortgage Services Partners Limited Partnership, (collectively the "General Partners") of Krupp Insured Plus-III Limited Partnership (the "Partnership"), the disclosures contained in this report are adequate to make the information presented not misleading. See Notes to Financial Statements included in the Partnership's financial statements for the year ended December 31, 2001 for additional information relevant to significant accounting policies followed by the Partnership.

    In the opinion of the General Partners of the Partnership, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Partnership's financial position as of June 30, 2002, its results of operations for the three and six months ended June 30, 2002 and 2001 and its cash flows for the six months ended June 30, 2002 and 2001.

    The results of operations for the three and six months ended June 30, 2002 are not necessarily indicative of the results which may be expected for the full year. See Management's Discussion and Analysis of Financial Condition and Results of Operations included in this report.

2. PIMS

    At June 30, 2002, the Partnership's remaining PIM had a fair market value of approximately $13,744,414 and gross unrealized gains of approximately $797,040. The PIM matures in 2031.

    The Partnership received a prepayment of the Royal Palm Place PIM. On January 2, 2002, the Partnership received $1,004,379 of Shared Appreciation Interest and $334,793 of Minimum Additional Interest. On February 25, 2002, the Partnership received $14,764,062 representing the principal proceeds on the first mortgage. On March 19, 2002, the Partnership paid a special distribution of $1.24 per Limited Partner interest from the principal proceeds and Shared Appreciation Interest received.

3. MBS

    At June 30, 2002, the Partnership's MBS portfolio had an amortized cost of $2,812,886 and gross unrealized gains of $146,552. At June 30, 2002, the Partnership's insured mortgage loan had an amortized cost of $7,906,082 and a gross unrealized gain of $330,474. The portfolio has maturities ranging from 2016 to 2035.

4. CHANGES IN PARTNERS' EQUITY

    A summary of changes in Partners' Equity for the six months ended June 30, 2002 is as follows:

                                                                                          ACCUMULATED       TOTAL
                                                                LIMITED       GENERAL    COMPREHENSIVE    PARTNERS'
                                                                PARTNERS     PARTNERS       INCOME          EQUITY
                                                              ------------   ---------   -------------   ------------
Balance at December 31, 2001................................  $ 41,486,071   $(217,863)    $131,115      $ 41,399,323
Net income..................................................     2,072,994      64,113           --         2,137,107
Special Distribution........................................   (15,835,000)         --           --       (15,835,000)
Quarterly distributions.....................................    (2,043,225)    (45,731)          --        (2,088,956)
Change in unrealized gain on MBS............................            --          --       15,437            15,437
                                                              ------------   ---------     --------      ------------
Balance at June 30, 2002....................................  $ 25,680,840   $(199,481)    $146,552      $ 25,627,911
                                                              ============   =========     ========      ============

   INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial
  Information:

  Unaudited Pro Forma Condensed Consolidated Balance Sheet
    as of June 30, 2002 assuming 10% of the Interests in the
    Mortgage Funds are tendered for Series A Preferred
    Shares..................................................               P-2

  Unaudited Pro Forma Condensed Consolidated Statement of
    Operations for the six months ended June 30, 2002
    assuming 10% of the Interests in the Mortgage Funds are
    tendered for Series A Preferred Shares..................               P-3

  Unaudited Pro Forma Condensed Consolidated Statement of
    Operations for the year ended December 31, 2001 assuming
    10% of the Interests in the Mortgage Funds are tendered
    for Series A Preferred Shares...........................               P-4

  Unaudited Pro Forma Condensed Consolidated Balance Sheet
    as of June 30, 2002 assuming 25% of the Interests in the
    Mortgage Funds are tendered for Series A Preferred
    Shares..................................................               P-5

  Unaudited Pro Forma Condensed Consolidated Statement of
    Operations for the six months ended June 30, 2002
    assuming 25% of the Interests in the Mortgage Funds are
    tendered for Series A Preferred Shares..................               P-6

  Unaudited Pro Forma Condensed Consolidated Statement of
    Operations for the year ended December 31, 2001 assuming
    25% of the Interests in the Mortgage Funds are tendered
    for Series A Preferred Shares...........................               P-7

  Notes and Management's Assumptions to Unaudited Pro Forma
    Condensed Consolidated Financial Information............               P-8

                         BERKSHIRE INCOME REALTY, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                   ASSUMING 10% INVESTMENT IN MORTGAGE FUNDS
                              AS OF JUNE 30, 2002

                                                                               PRO FORMA ADJUSTMENTS
                                                                                     (NOTE 2)
                                                                           -----------------------------
                                                                            FORMATION           OTHER
                                                             PREDECESSOR   TRANSACTIONS      ADJUSTMENTS      PRO FORMA
                                                             -----------   ------------      -----------      ---------
                                                                                   (IN THOUSANDS)
                           ASSETS

Multi-family apartment communities, net of accumulated
  depreciation..............................................   $86,623                                        $ 86,623
Investment in GIT, GIT II, KIM, KIP, KIP II and KIP III.....        --       $28,283 (a)                        28,283
Other assets................................................    10,647           984 (b)       $15,530 (d)      22,161
                                                                              (5,000)(c)
                                                               -------       -------           -------        --------
    Total assets............................................   $97,270       $24,267           $15,530        $137,067
                                                               =======       =======           =======        ========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Mortgage notes payable....................................   $90,167                         $16,168 (d)    $106,335
  Accrued expenses and other liabilities....................     2,184                                           2,184
                                                               -------       -------           -------        --------
    Total liabilities.......................................    92,351                          16,168         108,519

Minority common interest in Operating Partnership...........        --                            (620)(d)         257
                                                                                                   877 (e)

Stockholders' equity........................................     4,919       $28,283 (a)           (18)(d)      28,291
                                                                                 984 (b)          (877)(e)
                                                                              (5,000)(c)
                                                               -------       -------           -------        --------
    Total stockholders' equity..............................     4,919        24,267              (895)         28,291
                                                               -------       -------           -------        --------
    Total liabilities and stockholders' equity..............   $97,270       $24,267           $15,530        $137,067
                                                               =======       =======           =======        ========

                         BERKSHIRE INCOME REALTY, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   ASSUMING 10% INVESTMENT IN MORTGAGE FUNDS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002

                                                                             PRO FORMA
                                                                            ADJUSTMENTS
                                                              PREDECESSOR    (NOTE 2)     PRO FORMA
                                                              -----------   -----------   ---------
                                                                         (IN THOUSANDS)
Revenue:
  Rental....................................................    $11,672                    $11,672
  Other.....................................................        731                        731
  Investment................................................         --       $ 1,731 (f)    1,982
                                                                                  251 (g)
                                                                -------       -------      -------
    Total revenue...........................................     12,403         1,982       14,385

Expenses:
  Operating.................................................      2,680                      2,680
  Maintenance...............................................        900                        900
  Real estate taxes.........................................        878                        878
  General and administrative................................        324           225 (h)      549
  Management fees...........................................        877           123 (i)    1,000
  Depreciation..............................................      2,215                      2,215
  Interest..................................................      1,586         1,529 (j)    3,115
                                                                -------       -------      -------
  Total expenses............................................      9,460         1,877       11,337

Income before minority interest.............................      2,943           105        3,048

Minority interest in properties.............................     (1,436)                    (1,436)
                                                                -------       -------      -------
Income before minority common interest in Operating
  Partnership...............................................      1,507           105        1,612

Minority common interest in Operating Partnership...........         --          (329)(k)     (329)
                                                                -------       -------      -------
Income before preferred dividend............................      1,507          (224)       1,283

Preferred dividend..........................................         --        (1,273)(l)   (1,273)
                                                                -------       -------      -------
Income available for common shares..........................    $ 1,507       $(1,497)     $    10
                                                                =======       =======      =======

                         BERKSHIRE INCOME REALTY, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   ASSUMING 10% INVESTMENT IN MORTGAGE FUNDS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                             PRO FORMA
                                                                            ADJUSTMENTS
                                                              PREDECESSOR    (NOTE 2)     PRO FORMA
                                                              -----------   -----------   ---------
                                                                         (IN THOUSANDS)
Revenue:
  Rental....................................................    $23,056                    $23,056
  Other.....................................................      1,515                      1,515
  Investment................................................         --       $ 4,810 (m)    5,311
                                                                                  501 (n)
                                                                -------       -------      -------
    Total revenue...........................................     24,571         5,311       29,882

Expenses:
  Operating.................................................      5,158                      5,158
  Maintenance...............................................      1,944                      1,944
  Real estate taxes.........................................      1,679                      1,679
  General and administrative................................        657           450 (o)    1,107
  Management fees...........................................      1,288           470 (p)    1,758
  Depreciation..............................................      4,751           852 (q)    5,603
  Interest..................................................      5,682           665 (r)    6,347
  Participating note interest...............................      6,591        (6,591)(s)       --
                                                                -------       -------      -------
    Total expenses..........................................     27,750        (4,154)      23,596

Income (loss) before minority interest......................     (3,179)        9,465        6,286

Minority interest in properties.............................        228                        228
                                                                -------       -------      -------
Income (loss) before minority common interest in Operating
  Partnership...............................................     (2,951)        9,465        6,514

Minority common interest in Operating Partnership...........         --        (3,856)(t)   (3,856)
                                                                -------       -------      -------
Income (loss) before preferred dividend.....................     (2,951)        5,609        2,658

Preferred dividend..........................................         --        (2,545)(u)   (2,545)
                                                                -------       -------      -------
Income (loss) available for common shares...................    $(2,951)      $ 3,064      $   113
                                                                =======       =======      =======

                         BERKSHIRE INCOME REALTY, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                   ASSUMING 25% INVESTMENT IN MORTGAGE FUNDS
                              AS OF JUNE 30, 2002

                                                               PRO FORMA ADJUSTMENTS (NOTE 2)
                                                               ------------------------------
                                                                 FORMATION          OTHER
                                                PREDECESSOR     TRANSACTIONS     ADJUSTMENTS    PRO FORMA
                                                ------------   --------------   -------------   ----------
                                                                      (IN THOUSANDS)
                    ASSETS

Multi-family apartment communities, net of
  accumulated depreciation....................    $86,623                                        $ 86,623
Investment in GIT, GIT II, KIM, KIP, KIP II
  and KIP III.................................         --         $70,706 (v)                      70,706
Other assets..................................     10,647           1,408 (w)       15,530 (y)     22,585
                                                                   (5,000)(x)
                                                  -------         -------          -------       --------

    Total assets..............................    $97,270         $67,114          $15,530       $179,914
                                                  =======         =======          =======       ========
     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Mortgage notes payable......................    $90,167                           16,168 (y)   $106,335
  Accrued expenses and other liabilities......      2,184                                           2,184
                                                  -------         -------          -------       --------
    Total liabilities.........................     92,351                           16,168        108,519

Minority common interest in Operating
  Partnership.................................         --                             (620)(y)        670
                                                                                     1,290 (z)

Stockholders' equity..........................      4,919         $70,706 (v)          (18)(y)     70,725
                                                                    1,408 (w)       (1,290)(z)
                                                                   (5,000)(x)
                                                  -------         -------          -------       --------
    Total stockholders' equity................      4,919          67,114           (1,308)        70,725
                                                  -------         -------          -------       --------
    Total liabilities and stockholders'
      equity..................................    $97,270         $67,114          $15,530       $179,914
                                                  =======         =======          =======       ========

                         BERKSHIRE INCOME REALTY, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   ASSUMING 25% INVESTMENT IN MORTGAGE FUNDS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002

                                                                             PRO FORMA
                                                                            ADJUSTMENTS
                                                              PREDECESSOR    (NOTE 2)         PRO FORMA
                                                              -----------   -----------       ---------
                                                                           (IN THOUSANDS)
Revenue:
  Rental....................................................    $11,672                        $11,672
  Other.....................................................        731                            731
  Investment................................................         --       $ 4,329 (aa)       4,956
                                                                                  627 (bb)
                                                                -------       -------          -------
    Total revenue...........................................     12,403         4,956           17,359

Expenses:
  Operating.................................................      2,680                          2,680
  Maintenance...............................................        900                            900
  Real estate taxes.........................................        878                            878
  General and administrative................................        324           225 (cc)         549
  Management fees...........................................        877           123 (dd)       1,000
  Depreciation..............................................      2,215                          2,215
  Interest..................................................      1,586         1,529 (ee)       3,115
                                                                -------       -------          -------
    Total expenses..........................................      9,460         1,877           11,337

Income before minority interest.............................      2,943         3,079            6,022

Minority interest in properties.............................     (1,436)                        (1,436)
                                                                -------       -------          -------
Income before minority common interest in Operating
  Partnership...............................................      1,507         3,079            4,586

Minority common interest in Operating Partnership...........         --        (1,364)(ff)      (1,364)
                                                                -------       -------          -------
Income before preferred dividend............................      1,507         1,715            3,222

Preferred dividend..........................................         --        (3,182)(gg)      (3,182)
                                                                -------       -------          -------
Income available for common shares..........................    $ 1,507       $(1,467)         $    40
                                                                =======       =======          =======

                         BERKSHIRE INCOME REALTY, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   ASSUMING 25% INVESTMENT IN MORTGAGE FUNDS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                             PRO FORMA
                                                                            ADJUSTMENTS
                                                              PREDECESSOR    (NOTE 2)         PRO FORMA
                                                              -----------   -----------       ---------
                                                                           (IN THOUSANDS)
Revenue:
  Rental....................................................    $23,056                        $23,056
  Other.....................................................      1,515                          1,515
  Investment................................................         --       $12,025 (hh)      13,278
                                                                                1,253 (ii)
                                                                -------       -------          -------
    Total revenue...........................................     24,571        13,278           37,849

Expenses:
  Operating.................................................      5,158                          5,158
  Maintenance...............................................      1,944                          1,944
  Real estate taxes.........................................      1,679                          1,679
  General and administrative................................        657           450 (jj)       1,107
  Management fees...........................................      1,288           470 (kk)       1,758
  Depreciation..............................................      4,751           852 (ll)       5,603
  Interest..................................................      5,682           665 (mm)       6,347
  Participating mortgage interest...........................      6,591        (6,591)(nn)          --
                                                                -------       -------          -------
    Total expenses..........................................     27,750        (4,154)          23,596

Income (loss) before minority interest......................     (3,179)       17,432           14,253

Minority interest in properties.............................        228                            228
                                                                -------       -------          -------
Income (loss) before minority common interest in Operating
  Partnership...............................................     (2,951)       17,432           14,481

Minority common interest in Operating Partnership...........         --        (7,885)(oo)      (7,885)
                                                                -------       -------          -------
Income (loss) before preferred dividend.....................     (2,951)        9,547            6,596

Preferred dividend..........................................         --        (6,364)(pp)      (6,364)
                                                                -------       -------          -------
Income (loss) available for common shares...................    $(2,951)      $ 3,183          $   232
                                                                =======       =======          =======

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND FORMATION

    Berkshire Income Realty, Inc. (the "Company"), a Maryland corporation, was organized on July 19, 2002. The Company intends to acquire, own and operate multi-family residential properties. The Company has no operating history to date.

THE OFFERING

    The Company has filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the offering (the "Offering" or "Exchange Offer") to exchange Series A preferred shares ("Preferred Shares") of the Company for interests ("Interests") in the following six mortgage funds:
Krupp Government Income Trust, Krupp Government Income Trust II, Krupp Insured Mortgage Limited Partnership, Krupp Insured Plus Limited Partnership, Krupp Insured Plus II Limited Partnership, Krupp Insured Plus III Limited Partnership (collectively, the "Mortgage Funds"). For each Interest in the Mortgage Funds that is validly tendered and not withdrawn in the Offering, the Company will exchange its Preferred Shares based on an exchange ratio applicable to each Mortgage Fund. Concurrently with the Offering, the Company is also offering to sell its Preferred Shares for $25 per share.

    Upon completion of the Offering, KRF Company, LLC ("KRF Company"), an affiliate of the Company, will contribute its ownership interests in five multi-family residential properties (the "Properties") to Berkshire Income Realty-OP, L.P. (the "Operating Partnership") in exchange for common limited partner interests in the Operating Partnership. Prior to the Offering, KRF Company contributed $100 in exchange for 100 shares of common stock of the Company. Concurrent with the completion of the Offering, KRF Company will contribute cash to the Company in exchange for common stock of the Company in an amount equal to 1% of the fair value of total net assets of the Operating Partnership. The Company's wholly owned subsidiary, BIR GP, L.L.C., will acquire the sole general partner interest in the Operating Partnership. The Company will contribute the Interests tendered in the Offering to the Operating Partnership in exchange for preferred limited partner interests in the Operating Partnership. The Operating Partnership is the successor to the Berkshire Income Realty Predecessor Group (the "Predecessor"). The acquisition or contribution of the various Predecessor interests will be accounted for at their historical cost. The acquisition of the Interests will be accounted for using purchase accounting based upon the fair value of the Interests acquired.

THE PROPERTIES

    Upon completion of the Offering, the Company will own the Properties aggregating 2,539 units. Berkshire Real Estate Advisors, L.L.C. ("Berkshire Advisors"), an affiliate of the Company, will be responsible for managing the day-to-day activities, subject to the control and supervision of the Company's Board of Directors. The Company will pay Berkshire Advisors an asset management fee equal to 0.40% of the purchase price of real estate properties, as adjusted from time to time to reflect the then current fair market value of the properties. Another affiliate of the Company, Berkshire Realty Holdings, L.P. and its affiliates, will provide on-site property management services and will receive property management fees of up to 5% of gross rental receipts.

THE PRO FORMA FINANCIAL STATEMENTS

    The unaudited pro forma balance sheet of the Company as of June 30, 2002 has been prepared as if the Exchange Offer had been consummated on June 30, 2002. The unaudited pro forma statements of operations of the Company for the six months ended June 30, 2002 and for the year ended December 31, 2001 have been prepared as if the Exchange Offer had been consummated at the beginning of the fiscal year presented and carried forward through the year or interim period presented.

    The unaudited pro forma balance sheet of the Company as of June 30, 2002 has been prepared as if the July 31, 2002 refinancing of the Seasons of Laurel mortgage note payable and an estimated $5 million distribution of working capital which is anticipated to be made to KRF Company at the time of the Exchange Offer had been consummated on June 30, 2002.

    The unaudited pro forma statements of operations of the Company for the six months ended June 30, 2002 and for the year ended December 31, 2001 have been prepared as if the April 1, 2002 refinancings of the Century, Dorsey's Forge and Hannibal Grove, mortgage notes payable, the July 31, 2002 refinancing of the Seasons of Laurel mortgage note payable and the 2001 acquisition of limited partner interests related to Seasons of Laurel and Walden Pond all had been consummated at the beginning of the fiscal period presented and carried forward through the year or interim period presented.

    The unaudited pro forma information is not necessarily indicative of what the actual financial position would have been at June 30, 2002 or what the actual results of operations would have been for the six months ended June 30, 2002, or for the year ended December 31, 2001, had the Exchange Offer been consummated on June 30, 2002, January 1, 2002 or January 1, 2001 and carried forward through the period presented, nor does it purport to present the future financial position or results of operations of the Company. The pro forma financial information should be read in conjunction with the historical combined financial statements and notes thereto of the Predecessor.

    The pro forma balance sheet has been prepared on a historical cost basis and does not reflect the fair value of the real estate contributed by KRF Company, which, based upon independent appraisals, is $62,860 in excess of its net historical cost, less minority interest.

    Certain assumptions regarding the Offering have been made in connection with the preparation of the pro forma financial information. These assumptions are as follows:

    (1) The pro forma financial information assumes that the Company has elected to be, and qualified as, a REIT for federal income tax purposes and has distributed all of its taxable income for the applicable periods, and, therefore, incurred no federal income tax liabilities.

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND FORMATION (CONTINUED)
    (2) For purposes of the pro forma financial information, the Company will record the fair value of the Interests tendered on the equity method of accounting and will recognize the difference between the fair value and the book value of the acquired Interests in the Mortgage Funds as accretion income ratably over 10 years, the expected weighted average life of the mortgages owned by the Mortgage Funds. Upon completion of the Offering, the accretion income will be allocated to the individual mortgages in each Mortgage Fund over their respective lives.

    (3) The Interests have been included in the pro forma financial information under the equity method of accounting based on management's assumption that investors owning between 10% to 25% of the Interests will tender Interests and the Company will not obtain control over the Mortgage Funds.

    (4) The Company will contribute its Interests tendered in the Offering to the Operating Partnership in exchange for preferred limited partner interests in the Operating Partnership, having the same economic terms as the Preferred Shares. Management estimates the Company and its wholly owned affiliate, BIR GP, L.L.C., will own approximately 32% and 54% of the aggregate fair value of the equity contributed into the Operating Partnership upon completion of the Offering assuming a 10% and 25% tender of Interests, respectively.

    (5) KRF Company will contribute its ownership interests in the Properties to the Operating Partnership in exchange for common limited partner interests in the Operating Partnership, having the same economic terms as the Company's common stock. Management estimates KRF Company will own approximately 68% and 46% of the aggregate fair value of the equity contributed into the Operating Partnership upon completion of the Offering assuming a 10% and 25% tender of Interests, respectively.

    (6) General and administrative expenses historically incurred by the Properties and the Predecessor have been adjusted to reflect the structure of the Company and the estimated additional expenses of being a public company.

    (7) Management estimates the coupon on Preferred Shares will entitle each holder to receive preferential quarterly cash distributions at an annual rate of 9% of the liquidation preference of $25 per share. Since all common shares are expected to be held by KRF Company, earnings per common share has not been presented.

2. PRO FORMA ADJUSTMENTS

BALANCE SHEET--ASSUMING 10% OF THE INTERESTS IN THE MORTGAGE FUNDS ARE TENDERED
  FOR PREFERRED SHARES

    The following pro forma adjustments summarize the adjustments made to the June 30, 2002 Berkshire Income Realty Predecessor Balance Sheet. The letters below correspond to the net adjustments presented in the Balance Sheet on P-2.

         (a) Represents the Interests acquired by the Company assuming holders owning 10% of the Interests of each Mortgage Fund tendered their Interests in the Offering.

         (b) Reflects the initial capitalization of the Company including the issuance of common shares to KRF in connection with the Offering in exchange for a cash contribution equal to 1% of the fair value of the total net assets of the Operating Partnership. Also represents the estimated $2,000 of Offering costs to be funded by KRF, of which the net effect to equity is zero.

         (c) Reflects an estimated distribution of Predecessor working capital to KRF Company.

         (d) Reflects the refinancing of the Seasons of Laurel mortgage note payable which occurred on July 31, 2001.

         (e) Represents KRF Company's equity attributable to common limited partner interests of the Operating Partnership. The minority interest is reported as the remaining equity of the Operating Partnership, after allocation of the preferred Operating Partnership units to the Company, multiplied by KRF Company's ownership percentage of the aggregate fair value of the common equity contributed into the Operating Partnership.

STATEMENT OF OPERATIONS--ASSUMING 10% OF THE INTERESTS IN THE MORTGAGE FUNDS ARE
  TENDERED FOR PREFERRED SHARES

    The following pro forma adjustments summarize the adjustments made to the Berkshire Income Realty Predecessor Statement of Operations for the six months ended June 30, 2002. The letters below correspond to the net adjustments presented in the Statement of Operations on P-3.

         (f) Reflects the equity interest in the net income of the Mortgage Funds earned for the period indicated prior to the acquisition of the Interests by the Company assuming holders owning 10% of the Interests of each Mortgage Fund tendered their Interests in the Offering.

         (g) Reflects accretion income, for the period indicated, related to the difference between the fair value and the book value of the acquired Interests in the Mortgage Funds which is being recognized as investment income ratably over 10 years, the expected weighted average life of the mortgages owned by the Mortgage Funds.

         (h) Reflects an increase of $225 in general and administrative expenses as a result of being a public company.

         (i) Reflects an increase for asset management fees based on the asset management contract to be entered into with an affiliate.

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

2. PRO FORMA ADJUSTMENTS (CONTINUED)
         (j) Represents the net change to interest expense including amortization of deferred financing fees to reflect fixed rate interest as if the refinancings on the Century, Dorsey's Forge, Hannibal Grove and Seasons of Laurel mortgage notes payable occurred at the beginning of the period, as follows:

                                                              FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                                         ------------------------------------------------
                                          DATE OF           HISTORICAL         PRO FORMA       PRO FORMA
PROPERTY                                REFINANCING      INTEREST EXPENSE   INTEREST EXPENSE   ADJUSTMENT
--------                             -----------------   ----------------   ----------------   ----------
                                                                          (IN THOUSANDS)
Century............................    April 1, 2002          $  527             $  703          $  176
Dorsey's Forge.....................    April 1, 2002             154                323             169
Hannibal Grove.....................    April 1, 2002             296                489             193
Seasons of Laurel..................    July 31, 2002             523              1,514             991
Walden Pond........................  November 14, 2001            86                 86              --
                                                              ------             ------          ------
                                                              $1,586             $3,115          $1,529
                                                              ======             ======          ======

         (k) Represents KRF Company's share of income attributable to common limited partner interests of the Operating Partnership. The minority interest is reported as the remaining income of the Operating Partnership, after allocation of the distribution on the preferred Operating Partnership units to the Company, multiplied by KRF Company's ownership percentage of the aggregate fair value of the equity contributed into the Operating Partnership.

         (l) Reflects a preferred dividend on the Preferred Shares.

    The following pro forma adjustments summarize the adjustments made to the Berkshire Income Realty Predecessor Statement of Operations for the year ended December 31, 2001. The letters below correspond to the net adjustments presented in the Statement of Operations on P-4.

        (m) Reflects the equity interest in the net income of the Mortgage Funds earned for the period indicated prior to the acquisition of the Interests by the Company assuming holders owning 10% of the Interests of each Mortgage Fund tendered their Interests in the Offering.

         (n) Reflects accretion income, for the period indicated, related to the difference between the fair value and the book value of the acquired Interests in the Mortgage Funds which is being recognized as investment income ratably over 10 years, the expected weighted average life of the mortgages owned by the Mortgage Funds.

         (o) Reflects an increase of $450 in general and administrative expenses as a result of being a public company.

         (p) Reflects an increase for asset management fees based on the asset management contract to be entered into with an affiliate.

         (q) Represents additional depreciation on the incremental increase in the basis of the Predecessor's real estate as a result of the acquisition of limited partner interests as if the 2001 acquisitions of Seasons of Laurel and Walden Pond had occurred at the beginning of the period.

         (r) Represents the net change to interest expense including amortization of deferred financing fees to reflect interest as if the refinancings on the Century, Dorsey's Forge, Hannibal Grove, Seasons of Laurel and Walden Pond mortgage notes payable occurred at the beginning of the period, as follows:

                                                            FOR THE YEAR ENDED DECEMBER 31, 2001
                                                     ---------------------------------------------------
                                      DATE OF           HISTORICAL         PRO FORMA         PRO FORMA
PROPERTY                            REFINANCING      INTEREST EXPENSE   INTEREST EXPENSE    ADJUSTMENT
--------                         -----------------   ----------------   ----------------   -------------
                                                                       (IN THOUSANDS)
Century........................    April 1, 2002         $ 1,424             $1,439           $    15
Dorsey's Forge.................    April 1, 2002             437                657               220
Hannibal Grove.................    April 1, 2002             752                995               243
Seasons of Laurel..............    July 31, 2002           9,185(1)           3,081            (6,104)
Walden Pond....................  November 14, 2001           474                175              (299)
                                                         -------             ------           -------
                                                         $12,272             $6,347           $(5,925)(2)
                                                         =======             ======           =======

         ---------------------------------------

              (1)  Includes participating note interest.

              (2) Represents the net adjustment related to the removal of the Seasons of Laurel participating note interest of $(6,591) and a net increase to interest on the refinanced mortgage notes payable of $665.

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

2. PRO FORMA ADJUSTMENTS (CONTINUED)
         (s) Reflects an adjustment to remove the participating note interest related to the former Seasons of Laurel mortgage note payable which was paid off in July 2001.

         (t) Represents KRF Company's share of income attributable to common limited partner interests of the Operating Partnership. The minority interest is reported as the remaining income of the Operating Partnership, after allocation of the distribution on the preferred Operating Partnership units to the Company, multiplied by KRF Company's ownership percentage of the aggregate fair value of the equity contributed into the Operating Partnership.

         (u) Reflects a preferred dividend on the Preferred Shares.

BALANCE SHEET--ASSUMING 25% OF THE INTERESTS IN THE MORTGAGE FUNDS ARE TENDERED
  FOR PREFERRED SHARES

    The following pro forma adjustments summarize the adjustments made to the June 30, 2002 Berkshire Income Realty Predecessor Balance Sheet. The letters below correspond to the net adjustments presented in the Balance Sheet on P-5.

         (v) Represents the Interests acquired by the Company assuming holders owning 25% of the Interests of each Mortgage Fund tendered their Interests in the Offering.

         (w) Reflects the initial capitalization of the Company including the issuance of common shares to KRF Company in connection with the Offering in exchange for a cash contribution equal to 1% of the fair value of the total net assets of the Operating Partnership. Also represents the estimated $2,000 of Offering costs to be funded by KRF Company, of which the net effect to equity is zero.

         (x) Reflects an estimated distribution of Predecessor working capital to KRF Company.

         (y) Reflects the refinancing of the Seasons of Laurel mortgage note payable which occurred on July 31, 2001.

         (z) Represents KRF Company's equity attributable to common limited partner interests of the Operating Partnership. The minority interest is reported as the remaining equity of the Operating Partnership, after allocation of the preferred Operating Partnership units to the Company, multiplied by KRF Company's ownership percentage of the aggregate fair value of the common equity contributed into the Operating Partnership.

STATEMENT OF OPERATIONS--ASSUMING 25% OF THE INTERESTS IN THE MORTGAGE FUNDS ARE
  TENDERED FOR PREFERRED SHARES

    The following pro forma adjustments summarize the adjustments made to the Berkshire Income Realty Predecessor Statement of Operations for the six months ended June 30, 2002. The letters below correspond to the net adjustments presented in the Statement of Operations on P-6.

        (aa) Reflects the equity interest in the net income of the Mortgage Funds earned for the period indicated prior to the acquisition of the Interests by the Company assuming holders owning 25% of the Interests of each Mortgage Fund tendered their Interests in the Offering.

        (bb) Reflects accretion income, for the period indicated, related to the difference between the fair value and the book value of the acquired Interests in the Mortgage Funds which is being recognized as investment income ratably over 10 years, the expected weighted average life of the mortgages owned by the Mortgage Funds.

        (cc) Reflects an increase of $225 in general and administrative expenses as a result of being a public company.

        (dd) Reflects an increase for asset management fees based on the asset management contract to be entered into with an affiliate.

        (ee) Represents the net change to interest expense including amortization of deferred financing fees to reflect fixed rate interest as if the refinancings on the Century, Dorsey's Forge, Hannibal Grove and Seasons of Laurel mortgage notes payable occurred at the beginning of the period, as follows:

                                                              FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                                         ------------------------------------------------
                                          DATE OF           HISTORICAL         PRO FORMA       PRO FORMA
PROPERTY                                REFINANCING      INTEREST EXPENSE   INTEREST EXPENSE   ADJUSTMENT
--------                             -----------------   ----------------   ----------------   ----------
                                                                          (IN THOUSANDS)
Century............................    April 1, 2002          $  527             $  703          $  176
Dorsey's Forge.....................    April 1, 2002             154                323             169
Hannibal Grove.....................    April 1, 2002             296                489             193
Seasons of Laurel..................    July 31, 2002             523              1,514             991
Walden Pond........................  November 14, 2001            86                 86              --
                                                              ------             ------          ------
                                                              $1,586             $3,115          $1,529
                                                              ======             ======          ======

           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

2. PRO FORMA ADJUSTMENTS (CONTINUED)
         (ff) Represents KRF Company's share of income attributable to common limited partner interests of the Operating Partnership. The minority interest is reported as the remaining income of the Operating Partnership, after allocation of the distribution on the preferred Operating Partnership units to the Company, multiplied by KRF Company's ownership percentage of the aggregate fair value of the equity contributed into the Operating Partnership.

        (gg) Reflects a preferred dividend on the Preferred Shares.

    The following pro forma adjustments summarize the adjustments made to the Berkshire Income Realty Predecessor Statement of Operations for the year ended December 31, 2001. The letters below correspond to the net adjustments presented in the Statement of Operations on P-7.

        (hh) Reflects the equity interest in the net income of the Mortgage Funds earned for the period indicated prior to the acquisition of the Interests by the Company assuming holders owning 25% of the Interests of each Mortgage Fund tendered their Interests in the Offering.

         (ii) Reflects accretion income, for the period indicated, related to the difference between the fair value and the book value of the acquired Interests in the Mortgage Funds which is being recognized as investment income ratably over 10 years, the expected weighted average life of the mortgages owned by the Mortgage Funds.

         (jj) Reflects an increase of $450 in general and administrative expenses as a result of being a public company.

        (kk) Reflects an increase for asset management fees based on the asset management contract to be entered into with an affiliate.

         (ll) Represents additional depreciation on the incremental increase in the basis of the Predecessor's real estate as a result of the acquisition of limited partner interests as if the 2001 acquisitions of Seasons of Laurel and Walden Pond had occurred at the beginning of the period.

       (mm) Represents the net change to interest expense including amortization of deferred financing fees to reflect interest as if the refinancings on the Century, Dorsey's Forge, Hannibal Grove, Seasons of Laurel and Walden Pond mortgage notes payable occurred at the beginning of the period, as follows:

                                                            FOR THE YEAR ENDED DECEMBER 31, 2001
                                                     ---------------------------------------------------
                                      DATE OF           HISTORICAL         PRO FORMA         PRO FORMA
PROPERTY                            REFINANCING      INTEREST EXPENSE   INTEREST EXPENSE    ADJUSTMENT
--------                         -----------------   ----------------   ----------------   -------------
                                                                       (IN THOUSANDS)
Century........................    April 1, 2002         $ 1,424             $1,439           $    15
Dorsey's Forge.................    April 1, 2002             437                657               220
Hannibal Grove.................    April 1, 2002             752                995               243
Seasons of Laurel..............    July 31, 2002           9,185(1)           3,081            (6,104)
Walden Pond....................  November 14, 2001           474                175              (299)
                                                         -------             ------           -------
                                                         $12,272             $6,347           $(5,925)(2)
                                                         =======             ======           =======

         ---------------------------------------

              (1)  Includes participating note interest.

              (2) Represents the net adjustment related to the removal of the Seasons of Laurel participating note interest of $(6,591) and a net increase to interest on the refinanced mortgage notes payable of $665.

        (nn) Reflects an adjustment to remove the participating note interest related to the former Seasons of Laurel mortgage note payable which was paid off in July 2001.

        (oo) Represents KRF Company's share of income attributable to common limited partner interests of the Operating Partnership. The minority interest is reported as the remaining income of the Operating Partnership, after allocation of the distribution on the preferred Operating Partnership units to the Company, multiplied by KRF Company's ownership percentage of the aggregate fair value of the equity contributed into the Operating Partnership.

        (pp) Reflects a preferred dividend on the Preferred Shares.

                                                                      APPENDIX A

                               [Fairness Opinion]

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, ANY INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BERKSHIRE INCOME REALTY, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BERKSHIRE INCOME REALTY, INC. SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY CIRCUMSTANCES IN WHICH THIS OFFER OR SOLICITATION IS UNLAWFUL.

    Until       , 2002, all dealers that effect transactions in these
securities, whether or not participating on this offering, may be required to deliver a prospectus.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Additional Information......................................      ii
Questions and Answers About the Proposed Transaction........     iii
Prospectus Summary..........................................       1
Risk Factors................................................      13
Cautionary Statement Regarding Forward-Looking Statements...      22
Use of Cash Proceeds........................................      23
Ratios of Earnings and "Adjusted" Earnings to Fixed Charges
  and Combined Fixed Charges and Preferred Share
  Dividends.................................................      24
Capitalization..............................................      25
Selected Financial Data.....................................      26
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of Berkshire Income Realty
  Predecessor Group.........................................      29
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of the Mortgage Funds...........      35
Business and Properties.....................................      60
Policies With Respect to Certain Activities.................      67
The Offer to Exchange Preferred Shares for Interests........      69
The Cash Offer..............................................      77
Formation Transactions......................................      77
Management..................................................      78
Security Ownership of Beneficial Owners and Management......      85
Information Relating to Our Common Stock....................      86
Certain Relationships and Related Transactions..............      86
Compensation Payable to Our Affiliates......................      88
Conflicts of Interest.......................................      88
Comparison of the Rights of Holders of Preferred Shares and
  the Rights of Holders of Interests........................      90
Information With Respect to the Mortgage Funds..............     104
Description of the Preferred Shares.........................     115
Important Provisions of Maryland Law........................     122
Federal Income Tax Considerations...........................     124
Plan of Distribution........................................     140
Experts.....................................................     141
Legal Matters...............................................     141
Where You Can Find More Information About Us and the
  Mortgage Funds............................................     141
Index to Financial Statements and Financial Statement
  Schedules and Supplementary Data..........................     F-1
Index to Unaudited Pro Forma Condensed Consolidated
  Financial Information.....................................     P-1
Appendix A--Fairness Opinion

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC Registration Fee........................................  $9,947.50
AMEX Listing Fee............................................  $       *
Transfer Agent Fees and Expenses............................  $       *
Printing Expenses...........................................  $       *
Legal Fees and Expenses.....................................  $       *
Accounting Fees and Expenses................................  $       *
Miscellaneous...............................................  $       *
                                                              ---------
Total.......................................................  $       *
                                                              =========

------------------------

*   To be provided by amendment.

ITEM 32. SALES TO SPECIAL PARTIES.

    Not applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

    On August 15, 2002, we issued an aggregate of 100 shares of Class B common stock to KRF Company, L.L.C. at a price of $1.00 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

    - actual receipt of an improper benefit or profit in money, property or services, or

    - active and deliberate dishonesty established by a final judgment, which is material to the cause of action.

    Our charter contains a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

    Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding unless it is established that:

    - the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,

    - the director or officer actually received an improper personal benefit in money, property or services, or

    - in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

    A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the prescribed standard of conduct is not met. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

    In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of:

    - a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification, and

    - a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

    Our charter also authorizes us, to the maximum extent permitted by Maryland law, to indemnify:

    - any present or former director or officer, or

    - any director or officer who, at our request, serves another corporation or other enterprise as a director, officer, partner or trustee, against any claim or liability arising from that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

    Our bylaws obligate us to provide such indemnification and advance of expenses. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and any employee or agent of us or our predecessor.

    Reference is made to Item 37 for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements (all included in prospectus):


BERKSHIRE INCOME REALTY, INC.

Report of Independent Accountants

Balance Sheet at August 12, 2002

Notes to Balance Sheet

BERKSHIRE INCOME REALTY PREDECESSOR GROUP

Report of Independent Accountants

Combined Financial Statements:

Combined Balance Sheets at December 31, 2001 and 2000 and
  (unaudited) as of June 30, 2002

Combined Statements of Operations for the Years Ended
  December 31, 2001, 2000 and 1999 and (Unaudited) for the
  Six Months Ended June 30, 2002 and June 30, 2001

Combined Statements of Changes in Owners' Equity for the
  Years Ended December 31, 2001, 2000 and 1999 and
  (Unaudited) for the Six Months Ended June 30, 2002

Combined Statements of Cash Flows for the Years Ended
  December 31, 2001, 2000 and 1999 and (Unaudited) for the
  Six Months Ended June 30, 2002 and June 30, 2001

Notes to Combined Financial Statements

Schedule III--Real Estate and Accumulated Depreciation at
  December 31, 2001

KRUPP GOVERNMENT INCOME TRUST

Report of Independent Accountants

Balance Sheets at December 31, 2001 and 2000

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999

Statements of Changes in Shareholders' Equity for the Years
  Ended December 31, 2001, 2000 and 1999

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999

Notes to Financial Statements

Schedule II--Valuation and Qualifying Accounts

Supplementary Data--Selected Quarterly Financial Data
  (Unaudited)

Balance Sheets at June 30, 2002 and December 31, 2001
  (Unaudited)

Statements of Income and Comprehensive Income for the Three and Six Months Ended June 30, 2002 and 2001 (Unaudited)

Statements of Cash Flows for the Six Months Ended June 30,
  2002 and 2001 (Unaudited)

Notes to Financial Statements (Unaudited)

KRUPP GOVERNMENT INCOME TRUST II

Report of Independent Accountants

Balance Sheets at December 31, 2001 and 2000

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999

Statements of Changes in Shareholders' Equity for the Years
  Ended December 31, 2001, 2000 and 1999

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999

Notes to Financial Statements

Schedule II--Valuation and Qualifying Accounts

Supplementary Data--Selected Quarterly Financial Data
  (Unaudited)

Balance Sheets at June 30, 2002 and December 31, 2001
  (Unaudited)

Statements of Income and Comprehensive Income for the Three and Six Months Ended June 30, 2002 and 2001 (Unaudited)

Statements of Cash Flows for the Six Months Ended June 30,
  2002 and 2001 (Unaudited)

Notes to Financial Statements (Unaudited)

KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

Report of Independent Accountants

Balance Sheets at December 31, 2001 and 2000

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999

Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999

Notes to Financial Statements

Balance Sheets at June 30, 2002 and December 31, 2001
  (Unaudited)

Statements of Income and Comprehensive Income for the Three and Six Months Ended June 30, 2002 and 2001 (Unaudited)

Statements of Cash Flows for the Six Months Ended June 30,
  2002 and 2001 (Unaudited)

Notes to Financial Statements (Unaudited)

KRUPP INSURED PLUS LIMITED PARTNERSHIP

Report of Independent Accountants

Balance Sheets at December 31, 2001 and 2000

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999

Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999

Statements of Cash Flows for the Years Ended December 31,
  2001, and 1999

Notes to Financial Statements

Balance Sheets at June 30, 2002 and December 31, 2001
  (Unaudited)

Statements of Income and Comprehensive Income for the Three and Six Months Ended June 30, 2002 and 2001 (Unaudited)

Statements of Cash Flows for the Six Months Ended June 30,
  2002 and 2001 (Unaudited)

Notes to Financial Statements (Unaudited)

KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

Report of Independent Accountants

Balance Sheets at December 31, 2001 and 2000

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999

Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999

Notes to Financial Statements

Balance Sheets at June 30, 2002 and December 31, 2001
  (Unaudited)

Statements of Income and Comprehensive Income for the Three and Six Months Ended June 30, 2002 and 2001 (Unaudited)

Statements of Cash Flows for the Six Months Ended June 30,
  2002 and 2001 (Unaudited)

Notes to Financial Statements (Unaudited)

KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

Report of Independent Accountants

Balance Sheets at December 31, 2001 and 2000

Statements of Income and Comprehensive Income for the Years
  Ended December 31, 2001, 2000 and 1999

Statements of Changes in Partners' Equity for the Years
  Ended December 31, 2001, 2000 and 1999

Statements of Cash Flows for the Years Ended December 31,
  2001, 2000 and 1999

Notes to Financial Statements

Balance Sheets at June 30, 2002 and December 31, 2001
  (Unaudited)

Statement of Income and Comprehensive Income for the Three and Six Months Ended June 30, 2002 and 2001 (Unaudited)

Statements of Cash Flows for the Six Months Ended June 30,
  2002 and 2001 (Unaudited)

Notes to Financial Statements (Unaudited)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  INFORMATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2002 assuming 10% of the Interests in the Mortgage Funds are tendered for Series A Preferred Shares

Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the six months ended June 30, 2002 assuming 10% of the Interests in the Mortgage Funds are tendered for Series A Preferred Shares

Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the year ended December 31, 2001 assuming
  10% of the Interests in the Mortgage Funds are tendered for Series A Preferred Shares

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2002 assuming 25% of the Interests in the Mortgage Funds are tendered for Series A Preferred Shares

Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the six months ended June 30, 2002 assuming 25% of the Interests in the Mortgage Funds are tendered for Series A Preferred Shares

Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the year ended December 31, 2001 assuming
  25% of the Interests in the Mortgage Funds are tendered for Series A Preferred Shares

Notes and Management's Assumptions to Unaudited Pro Forma
  Condensed Consolidated Financial Information

    (b) Exhibits:

EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
          3.1           Articles of Incorporation of Berkshire Income Realty, Inc.

          3.2*          Form of Articles of Amendment and Restatement of Berkshire
                        Income Realty, Inc.

          3.3*          Bylaws of Berkshire Income Realty, Inc.

          5.1*          Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the Preferred Shares.

          8.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding federal income tax considerations.

         10.1           Agreement of Limited Partnership of Berkshire Income
                        Realty-OP, L.P. dated as of July 22, 2002.

         10.2*          Form of Amended and Restated Agreement of Limited
                        Partnership of Berkshire Income Realty-OP, L.P.

         10.3*          Contribution and Sale Agreement among KRF Company, L.L.C.,
                        Berkshire Income Realty-OP, L.P. and       , L.L.C. dated
                        as of       , 2002.

         10.4*          Advisory Services Agreement between Berkshire Income
                        Realty, Inc. and Berkshire Real Estate Advisors, L.L.C.
                        dated as of       , 2002.

         10.5           Property Management Agreement between DOH, Inc. and BRI OP
                        Limited Partnership dated April 27, 2000.

         10.6           Assignment of Management Agreement by and among DOH, Inc.,
                        Reilly Mortgage Capital Corporation and BRI OP Limited
                        Partnership dated April 1, 2002.

         10.7           Property Management Agreement between Walden Pond Limited
                        Partnership and BRI OP Limited Partnership dated
                        November 14, 2001.

         10.8           Property Management Agreement between Century III Associates
                        Limited Partnership and BRI OP Limited Partnership dated
                        April 27, 2002.

         10.9           Assignment of Management Agreement by and among Century III
                        Associates Limited Partnership, Reilly Mortgage Capital
                        Corporation and BRI OP Limited Partnership dated April 1,
                        2002.

        10.10           Property Management Agreement between DOH, Inc. and BRI OP
                        Limited Partnership dated April 27, 2000.

        10.11           Assignment of Management Agreement by and among DOH, Inc.,
                        Reilly Mortgage Capital Corporation, and BRI OP Limited
                        Partnership dated April 1, 2002.

        10.12           Property Management Agreement between Seasons of
                        Laurel, L.L.C. and BRI OP Limited partnership dated
                        January 1, 2002.

         12.1           Statement regarding Computation of Ratio of Earnings and
                        "Adjusted" Earnings to Fixed Charges and Combined Fixed
                        Charges and Preferred Share Dividends.

         21.1*          Subsidiaries of Berkshire Income Realty, Inc.

         23.1           Consent of PricewaterhouseCoopers.

         23.2*          Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

         23.3*          Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                        (included in Exhibit 8.1).

         24.1           Power of Attorney (included on the signature page).

------------------------

*   To be filed by amendment.

ITEM 37. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, trustees and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, then the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby further undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or
       (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in such amendment, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of such securities.

                                   SIGNATURES

    As contemplated by the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 22nd day of August, 2002.

                                                       BERKSHIRE INCOME REALTY, INC.

                                                       By:  /s/ DAVID C. QUADE
                                                            ---------------------------------------------------
                                                            Name: David C. Quade
                                                            Title: President

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints George Krupp and David Quade or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits and any subsequent registration statement filed under Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and (iv) take any and all actions which may be necessary or appropriate, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done.

    As contemplated by the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                        DATE
                      ---------                                         -----                        ----
                 /s/ GEORGE D. KRUPP
     -------------------------------------------       Chairman of the Board of Directors       August 22, 2002
                   George D. Krupp

                 /s/ DAVID C. QUADE                    President, Chief Financial Officer and
     -------------------------------------------         Director (Principal Executive Officer  August 22, 2002
                   David C. Quade                        and Principal Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
          3.1           Articles of Incorporation of Berkshire Income Realty, Inc.

          3.2*          Form of Articles of Amendment and Restatement of Berkshire
                        Income Realty, Inc.

          3.3*-         Bylaws of Berkshire Income Realty, Inc.

          5.1*          Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the legality of the Preferred Shares.

          8.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding federal income tax considerations.

         10.1           Agreement of Limited Partnership of Berkshire Income
                        Realty-OP, L.P. dated as of July 22, 2002.

         10.2*          Form of Amended and Restated Agreement of Limited
                        Partnership of Berkshire Income Realty-OP, L.P.

         10.3*          Contribution and Sale Agreement among KRF Company, L.L.C.,
                        Berkshire Income Realty-OP, L.P. and       , L.L.C. dated
                        as of       , 2002.

         10.4*          Advisory Services Agreement between Berkshire Income
                        Realty, Inc. and Berkshire Real Estate Advisors, L.L.C.
                        dated as of       , 2002.

         10.5           Property Management Agreement between DOH, Inc. and BRI OP
                        Limited Partnership dated April 27, 2000.

         10.6           Assignment of Management Agreement by and among DOH, Inc.,
                        Reilly Mortgage Capital Corporation and BRI OP Limited
                        Partnership dated April 1, 2002.

         10.7           Property Management Agreement between Walden Pond Limited
                        Partnership and BRI OP Limited Partnership dated
                        November 14, 2001.

         10.8           Property Management Agreement between Century III Associates
                        Limited Partnership and BRI OP Limited Partnership dated
                        April 27, 2002.

         10.9           Assignment of Management Agreement by and among Century III
                        Associates Limited Partnership, Reilly Mortgage Capital
                        Corporation and BRI OP Limited Partnership dated April 1,
                        2002.

        10.10           Property Management Agreement between DOH, Inc. and BRI OP
                        Limited Partnership dated April 27, 2000.

        10.11           Assignment of Management Agreement by and among DOH, Inc.,
                        Reilly Mortgage Capital Corporation, and BRI OP Limited
                        Partnership dated April 1, 2002.

        10.12           Property Management Agreement between Seasons of
                        Laurel, L.L.C. and BRI OP Limited partnership dated
                        January 1, 2002.

         12.1           Statement regarding Computation of Ratio of Earnings and
                        "Adjusted" Earnings to Fixed Charges and Combined Fixed
                        Charges and Preferred Share Dividends.

         21.1*          Subsidiaries of Berkshire Income Realty, Inc.

         23.1           Consent of PricewaterhouseCoopers.

         23.2*          Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

         23.3*          Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                        (included in Exhibit 8.1).

         24.1           Power of Attorney (included on the signature page hereof).

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*   To be filed by amendment.